As filed with the Securities and Exchange Commission on October 5, 2009

Registration Statement No. 333-160870

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Amendment No. 2 to

FORM S-4

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

ARMOUR Residential REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	6798	26-1908763
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employee Identification Number)

3005 Hammock Way

Vero Beach, Florida  32963

(561) 988-4500

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Jeffrey J. Zimmer

Co-Chief Executive Officer and President

3005 Hammock Way

Vero Beach, Florida  32963

(561) 988-4500

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Bradley D. Houser, Esq. Akerman Senterfitt One S.E. Third Avenue, 25th Floor Miami, Florida 33131 Telephone: (305) 374-5600 Facsimile: (305) 374-5095	David G. Nichols, Jr., Esq. Cahill Wink LLP 5 Penn Plaza, 23rd Floor New York, New York 10001 Telephone: (646) 434-1661 Facsimile: (518) 584-1962

Approximate date of commencement of proposed sale of the securities to the public:  As soon as practicable after this registration statement becomes effective and all other conditions to the merger contemplated by the merger agreement described in the included proxy statement/prospectus have been satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border  Issuer Tender Offer)     ☐

Exchange Act Rule 14d-1(d) (Cross Border Third-Party Tender Offer)     ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

ENTERPRISE ACQUISITION CORP.

6800 BROKEN SOUND PARKWAY

BOCA RATON, FLORIDA  33487

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

OF ENTERPRISE ACQUISITION CORP.

TO BE HELD ON                     , 2009

To the Stockholders of Enterprise Acquisition Corp.:

NOTICE IS HEREBY GIVEN that the special meeting of stockholders of Enterprise Acquisition Corp., a Delaware corporation (“Enterprise”), will be held at 10:00 a.m., eastern time, on                     , 2009, at the offices of Akerman Senterfitt, Enterprise’s counsel, at One Southeast Third Avenue, Suite 2500, Miami, Florida  33131.  You are cordially invited to attend the meeting, which will be held for the following purposes:

(1) to consider and vote upon a proposal to amend Enterprise’s amended and restated certificate of incorporation to allow Enterprise to complete the merger with ARMOUR Merger Sub Corp., a Delaware corporation (“Merger Sub Corp.”) and a wholly-owned subsidiary of ARMOUR Residential REIT, Inc., a Maryland corporation (“ARMOUR”), even though (i) neither ARMOUR nor Merger Sub Corp. is an operating business, and (ii) the fair market value of ARMOUR and Merger Sub Corp. on the date of the transaction is less than 80% of Enterprise’s net assets (all of Enterprise’s assets including the funds held in the trust account, less Enterprise’s liabilities) — this proposal is referred to as the “initial charter proposal;”

(2) to consider and vote upon a proposal to increase from 30% to 50% the threshold contained in Enterprise’s amended and restated certificate of incorporation regarding the amount of Enterprise’s shares of common stock issued in Enterprise’s initial public offering (“ the Enterprise IPO”) that may seek conversion without preventing a business combination from being consummated — this proposal is referred to as the “secondary charter  proposal;”

(3) to consider and vote upon a proposal to (i) adopt the Agreement and Plan of Merger, dated as of July 29, 2009, among Enterprise, ARMOUR and Merger Sub Corp., which, among other things, provides for the merger of Merger Sub Corp. with and into Enterprise, with Enterprise being the surviving entity and becoming a wholly-owned subsidiary of ARMOUR, and (ii) approve the business combination contemplated by such Agreement and Plan of Merger — this proposal is referred to as the “merger  proposal;” and

(4) to consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, Enterprise is not authorized to consummate the merger — this proposal is referred to as the “adjournment proposal.”

These items of business are described in the attached proxy statement/prospectus, which you are encouraged to read in its entirety before voting. Only holders of record of Enterprise common stock at the close of business  October 5, 2009 are entitled to notice of the special meeting and to vote and have their votes counted at the special meeting and any adjournments or postponements of the special meeting.

Enterprise’s officers, directors and stockholders prior to the Enterprise IPO have agreed to vote any shares of Enterprise common stock they purchased after the consummation of the Enterprise IPO in favor of the proposals being presented at the special meeting.

After careful consideration, the Enterprise board of directors and the Audit Committee of the board of directors approved the proposals and have determined that the proposals are fair to and in the best interests of Enterprise and its stockholders and unanimously recommend that you vote or give instruction to vote “FOR” the approval of all of the proposals.

A fairness opinion from an unaffiliated, independent investment banking firm was not required pursuant to Enterprise's amended and restated certificate of incorporation. As a result, the Enterprise board did not obtain a fairness opinion in connection with the proposed transaction.

The approval of the initial charter proposal and the merger proposal is a condition to the consummation of the merger discussed above.  In addition, the approval of the warrant amendment proposal, as described in the attached proxy statement/prospectus, is a condition to the consummation of the merger.  The approval of the secondary charter proposal is not a condition to the consummation of the merger.

All Enterprise stockholders are cordially invited to attend the special meeting in person. To ensure your representation at the special meeting, however, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible. If you are a stockholder of record of Enterprise common stock, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or, if you wish to attend the meeting and vote in person, obtain a proxy from your broker or bank.

A complete list of Enterprise stockholders of record entitled to vote at the special meeting will be available for ten days before the special meeting at the principal executive offices of Enterprise for inspection by stockholders during ordinary business hours for any purpose germane to the special meeting.

Your vote is important regardless of the number of shares you own. Whether you plan to attend the special meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

Thank you for your participation. We look forward to your continued support.

, 2009	By Order of the Board of Directors

Marc H. Bell Chairman of the Board

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS AND YOU WILL NOT BE ELIGIBLE TO HAVE YOUR SHARES CONVERTED INTO A PRO RATA PORTION OF THE TRUST ACCOUNT IN WHICH A SUBSTANTIAL PORTION OF THE NET PROCEEDS OF THE ENTERPRISE IPO ARE HELD. YOU MUST AFFIRMATIVELY VOTE AGAINST THE MERGER PROPOSAL AND DEMAND THAT ENTERPRISE CONVERT YOUR SHARES INTO CASH NO LATER THAN THE CLOSE OF THE VOTE ON THE MERGER PROPOSAL TO EXERCISE YOUR CONVERSION RIGHTS. IN ORDER TO CONVERT YOUR SHARES, YOU MUST TENDER YOUR STOCK TO ENTERPRISE’S STOCK TRANSFER AGENT PRIOR TO THE SPECIAL MEETING OF ENTERPRISE STOCKHOLDERS. YOU MAY TENDER YOUR STOCK BY EITHER DELIVERING YOUR STOCK CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE MERGER IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE CONVERTED INTO CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR CONVERSION RIGHTS. SEE “THE MERGER PROPOSAL — CONVERSION RIGHTS” FOR MORE SPECIFIC INSTRUCTIONS.

ENTERPRISE ACQUISITION CORP.

6800 BROKEN SOUND PARKWAY

BOCA RATON, FLORIDA  33487

NOTICE OF SPECIAL MEETING OF WARRANTHOLDERS

OF ENTERPRISE ACQUISITION CORP.

TO BE HELD ON                     , 2009

To the Warrantholders of Enterprise Acquisition Corp.:

NOTICE IS HEREBY GIVEN that the special meeting of warrantholders of Enterprise Acquisition Corp., a Delaware corporation (“Enterprise”), will be held at 10:00 a.m., eastern time, on                     , 2009, at the offices of Akerman Senterfitt, Enterprise’s counsel, at One Southeast Third Avenue, Suite 2500, Miami, Florida  33131. You are cordially invited to attend the meeting, which will be held for the following purposes:

(1) to consider and vote upon a proposal to amend certain terms of the Warrant Agreement, dated as of November 7, 2007, between Enterprise and Continental Stock Transfer & Trust Company, which governs the terms of Enterprise’s outstanding warrants, in connection with the consummation of the transactions contemplated by the Agreement and Plan of Merger, dated as of July 29, 2009, among Enterprise, ARMOUR Residential REIT, Inc., a Maryland corporation (“ARMOUR”), and ARMOUR Merger Sub Corp., a Delaware corporation (“Merger Sub Corp.”) and a wholly-owned subsidiary of ARMOUR, which, among other things, provides for the merger of Merger Sub Corp. with and into Enterprise with Enterprise being the surviving entity and becoming a wholly-owned subsidiary of ARMOUR. The amendment to the Warrant Agreement will provide that (i) the exercise price of Enterprise’s warrants will be increased from $7.50 to $11.00 per share and (ii) the expiration date of the warrants will be extended from November 7, 2011 to November 7, 2013 — this proposal is referred to as the “warrant amendment  proposal;” and

(2) to consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, Enterprise is not authorized to consummate the warrant amendment proposal — this proposal is referred to as the “adjournment proposal.”

These items of business are described in the attached proxy statement/prospectus, which you are encouraged to read in its entirety before voting. Only holders of record of Enterprise warrants at the close of business on   October 5, 2009 are entitled to notice of the special meeting and to vote and have their votes counted at the special meeting and any adjournments or postponements of the special meeting.

The approval of the warrant amendment proposal is a condition to the consummation of the merger discussed above.  Enterprise’s officers, directors and stockholders prior to Enterprise’s initial public offering have executed voting agreements whereby such parties have agreed to vote in favor of the warrant amendment proposal at the special meeting.

After careful consideration, Enterprise’s board of directors has determined that the proposals are fair to and in the best interests of Enterprise and its warrantholders and unanimously recommends that you vote or give instruction to vote “FOR” the approval of all of the proposals.

All Enterprise warrantholders are cordially invited to attend the special meeting in person. To ensure your representation at the special meeting, however, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible. If you are a warrantholder of record of Enterprise, you may also cast your vote in person at the special meeting. If your warrants are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your warrants or, if you wish to attend the meeting and vote in person, obtain a proxy from your broker or bank. If you do not vote or do not instruct your broker or bank how to vote, it will have the same effect as voting against the warrant amendment proposal.

A complete list of Enterprise warrantholders of record entitled to vote at the special meeting will be available for ten days before the special meeting at the principal executive offices of Enterprise for inspection by warrantholders during ordinary business hours for any purpose germane to the special meeting.

Your vote is important regardless of the number of warrants you own. Whether you plan to attend the special meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided. If your warrants are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the warrants you beneficially own are properly counted.

Thank you for your participation. We look forward to your continued support.

, 2009	By Order of the Board of Directors

Marc H. Bell Chairman of the Board

IF YOU RETURN YOUR PROXY CARD WITHOUT AN  INDICATION OF HOW YOU WISH TO VOTE, YOUR WARRANTS WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS. IF THE MERGER IS NOT COMPLETED AND ENTERPRISE DOES NOT COMPLETE AN INITIAL BUSINESS COMBINATION PRIOR TO NOVEMBER 7, 2009, THEN THE WARRANTS WILL EXPIRE WORTHLESS.

The information in this proxy statement/prospectus is not complete and may be changed. ARMOUR Residential REIT, Inc. may not issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO AMENDMENT AND COMPLETION, DATED OCTOBER 5, 2009

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS AND WARRANTHOLDERS OF

ENTERPRISE ACQUISITION CORP.

PROSPECTUS FOR UP TO

25,100,000 SHARES OF COMMON STOCK AND

32,500,000 WARRANTS AND

32,500,000 SHARES OF COMMON STOCK UNDERLYING SUCH WARRANTS

OF

ARMOUR RESIDENTIAL REIT, INC.

Enterprise Acquisition Corp., a Delaware corporation (“Enterprise”), is pleased to report that its board of directors has unanimously approved an Agreement and Plan of Merger, dated July 29, 2009, among Enterprise, ARMOUR Residential REIT, Inc., a Maryland corporation (“ARMOUR”), and ARMOUR Merger Sub Corp., a Delaware corporation (“Merger Sub Corp.”) and a wholly-owned subsidiary of ARMOUR, pursuant to which (i) Merger Sub Corp. will merge with and into Enterprise with Enterprise surviving the merger and becoming a wholly-owned subsidiary of ARMOUR and (ii) holders of Enterprise securities (not exercising conversion rights as described below) at the time of merger will be security holders of ARMOUR.

ARMOUR is a Maryland corporation that will commence operations upon completion of the merger described in this proxy statement/prospectus. ARMOUR will be externally managed and advised by ARMOUR Residential Management LLC, a Delaware limited liability company (“ARRM”). ARMOUR intends to elect and qualify to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes, commencing with ARMOUR’s taxable year ending December 31, 2009. ARMOUR generally will not be subject to U.S. federal income tax on its net taxable income to the extent that it annually distributes its net taxable income to stockholders and maintains its intended qualification as a REIT. ARMOUR also intends to operate its business in a manner that will permit it to maintain its exemption from registration under the Investment Company Act of 1940, as amended (“1940 Act”).

Proposals to approve the merger agreement and the other matters discussed in this proxy statement/prospectus will be presented at the special meetings of stockholders and warrantholders of Enterprise scheduled to be held on                     , 2009.

Enterprise’s common stock, units and warrants are currently listed on the NYSE Amex under the symbols EST, EST.U and EST.WS, respectively. Enterprise’s units, common stock and warrants will no longer be traded following consummation of the merger. The parties intend to seek to have the common stock and warrants of ARMOUR listed on the NYSE Amex following consummation of the merger under the symbols ARR and ARR.WS, respectively. However, there is no assurance that the common stock and warrants will be listed on any exchange following consummation of the merger.

This proxy statement/prospectus provides you with detailed information about the merger and other matters to be considered by the Enterprise stockholders and warrantholders. You are encouraged to carefully read the entire document and the documents incorporated by reference. IN PARTICULAR, BEFORE YOU DECIDE WHETHER TO VOTE OR INSTRUCT YOUR VOTE TO BE CAST TO APPROVE THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS, YOU SHOULD CAREFULLY READ “RISK FACTORS” BEGINNING ON PAGE 23 FOR A DISCUSSION OF THE FOLLOWING AND OTHER RISKS:

•

ARMOUR has no operating history and may not be able to successfully operate its business or generate sufficient revenue to make or sustain distributions to its stockholders.

•

ARMOUR depends on its manager, ARRM, and particularly key personnel including Mr. Ulm and Mr. Zimmer, and the loss of those key personnel could severely and detrimentally affect ARMOUR’s operations.

•

There are conflicts of interest in ARMOUR’s relationship with ARRM and its affiliates, which could result in decisions that are not in the best interests of ARMOUR’s stockholders or warrantholders.

•

If ARMOUR fails to qualify as a REIT, it will be subject to federal income tax as a regular corporation and may face substantial tax liability.

•

Enterprise’s board of directors did not obtain a fairness opinion in determining whether or not to proceed with the transaction with ARMOUR and as a result, the terms may not be fair from a financial point of view to Enterprise’s public stockholders.

•

The initial charter proposal significantly alters the obligations of Enterprise set forth in the Enterprise IPO prospectus and Enterprise’s amended and restated certificate of incorporation.

Your vote is very important. Whether or not you expect to attend the special meetings, the details of which are described on the following pages, please complete, date, sign and promptly return the accompanying proxy in the enclosed envelope.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

The proxy statement/prospectus statement is dated                     , 2009, and is first being mailed on or about                     , 2009.

Enterprises’s initial public offering (the “Enterprise IPO”) was consummated on November 7, 2007. UBS Securities LLC (“UBS”) and Ladenburg Thalmann &Co. Inc. (“Ladenburg”) acted as joint bookrunning managers and representatives of the underwriters in the Enterprise IPO. Upon consummation of the merger, the underwriters in the Enterprise IPO will be entitled to receive up to an aggregate of approximately $8.375 million of deferred underwriting commissions, following consummation of the merger. If the merger is not consummated and Enterprise is required to be liquidated, the underwriters will not receive any of such funds and the funds will be returned upon Enterprise’s liquidation to the holders of shares of Enterprise common stock sold in the Enterprise IPO (the “Public Shares”). Pursuant to a Letter Agreement dated October        , 2009 by and among Enterprise, Ladenburg and UBS, the aggregate deferred underwriting commissions to be paid to the underwriters upon consummation of the merger was decreased from 3.35% to 3.0% of the trust value outstanding as of the date of the merger, which will be calculated based on the number of Public Shares that are not converted, with such percentage to be split as follows: 1.275% to Ladenburg, 1.275% to UBS and 0.45% to I-Bankers Securities, Inc.

TABLE OF CONTENTS

SUMMARY OF THE MATERIAL TERMS OF THE MERGER	1
QUESTIONS AND ANSWERS FOR ENTERPRISE STOCKHOLDERS AND WARRANTHOLDERS ABOUT THE PROPOSALS	5
SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION	10
SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION — ARMOUR	11
SELECTED HISTORICAL FINANCIAL INFORMATION — ENTERPRISE	12
SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION	13
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION	14
RISK FACTORS	23
FORWARD-LOOKING STATEMENTS	43
SPECIAL MEETINGS OF ENTERPRISE STOCKHOLDERS AND WARRANTHOLDERS	45
PROPOSALS TO BE CONSIDERED BY THE ENTERPRISE STOCKHOLDERS	50
THE INITIAL CHARTER PROPOSAL	50
THE MERGER PROPOSAL	54
THE MERGER AGREEMENT	68
U.S. FEDERAL INCOME TAX CONSIDERATIONS	75
THE ADJOURNMENT PROPOSAL	93
PROPOSALS TO BE CONSIDERED BY THE ENTERPRISE WARRANTHOLDERS	94
THE WARRANT AMENDMENT PROPOSAL	94
THE ADJOURNMENT PROPOSAL	95
OTHER INFORMATION RELATED TO ENTERPRISE	96
BUSINESS OF ARMOUR	105
MANAGEMENT OF ARMOUR FOLLOWING THE MERGER	115
ARMOUR’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	130
COMPARISON OF RIGHTS OF ENTERPRISE AND ARMOUR	134
CERTAIN PROVISIONS OF THE MARYLAND GENERAL CORPORATION LAW AND ARMOUR’S CHARTER AND BYLAWS	155
BENEFICIAL OWNERSHIP OF SECURITIES	159
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	162
DESCRIPTION OF SECURITIES	166
PRICE RANGE OF SECURITIES AND DIVIDENDS	172
STOCKHOLDER PROPOSALS	172
LEGAL MATTERS	173
EXPERTS	173
DELIVERY OF DOCUMENTS TO STOCKHOLDERS	173
WHERE YOU CAN FIND MORE INFORMATION	173
INDEX TO FINANCIAL STATEMENTS	F-1

ANNEXES
Agreement and Plan of Merger	A-1
Form of ARMOUR Amendment and Restatement Articles of Incorporation	B-1
Form of ARMOUR Amended and Restated Bylaws	C-1
Form of Management Agreement	D-1
Form of Tax Opinion of Akerman Senterfitt	E-1
Form of Enterprise Second Amended and Restated Certificate of Incorporation	F-1
Form of Supplement and Amendment to Warrant Agreement	G-1
Opinion of Richards, Layton & Finger, P.A.	H-1

i

SUMMARY OF THE MATERIAL TERMS OF THE MERGER

The following summary highlights some of the information in this proxy statement/prospectus. It does not contain all of the information that you should consider before deciding how to vote on any of the proposals described herein. You should read carefully the more detailed information set forth under “Risk Factors” and the other information included in this proxy statement/prospectus.

Enterprise Background

Enterprise is a Delaware blank check company incorporated on July 9, 2007 in order to serve as a vehicle for the acquisition of one or more operating businesses.  On November 14, 2007, Enterprise consummated its initial public offering of 25,000,000 units, each unit consisting of one share of common stock, par value $0.0001 per share, and one warrant exercisable for an additional share of common stock, resulting in total gross proceeds of $250,000,000.  The managing underwriters for the initial public offering were UBS Securities LLC and Ladenburg Thalmann & Co. Inc.

Stockholder Proposals

In the Enterprise IPO prospectus, Enterprise undertook to effect an initial business combination with one or more operating businesses having a fair market value equal to at least 80% of Enterprise’s net assets (all of Enterprise’s assets, including the funds held in the trust account, less Enterprise’s liabilities). In the proposed merger, (i) neither ARMOUR nor Merger Sub Corp. is an operating business, and (ii) the fair market value of ARMOUR and Merger Sub Corp. on the date of the transaction is less than 80% of Enterprise’s net assets.  Accordingly, the proposed merger does not satisfy the requirements set forth in the Enterprise IPO prospectus and Enterprise’s amended and restated certificate of incorporation. However, Enterprise considered and analyzed numerous companies and acquisition opportunities in its search for an attractive business combination candidate, none of which were believed to be as attractive to public stockholders as the proposed merger. As a result, the Enterprise board and the Audit Committee of the board of directors approved the merger with ARMOUR and Merger Sub Corp. Accordingly, Enterprise is proposing to amend the terms of its amended and restated certificate of incorporation to allow for the consummation of the proposed transaction. See the section entitled “ The Initial Charter Proposal ..”

Stockholders will be asked to adopt the merger agreement and approve the business combination contemplated by such merger agreement. The parties to the merger agreement are Enterprise, ARMOUR and Merger Sub Corp.  Pursuant to the merger agreement, (i) Merger Sub Corp. will merge with and into Enterprise with Enterprise surviving the merger and becoming a wholly-owned subsidiary of ARMOUR and (ii) holders of Enterprise securities at the time of the merger (other than holders of Public Shares exercising conversion rights or holders of shares subject to cancellation under the merger agreement) will become security holders of ARMOUR as described below

In addition to voting on the initial charter proposal and the merger proposal, the stockholders of Enterprise will vote upon a proposal to increase from 30% to 50% the threshold contained in Enterprise’s amended and restated certificate of incorporation regarding the amount of Enterprise’s Public Shares that may seek conversion without preventing a business combination from being consummated.  See the section entitled “The Secondary Charter Proposal.”

In addition to voting on the initial charter proposal, the merger proposal and the secondary charter proposal, the stockholders of Enterprise will vote on a proposal to adjourn the meeting, if necessary. It is possible for Enterprise to obtain sufficient votes to approve the adjournment proposal but not receive sufficient votes to approve the initial charter proposal and the merger proposal. In such a situation, Enterprise could adjourn the meeting and attempt to solicit additional votes in favor of such proposals. See the section entitled “The Adjournment Proposal.”

In evaluating the proposals described above, you should carefully read this proxy statement/prospectus and especially consider the factors discussed in the section entitled “ Risk Factors ..”

Warrantholder Proposals

Enterprise is also seeking the approval from the holders of its warrants to (i) increase the exercise price of Enterprise’s warrants from $7.50 per share to $11.00 per share and (ii) extend the expiration date of the warrants from November 7, 2011 to November 7, 2013. The approval of the warrant amendment proposal is a condition to the merger being consummated. The amendments will be effective immediately upon consummation of the merger. The Enterprise Founders have executed voting agreements whereby such parties have agreed to vote in favor of the warrant amendment proposal at the special meeting. See the section entitled “ The Warrant Amendment Proposal ..”

In addition to voting on the Warrant Amendment Proposal, the warrantholders of Enterprise will vote on a a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, Enterprise is not authorized to consummate the warrant amendment proposal. See the section entitled “ The Adjournment Proposal ..”

In evaluating the proposals described above, you should carefully read this proxy statement/prospectus and especially consider the factors discussed in the section entitled “ Risk Factors ..”

Actions That May Be Taken Before The Merger

 It is possible that the present holders of 30% or more of the Public Shares will vote against the merger and seek conversion of their Public Shares into cash in accordance with Enterprise’s amended and restated certificate of incorporation. If such event were to occur, the merger could not be completed (unless the secondary charter proposal, as described below, is approved, in which case the merger could be completed if fewer than 50% of the present holders of Public Shares vote against the merger and seek conversion of their Public Shares into cash). To preclude such possibility, Enterprise and ARMOUR and their respective affiliates may enter into arrangements to provide for the purchase of Public Shares from holders thereof who indicate their intention to vote against the merger and seek conversion or otherwise wish to sell their Public Shares or other arrangements that would induce holders of Public Shares not to vote against the merger proposal. Definitive arrangements have not yet been determined but some possible methods are described in the section titled “ The Merger Proposal — Actions That May Be Taken to Secure Approval of Enterprise’s Stockholders ..”

Prior to consummation of the merger, Enterprise will declare a one-time cash distribution of $0.13 per share (the “Enterprise Distribution”) to stockholders as of the record date.  The Enterprise Distribution will reduce any claims that stockholders may have against the trust account, including without limitation, claims made by stockholders who wish to convert their shares into cash equal to their pro-rata share of the trust account plus any interest accrued thereon then held in the trust account.  The holders of the Founders Shares will not participate in the Enterprise Distribution. SBBC has agreed to have any shares it owns that were acquired prior to the Enterprise IPO cancelled on the day prior to the record date for the Enterprise Distribution.

The Enterprise Founders have agreed to have the Founders’ Shares cancelled prior to the record date for the Enterprise Distribution.  Also, in connection with the merger, Scott J. Ulm and Jeffrey J. Zimmer, the stockholders of ARMOUR, have agreed to have their ARMOUR shares cancelled upon consummation of the merger.

Pursuant to a letter agreement dated October     , 2009 by and among Enterprise, Ladenburg and UBS, the aggregate deferred underwriting commissions to be paid to the underwriters upon consummation of the merger was decreased from 3.35% to 3.0% of the trust value per IPO share outstanding as of the date of the merger, of the trust value per IPO share outstanding as of the Merger Date, with such percentage to be split as follows: 1.275% to Ladenburg, 1.275% to UBS and 0.45% to I-Bankers Securities, Inc.

ARMOUR After the Merger

ARMOUR is a Maryland corporation that will commence operations upon completion of the merger described in this proxy statement/prospectus. ARMOUR will be externally managed and advised by ARRM. ARMOUR intends to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes, commencing with ARMOUR’s taxable year ending December 31, 2009. ARMOUR generally will not be subject to U.S. federal income tax on its net taxable income to the extent that it annually distributes its net taxable income to stockholders and maintains its intended qualification as a REIT. ARMOUR also intends to operate its business in a manner that will permit it to maintain its exemption from registration under the 1940 Act.

Upon consummation of the merger, ARMOUR will seek to invest, on a leveraged basis, primarily in hybrid adjustable-rate, adjustable-rate and fixed-rate residential mortgage-backed securities issued or guaranteed by a U.S. Government-chartered entity, such as the Federal National Mortgage Association (more commonly known as Fannie Mae) and the Federal Home Loan Mortgage Corporation (more commonly known as Freddie Mac), or guaranteed by the Government National Mortgage Administration, a U.S. Government corporation (more commonly known as Ginnie Mae) (collectively, “Agency Securities”). A portion of ARMOUR’s portfolio may be invested in unsecured notes and bonds issued by U.S. Government-chartered entities (collectively, “Agency Debt”), U.S. Treasuries and money market instruments (including reverse repurchase agreements), or accounts at state or federal chartered financial institutions, subject to certain income tests ARMOUR must satisfy for its qualification as a REIT. ARMOUR has committed itself to this asset class by including in its charter a requirement to that effect. ARMOUR may also invest in hedging and other derivative instruments related to the foregoing investments. In the case of an ambiguity in the application of this restriction, ARMOUR’s manager, ARRM, or its future board of directors will determine its application. Amending the ARMOUR charter will require approval by the holders of a majority of ARMOUR’s outstanding common stock.  ARMOUR’s only assets following the business combination will be the funds released from Enterprise’s trust account upon consummation of the business combination and its Enterprise stock. The funds in the trust account are currently invested entirely in funds invested in U.S. Government Treasury securities. See the section entitled “Business of ARMOUR.”

As a result of the merger, the holders of common stock and warrants of Enterprise, subject to the exceptions set forth in the merger agreement, will receive like securities of ARMOUR, on a one-to-one basis, in exchange for their existing Enterprise securities. The holders of Enterprise’s common stock and warrants will become holders of securities of ARMOUR after the merger. ARRM will not be receiving any consideration, including any shares in ARMOUR, as a result of the transaction other than the management fees ARRM will be paid pursuant to the management agreement. The holders of Enterprise’s common stock and warrants will own the same proportion of ARMOUR’s securities as their current holdings in Enterprise, except as increased by (A) the cancellation of shares owned by Enterprise (other than shares held either in a fiduciary or agency capacity that are beneficially owned by third parties) and shares held by ARMOUR or Merger Sub Corp. (other than shares held in either a fiduciary or agency capacity that are beneficially owned by third parties) as well as the cancellation of any pre-IPO shares owned by SBBC and (B) the conversion of Public Shares by any holder thereof exercising its conversion rights described herein.

After the merger, the directors of ARMOUR will be Scott J. Ulm, Jeffrey J. Zimmer, Daniel C. Staton, Marc H. Bell,  Thomas K. Guba, John P. Hollihan, III, Stewart J. Paperin, Jordan Zimmerman and [        ]. Messrs. Guba, Hollihan, Paperin, Zimmerman and [        ] will be considered independent directors under applicable regulatory rules. The officers of ARMOUR will be Scott Ulm, Co-Chief Executive Officer, Chief Investment Officer and Head of Risk Management, and Jeffrey J. Zimmer, Co-Chief Executive Officer and President.

Management Agreement

ARMOUR will enter into a management agreement with ARRM prior to the consummation of the merger, which will become effective upon the consummation of the merger.  Pursuant to the management agreement, ARRM will provide the day-to-day management of ARMOUR’s operations and will perform services and activities relating to ARMOUR’s assets and operations in accordance with the terms of the management agreement.  The management agreement requires ARRM to manage ARMOUR’s business affairs in conformity with certain restrictions contained in the management agreement, including any material operating policies adopted by ARMOUR. The initial term of the management agreement will expire five years after its effective date, unless earlier terminated by either ARMOUR or ARRM pursuant to the terms of the management agreement. Following the initial term, the management agreement will automatically renew for successive 1-year renewal terms unless either ARMOUR or ARRM gives advance notice to the other of its intent not to renew the agreement prior to the expiration of the initial term or any renewal term, as applicable, subject to the terms and conditions for, and the restrictions on, the giving of such notice contained in the management agreement.  ARRM is entitled to receive from ARMOUR an annual management fee, payable monthly in arrears, equal to the sum of (a) 1.5% of the total of all “gross equity raised” (as defined in the management agreement) up to $1 billion and (b) 0.75% of the total of all gross equity raised in excess of $1 billion divided by twelve (12) (which monthly management fee shall never be less than 1/12th of $900,000). ARMOUR is also obligated to reimburse certain expenses incurred by ARRM and its affiliates. ARRM is further entitled to receive a termination fee from ARMOUR under certain circumstances. For a more detailed description of the management agreement, see the section entitled “Management of ARMOUR Following the Merger.”

Sub-Management Agreement

Staton Bell Blank Check LLC (the “Sub-Manager”), an entity affiliated with Daniel C. Staton and Marc H. Bell, the Enterprise Founders, has agreed to provide certain services to ARRM upon consummation of the merger pursuant to a sub-management agreement.  In exchange for such services, Sub-Manager will receive a sub-management fee of 25% of the net management fee earned by ARRM under its management agreement with ARMOUR.

The sub-management agreement will become effective upon the consummation of the merger and will continue in effect until it is terminated in accordance with its terms.  If the sub-management is terminated, upon expiration of the initial 5-year term of the management agreement at the election of Sub-Manager, Sub-Manager will be paid by ARMOUR a final payment equal to 6.16 times the annualized rate of the last three (3) monthly payments to Sub-Manager.  The sub-management agreement provides that, during its term, if ARRM or its affiliates manage certain other investment vehicles, including other REITs, ARRM will negotiate in good faith to provide Sub-Manager the right to enter into a sub-management agreement on substantially the same terms as the sub-management agreement or an alternative arrangement reasonably acceptable to ARRM and Sub-Manager. For a more detailed description of the interests of the Enterprise Founders and other persons having an interest in the transaction, see the section entitled “The Merger Proposal — Interests of Enterprise’s Directors and Officers and Others in the Merger.”

Potential Conflicts of Interest

Each of ARMOUR’s executive officers and certain of its non-independent directors is also an employee or partner of ARRM, and as a result, they will not be exclusively dedicated to ARMOUR’s business. Each of Scott J. Ulm and Jeffrey J. Zimmer is a partner and owner of equity interests in ARRM. In addition, Daniel C. Staton and Marc H. Bell own an interest in Staton Bell Blank Check LLC, which, in consideration for services to be provided to ARRM under a sub-management agreement, which becomes effective upon consummation of the merger, is entitled to receive a percentage of the net management fee earned by ARRM. As a result, the management agreement with ARRM, which becomes effective upon consummation of the merger, may create a conflict of interest, and its terms, including fees payable to ARRM, may not be as favorable to ARMOUR as if they had been negotiated with an unaffiliated third party. In addition, if ARRM manages other investment vehicles, conflicts of interest may arise in allocating investment opportunities between ARMOUR and such other investment vehicles. See “Management of ARMOUR Following the Merger — Conflicts of Interest Relating to ARRM and ARRM. ”

Release of Trust Funds

At the closing of the merger, the funds in Enterprise’s trust account will be released to fund the Enterprise Distribution, to pay Enterprise stockholders who properly exercise their conversion rights, and to pay transaction fees and expenses, deferred underwriting discounts and commissions, tax liabilities, and reimbursement of expenses of the Enterprise Founders and to make purchases of Public Shares, if any. The balance of the funds will be available to ARMOUR for working capital and general corporate purposes of ARMOUR, although Enterprise will retain a small portion of the trust account for its own corporate purposes.  The merger is conditioned on Enterprise’s trust account containing no less than $100.0 million after the closing and after taking into account all of the payments described above. The funds in the trust account are currently invested entirely in funds invested in U.S. Government Treasury securities.

Other Matters

The Enterprise board independently determined that the fair market value of ARMOUR and Merger Sub Corp. on the date of the transaction was less than 80% of Enterprise's net assets. The Enterprise board also independently determined that the transaction with ARMOUR and Merger Sub Corp. was not affiliated with any of Enterprise's officers, directors or stockholders. Based on these determinations, a fairness opinion from an unaffiliated, independent investment banking firm was not required pursuant to Enterprise's amended and restated certificate of incorporation. As a result, the Enterprise board did not obtain a fairness opinion in connection with the transaction.

Enterprise has received an opinion from its counsel, Akerman Senterfitt, relating to the tax treatment of the proposed transaction on Enterprise’s stockholders, as well as an opinion regarding ARMOUR’s REIT qualification.  Akerman Senterfitt has consented to the use of its opinions in this proxy statement/prospectus. For a detailed description of the material U.S. federal income tax consequences of the merger and warrant amendment, see the section entitled “ U.S. Federal Income Tax Considerations ..”

The merger and the transactions contemplated by the merger agreement are not subject to any additional federal or state regulatory requirement or approval, including the Hart-Scott-Rodino Antitrust Improvements Act of 1976, except for filings with the State of Delaware necessary to effectuate the merger.

QUESTIONS AND ANSWERS

FOR ENTERPRISE STOCKHOLDERS AND WARRANTHOLDERS ABOUT THE PROPOSALS

Q.	Why am I receiving this proxy statement/ prospectus?

A.

Enterprise has agreed to a business combination under the terms of the merger agreement that is described in this proxy statement/prospectus. This agreement is referred to as the merger agreement. A copy of the merger agreement is attached to this proxy statement/prospectus as Annex A, which you are encouraged to read.

Stockholders are being asked to consider and vote upon proposals entitled “The Initial Charter Proposal,” “The Secondary Charter Proposal,” “The Merger Proposal,” and “The Adjournment Proposal,” all as described in more detail in this proxy statement/prospectus. Warrantholders are being asked to consider and vote upon proposals entitled “The Warrant Amendment Proposal” and “The Adjournment Proposal,” all as described in more detail in this proxy statement/prospectus.

The approval of the initial charter proposal, the merger proposal and the warrant amendment proposal is a condition to the consummation of the merger.  The approval of the secondary charter proposal is not a condition to the consummation of the merger.

This proxy statement/prospectus contains important information about the proposed merger and the other matters to be acted upon at the special meeting. You should read it carefully.

Your vote is important. You are encouraged to vote as soon as possible after carefully reviewing this proxy statement/prospectus.

Q.	What vote is required to approve each proposal?

A.

The approval of the merger proposal will require (i) the holders of (a) a majority of the Public Shares present and entitled to vote at a meeting called for this and other related purposes approving the merger proposal, and (b) a majority of the votes cast on the merger proposal approving the proposal and (ii) the holders of fewer than 30% of the Public Shares (or 50% if the secondary charter proposal is approved by stockholders) voting against the merger and properly demanding that their Public Shares be converted into a pro-rata portion of the trust account, calculated as of two business days prior to the anticipated consummation of the merger.

The approval of the initial charter proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Enterprise common stock on the record date.

The approval of the secondary charter proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Enterprise common stock on the record date.

The approval of the adjournment proposal requires the affirmative vote of a majority of the issued and outstanding shares of Enterprise's common stock represented in person or by proxy at the meeting.

The approval of the warrant amendment proposal requires the affirmative vote of the holders of a majority of Enterprise's warrants outstanding on the record date.

The approval of the adjournment proposal relating to the warrant amendment proposal requires the affirmative vote of a majority of the issued and outstanding warrants of Enterprise represented in person or by proxy at the meeting.

Q.	How will the approval of each of the proposals impact the other proposals?

A.

If the initial charter proposal is not approved, then the secondary charter proposal, the merger proposal and the adjournment proposal will not be brought for stockholder vote. If the secondary charter proposal is not approved, it will not impact the stockholder vote on either the initial charter proposal or the adjournment proposal, but will impact the merger proposal with respect to the 30% to 50% conversion threshold. If the secondary charter proposal is approved, then approval of the merger proposal will require (i) the holders of (a) a majority of the Public Shares present and entitled to vote at a meeting called for this and other related purposes approving the merger proposal, and (b) a majority of the votes cast on the merger proposal approving the proposal and (ii) the holders of fewer than 50% of the Public Shares voting against the merger and properly demanding that their Public Shares be converted into a pro-rata portion of the trust account, calculated as of two business days prior to the anticipated consummation of the merger. The approval of the initial charter proposal, the merger proposal and the warrant amendment proposal is a condition to the consummation of the merger. The approval of the secondary charter proposal is not a condition to the consummation of the merger.

Q.	Do I have conversion rights?

A.

If you are a holder of Public Shares, you have the right to vote against the merger proposal and demand that Enterprise convert such shares into a pro rata portion of the trust account in which a substantial portion of the net proceeds of the Enterprise IPO are held. These rights to vote against the merger and demand conversion of the Public Shares into a pro rata portion of the trust account are sometimes referred to herein as conversion rights.

Q.	How do I exercise my conversion rights?

A.

If you are a holder of Public Shares and wish to exercise your conversion rights, you must (i) vote against the merger proposal, (ii) demand that Enterprise convert your shares into cash, and (iii) deliver your stock certificate to Enterprise’s transfer agent physically or electronically using the Depository Trust Company’s DWAC (Deposit Withdrawal at Custodian) System prior to the vote at the meeting.

Any action that does not include an affirmative vote against the merger will prevent you from exercising your conversion rights. Your vote on any proposal other than the merger proposal will have no impact on your right to convert.

You may exercise your conversion rights either by checking the box on the proxy card or by submitting your request in writing to Mark Zimkind of Continental Stock Transfer & Trust Company, Enterprise’s transfer agent, at the address listed at the end of this section. If you (i) initially vote for the merger proposal but then wish to vote against it and exercise your conversion rights or (ii) initially vote against the merger proposal and wish to exercise your conversion rights but do not check the box on the proxy card providing for the exercise of your conversion rights or do not send a written request to Enterprise to exercise your conversion rights, or (iii) initially vote against the merger proposal but later wish to vote for it, you may request Enterprise to send you another proxy card on which you may indicate your intended vote. You may make such request by contacting Enterprise at the phone number or address listed at the end of this section.

Any request for conversion, once made, may be withdrawn at any time up to the vote taken with respect to the merger proposal. If you delivered your shares for conversion to Enterprise’s transfer agent and decide prior to the special meeting not to elect conversion, you may request that Enterprise’s transfer agent return the shares (physically or electronically). You may make such request by contacting Enterprise’s transfer agent at the phone number or address listed at the end of this section.

Any corrected or changed proxy card must be received by Enterprise’s secretary prior to the special meeting. No demand for conversion will be honored unless the holder’s stock has been delivered (either physically or electronically) to the transfer agent prior to the meeting.

A holder voting through his broker would be able to correct or change his vote immediately by having such broker submit a corrected or changed vote electronically. A holder voting by submitting a proxy card would need to send in a corrected or changed proxy card and it would then take several days thereafter for Enterprise or Enterprise’s transfer agent to receive the revised proxy card once it is mailed by the holder. A holder may obtain a new proxy card by requesting Enterprise or its transfer agent to provide a new one (which will be done by Enterprise or the transfer agent promptly after such request) or print a copy of such proxy card which is an exhibit to the registration statement of which this proxy statement/prospectus forms a part from the SEC’s website at www.sec.gov.

If the merger is completed, then, if you have also properly exercised your conversion rights, you will be entitled to receive a pro rata portion of the trust account, including any interest earned thereon, calculated as of two business days prior to the date of the consummation of the merger. As of June 30, 2009, there was $249,464,764 in the trust account, which would amount to approximately $9.94 per Public Share upon conversion. The funds in the trust account are currently invested entirely in funds invested in U.S. Government Treasury securities. If you exercise your conversion rights, then you will be exchanging your shares of Enterprise common stock for cash and will no longer own these shares.

Exercise of your conversion rights does not result in either the exercise or loss of any Enterprise warrants that you may hold. Your warrants will continue to be outstanding following a conversion of your common stock, will be automatically converted into warrants to purchase shares of ARMOUR’s common stock that will have terms that are substantially similar in all material respects to those of the Enterprise warrants (subject to the amendments to the warrants contemplated by the warrant amendment proposal) and will become exercisable upon consummation of the merger. A registration statement must be in effect to allow you to exercise any warrants you may hold or to allow ARMOUR to call the warrants for redemption if the redemption conditions are satisfied. If the merger is not consummated and Enterprise does not complete a different business combination prior to November 7, 2009, the warrants will not become exercisable and will be worthless upon dissolution of Enterprise in accordance with its charter.

Q.	Do I have appraisal rights if I object to the proposed merger?	A. No. Neither Enterprise stockholders nor warrantholders have appraisal rights in connection with the merger.

Q.	What happens to the funds deposited in the trust account upon consummation of the merger?

A.

At the closing of the merger, the funds in Enterprise’s trust account will be released to fund the Enterprise Distribution, to pay Enterprise stockholders who properly exercise their conversion rights, and to pay transaction fees and expenses, deferred underwriting discounts and commissions, tax liabilities, and reimbursement of expenses of the Enterprise Founders and to make purchases of Public Shares, if any. The balance of the funds will be available to ARMOUR for working capital and general corporate purposes of ARMOUR, although Enterprise will retain a small portion of the trust account for its own corporate purposes.  The merger is conditioned on Enterprise’s trust account containing no less than $100.0 million after the closing and after taking into account all of the payments described above.

Q.	Since the Enterprise IPO prospectus contained certain differences in what is being proposed at the meeting, what are my legal rights?

A.

You should be aware that in the Enterprise IPO prospectus, Enterprise undertook to effect a business combination with one or more operating businesses having a fair market value equal to at least 80% of Enterprise’s net assets (all of Enterprise’s assets including the funds held in the trust account, less Enterprise’s liabilities) and to obtain an opinion from an unaffiliated, independent investment banking firm indicating that the target business has sufficient fair market value to meet the 80% threshold, if the Enterprise board of directors is unable to independently make this determination. Furthermore, the Enterprise IPO prospectus did not disclose that funds in its trust account might be used, directly or indirectly, to purchase Public Shares other than from holders who have indicated their intention to vote against the merger and seek conversion of their shares to cash (as Enterprise may contemplate doing). Also, the Enterprise IPO prospectus stated that specific provisions in Enterprise’s amended and restated certificate of incorporation may not be amended prior to the consummation of an initial business combination but that Enterprise had been advised that such provision limiting its ability to amend its amended and restated certificate of incorporation may not be enforceable under Delaware law. Accordingly, each holder of Public Shares at the time of the merger who purchased such shares in the Enterprise IPO could assert securities law claims against Enterprise for rescission (under which a successful claimant has the right to receive the total amount paid for his or her securities pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the securities, in exchange for surrender of the securities) or damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of a security).

Such claims may entitle stockholders asserting them to as much as $10.00 or more per share, based on the initial offering price of the Enterprise IPO units comprised of stock and warrants, less any amount received from sale of the original warrants, plus interest from the date of the Enterprise IPO (which, in the case of holders of Public Shares, may be more than the pro rata share of the trust account to which they are entitled on conversion or liquidation). See “The Merger Proposal — Rescission Rights.”

Q.	What happens if the merger is not consummated?

A.

If the merger is not consummated by November 7, 2009, subject to extension in certain instances, either party may terminate the merger agreement. If Enterprise is unable to complete the merger or another business combination by November 7, 2009, its amended and restated certificate of incorporation provides that it must liquidate. In any liquidation of Enterprise, the funds deposited in the trust account, plus any interest earned thereon and remaining in trust, less claims requiring payment from the trust account by creditors who have not waived their rights against the trust account, if any, plus any remaining net assets will be distributed pro rata to the holders of Enterprise’s Public Shares.  If Enterprise liquidates on November 7, 2009, holders of Public Shares will receive approximately $9.94 per share, which represents the trust liquidation value at June 30, 2009. The officers, directors and stockholders of Enterprise prior to the Enterprise IPO have waived any right to any liquidation distribution with respect to those shares.  Daniel C. Staton, Enterprise’s Chief Executive Officer, Marc H. Bell, Enterprise’s Treasurer, and Maria Balodimas Staton, Enterprise’s Corporate Secretary, have agreed to be personally liable under certain circumstances to ensure that the proceeds in the trust account are not reduced by the claims of prospective target businesses and vendors or other entities that are owed money by Enterprise for services rendered or products sold to it. Enterprise cannot assure you that Mr. Staton, Mr. Bell and Ms. Staton will be able to satisfy those obligations. See the section entitled  “Other Information Related to Enterprise —Liquidation If No Business Combination” for additional information.

Q.	When do you expect the merger to be completed?

A.

The merger will be consummated promptly following the required approval by the Enterprise stockholders and warrantholders and the fulfillment of certain other closing conditions pursuant to the Merger Agreement.

For a description of the conditions for the completion of the merger, see the section entitled “The Merger Agreement — Conditions to Closing of the Merger.”

Q.	What do I need to do now?

A.

Enterprise urges you to read carefully and consider the information contained in this proxy statement/prospectus, including the annexes, and to consider how the merger, warrant amendment and other proposals will affect you as a stockholder or warrantholder of Enterprise. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus and on the enclosed proxy card.

Q.	How do I vote?

A.

If you are a holder of record of Enterprise common stock or warrants at the close of business October 5, 2009, you may vote in person at the special meetings or by submitting a proxy for the special meetings. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. If you hold your shares or warrants in “street name,” which means your shares or warrants are held of record by a broker, bank or nominee, you should contact your broker to ensure that votes related to the shares or warrants you beneficially own are properly counted. In this regard, you must provide the record holder of your shares or warrants with instructions on how to vote your shares or warrants or, if you wish to attend the meetings and vote in person, obtain a proxy from your broker, bank or nominee.

Q.	If my shares or warrants are held in “street name,” will my broker, bank or nominee automatically vote my shares or warrants for me?

A.

No. Your broker, bank or nominee cannot vote your shares or warrants unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee.

Q.	May I change my vote after I have mailed my signed proxy card?

A.

Yes. Send a later-dated, signed proxy card to Enterprise’s chief financial officer at the address set forth below so that it is received by Enterprise’s chief financial officer prior to the special meetings or attend the special meetings in person and vote. You also may revoke your proxy by either sending a notice of revocation to Enterprise’s chief financial officer, which must be received by Enterprise’s chief financial officer prior to the special meetings, or attending the special meetings and revoking your proxy and voting in person.

Q.	What should I do with my stock, warrant and unit certificates?

A.

Upon consummation of the merger, Enterprise’s units will automatically separate and no longer be traded as a separate security.

If you are not electing conversion in connection with your vote on the merger proposal, the merger is approved and consummated, and you hold your Enterprise securities in certificate form, as opposed to holding your securities through your broker, you do not need to exchange your existing certificates for certificates issued by ARMOUR. Your current Enterprise certificates will automatically represent your rights in ARMOUR’s securities. You may, however, exchange your certificates if you choose, by contacting ARMOUR’s transfer agent, Continental Stock Transfer & Trust Company (Reorganization Department), after the consummation of the merger and following their requirements for reissuance.

Enterprise stockholders who affirmatively vote against the merger and exercise their conversion rights must deliver their shares to Enterprise’s transfer agent (either physically or electronically) as instructed by Enterprise or Enterprise’s transfer agent prior to the vote at the meeting.

Q.	What should I do if I receive more than one set of voting materials?

A.

You may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares or warrants in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares or warrants. If you are a holder of record and your shares or warrants are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your Enterprise shares or warrants.

Q.	Who can help answer my questions?

A.

If you have questions about the merger or if you need additional copies of the proxy statement/prospectus or the enclosed proxy card you should contact:

Ezra Shashoua

Chief Financial Officer

Enterprise Acquisition Corp.

6800 Broken Sound Parkway

Boca Raton, FL  33487

Tel: (561) 988-1700

Fax: (561) 998-1525

or

Morrow & Co. , LLC, Enterprise’s proxy solicitor at:

470 West Avenue

Stamford, Connecticut 06902

Telephone: (800) 662-5200

You may also obtain additional information about Enterprise from documents filed with the Securities and Exchange Commission (“SEC”) by following the instructions in the section entitled  “Where You Can Find More Information.”

If you intend to affirmatively vote against the merger and seek conversion of your shares, you will need to deliver your stock (either physically or electronically) to Enterprise’s transfer agent prior to the vote at the meeting. If you have questions regarding the certification of your position or delivery of your stock, please contact:

Mr. Mark Zimkind

Continental Stock Transfer & Trust Company

17 Battery Place

New York, New York 10004

Tel: (212) 845-3287

Fax: (212) 616-7616

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

Enterprise and ARMOUR are providing the following selected historical financial information to assist you in your analysis of the financial aspects of the merger.

ARMOUR’s balance sheet data as of June 30, 2009 is derived from ARMOUR’s audited balance sheet which is included elsewhere in this proxy statement/prospectus.

Enterprise’s balance sheet data as of December 31, 2008 and December 31, 2007 and statements of income data and cash flow data for the year ended December 31, 2008, and for the period from July 9, 2007 (inception) through December 31, 2007 are derived from Enterprise’s audited financial statements, which are included elsewhere in this proxy statement/prospectus. Enterprise’s balance sheet data as of June 30, 2009 and statements of income data and cash flow data for the six months ended June 30, 2009 and 2008 are derived from Enterprise’s unaudited financial statements, which are included elsewhere in this proxy statement/prospectus.

The information is only a summary and should be read in conjunction with each of Enterprise’s and ARMOUR’s historical financial statements and related notes and “Other Information Related to Enterprise — Enterprise’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “ARMOUR Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained elsewhere herein. The historical results included below and elsewhere in this proxy statement/prospectus are not indicative of the future performance of ARMOUR.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION — ARMOUR

Balance Sheet Data:	June 30, 2009
Total Assets	$500
Total Stockholders' Equity	$500
Net Asset Value Per Share	$25

SELECTED HISTORICAL FINANCIAL INFORMATION — ENTERPRISE

	For the Six Months Ended, June 30,		For the Year Ended, Dec. 31, 2008	For the Period From Jul. 9, 2007 (inception) through Dec. 31, 2007
Income Statement Data:	2009	2008
	(Unaudited)
Operating costs	$(962,655)	$(322,720)	$(2,309,375)	$(163,275)
Interest income	241,761	3,650,390	5,425,560	1,652,252
Income (loss) before taxes	(720,894)	3,327,670	3,116,185	1,488,977
Provision for taxes	246,700	(1,373,750)	(2,041,750)	(621,662)
Net Income	$(474,194)	$1,953,920	$1,074,435	$867,315
Less: Interest attributable to common stock
subject to possible conversion	$(45,228)	$(197,248)	$(587,577)	$-
Net Income attributable to common stock
not subject to possible conversion	$(519,422)	$1,756,672	$486,858	$867,315

Weighted average number of common shares outstanding:
Basic	23,750,001	23,750,001	23,750,001	12,990,330
Diluted	23,750,001	29,697,713	29,697,713	16,129,865

Net income per share:
Basic	$(0.02)	$0.07	$0.02	$0.07
Diluted	$(0.02)	$0.06	$0.02	$0.05

	Jun. 30, 2009	Dec. 31, 2008	Dec. 31, 2007
Balance Sheet Data:	(Unaudited)
Cash	$59,207	$2,086	$33,381
Cash held in trust available for operations	341,748	832,108	1,454,380
Prepaid expenses	54,184	35,927	137,656
Prepaid federal and state income tax	273,654	26,954	-
Cash held in trust	249,464,764	249,292,394	247,575,000
Total Assets	$250,193,557	$250,189,469	$249,200,417

Total Liabilities	$9,446,551	$8,968,269	$9,053,652
Common stock subject to possible redemption	74,249,990	74,249,990	74,249,990
Interest income attributable to common stock subject
to possible conversion (net of income taxes of
$383,933 at Jun. 30, 2009 and
$340,665 at Dec. 31, 2008)	632,805	587,577	-
Total Stockholders' Equity	165,864,211	166,383,633	165,896,775
Total Liabilities and Stockholders' Equity	$250,193,557	$250,189,469	$249,200,417

	For the Six Months Ended, June 30,		For the Year Ended, Dec. 31, 2008	For the Period From Jul. 9, 2007 (inception) through Dec. 31, 2007
Cash Flow Data:	2009	2008
	(Unaudited)
Net cash (used in) provided by operating activities	$(260,869)	$801,866	$1,063,827	$1,373,311
Net cash (used in) provided by investing activities	317,990	(760,106)	(1,095,122)	(249,029,380)
Net cash (used in) provided by financing activities	-	(35,000)	-	247,689,450
Net (decrease) increase in cash	$57,121	$6,760	$(31,295)	$33,381

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The selected unaudited pro forma condensed combined financial information has been derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial information included elsewhere in this proxy statement/prospectus.

The unaudited pro forma condensed combined balance sheet as of June 30, 2009 gives pro forma effect to the merger as if it had occurred on such date. The unaudited pro forma condensed combined balance sheet at June 30, 2009 was derived from Enterprise’s unaudited condensed financial statements and ARMOUR’s audited balance sheet as of June 30, 2009.

The unaudited condensed combined pro forma statement of operations for the six months ended June 30, 2009, and for the year ended December 31, 2008 gives pro forma effect to the merger as if it had occurred at the beginning of these respective periods.  The unaudited condensed combined pro forma statement of operations for the six months ended June 30, 2009 was derived from Enterprise’s unaudited condensed statement of operations for the six months ended June 30, 2009.  The unaudited condensed combined pro forma statement of operations for the year ended December 31, 2008 was derived from Enterprise’s audited Statement of Operations for the year ended December 31, 2008. ARMOUR did not have any operations for the year ended December 31, 2008 or the six months ended 2009.

The historical financial information has been adjusted to give effect to pro forma events that are related and/or directly attributable to the merger and are factually supportable. The adjustments presented on the unaudited pro forma condensed combined financial information have been identified and presented in “Unaudited Pro Forma Condensed Combined Financial Data” to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the merger.

This information should be read together with the consolidated financial statements of Enterprise and the notes thereto, the financial statements of ARMOUR and the notes thereto, “Unaudited Pro Forma Condensed Combined Financial Data,” “Enterprise’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “ARMOUR’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this proxy statement/prospectus.

The unaudited pro forma condensed combined financial statements have been prepared using the assumptions below with respect to cash and stockholders’ equity:

•

Assuming Minimum Conversion: This presentation assumes that no Enterprise stockholders exercise conversion rights with respect to their shares of Enterprise common stock into a pro rata portion of the trust account and that all of the funds held in the trust account are available after closing for the payment of transactional costs and for operating purposes; and

•

Assuming Current Maximum Conversion: This presentation assumes that (i) pursuant to the merger proposal, Enterprise stockholders holding less than 30% (or 50% if the secondary charter proposal is approved by stockholders) of the Public Shares object to the proposed merger and exercise their conversion rights, and/or Enterprise takes actions to secure approval of the merger proposal as described in the section titled “The Merger Proposal — Actions That May be Taken to Secure Approval of Enterprise’s Stockholders,” and (ii) Enterprise’s trust account contains $100 million at the closing.

ARMOUR Residential REIT

Unaudited Condensed Combined Pro Forma Statement of Operations Data

For the Six Months Ended June 30, 2009

	Combined Pro Forma	Combined Pro Forma
	(assuming no conversion)	(assuming maximum conversion)
Revenue	$-	$-
Operating expenses	3,978,012	2,952,614

Loss from operations	(3,978,012)	(2,952,614)
Interest and dividend income	241,761	241,761

(Loss) income before benefit from (provision for) income taxes	(3,736,251)	(2,710,853)
Benefit from (provision for) income taxes	-	-

Net loss	(3,736,251)	(2,710,853)
Less: Interest attributable to common stock subject to possible conversion (net of income taxes)	-	-

Net loss attributable to common stock not subject to possible conversion	$(3,736,251)	$(2,710,853)

Weighted average shares outstanding—basic and diluted	25,100,000	10,782,649
Earnings per share—basic and diluted	$(0.15)	$(0.25)

ARMOUR Residential REIT

Unaudited Condensed Combined Pro Forma Statement of Operations Data

For the Year Ended December 31, 2008

	Combined Pro Forma	Combined Pro Forma
	(assuming no conversion)	(assuming maximum conversion)
Revenue	$-	$-
Operating expenses	8,332,710	6,285,879

Loss from operations	(8,332,710)	(6,285,879)
Interest and dividend income	5,425,560	5,425,560

(Loss) income before benefit from (provision for) income taxes	(2,907,150)	(860,319)
Benefit from (provision for) income taxes	-	-

Net loss	(2,907,150)	(860,319)
Less: Interest attributable to common stock subject to possible conversion (net of income taxes)	-	-

Net loss attributable to common stock not subject to possible conversion	$(2,907,150)	$(860,319)

Weighted average shares outstanding—basic and diluted	25,100,000	10,782,649
Earnings per share—basic and diluted	$(0.12)	$(0.08)

ARMOUR Residential REIT Unaudited Pro Forma Balance Sheet Data at June 30, 2009

	Combined Pro Forma	Combined Pro Forma
	(assuming no conversion)	(assuming maximum conversion)
Cash	$236,719,724	$100,000,000
Total Current Assets	$237,047,562	$100,327,838
Total Assets	$237,047,562	$100,327,838
Total Stockholders' Equity	$237,047,562	$100,327,838
Total Liabilities & Stockholders' Equity	$237,047,562	$100,327,838

COMPARATIVE SHARE INFORMATION

The following table sets forth selected historical equity ownership information for Enterprise and ARMOUR and unaudited pro forma combined per share ownership information after giving effect to the merger, and presented to reflect the following:

•

Assuming Minimum Conversion: This presentation assumes that no Enterprise stockholders exercise conversion rights with respect to their shares of Enterprise common stock into a pro rata portion of the trust account and that all of the funds held in the trust account are available after closing for the payment of transactional costs and for operating purposes; and

•

Assuming Current Maximum Conversion: This presentation assumes that (i) pursuant to the merger proposal, Enterprise stockholders holding less than 30% (or 50% if the secondary charter proposal is approved by stockholders) of the Public Shares object to the proposed merger and exercise their conversion rights, and/or Enterprise takes actions to secure approval of the merger proposal as described in the section titled “The Merger Proposal — Actions That May be Taken to Secure Approval of Enterprise’s Stockholders,” and (ii)Enterprise’s trust account contains $100 million at the closing.

This information is being provided to aid you in your analysis of the financial aspects of the merger. This information should be read together with the consolidated financial statements of Enterprise and the notes thereto, the financial statements of ARMOUR and the notes thereto, “Unaudited Pro Forma Condensed Combined Financial Data,” “Enterprise’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “ARMOUR’ Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this proxy statement/prospectus.

The unaudited pro forma consolidated per share information reflects that the merger will be accounted for as an acquisition by Enterprise under Financial Accounting Standards Board Statement No. 141R, “Business Combinations” (“SFAS 141R”) for accounting purposes. The determination was primarily based upon Enterprise having all of the ownership of the newly merged entity. The acquisition has not changed the control of Enterprise, therefore Enterprise’s balance sheet accounts will be reflected at their historical carryover basis. ARMOUR’s balance sheet accounts will be recorded at estimated fair value which is expected to approximate their carrying value. The unaudited pro forma consolidated per share information does not purport to represent what the actual results of operations of Enterprise and ARMOUR would have been had the merger been completed or to project Enterprise’s or ARMOUR’s results of operations that may be achieved after the merger. The unaudited pro forma book value per share information below does not purport to represent what the value of Enterprise and ARMOUR would have been had the merger been completed nor the book value per share for any future date or period.

Unaudited Pro Forma Consolidated Per Share Information

	Enterprise Acquisition Corp.	ARMOUR Residential REIT, Inc.	Pro Forma Assuming No Conversion	Pro Forma Assuming Max Conversion
Six Months Ended June 30, 2009
Basic earnings (loss) per share	$(0.02)	$-	$(0.15)	$(0.25)
Diluted earnings (loss) per share	$(0.02)	$-	$(0.15)	$(0.25)
Book value per share at June 30, 2009 1 2	$6.98	$25.00	$9.44	$9.30

Year Ended December 31, 2008
Basic earnings (loss) per share	$0.02	$-	$(0.12)	$(0.08)
Diluted earnings (loss) per share	$0.02	$-	$(0.12)	$(0.08)

______________________

1)

Book value per share of Enterprise is computed by dividing the sum of total stockholders’ equity by the weighted average shares outstanding not subject to conversion of 23,750,001 at the balance sheet date.  Book value per share for the pro forma columns is computed by dividing the sum of total stockholders’ equity by the 25,100,000 shares outstanding assuming no conversion and 10,782,649 shares outstanding assuming maximum conversion.

2)

Book value per share of ARMOUR is computed by dividing stockholders’ equity at the balance sheet date by the 20 shares outstanding at the balance sheet date.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

ARMOUR and Enterprise are providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the merger.

The following unaudited pro forma condensed combined balance sheet at June 30, 2009 is based on the historical financial statements of Enterprise and ARMOUR after giving effect to the merger.

The unaudited pro forma condensed combined balance sheet at June 30, 2009 assumes that the merger was effective on June 30, 2009.  The unaudited pro forma condensed combined balance sheet at June 30, 2009 was derived from Enterprise’s unaudited condensed financial statements and ARMOUR’s audited financial statements as of June 30, 2009.

The following unaudited condensed combined pro forma statement of operations data for the six months ended June 30, 2009, and for the year ended December 31, 2008, is based on the historical financial statements of Enterprise, and gives pro forma effect to the merger as if it had occurred at the beginning of these respective periods.  The unaudited condensed combined pro forma statement of operations for the six months ended June 30, 2009 was derived from Enterprise’s unaudited condensed statement of operations.  The unaudited condensed combined pro forma statement of operations for the year ended December 31, 2008 was derived from Enterprise’s audited statement of operations for the year ended December 31, 2008. ARMOUR did not have any historical operations for the year ended December 31, 2008 or the six months ended June 30, 2009.

The merger will be accounted for as an acquisition by Enterprise for accounting purposes under Financial Accounting Standards Board Statement No. 141R, “Business Combinations” (“SFAS 141R”). The determination was primarily based on the continuing ownership by Enterprise stockholders of the post-merger entity. As a result, Enerprise's balances are recorded using their historical cost basis, while ARMOUR's assets and liabilities will be recorded at their fair value (which, being solely cash is equivalent to the historical cost basis).

Enterprise’s obligation to consummate the merger is contingent on the following conditions, among others: (i) the holders of (a) a majority of the Public Shares present and entitled to vote at a meeting called for this and other related purposes, pproving the merger, and (b) a majority of the votes cast on the merger proposal approving the merger, (ii) the holders of fewer than 30% of the Public Shares (or 50% if the secondary charter proposal is approved by stockholders) voting against the merger and properly demanding that their Public Shares be converted into a pro-rata portion of the trust account, calculated as of two business days prior to the anticipated consummation of the merger, (iii) the holders of a majority of Enterprise’s common stock approving the initial charter proposal and the subsequent filing of Enterprise’s second amended and restated certificate of incorporation, (iv) the holders of a majority of Enterprise’s warrants approving the warrant amendment proposal and (v) Enterprise’s trust account containing no less than $100 million on the closing after taking into account payment of conversion of shares in (ii) above, certain expenses and actions taken to secure approval of the merger proposal described elsewhere in this proxy statement/prospectus.

•

Assuming Minimum Conversion:  This presentation assumes that no Enterprise stockholders exercise conversion rights with respect to their shares of Enterprise common stock into a pro rata portion of the trust account and that all of the funds held in the trust account are available after closing for the payment of transactional costs and for operating purposes; and

•

Assuming Maximum Conversion:  This presentation assumes that, pursuant to the merger proposal, Enterprise stockholders holding less than 30% (or 50% if the secondary charter proposal is approved by stockholders) of the Public Shares do not vote in favor of the proposed merger and exercise their conversion rights and/or Enterprise takes actions to secure approval of the merger proposal as described in the section titled “The Merger Proposal – Actions That May be Taken to Secure Approval of Enterprise’s Stockholders,” and Enterprise’s trust account contains no less than $100 million at the closing.

Unaudited Condensed Combined Pro Forma Statement of Operations Data

For the Six Months Ended June 30, 2009

	Enterprise Acquisition Corp.	ARMOUR Residential REIT, Inc.	Pro Forma Adjustments (assuming no conversion)		Combined Pro Forma (assuming no conversion)	Additional Pro Forma Adjustments (assuming max conversion)		Combined Pro Forma (assuming max conversion)
Revenue	$-	$-	$-		$-	$-		$-
Operating expenses	962,655	-	1,777,857	I	3,978,012	(1,025,398)	I	2,952,614
			137,500	J
			1,100,000	K

Loss from operations	(962,655)	-	(3,015,357)		(3,978,012)	1,025,398		(2,952,614)
Interest and dividend income	241,761	-			241,761			241,761

(Loss) income before benefit from (provision for) income taxes	(720,894)	-	(3,015,357)		(3,736,251)	1,025,398		(2,710,853)
Benefit from (provision for) income taxes	246,700	-	(246,700)	L	-			-

Net loss	(474,194)	-	(3,262,057)		(3,736,251)	1,025,398		(2,710,853)
Less: Interest attributable to common stock subject to possible conversion (net of income taxes of $42,268 and $0)	(45,228)	-	45,228	N	-			-

Net loss attributable to common stock not subject to possible conversion	$(519,422)	$-	$(3,216,829)		$(3,736,251)	$1,025,398		$(2,710,853)

Weighted average shares outstanding—basic and diluted	23,750,001	20		M	25,100,000		M	10,782,649
Earnings per share—basic and diluted	$(0.02)	$-			$(0.15)			$(0.25)

Unaudited Condensed Combined Pro Forma Statement of Operations Data

For the Year Ended December 31, 2008

	Enterprise Acquisition Corp.	ARMOUR Residential REIT, Inc.	Pro Forma Adjustments (assuming no conversion)		Combined Pro Forma (assuming no conversion)	Additional Pro Forma Adjustments (assuming max conversion)		Combined Pro Forma (assuming max conversion)
Revenue	$-	$-	$-		$-	$-		$-
Operating expenses	2,309,375	-	3,548,335	I	8,332,710	(2,046,831)	I	6,285,879
			275,000	J
			2,200,000	K

Loss from operations	(2,309,375)	-	(6,023,335)		(8,332,710)	2,046,831		(6,285,879)
Interest and dividend income	5,425,560	-			5,425,560			5,425,560

(Loss) income before benefit from (provision for) income taxes	3,116,185	-	(6,023,335)		(2,907,150)	2,046,831		(860,319)
Benefit from (provision for) income taxes	(2,041,750)	-	2,041,750	L	-			-

Net loss	1,074,435	-	(3,981,585)		(2,907,150)	2,046,831		(860,319)
Less: Interest attributable to common stock subject to possible conversion (net of income taxes of $340,665 and $0)	(587,577)	-	587,577	N	-			-

Net loss attributable to common stock not subject to possible conversion	$486,858	$-	$(3,394,008)		$(2,907,150)	$2,046,831		$(860,319)

Weighted average shares outstanding—basic and diluted	23,750,001	198,000		M	25,100,000		M	10,782,649
Earnings per share—basic and diluted	$0.02	$-			$(0.12)			$(0.08)

ARMOR Residential REIT, Inc.

Unaudited Proforma Condensed Combined Balance Sheet

As of June 30, 2009

	Enterprise Acquisition Corp.	ARMOUR Residential REIT, Inc.	Pro Forma Adjustments (assuming no conversion)		Combined Pro Forma (assuming no conversion)	Additional Pro Forma Adjustments (assuming max conversion)		Combined Pro Forma (assuming max conversion)
ASSETS
Current Assets:
Cash	$59,207	$500	$249,806,512	A	$236,719,724	$(142,866,989)	F	$100,000,000
			(9,896,495)	B		4,286,010	B
			(3,250,000)	G		1,861,256	G
Cash held in trust available for operations	341,748		(341,748)	A	-			-
Prepaid Expenses	54,184				54,184			54,184
Refundable federal and state income tax	273,654				273,654			273,654
Total current assets	728,793	500	236,318,269		237,047,562	(136,719,724)		100,327,838
Cash held in trust (restricted)	249,464,764		(249,464,764)	A	-			-
TOTAL ASSETS	$250,193,557	$500	$(13,146,495)		$237,047,562	$(136,719,724)		$100,327,838

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$803,445	$-	$(803,445)	B	$-			$-
Accrued expenses	251,218		(251,218)	B	-			-
Franchise Tax payable	16,888		(16,888)	B	-			-
Deferred underwriters' fee	8,375,000		(8,375,000)	B	-			-
Total current liabilities	9,446,551	-	(9,446,551)		-	-		-
Common Stock subject to possible redemption	74,249,990		(74,249,990)	C	-			-
Interest Income on CS subject to redemption	632,805		(632,805)	C	-			-
Stockholders' Equity:
Preferred Stock	-				-			-
Common Stock – Enterprise	3,125		750	C	-			-
			(615)	E
			(3,260)	H
Common Stock - ARMOUR		0	(0)	D	25,100	(14,317)		10,783
			25,100	H			F
Additional paid-in capital	165,026,335	500	74,249,240	C	239,254,850	(142,852,672)	F	96,402,178
			615	E
			0	D
			(21,840)	H
Earnings accumulated during development stage	834,751		632,805	C	(2,232,388)	4,286,010	B	3,914,877
			(449,944)	B		1,861,256	G
			(3,250,000)	G
Total Stockholders' Equity	165,864,211	500	71,182,851		237,047,562	(136,719,724)		100,327,838
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$250,193,557	$500	$(13,146,495)		$237,047,562	$(136,719,724)		$100,327,838

Notes to the Unaudited Condensed Combined Pro Forma Financial Statements

1. Description of the Acquisition and Basis of Presentation

The Merger

On July 29, 2009, Enterprise, ARMOUR and Merger Sub Corp. entered into the Agreement and Plan of Merger, pursuant to which (i) Merger Sub Corp. will merge with and into Enterprise with Enterprise surviving the merger and becoming a wholly-owned subsidiary of ARMOUR and (ii) ARMOUR will continue as the new publicly-traded corporation of which the present holders of Enterprise securities will be security holders. Enterprise’s units, common stock and warrants will no longer be traded following consummation of the merger. The parties have applied to have the common stock and warrants of ARMOUR listed on the NYSE Amex following consummation of the merger.

ARMOUR will commence operations upon completion of the merger described in this proxy statement/prospectus. ARMOUR intends to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes, commencing with ARMOUR’s taxable year ending December 31, 2009. So long as it qualifies as a REIT, ARMOUR generally will not be subject to U.S. federal income taxes on its taxable income to the extent that it annually distributes all of its net taxable income to stockholders and maintains its intended qualification as a REIT. ARMOUR also intends to operate its business in a manner that will permit it to maintain its exemption from registration under the 1940 Act.

Upon consummation of the merger, ARMOUR will seek to invest, on a leveraged basis, primarily in hybrid adjustable-rate, adjustable-rate and fixed-rate residential mortgage-backed securities issued or guaranteed by a U.S. Government-chartered entity, such as the Federal National Mortgage Association (more commonly known as Fannie Mae) and the Federal Home Loan Mortgage Corporation (more commonly known as Freddie Mac), or guaranteed by the Government National Mortgage Administration, a U.S. Government corporation (more commonly known as Ginnie Mae) (collectively, “Agency Securities”).  A portion of ARMOUR’s portfolio may be invested in unsecured notes and bonds issued by U.S. Government-chartered entities (collectively, “Agency Debt”), U.S. Treasuries and money market instruments (including reverse repurchase agreements), or accounts at state or federal chartered financial institutions, subject to certain income tests ARMOUR must satisfy for its qualification as a REIT.  ARMOUR has committed itself to this asset class by including in its charter a requirement to that effect.  ARMOUR may also invest in hedging and other derivative instruments related to the foregoing investments.  In the case of an ambiguity in the application of this restriction, ARMOUR’s manager, ARRM, or its future board of directors will determine its application.  Amending the ARMOUR charter will require approval by the holders of a majority of ARMOUR’s outstanding common stock. ARMOUR’s only assets following the business combination will be the funds released from Enterprise’s trust account upon consummation of the business combination and its Enterprise stock. ARMOUR will be externally managed and advised by ARRM.

Upon consummation of the merger, Enterprise’s outstanding common stock and warrants will be converted into like securities of ARMOUR, on a one-to-one basis.  The holders of Enterprise’s common stock and warrants will be holders of the securities of ARMOUR after the merger in the same proportion as their current holdings in Enterprise, except as increased by (A) the cancellation of shares of Founder’s Shares prior to the record date for the Enterprise Distribution (as defined below) and (B) conversion of Public Shares by any holder thereof exercising its conversion rights.

In connection with the proposed merger, Enterprise is proposing an amendment to the warrant agreement governing its outstanding warrants to (i) increase the exercise price of the warrants from $7.50 per share to $11.00 per share and (ii) extend the expiration date of the warrants from November 7, 2011 to November 7, 2013. The warrant agreement will also be amended to make certain other immaterial changes to ensure that the warrants of ARMOUR that will be received by the holders of warrants of Enterprise after the merger will be governed by the warrant agreement and that ARMOUR will assume all of the rights and obligations of Enterprise under the warrant agreement after the merger. Pursuant to the Warrant Agreement, dated as of November 7, 2007, by and between Enterprise and Continental Stock Transfer & Trust Company, as warrant agent, the parties may amend any provision of the warrant agreement with the consent of the holders of warrants exercisable for a majority in interest of the shares issuable upon exercise of all outstanding warrants that would be affected by such amendment. Approval of the warrant amendment proposal is a condition to consummation of the merger.

Prior to consummation of the merger, Enterprise will declare a one-time cash distribution of $0.13 per share (the “Enterprise Distribution”) to stockholders as of the record date.  The Enterprise Distribution will reduce any claims that stockholders may have against the trust account, including without limitation, claims made by stockholders who wish to convert their shares into cash equal to their pro-rata share of the trust account plus any interest accrued thereon then held in the trust account.  The holders of the Founders Shares will not participate in the Enterprise Distribution.

Basis of Presentation

The unaudited pro forma condensed combined financial statements have been prepared based on Enterprise’s and ARMOUR’s historical financial information. Certain disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States have been condensed or omitted as permitted by SEC rules and regulations.

These unaudited pro forma condensed combined financial statements are not necessarily indicative of the results of operations that would have been achieved had the Acquisition actually taken place at the dates indicated and do not purport to be indicative of future position or operating results.

2. Pro Forma Adjustments and Assumptions

A)

Reflects the release of $249,464,764 of cash and cash equivalent investments held in Enterprise's trust account that will be available for transaction consideration, transaction costs, share repurchase, and the operating activities of ARMOUR following the merger.

B)

Reflects the use of cash to pay off all projected transaction expenses (includes adjustment of deferred underwriter fees). Transaction expenses include legal, accounting, consulting, marketing, proxy solicitation, printing, miscellaneous expenses, and make whole expenses of up to $292,000, of which $75,000 has already been paid to Scott Ulm and Jeff Zimmer. In the case of Maximum Conversion, transaction expenses do not include $680,276 which represents the maximum payment to third party purchasers because ARMOUR and Enterprise do not anticipate utilizing such third party purchasers at this time.

C)

Reflects the reclassification of common stock subject to possible redemption to permanent equity, and the interest earned on that portion of the cash in trust.

D)

Reflects cancellation of common stock issued by ARMOUR upon consummation of the merger.

E)

Reflects the cancellation of the Founders' Shares by the Enterprise Founders (with the exception of 100,000 shares they have distributed to officers and directors).

F)

Reflects the maximum redemption of common shares at trust value per share of $9.98, leaving $100,000,000 cash in the company post merger.

G)

Reflects the Enterprise Distribution.

H)

Reflects the exchange of Enterprise shares for ARMOUR shares. ARMOUR and Enterprise have assumed that no warrants will be exercised immediately following the consummation of the merger because the expected book value per share of ARMOUR’s common stock will be below the amended strike price of the warrants. Accordingly, the unaudited pro forma condensed combined financial statements do not reflect the modification of the warrants. The increase in the exercise price and the extended expiration date of the warrants would not result in any incremental fair value adjustment as a result of the modification of the warrants.

I)

Reflects the management fees incurred for the period for the ARMOUR Manager for its investment management services based on 1.5% of the net equity of ARMOUR ($237,047,562 assuming no conversion and $100,327,838 assuming maximum conversion).

J)

Reflects the annual director fees ($50,000 for each director plus an additional $25,000 to the audit committee chair) incurred during the period to 5 external members of the board of directors.

K)

Reflects estimated recurring annual direct operating expenses ARMOUR will incur as a public company, including audit, tax, insurance, legal, consulting, printer and exchange fees and certain reimbursable operating expenses of the ARMOUR Manager.

L)

Reflects the elimination of income tax as the result of the merger as ARMOUR will make an election to be treated as a REIT, and therefore will not be subject to income taxes.

M)

Pro forma earnings per share (EPS), basic and diluted, are based on the weighted average number of shares of common stock outstanding assuming no conversion (25,100,000 common shares) and maximum conversion (10,784,010 common shares). ARMOUR and Enterprise have assumed that no warrants will be exercised immediately following the consummation of the merger because the expected fair value per share of ARMOUR common stock will be below the amended strike price of the warrants and the warrants would also be anti dilutive.

N)

Reflects the reversal of Accretion of trust account income relating to common stock subject to possible conversion as a result of the merger.

The below charts show the calculation of the adjustment to the fees payable to each underwriter to the Enterprise IPO as well as fees payable to Enterprise’s financial advisors and the dividend distribution calculations.

Deferred Underwriters Fees Adjustment

	% Fee	Assuming No Conversion	Assuming Maximum Conversion
Ladenburg Thalmann	1.275%	3,185,033	1,363,479
UBS Investment Bank	1.275%	3,185,033	1,363,479
I-Bankers Securities	0.450%	1,124,129	481,228
Total Underwriter Fees	3.00%	$7,494,195	$3,208,186

	Initial Deferred	Fee	Final Deferred
	Underwriter Fee	Reduction	Underwriter Fee
Assuming No Conversion	$8,375,000	$880,805	$7,494,195
Assuming Maximum Conversion	$8,375,000	$5,166,814	$3,208,186

Transaction Fees & Expenses
		Assuming No Conversion	Assuming Maximum Conversion
Total Transaction Expenses		2,402,300	2,402,300	(1)
Total Underwriter Fees		7,494,195	3,208,186
Total Fees & Expenses		$9,896,495	$5,610,485

Fees & Expenses Reconciliation
		Assuming Minimum Conversion	Assuming Maximum Conversion
Total Fees and Expenses		$9,896,495	$5,610,485
Less: Initial Current Liabilities at 06/30/09		(9,446,551)	(9,446,551)
Reduction to Cash & Equity		$449,944	$(3,836,066)

Pro Forma Common Stock Outstanding
		Assuming No Conversion	Assuming Maximum Conversion
Initial Share Count (IPO Shares)		25,000,000	25,000,000
Less: Shares Eliminated by Conversion (IPO Shares)		-	(14,317,351)
Final Share Count (IPO Shares)		25,000,000	10,682,649
Plus: Founders’ Shares Not Eliminated		100,000	100,000
Final Pro Forma Share Count (All Shares)		25,100,000	10,782,649

Enterprise Distribution
		Assuming No Conversion	Assuming Maximum Conversion
Enterprise Distribution amount		$3,250,000	$1,388,744
Pro Forma Shares Outstanding (excludes Founders’ Shares)		25,000,000	10,682,649

Dividend Per Share		$0.13	$0.13

(1) Does not include $680,276 which represents the maximum amount payable to third party purchasers. See footnote B above.

RISK FACTORS

You should carefully consider the following risk factors, together with all of the other information included in this proxy statement/prospectus, before you decide whether to vote or instruct your vote to be cast to approve the proposals described in this proxy statement/prospectus.

Risks Related to ARMOUR’s Business and Operations Following the Merger

The value of your investment in ARMOUR following consummation of the merger will be subject to the significant risks affecting REITs, and mortgage REITs in particular, described below. If any of the events described below occur, ARMOUR’s post-merger business, financial condition, liquidity and/or results of operations could be adversely affected in a material way. This could cause the price of its common stock or warrants to decline, perhaps significantly, and you therefore may lose all or part of your investment.

Risks Related To ARMOUR’s Business

ARMOUR has no operating history and may not be able to successfully operate its business or generate sufficient revenue to make or sustain distributions to its stockholders.

ARMOUR was organized in 2008, has no assets or operating history and will commence operations upon consummation of the business combination.  ARMOUR cannot assure you that it will be able to operate its business successfully or implement its policies and strategies as described in this proxy statement/prospectus.  Additionally, the past performance of ARRM, ARMOUR's manager, and ARRM's key personnel should not be viewed as an indication of the future performance of ARMOUR.

ARMOUR may not be able to operate its business or implement its operating policies and strategies successfully.

The results of ARMOUR’s operations will depend on many factors, including, without limitation, the availability of opportunities for the acquisition of attractively priced mortgage-backed assets, the level and volatility of interest rates, readily accessible short-, and long-term funding alternatives in the financial markets and ARMOUR’s ability to cost-effectively hedge risks and economic conditions.  Moreover, delays in investing funds may reduce ARMOUR’s income.  ARMOUR’s stockholders will not have the opportunity to evaluate the manner in which funds are to be invested or the economic merits of particular assets to be acquired.  ARMOUR may not be able to finalize any agreements with prospective lenders on favorable terms or at all.  Furthermore, ARMOUR may not be able to operate its business successfully or implement its operating policies and strategies as described in this proxy statement/prospectus, which could result in your loss of some or all of your investment.

ARMOUR depends on its manager, ARRM, and particularly key personnel including Mr. Ulm and Mr. Zimmer.  The loss of those key personnel could severely and detrimentally affect ARMOUR’s operations.

As an externally-managed company, ARMOUR will depend on the diligence, experience and skill of its manager for the selection, acquisition, structuring, hedging and monitoring of its mortgage-backed assets and associated borrowings.  ARMOUR depends on the efforts and expertise of its operating officers to manage its day-to-day operations and strategic business direction.  If any of ARMOUR’s key personnel were to leave the company, locating individuals with specialized industry knowledge and skills similar to that of its key personnel may not be possible or could take months and require the retention of an executive search firm, which may be expensive.  Because ARMOUR is a new company with no employees, the loss of Mr. Ulm and Mr. Zimmer could harm its business, financial condition, cash flow and results of operations.

An increase in interest rates may adversely affect ARMOUR’s financial position.

Increases in interest rates may negatively affect the fair market value of ARMOUR’s assets, which it intends to be primarily Agency Securities and Agency Debt.  When interest rates rise, the value of fixed-rate mortgage-backed securities generally declines.  Typically, as interest rates rise, prepayments on the underlying mortgages tend to slow.  The combination of rising interest rates and declining prepayments may negatively affect the price of mortgage-backed securities, and the effect can be particularly pronounced with fixed-rate mortgage-backed securities.  In accordance with GAAP, ARMOUR will be required to reduce the carrying value of its mortgage-backed assets by the amount of any decrease in the fair value of its mortgage-backed assets compared to amortized cost.  If unrealized losses in fair value occur, ARMOUR will have to either reduce current earnings or reduce stockholders’ equity without immediately affecting current earnings, depending on how it classifies its assets under GAAP.  In either case, ARMOUR’s net book value will decrease to the extent of any realized or unrealized losses in fair value.

Increased levels of prepayments from mortgage-backed securities may decrease ARMOUR’s net interest income or result in a net loss.

Pools of mortgage loans underlie the mortgage-backed securities that ARMOUR intends to acquire.  ARMOUR generally receives payments from the payments that are made on these underlying mortgage loans.  When ARMOUR acquires mortgage-backed securities, it anticipates that the underlying mortgages will prepay at a projected rate generating an expected yield.  When borrowers prepay their mortgage loans faster than expected, the related prepayments on the corresponding mortgage-backed securities will be faster than expected.  Faster-than-expected prepayments could potentially harm ARMOUR’s financial position and results of operations. While ARMOUR will seek to manage prepayment risk, in selecting investments it must balance prepayment risk against other risks, the potential returns of each investment and the cost of hedging its risks.  No strategy can completely insulate ARMOUR from prepayment or other such risks, and it may deliberately retain exposure to prepayment or other risks.

Continued adverse developments in the residential mortgage market may adversely affect the value of the Agency Securities in which ARMOUR intends to invest and its ability to finance or sell any Agency Securities that it acquires.

Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the performance and market value of the mortgage securities in which ARMOUR intends to invest.  This includes the recent United States Government conservatorship of Fannie Mae and Freddie Mac.  The manager, ARRM, believes that this conservatorship will enhance the value of Fannie Mae and Freddie Mac securities in the future.  There is no certainty this will occur.  Securities backed by residential mortgage loans originated in 2006 and 2007 have had a higher and earlier than expected rate of delinquencies.  Many non-agency residential mortgage-backed securities have been downgraded by the rating agencies during the past few months and the rating agencies may in the future further downgrade these residential mortgage-backed securities.  As a result, the market for these securities may be adversely affected for a significant period of time.

ARMOUR intends to invest in Agency Securities.  Fannie Mae, Freddie Mac or Ginnie Mae guarantee the payments on the securities ARMOUR intends to purchase even if the borrowers of the underlying mortgages default on their payments.  However, rising delinquencies could negatively affect the value of ARMOUR’s Agency Securities or create market uncertainty about their true value.  ARMOUR will need to rely on its Agency Securities as collateral for its financings.  Any decline in their value, or perceived market uncertainty about their value, would likely make it more difficult for ARMOUR to obtain financing on favorable terms or at all, or maintain its compliance with terms of any financing arrangements already in place.  At the same time, market uncertainty about residential mortgages in general could depress the market for Agency Securities, despite the U.S. Government conservatorship, making it more difficult for ARMOUR to sell any Agency Securities assets it intends to own on favorable terms or at all.  If market conditions result in a decline in available purchasers of Agency Securities or the value of ARMOUR’s Agency Securities, its financial position and results of operations could be adversely affected.

Recent market conditions may upset the historical relationship between interest rate changes and prepayment trends, which would make it more difficult for ARMOUR to analyze its portfolio.

ARMOUR’s success depends on its ability to analyze the relationship of changing interest rates on prepayments of the mortgages that underlie its Agency Securities.  Changes in interest rates and prepayments affect the market price of the Agency Securities that ARMOUR intends to purchase and any Agency Securities that it holds at a given time.  As part of ARMOUR’s overall portfolio risk management, it will analyze interest rate changes and prepayment trends separately and collectively to assess their effects on its portfolio.  In conducting its analysis, ARMOUR will depend on industry-accepted assumptions with respect to the relationship between interest rates and prepayments under normal market conditions.  If the recent dislocation in the residential mortgage market or other developments change the way that prepayment trends have historically responded to interest rate changes, ARMOUR’s ability to assess the market value of its portfolio would be significantly affected and could materially adversely affect its financial position and results of operations.

If the entities that guarantee the payments on ARMOUR’s Agency Securities cannot honor those guarantees, its results of operations would be adversely affected.

The payments ARMOUR expects to receive on the Agency Securities in which it intends to primarily invest will be guaranteed by Fannie Mae, Freddie Mac and Ginnie Mae.  Ginnie Mae is part of a U.S. Government agency and its guarantees are backed by the full faith and credit of the United States.  Fannie Mae and Freddie Mac are now both under conservatorship of the U.S. Government and have the explicit capital support of the U.S. Treasury. The conservatorship of Fannie Mae and Freddie Mac and related efforts, along with any changes in laws and regulations affecting the relationship between Fannie Mae and Freddie Mac and the federal government, may adversely affect ARMOUR’s business.

New laws may be passed affecting the relationship between Fannie Mae and Freddie Mac, on the one hand, and the federal government, on the other, which could adversely affect the price of Agency Securities.

Legislation may be proposed to change the relationship between Fannie Mae and Freddie Mac, on the one hand, and the federal government, on the other hand, or may require Fannie Mae and Freddie Mac to reduce the amount of mortgages they own or for which they provide guarantees on Agency Securities.  Any type of legislation enacted into law affecting these

U.S. Government-chartered entities may create market uncertainty and have the effect of reducing the actual or perceived credit quality of mortgage- backed securities issued by Fannie Mae or Freddie Mac.  As a result, such legislation could increase the risk of loss on investments in Fannie Mae and/or Freddie Mac mortgage-backed securities.  ARMOUR currently intends to invest primarily in Agency Securities, even if such U.S. Government-chartered entities’ relationships with the federal government change or limits are imposed on the amount of mortgages they can own or for which they can guarantee payments on Agency Securities.

Interest rate mismatches between ARMOUR’s future assets, primarily Agency Securities and Agency Debt, and its borrowings used to fund its purchases of those assets may reduce its net income or result in a loss during periods of changing interest rates.

ARMOUR’s investments will generally be fixed rate, either for the life of the asset, or for a significant period.  ARMOUR’s liabilities will typically reset either monthly or in a period less than a year.  While ARMOUR intends to have swap agreements in place to effectively fix the cost of certain of its liabilities over a period of time, these agreements will generally not be sufficient to fix the cost of all its liabilities matched against fixed-rate assets, especially because the duration of fixed-rate assets extends during periods of high interest rates, as prepayments decrease.  Conversely, during periods of low interest rates, prepayments may be high, and ARMOUR’s high interest rate assets may be prepaid while it still has outstanding relatively high cost (after the effect of swaps and other derivatives) liabilities.  These factors may cause a reduction in net income or a loss during periods of changing interest rates.  Any other derivatives that ARMOUR puts in place to mitigate such effects may not fully offset such effects and in certain circumstances could even make them worse.  In addition, investments that pay floating rates of interest may reset more slowly in periods of rising rates than the interest ARMOUR pays on its liabilities.  Similarly, the reset period for ARMOUR’s hedges when rates rise may be slower than the increase in the cost of its liabilities.

Interest rate fluctuations will also cause variances in the yield curve, which may reduce ARMOUR’s net income.  The relationship between short-term and longer-term interest rates is often referred to as the “yield curve.”  If short-term interest rates rise disproportionately relative to longer-term interest rates (a flattening of the yield curve), ARMOUR’s borrowing costs may increase more rapidly than the interest income earned on its assets.  Because ARMOUR’s assets may bear interest based on longer-term rates than its borrowings, a flattening of the yield curve would tend to decrease ARMOUR’s net income and the market value of its mortgage loan assets.  Additionally, to the extent cash flows from investments that return scheduled and unscheduled principal are reinvested in mortgage loans, the spread between the yields of the new investments and available borrowing rates may decline, which would likely decrease ARMOUR’s net income.  It is also possible that short-term interest rates may exceed longer-term interest rates (a yield curve inversion), in which event ARMOUR’s borrowing costs may exceed its interest income and it could incur significant operating losses.

Interest rate caps on ARMOUR’s hybrid adjustable-rate and adjustable-rate mortgage-backed securities may reduce its income or cause ARMOUR to suffer a loss during periods of rising interest rates.

Adjustable-rate mortgage-backed securities will typically be subject to periodic and lifetime interest rate caps.  Periodic interest rate caps limit the amount an interest rate can increase during any given period.  Lifetime interest rate caps limit the amount an interest rate can increase through the maturity of a mortgage-backed security.  ARMOUR’s borrowings typically will not be subject to similar restrictions.  Accordingly, in a period of rapidly increasing interest rates, the interest rates paid on ARMOUR’s borrowings could increase without limitation while caps could limit the interest rates on its adjustable-rate mortgage-backed securities.  This problem is magnified for hybrid adjustable-rate and adjustable-rate mortgage-backed securities that are not fully indexed.  Further, some hybrid adjustable-rate and adjustable-rate mortgage-backed securities may be subject to periodic payment caps that result in a portion of the interest being deferred and added to the principal outstanding.  As a result, ARMOUR may receive less cash income on hybrid adjustable-rate and adjustable-rate mortgage-backed securities than it needs to pay interest on its related borrowings.  These factors could reduce ARMOUR’s net interest income and cause ARMOUR to suffer a loss.

ARMOUR may not be able to execute its desired swap and other derivatives at favorable prices.

ARMOUR intends to execute interest rate swaps and other derivative instruments to manage the risks inherent in its portfolio.  This strategy will potentially help ARMOUR reduce its exposure to significant changes in interest rates but entails significant costs and other risks.  These derivative instruments may not be attractively priced in the marketplace and may not be available to ARMOUR given its financial condition in the future or as a result of other factors.  Additionally, the use of these derivative instruments could have a negative impact on ARMOUR’s earnings and its qualification as a REIT.  If ARMOUR is unable to execute interest rate swaps and other derivative instruments at favorable prices, it may not successfully implement its business strategy, it may expose itself to additional risks and it could suffer significant losses.

Hedging against interest rate exposure may adversely affect ARMOUR’s earnings, and its hedges may fail to protect it from the losses that the hedges were designed to offset.

Subject to complying with REIT tax requirements, ARMOUR intends to employ techniques that limit, or “hedge,” the adverse effects of rising interest rates on its short-term repurchase agreements and on the value of its assets.  In general, ARMOUR’s hedging strategy depends on its view of its entire portfolio, consisting of assets, liabilities and derivative instruments, in light of prevailing market conditions.  ARMOUR could misjudge the condition of its portfolio or the market.  ARMOUR’s hedging activity will vary in scope based on the level and volatility of interest rates and principal repayments, the type of securities held and other changing market conditions.  ARMOUR’s actual hedging decisions will be determined in light of the facts and circumstances existing at the time and may differ from its currently anticipated hedging strategy.  These techniques may include entering into interest rate swap agreements or interest rate cap or floor agreements, swaptions, purchasing or selling futures contracts, purchasing put and call options on securities or securities underlying futures contracts, or entering into forward rate agreements.

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There are no perfect hedging strategies, and interest rate hedging may fail to protect ARMOUR from loss.  Alternatively, ARMOUR may fail to properly assess a risk to its portfolio or may fail to recognize a risk entirely leaving it exposed to losses without the benefit of any offsetting hedging activities.  The derivative financial instruments ARMOUR selects may not have the effect of reducing its interest rate risk.  The nature and timing of hedging transactions may influence the effectiveness of these strategies.  Poorly designed strategies or improperly executed transactions could actually increase ARMOUR’s risk and losses.  In addition, hedging activities could result in losses if the event against which ARMOUR hedges does not occur.

Whether the derivatives ARMOUR acquires achieve hedge accounting treatment under Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, or SFAS 133, or not, hedging generally involves costs and risks.  ARMOUR’s hedging strategies may adversely affect it because hedging activities involve costs that it will incur regardless of the effectiveness of the hedging activity.  Those costs may be higher in periods of market volatility, both because the counterparties to ARMOUR’s derivative agreements may demand a higher payment for taking risks, and because repeated adjustments of its hedges during periods of interest rate changes also may increase costs.  Especially if ARMOUR’s hedging strategies are not effective, it could incur significant hedging-related costs without any corresponding economic benefits.

ARMOUR’s use of derivatives may expose it to counterparty risk.

ARMOUR intends to enter into transactions to hedge risks associated with its business with counterparties that have a high-quality credit rating.  If counterparties cannot perform under the terms of an interest rate swap, for example, ARMOUR would not receive payments due under that agreement, it may lose any unrealized gain associated with the interest rate swap, and the hedged liability would cease to be hedged by the interest rate swap.  ARMOUR may also be at risk for any collateral it has pledged to secure its obligations under the interest rate swap if the counterparty became insolvent or filed for bankruptcy.  Similarly, if a cap counterparty fails to perform under the terms of the cap agreement, in addition to not receiving payments due under that agreement that would offset ARMOUR’s interest expense, it would also incur a loss for all remaining unamortized premium paid for that agreement.  ARMOUR intends that its hedging agreements require its counterparties to post collateral in certain events, generally related to their credit condition, to provide ARMOUR some protection against their potential failure to perform.  ARMOUR, in turn, will likely be subject to similar requirements.

ARMOUR may fail to qualify for hedge accounting treatment.

ARMOUR intends to record its investment in and exposure to derivatives in accordance with GAAP.  Under the accounting standards set forth in SFAS 133, the derivatives ARMOUR uses may fail to qualify for hedge accounting treatment for a number of reasons, including if it uses instruments that do not meet the SFAS 133 definition of a derivative (such as short sales) or if it fails to satisfy SFAS 133 hedge documentation and hedge effectiveness assessment requirements or its instruments are not highly effective.  Additionally, ARMOUR may choose to designate some derivatives as hedges based on their strategic purpose and relationship to other derivatives not designated as hedges.  If ARMOUR fails to qualify for hedge accounting treatment, its reported operating results may suffer because losses on the derivatives it enters into may not be offset by a change in the fair value of the related asset, liability, commitment or hedged transaction.

REIT income tests may affect ARMOUR’s hedging strategy and may cause it to incur tax liabilities.

Income on ARMOUR’s derivatives which are not designated and qualified as qualified REIT hedges (which are generally swaps and caps on notional amounts not exceeding its borrowings incurred to acquire or hold real estate assets or other transactions entered into to manage the risk of currency fluctuations with respect to qualified REIT income (or property generating such income)) will not qualify for the annual 75% and 95% gross income tests applicable to REITs.

Because the assets that ARMOUR expects to acquire may experience periods of illiquidity, it may be prevented from selling its mortgage-backed assets or Agency Securities at opportune times and prices.

ARMOUR will bear the risk of being unable to dispose of its mortgage-backed assets and Agency Securities at advantageous times and prices or in a timely manner because mortgage-backed assets generally experience periods of illiquidity.  The lack of liquidity may result from the absence of a willing buyer or an established market for these assets, as well as legal or contractual restrictions on resale.  As a result, the illiquidity of mortgage-backed assets may harm ARMOUR’s results of operations and could cause it to suffer a loss and reduce its distributions.

Competition may prevent ARMOUR from acquiring mortgage-backed assets at favorable yields, and that would harm its results of operations.

ARMOUR’s net income largely depends on its ability to acquire mortgage-backed assets (primarily Agency Securities) at favorable spreads over its borrowing costs.  In acquiring mortgage-backed assets, ARMOUR competes with other REITs, investment banking firms, savings and loan associations, banks, insurance companies, mutual funds, other lenders and other entities that purchase mortgage-backed assets, many of which have greater financial resources than it does.  Additionally, many of ARMOUR’s competitors are not subject to REIT tax compliance or required to maintain an exemption from the Investment Company Act.  As a result, ARMOUR may not be able to acquire sufficient mortgage-backed assets at favorable spreads over its borrowing costs, which would harm its results of operations.

If ARMOUR fails to maintain a relationship with AVM, L.P., as its clearing agent and repurchase agreement agent, it may have to reduce or delay its operations and/or increase its expenditures.

The manager, ARRM, has a long term successful relationship with AVM, L.P., a securities broker-dealer, and ARMOUR intends to have a contract with AVM, L.P. to provide trading and settlement services for ARMOUR’s securities and derivative transactions.  ARMOUR also intends to enter into a second contract with AVM, L.P. to assist ARMOUR with financing transaction services such as repurchase financings and managing the margin arrangement between ARMOUR and its lenders for each of its expected repurchase agreements.  As a newly-organized company with few employees, ARMOUR will be relying on AVM, L.P. for these aspects of its business so its executive officers can focus on its daily operations and strategic direction.  Further, ARMOUR anticipates that as its business operations expand, it will be increasingly dependent on AVM, L.P. to provide ARMOUR with timely, effective services.  In the future, as ARMOUR expands its staff, it may absorb internally some or all of the services provided by AVM, L.P.  Until ARMOUR elects to move those services in-house, it will remain dependent on AVM, L.P. or other third parties that provide similar services.  If ARMOUR is unable to maintain a relationship with AVM, L.P. or is unable to establish a successful relationship with other third parties providing similar services at comparable pricing, it may have to reduce or delay its operations and/or increase its expenditures and undertake the repurchase agreement and trading and administrative activities on its own, which could have a material adverse effect on its business operations and financial condition.  However, ARMOUR believes that the breadth and scope of its manager’s experience will enable them to fill any needs created by discontinuing a relationship with AVM, L.P.

ARMOUR may be harmed by changes in various laws and regulations.

ARMOUR’s business may be harmed by changes to the laws and regulations affecting it, including changes to securities laws and changes to the Code applicable to the taxation of REITs.  In addition, proposed changes to laws and regulations that could hinder a loan servicer’s ability to adjust loan interest rates upward or to foreclose promptly on defaulted mortgage loans could adversely affect the performance of the loans and the yield on and value of the mortgage securities.  Any legislation requiring U.S. Government-chartered entities to reduce the amount of mortgages they own or for which they guarantee payments on Agency Securities could adversely affect the availability and pricing of Agency Securities and harm ARMOUR’s business.  New legislation may be enacted into law or new interpretations, rulings or regulations could be adopted, any of which could harm ARMOUR and its stockholders, potentially with retroactive effect.

Risks Related To Debt Financing

ARMOUR does not have any definitive financing arrangements in place.

During the credit crises which began in of 2007 and which continue to this day, repurchase funding become increasingly more difficult to acquire.  ARMOUR’s proposed relationship with AVM, L.P. is intended to address potential scarcity of repurchase funding.  Yet, ARMOUR will depend on borrowings to fund its acquisitions of Agency Securities and reach its target leverage ratio.  Accordingly, ARMOUR’s ability to achieve its investment and leverage objectives depends on its ability to borrow money in sufficient amounts and on favorable terms.  Currently, ARMOUR has agreed to enter into several master agreements establishing the terms and conditions of future commitments, if any, made by such third parties.  However, ARMOUR has no definitive commitments in place.  If ARMOUR fails to secure definitive commitments, the operation of its business would be significantly impaired.

ARMOUR may incur increased borrowing costs related to repurchase agreements which could harm its results of operations.

ARMOUR’s borrowing costs under repurchase agreements that it expects to arrange generally will be adjustable and will correspond to short-term interest rates, such as LIBOR or a short-term U.S. Treasury index, plus or minus a margin.  The margins on these borrowings over or under short-term interest rates may vary depending upon a number of factors, including, without limitation:

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the movement of interest rates;

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the availability of financing in the market, including the financial stability of lenders; and

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the value and liquidity of ARMOUR’s mortgage-backed securities.

ARMOUR expects that most of its borrowings will be collateralized borrowings in the form of repurchase agreements.  If the interest rates on these repurchase agreements increase, ARMOUR’s results of operations will be harmed and it may have losses.

Continued adverse developments in the residential mortgage market could make it more difficult for ARMOUR to borrow money to finance its acquisition of Agency Securities.

Recently, a number of originators of mortgage loans have experienced serious financial difficulties and, in some cases, have entered bankruptcy proceedings.  These difficulties have resulted in part from declining markets for their mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults or for breaches of representations regarding loan quality.  In addition, a rising interest rate environment and declining real estate values may decrease the number of borrowers seeking or able to refinance their mortgage loans, which would result in a decrease in overall originations.

Institutions from which ARMOUR will seek to obtain financing may also originate mortgage loans and may have suffered financial difficulties as a result of the market conditions described above.  Further, even lenders that do not originate mortgage loans may have suffered losses related to their lending and other financial relationships with the institutions that maintain loan origination as part of their businesses.  As a result, institutions that originate loans, and other lenders that have been indirectly affected by losses incurred by loan originators, may become insolvent or tighten their lending standards which could make it more difficult for ARMOUR to obtain financing on favorable terms or at all.  ARMOUR intends to rely on the availability of cost-effective financing to acquire Agency Securities and operate its business.  ARMOUR’s financial condition and results of operations would be adversely affected if it was unable to obtain cost-effective financing.

ARMOUR’s lenders may not be able to obtain financing to fund its borrowings.

ARMOUR will depend indirectly on the ability of its lenders to obtain financing to fund borrowing arrangements it makes with them.  ARMOUR will pledge its assets, primarily Agency Securities, as collateral for the loans it obtains.  Some of the institutions from which ARMOUR will borrow funds may obtain financing from the U.S. Federal Reserve through its open market operations, which provide liquidity to the banking industry.  U.S. Federal Reserve lending policies permit financial institutions to secure their financings from the U.S. Federal Reserve with collateral that was pledged to them.  If the U.S. Federal Reserve changes its policies to no longer permit institutions to pledge such collateral, including Agency Securities, ARMOUR’s ability to obtain financing on favorable terms, or at all, may be significantly impaired because the institutions from which it expects to obtain its financing may not have sufficient funds available for ARMOUR to borrow.

ARMOUR’s leverage strategy increases the risks of its operations, which could reduce its net income and the amount available for distributions or cause it to suffer a loss.

ARMOUR will seek to borrow so that its debt-to-equity ratio is between 6:1 and 10:1, but it is not explicitly bound by those ranges.  ARMOUR expects to incur this leverage by borrowing against a substantial portion of the market value of its mortgage-backed securities.  The amount of leverage, however, is not expressly limited and will depend on ARMOUR’s and its prospective lenders’ estimate of the stability of its portfolio’s cash flow and its ability to service and repay additional debt.  ARMOUR may not be able to meet its debt service obligations and, to the extent it cannot, it may be forced to liquidate its assets at disadvantageous prices and you could lose some or all of your investment.

This leverage, which is fundamental to ARMOUR’s investment strategy, also creates significant risks.  For example:

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ARMOUR expects that a majority of its borrowings will be secured by its mortgage-backed securities, generally under repurchase agreements.  A decline in the market value of the mortgage-backed securities used to secure these debt obligations could limit ARMOUR’s ability to borrow or result in lenders requiring it to pledge additional collateral to secure its borrowings.  In that situation, ARMOUR could be required to sell mortgage-backed securities under adverse market conditions.  If these sales are made at prices lower than the carrying value of the mortgage-backed securities, it would experience losses.

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Certain lenders may require ARMOUR to remain in compliance with all provisions of other material contracts, including other financing agreements.  If any of ARMOUR’s financing agreements contain such a provision, its default under one financing agreement could cause ARMOUR to be in default under other financing agreements.  If that occurs, ARMOUR’s access to capital would be significantly impeded, which could materially and adversely affect its ability to operate its business.

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To the extent ARMOUR is compelled to liquidate qualified REIT assets to repay debts, its compliance with the REIT rules regarding its assets and its sources of income could be negatively affected, which would jeopardize its qualification as a REIT.  Losing ARMOUR’s REIT status would cause ARMOUR to lose tax advantages applicable to REITs and would decrease its overall profitability and distributions to its stockholders.

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If ARMOUR experiences losses as a result of its leverage policy, such losses would reduce the amounts available for distribution to its stockholders.

ARMOUR may exceed its target leverage ratio.

ARMOUR will seek to borrow so that its debt-to-equity ratio is between 6:1 and 10:1.  However, ARMOUR is not required to stay within this leverage ratio.  ARMOUR may exceed this target ratio at any time and without stockholder approval.  If ARMOUR exceeds this ratio, the adverse impact on its financial condition and results of operations from the types of risks described in this section would likely be more severe.

ARMOUR will depend on borrowings to purchase mortgage-backed assets and reach its target leverage ratio.  If ARMOUR fails to obtain or renew sufficient funding on favorable terms or at all, it will be limited in its ability to acquire Agency Securities, Agency Debt and U.S. Treasuries, which will harm its results of operations.

ARMOUR will depend on borrowings to fund acquisitions of Agency Securities, Agency Debt and U.S. Treasuries and reach its target leverage ratio.  Accordingly, ARMOUR’s ability to achieve its investment and leverage objectives depends on its ability to borrow money in sufficient amounts and on favorable terms.  In addition, ARMOUR must be able to renew or replace its maturing borrowings on a continuous basis.  ARMOUR expects that it will depend on several lenders to provide the primary credit facilities for its purchases of mortgage-backed assets; however, that may not be the case and ARMOUR may be dependent on one or a few lenders for all of its financing.

If ARMOUR cannot renew or replace maturing borrowings on favorable terms or at all, it may be unable to achieve its leverage target and have to sell its Agency Securities, Agency Debt or U.S. Treasuries under adverse market conditions, which would materially harm its results of operations and may result in permanent losses.

ARMOUR may, however, have the ability to issue securitized debt if such a securitization is favorable to repurchase borrowings.

ARMOUR’s lenders may require ARMOUR to enter into restrictive covenants relating to its operations.

When ARMOUR obtains financing, its lenders could impose restrictions on ARMOUR that would affect its ability to incur additional debt, its capability to make distributions to stockholders and its flexibility to determine its operating policies.  Loan documents ARMOUR executes may contain negative covenants that limit, among other things, its ability to repurchase stock, distribute more than a certain amount of its funds from operations, and employ leverage beyond certain amounts.

ARMOUR’s anticipated use of repurchase agreements to borrow funds may give its lenders greater rights in the event that it files for bankruptcy.

ARMOUR’s anticipated borrowings under repurchase agreements may qualify for special treatment under the bankruptcy code, giving its lenders the ability to avoid the automatic stay provisions of the bankruptcy code and to take possession of and liquidate its collateral under the repurchase agreements without delay if ARMOUR files for bankruptcy.  Thus, the use of repurchase agreements exposes ARMOUR’s pledged assets to risk in the event it files for bankruptcy.

Changes in accounting treatment may adversely affect ARMOUR’s profitability.

ARMOUR is awaiting further clarification by the Financial Accounting Standards Board, or FASB, regarding the current financial statement presentation for transactions which involve the acquisition of mortgage securities from a counterparty and the subsequent financing of these mortgage securities through repurchase agreements with the same counterparty.  Although ARMOUR believes that its proposed accounting treatment for these transactions is appropriate, it will reevaluate its position upon the issuance of further guidance from FASB.  If ARMOUR determines that it is required to apply the position taken by certain members of the accounting community, based on a technical interpretation of Statement of Financial Accounting Standards No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, or SFAS 140, (substantially included in Accounting Standards Codification Topic 860, Transfers and Servicing (ASC (860)) the potential change in its accounting treatment would not affect the economics of these transactions, but would affect how these transactions were reported on its consolidated financial statements.  ARMOUR believes that under this technical interpretation for same party transactions it would be precluded from presenting mortgage securities and the related financings, as well as the related interest income and interest expense, on a gross basis on its consolidated financial statements.  Instead, ARMOUR would present the net investment in these transactions as derivatives and report the corresponding change in fair value of such derivatives on its consolidated statements of income.  If FASB determines that the technical interpretation should be applied to previously issued financial statements, ARMOUR’s historical annual and quarterly net income could be materially and adversely impacted by changes in the fair value of such derivatives and other factors.

Risks Related To Armour’s Corporate Structure

Failure to maintain an exemption from the Investment Company Act would harm ARMOUR’s results of operations.

ARMOUR intends to conduct its business so as not to become regulated as an investment company under the Investment Company Act.  If ARMOUR fails to qualify for this exemption, its ability to use leverage would be substantially reduced and it would be unable to conduct its business as described in this proxy statement/prospectus.

To avoid registration as an investment company, ARMOUR intends to rely on the exemption provided by Section 3(c)(5)(C) of the Investment Company Act.  To qualify for the exemption, ARMOUR intends to make investments so that at least 55% of the assets it owns consist of qualifying mortgages and other liens on and interests in real estate, which are collectively referred to as “qualifying real estate assets,” and so that at least 80% of the assets it owns, on an unconsolidated basis, consist of real estate-related assets (including its qualifying real estate assets).  ARMOUR generally expects that its investments in Agency Securities will be considered either qualifying real estate assets or real estate-related assets under Section 3(c)(5)(C) of the Investment Company Act.  ARMOUR treats agency whole pool certificates as qualifying real estate assets based on no-action letters issued by the SEC to other issuers.

Qualification for the Section 3(c)(5)(C) exemption will limit ARMOUR’s ability to make certain investments, including investments in certain partial-pool Agency Securities, which investments might offer a higher yield than could be obtained through the purchase of qualifying real estate assets.  In addition, to maintain ARMOUR’s exemption, it may be required to sell assets that would otherwise be in its best interest to retain or it may be required to purchase additional qualifying real estate assets that it would otherwise not wish to acquire.  Maintaining an exemption may also limit ARMOUR’s ability to hold its qualifying real estate assets through highly leveraged subsidiaries.  These restrictions on ARMOUR’s asset composition and structure could adversely affect its returns and therefore could adversely impact its operating performance and the value of its common stock.

To the extent that ARMOUR elects in the future to conduct its operations through subsidiaries, such business will be conducted in such a manner as to ensure that ARMOUR will qualify for the exemption provided by Section 3(a)(1)(C) of the Investment Company Act of 1940.

ARMOUR may not be able to acquire investments at favorable prices.

ARMOUR may not be able to acquire mortgage-backed securities at favorable prices.  As a result, ARMOUR may not be able to acquire enough mortgage-backed securities in order to become fully invested after the business combination, or it may have to pay more for mortgage-backed securities than it would expect.  In either case, the return that ARMOUR earns on its stockholders’ equity may be reduced.

Restrictions on ownership of ARMOUR’s capital stock may limit your opportunity to receive a premium on its stock.

ARMOUR’s charter prohibits beneficial or constructive ownership by any person of more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of its common stock or of its capital stock.  Additionally, ARMOUR’s charter prohibits beneficial or constructive ownership of its stock that would otherwise result in its failure to qualify as a REIT.  The ownership rules in ARMOUR’s charter are complex and may cause the outstanding stock owned by a group of related individuals or entities to be deemed to be owned by one individual or entity.  As a result, these ownership rules could cause an individual or entity to unintentionally own shares beneficially or constructively in excess of ARMOUR’s ownership limits.  Any attempt to own or transfer shares of ARMOUR’s common or preferred stock in excess of its ownership limits without the consent of its manager (ARRM) or its future Board of directors shall be void, and will result in the shares being transferred to a charitable trust.  These provisions may inhibit market activity and the resulting opportunity for ARMOUR’s stockholders to receive a premium for their shares that might otherwise exist if any person were to attempt to assemble a block of shares of its stock in excess of the number of shares permitted under its charter and which may be in the best interests of its stockholders.

Provisions of Maryland law and other provisions of ARMOUR’s organizational documents may limit the ability of a third party to acquire control of ARMOUR.

Certain provisions of the Maryland General Corporation Law, or MGCL, may have the effect of delaying, deferring or preventing a transaction or a change in control of ARMOUR that might involve a premium price for holders of its common stock or otherwise be in their best interests. Additionally, ARMOUR’s charter and bylaws contain other provisions that may delay or prevent a change of control of the company.

If ARMOUR has a class of equity securities registered under the Securities Exchange Act and meet certain other requirements, Title 3, Subtitle 8 of the MGCL permits its manager (ARRM) without stockholder approval and regardless of what is currently provided in its charter or bylaws, to elect on behalf of ARMOUR to be subject to statutory provisions that may have the effect of delaying, deferring or preventing a transaction or a change in control of ARMOUR that might involve a premium price for holders of its common stock or otherwise be in their best interest.  Pursuant to Title 3, Subtitle 8 of the MGCL, once ARMOUR meets the applicable requirements, its charter provides that its board of directors will have the exclusive power to fill vacancies on its Board.  As a result, unless all of the directorships are vacant, ARMOUR’s stockholders will not be able to fill vacancies with nominees of their own choosing.  ARMOUR’s manager (ARRM) may elect to opt in to additional provisions of Title 3, Subtitle 8 of the MGCL without stockholder approval at any time that ARMOUR has a class of equity securities registered under the Securities Exchange Act and satisfy certain other requirements.

ARMOUR’s rights and the rights of its stockholders to take action against its manager, ARRM, any future directors and officers are limited, which could limit your recourse in the event of actions not in stockholders’ best interests.

ARMOUR’s charter limits the liability of its manager, ARRM, any future directors and officers for money damages, except for liability resulting from actual receipt of an improper benefit or profit in money, property or services, or a final judgment based upon a finding of active and deliberate dishonesty by the director or officer that was material to the cause of action adjudicated.

ARMOUR’s charter also authorizes ARMOUR to indemnify its manager, ARRM, any future directors and officers for actions taken by them in those capacities to the extent permitted by Maryland law, and its bylaws obligate ARMOUR, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer of ARMOUR from and against any claim or liability to which he or she may become subject by reason of his or her service in that capacity.  In addition, ARMOUR may be obligated to fund the defense costs incurred by its directors and officers.  Finally, ARMOUR also intends to enter into agreements with its manager, ARRM, any future directors and executive officers pursuant to which it will agree to indemnify them to the maximum extent permitted by Maryland law.  See “Certain Provisions of Maryland Law and of ARMOUR’s Charter and Bylaws—Limitation of Liability and Indemnification.”

Risks Related to ARMOUR’s Management and ARMOUR’s Relationship with ARRM

There are conflicts of interest in ARMOUR’s relationship with ARRM and its affiliates, which could result in decisions that are not in the best interests of ARMOUR’s stockholders or warrantholders.

While ARRM and its affiliates are not currently involved with any other programs where it maintains an investment portfolio, ARMOUR will be subject to conflicts of interest arising out of its relationship with ARRM and its affiliates.  Each of ARMOUR’s executive officers and certain of its non-independent directors is also an employee or partner of ARRM; they will not be exclusively dedicated to ARMOUR’s business.  Each of Scott J. Ulm and Jeffrey J. Zimmer is a partner and owner of equity interests in ARRM. In addition, Daniel C. Staton and Marc H. Bell own an interest in Sub-Manager, which, in consideration for services to be provided to ARRM under a sub-management agreement, which becomes effective upon consummation of the merger, is entitled to receive a percentage of the net management fee earned by ARRM. As a result, the management agreement with ARRM, which becomes effective upon consummation of the merger, may create a conflict of interest, and its terms, including fees payable to ARRM, may not be as favorable to ARMOUR as if they had been negotiated with an unaffiliated third party. In addition, ARMOUR may choose not to enforce, or to enforce less vigorously, its rights under the management agreement because of its desire to maintain its ongoing relationship with ARRM. ARRM maintains a contractual as opposed to a fiduciary relationship with ARMOUR. The management agreement with ARRM does not prevent ARRM and its affiliates from engaging in additional management or investment opportunities some of which will compete with ARMOUR. ARRM and its affiliates may engage in additional management or investment opportunities that have overlapping objectives with ARMOUR, and may thus face conflicts in the allocation of investment opportunities to these other investments. Such allocation is at the discretion of ARRM and there is no guarantee that this allocation would be made in the best interest of ARMOUR’s stockholders or warrantholders. ARMOUR is not entitled to receive preferential treatment as compared with the treatment given by ARRM or its affiliates to any investment company, fund or advisory account other than any fund or advisory account which contains only funds invested by ARRM (and not of any of its clients or customers) or its officers and directors. Additionally, the ability of ARRM and its respective officers and employees to engage in other business activities may reduce the time spends managing ARMOUR.

In the future, ARMOUR may enter, or ARRM may cause ARMOUR to enter, into additional transactions with ARRM or its affiliates. In particular, ARMOUR may purchase, or ARRM may cause ARMOUR to purchase, assets from ARRM or its affiliates or make co-purchases alongside ARRM or its affiliates. These transactions may not be the result of arm’s length negotiations and may involve conflicts between ARMOUR’s interests and the interests of ARRM and/or its affiliates in obtaining favorable terms and conditions. There can be no assurance that any procedural protections will be sufficient to assure that these transactions will be made on terms that will be at least as favorable to ARMOUR as those that would have been obtained in an arm’s length transaction.

Members of ARMOUR’s management team have competing duties to other entities, which could result in decisions that are not in the best interests of ARMOUR’s stockholders or warrantholders.

ARMOUR’s executive officers and the employees of ARRM will not spend all of their time managing ARMOUR’s activities and ARMOUR’s investment portfolio. ARMOUR’s executive officers and the employees of ARRM will allocate some, or a material portion, of their time to other businesses and activities. For example, each of ARMOUR’s executive officers is also an employee or partner of ARRM. None of these individuals is required to devote a specific amount of time to ARMOUR’s affairs. Accordingly, ARMOUR will compete with ARRM, its existing funds, investment vehicles, other ventures and possibly other entities in the future for the time and attention of these officers.

If ARRM ceases to be the investment manager of ARMOUR, financial institutions providing any financing arrangements to ARMOUR may not provide future financing to ARMOUR.

Financial institutions that ARMOUR seeks to finance its investments may require that ARRM continue to act in such capacity. If ARRM ceases to be ARMOUR’s manager, it may constitute an event of default and the financial institution providing the arrangement may have acceleration rights with respect to outstanding borrowings and termination rights with respect to ARMOUR’s ability to finance its future investments with that institution. If ARMOUR is unable to obtain financing for its accelerated borrowings and for its future investments under such circumstances, it is likely that ARMOUR would be materially and adversely affected.

ARRM’s failure to make investments on favorable terms that satisfy ARMOUR’s investment strategy and otherwise generate attractive risk-adjusted returns initially and consistently from time to time in the future would materially and adversely affect ARMOUR.

ARMOUR’s ability to achieve its investment objective depends on ARRM’s personnel and their ability to make investments on favorable terms that satisfy ARMOUR’s investment strategy and otherwise generate attractive risk-adjusted returns initially and consistently from time to time in the future. Accomplishing this result is also a function of ARRM’s ability to execute ARMOUR’s financing strategy on favorable terms.

The manner of determining the management fee may not provide sufficient incentive to ARRM to maximize risk-adjusted returns on ARMOUR’s investment portfolio since it is based on ARMOUR’s gross equity raised and not on ARMOUR’s performance.

ARRM is entitled to receive a monthly management fee that is based on the total of all “gross equity raised” (as defined in the management agreement), as measured as of the date of determination (i.e., each month) (which monthly management fee will never be less than 1/12th of $900,0000), regardless of ARMOUR’s performance. Accordingly, the possibility exists that significant management fees could be payable to ARRM for a given month despite the fact that ARMOUR could experience a net loss during that month. ARRM’s entitlement to such significant nonperformance-based compensation may not provide sufficient incentive to ARRM to devote its time and effort to source and maximize risk-adjusted returns on ARMOUR’s investment portfolio, which could, in turn, adversely affect ARMOUR’s ability to pay dividends to its stockholders and the market price of its common stock or warrants. Further, the management fee structure gives ARRM the incentive to maximize gross equity raised by the issuance of new ARMOUR equity securities or the retention of existing  equity, regardless of the effect of these actions on existing stockholders. In other words, the management fee structure will reward ARRM primarily based on the size of ARMOUR, and not on its financial returns to stockholders.

The termination of the management agreement may be difficult and costly, which may adversely affect ARMOUR’s inclination to end its relationship with ARRM.

Termination of the management agreement with ARRM without cause is difficult and costly. The term “cause” is limited to those circumstances described under “Management of ARMOUR Following the Merger — Management Agreement with ARRM.” The management agreement provides that, in the absence of cause, it may be terminated by ARMOUR only without cause and only during any renewal term following the initial 5-year term of the management agreement.  ARRM will be provided 180 days prior notice of any such termination by ARMOUR without cause. Additionally, upon a termination by

ARMOUR without cause, the management agreement provides that ARMOUR will pay ARRM a termination payment equal to three times the sum of the base management fee received by ARRM during the 12-month period before such termination, calculated as of the effective date of termination. This provision increases the effective cost to ARMOUR of electing to terminate the management agreement, thereby adversely affecting ARMOUR’s inclination to end ARMOUR’s relationship with ARRM prior to the expiration of any renewal term, even if ARMOUR believes ARRM’s performance is not satisfactory.

ARRM may terminate the management agreement at any time and for any reason upon 180 days prior notice. If the management agreement is terminated and no suitable replacement is found to manage ARMOUR, ARMOUR may not be able to execute its business plan.

Additionally, following the initial 5-year term, the management agreement will automatically renew for successive 1-year renewal terms unless either ARMOUR or ARRM gives advance notice to the other of its intent not to renew the agreement prior to the expiration of the initial term or any renewal term.  However, ARMOUR’s right to give such a notice of non-renewal are limited and requires ARMOUR’s independent directors to agree that certain conditions are met, as further described in the section entitled “Management of ARMOUR Following the Merger.”

ARRM’s liability is limited under the management agreement, and ARMOUR has agreed to indemnify ARRM and its affiliates against certain liabilities. As a result, ARMOUR could experience poor performance or losses for which ARRM would not be liable.

Pursuant to the management agreement, ARRM will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of ARMOUR’s board of directors in following or declining to follow its advice or recommendations. ARRM and its affiliates, directors, officers, stockholders, equity holders, employees, representatives and agents, and any affiliates thereof, will not be liable to ARMOUR, ARMOUR’s shareholders, any subsidiary of ARMOUR, the shareholders of any subsidiary of ARMOUR, ARMOUR’s board of directors, any issuer of mortgage securities, any credit-party, any counter-party under any agreement, or any other person for any acts or omissions, errors of judgment or mistakes of law by ARRM or its affiliates, directors, officers, stockholders, equity holders, employees, representatives or agents, or any affiliates thereof, under or in connection with the management agreement, except if ARRM was grossly negligent, acted with reckless disregard or engaged in willful misconduct or fraud while discharging its duties under the management agreement.  ARMOUR has agreed to indemnify ARRM and its affiliates, directors, officers, stockholders, equity holders, employees, representatives and agents, and any affiliates thereof, with respect to all expenses, losses, costs, damages, liabilities, demands, charges and claims of any nature, actual or threatened (including reasonable attorneys’ fees), arising from or in respect of any acts or omissions, errors of judgment or mistakes of law (or any alleged acts or omissions, errors of judgment or mistakes of law) performed or made while acting in any capacity contemplated under the management agreement or pursuant to any underwriting or similar agreement to which ARRM is a party that is related to ARMOUR’s activities, unless ARRM was grossly negligent, acted with reckless disregard or engaged in willful misconduct or fraud while discharging its duties under the management agreement. As a result, ARMOUR could experience poor performance or losses for which ARRM would not be liable.

In addition, the articles of incorporation of ARMOUR provide that no director or officer of ARMOUR shall be personally liable to ARMOUR or its stockholders for money damages. Furthermore, its articles of incorporation permit, and its by-laws require, ARMOUR to indemnify, pay or reimburse any present or former director or officer of ARMOUR who is made or threatened to be made a party to a proceeding by reason of his or her service to ARMOUR in such capacity. Officers and directors of ARMOUR who are also officers and board members of ARRM will therefore benefit from the exculpation and indemnification provisions of the articles of incorporation and by-laws of ARMOUR, and accordingly may not be liable to ARMOUR in such circumstances.

Federal Income Tax Risks

If ARMOUR fails to qualify as a REIT, it will be subject to federal income tax as a regular corporation and may face substantial tax liability.

Qualification as a REIT involves the satisfaction of numerous requirements (some on an annual or quarterly basis) established under highly technical and complex provisions of the Code for which only a limited number of judicial or administrative interpretations exist.  The determination that ARMOUR is a REIT requires an analysis of various factual matters and circumstances that may not be totally within its control.  ARMOUR has not requested, and does not intend to request, a ruling from the Internal Revenue Service, or IRS, that it qualifies as a REIT.  Accordingly, it is not certain ARMOUR will be able to qualify and remain qualified as a REIT for federal income tax purposes.  Even a technical or inadvertent mistake could jeopardize ARMOUR’s REIT status.  Furthermore, Congress or IRS might change tax laws or regulations and the courts might issue new rulings, in each case potentially having retroactive effect, which could make it more difficult or impossible for ARMOUR to qualify as a REIT.  If ARMOUR fails to qualify as a REIT in any tax year, then:

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ARMOUR would be taxed as a regular domestic corporation, which, among other things, means that it would be unable to deduct distributions to stockholders in computing taxable income and would be subject to federal income tax on its taxable income at regular corporate rates;

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any resulting tax liability could be substantial and would reduce the amount of cash available for distribution to stockholders, and could force ARMOUR to liquidate assets at inopportune times, causing lower income or higher losses than would result if these assets were not liquidated; and

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unless ARMOUR was entitled to relief under applicable statutory provisions, it would be disqualified from treatment as a REIT for the subsequent four taxable years following the year during which it lost its qualification, and thus, its cash available for distribution to its stockholders would be reduced for each of the years during which it does not qualify as a REIT.

Even if ARMOUR remains qualified as a REIT, it may face other tax liabilities that reduce its cash flow.  Further, ARMOUR may be subject to certain federal, state and local taxes on its income and property.  Any of these taxes would decrease cash available for distribution to its stockholders.

Complying with REIT requirements may cause ARMOUR to forego otherwise attractive opportunities.

To qualify as a REIT for federal income tax purposes, ARMOUR must continually satisfy tests concerning, among other things, its sources of income, the nature and diversification of its assets, the amounts it distributes to its stockholders and the ownership of its stock.  ARMOUR may also be required to make distributions to its stockholders at disadvantageous times or when it does not have funds readily available for distribution.  Thus, compliance with REIT requirements may hinder ARMOUR’s ability to operate solely with the goal of maximizing profits.

In addition, the REIT provisions of the Code impose a 100% tax on income from “prohibited transactions.  “ Prohibited transactions generally include sales of assets that constitute inventory or other dealer property held for sale in the ordinary course of a business, other than foreclosure property.  This 100% tax could impact ARMOUR’s desire to sell mortgage-backed securities at otherwise opportune times if it believes such sales could result in ARMOUR being treated as engaging in prohibited transactions.

Complying with REIT requirements may limit ARMOUR’s ability to hedge effectively or may require ARMOUR to execute its hedge and derivative activities through a TRS.

The existing REIT provisions of the Code may substantially limit ARMOUR’s ability to hedge mortgage-backed securities and related borrowings by requiring ARMOUR to limit its income in each year from hedging transactions, other than qualified REIT hedges, together with any other income not generated from qualified REIT real estate assets, to less than 25% of its gross income.  In addition, ARMOUR must generally limit its aggregate income from hedging and services from all sources, other than from qualified REIT hedges, to less than 5% of its annual gross income.  As a result, ARMOUR expects in the future to conduct certain hedging and derivative activity through a TRS, the income from which will be fully subject to federal, state and local corporate income tax, and it may have to limit its use of hedging techniques.  This could result in greater risks associated with changes in interest rates than ARMOUR would otherwise want to incur.  If ARMOUR fails to satisfy the 25% or 5% limitations, unless its failure was due to reasonable cause and not due to willful neglect and it meets certain other technical requirements, it could lose its REIT status for federal income tax purposes.  Even if ARMOUR’s failure was due to reasonable cause, it may have to pay a penalty tax equal to the amount of income in excess of certain thresholds, multiplied by a fraction intended to reflect its profitability.

ARMOUR’s ability to invest in Agency Debt and U.S. Treasuries may be limited by the REIT 75% gross income test.

In order to qualify and maintain ARMOUR’s qualification as a REIT, it must derive at least 75% of its gross income each year from certain real estate related sources.  ARMOUR’s interest income from Agency Debt and U.S. Treasuries will not be qualifying income for purposes of the 75% gross income test.  Accordingly, ARMOUR’s strategy to invest in such Agency Debt and U.S. Treasuries may be limited by its intention to comply with that test.

Complying with REIT requirements may force ARMOUR to liquidate otherwise attractive investments.

In order to qualify as a REIT, ARMOUR must ensure that at the end of each calendar quarter at least 75% of the value of its assets consists of cash, cash items, government securities and qualified REIT real estate assets.  The remainder of ARMOUR’s investment in securities generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer.  In addition, other than securities issued by Fannie Mae and Freddie Mac and certain other securities, generally no more than 5% of the value of ARMOUR’s assets can consist of the securities of any one issuer.  If ARMOUR fails to comply with these requirements, it must dispose of a portion of its assets within 30 days after the end of the calendar quarter in order to avoid losing its REIT status and suffering adverse tax consequences.

Dividends paid by REITs do not qualify for the reduced tax rates on dividend income.

The maximum U.S. federal income tax rate for certain qualified dividends paid to individual U.S. stockholders (and some trusts and estates) currently is 15% (through 2010).  Dividends paid by REITs, however, are generally not eligible for the reduced rates and, therefore, may be subject to tax at the rates applicable to ordinary income.   Although this rate difference does not adversely affect the taxation of REITs or dividends paid by REITs, the more favorable rates applicable to regular corporate dividends could cause stockholders who are individuals to perceive investments in REITs to be relatively less attractive than investments in the stock of non-REIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including its common stock.

Complying with REIT requirements may force ARMOUR to borrow to make distributions to its stockholders.

As a REIT, ARMOUR must distribute at least 90% of its annual REIT taxable income (excluding net capital gains) to its stockholders.  From time to time, ARMOUR may generate taxable income greater than its net income for financial reporting purposes from, among other things, amortization of capitalized purchase premiums, or its taxable income may be greater than its cash flow available for distribution to its stockholders.  If ARMOUR does not have other funds available in these situations, it may be unable to distribute 90% of its taxable income as required by the REIT rules.  Thus, ARMOUR could be required to borrow funds, sell a portion of its assets at disadvantageous prices or find another alternative source of funds.  These alternatives could increase ARMOUR’s costs or reduce its equity and reduce amounts available to invest in mortgage-backed securities.

Misplaced reliance on legal opinions or statements by issuers of mortgage-backed securities could result in a failure to comply with REIT gross income or asset tests.

When purchasing mortgage-backed securities, ARMOUR may rely on opinions of counsel for the issuer or sponsor of such securities, or statements made in related offering documents, for purposes of determining whether and to what extent those securities constitute REIT real estate assets for purposes of the REIT asset tests and produce income which qualifies under the REIT gross income tests.  The inaccuracy of any such opinions or statements may adversely affect ARMOUR’s qualification as a REIT and result in significant corporate-level tax.

Tax exempt investors may have to include unrelated business taxable income..

In general, dividend income that a tax-exempt entity receives from ARMOUR should not constitute unrelated business taxable income as defined in Section 512 of the Code.  If ARMOUR realizes excess inclusion income and allocates it to stockholders, this income would be fully taxable as unrelated business taxable income under Section 512 of the Code.  If the stockholder is foreign, it would be subject to federal income tax withholding at the full 30% rate on the portion of the dividends that are characterized as excess inclusion income without reduction pursuant to any otherwise applicable income tax treaty.  Additionally, such income cannot be offset by any net operating losses.

Excess inclusion income could result if ARMOUR held a residual interest in a real estate mortgage investment conduit, or REMIC.  However, ARMOUR does not plan to buy residuals.  Excess inclusion income also would be generated if ARMOUR was to issue debt obligations with two or more maturities and the terms of the payments on these obligations bore a relationship to the payments that it received on its mortgage-backed securities securing those debt obligations.  ARMOUR does not plan to buy residuals.  It does, however, expect to enter into various repurchase agreements that have differing maturity dates and afford the lender the right to sell any pledged mortgage securities if it defaults on its obligations.  The IRS may determine that these borrowings give rise to excess inclusion income that should be allocated among stockholders.  Furthermore, some types of tax-exempt entities, including, without limitation, voluntary employee benefit associations and entities that have borrowed funds to acquire their shares of ARMOUR’s common stock, may be required to treat a portion of or all of the dividends they may receive from ARMOUR as unrelated business taxable income.

ERISA Risks

Plans should consider ERISA risks of investing in ARMOUR’s common stock.

Investment in ARMOUR’s common stock may not be appropriate for a pension, profit-sharing, employee benefit, or retirement plan, considering the plan’s particular circumstances, under the fiduciary standards of ERISA or other applicable similar laws including standards with respect to prudence, diversification and delegation of control and the prohibited transaction provisions of ERISA, the Code and any applicable similar laws.

ERISA and Section 4975 of the Code prohibit certain transactions that involve (i) certain pension, profit-sharing, employee benefit, or retirement plans or individual retirement accounts and (ii) any person who is a “party in interest” or “disqualified person” with respect to such plan.  Consequently, the fiduciary of a plan contemplating an investment in ARMOUR’s common stock should consider whether its company, any other person associated with the issuance of its common stock or any affiliate of the foregoing is or may become a “party in interest” or “disqualified person” with respect to the plan and, if so, whether an exemption from such prohibited transaction rules is applicable.  See “ERISA Considerations.”

ERISA may limit ARMOUR’s ability to attract capital from Benefit Plan Investors.

It is unlikely that ARMOUR will qualify as an operating company for purposes of ERISA.  Consequently, in order to avoid ARMOUR’s assets being deemed to include so-called “plan assets” under ERISA, it intends initially to limit equity ownership in ARMOUR by Benefit Plan Investors to less than 25% of the value of each class or series of capital stock issued by ARMOUR and to prohibit transfers of its common stock to Benefit Plan Investors.  Until such time as any class or series of ARMOUR’s capital stock is publicly traded, its charter limits Benefit Plan Investors to holding less than 25% in the aggregate of any class of its capital stock, disregarding any stock held by controlling persons.  After any class or series of shares of ARMOUR’s capital stock is publicly traded, its charter prohibits Benefit Plan Investors from holding any interest in any shares of its capital stock that are not publicly traded.  These restrictions on investments in ARMOUR by Benefit Plan Investors (and certain similar investors) may adversely affect the ability of ARMOUR’s stockholders to transfer their shares of its common stock and its ability to attract private equity capital in the future.

Risks Related to Enterprise and the Merger and the Securities of ARMOUR Following the Merger

If Enterprise is unable to effect a business combination and is forced to liquidate, its warrants will expire worthless.

If Enterprise does not complete the merger or another business combination by November 7, 2009, its amended and restated certificate of incorporation provides that its corporate existence will automatically terminate and it will distribute to all holders of Public Shares, in proportion to the number of Public Shares held by them, an aggregate sum equal to the amount in the trust fund, inclusive of any interest, plus any remaining net assets. In such event, there will be no distribution with respect to Enterprise’s outstanding warrants. Accordingly, the warrants will expire worthless.

Enterprise’s stockholders may be held liable for claims by third parties against Enterprise to the extent of distributions received by them.

Enterprise’s amended and restated certificate of incorporation provides that Enterprise will continue in existence only until November 7, 2009. If Enterprise has not completed a business combination by such date and amended this provision in connection thereto, pursuant to the Delaware General Corporation Law (“DGCL”), its corporate existence will cease except for the purposes of winding up its affairs and liquidating. Under Sections 280 through 282 of the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is Enterprise’s intention to make liquidating distributions to its stockholders as soon as reasonably possible after November 7, 2009 and, therefore, it does not intend to comply with those procedures.

Because Enterprise will not be complying with those procedures, it is required, pursuant to Section 281 of the DGCL, to adopt a plan that will provide for its payment, based on facts known to it at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against it within the subsequent 10 years. Accordingly, Enterprise would be required to provide for any creditors known to it at that time or those that it believes could be potentially brought against it within the subsequent 10 years prior to distributing the funds held in the trust to stockholders. Enterprise cannot assure you that it will properly assess all claims that may be potentially brought against it. As such, Enterprise’s stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of Enterprise’s stockholders may extend well beyond the third anniversary of such date. Accordingly, there can be no assurance that third parties will not seek to recover from Enterprise’s stockholders amounts owed to them by Enterprise. Currently, Enterprise estimates the total amount of such claims to be approximately $2.1 million.

If Enterprise is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by Enterprise’s stockholders. Furthermore, because Enterprise intends to distribute the proceeds held in the trust fund to its public stockholders promptly after November 7, 2009 if it has not completed a business combination by such date, this may be viewed or interpreted as giving preference to Enterprise’s public stockholders over any potential creditors with respect to access to or distributions from Enterprise’s assets. Furthermore, Enterprise’s board may be viewed as having breached their fiduciary duties to Enterprise’s creditors and/or may have acted in bad faith; thereby exposing itself and Enterprise to claims of punitive damages, by paying public stockholders from the trust fund prior to addressing the claims of creditors. There can be no assurance that claims will not be brought against Enterprise for these reasons.

The initial charter proposal significantly alters the obligations of Enterprise set forth in the Enterprise IPO prospectus and the amended and restated certificate of incorporation.

In the Enterprise IPO prospectus, Enterprise undertook to effect an initial business combination with one or more operating businesses having a fair market value equal to at least 80% of Enterprise’s net assets (all of Enterprise’s assets, including the funds held in the trust account, less Enterprise’s liabilities). The initial charter proposal seeks to amend the terms of Enterprise’s amended and restated certificate of incorporation to remove the requirements that (i) Enterprise acquire an operating business and (ii) the fair market value of the business acquired on the date of the transaction be equal to at least 80% of Enterprise’s net assets (all of Enterprise’s assets, including the funds held in the trust account, less Enterprise’s liabilities).  These amendments eliminate the ability of Enterprise’s stockholders to review audited historical financial statements of an operating company, which may impact their ability to make an informed decision on whether to vote for or against the proposed merger.

Future issuances and sales of shares of ARMOUR’s common stock may depress the market price of ARMOUR’s common stock or warrants or have adverse consequences for ARMOUR’s stockholders or warrantholders.

ARMOUR will issue up to 25,100,000 shares of common stock and warrants to purchase 32,500,000 shares of common stock in connection with the consummation of the merger. ARMOUR may, from time to time, issue additional shares of common stock or shares of preferred stock that are convertible into common stock, as well as warrants to purchase shares of common stock or convertible preferred stock.  ARMOUR may also issue stock options and similar instruments.  ARMOUR’s 2009 stock incentive plan provides for grants of stock options, restricted common stock and other equity- and cash-based awards, subject to a ceiling of               shares available for issuance under the plan. If ARMOUR issues a significant number of shares of common stock or convertible preferred stock, or if warrant or option holders exercise their warrants or options in a short period of time, dilution of ARMOUR’s outstanding common stock and an accompanying decrease in the market price of ARMOUR common stock could occur.

ARMOUR cannot predict the effect, if any, of future sales of its common stock, or the availability of shares for future sales, on the market price of its common stock or warrants. Sales of substantial amounts of common stock or the perception that such sales could occur may adversely affect the prevailing market price for ARMOUR’s common stock or warrants.

Also, ARMOUR may issue additional shares in subsequent public offerings or private placements to acquire new assets or for other purposes. ARMOUR is not required to offer any such shares to existing stockholders on a preemptive basis. Therefore, it may not be possible for existing stockholders to participate in such future share issuances, which may dilute the existing stockholders’ interests in ARMOUR.

ARMOUR has not established a minimum distribution payment level and ARMOUR cannot assure you of its ability to pay distributions in the future.

ARMOUR intends to pay quarterly distributions and to make distributions to its stockholders in an amount such that ARMOUR distributes all or substantially all of its REIT taxable income in each year, subject to certain adjustments. ARMOUR has not established a minimum distribution payment level and its ability to pay distributions may be adversely affected by a number of factors, including the risk factors described in this proxy statement/prospectus. All distributions will be made, subject to Maryland law, at the discretion of ARMOUR’s board of directors and will depend on ARMOUR’s earnings, its financial condition, any debt covenants, maintenance of its REIT qualification and other factors as its board of directors may deem relevant from time to time. ARMOUR believes that a change in any one of the following factors could adversely affect its results of operations and impair its ability to pay distributions to its stockholders:

•	the profitability of the assets acquired with of the funds to be released from the trust account upon consummation of the merger;

•	ARMOUR’s ability to make profitable acquisitions;

•	margin calls or other expenses that reduce ARMOUR’s cash flow;

•	defaults in ARMOUR’s asset portfolio or decreases in the value of its portfolio; and

•	the fact that anticipated operating expense levels may not prove accurate, as actual results may vary from estimates.

ARMOUR cannot assure you that ARMOUR will achieve results that will allow ARMOUR to make a specified level of cash distributions or year-to-year increases in cash distributions in the future. In addition, some of ARMOUR’s distributions may include a return in capital.

Your ability to exercise your warrants may be limited by the ownership limits contained in ARMOUR’s charter.

Your ability to exercise your warrants may be limited by the ownership limits contained in ARMOUR’s charter. In particular, to assist ARMOUR in qualifying as a REIT, ownership of shares of ARMOUR’s common stock by any person is limited, with certain exceptions, to 9.8% by value or by number of shares, whichever is more restrictive, of ARMOUR’s outstanding shares of common stock and no more than 9.8% by value or by number of shares, whichever is more restrictive, of ARMOUR’s outstanding capital stock. In addition, ARMOUR’s charter contains various other restrictions limiting the ownership and transfer of ARMOUR’s common stock. As a result, you may not be able to exercise your warrants if such exercise would cause you to own shares of ARMOUR common stock in excess of these ownership limits.

You will not be able to exercise your warrants if an effective registration statement is not in place when you desire to do so.

No public warrant will be exercisable and ARMOUR will not be obligated to issue shares of common stock unless, at the time a holder seeks to exercise such public warrant, a prospectus relating to the common stock issuable upon exercise  of the warrant is current. Under the terms of the warrant agreement, ARMOUR will be required to use its best efforts to meet these conditions and to maintain a current prospectus relating to the shares of common stock issuable upon exercise of the warrants until the expiration of the warrants. However, there can be no assurance that ARMOUR will be able to do so, and if it does not maintain a current prospectus related to the shares of common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants. Additionally, ARMOUR will have no obligation to settle the warrants for cash or “net cash settle” any warrant exercise. Accordingly, if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless. If the warrants expire worthless, this would mean that a person who paid $10.00 for a unit in the Enterprise IPO and who did not sell the warrant included in the unit would have effectively paid $10.00 for one share of ARMOUR common stock.

An investor will only be able to exercise a warrant if the issuance of ARMOUR shares of common stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No warrants will be exercisable by a warrant holder and ARMOUR will not be obligated to issue shares of common stock unless the shares of common stock issuable upon such exercise have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. At the time that the warrants become exercisable (following completion of the merger), ARMOUR expects to become listed on the NYSE Amex LLC which would provide an exemption from registration in every state. Accordingly, ARMOUR believes holders in every state will be able to exercise their warrants as long as its prospectus relating to the shares of common stock issuable upon exercise of the warrants is current. However, there can be no assurance of this fact. If a warrant holder is unable to exercise his warrants in a particular state, he may be forced to sell his warrant and therefore lose the benefit of purchasing ARMOUR stock. Furthermore, the price he receives for his warrant may not equal the difference between the exercise price and the stock price.

ARMOUR’s warrants may be exercised in the future, which would increase the number of shares eligible for future resale in the public market.

Outstanding redeemable warrants to purchase an aggregate of 25,000,000 shares of ARMOUR common stock (issued in connection with the conversion, pursuant to the merger, of the Enterprise warrants issued in the IPO) and warrants to purchase an aggregate of 7,500,000 shares of common stock (issued in connection with the conversion, pursuant to the merger, of the warrants sold to the Enterprise Founders and other affiliates of Enterprise simultaneously with the consummation of the IPO (“Sponsors’ Warrants”)) will become exercisable after the consummation of the merger. These warrants likely will be exercised if the market price of the shares of ARMOUR common stock equals or exceeds $11.00 per share (assuming the warrant amendment proposal is approved). Therefore, as long as warrants remain outstanding, there will be a drag on any increase in the price of ARMOUR’s common stock in excess of $11.00 per share. To the extent such warrants are exercised, additional shares of ARMOUR common stock will be issued, which would dilute the ownership of existing stockholders.

If Enterprise stockholders fail to vote against the merger proposal and fail to deliver their shares in accordance with the conversion requirements specified in this proxy statement/prospectus, they will not be entitled to convert their shares of common stock of Enterprise into a pro rata portion of the trust account.

Enterprise stockholders holding Public Shares who affirmatively vote against the merger proposal may demand that Enterprise convert their shares into a pro rata portion of the trust account, calculated as of two business days prior to the anticipated consummation of the merger. Enterprise stockholders who seek to exercise this conversion right must affirmatively vote against the merger and deliver their stock (either physically or electronically) to Enterprise’s transfer agent prior to the vote at the meeting. Any Enterprise stockholder who fails to vote against the merger proposal and who fails to deliver his or her stock will not be entitled to convert his or her shares into a pro rata portion of the trust account for conversion of his or her shares. See the section entitled  “The Merger Proposal — Conversion Rights”  for the procedures to be followed if you wish to convert your shares to cash.

NYSE Amex LLC may not list ARMOUR’s securities on its exchange, which could limit investors’ ability to make transactions in ARMOUR’s securities and subject ARMOUR to additional trading restrictions.

ARMOUR will seek listing of its common stock and warrants on the NYSE Amex as soon as practicable in connection with the merger. ARMOUR will be required to meet the initial listing requirements to be listed. ARMOUR may not be able to meet those initial listing requirements. Even if such application is accepted and ARMOUR’s securities are so listed, ARMOUR may be unable to maintain the listing of its securities in the future.

If the NYSE Amex does not list ARMOUR’s securities for trading on its exchange, ARMOUR could face significant material adverse consequences, including:

•	a limited availability of market quotations for its securities;

•	reduced liquidity with respect to its securities;

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a determination that its shares of common stock are “penny stock,” which will require brokers trading in its shares of common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for the shares of common stock;

•	a limited amount of news and analyst coverage for ARMOUR; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

ARMOUR’s stock or warrant price could fluctuate and could cause you to lose a significant part of your investment.

Following consummation of the merger, the market price of ARMOUR’s securities may be influenced by many factors, some of which are beyond its control, including those described above and the following:

•	changes in financial estimates by analysts;

•	fluctuations in its quarterly financial results or the quarterly financial results of companies perceived to be similar to it;

•	general economic conditions;

•	changes in market valuations of similar companies;

•	terrorist acts;

•	changes in its capital structure, such as future issuances of securities or the incurrence of additional debt;

•	future sales of its common stock;

•	regulatory developments in the United States, foreign countries or both;

•	litigation involving ARMOUR, its subsidiaries or its general industry; and

•	additions or departures of key personnel at ARRM.

Enterprise’s current directors and executive officers own shares of Enterprise common stock and warrants that will be worthless if the merger is not approved. In addition, they will receive consideration under the sub-management agreement that is different than, and potentially more valuable than, the consideration that holders of Public Shares will receive for their shares if the merger is approved. Such interests may have influenced their decision to approve the business combination with ARMOUR.

Enterprise’s current directors and executive officers beneficially own 6,250,000 shares of common stock, which they purchased prior to the Enterprise IPO and 7,500,000 Sponsors’ Warrants they purchased in a private placement that occurred simultaneously with the Enterprise IPO. Such persons are not entitled to receive any of the cash proceeds that may be distributed upon Enterprise’s liquidation with respect to shares they acquired prior to its IPO. Therefore, if the merger is not approved and Enterprise does not consummate another business combination by November 7, 2009 and is forced to liquidate, such Founders’ Shares and Sponsors’ Warrants held by such persons will be worthless. As of  October 5, 2009, the record date for the special meeting, Enterprise’s Founders held $            in common stock (based on a market price of $            ) and

$            in warrants (based on a market price of $            ). The Enterprise Founders have agreed to have their Founders’ Shares cancelled. Furthermore, Sub-Manager, an affiliate of the Enterprise Founders, will be providing services to ARRM upon consummation of the merger pursuant to a sub-management agreement pursuant to which it will earn certain fees. See the section entitled “The Merger Proposal — Interests of Enterprise’s Directors and Officers and Others in the Merger.”

These financial interests of Enterprise’s Founders may have influenced their decision to approve Enterprise’s merger with ARMOUR and to continue to pursue the merger. In considering the recommendations of Enterprise’s board of directors to vote for the merger proposal and other proposals, you should consider these interests.

Certain executive officers of Enterprise are liable to ensure that proceeds of the trust are not reduced by vendor claims in the event the merger is not consummated. Such liability may have influenced their decision to approve the merger with ARMOUR.

If Enterprise liquidates prior to the consummation of a business combination, Daniel C. Staton, Enterprise’s Chief Executive Officer, Marc H. Bell, Enterprise’s Treasurer, and Maria Balodimas Staton, Enterprise’s Secretary, will be  personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by Enterprise for services rendered or contracted for or products sold to Enterprise. However, this agreement entered into by Mr. Staton, Mr. Bell and Ms. Staton specifically provides for two exceptions to the personal indemnity he has given:  Mr. Staton, Mr. Bell and Ms. Staton will have no personal liability (1) as to any claimed amounts owed to a target business or vendor or other entity who has executed a valid and enforceable agreement with Enterprise waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, or (2) as to any claims under Enterprise’s indemnity with the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. Neither Enterprise nor Mr. Staton, Mr. Bell and Ms. Staton have any reason to believe that Mr. Staton, Mr. Bell and Ms. Staton will not be able to fulfill his/her indemnity obligations to Enterprise if required to do so.

Additionally, if Enterprise is required to be liquidated and there are no funds remaining to pay the costs associated with the implementation and completion of such liquidation, Mr. Staton, Mr. Bell and Ms. Staton have agreed to advance Enterprise the funds necessary to pay such costs and complete such liquidation (currently anticipated to be no more than approximately $15,000) and not to seek repayment for such expenses. If Enterprise consummates the merger, Mr. Staton, Mr. Bell and Ms. Staton will no longer be responsible for such expenses. See the section entitled  “Other Information Related to Enterprise — Enterprise’s Management’s Discussion and Analysis of Financial Condition and Results of Operations”  for further information.

These personal obligations may have influenced Mr. Staton’s, and Mr. Bell’s decision to approve Enterprise’s merger with ARMOUR and to continue to pursue the merger. In considering the recommendations of Enterprise’s board of directors to vote for the merger proposal and other proposals, you should consider these interests.

The exercise of Enterprise’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the merger may result in a conflict of interest when determining whether such changes to the terms of the merger or waivers of conditions are appropriate and in Enterprise’s stockholders’ best interest.

In the period leading up to the closing of the merger, events may occur that, pursuant to the merger agreement, would cause Enterprise to agree to amend the merger agreement, to consent to certain actions taken by ARMOUR or to waive rights that Enterprise is entitled to under the merger agreement. Such events could arise because of a request by ARMOUR to undertake actions that would otherwise be prohibited by the terms of the merger agreement or the occurrence of other events that would have a material adverse effect on ARMOUR’s business and would entitle Enterprise to terminate the merger agreement. In any of such circumstances, it would be discretionary on Enterprise, acting through its board of directors, to grant its consent or waive its rights. The existence of the financial and personal interests of the directors described in the preceding risk factors may result in a conflict of interest on the part of one or more of the directors between what he may believe is best for Enterprise and what he may believe is best for himself in determining whether or not to take the requested action. As of the date of this proxy statement/prospectus, Enterprise does not believe there will be any changes or waivers that its directors and officers would be likely to make after stockholder approval of the merger proposal has been obtained. Although certain changes could be made without further stockholder approval, Enterprise will circulate a new or amended proxy statement/prospectus and resolicit its stockholders if changes to the terms of the transaction that would have a material impact on its stockholders are required prior to the stockholder vote on the merger proposal.

If the merger is completed, a large portion of the funds in the trust account established by Enterprise in connection with its IPO for the benefit of the holders of the Public Shares may be used to pay converting stockholders or for the purchase, directly or indirectly, of Public Shares. As a consequence, if the merger is completed, such funds will not be available to ARMOUR for working capital and general corporate purposes and the number of beneficial holders of Enterprise’s and ARMOUR’s securities may be reduced to a number that may preclude the quotation, trading or listing of ARMOUR’s securities other than on the Over-the-Counter Bulletin Board.

Pursuant to Enterprise’s amended and restated certificate of incorporation, holders of Public Shares may vote against the merger proposal and demand that Enterprise convert their shares, calculated as of two business days prior to the anticipated consummation of the merger, into a pro rata share of the trust account where a substantial portion of the net proceeds of the IPO are held. Enterprise will not consummate the merger if holders of 7,500,000 or more Public Shares exercise these conversion rights unless the secondary charter proposal is approved, in which case Enterprise will not consummate the merger if holders of 12,500,000 or more Public Shares exercise their conversion rights.  Furthermore, a large portion of the funds in the trust account may be used by ARMOUR, Enterprise or their affiliates to acquire Public Shares from holders thereof who have indicated their intention to vote against the merger proposal and elect to convert their shares into cash so that such shares will be voted in favor of the merger proposal. As a consequence of such purchases,

•

the funds in Enterprise’s trust account that are so used will not be available to ARMOUR after the merger and the actual amount of such funds that ARMOUR may retain for its own use will be diminished; and

•

the public “float” of ARMOUR’s common stock may be reduced and the number of beneficial holders of Enterprise’s and ARMOUR’s securities may be reduced, which may make it difficult to obtain the quotation, listing or trading of ARMOUR’s securities on the NYSE AMEX or any other national securities exchange.

In addition, because Enterprise is only obligated to have at least $100 million in funds contained in its trust account at the closing of the merger (after payment of transactions fees and expenses, deferred underwriting discounts and commissions, tax liabilities, reimbursement of expenses of the Founder Founders and purchases of Public Shares by Enterprise or its affiliates), this allows for approximately 57% of the holders of Public Shares to convert such shares for cash or sell such shares to Enterprise or its affiliates.

Holders of Public Shares at the time of the merger who purchased their units in the IPO and have not converted their shares into cash may have rights to rescind their purchases and assert a claim for damages therefor against Enterprise and the former directors and officers of Enterprise.

The prospectus issued in the Enterprise IPO (i) disclosed that Enterprise was required to complete a business combination in which it acquired a target business having a fair market value equal to at least 80% of Enterprise’s net assets (all of Enterprise’s assets including the funds held in the trust account, less Enterprise’s liabilities) and obtain disinterested independent director approval and a fairness opinion if such business combination involved a related party target and (ii) did not disclose that funds in the trust account might be used to purchase Public Shares from holders thereof who have indicated their intention to vote against the merger and convert their shares into cash. Consequently, a holder of Public Shares who purchased them in the Enterprise IPO could assert securities law claims against Enterprise for rescission of the purchase of the units he acquired in the Enterprise IPO. A successful claimant for damages under federal or state law could be awarded an amount to compensate for the decrease in value of his or her shares caused by the alleged violation (including, possibly, punitive damages), together with interest, while retaining the shares.

If Enterprise is unable to complete the merger with ARMOUR or another business combination by November 7, 2009, its amended and restated certificate of incorporation provides that its corporate existence will automatically terminate and will liquidate. In such event, third parties may bring claims against Enterprise and, as a result, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders could be less than $9.94 per share.

Enterprise must complete a business combination with ARMOUR or another target business by November 7, 2009, when, pursuant to its amended and restated certificate of incorporation, its corporate existence will terminate and it will be required to liquidate. In such event, third parties may bring claims against Enterprise. Although Enterprise has obtained waiver agreements from certain vendors and service providers it has engaged and owe money to, and the prospective target businesses it has negotiated with, whereby such parties have waived any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they or other vendors who did not execute such waivers will not seek recourse against the trust account notwithstanding such agreements. Furthermore, there is no guarantee that a court will uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of Enterprise’s public stockholders. Currently, Enterprise estimates the total amount of claims that can be asserted against the trust account to be approximately $2.1 million. Additionally, if Enterprise is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in Enterprise’s bankruptcy estate and subject to the claims of third parties with priority over the claims of Enterprise’s stockholders. To the extent any bankruptcy or other claims deplete the trust account, there can be no assurance that Enterprise will be able to return to its public stockholders at least $9.94 per share.

Enterprise’s board of directors did not obtain a fairness opinion in determining whether or not to proceed with the transaction with ARMOUR and as a result, the terms may not be fair from a financial point of view to Enterprise’s public stockholders.

A fairness opinion from an unaffiliated, independent investment banking firm was not required in connection with the proposed trasaction with ARMOUR pursuant to Enterprise's amended and restated certificate of incorporation. As a result, the Enterprise board did not obtain a fairness opinion in connection with the proposed transaction with ARMOUR. The Enterprise board of directors believes that because of the financial skills and background of its directors, it was qualified to conclude that the business combination was fair from a financial perspective to its stockholders. Additionally, because ARMOUR does not have an existing operating business, this precluded the use of customary analyses on which fairness opinions are based. Therefore, it was determined that a fairness opinion was not necessary and Enterprise did not seek to obtain such an opinion to assist in its determination.  Accordingly, Enterprise’s board of directors may be incorrect in its assessment of the transaction. See the section entitled  “The Merger Proposal — Interests of Enterprise’s Directors and Officers and Others in the Merger.”

FORWARD-LOOKING STATEMENTS

Enterprise and ARMOUR believe that some of the information in this proxy statement/prospectus constitutes forward-looking statements within the definition of the Private Securities Litigation Reform Act of 1995. You can identify these statements by forward-looking words such as “may,” “expect,” “anticipate,” “contemplate,” “believe,” “estimate,” “intends,” and “continue” or similar words. You should read statements that contain these words carefully because they:

•	discuss future expectations;

•	contain projections of future results of operations or financial condition; or

•	state other “forward-looking” information.

Enterprise and ARMOUR believe it is important to communicate their expectations to their respective securityholders. However, there may be events in the future that they are not able to predict accurately or over which they have no control. The risk factors and cautionary language discussed in this proxy statement/prospectus provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by Enterprise or ARMOUR in such forward-looking statements, including among other things:

•	Enterprise’s ability to complete its initial business combination within the specified time limits;

•	the number and percentage of Enterprise’s stockholders voting against the merger proposal and seeking conversion;

•	delisting of Enterprise’s securities from the NYSE Amex or the ability to have ARMOUR’s securities listed on the NYSE Amex following the merger;

•	the potential liquidity and trading of Enterprise’s and ARMOUR’s public securities;

•	ARMOUR’s projected operating results;

•	ARMOUR’s ability to obtain financing arrangements, including under temporary programs established or proposed to be established by the U.S. government;

•	general volatility of the securities markets in which ARMOUR invests;

•	availability of investment opportunities in ARMOUR’s target assets;

•	ARMOUR’s expected investments and the expected composition of its investment portfolio;

•	interest rate mismatches between ARMOUR’s target assets and any borrowings used to fund such investments;

•	changes in interest rates and the market value of ARMOUR’s target assets;

•	changes in prepayment rates on ARMOUR’s target assets;

•	effects of hedging instruments on ARMOUR’s target assets;

•	rates of default or decreased recovery rates on ARMOUR’s target assets;

•	the degree to which ARMOUR’s hedging strategies may or may not protect it from interest rate volatility;

•	the impact of changes in governmental regulations, tax law and rates, bankruptcy law, accounting rules and guidance and similar matters;

•	ARMOUR’s ability to maintain its qualification as a REIT for U.S. federal income tax purposes;

•	ARMOUR’s ability to maintain its exemption from registration under the 1940 Act;

•	availability of qualified personnel, including the continuing availability of ARRM to provide services to ARMOUR;

•	estimates relating to ARMOUR’s ability to make distributions to its stockholders in the future;

•	ARMOUR’s understanding of its competition; and

•	market trends in ARMOUR’s industry, interest rates, real estate values, the debt securities markets or the general economy.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement/prospectus.

All forward-looking statements included herein attributable to any of Enterprise, ARMOUR or any person acting on either party’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, Enterprise and ARMOUR undertake no obligations to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement/prospectus or to reflect the occurrence of unanticipated events.

Before you grant your proxy or instruct how your vote should be cast or vote on the merger proposal or any of the other proposals, you should be aware that the occurrence of the events described in the  “Risk Factors”  section and elsewhere in this proxy statement/prospectus may adversely affect Enterprise and/or ARMOUR.

SPECIAL MEETINGS OF ENTERPRISE STOCKHOLDERS AND WARRANTHOLDERS

General

Enterprise is furnishing this proxy statement/prospectus to its stockholders and warrantholders as part of the solicitation of proxies by its board of directors for use at the special meetings of Enterprise stockholders and warrantholders to be held on                     , 2009, and at any adjournment or postponement thereof. This proxy statement/prospectus is first being furnished to Enterprise stockholders and warrantholders on or about                     , 2009 in connection with the vote on the proposals described herein. This proxy statement/prospectus provides you with information you need to know to be able to vote or instruct your vote to be cast at the special meetings.

Date, Time and Place

The special meetings of stockholders and warrantholders will be held on                     , 2009, at 10:00 a.m., eastern time, at the offices of Akerman Senterfitt, Enterprise’s counsel, at One Southeast Third Avenue, Suite 2500, Miami, Florida  33131.

Purpose of the Enterprise Special Meetings

At the special meeting of stockholders, Enterprise will ask holders of its common stock to:

•

consider and vote upon a proposal to amend Enterprise’s amended and restated certificate of incorporation to allow Enterprise to complete the merger with Merger Sub Corp. even though (i) neither ARMOUR nor Merger Sub Corp. is an operating business and (ii) the fair market value of ARMOUR and Merger Sub Corp. on the date of the transaction is less than 80% Enterprise’s net assets (all of Enterprise’s assets including the funds held in the trust account, less Enterprise’s liabilities) (the initial charter proposal);

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consider and vote upon a proposal to increase from 30% to 50% the threshold contained in Enterprise’s amended and restated certificate of incorporation regarding the amount of Enterprise’s Public Shares that may seek conversion without preventing a business combination from being consummated (the secondary charter proposal);

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consider and vote upon a proposal to (i) adopt the merger agreement, dated as of July 29, 2009, among Enterprise, Merger Sub Corp. and ARMOUR which, among other things, provides for the merger of Merger Sub Corp. with and into Enterprise, with Enterprise being the surviving entity and becoming a wholly-owned subsidiary of ARMOUR, and (ii) approve the business combination contemplated by such merger agreement (the merger proposal); and

•

consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, Enterprise is not authorized to consummate the merger (the adjournment proposal).

The approval of the initial charter proposal and the merger proposal, as well as the warrant amendment proposal described below, is a condition to the consummation of the merger discussed above. The approval of the secondary charter proposal is not a condition to the consummationof the merger.

At the special meeting of warrantholders, Enterprise will ask holders of its warrants to:

•

in connection with the transactions contemplated by the merger agreement, consider and vote upon a proposal to amend the Warrant Agreement, dated as of November 7, 2007, between Enterprise and Continental Stock Transfer & Trust Company which governs the terms of Enterprise’s outstanding warrants to (i) increase the exercise price of Enterprise’s warrants from $7.50 per share to $11.00 per share and (ii) extend the expiration date of the warrants from November 7, 2011 to November 7, 2013 (the warrant amendment proposal); and

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consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, Enterprise is not authorized to consummate the warrant amendment proposal (the adjournment proposal).

Recommendation of Enterprise Board of Directors

Enterprise’s board of directors:

•	has unanimously determined that each of the proposals is fair to and in the best interests of Enterprise and its stockholders and warrantholders;

•	has unanimously approved each of the proposals;

•	unanimously recommends that Enterprise’s common stockholders vote “FOR” the initial charter proposal;

unanimously recommends that Enterprise’s common stockholders vote “FOR” the secondary charter proposal;

•	unanimously recommends that Enterprise’s common stockholders vote “FOR” the merger proposal;

•	unanimously recommends that Enterprise’s common stockholders vote “FOR” the adjournment proposal;

•	unanimously recommends that Enterprise’s warrantholders vote “FOR” the warrant amendment proposal; and

•	unanimously recommends that Enterprise’s warrantholders vote “FOR” the adjournment proposal.

Record Date; Who is Entitled to Vote

Enterprise has fixed the close of business October 5 , 2009, as the “record date” for determining Enterprise stockholders and warrantholders entitled to notice of and to attend and vote at its special meetings. As of the close of business October 5, 2009, there were 31,250,000 shares of Enterprise’s common stock outstanding and entitled to vote and 32,500,000 warrants outstanding and entitled to vote. Each share of Enterprise’s common stock is entitled to one vote per share at the special meeting of stockholders and each warrant is entitled to one vote per warrant at the special meeting of warrantholders.

Pursuant to agreements with Enterprise, the 6,250,000 shares of common stock issued prior to the Enterprise IPO will be voted on the merger proposal in accordance with the majority of the votes cast at the special meeting of stockholders on such proposal by the holders of the Public Shares. Accordingly, the vote of such shares will not affect the outcome of the vote on the merger proposal. The officers, directors and stockholders of Enterprise prior to the Enterprise IPO have agreed to vote any shares they purchase after consummation of the Enterprise IPO agreement in favor of the merger proposal.  In connection with the merger, the Enterprise Founders have agreed to have the 6,150,000 Founders’ Shares cancelled prior to the record date for the Enterprise Distribution.

The Enterprise Founders have executed voting agreements whereby they have agreed to vote the 7,500,000 warrants held by them in favor of the warrant amendment proposal.

The Enterprise Founders have indicated that they intend to vote their Founders’ Shares and Sponsors’ Warrants in favor of all other proposals being presented at the meeting.

Quorum

The presence, in person or by proxy, of a majority of all the outstanding shares of common stock entitled to vote constitutes a quorum at the special meeting of stockholders. The presence, in person or by proxy, of a majority of all the outstanding warrants entitled to vote constitutes a quorum at the special meeting of warrantholders.

Abstentions and Broker Non-Votes

Proxies that are marked “abstain” will be treated as shares or warrants present for purposes of determining the presence of a quorum on all matters.  Proxies related to “street name” shares or warrants that are returned to Enterprise but marked by brokers as “not voted” will not be treated as shares or warrants present for purposes of determining the presence of a quorum on all matters.  The latter will not be treated as shares or warrants entitled to vote on the matter as to which authority to vote is withheld from the broker. If you do not give the broker voting instructions, under applicable self-regulatory organization rules, your broker may not vote your shares or warrants on “non-routine” proposals, such as the merger proposal, the initial charter proposal, and the warrant amendment proposal. Since a stockholder must affirmatively vote against the merger proposal to have conversion rights, individuals who fail to vote or who abstain from voting may not exercise their conversion rights. See the information set forth in  “The Merger Proposal — Conversion Rights.”

Vote of Enterprise’s Stockholders Required

The approval of the merger proposal will require (i) the holders of (a) a majority of the Public Shares present and entitled to vote at a meeting called for this and other related purposes approving the merger proposal, and (b) a majority of the votes cast on the merger proposal approving the proposal and (ii) the holders of fewer than 30% of the Public Shares (or 50% if the secondary charter proposal is approved by stockholders) voting against the merger and properly demanding that their Public Shares be converted into a pro-rata portion of the trust account, calculated as of two business days prior to the anticipated consummation of the merger. For purposes of the vote of the holders of a majority of Enterprise stock outstanding, abstentions and broker non-votes will have the same effect as a vote “AGAINST” the merger proposal. For purposes of the vote of the holders of a majority of the Public Shares present and entitled to vote on the proposal, broker non-votes will have no effect on the vote on the merger proposal and abstentions will have the same effect as a vote “AGAINST” the merger proposal. You cannot seek conversion unless you affirmatively vote against the merger proposal.

The initial charter proposal and secondary charter proposal will require the affirmative vote of the holders of a majority of Enterprise common stock outstanding on the record date. Because these proposals require the affirmative vote of a majority of the shares of common stock outstanding for approval, abstentions and shares not entitled to vote because of a broker non-vote will have the same effect as a vote against these proposals.

The approval of the adjournment proposal will require the affirmative vote of the holders of a majority of Enterprise’s outstanding common stock present (in person or represented by proxy) at the meeting. Abstentions are deemed entitled to vote on such proposal. Therefore, they have the same effect as a vote against the proposal. Broker non-votes are not deemed entitled to vote on such proposals and, therefore, they will have no effect on the vote on such proposal.

The approval of the initial charter proposal, the merger proposal and the warrant amendment proposal is a condition to the consummation of the merger.

Vote of Enterprise’s Warrantholders Required

The approval of the warrant amendment proposal will require the affirmative vote of the holders of a majority of Enterprise warrants outstanding on the record date. Because this proposal requires the affirmative vote of a majority of the warrants outstanding for approval, abstentions and warrants not entitled to vote because of a broker non-vote will have the same effect as a vote against this proposal.

The approval of the adjournment proposal will require the affirmative vote of the holders of a majority of Enterprise’s warrants represented and entitled to vote thereon at the meeting. Abstentions are deemed entitled to vote on such proposal. Therefore, they have the same effect as a vote against this proposal. Broker non-votes are not deemed entitled to vote on such proposal and, therefore, they will have no effect on the vote on such proposal.

The approval of the initial charter proposal, the merger proposal and the warrant amendment proposal are conditions to the consummation of the merger.

Voting Your Shares or Warrants

Each share of Enterprise common stock or warrant of Enterprise that you own in your name entitles you to one vote at the special meetings of stockholders and warrantholders, respectively. Your proxy card shows the number of shares of Enterprise’s common stock or warrants that you own. If your shares or warrants are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares or warrants you beneficially own are properly counted.

There are two ways to vote your shares of Enterprise common stock or warrants at the special meetings:

•

You Can Have Your Shares Voted at the Special Meeting By Proxy By Signing and Returning the Enclosed Proxy Card. If you submit a proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares or warrants as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares or warrants, your shares or warrants will be voted as recommended by Enterprise’s board “FOR” all of the proposals. Proxy cards received after a matter has been voted upon at the special meetings will not be counted.

•

You Can Attend the Special Meetings and Vote in Person. Enterprise will give you a ballot when you arrive. However, if your shares or warrants are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way Enterprise can be sure that the broker, bank or nominee has not already voted your shares or warrants.

Revoking Your Proxy

If you give a proxy, you may revoke it or change your voting instructions at any time before it is exercised by:

•	if you have already sent in a proxy, sending another proxy card with a later date;

•	notifying Enterprise in writing before the special meeting that you have revoked your proxy; or

•	attending the special meeting, revoking your proxy and voting in person.

If your shares are held in “street name,” consult your broker for instructions on how to revoke your proxy or change your vote.

Who Can Answer Your Questions About Voting Your Shares or Warrants

If you have any questions about how to vote or direct a vote in respect of your shares of Enterprise’s common stock or warrants, you may call  Morrow & Co., Enterprise’s proxy solicitor, at (800) 662-5200 ..

Proxy Solicitation Costs

Enterprise is soliciting proxies on behalf of its board of directors. All solicitation costs will be paid by Enterprise. This solicitation is being made by mail but also may be made by telephone or in person. Enterprise and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means, including email and facsimile.

Enterprise has hired Morrow & Co. to assist in the proxy solicitation process. It has paid that firm a fee of $12,500  plus disbursements. Such payments were made from non-trust account funds. If the merger is successfully closed, Enterprise will pay             an additional contingent fee of $15,000.

Enterprise will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. Enterprise will reimburse them for their reasonable expenses.

Enterprise Founders; Staton Bell Blank Check LLC

As of October 5, 2009, the record date for the Enterprise special meetings, Staton Bell Blank Check LLC  (“SBBC”), which is affiliated with the Enterprise Founders, beneficially owned and was entitled to vote 6,150,000 Founders’ Shares. The Founders’ Shares constituted approximately 20% of the outstanding shares of Enterprise’s common stock immediately after the Enterprise IPO. In connection with the Enterprise IPO, Enterprise, UBS and Ladenburg entered into agreements with each of the Enterprise Founders pursuant to which each Enterprise Founder agreed to vote his, her or its Founders’ Shares on the merger proposal in accordance with the majority of the votes cast by the holders of Public Shares. SBBC has agreed to vote any shares of Enterprise common stock they purchase after the execution of the merger agreement in favor of the proposals being presented at the special meeting. SBBC has executed voting agreements whereby such parties have agreed to vote the 7,500,000 Sponsors’ Warrants in favor of the warrant amendment proposal. SBBC has also indicated that it intends to vote its Founders’ Shares and Sponsors’ Warrants in favor of all other proposals being presented at the meetings. The Founders’ Shares have no liquidation rights and will be worthless if no business combination is effected by Enterprise. In connection with the IPO, the Enterprise Founders placed their Founders’ Shares in escrow with Continental Stock Transfer & Trust Company and agreed that they would not sell the Founders’ Shares until the earlier of twelve months after a business combination or Enterprise’s liquidation, subject to earlier release within such twelve month period if (i) Enterprise’s common stock has a last sales price equal to or exceeding $14.25 per share for any 20 trading days within any 30-trading day period commencing 90 days after the successful consummation of a business combination or (ii) Enterprise consummates a subsequent liquidation, merger, stock exchange or other similar transaction that results in all of Enterprise’s stockholders having the right to exchange their shares for cash, securities or other property. If the merger is consummated, SBBC has agreed to cancel all of its Founders’ Shares. Additionally, SBBC has agreed to provide certain services to ARRM upon consummation of the transaction pursuant to a sub-management agreement. In exchange for such services, SBBC will receive a percentage of the net management fees to be paid by ARMOUR to ARRM pursuant to the management agreement. For a more detailed description of the interests of the Enterprise Founders, see the section entitled “ The Merger Proposal — Interests of Enterprise’s Directors and Officers and Others in the Merger .”

SBBC agreed, pursuant to an agreement with UBS and Ladenburg in accordance with guidelines specified by Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, to purchase up to $10.0 million of Enterprise’s common stock in the open market, at market prices not to exceed the per share amount held in the trust account, commencing on the later of (a) ten business days after Enterprise files a Current Report on Form 8-K announcing Enterprise’s execution of a definitive agreement for Enterprise’s initial business combination or (b) 60 calendar days after the end of the “restricted period” under Regulation M and ending on the business day immediately preceding the record date for the meeting of the stockholders at which such business combination is to be voted upon by Enterprise stockholders. Daniel C. Staton, Marc H. Bell and Maria Balodimas Staton have agreed to purchase such securities in the event that SBBC is unable to satisfy its  obligations under this agreement.  SBBC will not have any discretion or influence with respect to such purchase and will not be able to sell or transfer any common stock purchased in the open market pursuant to such agreement until six months following the consummation of a business combination.  SBBC has agreed to vote all such shares of common stock purchased in the open market in favor of Enterprise’s initial business combination.  If a business combination is not approved by Enterprise’s stockholders, SBBC has agreed not to sell such shares, provided that it will be entitled to participate in any liquidating distributions with respect to such shares purchased in the open market.  Any additional shares or warrants purchased by SBBC will be voted by them in favor of the merger and the other proposals. As of September 3, 2009, SBBC has acquired 128,100 shares of the Enterprise common stock pursuant to this 10b-5 plan but has suspended further purchases pending the announcement of an alternative business combination.

At any time prior to the special meetings, during a period when the Enterprise Founders are not aware of any material nonpublic information regarding Enterprise or its securities or pursuant to agreements between the buyer and seller of such securities in a form that would not violate insider trading rules, the Enterprise Founders may purchase additional shares or warrants from institutional and other investors, or execute agreements to purchase such shares or warrants from them in the future, or they or Enterprise may enter into transactions with such persons and others to provide them with incentives to acquire Enterprise’s securities or vote their securities in favor of the merger proposal and the other proposals. The purpose of such purchases and other transactions would be to increase the likelihood of satisfaction of the requirements that (i) the holders of a majority of the Public Shares present (in person or represented by proxy) and entitled to vote on the merger proposal vote in its favor, (ii) a majority of the votes cast on the merger proposal approve the merger, (iii) holders of fewer than 30% (50% if the secondary charter proposal is approved) of the Public Shares vote against the merger proposal and demand conversion of their Public Shares into cash where it appears that such requirements would otherwise not be met and (iv) the other proposals are approved.

If such transactions are effected, the consequence could be to cause the merger and the other proposals to be approved in circumstances where such approvals could not otherwise be obtained. Purchases of shares or warrants by the persons described above would allow them to exert more influence over the approval of the merger proposal and other proposals and would likely increase the chances that such proposals would be approved. Moreover, any such purchases may make it less likely that the holders of 30% or more of the Public Shares will vote against the merger proposal and exercise their conversion rights.

As of the date of this proxy statement/prospectus, no such discussions have been held and no agreements to such effect have been entered into with any such investor or holder. Enterprise will file a Current Report on Form 8-K to disclose arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the merger proposal or the other proposals or the conversion threshold. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

It is possible that the special meetings could be adjourned to provide time to seek out and negotiate such transactions if, at the time of the meetings, it appears that the requisite vote will not be obtained or that the limitation on conversion will be exceeded, assuming that an adjournment proposal is presented and approved. Also, under Delaware law, the board of directors may postpone the meetings at any time prior to it being called to order in order to provide time to seek out and negotiate such transactions.

PROPOSALS TO BE CONSIDERED BY THE ENTERPRISE STOCKHOLDERS

THE INITIAL CHARTER PROPOSAL

Enterprise proposes to enter into the merger with ARMOUR and Merger Sub Corp., even though (i) neither ARMOUR nor Merger Sub Corp. is an operating business, and (ii) the fair market value of ARMOUR and Merger Sub Corp. on the date of the transaction is less than 80% of Enterprise’s net assets (all of Enterprise’s assets including the funds held in the trust account, less Enterprise’s liabilities). Accordingly, Enterprise is proposing to amend its amended and restated certificate of incorporation to (i) delete the provision in the first sentence of Article seventh that purports to eliminate Enterprise’s power to amend Sections A through H of Article Seventh until the first to occur of a “Business Combination” or the “Termination Date,” (ii) delete all references to “operating business or businesses” in the second sentence of  Article SEVENTH, (iii) to delete all references to “fair market value” in the second sentence of Article Seventh and (iv) amend the first paragraph of Article Seventh to revise the definition of a “Business Combination” accordingly. A “business combination” is defined in Enterprise’s amended and restated certificate of incorporation as follows:

A “Business Combination” shall mean the acquisition by the Corporation, whether by merger, capital stock exchange, asset or stock acquisition or other similar type of transaction, of an operating business or businesses (“Target Business” or “Target Businesses”) having, individually or collectively, a fair market value equal to at least 80% of the Corporation’s net assets at the time of such acquisition and resulting in ownership by the Corporation of a controlling interest in the Target Business or Businesses (at least 50% of the voting securities of the Target Business or Businesses). If the Corporation acquires only a controlling interest in a Target Business or Businesses, the portion of such Target Business that the Corporation acquires must have a fair market value equal to at least 80% of the Corporation’s net assets. Any acquisition of multiple Target Businesses shall occur simultaneously.

“Fair market value” shall be determined by the Board of Directors of the Corporation based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings and cash flow and/or book value). If the Corporation’s Board of Directors is not able to determine independently that the Target Business or Businesses have a sufficient fair market value to meet the threshold criterion, it will obtain an opinion in that regard from an unaffiliated, independent investment banking firm with respect to the satisfaction of such criteria. The Corporation shall not be required to obtain an opinion from an investment banking firm as to the fair market value of the Target Business or Businesses if the Board of Directors independently determines that the Target Business or Businesses have sufficient fair market value to meet the threshold criterion.

Because (i) neither ARMOUR nor Merger Sub Corp. is an operating business and (ii) the fair market value of ARMOUR and Merger Sub Corp. on the date of the transaction is less than 80% of the balance of the trust account, the proposed transaction does not meet the requirements as set forth above. The Enterprise board independently determined that the fair market value of ARMOUR and Merger Sub Corp. on the date of the transaction was less than 80% of Enterprise's net assets. The Enterprise board also independently determined that the transaction with ARMOUR and Merger Sub Corp. was not affiliated with any of Enterprise's officers, directors or stockholders. Based on these determinations, a fairness opinion from an unaffiliated, independent investment banking firm was not required pursuant to Enterprise's amended and restated certificate of incorporation. As a result, the Enterprise board did not obtain a fairness opinion in connection with the transaction. Additionally, the absence of an existing business by ARMOUR precluded the use of customary analyses on which fairness opinions are based. Accordingly, Enterprise must amend its amended and restated certificate of incorporation immediately prior to consummation of the merger in order to allow for Enterprise to complete the proposed merger.

Enterprise’s amended and restated certificate of incorporation purports to prohibit the amendment to certain of its provisions. The prospectus issued by Enterprise in the Enterprise IPO stated that (i) Enterprise viewed the provisions setting forth this prohibition as obligations to its stockholders and will not take any action to amend or waive these provisions, and (ii) Enterprise had been advised that such provision limiting its ability to amend its amended and restated certificate of incorporation may not be enforceable under Delaware law. Enterprise believes that the proposed merger is an extremely attractive opportunity in the current market environment and, therefore, public stockholders should be given the opportunity to consider the business combination. In considering the initial charter proposal, Enterprise’s board of directors came to the conclusion that the potential benefits of the proposed merger with ARMOUR to Enterprise and its stockholders outweighed the possibility of any liability described below as a result of the initial charter proposal being approved. Moreover, Enterprise is still offering holders of Public Shares the right to affirmatively vote their Public Shares against the merger proposal and demand that such shares be converted into a pro rata portion of the trust account.

Enterprise has also received an opinion from special Delaware counsel, Richards, Layton & Finger, P.A., concerning the validity of the initial charter proposal. Enterprise did not request Richards, Layton & Finger to opine on whether the clause currently contained in Article Seventh of its amended and restated certificate of incorporation prohibiting amendment of Sections A through H of Article Seventh prior to consummation of a business combination was valid when adopted and does not intend on seeking advice of counsel on that question from any other source. Richards, Layton & Finger concluded in its opinion, based upon the analysis set forth therein and its examination of Delaware law, and subject to the assumptions, qualifications, limitations and exceptions set forth in its opinion, that “the initial charter amendment…, if duly adopted by the board of directors of Enterprise (by vote of the majority of the directors present at a meeting at which a quorum is present or, alternatively, by unanimous written consent) and duly approved by the holders of a majority of the outstanding stock of the Company entitled to vote thereon, all in accordance with Section 242(b) of the DGCL, would be valid and effective when filed with the Secretary of State in accordance with Sections 103 and 242 of the DGCL.” A copy of Richards, Layton & Finger’s opinion is included as Annex H to this proxy statement/prospectus, and stockholders are urged to review it in its entirety.

Because Enterprise's amended and restated certificate of incorporation in its current form does not allow for Enterprise to complete the merger, each person who purchased Public Shares in the IPO could assert securities law claims against Enterprise for rescission (under which a successful claimant has the right to receive the total amount paid for his or her securities pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the securities, in exchange for surrender of the securities) or damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of a security).

Such claims may entitle stockholders asserting them to as much as $10.00 or more per share, based on the initial offering price of the IPO units comprised of stock and warrants, less any amount received from sale of the original warrants purchased with them, plus interest from the date of Enterprise’s IPO (which, in the case of holders of Public Shares, may be more than the pro rata share of the trust account to which they are entitled on conversion or liquidation).

In general, a person who purchased shares pursuant to a defective prospectus or other representation must make a claim for rescission within the applicable statute of limitations period, which, for claims made under Section 12 of the Securities Act and some state statutes, is one year from the time the claimant discovered or reasonably should have discovered the facts giving rise to the claim, but not more than three years from the occurrence of the event giving rise to the claim. A successful claimant for damages under federal or state law could be awarded an amount to compensate for the decrease in value of his or her shares caused by the alleged violation (including, possibly, punitive damages), together with interest, while retaining the shares. Claims under the anti-fraud provisions of the federal securities laws must generally be brought within two years of discovery, but not more than five years after occurrence. Rescission and damages claims would not necessarily be finally adjudicated by the time the merger may be completed, and such claims would not be extinguished by consummation of that transaction.

Even if you do not pursue such claims, others, who may include all holders of Public Shares, may. Neither Enterprise nor ARMOUR can predict whether Enterprise stockholders will bring such claims, how many might bring them or the extent to which they might be successful.

The approval of the initial charter proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Enterprise common stock on the record date.

If the initial charter proposal, the merger proposal and the warrant amendment proposal are approved, the following will occur:

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Enterprise will file an amended and restated certificate of incorporation with the Secretary of State of the State of Delaware to (i) delete the provision in the first sentence of Article Seventh that purports to eliminate Enterprise’s power to amend Sections A through H of Article Seventh until the first to occur of a “Business Combination” or the “Termination Date,” (ii) delete all references to “operating business or businesses” in the second sentence of Article Seventh, (iii) delete all references to “fair market value” in the second sentence of Article Seventh, and (iv) amend the first paragraph of Article Seventh to revise the definition of a “Business Combination” as set forth below.

•

“A “Business Combination” shall mean the acquisition by the Corporation or its stockholders, whether by merger, capital stock exchange, asset, stock purchase, reorganization or other similar business combination, of one or more entities or assets (“Target Business” or “Target Businesses”) and resulting in ownership by the Corporation or its stockholders of more than 50% of the voting securities of the Target Business or Businesses.”

•

Immediately after the filing of such amended and restated certificate of incorporation, Enterprise will be authorized to complete the proposed transaction. Thereafter, Enterprise will look to satisfy all necessary conditions to closing the merger.

•	Once all conditions to closing the transaction are satisfied, Enterprise will file all necessary documents with the Secretary of State of the State of Delaware to effectuate such transaction.

ENTERPRISE’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ENTERPRISE’S STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE INITIAL CHARTER PROPOSAL.

THE SECONDARY CHARTER PROPOSAL

Enterprise is proposing to further amend its amended and restated certificate of incorporation to increase the threshold regarding the amount of Enterprise’s Public Shares that may seek conversion prior to consummating a business combination from 30% to 50%.

If this proposal is approved, Section A of Article Seventh of Enterprise’s amended and restated certificate of incorporation will read as follows:

“Prior to the consummation of any Business Combination, the Corporation shall submit such Business Combination to its stockholders for approval regardless of whether the Business Combination is of a type which normally would require such stockholder approval under the DGCL. In the event that a majority of the IPO Shares present and entitled to vote at the meeting to approve the Business Combination are voted for the approval of such Business Combination, the Corporation shall be authorized to consummate the Business Combination; provided that the Corporation shall not consummate any Business Combination if the holders of 50% or more of the IPO Shares vote against the Business Combination and exercise their conversion rights described in paragraph C below.”

Enterprise’s amended and restated certificate of incorporation purports to prohibit amendment to certain of its provisions, including the conversion threshold of 30%.  The prospectus issued by Enterprise in its IPO stated that (i) Enterprise viewed the provisions setting forth this prohibition as obligations to its stockholders and will not take any action to amend or waive these provisions, and (ii) Enterprise had been advised that such provisions limiting its ability to amend its amended and restated certificate of incorporation may not be enforceable under Delaware law. In considering the secondary charter proposal, the Enterprise board of directors came to the conclusion that the increase in the conversion threshold from 30% to 50% would increase Enterprise’s ability to receive the required approval for the merger proposal.  Also, the Enterprise board of directors came to the conclusion that the potential benefits of the proposed merger with ARMOUR to Enterprise and its stockholders outweighed the possibility of any liability described below as a result of the secondary charter proposal being approved. Moreover, Enterprise is still offering holders of Public Shares the right to affirmatively vote their Public Shares against the merger proposal and demand that such shares be converted into a pro rata portion of the trust account.

Enterprise has also received an opinion from special Delaware counsel, Richards, Layton & Finger, P.A., concerning the validity of the secondary charter proposal. Enterprise did not request Richards, Layton & Finger to opine on whether the clause currently contained in Article Seventh of its amended and restated certificate of incorporation prohibiting amendment of Sections A through H of Article Seventh prior to consummation of a business combination was valid when adopted and does not intend on seeking advice of counsel on that question from any other source. Richards, Layton & Finger concluded in its opinion, based upon the analysis set forth therein and its examination of Delaware law, and subject to the assumptions, qualifications, limitations and exceptions set forth in its opinion, that “the secondary charter amendment, if duly adopted by the board of directors of Enterprise (by vote of the majority of the directors present at a meeting at which a quorum is present or, alternatively, by unanimous written consent) and duly approved by the holders of a majority of the outstanding stock of the Company entitled to vote thereon, all in accordance with Section 242(b) of the DGCL, would be valid and effective when filed with the Secretary of State in accordance with Sections 103 and 242 of the DGCL.” A copy of Richards, Layton & Finger’s opinion is included as Annex H to this proxy statement/prospectus, and stockholders are urged to review it in its entirety.

Because Enterprise's amended and restated certificate of incorporation in its current form prohibits amendment of Sections A through H of Article Seventh prior to consummation of a business combination, each person who purchased Public Shares in the IPO could assert securities law claims against Enterprise for rescission (under which a successful claimant has the right to receive the total amount paid for his or her securities pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the securities, in exchange for surrender of the securities) or damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of a security).

Such claims may entitle stockholders asserting them to as much as $10.00 or more per share, based on the initial offering price of the IPO units comprised of stock and warrants, less any amount received from sale of the original warrants purchased with them, plus interest from the date of Enterprise’s IPO (which, in the case of holders of Public Shares, may be more than the pro rata share of the trust account to which they are entitled on conversion or liquidation).

In general, a person who purchased shares pursuant to a defective prospectus or other representation must make a claim for rescission within the applicable statute of limitations period, which, for claims made under Section 12 of the Securities Act and some state statutes, is one year from the time the claimant discovered or reasonably should have discovered the facts giving rise to the claim, but not more than three years from the occurrence of the event giving rise to the claim. A successful claimant for damages under federal or state law could be awarded an amount to compensate for the decrease in value of his or her shares caused by the alleged violation (including, possibly, punitive damages), together with interest, while retaining the shares. Claims under the anti-fraud provisions of the federal securities laws must generally be brought within two years of discovery, but not more than five years after occurrence. Rescission and damages claims would not necessarily be finally adjudicated by the time the merger may be completed, and such claims would not be extinguished by consummation of that transaction.

Even if you do not pursue such claims, others, who may include all holders of Public Shares, may. Neither Enterprise nor ARMOUR can predict whether Enterprise stockholders will bring such claims, how many might bring them or the extent to which they might be successful.

The approval of the secondary charter proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Enterprise common stock on the record date.  Approval of the secondary charter proposal is not a condition to the consummation of the merger and the vote on such proposal will not impact whether the merger is consummated.

If the secondary charter proposal is approved, Enterprise will file an amended and restated certificate of incorporation with the Secretary of State of the State of Delaware to amend Section A of Article Seventh to revise the threshold from 30% to 50%.

ENTERPRISE’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ENTERPRISE’S STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE SECONDARY CHARTER PROPOSAL.

THE MERGER PROPOSAL

The discussion in this proxy statement/prospectus of the merger and the principal terms of the merger agreement by and among Enterprise, ARMOUR and Merger Sub Corp. is subject to, and is qualified in its entirety by reference to, the merger agreement. A copy of the merger agreement is attached as Annex A to this proxy statement/prospectus and is incorporated into this proxy statement/prospectus by reference.

The Parties

Enterprise

Enterprise Acquisition Corp. Enterprise Acquisition Corp. was incorporated in Delaware on July 9, 2007 to serve as a vehicle for the acquisition of one or more operating businesses.

On November 6, 2007, Staton Bell Blank Check LLC, an affiliate of certain Enterprise officers and directors (“SBBC”) purchased an aggregate of 7,500,000 Sponsors’ Warrants (the “Sponsors’ Warrants”) from Enterprise in a private placement transaction at a purchase price of $1.00 per Sponsor Warrant (the “Private Placement”). The Sponsors’ Warrants are identical to the Warrants underlying the Units issued in the IPO (as defined below) except that the Sponsors’ Warrants will be (i) exercisable on a “cashless basis”, and (ii) will not be redeemable by Enterprise so long as they are still held by the purchasers or their affiliates. SBBC has agreed that the Sponsors’ Warrants will not be sold or transferred by them until thirty days after Enterprise completes a business combination.

On November 7, 2007, the registration statement (File No. 333-145154) for Enterprise’s initial public offering of 25,000,000 units (the “IPO”), each unit consisting of one share of common stock, par value $0.0001 per share, and one warrant exercisable for an additional share of common stock (a “Warrant”) was declared effective by the Securities and Exchange Commission (“SEC”). Enterprise completed the IPO on November 14, 2007, resulting in total gross proceeds of $250,000,000. The managing underwriters for the IPO were UBS and Ladenburg. Of the net proceeds after offering expenses of the IPO and the private placement, $247,575,000 was placed in a trust account maintained at Continental Stock Transfer & Trust Company. The proceeds in the trust account will include $8.375 million of the gross proceeds representing deferred underwriting discounts and commissions that will be released to the underwriters on completion of a business combination, subject to continuing discussions between Enterprise and the underwriters.  The remaining proceeds outside of the trust account may be used to pay for business, legal and accounting due diligence on prospective acquisitions, tax expenses and continuing general and administrative expenses. In addition, up to $2,450,000 of the interest earned on the funds held in the trust account may be released to fund expenses related to investigating and selecting a target business and other working capital requirements, plus any amounts we may need to pay our tax obligations. As of August 31, 2009, $249,579,064 is held in the trust account, which amount includes $100,728 available to fund expenses. The funds in the trust account are currently invested entirely in funds invested in U.S. Government Treasury securities.

Each Warrant entitles the holder to purchase from Enterprise one share of common stock at an exercise price of $7.50 commencing on the completion of a business combination with a target business and expiring November 7, 2011, unless earlier redeemed. The Warrants will be redeemable at a price of $0.01 per Warrant upon 30 days’ notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $14.25 per share for any 20 trading days within a 30-trading day period ending on the third business day prior to the date on which notice of redemption is given. In accordance with the Warrant Agreement relating to the Warrants sold in the IPO, Enterprise is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants.  Enterprise will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) Enterprise will be required to cash settle or net cash settle the attempted warrant exercise. Consequently, the Warrants may expire unexercised and unredeemed.

Other than its IPO and the pursuit of a business combination, Enterprise has not engaged in any business to date. If Enterprise does not consummate a business combination by November 7, 2009, then, pursuant to Articles  Sixth and Seventh of its amended and restated certificate of incorporation, Enterprise’s officers must take all actions necessary to dissolve and liquidate Enterprise as soon as reasonably practicable following such date. Such actions include (i) prompt notice to the trustee of the trust account who will then notify the accounts where the funds are invested to commence liquidation of any investments that are not already in cash; and (ii) using any of Enterprise’s cash remaining outside of the trust account to pay liabilities. The amount to be distributed to holders of the Enterprise IPO shares in a liquidation will be the amount in the trust account (including any accrued interests then remaining in the trust account) plus any remaining net assets. If Enterprise liquidates on November 7, 2009, holders of Public Shares will receive approximately $9.94 per share, which represents the trust liquidation value at June 30, 2009.

Enterprise’s common stock, units and warrants are currently listed on the NYSE Amex under the symbols EST, EST.U and EST.WS, respectively. Enterprise’s common stock, units and warrants will cease trading upon consummation of the merger.

The mailing address of Enterprise’s principal executive office is 6800 Broken Sound Parkway, Boca Raton, Florida  33487. Its telephone number is (561) 988-1700.

ARMOUR

ARMOUR is a Maryland corporation that will commence operations upon completion of the merger described in this proxy statement/prospectus. ARMOUR will be externally managed and advised by ARRM. ARMOUR intends to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes, commencing with ARMOUR’s taxable year ending December 31, 2009. ARMOUR generally will not be subject to U.S. federal income tax on its net taxable income to the extent that it annually distributes its net taxable income to stockholders and maintains its intended qualification as a REIT. ARMOUR also intends to operate its business in a manner that will permit it to maintain its exemption from registration under the 1940 Act.

Upon consummation of the merger, ARMOUR will initially seek to invest, on a leveraged basis, primarily in hybrid adjustable-rate, adjustable-rate and fixed-rate residential mortgage-backed securities issued or guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae.  From time to time, a portion of ARMOUR’s portfolio may be invested in unsecured notes and bonds issued by U.S. Government-chartered entities, U.S. Treasuries and money market instruments, subject to certain income tests ARMOUR must satisfy for its qualification as a REIT.  ARMOUR has committed itself to this asset class by including in its charter a requirement that all of its financial instrument investments will consist of Agency Securities, Agency Debt, U.S. Treasuries and money market instruments (including reverse repurchase agreements) and hedging and other derivative instruments related to the foregoing investments.  In the case of an ambiguity in the application of this restriction, ARMOUR’s manager, ARRM, or its future board of directors will determine its application.  Amending the ARMOUR charter will require approval by the holders of a majority of ARMOUR’s outstanding common stock. Its only assets following the business combination will be the funds released from Enterprise’s trust account upon consummation of the business combination.

Merger Sub Corp. was formed solely to complete the business combination with Enterprise and has no material assets or liabilities. As of the date of this proxy statement/prospectus, ARMOUR owns no material assets other than the issued shares of Merger Sub Corp. and does not operate any business other than as the holding company of Merger Sub Corp. Its only assets following the business combination will be the funds released to it from Enterprise’s trust account upon consummation of the business combination.

See the section entitled “Business of ARMOUR” for a more complete description of the business that ARMOUR will engage in upon completion of the merger.

ARMOUR’s principal executive office is currently located at 3005 Hammock Way, Vero Beach, Florida  32963.  Its telephone number is (561) 988-4500.

Merger Sub Corp.

ARMOUR Merger Corp. is a Delaware corporation that was organized in July 2009 for the sole purpose of merging with Enterprise. All of Merger Sub Corp.’s capital stock is owned by ARMOUR. Merger Sub Corp. has no material assets and does not operate any business.

The mailing address of Merger Sub Corp.’s principal executive office is 3005 Hammock Way, Vero Beach, Florida  32963.  Its telephone number is (561) 988-4500.

Name; Headquarters; Stock Symbols

After completion of the merger:

•	the name of the publicly-traded holding company will be ARMOUR Residential REIT, Inc.;

•	the corporate headquarters and principal executive offices of ARMOUR will be located at 3005 Hammock Way, Vero Beach, Florida 32963; and

•	the parties intend to apply to have ARMOUR’s common stock and warrants listed for trading on the NYSE Amex under the symbols ARR and ARR.WS, respectively, after consummation of the merger.

Background of the Merger

The terms of the merger agreement are the result of arms’-length negotiations between representatives of Enterprise and ARMOUR. The following is a brief discussion of the background of these negotiations, the merger agreement and related transactions.

Enterprise was formed on July 9, 2007 to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. Enterprise’s amended and restated certificate of incorporation provides that Enterprise must liquidate unless it has consummated a business combination by November 7, 2009. As of June 30, 2009, $249,464,764 was held in deposit in the trust account.

Enterprise has been reviewing business combination opportunities since the Enterprise IPO on November 7, 2007.  On August 23, 2008, Enterprise entered into an Agreement and Plan of Merger (the “Workflow Merger Agreement”) with WF Capital Holdings, Inc., a Delaware corporation (“Workflow”), certain stockholders of Workflow (the “Securityholders”) and Perseus, L.L.C., a Delaware limited liability company, solely in its capacity as the representative of the Securityholders, pursuant to which Enterprise would acquire 100% of the outstanding capital stock of Workflow. The Workflow Merger Agreement was executed after extensive negotiations and discussions pertaining to price and structure between the Enterprise management team, which was lead by Daniel C. Staton, the Chief Executive Officer of Enterprise, and the Workflow management team, which was led by Gregory C. Mosher, the Chief Executive Officer of Workflow. On March 2, 2009, Enterprise announced that the Workflow Merger Agreement had been terminated due to the fact that Workflow was not prepared to close the merger on or before February 28, 2009, the termination date set forth in the Workflow Merger Agreement.

On June 17, 2009, Peter Fowler, consultant to ARMOUR, contacted Mr. Staton, via telephone and asked whether Enterprise would be interested in a potential business combination with ARMOUR.   Mr. Fowler was familiar with Mr. Staton’s background and experience in REITs and based upon Mr. Staton’s professional background thought that Enterprise might be interested in pursuing an opportunity with a REIT such as ARMOUR.  Mr. Staton indicated that Enterprise would be interested in introductory discussions with ARMOUR and its management.

After the initial telephone call with Mr. Staton, Mr. Fowler introduced Jeffrey Zimmer, the Co-Chief Executive of ARMOUR, to Mr. Staton via e-mail and also provided a detailed presentation regarding ARMOUR’s proposed business and background information regarding Mr. Scott Ulm and Mr. Zimmer, the founders of ARMOUR.

On June 22, 2009, Mr. Fowler contacted Mr. Staton via e-mail to arrange an initial conference call between Enterprise and ARMOUR.  On June 25, 2009, an initial telephone conference call was held between Enterprise, which was represented by Mr. Staton, Marc H. Bell, the Chairman of the Board of Enterprise, Ezra Shashoua, the Chief Financial Officer of Enterprise, and other participants from Enterprise, and ARMOUR, which was represented by Mr. Zimmer.  Mr. Fowler also participated in the call.  During this call, Mr. Zimmer walked the Enterprise team through a management presentation. Following the call, Mr. Fowler contacted Mr. Staton via e-mail to provide additional background and contact information regarding ARMOUR and its management team.

On June 25, 2009, Mr. Staton also communicated with representatives of Ladenburg, a financial advisor to Enterprise, and discussed the market conditions for a REIT transaction involving Enterprise.  The Ladenburg representatives informed Mr. Staton  that they thought the current market for REITs, together with Mr. Staton’s extensive REIT experience, made such a transaction an attractive option for Enterprise.

On June 26, 2009, arrangements were made for an initial in-person meeting between Enterprise and ARMOUR to be held on July 2, 2009 and details regarding the meeting were distributed accordingly.  The in-person meeting was held on July 2, 2009 at Enterprise’s offices in Boca Raton, Florida.  The attendees at the meeting were Messrs. Staton, Bell and Shashoua, together with Maria Balodimas Staton, the Corporate Secretary of Enterprise, and other participants from Enterprise, Messrs. Ulm and Zimmer from ARMOUR, representatives of Ladenburg and representatives of Akerman Senterfitt, Enterprise’s legal counsel.  Also in attendance telephonically were additional representatives of Ladenburg and representatives of UBS, a financial advisor to Enterprise.  At this meeting, Messrs. Ulm and Zimmer gave a presentation regarding ARMOUR and its business model, including current market conditions, opportunities, and dynamics, the economics of ARMOUR as well as the risks associated with the ARMOUR business model.

Between July 4, 2009 and July 11, 2009, there were numerous communications by telephone and e-mail between the internal management teams at Enterprise and ARMOUR, which entailed extensive due diligence and discussions regarding the structure of a potential business combination.

On July 4, 2009, Mr. Bell distributed an e-mail containing the material terms of a proposed transaction between Enterprise and ARMOUR.

On July 6 and 7, 2009, Messrs. Ulm and Zimmer had in-person meetings in New York with representatives of both UBS and Ladenburg, for the purpose of continuing due diligence and discussing the structure for a potential business combination.  Additionally, each management team continued background checks by contacting numerous references provided by the other.

On July 9, 2009, Mr. Staton traveled to New York for a dinner meeting with Messrs.  Ulm and Zimmer, where they further discussed the details of the potential business combination.

On July 11, 2009, ARMOUR contacted Enterprise and expressed interest in moving forward with the transaction.  Mr. Staton then sent a follow up e-mail including additional points that the parties had agreed upon.  Mr. Staton also informed the Enterprise board of the potential business combination and the material terms thereof. Mr. Staton then advised UBS, Ladenburg, Akerman and Enterprise’s internal management team that Enterprise was moving forward with the potential transaction.  There were also additional communications by telephone and e-mail between the internal management teams at Enterprise and ARMOUR.

On the morning of July 13, 2009, there was an organizational meeting held telephonically with representatives of Enterprise, ARMOUR, Akerman and the respective parties’ financial advisors, where the teams were introduced and there were discussions regarding the structure of the transaction and assignment of responsibilities and a timeline for action items. Later that day Enterprise had a telephone conference with Eisner LLP, Enterprise’s independent auditor, to inform Eisner of the potential business combination.  ARMOUR subsequently retained Eisner to audit its financial statements in connection with the potential transactions.

Between July 13 and July 17, 2009, the parties continued to perform due diligence and negotiated the terms of the transaction.  On July 17, 2009, Akerman distributed drafts of a merger agreement and a proxy statement/prospectus, as well as a transaction summary,  in connection with the potential transactions to the working group and to the Enterprise board of directors.  On July 21, 2009, the Enterprise board met telephonically to consider the potential merger transaction.  Mr. Staton provided a description of ARMOUR’s proposed business and its management team and Mr. Staton and representatives of Akerman outlined the proposed transaction.  After extensive discussions, the board approved the proposed merger transaction and the Enterprise secondary charter proposal.

Between July 21 and July 29, 2009, the parties continued to prepare the merger agreement and ancillary documents, together with the proxy statement/prospectus to be filed with the SEC in connection with the proposed business combination.

The merger agreement was signed on July 29, 2009.  On July 29, 2009, Enterprise issued a press release and subsequently filed a Current Report on Form 8-K on the same day announcing the execution of the merger agreement and discussing the terms of the merger agreement.

Enterprise’s Board of Directors’ Reasons for the Approval of the Merger

The Enterprise board carefully reviewed the merger agreement, together with accompanying ancillary agreements, and relevant industry and financial data in order to unanimously approve the merger agreement and the transactions contemplated by the merger agreement.

The management of Enterprise, including members of its board, has long and diverse experience in operational, financial, securities and investment management and analysis. While the members of the Enterprise management team do not have direct experience in making investments in Agency Securities, Mr. Staton, Enterprise’s Chief Executive Officer, has extensive experience with the formation and management of REITs,  having served as Chief Operating Officer and a director of Duke Realty Investment, Inc. and Chairman of the Board of Storage Trust Realty and Mr. Bell, Enterprise's Chairman of the Board, has an M.S. degree in real estate development and investment from New York University. In addition, Messrs. Staton and Bell have over fifty years of combined experience in identifying, evaluating and effectuating acquisitions and investment in and formation of companies.   A number of the acquisitions and investments evaluated and/or effectuated by Mr. Staton were by Duke Realty Investments, Inc. Storage Trust Realty, and Public Storage, all of which are REITs.  These years of extensive evaluation of transactions provide them with the ability to analyze and render an opinion on this transaction. In the opinion of Enterprise’s board, its management is well-qualified to conduct the due diligence and other investigations and analyses required in connection with the search for a merger partner. Enterprise’s management, board and advisors are experienced in the finance, securities and investment industries, with an emphasis on REITs. The Enterprise board believes that this experience makes Enterprise’s management, board of directors and advisors qualified to pass on the merits of the proposed merger.

The proposed merger with ARMOUR does not meet the requirements of an initial business combination under Article Seventh of Enterprise's amended and restated certificate of incorporation because (i) neither ARMOUR nor Merger Sub Corp. is an operating business and (ii) the fair market of ARMOUR and Merger Sub Corp. on the date of the transaction is less than 80% of the balance of Enterprise's trust account, as discussed further in "The Initial Charter Proposal."  The prospectus issued by Enterprise in the Enterprise IPO stated that Enterprise has been advised that the provisions limiting its ability to amend its amended and restated certificate of incorporation may not be enforceable under Delaware law, but that Enterprise views such provisions, which are contained in Article Seventh of its amended and restated certificate of incorporation, as obligations to its stockholders and will not take any action to amend or waive these provisions.  However, Enterprise believes that the proposed merger with ARMOUR is an extremely attractive opportunity in the current market environment and, therefore, public stockholders should be given the opportunity to consider the business combination.  In considering an amendment to Article Seventh of its amended and restated certificate of incorporation, Enterprise's board of directors came to the conclusion that the potential benefits of the proposed merger with ARMOUR to Enterprise and its stockholders outweighed the possibility of any liability.

The Enterprise board unanimously concluded that the transactions contemplated by the merger agreement with ARMOUR are advisable, fair to and in the best interests of Enterprise’s stockholders and warrantholders. In reaching this conclusion, the Enterprise board of director considered a wide variety of factors, including materials, presented to the Enterprise board of directors, prepared by ARMOUR and ARRM regarding its proposed business.  In light of the complexity of those factors, the Enterprise board did not consider it practicable to quantify or otherwise assign relative weights to the specific factors it considered in reaching its decision. In addition, individual members of the Enterprise board may have given different weight to different factors. The following is a summary of the material factors that the Enterprise board considered:

Experienced REIT Management Team

ARMOUR’s manager, ARRM, consists of Mr. Scott Ulm and Mr. Jeffrey Zimmer, experienced professionals who will conduct its day to day operations.  Mr. Ulm and Mr. Zimmer have extensive experience in favorable and unfavorable economic cycles and in securities trading, sales and hedging, asset/liability management and analysis and leveraged mortgage finance. Mr. Zimmer has 25 years of experience in the mortgage securities market and has been Chief Executive Officer for a mortgage REIT for over four years.

ARMOUR will compete with many other companies for desirable opportunities to acquire its targeted assets and the Enterprise board of directors believes that the experience of ARMOUR’s management team provides it with a competitive advantage in this regard.  Messrs. Ulm and Zimmer have both developed extensive contacts among investment banks, lenders, hedge counterparties, broker-dealers trading mortgage-backed securities and other market participants.  Further, the Enterprise board of directors believes that Messrs. Ulm and Zimmer have developed a strong reputation among these market participants and an understanding of the price and other terms on which mortgage assets are reasonably structured and traded.  The Enterprise board of directors believes that Messrs. Ulm and Zimmer’s history of completing transactions in mortgage-backed securities will provide ARMOUR with excellent access to broker-dealers that are structuring and selling classes of mortgage-backed securities and to investment and hedging opportunities.

Attractive Asset Class

The Enterprise board believes that ARMOUR’s strategy to primarily invest in Agency Securities reduces its credit and liquidity risk relative to other mortgage asset classes.  Agency Securities are perceived to have less credit risk than other types of mortgage-backed securities, because Agency Securities are issued by U.S. Government-chartered entities or guaranteed by a U.S. Government corporation.  Additionally, the Enterprise board believes the credit quality of Agency Securities will allow ARMOUR to obtain favorable financing terms in the current environment of tightening credit standards.  The Enterprise board believes these factors will provide Enterprise stockholders and warrantholders with attractive risk-adjusted returns. These beliefs are based primarily upon Daniel C. Staton's knowledge and  familiarity with REITs based upon his significant business experience with the formation and management of REITs such as Duke Realty Investments, Inc., where he was Chief Operating Officer and director from 1993 to 1997, and Storage Trust Realty, where he was Chairman of the Board of Directors from 1997 to 1999. Although Mr. Staton’s experience is not specifically in the area of mortgage-backed securities, through his time at Duke Realty Investments, Inc. Storage Trust Realty and Public Storage, he developed extensive experience in the operation and management of REITs, including a familiarity with the regulatory, tax and corporate governance aspects specific to REITs. Additionally, Mr. Staton has a high degree of industry sector knowledge and has developed business contacts and relationships that will assist in the marketability of the combined company post-merger. ARMOUR has committed itself to the Agency Securities asset class by including in its charter a requirement that all of its financial instrument investments will consist of Agency Securities, Agency Debt, U.S. Treasuries and money market instruments (including reverse repurchase agreements), or accounts at state or federal chartered financial institutions, subject to certain income tests ARMOUR must satisfy for its qualification as a REIT. ARMOUR may also invest in hedging and other derivative instruments related to the foregoing investments.  In the case of an ambiguity in the application of this restriction, ARMOUR’s manager, ARRM, or its future board of directors will determine its application.  Amending the ARMOUR charter will require approval by the holders of a majority of ARMOUR’s outstanding common stock. ARMOUR’s only assets following the business combination will be the funds released from Enterprise’s trust account upon consummation of the business following the business combination will be the funds released from Enterprise’s trust account upon consummation of the business combination and its Enterprise stock.

Market Opportunity

The spread between current coupon Agency Securities and U.S. Treasury swaps significantly widened during the preceding year.  The Enterprise board of directors believes that the current spread offers Enterprise with opportunities to invest at attractive net interest margins and that ARMOUR’s investment strategy is well suited for investing funds expeditiously in this environment.

Active Risk Management

ARMOUR will seek to differentiate itself from other mortgage portfolio managers through its approach to risk management.  ARMOUR intends to actively manage the combination of its assets, its term repurchase agreements and its swap agreements and other derivative instruments to cost-effectively maintain what it believes is an appropriate duration and risk profile, based upon its view of the market in relation to the totality of our assets, liabilities and derivatives.

Sophisticated Investment Platform

ARMOUR expects to benefit from the analytical and modeling skills developed by its management team as a result of their many years of experience and from the brokerage services, market surveillance services and quantitative tools provided by AVM, L.P., with which ARMOUR anticipates contracting for clearing and settlement services for its securities and derivative transactions, as well as assistance with financing transaction services such as repurchase financings and management of margin arrangements between ARMOUR and its lenders for each of its repurchase agreements.  ARMOUR and AVP., L.P. currently do not have any contractual or business relationships. ARMOUR will use its management’s methodologies, together with commercially-available software customized by its management team, to value potential investments, identify attractive investments, forecast the performance of its assets and determine strategies to hedge its interest rate risk.

ARMOUR anticipates that it will enter into agreements with AVM, L.P. to assist it in monitoring and managing its assets, liabilities and hedges on a security-by-security as well as a portfolio-wide basis.  AVM, L.P.’s services will include current mark-to-market asset valuations, execution of agency and derivative securities trades and administration of its expected short-term repurchase facilities, including staggering of its maturities and related continuous re-pricing.  ARMOUR believes this third-party relationship will allow its management to focus on critical forecasting and risk mitigation, areas where its management team has the most direct experience, while at the same time providing it access to an on-going monitoring and trading platform not normally established inside a newly-organized enterprise.

No Legacy Issues

As a company with no historical investments, ARMOUR will build an initial portfolio consisting of currently-priced assets. As a result, ARMOUR’s new investment portfolio will have no performance drag from previously-purchased, lower-yielding assets.

Potential for Warrants to Be an Additional Capital Source.

In addition, the Enterprise board considered the fact that the public warrants that will be outstanding after the completion of the merger could provide an additional source of financing for ARMOUR in the future.

Adverse Factors Considered by Enterprise

The Enterprise board also evaluated several adverse factors in its consideration of the acquisition of ARMOUR. These included:

ARMOUR’s lack of operating history.  The Enterprise board considered that ARMOUR, as a newly formed mortgage REIT, has no operating or financial history. The Enterprise board determined, however, that the growth prospects of ARMOUR outweighed concerns based on its lack of operating history. In addition, the Enterprise board believes that the lack of legacy assets in ARMOUR’s mortgage REIT provides a competitive advantage relative to public mortgage REIT peers. The board of directors noted ARMOUR’s expected return on equity, net income, earnings per share and the overall growth opportunities presented by ARMOUR’s investment strategy in the residential mortgage market.

Adverse general economic conditions.  In its evaluation of ARMOUR, the Enterprise board considered the current adverse economic conditions and the impact such conditions could have on ARMOUR’s business. It was the board of directors’ belief that the trends evidenced in ARRM’s mortgage-backed securities strategy since its inception in February 2008 demonstrated potential resistance or minimal exposure to recessionary economic forces and that ARMOUR’s markets, investment strategy and growth strategy outweighed concerns about general economic conditions.

Increased number of competitive participants pursuing similar investment strategies.  In its evaluation of ARMOUR, the Enterprise board considered the fact that several funds are pursuing or considering pursuing similar investment and capital raising strategies addressing the residential mortgage-backed securities market, including the government’s Public-Private Investment Program and Term Asset-Backed Securities Loan Facility initiatives. It was the Enterprise board’s belief that the absolute size of the opportunity in the $11 trillion mortgage market coupled with the experience of the ARRM investment team outweighed concerns about competitive funds with similar investment strategies.

Lack of fairness opinion. In analyzing the transaction with ARMOUR, the Enterprise board conducted due diligence on ARMOUR’s proposed business model and investment strategy. The Enterprise board believed that, because of the financial skills and background of its directors, it was qualified to conclude that the business combination was fair from a financial perspective to its stockholders and warrantholders. The Enterprise board of directors did not obtain a fairness opinion to assist it in its determination. Accordingly, the Enterprise board’s assessment of the transaction may not be accurate. Furthermore, as described in more detail below, SBBC, an affiliate of the Enterprise Founders, will be providing services to ARRM pursuant to a sub-management agreement and will be receiving a percentage of the net management fees earned by ARRM. As a result, the Enterprise Founders are receiving consideration in the merger that is different than the consideration to be received by the holders of Public Shares.

The Enterprise board evaluated the fact that the proposed merger with ARMOUR does not meet the requirements of an initial business combination under Article Seventh of Enterprise's amended and restated certificate of incorporation because (i) neither ARMOUR nor Merger Sub Corp. is an operating business and (ii) the fair market of ARMOUR and Merger Sub Corp. on the date of the transaction is less than 80% of the balance of Enterprise's trust account, as discussed further in "The Initial Charter Proposal."  However, Enterprise believes that the proposed merger with ARMOUR is an extremely attractive opportunity in the current market environment, and, therefore, public stockholders should be given the opportunity to consider the business combination.  In considering an amendment to Article Seventh of its amended and restated certificate of incorporation, Enterprise's board of directors came to the conclusion that the potential benefits of the proposed merger with ARMOUR to Enterprise and its stockholders outweighed the possibility of any liability resulting from recession and damages claims.  Moreover, Enterprise is still offering holders of Public Shares the right to affirmatively vote their Public Shares against the merger proposal and demand that such shares be converted into a pro rata portion of the trust account.

The Enterprise board was cognizant of Enterprise’s liquidation date of November 7, 2009, but ultimately evaluated the potential business combination with ARMOUR strictly on the quantitative and qualitative information regarding ARMOUR and its business that was available. Since completion of the Enterprise IPO, the Enterprise board has been regularly kept apprised of potential business combination targets and management’s discussions and evaluation of such targets. As discussed above, Enterprise engaged in an ongoing and systematic search for potential business combination candidates, deciding on its own accord in various situations to terminate discussions with potential candidates when determined by management that such candidates did not ultimately represent the investment opportunity that Enterprise wanted to present to its stockholders.

Interests of Enterprise’s Directors and Officers and Others in the Merger

In considering the recommendation of the board of directors of Enterprise to vote for the proposal to approve the merger proposal, you should be aware that Enterprise’s directors and officers have agreements or arrangements that provide them with interests in the merger that differ from, or are in addition to, those of Enterprise stockholders generally. In particular

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If the merger is not consummated by November 7, 2009, Enterprise’s amended and restated certificate of incorporation provides that it will automatically be liquidated. In such event, the 6,250,000 Founders’ Shares held by Enterprise’s directors and officers that were acquired before the IPO for an aggregate purchase price of $25,000 would be worthless because Enterprise’s directors and officers are not entitled to receive any of the liquidation proceeds with respect to such shares. Such shares had an aggregate market value of $            based upon the common stock’s closing bid price of $            on the NYSE Amex on October 5, 2009, the record date for the Enterprise special meeting.The Enterprise Founders have agreed that the 6,150,000 Founders’ Shares held by SBBC will be cancelled prior to the record date for the Enterprise Distribution.

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Sub-Manager, an affiliate of the Enterprise Founders, has agreed to provide certain services to ARRM upon consummation of the transaction pursuant to a sub-management agreement pursuant to which Sub-Manager will be paid by ARRM a percentage of the net management fees to be paid by ARMOUR to ARRM. See the section entitled “— Sub-Management Agreement” below for further details on this arrangement.

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The Enterprise Founders also purchased 7,500,000 Sponsors’ Warrants, for an aggregate purchase price of $7,500,000 (or $1.00 per warrant), pursuant to agreements with Enterprise, UBS, and Ladenburg that were entered into in connection with the Enterprise IPO. These purchases took place on a private placement basis simultaneously with the consummation of the Enterprise IPO. All of the proceeds Enterprise received from these purchases were placed in Enterprise’s trust account. The Sponsors’ Warrants are identical to the Enterprise warrants except that (i) the warrants will not be transferable or salable by holders (except in certain limited circumstances such as to relatives and trusts for estate planning purposes, provided the transferee agrees to be bound by the transfer restrictions) until Enterprise completes a business combination, (ii) they will be exercisable on a cashless basis and (iii) if Enterprise calls the warrants for redemption, the Sponsors’ Warrants will not be redeemable so long as such warrants are held by the initial holders or their affiliates, including any permitted transferees. All of the Sponsors’ Warrants will become worthless if the merger is not consummated and Enterprise is liquidated (as will the public warrants). Such Sponsors’ Warrants had an aggregate market value of $            , based on the warrants’ closing bid price of $            on the NYSE Amex on October 5, 2009, the record date for the Enterprise special meeting.

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If Enterprise liquidates prior to the consummation of a business combination, Daniel C. Staton, Marc H. Bell and Maria Balodimas Staton will be personally liable in certain situations to pay debts and obligations to vendors and other entities that are owed money by Enterprise for services rendered or products sold to Enterprise, or to any target business, to the extent such creditors bring claims that would otherwise require payment from monies in the trust account.  Although Enterprise has obtained waiver agreements from certain vendors and service providers it has engaged and owes money to, and from the prospective target businesses it has negotiated with, whereby such parties have waived any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they will not seek recourse against the trust account notwithstanding such agreements or that other vendors who did not execute such waivers (representing approximately $2.1 million for liabilities owed by Enterprise) will not seek recourse against the trust account.

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If Enterprise is required to be liquidated and there are no funds remaining to pay the costs associated with the implementation and completion of such liquidation, Mr. Staton, Mr. Bell and Ms. Staton has agreed to advance Enterprise the funds necessary to pay such costs and complete such liquidation (currently anticipated to be no more than approximately $15,000) and not to seek repayment for such expenses.

Additionally, upon consummation of the merger, UBS and Ladenburg, the underwriters in the Enterprise IPO, will be entitled to receive up to an aggregate of 3.0% of deferred underwriting commissions, which will be calculated based on the number of Public Shares that are not converted, and have certain rights to participate in future securities offerings by ARMOUR following consummation of the merger .. If the merger is not consummated and Enterprise is required to be liquidated, the underwriters will not receive any such funds. Enterprise is also obligated to pay an aggregate $[          ] of success fees upon the closing of the merger to three of its consultants.  The consultants will not receive such fees if the merger is not consummated.

Furthermore, after the consummation of the merger, pursuant to the sub-management agreement, the Sub-Manager will receive from ARRM a percentage of the net management fees to be paid by ARMOUR to ARRM pursuant to the management agreement.

Sub-Management Agreement

The Sub-Manager, which is wholly owned by the Enterprise Founders, has agreed to provide certain services to ARRM upon consummation of the transaction pursuant to a sub-management agreement. These services may include, upon reasonable request by ARRM:

•	serving as a consultant to ARRM with respect to the periodic review of the “guidelines” (as defined in the sub-management agreement);

•	identifying for ARRM potential new lines of business and investment opportunities for ARMOUR;

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identifying for and advising ARRM with respect to selection of independent contractors that provide investment banking, securities brokerage, mortgage brokerage and other financial services, due diligence services, underwriting review services, legal and accounting services, and all other services as may be required relating to the investments of ARMOUR and its subsidiaries;

•	advising ARRM with respect to ARMOUR’s stockholder and public relations matters;

•	advising and assisting ARRM with respect to ARMOUR’s capital structure and capital raising; and

•	advising ARRM on negotiating agreements relating to programs established by the U.S. government.

While Sub-Manager is expected to actively identify and advise ARRM with respect to the above, specific prospects and opportunities have not been identified at this time. Sub-Manager and its officers and employees will devote such portion of their time as is necessary to perform the services under the sub-management agreement; however, Sub-Manager is not authorized to advise or bind ARMOUR and has no authority or obligation under the management agreement, and ARRM will remain primarily and directly responsible for the all services provided to ARMOUR under the management agreement.  Additionally, ARRM will be solely responsible with respect to certain matters as enumerated in the sub-management agreement.

In exchange for such services, Sub-Manager will receive, in addition to any applicable termination fee or final payment described below, a sub-management fee, calculated and paid monthly by ARRM in arrears, equal to 25% of the base management fee received by ARRM pursuant to the management agreement, net of certain expenses of ARRM. The Manager and Sub-Manager have agreed that, without the approval of Sub-Manager, it will not agree to any modification of the management agreement that would both (i) amend or waive (A) the terms of payments due to the Manager under the management agreement or (B) the indemnification or expense reimbursement provisions of the management agreement and (ii) have either (A) a disproportionately adverse effect on Sub-Manager or (B) a disproportionately positive result for the Manager. The fees to be received by Sub-Manager are proportional to those actually received by ARRM, so that if ARRM agrees with ARMOUR to waive all or a portion of its fees, Sub-Manager’s fees would be proportionally reduced. Sub-Manager is entitled to reimbursement of expenses in connection with its provision of services under the sub-management agreement on the same basis that ARRM is entitled to reimbursement under the management agreement.

The sub-management agreement will become effective upon the consummation of the merger and will continue in effect until it is terminated upon the earliest of (a) the election of Sub-Manager upon the expiration of the initial 5-year term of the management agreement, to terminate the sub-management agreement, (b) the termination of the management agreement by ARMOUR, or (c) the removal of Sub-Manager for “cause” (as defined in the sub-management agreement).  Generally speaking, under the sub-management agreement, “cause” for removal of Sub-Manager exists when a court of competent jurisdiction makes a final determination that Sub-Manager (a) has materially breached the sub-management agreement that has a material adverse effect on ARRM, (b) has acted with willful misconduct or gross negligence that results in material harm to ARRM, or (c) has committed fraud that results in material harm to ARRM.  In case of certain terminations, Sub-Manager is entitled to either a termination fee or final payment in recognition of the level of the upfront effort and commitment of resources required by Sub-Manager in connection with the agreement.

If the management agreement, to which ARMOUR will be a party, is terminated by ARMOUR without cause as described in this proxy statement/prospectus, ARRM will be entitled to a termination fee from ARMOUR equal to three times the management fee earned by ARRM during the 12-month period immediately preceding the date of termination. Under the sub-management agreement, if the management agreement is terminated by ARMOUR without cause, Sub-Manager would be entitled to 25% of ARRM’s termination fee. See “Management of ARMOUR Following the Merger — Management Agreement with ARRM — Termination Fee.”

If the sub-management agreement, to which ARMOUR will be a party, is terminated at the election of Sub-Manager upon the expiration of the initial 5-year term of the management agreement, Sub-Manager is entitled to receive (a) from ARRM, all fees accrued through the date of termination, plus (b) from ARMOUR, an additional final payment of 6.16 times the annualized rate of the last three monthly payments of the monthly sub-management fee. Sub-Manager, which is an affiliate of Enterprise’s executive officers, requires that it receive the final payment in the event its services under the sub-management agreement are terminated.  ARRM does not currently have, and does not anticipate having on expiration of the initial 5-year term of the management agreement, sufficient financial resources to make the final payment to Sub-Manager. ARMOUR, which currently has no business operations, has agreed to make the final payment in order to permit the proposed transaction to proceed. If, prior to such a termination of the sub-management agreement pursuant to which Sub-Manager is entitled to receive the final payment, as described above, ARRM has in good faith initiated litigation with respect to a claim of cause against Sub-Manager, ARMOUR may deposit the final payment into a mutually acceptable escrow arrangement, pending a resolution of such claim of cause pursuant to the terms of the sub-management agreement.  Under the terms of the sub-management agreement, the final payment will be the obligation of ARMOUR and the rights of Sub-Manager to receive 25% of the management fee received by ARRM net of certain expenses of ARRM will be deemed to have been assigned to ARMOUR; provided, however, that ARRM may, on or prior to the first anniversary of the date on which the final payment is made, terminate its obligations and all rights of ARMOUR under the sub-management agreement by paying to ARMOUR an amount eaqual to the final payment.

During the term of the sub-management agreement, subject to various terms and conditions set forth in the sub-management agreement, if ARRM or certain ARRM affiliates manage certain other investment vehicles, ARRM and Sub-Manager will enter into good faith negotiations and ARRM will offer Sub-Manager a sub-management agreement on substantially the same terms as the sub-management agreement described herein or an alternative arrangement reasonably acceptable to ARRM and Sub-Manager.

Sub-Manager is not permitted, without the prior written consent of ARRM (not to be unreasonably withheld), to transfer or assign its rights to receive the fees and other amounts payable under the sub-management agreement; provided, however, that in the event of a termination at the election of Sub-Manager upon the expration of the initial term of the management agreement and after payment by ARMOUR of the “final payment,” the right of the Sub-Manager to receive the Sub-Manager Base Management Fee shall be deemed to have been assigned to ARMOUR subject to the provisions of the Sub-Management Agreement. In addition, the sub-management agreement requires the consent of ARRM (not to be unreasonably withheld) prior to any transfer of any membership interests in Sub-Manager that would result in Daniel C. Staton and Marc H. Bell, and certain of their respective affiliates and other permitted transferees, no longer holding a majority-interest in Sub-Manager.

Recommendation of Enterprise’s Board of Directors

After careful consideration of the matters described above, Enterprise’s board of directors determined unanimously that the merger proposal is fair to and in the best interests of Enterprise and its stockholders. Enterprise’s board of directors has unanimously approved and declared advisable and unanimously recommend that you vote or give instructions to vote “FOR” the merger proposal.

The forgoing discussion of the information and factors considered by the Enterprise board of directors is not meant to be exhaustive, but includes the material information and factors considered by the Enterprise board of directors.

Conversion Rights

Any of Enterprise’s stockholders holding Public Shares as of the record date who affirmatively vote their Public Shares against the merger proposal may also demand that such shares be converted into a pro rata portion of the trust account, calculated as of two business days prior to the consummation of the merger. If demand is properly made and the merger is consummated, these shares will be converted into a pro rata portion of funds deposited in the trust account plus interest, calculated as of such date.

Enterprise stockholders who seek to exercise this conversion right (“converting stockholders”) must affirmatively vote against the merger proposal. Abstentions and broker non-votes do not satisfy this requirement. Additionally, holders demanding conversion must deliver their shares (either physically or electronically using the Depository Trust Company’s DWAC (Deposit Withdrawal at Custodian) System) to Enterprise’s transfer agent up to the vote at the meeting.  A holder will have at least fourteen days from the date notice of the meeting is mailed to stockholders to obtain a certificate if such holder intends to comply with the conversion requirements by physically delivering their shares to Enterprise’s transfer agent. As the delivery process can be accomplished by the stockholder in a matter of hours by simply contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, it is believed that this time period is sufficient for a typical investor. If you hold the shares in street name, you will have to coordinate with your broker to have your shares certificated or delivered electronically. Shares that have not been tendered (either physically or electronically) in accordance with these procedures will not be converted into cash. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $35 per transaction and it would be up to the broker whether or not to pass this cost on to the converting holder. This fee may discourage stockholders from seeking conversion rights and may make it more beneficial for such stockholders to try to sell their shares in the open market.

If the holders of more than 7,499,999 Public Shares (an amount equal to 30% or more of the Public Shares or 50% if the secondary charter proposal is approved) vote against the merger proposal and properly demand conversion of their shares, Enterprise will not be able to consummate the merger unless the secondary charter proposal is approved, in which case Enterprise will not consummate the merger if holders of more than 12,499,999 or more Public Shares exercise their conversion rights.

The closing bid price of Enterprise’s common stock on October 5, 2009 (the record date for the Enterprise special meeting) was $            . The cash held in the trust account on October 5, 2009 was approximately $            ($            per Public Share). Prior to exercising conversion rights, stockholders should verify the market price of Enterprise’s common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their conversion rights if the market price per share is higher than the conversion price. Enterprise cannot assure its stockholders that they will be able to sell their shares of Enterprise common stock in the open market, even if the market price per share is higher than the conversion price stated above, as there may not be sufficient liquidity in Enterprise’s securities when Enterprise’s stockholders wish to sell their shares.

If you exercise your conversion rights, then you will be exchanging your shares of Enterprise common stock for cash and will no longer own those shares. You will be entitled to receive cash for these shares only if you affirmatively vote against the merger proposal, properly demand conversion, and deliver your stock certificate (either physically or electronically) to Enterprise’s transfer agent up to the vote at the meeting.

If Enterprise is unable to complete the merger or another business combination by November 7, 2009, its amended and restated certificate of incorporation provides that its corporate existence will terminate on that date and, upon its resulting liquidation, the holders of Public Shares will receive an amount equal to the amount of funds in the trust account, inclusive of interest not previously released to Enterprise, as well as any remaining net assets outside of the trust account, at the time of the liquidation distribution, divided by the number of Public Shares. If Enterprise liquidates on November 7, 2009, holders of Public Shares will receive approximately $9.94 per share, which represents the trust liquidation value at June 30, 2009. Although both the per share liquidation price and the per share conversion price are equal to the amount in the trust account divided by the number of Public Shares, the amount a holder of Public Shares would receive at liquidation may be more or less than the amount such a holder would have received had it sought conversion of its shares in connection with the merger because (i) there will be greater earned interest in the trust account at the time of a liquidation distribution since it would occur at a later date than a conversion and (ii) Enterprise may incur expenses it otherwise would not incur if Enterprise consummates the merger, including, potentially, claims requiring payment from the trust account by creditors who have not waived their rights against the trust account. Daniel C. Staton, Enterprise’s chief executive officer, Marc H. Bell, Enterprise’s Treasurer, and Maria Balodimas Staton, Enterprise’s Secretary, will be personally liable under certain circumstances to ensure that the proceeds in the trust account are not reduced by the claims of prospective target businesses and vendors or other entities that are owed money by Enterprise for services rendered or products sold to it. While Enterprise has no reason to believe that Mr. Staton, Mr. Bell and Ms. Staton will not be able to satisfy those obligations, there cannot be any assurance to that effect. See the section entitled  “Other Information Related to Enterprise — Liquidation If No Business Combination”  for additional information.

Actions That May Be Taken to Secure Approval of Enterprise’s Stockholders

Based on recently completed business combinations by other similarly structured blank check companies, it is believed by Enterprise that the present holders of 30% or more of the Public Shares (50% if the secondary charter proposal is approved) may have the intention to vote against the merger and seek conversion of their Public Shares into cash in accordance with Enterprise’s amended and restated certificate of incorporation. If such event were to occur, the merger could not be completed. To preclude such possibility, Enterprise, the Enterprise Founders, ARMOUR and their respective affiliates may negotiate arrangements to provide for the purchase of the Public Shares from holders who indicate their intention to vote against the merger and seek conversion or who otherwise wish to sell their Public Shares. Although the merger proposal is not conditioned upon the approval of the secondary charter proposal, Enterprise may nonetheless also engage in similar actions to effect the outcome of the secondary charter proposal vote and thereby increase the likelihood of the merger being approved.  The maximum cash purchase price that will be offered to the holders of Public Shares by Enterprise, the Enterprise Founders, ARMOUR and their respective affiliates for their shares will be the per-share conversion price at the time of the business combination is consummated. Although holders of Public Shares that enter into these types of arrangements with Enterprise will not receive a higher purchase price than a holder that properly seeks conversion of his shares, entering into such arrangements (and agreeing to vote in favor of the merger) provides the holder with greater certainty that the transaction will be consummated, in which event such holder will receive his conversion proceeds prior to a converting stockholder. If the transaction is not consummated, a holder would have to wait until Enterprise liquidates in connection with its dissolution to receive liquidation proceeds, which liquidation could take 60 days or more to complete. Enterprise, the Enterprise Founders, ARMOUR and their respective affiliates may approach potential investors in order to induce them to purchase Public Shares and/or vote in favor of the merger proposal with respect to currently owned Public Shares and, in each case, to remain a stockholder of ARMOUR following consummation of the merger. These transactions would not result in any of Enterprise, the Enterprise Founders, ARMOUR or their respective affiliates purchasing any Public Shares and there would be no limit on the consideration that may be paid pursuant to these arrangements. In any event, the consideration paid to the potential investors or existing holders of Public Shares could be cash or other non-cash consideration (such as the transfer of warrants held by the Enterprise Founders). However, in no event will Enterprise, the Enterprise Founders, ARMOUR or their respective affiliates pay consideration with a total value per share greater than the per share conversion price at the time the business combination is consummated. To date, there has not been negotiations or actions taken by Enterprise, the Enterprise Founders, ARMOUR or their respective affiliates to purchase Public Shares.  To the extent that such actions are material, Enterprise will report such actions on a Current Report on Form 8-K. Company voting information will not be shared with third parties in connection with the negotiation of these arrangements.

It is anticipated that Enterprise and/or ARMOUR would approach a limited number of large holders of Enterprise that have voted against the merger proposal and demanded conversion of their shares, or that have indicated an intention to do so, and engage in direct negotiations for the purchase of such holders’ positions. All holders approached in this manner would be institutional or sophisticated holders, consisting primarily of hedge funds, that invest regularly in special purpose acquisition companies. Arrangements of such nature would only be entered into and effected with the prior approval of ARMOUR (with respect to shares purchased) in accordance with applicable law at a time when Enterprise, the Enterprise Founders, ARMOUR and/or their respective affiliates are not aware of any material nonpublic information regarding Enterprise and its securities or pursuant to agreements between the buyer and seller of such shares in a form that would not violate insider trading rules. Definitive arrangements have not yet been determined but might include:

•

Agreements between Enterprise and the holders of Public Shares pursuant to which Enterprise would agree to purchase Public Shares from such holders immediately after the closing of the merger for the price and fees specified in the arrangements.

•

Agreements with third parties to be identified pursuant to which the third parties would purchase Public Shares during the period beginning on the date that the registration statement of which this proxy statement/prospectus is a part is declared effective. Such arrangements would also provide for Enterprise, immediately after the closing of the merger, to purchase from the third parties all of the Public Shares purchased by them for the price and fees specified in the arrangements. The maximum fee that Enterprise or its affiliates would be willing to pay to a third party is 1% of the total purchase price.  Any fee paid would not have a significant impact on the Company's book value.  At this time, Enterprise or its affiliates do not anticipate using a third party.

The purpose of such arrangements would be to increase the likelihood of satisfaction of the requirements that the holders of a majority of Enterprise common stock outstanding vote in favor of the merger proposal, the merger proposal is approved by the necessary vote of the holders of the Public Shares and that holders of fewer than 30.0% of the Public Shares vote against the merger proposal and demand conversion of their Public Shares into cash where it appears that such requirements would otherwise not be met. The maximum cash purchase price that will be offered by Enterprise to holders of public shares for their shares will be the per-share conversion price at the time of the business combination. However, if holders refuse to enter into arrangements with Enterprise to sell their Public Shares, Enterprise may determine to engage a third party “aggregator” to buy shares prior to the meeting from such holders that have already indicated an intention to sell their shares and/or vote against the merger proposal. In such a case, the aggregator would purchase the shares from the original holder and then subsequently sell such shares to Enterprise. The agreement between Enterprise and any aggregator will provide that, to the extent purchases are made by such aggregator in private transactions, as opposed to open market purchases where the seller is not known to the aggregator, such aggregator will notify the seller that it is acting on behalf of Enterprise in purchasing such shares. The maximum purchase price that will be offered by such aggregators to holders of Public Shares for their shares will be the per-share conversion price at the time of the business combination. Enterprise would, in addition to paying the purchase price of such shares (which would be the per-share conversion price) to this aggregator, pay it a fee. Such fee will not be greater than 1% of the aggregator’s total purchase price for such shares. Although the parties do not anticipate needing to engage the services of such an aggregator, if one is needed, the parties believe it will be in the best interests of stockholders that are voting in favor of the transaction since the retention of the aggregator can help ensure that the transaction will be completed.

Assuming the purchase by aggregators of up to 6,817,352 shares (the maximum number of shares that would be purchased by aggregators), the maximum fee payable to such aggregators would be approximately $680,276, resulting in a decrease of the per share book value following the transaction of $0.06 to $9.24 per share assuming a minimum transaction size (maximum conversion) of $100 million.

All shares purchased pursuant to such arrangements would remain outstanding until the closing of the transaction and would be voted in favor of the merger proposal. Any agreement between the parties will provide for the holder to withdraw or revoke any exercise of its conversion exercise and grant a proxy to Enterprise’s designees to vote such shares in favor of the merger proposal at the meeting. Accordingly, this will effectively render the 30.0% threshold established in Enterprises’ IPO prospectus and amended and restated certificate of incorporation ineffective and make it easier for the parties to complete the transaction because such purchased shares would no longer be counted towards the 30.0% threshold. If, for some reason, the merger is not closed despite such purchases, the purchasers would be entitled to participate in liquidation distributions from Enterprise’s trust account with respect to such shares.

Enterprise will file a Current Report on Form 8-K to disclose arrangements entered into or significant purchases or transfers made by any of the aforementioned persons, including aggregators, that would affect the vote on the merger proposal or the conversion threshold. Any such report will include descriptions of any arrangements entered into, including the names of the parties involved and the roles such parties will play in the arrangements, or significant purchases or transfers by any of the aforementioned persons. If members of Enterprise’s board of directors or officers make purchases or transfer warrants pursuant to such arrangements, they will be required to report these purchases or transfers on beneficial ownership reports filed with the SEC. Enterprise will not, however, provide holders of Public Shares with additional time to reconsider their vote should such arrangements be entered into prior to the meeting because (i) a condition to the consummation of the merger is that there be at least $100 million contained in Enterprise’s trust account (after payment of transaction fees and expenses, deferred underwriting discounts and commissions, tax liabilities and reimbursement of expenses of the Enterprise Founders and to make purchases of Public Shares, if any, as described above) for use by ARMOUR in its business and (ii) holders of Public Shares have been made aware that the minimum book value per share as a result of the maximum aggregate amount of fees payable to third party purchasers pursuant to such arrangements is approximately $9.24. As holders of Public Shares are making their decision to vote for or against the merger with the knowledge that there will be as little as $100 million available to ARMOUR to operate its business, as well as the fact that a maximum fee paid to aggregators of approximately $680,276 will result in a decrease of the per share book value following the transaction of $0.06 to $9.24 per share assuming a minimum transaction size (maximum conversion) of $100 million, the entry into such arrangements will not further impact this analysis.

Purchases pursuant to such arrangements ultimately paid for with funds in Enterprise’s trust account would diminish the funds available to Enterprise after the merger for working capital and general corporate purposes. Nevertheless, in all events there will be sufficient funds available to Enterprise from the trust account to pay the holders of all Public Shares that are properly converted.

As a result of the purchases that may be effected through such arrangements, it is likely that the number of shares of common stock of Enterprise in its public float will be reduced and that the number of beneficial holders of Enterprise’s and Enterprise’s securities also will be reduced. This may make it difficult to obtain the quotation, listing or trading of Enterprise’s securities after the consummation of the merger on the NYSE Amex or any other national securities exchange. In addition, to the extent that Enterprise purchases shares prior to the consummation of the merger, such shares will be deemed not outstanding and the number of shares representing the conversion threshold will be reduced accordingly.

It is possible that the special meetings could be adjourned to provide time to seek out and negotiate such transactions if, at the time of the meetings, it appears that the requisite vote will not be obtained or that the limitation on conversion will be exceeded, assuming that an adjournment proposal is approved. Also, under Delaware law, the board of directors may postpone the meetings at any time prior to it being called to order in order to provide time to seek out and negotiate such transactions.

Rescission Rights

The prospectus issued by Enterprise in the Enterprise IPO (i) disclosed that Enterprise was required to complete a business combination in which it acquired a target business having a fair market value equal to at least 80% of Enterprise’s net assets (all of Enterprise’s assets, including the funds held in the trust account, less Enterprise’s liabilities) and, if the transaction is a related party transaction, to obtain approval of its disinterested independent directors and an opinion from an  independent investment banking firm indicating that the transaction is fair to public stockholders from a financial point of view, (ii) did not disclose that funds in the trust account might be used to purchase Public Shares from holders thereof who have indicated their intention to vote against the merger and convert their shares into cash, and (iii) stated that specific provisions in Enterprise’s amended and restated certificate of incorporation may not be amended prior to the consummation of an initial business combination but that Enterprise had been advised that such provision limiting its ability to amend its amended and restated certificate of incorporation may not be enforceable under Delaware law. Accordingly, if the merger is consummated or if funds in the trust account are used to purchase Public Shares, each person who purchased Public Shares in the IPO could assert securities law claims against Enterprise for rescission (under which a successful claimant has the right to receive the total amount paid for his or her securities pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the securities, in exchange for surrender of the securities) or damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of a security).

Such claims may entitle stockholders asserting them to as much as $10.00 or more per share, based on the initial offering price of the IPO units comprised of stock and warrants, less any amount received from sale of the original warrants purchased with them, plus interest from the date of Enterprise’s IPO (which, in the case of holders of Public Shares, may be more than the pro rata share of the trust account to which they are entitled on conversion or liquidation).

In general, a person who purchased shares pursuant to a defective prospectus or other representation must make a claim for rescission within the applicable statute of limitations period, which, for claims made under Section 12 of the Securities Act and some state statutes, is one year from the time the claimant discovered or reasonably should have discovered the facts giving rise to the claim, but not more than three years from the occurrence of the event giving rise to the claim. A successful claimant for damages under federal or state law could be awarded an amount to compensate for the decrease in value of his or her shares caused by the alleged violation (including, possibly, punitive damages), together with interest, while retaining the shares. Claims under the anti-fraud provisions of the federal securities laws must generally be brought within two years of discovery, but not more than five years after occurrence. Rescission and damages claims would not necessarily be finally adjudicated by the time the merger may be completed, and such claims would not be extinguished by consummation of that transaction .

Even if you do not pursue such claims, others, who may include all holders of Public Shares, may. Neither Enterprise nor ARMOUR can predict whether Enterprise stockholders will bring such claims, how many might bring them or the extent to which they might be successful.

Appraisal Rights

Enterprise stockholders and warrantholders do not have appraisal rights under the DGCL in connection with the merger or the issuance of ARMOUR common stock and warrants pursuant to the merger.

Anticipated Accounting Treatment

The merger will be accounted for as an acquisition by Enterprise for accounting purposes under SFAS 141R. The determination was based on the continuing ownership by Enterprise stockholders of the post-merger entity. As a result, Enterprise's balances are recorded using their historical cost basis, while ARMOUR's assets and liabilities will be recorded at their fair value (which, being solely cash, is equivalent to the historical cost basis).

Regulatory Matters

The merger and the transactions contemplated by the merger agreement are not subject to any additional federal or state regulatory requirement or approval, including the Hart-Scott-Rodino Antitrust Improvements Act of 1976, except for filings with the State of Delaware necessary to effectuate the merger.

Required Vote

The approval of the merger proposal will require (i) the holders of (a) a majority of the Public Shares present and entitled to vote at a meeting called for this and other related purposes approving the proposal, and (b) a majority of the votes cast on the merger proposal approving the proposal and (ii) the holders of fewer than 30% of the Public Shares (or 50% if the secondary charter proposal is approved by stockholders) voting against the merger and properly demanding that their Public Shares be converted into a pro-rata portion of the trust account, calculated as of two business days prior to the anticipated consummation of the merger.

THE ENTERPRISE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE ENTERPRISE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE MERGER PROPOSAL.

THE MERGER AGREEMENT

For a discussion of the merger structure, merger consideration and indemnification provisions of the merger agreement, see the section entitled “The Merger Proposal.”  Such discussion and the following summary of other material provisions of the merger agreement is qualified by reference to the complete text of the merger agreement, a copy of which is attached as Annex A to this proxy statement/prospectus and is incorporated herein by reference. All stockholders are encouraged to read the merger agreement in its entirety for a more complete description of the terms and conditions of the merger. The merger agreement has been included as an annex to this proxy statement/prospectus to provide investors and security holders with information regarding its terms. The representations, warranties and covenants contained in the merger agreement were made only for purposes of that agreement and as of specific dates, may be subject to limitations agreed upon by the contracting parties, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Structure of the Merger

The merger agreement provides for (i) the merger of Merger Sub Corp. with and into Enterprise with Enterprise surviving the merger and becoming a wholly-owned subsidiary of ARMOUR, and (ii) ARMOUR to become the new publicly-traded corporation of which the holders of Enterprise securities will be security holders.  Upon consummation of the merger, Enterprise’s outstanding common stock and warrants will be converted into like securities of ARMOUR, on a one-to-one basis. The holders of Enterprise’s common stock and warrants will be holders of the securities of ARMOUR after the merger in the same proportion as their current holdings in Enterprise, except as (i) increased by (A) the cancellation by the Enterprise Founders of their Founders’ Shares prior to the record date for the Enterprise Distribution and (B) conversion of any Public Shares and (ii) decreased by the issuance of shares of restricted stock to ARMOUR’s independent directors upon consummation of the transaction.

Closing and Effective Time of the Merger

The closing of the merger will take place promptly following the satisfaction of the conditions described below under the subsection entitled “Conditions to Closing of the Merger,”  unless Enterprise and ARMOUR agree in writing to another time. The merger is expected to be consummated promptly after the special meetings of Enterprise’s stockholders and warrantholders described in this proxy statement/prospectus.

Representations and Warranties

The merger agreement contains representations and warranties of Enterprise relating, among other things, to:

•	proper organization and similar corporate matters;

•	capital structure;

•	the authorization, performance and enforceability of the merger agreement;

•	permits and compliance with applicable laws;

•	tax matters;

•	SEC reports, financial statements and Sarbanes-Oxley Act;

•	absence of undisclosed liabilities;

•	contracts;

•	assets and properties;

•	absence of certain changes or events;

•	employee matters;

•	compliance with laws;

•	litigation;

•	transactions with affiliates;

•	Enterprise’s trust account; and

•	regulatory matters and compliance.

The merger agreement contains representations and warranties of each of ARMOUR and Merger Sub Corp. relating, among other things, to:

•	proper organization and similar corporate matters;

•	capital structure;

•	the authorization, performance and enforceability of the merger agreement;

•	litigation;

•	tax matters;

•	REIT matters; and

•	regulatory matters and compliance.

Indemnification of Officers and Directors; Insurance

Following the closing of the merger, ARMOUR and Enterprise will, to the extent Enterprise was obligated to do so as the date of the merger agreement, (i) indemnify current and former directors and officers of Enterprise in their capacities as such against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, settlements, losses, claims, damages or liabilities incurred in connection with any threatened, pending, completed action, suit or proceeding, whether civil, criminal or administrative or investigative, arising out of matters existing or occurring at or prior to the closing, including actions taken in connection with the merger; and (ii) advance expenses as incurred, provided the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification. ARMOUR and Enterprise also agree to cause Enterprise’s organizational documents to include provisions for elimination of liability of directors and officers and indemnification of directors and officers after the merger that are at least as advantageous to such persons as the provisions in effect prior to the merger.

Prior to the consummation of the merger, Enterprise is also required to obtain and fully pay for six-year “tail” insurance policies for its officers and directors. The terms of such policies must be at least as favorable to its officers and directors as their current coverage. If Enterprise does not obtain such “tail” insurance policies prior to the merger, ARMOUR will cause Enterprise to do so after the merger. If neither ARMOUR nor Enterprise is able to obtain such “tail” insurance policies, Enterprise is required to continue to maintain, for six years after the merger, directors’ and officers’ and fiduciary liability insurance that is at least as favorable as the insurance in place as of the date of the merger agreement, provided that the obligations of Enterprise and ARMOUR will not be required to pay an annual premium amount in excess of 250% of the annual premiums currently in effect for such coverage.

ARMOUR and Enterprise further agree that the indemnification and insurance provisions with respect to Enterprise’s officers and directors will survive any consolidation, merger or sale of all or substantially all of Enterprise’s assets, so that any surviving entity will be required to honor these indemnification and insurance provisions after such transaction. The merger agreement also provides that these provisions are in addition to, and not in replacement of, indemnification rights in Enterprise’s organizational documents that may apply to Enterprise’s officers, directors, employees and agents. Further information about such rights can be found in the section entitled “Comparison of Rights of Enterprise and ARMOUR “ of this proxy statement/prospectus.

Covenants

The parties have each agreed to use commercially reasonable efforts to take such actions as are necessary, proper or advisable to consummate the merger. Enterprise and ARMOUR have each also agreed to continue to operate their respective businesses in the ordinary course prior to the closing and, unless otherwise required or permitted under the merger agreement, not to take the following actions, among others, without the prior written consent of the other party:

•	except with respect to Enterprise in connection with the initial charter proposal, amend its certificate of incorporation or bylaws (whether by merger, consolidation or otherwise);

•

split, combine or reclassify any shares of capital stock or other equity securities or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the capital stock or other equity securities, or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any capital stock or other equity securities;

•

(x) issue, deliver or sell, or authorize the issuance, delivery or sale of, any capital stock, warrant or other equity securities, or (y) amend any term of any capital stock or other equity securities (in each case, whether by merger, consolidation or otherwise);

•

except as set forth in the merger agreement, acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any assets, securities, properties, or businesses, and with respect to Enterprise, other than in the ordinary course of business;

•	sell, lease or otherwise transfer, or create or incur any lien on, any assets, securities, properties, or businesses (in the case of Enterprise, other than in the ordinary course of business);

•	make any loans, advances or capital contributions to, or investments in, any other person or entity;

•	create, incur, assume, suffer to exist or otherwise be liable with respect to any indebtedness for borrowed money or guarantees thereof;

•	enter into any hedging arrangements;

•	enter into or amend any material contract (with the exception of any agreement or arrangement with financial, legal, accounting, tax and other professional advisors);

•

enter into any agreement or arrangement that limits or otherwise restricts in any respect the company, or any successor thereto or that could, after the consummation of the merger, limit or restrict in any respect the parties from engaging or competing in any line of business, in any location or with any person or, except in the case of Enterprise in the ordinary course of business, otherwise waive, release or assign any material rights, claims or benefits;

•	increase compensation, bonus or other benefits payable to any director, officer or employee;

•	change the methods of accounting, except as required by concurrent changes in law or generally accepted accounting principles;

•

settle, or offer or propose to settle, any material litigation, investigation, arbitration, proceeding or other claim, including any litigation, arbitration, proceeding or dispute that relates to the merger;

•

make or change any material tax election, change any annual tax accounting period, adopt or change any method of tax accounting, materially amend any tax returns or file claims for material tax refunds, enter any material closing agreement, settle any material tax claim, audit or assessment, or surrender any right to claim a material tax refund, offset or other reduction in tax liability, and with respect to Enterprise, take any action or fail to take any action that could prevent ARMOUR from qualifying as a REIT;

•

take any action to exempt or make not subject to or otherwise waive or cause to be inapplicable any state takeover law or state law including, without limitation, the provisions of section 203 of the DGCL, law that purports to limit or restrict business combinations or the ability to acquire or vote shares, in each case to any individual or entity (other than ARMOUR or its subsidiaries), or any action taken thereby, which individual, entity or action would have otherwise been subject to the restrictive provisions thereof and not exempt therefrom;

•	take any action or omit to take any action that is reasonably likely to result in any of the conditions to each party’s obligation and effect the merger not being satisfied; or

•	agree, resolve or commit to do any of the foregoing.

Enterprise has also agreed to cease, and to cause its officers, directors, employees, representatives and agents, including SBBC and certain other Enterprise affiliates, to cease negotiations or discussions with any other party with respect to an alternative transaction, to return or destroy all related confidential information, and to avoid entering into any such negotiations discussions until the closing of the merger. However, the merger agreement provides that Enterprise’s board of directors may, at any time prior to the meeting of stockholders, furnish information and participate in discussions or negotiations with respect to a proposal that the board determines in good faith, upon consultation with legal and financial advisors, could lead to a “superior proposal” (as defined in the merger agreement), so long as such proposal was not obtained pursuant to a breach of the merger agreement by Enterprise. The merger agreement provides that Enterprise’s board of directors may make a “change in recommendation” (as defined in the merger agreement) or terminate the merger agreement and enter into a definitive agreement with respect to a superior proposal if it determines in good faith that such action is required by the board’s fiduciary duties to Enterprise. Enterprise must promptly advise ARMOUR of any request for information or receipt of any “acquisition proposal” (as defined in the merger agreement).

The merger agreement also contains additional covenants of the parties, including covenants providing for:

•	the protection of confidential information of the parties and, subject to the confidentiality requirements, the provision of reasonable access to information;

•

Enterprise and ARMOUR to prepare and file a proxy statement and registration statement, which shall contain this proxy statement/prospectus, to solicit proxies from the Enterprise stockholders and warrantholders to vote on the proposals that will be presented for consideration at the special meeting and to register, under the Securities Act, the ARMOUR shares and warrants that will be issued to the securityholders of Enterprise pursuant to the merger agreement;

•

ARMOUR to waive its rights to make claims against Enterprise to collect from the trust fund established for the benefit of the holders of the Public Shares for any monies that may be owed to it by Enterprise;

•	ARMOUR to make an election to qualify as a real estate investment trust within the meaning of Section 856 of the Code in connection with the filing of its initial tax return;

•

ARMOUR to file a registration statement, at Enterprise’s expense, relating to the resale of the warrants (and underlying shares) held by the Enterprise Founders and ARRM and to use its commercially reasonable efforts to have such registration statement declared effective at, or as soon as reasonably practicable after, the closing of the merger;

•

ARMOUR and Enterprise to take all reasonable steps that are required or permitted under Section 16(a) of the Exchange Act to cause any dispositions of Enterprise’s common stock and warrants that may occur or are deemed to occur in connection with the merger to be exempt under Rule 16b-3 of the Exchange Act; and

•

ARMOUR to use its reasonable best efforts to cause the ARMOUR shares issued in the merger to be listed on the NYSE or NYSE Amex, subject to official notice of issuance, as of or prior to the effective time of the merger.

Conditions to Closing of the Merger

General Conditions

Consummation of the merger is conditioned on (i) the holders of a majority of the Public Shares present and entitled to vote at a meeting called for this and other related purposes approving the merger, (ii) the holders of fewer than 30% (or 50%, if the secondary charter proposal is approved) of the Public Shares voting against the merger and properly demanding that their Public Shares be converted into a pro-rata portion of the trust account, calculated as of two business days prior to the anticipated consummation of the merger, (iii) the holders of a majority of Enterprise’s common stock outstanding on the record date approving the initial charter proposal and the subsequent filing of Enterprise’s second amended and restated certificate of incorporation and (iv) the holders of a majority of Enterprise’s warrants approving the warrant amendment proposal.

In addition, the consummation of the transactions contemplated by the merger agreement is conditioned upon, among other things:

•

no statute, rule, ruling, regulation, judgment, decision, order, injunction, writ or decree shall have been enacted, entered, ordered, promulgated, issued or enforced by any court or other governmental authority that is in effect and prohibits, enjoins or restricts the consummation of the transactions;

•	the execution by and delivery to each party of each of the various transaction documents;

•

the delivery by each party to the other party of a certificate to the effect that the representations and warranties of each party are true and correct as of the closing, except as would not reasonably be expected to have a material adverse effect, and all covenants contained in the merger agreement have been materially complied with by each party;

•

the delivery of an opinion by Akerman Senterfitt, in form and substance reasonably satisfactory to Enterprise to the effect that (a) the merger will be treated as a contribution governed by Section 351 of the Code or a reorganization under Section 368(a) of the Code and (b) the holders of Enterprise’s stock will recognize no gain or loss on the exchange of those shares for shares of ARMOUR common stock (except to the extent that a holder of Enterprise’s stock receives cash in exchange for any portion of its stock);

•

the trust account containing at least $100 million of funds (after payment of transaction fees and expenses, deferred underwriting discounts and commissions, tax liabilities, reimbursement of expenses of the Enterprise Founders and purchases of Public Shares, if any, as set forth in the merger agreement);

•

receipt by Enterprise of an opinion from Richards, Layton & Finger P.A. relating to the initial charter amendment, which opinion has been obtained and is attached as Annex H to this proxy statement/prospectus;

•	amendment of Enterprise’s amended and restated certificate of incorporation to provide for the initial charter amendment; and

•

the registration statement, of which this proxy statement/prospectus forms a part, shall have become effective and no stop order suspending its effectiveness, or proceeding to that effect, shall have been implemented by the SEC.

ARMOUR’s and Merger Sub Corp.’s Conditions to Closing

The obligations of ARMOUR and Merger Sub Corp. to consummate the transactions contemplated by the merger agreement also are conditioned upon, among other things, there being no material adverse effect on Enterprise since the date of the merger agreement.

Enterprise’s Conditions to Closing

The obligations of Enterprise to consummate the transactions contemplated by the merger agreement also are conditioned upon each of the following, among other things,

•	there shall have been no material adverse effect on ARMOUR since the date of the merger agreement; and

•	receipt by Enterprise of an opinion of Akerman Senterfitt regarding the qualification of ARMOUR as REIT under the Code.

Waiver

If permitted under applicable law, either Enterprise or ARMOUR may waive any inaccuracies in the representations and warranties made to such party contained in the merger agreement or in any document delivered pursuant to the merger agreement and waive compliance with any agreements or conditions for the benefit of itself or such party contained in the merger agreement or in any document delivered pursuant to the merger agreement. The condition requiring that the holders of fewer than 30% of the Public Shares (or 50% of the Public Shares if the secondary charter proposal is approved) affirmatively vote against the merger proposal and demand conversion of their shares into cash may not be waived. There can be no assurance that all of the conditions will be satisfied or waived.

At any time prior to the closing, either Enterprise or ARMOUR may, in writing, to the extent legally allowed, extend the time for the performance of any of the obligations or other acts of the other parties to the merger agreement.

The existence of the financial and personal interests of the directors may result in a conflict of interest on the part of one or more of them between what he may believe is best for Enterprise and what he may believe is best for himself in determining whether or not to grant a waiver in a specific situation.

Termination

The merger agreement may be terminated at any time, but not later than the closing, as follows:

•	by mutual written agreement of Enterprise and ARMOUR;

•	by either Enterprise or ARMOUR if:

•

at the Enterprise stockholder meeting, or any adjournment or postponement, the merger agreement shall fail to be approved by the affirmative vote of the holders of a majority of the Public Shares present (in person or represented by proxy) and entitled to vote at the meeting or the holders of 30% (or 50% if the secondary charter proposal is approved), or more of the Public Shares exercise conversion rights;

•

the merger is not consummated by November 7, 2009 (if the only obligation of the parties to effect the merger is the effectiveness of the registration statement of which this proxy statement/prospectus forms a part);

•

a governmental entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the merger, which order, decree, judgment, ruling or other action is final and non-appealable; or

•

if the other party has breached or failed to perform any of its covenants or representations and warranties in any material respect that would constitute a failure of the applicable closing conditions and has not cured its breach within thirty days of the notice of an intent to terminate, provided that the terminating party is itself not in material breach;

•	by ARMOUR if:

•

Enterprise’s board of directors or any committee makes or publicly proposes to make a “change in recommendation” (defined in the merger agreement) to stockholders with respect to the merger proposal; or

•

Enterprise’s board of directors or any committee approve or recommends, within two days of receiving an inquiry, proposal, offer or expression with respect to an “alternative transaction” (defined in the merger agreement), takes no position with respect to an alternative transaction; and

•

by Enterprise if its board of directors or any committee causes Enterprise to enter into an alternative transaction as a result of it receiving a “superior proposal” (defined in the merger agreement) for a transaction (provided Enterprise has complied in all material respects with its applicable obligations under the merger agreement, including paying the termination fee described below).

Notwithstanding anything to the contrary, the right to terminate this agreement by any means other than mutual written consent of ARMOUR and Enterprise shall not be available to any party that is in material breach of its obligations under the merger agreement or whose failure to fulfill its obligations or to comply with its covenants under the merger agreement has been the cause of, or resulted in, the failure to satisfy any conditions to the obligations of ARMOUR or Enterprise thereunder.

Effect of Termination

In the event of proper termination by either Enterprise or ARMOUR, the merger agreement will become void and have no effect, without any liability or obligation on the part of Enterprise or ARMOUR, except that:

•

if the merger agreement is terminated (i) by ARMOUR as a result of Enterprise entering into an alternative transaction and such alternative transaction is consummated within 12 months following such termination or (ii) by Enterprise if it enters into an alternative transaction and such alternative transaction is consummated within 12 months following such termination, Enterprise has agreed to pay a termination fee to ARRM in the amount of $5 million (x) at closing of the alternative transaction or (y) upon termination of the merger agreement, respectively;

•	The confidentiality obligations set forth in the merger agreement will survive;

•

The waiver by ARMOUR of all rights against Enterprise to collect from the trust account any monies that may be owed to it by Enterprise for any reason whatsoever, including but not limited to a breach of the merger agreement, and the acknowledgement that ARMOUR will not seek recourse against the trust account for any reason whatsoever, will survive;

•	the rights of the parties to bring actions against each other for breach of the merger agreement will survive; and

•	the fees and expenses incurred in connection with the merger agreement and the transactions contemplated thereby will be paid by the party incurring such expenses.

Fees and Expenses

All fees and expenses incurred in connection with the merger agreement and the transactions contemplated thereby will be paid by the party incurring such expenses whether or not the merger is consummated, except as otherwise provided in the merger agreement or other ancillary documents thereto.

Confidentiality; Access to Information

Enterprise and ARMOUR will afford to the other party and its financial advisors, accountants, counsel and other representatives prior to the completion of the merger reasonable access during normal business hours, upon reasonable notice, to all of their respective properties, books, records and personnel to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel, as each party may reasonably request. Enterprise and ARMOUR will maintain in confidence any non-public information received from the other party, and use such non-public information only for purposes of consummating the transactions contemplated by the merger agreement, subject to customary exceptions.

Amendments

The merger agreement may be amended by the parties thereto at any time by execution of an instrument in writing signed on behalf of each of the parties; provided, however, that after approval of the merger proposal by the Enterprise stockholders, no amendment shall be made that by law or in accordance with the rules of the NYSE Amex requires further approval by such stockholders without obtaining such for the approval. Enterprise will file a Current Report on Form 8-K and issue a press release to disclose any amendment to the merger agreement entered into by the parties. If such amendment is material to investors, a proxy statement/prospectus supplement would also be sent to holders of Public Shares as promptly as practicable.

Public Announcements

The parties have agreed that until closing or termination of the merger agreement, the parties will:

•	cooperate in good faith to jointly prepare all press releases and public announcements pertaining to the merger agreement and the transactions governed by it; and

•

not issue or otherwise make any public announcement or communication pertaining to the merger agreement or the transaction without the prior consent of the other party, which shall not be unreasonably withheld by the other party, except as may be required by applicable law or court process.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations relating to the merger to holders of Enterprise common stock and warrants, of the acquisition, holding, and disposition of ARMOUR common stock and of ARMOUR’s qualification and taxation as a REIT. This summary is based upon the Internal Revenue Code of 1986, as amended, or the Code, the regulations promulgated by the U.S. Treasury Department, or the Treasury regulations, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. The discussions of tax consequences in this summary are the opinion of Akerman Senterfitt, which opinion is attached as Annex E-1 to this proxy statement/prospectus and is subject to the qualifications contained in this summary and those contained therein; no assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. The summary is also based upon the assumption that the operation of Enterprise and ARMOUR, and of their subsidiaries and other lower-tier and affiliated entities will, in each case, be in accordance with such entity’s applicable organizational documents. This summary does not discuss the impact that U.S. state and local taxes and taxes imposed by non-U.S. jurisdictions could have on the matters discussed in this summary. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular stockholder in light of its investment or tax circumstances or to stockholders subject to special tax rules, such as:

•

U.S. expatriates;

•

persons who mark-to-market Enterprise or ARMOUR common stock;

•

subchapter S corporations;

•

U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

•

financial institutions;

•

insurance companies;

•

broker-dealers;

•

regulated investment companies (or RICs);

•

REITs;

•

trusts and estates;

•

holders who receive or hold Enterprise or ARMOUR common stock through the exercise of employee stock options or otherwise as compensation;

•

persons holding Enterprise or ARMOUR common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•

persons subject to the alternative minimum tax provisions of the Internal Revenue Code;

•

persons holding their interest in Enterprise or ARMOUR through a partnership or similar pass-through entity;

•

persons holding a 10% or more (by vote or value) beneficial interest in Enterprise or ARMOUR;

•

tax-exempt organizations; and

•

non-U.S. stockholders (as defined below, and except as otherwise discussed below).

This summary assumes that securityholders hold Enterprise common stock and warrants and will hold ARMOUR common stock and warrants as capital assets, which generally means as property held for investment.

THE U.S. FEDERAL INCOME TAX TREATMENT OF THE MERGER AND THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF ARMOUR COMMON STOCK DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE U.S. FEDERAL INCOME TAX TREATMENT OF THE MERGER AND THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDING ARMOUR COMMON STOCK TO ANY PARTICULAR STOCKHOLDER WILL DEPEND ON THE STOCKHOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF ARMOUR COMMON STOCK.

U.S. Federal Income Tax Considerations of Recipients of the Enterprise Distribution

Prior to consummation of the merger, Enterprise will declare a one-time cash distribution of $0.13 per share (the “Enterprise Distribution”) to stockholders as of the record date. The Enterprise Distribution will be paid by Enterprise promptly upon consummation of the Merger. The Enterprise Distribution will reduce any claims that stockholders may have against the trust account, including without limitation, claims made by stockholders who wish to convert their shares into cash equal to their pro-rata share of the trust account plus any interest accrued thereon then held in the trust account. All stockholders of Enterprise will participate in the Enterprise Distribution except for the holders of the Founders Shares, who will not participate in the Enterprise Distribution. SBBC has agreed to have any shares it owns that were acquired prior to the Enterprise IPO cancelled on the day prior to the record date for the Enterprise Distribution.

The Enterprise Distribution will be approximately equal to the projected current and accumulated earnings and profits of Enterprise for federal income tax purposes through the date of the Merger. This will reduce Enterprise’s undistributed earnings and profits and therefore reduce the amount of REIT taxable income ARMOUR will be required to distribute with respect to its 2009 taxable year as a result of the separate distribution to be made by Enterprise to ARMOUR after consummation of the Merger. The Enterprise Distribution assures that Enterprise stockholders who participate in the Merger will receive the distribution of funds represented by their share of Enterprise’s earnings and profits accumulated through the date of the Merger. See “U.S. Federal Income Tax Considerations of ARMOUR as a REIT – Annual Distribution Requirements” below.

U.S Stockholders of Enterprise

A U.S. stockholder will generally be required to include in gross income as ordinary income the amount of the Enterprise Distribution treated as a dividend for U.S. federal income tax purposes.  The Enterprise Distribution will be treated as a dividend for U.S. federal income tax purposes to the extent it is paid out of current or accumulated earnings and profits of Enterprise (as determined for U.S. federal income tax purposes).  Any portion of the Enterprise Distribution in excess of such earnings and profits will be applied against and reduce the U.S. stockholder’s tax basis in its Enterprise shares and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such shares, described below under “U.S. Federal Income Tax Considerations of the Merger to U.S. Enterprise Stockholders” with respect to U.S. stockholders who exercise their conversion rights with respect to all of their Enterprise shares. The portion of the Enterprise Distribution treated as a dividend may be taxed to U.S. stockholders who are individuals at the lower applicable long-term capital gains rate (currently 15%) provided that certain holding period requirements are met. The holding period for stock will be reduced for any period in which a holder has diminished its risk of loss, and there is a lack of clear authority as to whether a U.S. stockholder’s holding period for its shares in Enterprise would be suspended for the period that such holder had a right to have its stock in Enterprise redeemed by Enterprise (e.g., the time after which such holder exercised its conversion rights).  U.S. stockholders that are corporations generally should be eligible for the dividends received deduction allowed to corporations under the Code with respect to the portion of the Enterprise Distribution that is treated as a dividend for federal income tax purposes, if the requisite holding period and other requirements for such deduction are met.

Non-U.S. Stockholders of Enterprise

The portion of the Enterprise Distribution received by non-U.S. stockholders payable out of Enterprise’s earnings and profits that are not effectively connected with a U.S. trade or business of the non-U.S. stockholder will generally be subject to U.S. federal withholding tax at the rate of 30.0%, unless reduced or eliminated by an applicable income tax treaty.

In cases where the dividend income from a non-U.S. stockholder’s investment in Enterprise stock is, or is treated as, effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends (described above), and may also be subject to the 30.0% branch profits tax on the income after the application of the income tax in the case of a non-U.S. stockholder that is a corporation.

Any portion of the Enterprise Distribution in excess of such earnings and profits will be applied against and reduce the Non-U.S. stockholder’s tax basis in its Enterprise shares and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such shares, described below under “U.S. Federal Income Tax Considerations of the Merger to Non-U.S. Enterprise Stockholders” with respect to U.S. stockholders who exercise their conversion rights with respect to Enterprise shares.

U.S. Federal Income Tax Considerations of the Merger

Enterprise’s obligations to complete the merger are conditioned upon the delivery by Akerman Senterfitt of an opinion that the merger will be treated either as a contribution governed by Section 351 of the Code or a reorganization within the meaning of Section 368 of the Code and that Enterprise stockholders will recognize no gain or loss on the exchange of their

Enterprise shares for shares of ARMOUR. Such opinion, attached as Annex E-1 to this proxy statement/prospectus, will rely on customary representations made by Enterprise and ARMOUR and applicable factual assumptions. If any of the factual assumptions or representations relied upon in the opinion is inaccurate, the opinion may not accurately describe the U.S. federal income tax treatment of the merger, and this discussion may not accurately describe the tax considerations arising from the merger. It is possible that the IRS would challenge the conclusions in the above-described opinion or the statements in this discussion, which do not bind the IRS or the courts and that a court would agree with the IRS.

The income tax considerations summarized below are based upon the assumption that the merger will qualify either as a contribution governed by either Section 351 of the Code or a reorganization within the meaning of Section 368(a) of the Code.

U.S. Federal Income Tax Considerations of the Merger to U.S. Enterprise Stockholders

This section summarizes the U.S. federal income tax considerations of the merger for U.S. stockholders holding Enterprise stock or warrants. For these purposes, a U.S. stockholder is a beneficial owner of Enterprise or ARMOUR stock or warrants who for U.S. federal income tax purposes is:

•

a citizen or resident of the U.S.;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or of a political subdivision thereof (including the District of Columbia);

•

an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•

any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

The merger of Enterprise and Merger Sub Corp. will constitute a tax-deferred transaction pursuant to either Section 351 or Section 368 of the Code and no gain or loss will be recognized by the U.S. stockholders of Enterprise who exchange Enterprise shares solely for ARMOUR shares as a result of the merger (except to the extent that such a stockholder also transfers Enterprise warrants in the transaction, as further discussed below). The U.S. federal tax basis of the shares of ARMOUR received by such a holder of Enterprise shares in the merger will be the same as the adjusted tax basis of the Enterprise shares surrendered in exchange therefor. The holding period of the shares of ARMOUR received in the merger by such a holder of Enterprise shares will include the period during which such Enterprise shares was held on the date of the merger.

U.S. stockholders who exercise conversion rights and elect to receive cash in exchange for all of their Enterprise shares in the merger will recognize gain or loss on such exchange equal to the difference between the amount of cash received in exchange for Enterprise stock and such holder’s adjusted basis in the Enterprise stock exchanged therefor. Such gain or loss will be long-term capital gain or loss if the holder’s holding period of such shares is more than one year at the time of the exchange. Holders who hold different blocks of Enterprise stock (generally, shares of Enterprise stock purchased or acquired on different dates or at different prices) and holders of Enterprise stock who receive a mixture of cash and ARMOUR stock in exchange for their Enterprise stock should consult their tax advisors to determine how the above rules apply to them.

If the merger is governed by Section 351 of the Code, a U.S. stockholder who exchanges Enterprise warrants for ARMOUR warrants in the merger will recognize gain or loss upon such exchange equal to the difference between the fair market value of the ARMOUR warrants received and such holder’s adjusted basis in the Enterprise warrants exchanged therefor. Such gain or loss will generally be long-term capital gain or loss if the warrantholder’s holding period in the Enterprise warrants is over a year at the time of the exchange. The holder’s basis in the ARMOUR warrants received in the exchange will be equal to the fair market value of such warrants at the time of the exchange. However, if the merger qualifies as a reorganization within the meaning of Section 368 of the Code, a U.S. stockholder who exchanges Enterprise warrants for ARMOUR warrants in the merger will not recognize any gain or loss on such exchange. In such case, a holder’s basis in the ARMOUR warrants received in the exchange will be equal to the holder’s basis in the Enterprise warrants exchanged therefor.

U.S. Federal Income Tax Considerations of the Merger to Non-U.S. Enterprise Stockholders

This section summarizes the U.S. federal income tax considerations of the merger for non-U.S. stockholders holding Enterprise stock or warrants. For these purposes, a non-U.S. stockholder is a beneficial owner of Enterprise or ARMOUR stock or warrants who is neither a U.S. stockholder nor an entity that is treated as a partnership for U.S. federal income tax purposes.

A non-U.S. stockholder who exchanges Enterprise shares solely for ARMOUR shares as a result of the merger will generally be treated in the same manner as a U.S. stockholder for U.S. federal income tax purposes. A non-U.S. stockholder who exercises conversion rights and elects to receive cash in exchange for Enterprise shares in the merger, and a non-U.S. stockholder who exchanges Enterprise warrants for ARMOUR warrants in the exchange, will generally be treated in the same manner as a U.S. stockholder for U.S. federal income tax purposes except that any such non-U.S. stockholder will not be subject to U.S. federal income tax on the exchange unless (i) such holder is engaged in a trade or business within the United States and any gain recognized in the exchange is treated as effectively connected with such trade or business (in which case the non-U.S. stockholder will generally be subject to the same treatment as a U.S. stockholder with respect to the exchange) or (ii) such holder is an individual who is present in the United States for 183 days or more during the taxable year in which the merger takes place and has a “tax home” in the United States (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual’s net capital gain for the year).

Backup Withholding

In order to avoid “backup withholding” on a payment of cash to a holder of Enterprise shares, either from the Enterprise Distribution or pursuant to such holder’s election to receive cash in exchange for their Enterprise shares, a U.S. stockholder must, unless an exception applies under applicable law and regulations, provide us with his or her correct taxpayer identification number on a Substitute Form W-9, and certify under penalty of perjury that such holder is not subject to backup withholding and that his or her taxpayer identification number is correct, and a non U.S. stockholder must, unless an exception applies under applicable law and regulations, certify that he or she is a non U.S. stockholder on an applicable IRS Form W-8. A Substitute Form W-9 will be included with the letter of transmittal to be sent to Enterprise stockholders and warrantholders by the exchange agent. If a Enterprise stockholder fails to provide his or her correct taxpayer identification number or the required certifications, such holder may be subject to penalty by the IRS and any cash payments such holder would otherwise receive either from the Enterprise Distribution or in consideration for shares of Enterprise may be subject to backup withholding at a rate of 28%. Any amount withheld under the backup withholding rules may be allowed as a refund or credit against such holder’s U.S. federal income tax liability provided that such holder timely furnishes certain required information to the IRS.

U.S. Federal Income Tax Considerations of ARMOUR as a REIT

For purposes of this section, references to “ARMOUR” mean only ARMOUR Residential REIT, Inc. and not any of its subsidiaries or other lower-tier entities except as otherwise indicated.

Taxation of ARMOUR — General

ARMOUR intends to elect to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with its taxable year ending December 31, 2009. ARMOUR believes that it has been organized and intends to operate in a manner that allows it to qualify for taxation as a REIT under the Code.

Enterprise expects to receive at the closing of the merger an opinion of Akerman Senterfitt to the effect that, commencing with ARMOUR’s taxable year ending December 31, 2009, ARMOUR has been organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that the opinion of Akerman Senterfitt, attached as Annex E-1 to this proxy statement/prospectus, is based on various assumptions relating to ARMOUR’s organization and operation, including that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct, all actions described in this proxy statement are completed in a timely fashion and that ARMOUR will at all times operate in accordance with the method of operation described in its organizational documents and this prospectus. Additionally, the opinion of Akerman Senterfitt is conditioned upon factual representations and covenants made by the management of ARMOUR and ARRM, regarding ARMOUR’s organization, assets, present and future conduct of its business operations and other items regarding its ability to meet the various requirements for qualification as a REIT, and assumes that such representations and covenants are accurate and complete and that ARMOUR will take no action that could adversely affect its qualification as a REIT. While ARMOUR believes that it is organized and intends to operate so that it will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in ARMOUR’s circumstances or applicable law, no assurance can be given by Akerman Senterfitt or ARMOUR that ARMOUR will so qualify for any particular year. Akerman Senterfitt will have no obligation to advise Enterprise, ARMOUR or the holders of ARMOUR’s shares of common stock of any subsequent change in the matters stated, represented or assumed or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, or any court, and no assurance can be given that the IRS will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth in such opinions.

Qualification and taxation as a REIT depend on ARMOUR’s ability to meet, on a continuing basis, through actual results of operations, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Code, the compliance with which will not be reviewed by Akerman Senterfitt. In addition, ARMOUR’s ability to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which ARMOUR invests. ARMOUR’s ability to qualify as a REIT also requires that ARMOUR satisfies certain asset and income tests, some of which depend upon the fair market values of assets directly or indirectly owned by ARMOUR or which serve as security for loans made by ARMOUR. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of ARMOUR’s operations for any taxable year will satisfy the requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, qualification and taxation as a REIT depend on ARMOUR’s ability to meet, on a continuing basis, through actual results of operations, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below, under “— Requirements for Qualification as a REIT.” While ARMOUR’s believes that it will operate so that it qualifies as a REIT, no assurance can be given that the IRS will not challenge its qualification as a REIT or that it will be able to operate in accordance with the REIT requirements in the future. See “— Failure to Qualify.”

Provided that ARMOUR qualifies as a REIT, it will generally be entitled to a deduction for dividends that it pays and, therefore, will not be subject to U.S. federal corporate income tax on its net taxable income that is currently distributed to its stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that result generally from investment in a corporation. Rather, income generated by a REIT generally is taxed only at the stockholder level, upon a distribution of dividends by the REIT.

For tax years through 2010, stockholders who are individual U.S. stockholders (as defined above) are generally taxed on corporate dividends at a maximum rate of 15% (the same as long-term capital gains). With limited exceptions, however, dividends received by individual U.S. stockholders from ARMOUR or from other entities that are taxed as REITs will continue to be taxed at rates applicable to ordinary income, which will be as high as 35% through 2010. Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items, such as capital gains, recognized by REITs. See “— Taxation of Taxable U.S. Stockholders.”

Even if ARMOUR qualifies for taxation as a REIT, however, it will be subject to U.S. federal income taxation as follows:

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It will be taxed at regular corporate rates on any undistributed income, including undistributed net capital gains.

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It may be subject to the “alternative minimum tax” on its items of tax preference, if any.

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If ARMOUR has net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “— Prohibited Transactions” and “— Foreclosure Property” below.

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If ARMOUR elects to treat property that it acquires in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” it may thereby avoid applicability of (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (b) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

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If ARMOUR fails to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintains its qualification as a REIT because other requirements are met, it will be subject to a 100% tax on an amount equal to (a) the greater of (1) the amount by which it fails the 75% gross income test or (2) the amount by which it fails the 95% gross income test, as the case may be, multiplied by (b) a fraction intended to reflect its profitability.

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If ARMOUR fails to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT asset tests that does not exceed a statutory  de minimis  amount as described more fully below, but its failure is due to reasonable cause and not due to willful neglect and ARMOUR nonetheless maintains its REIT qualification because of specified cure provisions, it will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate (currently 35%) of the net income generated by the nonqualifying assets during the period in which it failed to satisfy the asset tests.

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If ARMOUR fails to satisfy any provision of the Code that would result in its failure to qualify as a REIT (other than a gross income or asset test requirement) and the violation is due to reasonable cause, it may retain its REIT qualification but it will be required to pay a penalty of $50,000 for each such failure.

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If ARMOUR fails to distribute during each calendar year at least the sum of (a) 85% of its REIT ordinary income for such year, (b) 95% of its REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods (or the required distribution), it will be subject to a 4% excise tax on the excess of the required distribution over the sum of (1) the amounts actually distributed (taking into account excess distributions from prior years), plus (2) retained amounts on which income tax is paid at the corporate level.

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ARMOUR may be required to pay monetary penalties to the IRS in certain circumstances, including if it fails to meet record-keeping requirements intended to monitor its compliance with rules relating to the composition of its stockholders, as described below in “— Requirements for Qualification as a REIT.”

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A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between ARMOUR and any TRSs ARMOUR may own if and to the extent that the IRS successfully adjusts the reported amounts of these items.

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If ARMOUR acquires appreciated assets from a corporation that is not a REIT in a transaction in which the adjusted tax basis of the assets in its hands is determined by reference to the adjusted tax basis of the assets in the hands of the non-REIT corporation, ARMOUR will be subject to tax on such appreciation at the highest corporate income tax rate then applicable if it subsequently recognizes gain on a disposition of any such assets during the 10-year period following their acquisition from the non-REIT corporation. The results described in this paragraph assume that the non-REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by ARMOUR.

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ARMOUR will generally be subject to tax on the portion of any excess inclusion income derived from an investment in residual interests in real estate mortgage investment conduits or REMICs to the extent its stock is held by specified tax-exempt organizations not subject to tax on unrelated business taxable income. Similar rules will apply if it owns an equity interest in a taxable mortgage pool. To the extent that it owns a REMIC residual interest or a taxable mortgage pool through a TRS, it will not be subject to this tax.

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ARMOUR may elect to retain and pay income tax on its net long-term capital gain. In that case, a stockholder would include its proportionate share of ARMOUR’s undistributed long-term capital gain (to the extent ARMOUR makes a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that ARMOUR paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in its ARMOUR common stock. Stockholders that are U.S. corporations will also appropriately adjust their earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated.

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ARMOUR may have subsidiaries or own interests in other lower-tier entities that are subchapter C corporations, the earnings of which could be subject to U.S. federal corporate income tax.

In addition, ARMOUR may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state, local, and foreign income, franchise property and other taxes. ARMOUR could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

The Code defines a REIT as a corporation, trust or association:

(1) that is managed by one or more trustees or directors;

(2) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3) that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;

(4) that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

(5) the beneficial ownership of which is held by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months;

(6) in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly, indirectly or constructively, by five or fewer “individuals” (as defined in the Code to include specified entities);

(7) which meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions; and

(8) that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked.

The Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) do not need to be satisfied for the first taxable year for which an election to become a REIT has been made. ARMOUR’s charter provides restrictions regarding the ownership and transfer of its shares, which are intended, among other purposes to assist in satisfying the share ownership requirements described in conditions (5) and (6) above. For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust.

To monitor compliance with the share ownership requirements, ARMOUR is generally required to maintain records regarding the actual ownership of its shares. To do so, it must demand written statements each year from the record holders of significant percentages of its shares of stock, in which the record holders are to disclose the actual owners of the shares ( i.e. , the persons required to include in gross income the dividends paid by it). A list of those persons failing or refusing to comply with this demand must be maintained as part of its records. Failure by ARMOUR to comply with these record-keeping requirements could subject it to monetary penalties. If ARMOUR satisfies these requirements and after exercising reasonable diligence would not have known that condition (6) is not satisfied, it will be deemed to have satisfied such condition. A stockholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. ARMOUR satisfies this requirement.

Effect of Subsidiary Entities

Ownership of Partnership Interests

In the case of a REIT that is a partner in a partnership, Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test, described below, the determination of a REIT’s interest in partnership assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, ARMOUR’s proportionate share of the assets and items of income of partnerships in which it owns an equity interest is treated as assets and items of income of ARMOUR for purposes of applying the REIT requirements described below. Consequently, to the extent that ARMOUR directly or indirectly holds a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect ARMOUR’s ability to qualify as a REIT, even though it may have no control or only limited influence over the partnership.

Disregarded Subsidiaries

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT subsidiary is any corporation, other than a TRS, that is wholly-owned by a REIT, by other disregarded subsidiaries or by a combination of the two. Single member limited liability companies that are wholly-owned by a REIT are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests. Disregarded subsidiaries, along with partnerships in which ARMOUR holds an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary ceases to be wholly-owned by ARMOUR (for example, if any equity interest in the subsidiary is acquired by a person other than ARMOUR or another disregarded subsidiary of ARMOUR), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect ARMOUR’s ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “— Asset Tests” and “— Gross Income Tests.”

Taxable REIT Subsidiaries

A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to corporate income tax on its earnings, which may reduce the cash flow generated by ARMOUR and its subsidiaries in the aggregate and its ability to make distributions to its stockholders.

ARMOUR and Enterprise intend to elect for Enterprise to be treated as a TRS. This will allow Enterprise to invest in assets and engage in activities that could not be held or conducted directly by ARMOUR without jeopardizing its qualification as a REIT.

A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries or render commercially unfeasible (for example, activities that give rise to certain categories of income such as non-qualifying hedging income or inventory sales). If dividends are paid to ARMOUR by one or more TRSs it may own, then a portion of the dividends that ARMOUR distributes to stockholders who are taxed at individual rates generally will be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates. See “— Taxation of Taxable U.S. Stockholders” and “— Annual Distribution Requirements.”

Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, a TRS may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed, generally, 50% of the TRS’s adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between a REIT, its tenants and/or the TRS, that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess.

Gross Income Tests

In order to maintain its qualification as a REIT, ARMOUR annually must satisfy two gross income tests. First, at least 75% of ARMOUR’s gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging and foreign currency transactions, must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from and gains from the disposition of other shares of REITs, interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), and gains from the sale of real estate assets, as well as income from certain kinds of temporary investments. Second, at least 95% of ARMOUR’s gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

For purposes of the 75% and 95% gross income tests, a REIT is deemed to have earned a proportionate share of the income earned by any partnership, or any limited liability company treated as a partnership for U.S. federal income tax purposes, in which it owns an interest, which share is determined by reference to its capital interest in such entity, and is deemed to have earned the income earned by any qualified REIT subsidiary.

Interest Income

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation is secured by a mortgage on real property. If ARMOUR receives interest income with respect to a mortgage loan that is secured by both real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that it acquired the mortgage loan, the interest income will be apportioned between the real property and the other property, and ARMOUR’s income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property.

Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test. If ARMOUR acquires or originates a construction loan, for purposes of the foregoing apportionment, the fair market value of the real property includes the fair market value of the land plus the reasonably estimated cost of improvement or developments (other than personal property) which secure the construction loan.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (or a shared appreciation provision), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests,  provided  that the property is not inventory or dealer property in the hands of the borrower or ARMOUR.

To the extent that ARMOUR derives interest income from a loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not the net income or profits of any person. This limitation does not apply, however, to a mortgage loan where the borrower derives substantially all of its income from the property from the leasing of substantially all of its interest in the property to tenants, to the extent that the rental income derived by the borrower would qualify as rents from real property had it been earned directly by ARMOUR.

Any amount includible in ARMOUR’s gross income with respect to a regular or residual interest in a REMIC generally is treated as interest on an obligation secured by a mortgage on real property. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if ARMOUR held such assets), ARMOUR will be treated as receiving directly its proportionate share of the income of the REMIC for purposes of determining the amount which is treated as interest on an obligation secured by a mortgage on real property. In addition, some REMIC securitizations include embedded interest rate swap or cap contracts or other derivative instruments that potentially could produce nonqualifying income to the holder of the related REMIC securities.

ARMOUR believes that the interest, original issue discount, and market discount income that ARMOUR receives from its mortgage-related securities generally will be qualifying income for purposes of both the 75% and 95% gross income tests. However, to the extent that it owns non-REMIC collateralized mortgage obligations or other debt instruments secured by mortgage loans (rather than by real property) or secured by non-real estate assets, or debt securities that are not secured by mortgages on real property or interests in real property, the interest income received with respect to such securities generally will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. In addition, the loan amount of a mortgage loan that it owns may exceed the value of the real property securing the loan. In that case, income from the loan will be qualifying income for purposes of the 95% gross income test, but the interest attributable to the amount of the loan that exceeds the value of the real property securing the loan, if such loan is also secured by  property other than real property, will not be qualifying income for purposes of the 75% gross income test.

Fee Income

ARMOUR may receive various fees in connection with its operations. The fees will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income or profits. Other fees are not qualifying income for purposes of either gross income test. Any fees earned by a TRS will not be included for purposes of the gross income tests.

Dividend Income

ARMOUR may receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions are generally classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Any dividends received by ARMOUR from a REIT is qualifying income in its hands for purposes of both the 95% and 75% gross income tests.

Foreign Investments

To the extent that ARMOUR holds or acquires foreign investments, such investments may generate foreign currency gains and losses. Foreign currency gains are generally treated as income that does not qualify under the 95% or 75% gross income tests. However, in general, if foreign currency gain is recognized with respect to specified assets or income which otherwise qualifies for purposes of the 95% or 75% gross income tests, then such foreign currency gain will generally not constitute gross income for purposes of either the 95% or 75% gross income tests, respectively, provided ARMOUR does not deal or engage in substantial and regular trading in securities, which it does not intend to do. No assurance can be given that any foreign currency gains recognized by ARMOUR directly or through pass-through subsidiaries will not adversely affect its ability to satisfy the REIT qualification requirements.

Hedging Transactions

ARMOUR may enter into hedging transactions with respect to one or more of its assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction ARMOUR enters into (1) in the normal course of its business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, or (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income test. To the extent that ARMOUR enters into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. ARMOUR intends to structure any hedging transactions in a manner that does not jeopardize its qualification as a REIT.

Failure to Satisfy the Gross Income Tests

ARMOUR intends to monitor its sources of income, including any non-qualifying income received by it, so as to ensure its compliance with the gross income tests. If ARMOUR fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may still qualify as a REIT for the year if ARMOUR is entitled to relief under applicable provisions of the Code. These relief provisions will generally be available if the failure of ARMOUR to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, ARMOUR sets forth a description of each item of its gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with the Treasury regulation. It is not possible to state whether ARMOUR would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving ARMOUR, it will not qualify as a REIT. As discussed above under “— Taxation of REITs in General,” even where these relief provisions apply, a 100% tax would be imposed upon the profit attributable to the amount by which ARMOUR fails to satisfy the particular gross income test.

Phantom Income

Due to the nature of the assets in which ARMOUR will invest, it may be required to recognize taxable income from certain of its assets in advance of its receipt of cash flow on or proceeds from disposition of such assets, and it may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.

ARMOUR may acquire mortgage-backed securities in the secondary market for less than their face amount. For example, it is likely that ARMOUR will invest in assets, including mortgage-backed securities, requiring ARMOUR to accrue original issue discount, or OID, or recognize market discount income, that generate taxable income in excess of economic income or in advance of the corresponding cash flow from the assets referred to as “phantom income.” ARMOUR may also be required under the terms of the indebtedness that it incurs to use cash received from interest payments to make principal payment on that indebtedness, with the effect that ARMOUR will recognize income but will not have a corresponding amount of cash available for distribution to its shareholders.

Due to each of these potential differences between income recognition or expense deduction and related cash receipts or disbursements, there is a significant risk that ARMOUR may have substantial taxable income in excess of cash available for distribution. In that event, ARMOUR may need to borrow funds or take other actions to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “— Annual Distribution Requirements.”

Asset Tests

ARMOUR, at the close of each calendar quarter, must also satisfy four tests relating to the nature of its assets. First, at least 75% of the value of its total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities and, under some circumstances, property attributable to the temporary investment of new capital.  For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs and certain kinds of mortgage-backed securities and mortgage loans. A regular or residual interest in a REMIC is generally treated as a real estate asset. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if ARMOUR held such assets), ARMOUR will be treated as owning its proportionate share of the assets of the REMIC. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below. Second, the value of any one issuer’s securities owned by ARMOUR may not exceed 5% of the value of its gross assets. Third, ARMOUR may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. Fourth, the aggregate value of all securities of TRSs held by ARMOUR may not exceed 25% of the value of its gross assets.

The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries. The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code, including but not limited to any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (a) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test; (b) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (c) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership.

For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Code and (iii) in the case of an issuer which is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if ARMOUR, and any of ARMOUR’s “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer which (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, its interest as a partner in the partnership).

After initially meeting the asset tests at the close of any quarter, ARMOUR will not lose its qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values (including a failure caused solely by change in the foreign currency exchange rate used to value a foreign asset). If ARMOUR fails to satisfy the asset tests because it acquires or increases its ownership interest in securities during a quarter, it can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If ARMOUR fails the 5% asset test, or the 10% vote or value asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, it may dispose of sufficient assets (generally within six months after the last day of the quarter in which its identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of its assets at the end of the relevant quarter or $10,000,000. If ARMOUR fails any of the other asset tests or its failure of the 5% and 10% asset tests is in excess of the  de minimis  amount described above, as long as such failure was due to reasonable cause and not willful neglect, it is permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps including the disposition of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which its identification of the failure to satisfy the REIT asset test occurred) and paying a tax equal to the greater of $50,000 or the highest corporate income tax rate (currently 35%) of the net income generated by the non-qualifying assets during the period in which it failed to satisfy the asset test.

ARMOUR expects that the assets and mortgage-related securities that it owns generally will be qualifying assets for purposes of the 75% asset test. However, to the extent that it owns non-REMIC collateralized mortgage obligations or other debt instruments secured by mortgage loans (rather than by real property) or secured by non-real estate assets, or debt securities issued by C corporations that are not secured by mortgages on real property, those securities may not be qualifying assets for purposes of the 75% asset test.  ARMOUR believes that its holdings of securities and other assets will be structured in a manner that will comply with the foregoing REIT asset requirements and intends to monitor compliance on an ongoing basis. There can be no assurance, however, that it will be successful in this effort. Moreover, values of some assets may not be susceptible to a precise determination and are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset tests. Accordingly, there can be no assurance that the IRS will not contend that ARMOUR’s interests in subsidiaries or in the securities of other issuers (including REIT issuers) cause a violation of the REIT asset tests.

In addition, ARMOUR may enter into repurchase agreements under which it will nominally sell certain of its assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. ARMOUR believes that it will be treated for U.S. federal income tax purposes as the owner of the assets that are the subject of any such agreement notwithstanding that it may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that ARMOUR did not own the assets during the term of the repurchase agreement, in which case it could fail to qualify as a REIT.

Annual Distribution Requirements

In order to qualify as a REIT, ARMOUR is required to distribute dividends, other than capital gain dividends, to its stockholders in an amount at least equal to:

(a) the sum of:

•

90% of its “REIT taxable income” (computed without regard to the deduction for dividends paid and its net capital gains); and

•

90% of the net income (after tax), if any, from foreclosure property (as described below); minus

(b) the sum of specified items of non-cash income that exceeds a percentage of its income.

These distributions must be paid in the taxable year to which they relate or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to stockholders of record on a specified date in any such month and are actually paid before the end of January of the following year. Such distributions are treated as both paid by ARMOUR and received by each stockholder on December 31 of the year in which they are declared. In addition, at ARMOUR’s election, a distribution for a taxable year may be declared before it timely files its tax return for the year and be paid with or before the first regular dividend payment after such declaration,  provided  that such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to ARMOUR’s stockholders in the year in which paid, even though the distributions relate to its prior taxable year for purposes of the 90% distribution requirement.

In order for distributions to be counted towards ARMOUR’s distribution requirement and to give rise to a tax deduction by ARMOUR, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class and is in accordance with the preferences among different classes of stock as set forth in the organizational documents.

To the extent that ARMOUR distributes at least 90%, but less than 100%, of its “REIT taxable income,” as adjusted, ARMOUR will be subject to tax at ordinary corporate tax rates on the retained portion. In addition, ARMOUR may elect to retain, rather than distribute, its net long-term capital gains and pay tax on such gains. In this case, ARMOUR could elect to have its stockholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit for their proportionate share of the tax paid by ARMOUR. ARMOUR’s stockholders would then increase the adjusted basis of their stock in ARMOUR by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate shares.

If ARMOUR fails to distribute during each calendar year at least the sum of (a) 85% of its REIT ordinary income for such year, (b) 95% of its REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, it will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior periods) and (y) the amounts of income retained on which it has paid corporate income tax. ARMOUR intends to make timely distributions so that it is not subject to the 4% excise tax.

It is possible that ARMOUR, from time to time, may not have sufficient cash to meet the distribution requirements due to timing differences between (a) the actual receipt of cash, including receipt of distributions from ARMOUR’s subsidiaries and (b) the inclusion of items in income by ARMOUR for U.S. federal income tax purposes. For example, ARMOUR may acquire debt instruments or notes whose face value may exceed its issue price as determined for U.S. federal income tax purposes (such excess, “original issue discount,” or OID), such that ARMOUR will be required to include in its income a portion of the OID each year that the instrument is held before it receives any corresponding cash. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable in-kind distributions of property, including taxable stock dividends. In the case of a taxable stock dividend, stockholders would be required to include the dividend as income and would be required to satisfy the tax liability associated with the distribution with cash from other sources including sales of ARMOUR common stock. Both a taxable stock distribution and sale of common stock resulting from such distribution could adversely affect the price of ARMOUR’s common stock.

ARMOUR may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in its deduction for dividends paid for the earlier year. In this case, ARMOUR may be able to avoid losing its qualification as a REIT or being taxed on amounts distributed as deficiency dividends. However, ARMOUR will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Recordkeeping Requirements

ARMOUR is required to maintain records and request on an annual basis information from specified stockholders. These requirements are designed to assist ARMOUR in determining the actual ownership of its outstanding stock and maintaining its qualifications as a REIT.

Prohibited Transactions

Net income ARMOUR derives from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers, in the ordinary course of a trade or business by a REIT, by a lower-tier partnership in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to the REIT. ARMOUR intends to conduct its operations so that no asset owned by it or its pass-through subsidiaries will be held as inventory or primarily for sale to customers, and that a sale of any assets owned by ARMOUR directly or through a pass-through subsidiary will not be in the ordinary course of business. However, whether property is held as inventory or “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any particular asset in which ARMOUR holds a direct or indirect interest will not be treated as property held as inventory or primarily for sale to customers or that certain safe harbor provisions of the Code that prevent such treatment will apply. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. ARMOUR does not anticipate that it will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but, if it does receive any such income, it intends to elect to treat the related property as foreclosure property.

Failure to Qualify

In the event that ARMOUR violates a provision of the Code that would result in its failure to qualify as a REIT, it may nevertheless continue to qualify as a REIT. Specified relief provisions will be available to it to avoid such disqualification if (1) the violation is due to reasonable cause and not due to willful neglect, (2) ARMOUR pays a penalty of $50,000 for each failure to satisfy a requirement for qualification as a REIT and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to ARMOUR’s disqualification as a REIT for violations due to reasonable cause. If ARMOUR fails to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Code apply, it will be subject to tax, including any applicable alternative minimum tax, on its taxable income at regular corporate rates. Distributions to ARMOUR’s stockholders in any year in which it is not a REIT will not be deductible by it, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Code, distributions to its stockholders will generally be taxable in the case of ARMOUR’s stockholders who are individual U.S. stockholders (as defined below), at a maximum rate of 15% (through 2010), and dividends in the hands of its corporate U.S. stockholders may be eligible for the dividends received deduction. Unless ARMOUR is entitled to relief under the specific statutory provisions, it will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost. It is not possible to state whether, in all circumstances, ARMOUR will be entitled to statutory relief.

Taxation of Taxable U.S. Stockholders

This section summarizes the taxation of U.S. stockholders who hold ARMOUR stock that are not tax-exempt organizations.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds ARMOUR stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding ARMOUR common stock should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of ARMOUR stock by the partnership.

Distributions

Provided that ARMOUR qualifies as a REIT, distributions made to ARMOUR’s taxable U.S. stockholders out of ARMOUR’s current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations. In determining the extent to which a distribution with respect to ARMOUR common stock constitutes a dividend for U.S. federal income tax purposes, ARMOUR’s earnings and profits will be allocated first to distributions with respect to its preferred stock, if any, and then to its common stock. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable (through 2010) to individual U.S. stockholders who receive dividends from taxable subchapter C corporations.

In addition, distributions from ARMOUR that are designated as capital gain dividends will be taxed to U.S. stockholders as long-term capital gains, to the extent that they do not exceed the actual net capital gain of ARMOUR for the taxable year, without regard to the period for which the U.S. stockholder has held its stock. To the extent that ARMOUR elects under the applicable provisions of the Code to retain its net capital gains, U.S. stockholders will be treated as having received, for U.S. federal income tax purposes, its undistributed capital gains as well as a corresponding credit for taxes paid by it on such retained capital gains. U.S. stockholders will increase their adjusted tax basis in ARMOUR common stock by the difference between their allocable share of such retained capital gain and their share of the tax paid by ARMOUR. Corporate U.S. stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 15% (through 2010) in the case of U.S. stockholders who are individuals, and 35% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for individual U.S. stockholders who are individuals, to the extent of previously claimed depreciation deductions.

Distributions in excess of ARMOUR’s current and accumulated earnings and profits will not be taxable to a U.S. stockholder to the extent that they do not exceed the adjusted tax basis of the U.S. stockholder’s shares in respect of which the distributions were made, but rather will reduce the adjusted tax basis of these shares. To the extent that such distributions exceed the adjusted tax basis of an individual U.S. stockholder’s shares, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend declared by ARMOUR in October, November or December of any year and payable to a U.S. stockholder of record on a specified date in any such month will be treated as both paid by ARMOUR and received by the U.S. stockholder on December 31 of such year,  provided  that the dividend is actually paid by ARMOUR before the end of January of the following calendar year.

With respect to U.S. stockholders who are taxed at the rates applicable to individuals, ARMOUR may elect to designate a portion of its distributions paid to such U.S. stockholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. stockholders as capital gain, provided that the U.S. stockholder has held the common stock with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such common stock became ex-dividend with respect to the relevant distribution. The maximum amount of ARMOUR’s distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

(a) the qualified dividend income received by ARMOUR during such taxable year from non-REIT C corporations (including any TRS in which it may own an interest);

(b) the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by ARMOUR with respect to such undistributed REIT taxable income; and

(c) the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT C corporation over the U.S. federal income tax paid by ARMOUR with respect to such built-in gain.

Generally, dividends that ARMOUR receives will be treated as qualified dividend income for purposes of (a) above if the dividends are received from a domestic C corporation (other than a REIT or a RIC, except if such REIT or RIC properly designates such dividend as qualified dividend income and such REIT or RIC meets other statutory requirements), any TRS ARMOUR may form, or a “qualifying foreign corporation” and specified holding period requirements and other requirements are met.

To the extent that ARMOUR has available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See  “— Taxation of ARMOUR — General” and “— Annual Distribution Requirements .” Such losses, however, are not passed through to U.S. stockholders and do not offset income of U.S. stockholders from other sources, nor do they affect the character of any distributions that are actually made by ARMOUR, which are generally subject to tax in the hands of U.S. stockholders to the extent that ARMOUR has current or accumulated earnings and profits.

Dispositions of ARMOUR’s Common Stock

In general, a U.S. stockholder will realize gain or loss upon the sale, redemption or other taxable disposition of ARMOUR common stock in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis in the common stock at the time of the disposition. In general, a U.S. stockholder’s adjusted tax basis will equal the U.S. stockholder’s acquisition cost of its Enterprise stock exchanged for ARMOUR stock, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on it and reduced by returns of capital. In general, capital gains recognized by individuals and other non-corporate U.S. stockholders upon the sale or disposition of shares of ARMOUR common stock will be subject to a maximum U.S. federal income tax rate of 15% for taxable years through 2010, if ARMOUR’s common stock is held for more than 12 months, and will be taxed at ordinary income rates (of up to 35% through 2010) if its common stock is held for 12 months or less. Gains recognized by U.S. stockholders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate holders) to a portion of capital gain realized by a non-corporate holder on the sale of REIT stock or depositary shares that would correspond to the REIT’s “unrecaptured Section 1250 gain.”

Holders are advised to consult with their tax advisors with respect to their capital gain tax liability.  Losses recognized by a U.S. stockholder upon the disposition of ARMOUR common stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of ARMOUR common stock by a U.S. stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from ARMOUR that were required to be treated by the U.S. stockholder as long-term capital gain.

Passive Activity Losses and Investment Interest Limitations

Distributions made by ARMOUR and gain arising from the sale or exchange by a U.S. stockholder of ARMOUR common stock will not be treated as passive activity income. As a result, U.S. stockholders will not be able to apply any “passive losses” against income or gain relating to ARMOUR common stock. Distributions made by ARMOUR, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. stockholder that elects to treat capital gain dividends, capital gains from the disposition of stock or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts.

Taxation of Tax-Exempt U.S. Stockholders

U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, which is referred to in this prospectus as UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt U.S. stockholder has not held ARMOUR common stock as “debt financed property” within the meaning of the Code ( i.e. , where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), (2) ARMOUR common stock is not otherwise used in an unrelated trade or business and (3) ARMOUR does not hold an asset that gives rise to excess inclusion income, distributions from ARMOUR and income from the sale of ARMOUR common stock generally should not give rise to UBTI to a tax-exempt U.S. stockholder.

Tax-exempt U.S. stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from ARMOUR as UBTI unless they are able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in ARMOUR common stock. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.

In certain circumstances, a pension trust (1) that is described in Section 401(a) of the Code, (2) is tax exempt under Section 501(a) of the Code, and (3) that owns more than 10% of ARMOUR’s stock could be required to treat a percentage of the dividends from ARMOUR as UBTI if ARMOUR is a “pension-held REIT.” ARMOUR will not be a pension-held REIT unless (1) either (A) one pension trust owns more than 25% of the value of ARMOUR stock, or (B) a group of pension trusts, each individually holding more than 10% of the value of ARMOUR’s stock, collectively owns more than 50% of such stock; and (2) ARMOUR would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that stock owned by such trusts shall be treated, for purposes of the requirement that not more than 50% of the value of the outstanding stock of a REIT is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities), as owned by the beneficiaries of such trusts. Certain restrictions limiting ownership and transfer of ARMOUR stock should generally prevent a tax-exempt entity from owning more than 10% of the value of ARMOUR’s stock, or ARMOUR from becoming a pension-held REIT.

Tax-exempt U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign tax consequences of owning ARMOUR stock.

Taxation of Non-U.S. Stockholders

The following is a summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of ARMOUR common stock applicable to non-U.S. stockholders of ARMOUR common stock. The discussion is based on current law and is for general information only. It addresses only selective and not all aspects of U.S. federal income taxation.

General

For most foreign investors, investment in a REIT that invests principally in mortgage loans and mortgage-backed securities is not the most tax-efficient way to invest in such assets. That is because receiving distributions of income derived from such assets in the form of REIT dividends subjects most foreign investors to withholding taxes that direct investment in those asset classes, and the direct receipt of interest and principal payments with respect to them, would not. The principal exceptions are foreign sovereigns and their agencies and instrumentalities, which may be exempt from withholding taxes on REIT dividends under the Code, and certain foreign pension funds or similar entities able to claim an exemption from withholding taxes on REIT dividends under the terms of a bilateral tax treaty between their country of residence and the United States.

Ordinary Dividends

The portion of dividends received by non-U.S. stockholders payable out of ARMOUR’s earnings and profits that are not attributable to gains from sales or exchanges of U.S. real property interests and which are not effectively connected with a U.S. trade or business of the non-U.S. stockholder will generally be subject to U.S. federal withholding tax at the rate of 30.0%, unless reduced or eliminated by an applicable income tax treaty. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. In addition, any portion of the dividends paid to non-U.S. stockholders that are treated as excess inclusion income will not be eligible for exemption from the 30.0% withholding tax or a reduced treaty rate. In the case of a taxable stock dividend with respect to which any withholding tax is imposed, ARMOUR may have to withhold or dispose of part of the shares otherwise distributable in such dividend and use such shares or the proceeds of such disposition to satisfy the withholding tax imposed.

In general, non-U.S. stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of ARMOUR stock. In cases where the dividend income from a non-U.S. stockholder’s investment in ARMOUR’s common stock is, or is treated as, effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends, and may also be subject to the 30.0% branch profits tax on the income after the application of the income tax in the case of a non-U.S. stockholder that is a corporation.

Non-Dividend Distributions

Unless (A) ARMOUR’s common stock constitutes a U.S. real property interest (or USRPI) or (B) either (1) the non-U.S. stockholder’s investment in ARMOUR’s common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (2) the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S. (in which case the non-U.S. stockholder will be subject to a 30.0% tax on the individual’s net capital gain for the year), distributions by ARMOUR which are not dividends out of its earnings and profits will not be subject to U.S. federal income tax. If ARMOUR cannot determine at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. stockholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of ARMOUR’s current and accumulated earnings and profits. If ARMOUR’s common stock constitutes a USRPI, as described below, distributions by ARMOUR in excess of the sum of its earnings and profits plus the non-U.S. stockholder’s adjusted tax basis in its common stock will be taxed under the Foreign Investment in Real Property Tax Act of 1980 (or FIRPTA) at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. stockholder of the same type ( e.g. , an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the stockholder’s share of ARMOUR’s earnings and profits plus the non U.S. stockholder’s adjusted tax basis in its common stock.

Capital Gain Dividends

Under FIRPTA, a distribution made by ARMOUR to a non-U.S. stockholder, to the extent attributable to gains from dispositions of USRPIs held by ARMOUR directly or through pass-through subsidiaries (or USRPI capital gains), will be considered effectively connected with a U.S. trade or business of the non-U.S. stockholder and will be subject to U.S. federal income tax at the rates applicable to U.S. stockholders, without regard to whether the distribution is designated as a capital gain dividend. In addition, ARMOUR will be required to withhold tax equal to 35% of the amount of capital gain dividends to the extent the dividends constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30.0% branch profits tax in the hands of a non-U.S. holder that is a corporation. However, the 35% withholding tax will not apply to any capital gain dividend with respect to any class of ARMOUR stock which is regularly traded on an established securities market located in the U.S. if the non-U.S. stockholder did not own more than 5% of such class of stock at any time during the one-year period ending on the date of such dividend. Instead any capital gain dividend will be treated as a distribution subject to the rules discussed above under “— Taxation of Non-U.S. Stockholders — Ordinary Dividends.” Also, the branch profits tax will not apply to such a distribution. A distribution is not a USRPI capital gain if ARMOUR held the underlying asset solely as a creditor, although the holding of a shared appreciation mortgage loan would not be solely as a creditor. Capital gain dividends received by a non-U.S. stockholder from a REIT that are not USRPI capital gains are generally not subject to U.S. federal income or withholding tax, unless either (1) the non-U.S. stockholder’s investment in ARMOUR common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (2) the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S. (in which case the non-U.S. stockholder will be subject to a 30.0% tax on the individual’s net capital gain for the year).

Dispositions of ARMOUR Common Stock

Unless ARMOUR common stock constitutes a USRPI, a sale of the stock by a non-U.S. stockholder generally will not be subject to U.S. federal income taxation under FIRPTA. The stock will not be treated as a USRPI if less than 50% of ARMOUR’s assets throughout a prescribed testing period consist of interests in real property located within the U.S., excluding, for this purpose, interests in real property solely in a capacity as a creditor. ARMOUR does not expect that more than 50% of its assets will consist of interests in real property located in the U.S.

Even if ARMOUR’s shares of common stock otherwise would be a USRPI under the foregoing test, its shares of common stock will not constitute a USRPI if it is a “domestically controlled REIT.” A domestically controlled REIT is a REIT in which, at all times during a specified testing period (generally the lesser of the five year period ending on the date of disposition of its shares of common stock or the period of its existence), less than 50% in value of its outstanding shares of common stock is held directly or indirectly by non-U.S. stockholders. ARMOUR believes it will be a domestically controlled REIT and, therefore, the sale of its common stock should not be subject to taxation under FIRPTA. However, because ARMOUR’s stock will be widely held, it cannot assure its investors that it will be a domestically controlled REIT. Even if ARMOUR does not qualify as a domestically controlled REIT, a non-U.S. stockholder’s sale of ARMOUR’s common stock nonetheless will generally not be subject to tax under FIRPTA as a sale of a USRPI,  provided  that (a) ARMOUR’s common stock owned is of a class that is “regularly traded,” as defined by the applicable Treasury regulation, on an established securities market, and (b) the selling non-U.S. stockholder owned, actually or constructively, 5% or less of ARMOUR’s outstanding stock of that class at all times during a specified testing period.

If gain on the sale of ARMOUR’s common stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

Gain from the sale of ARMOUR’s common stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the U.S. to a non-U.S. stockholder in two cases: (a) if the non-U.S. stockholder’s investment in ARMOUR’s common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder, the non-U.S. stockholder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (b) if the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S., the nonresident alien individual will be subject to a 30.0% tax on the individual’s capital gain.

Backup Withholding and Information Reporting

ARMOUR will report to its U.S. stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. In addition, ARMOUR may be required to withhold a portion of capital gain distribution to any U.S. stockholder who fails to certify their non-foreign status.

ARMOUR must report annually to the IRS and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of ARMOUR common stock within the U.S. is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of ARMOUR common stock conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

State, Local and Foreign Taxes

ARMOUR and its stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which it or they transact business, own property or reside. The state, local or foreign tax treatment of ARMOUR and its stockholders may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes incurred by ARMOUR would not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective stockholders should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in ARMOUR common stock.

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. No assurance can be given as to whether, when, or in what form, U.S. federal income tax laws applicable to ARMOUR and its stockholders may be enacted. Changes to the U.S. federal income tax laws and interpretations of U.S. federal income tax laws could adversely affect an investment in ARMOUR’s shares of common stock.

THE ADJOURNMENT PROPOSAL

The adjournment proposal, if adopted, will allow Enterprise's board of directors to adjourn the special meeting of stockholders to a later date or dates to permit further solicitation of proxies in the event, based on the tabulated votes, there are not sufficient votes at the time of the special meeting to approve the consummation of the merger.  The purpose of the adjournment proposal is to provide more time for Enterprise, the Enterprise Founders, ARMOUR and/or their respective affiliates to make purchases of Public Shares or other arrangements that would increase the likelihood of obtaining a favorable vote on the merger proposal. See the section entitled “The Merger Proposal — Interests of Enterprise's Directors and Officers and Others in the Merger.”

In addition to an adjournment of the special meeting upon approval of an adjournment proposal, the board of directors of Enterprise is empowered under Delaware law to postpone the meeting at any time prior to the meeting being called to order. In such event, Enterprise will issue a press release and take such other steps as it believes are necessary and practical in the circumstances to inform its stockholders of the postponement.

Consequences if the Adjournment Proposal is Not Approved

If the adjournment proposal is not approved by the stockholders, Enterprise's board of directors may not be able to adjourn the special meeting to a later date in the event, based on the tabulated votes, there are not sufficient votes at the time of the special meeting to approve the consummation4 of the merger (because the merger proposal is not approved or because the holders of 30% or more of the Public Shares vote against the merger proposal and demand conversion of their Public Shares into cash). In such event, the merger would not be completed and, unless Enterprise were able to consummate a business combination with another party no later than November 7, 2009, it would be required to liquidate.

Required Vote

Adoption of the adjournment proposal requires the affirmative vote of a majority of the issued and outstanding shares of Enterprise's common stock represented in person or by proxy at the meeting. Adoption of the adjournment proposal is not conditioned upon the adoption of any of the other proposals.

ENTERPRISE'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ENTERPRISE'S STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

PROPOSALS TO BE CONSIDERED BY THE ENTERPRISE WARRANTHOLDERS

THE WARRANT AMENDMENT PROPOSAL

In connection with the proposed merger, Enterprise is proposing an amendment to the warrant agreement governing its outstanding warrants to (i) increase the exercise price of the warrants from $7.50 per share to $11.00 per share and (ii) extend the expiration date of the warrants from November 7, 2011 to November 7, 2013. The warrant agreement will also be amended to make certain other immaterial changes to ensure that the warrants of ARMOUR that will be received by the holders of warrants of Enterprise after the merger will be governed by the warrant agreement and that ARMOUR will assume all of the rights and obligations of Enterprise under the warrant agreement after the merger. A copy of the supplement and amendment to the warrant agreement is attached as Annex G to this proxy statement/prospectus and is incorporated into this proxy statement/prospectus by reference. Pursuant to the Warrant Agreement, dated as of November 7, 2007, by and between Enterprise and Continental Stock Transfer & Trust Company, as warrant agent, the parties may amend the warrant agreement with the written consent of the registered holders of a majority of the then outstanding warrants. Approval of the warrant amendment proposal is a condition to consummation of the merger.

Enterprise believes the amendment to the warrants is appropriate given the change in structure of Enterprise following completion of the merger. Additionally, if the merger is not consummated and Enterprise does not complete a different business combination by November 7, 2009, the warrants will expire worthless. If the warrant amendment proposal is approved, all other terms of Enterprise's warrants will remain the same.

The Enterprise Founders have executed voting agreements whereby such parties have agreed to vote in favor of the warrant amendment proposal at the special meeting.

Required Vote

Approval of the warrant amendment proposal requires the affirmative vote of the holders of a majority of Enterprise's warrants outstanding on the record date.  Approval of the warrant proposal is a condition to the consummation of the merger.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE WARRANTHOLDERS VOTE “FOR” THE APPROVAL OF THE WARRANT AMENDMENT.

THE ADJOURNMENT PROPOSAL

The adjournment proposal, if adopted, will allow Enterprise's board of directors to adjourn the special meeting of warrantholders to a later date or dates to permit further solicitation of proxies in the event, based on the tabulated votes, there are not sufficient votes at the time of the special meeting to approve the warrant amendment proposal. In no event will Enterprise adjourn the special meeting or consummate the warrant amendment proposal beyond the date by which it may properly do so under its amended and restated certificate of incorporation and Delaware law. The purpose of the adjournment proposal is to provide more time for Enterprise and the Enterprise Founders to make purchases of warrants or other arrangements that would increase the likelihood of obtaining a favorable vote on the warrant amendment proposal. See the section entitled “The Merger Proposal — Interests of Enterprise's Directors and Officers and Others in the Merger.”

In addition to an adjournment of the special meeting upon approval of an adjournment proposal, the board of directors of Enterprise is empowered under Delaware law to postpone the meeting at any time prior to the meeting being called to order. In such event, Enterprise will issue a press release and take such other steps as it believes are necessary and practical in the circumstances to inform its stockholders of the postponement.

Consequences if the Adjournment Proposal is Not Approved

If the adjournment proposal is not approved by the warrantholders, Enterprise's board of directors may not be able to adjourn the special meeting to a later date in the event, based on the tabulated votes, there are not sufficient votes at the time of the special meeting to approve the warrant amendment proposal. In such event, the warrant amendment would not be completed.

Required Vote

Adoption of the adjournment proposal requires the affirmative vote of a majority of the issued and outstanding warrants of Enterprise represented in person or by proxy at the meeting. Adoption of the adjournment proposal is not conditioned upon the adoption of any of the other proposals.

ENTERPRISE'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ENTERPRISE'S WARRANTHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

OTHER INFORMATION RELATED TO ENTERPRISE

Business of Enterprise

Enterprise was formed on July 9, 2007 to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. Prior to executing the merger agreement with ARMOUR, Enterprise's efforts were limited to organizational activities, completion of its IPO and the evaluation of possible business combinations.

Offering Proceeds Held in Trust

On November 14, 2007, Enterprise consummated its IPO of 25,000,000 units with each unit consisting of one share of common stock and one warrant, each to purchase one share of common stock at an exercise price of $7.50 per share. Simultaneously with the consummation of the IPO, Enterprise consummated the private placement of 7,500,000 Sponsors' Warrants at a price of $1.00 per Sponsor Warrant, generating total proceeds of $7,500,000. The units from the IPO were sold at an offering price of $10.00 per unit, generating total gross proceeds of $250,000,000. After deducting the underwriting discounts and commissions and the offering expenses, the total net proceeds to Enterprise from the offering and the private placement was $247,575,000, which was deposited into the trust account and the remaining proceeds were used to provide for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses. Enterprise also had an aggregate of up to $2,450,000 of interest earned on the proceeds in the trust account that was available to it to fund its working capital requirements. As of June 30, 2009, Enterprise had drawn approximately $5.45 million for working capital requirements and for payment of its tax obligations. As of June 30, 2009, there was $249,464,764 in cash in the trust account.

Enterprise intends to use funds held in the trust account to pay certain transaction expenses, finders' fees, tax obligations and deferred underwriters compensation as well as to pay stockholders who properly exercise their conversion rights. The balance of the funds will be available to ARMOUR for working capital and general corporate purposes of ARMOUR, although Enterprise will retain a small portion of the trust account for its own corporate purposes.

The holders of Public Shares will be entitled to receive funds from the trust account only in the event of Enterprise's liquidation or if they seek to convert their shares into cash and the merger is actually completed. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.

Stockholder Approval of Business Combination

Enterprise will proceed with the merger only if (i) the holders of (a) a majority of the Public Shares present (in person or represented by proxy) and entitled to vote at the special meeting of stockholders approve the merger and (b) a majority of the votes cast on the merger proposal approve the merger, (ii) the holders of fewer than 30% (or 50% if the secondary charter proposal is approved) of the Public Shares vote against the merger and properly demand that their Public Shares be converted into a pro rata portion of the trust account, calculated as of two business days prior to the anticipated consummation of the merger, (iii) the holders of a majority of Enterprise's common stock outstanding on the record date vote in favor of the initial charter proposal and the subsequent filing of Enterprise's second amended and restated certificate of incorporation, and (iv) the holders of a majority of Enterprise's warrants outstanding on the record date approve the warrant amendment proposal. The Enterprise Founders have agreed to vote their common stock issued prior to the IPO on the merger proposal in accordance with the vote of holders of a majority of the Public Shares present (in person or represented by proxy) and entitled to vote at the special meeting. If the holders of 30% (or 50% if the secondary charter proposal is approved) or more of the Public Shares vote against the merger proposal and properly demand that Enterprise convert their Public Shares into their pro rata share of the trust account, Enterprise will not consummate the merger. In this case, if Enterprise is unable to complete another business combination by November 7, 2009, Enterprise will be forced to liquidate.

Liquidation if No Business Combination

Enterprise's amended and restated certificate of incorporation provides for the automatic termination of Enterprise's corporate existence and mandatory liquidation of Enterprise if Enterprise does not consummate a business combination by November 7, 2009. The amended and restated certificate of incorporation provides that if Enterprise has not completed a business combination by such date, its corporate existence will cease except for the purposes of winding up its affairs liquidating, pursuant to Section 278 of the DGCL, or DGCL. This has the same effect as if Enterprise's board of directors and stockholders had formally voted to approve Enterprise's dissolution pursuant to Section 275 of the DGCL. Accordingly, limiting Enterprise's corporate existence to a specified date as permitted by Section 102(b)(5) of the DGCL removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required Enterprise's board of directors and stockholders to formally vote to approve its dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State).

In connection with its liquidation, Enterprise will distribute to the holders of its Public Shares, in proportion to their respective amounts of Public Shares, an aggregate sum equal to the amount in the trust account, inclusive of any interest thereon, plus remaining net assets (subject to Enterprise's obligations under Delaware law to provide for claims of creditors as described below). The Enterprise Founders have waived their rights to participate in any liquidation distribution with respect to their Founders' Shares. As a consequence of such waivers, a liquidating distribution will be made only with respect to the Public Shares. There will be no distribution from the trust account with respect to Enterprise's warrants, which will expire worthless.

The per-share liquidation price for the Public Shares as of October 5 , 2009, the record date for Enterprise's special meeting, is approximately $            . The proceeds deposited in the trust account could, however, become subject to the claims of Enterprise's creditors (which could be prior to the claims of the holders of the Public Shares and could include vendors and service providers Enterprise has engaged to assist it in connection with its search for a target business and that are owed money by it, as well as target businesses themselves) and there is no assurance that the actual per-share liquidation price will not be less than $            , due to those claims. If Enterprise liquidates prior to the consummation of a business combination, Daniel C. Staton, Marc H. Bell and Maria Balodimas Staton have agreed that they will be personally liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by Enterprise for services rendered or contracted for or products sold to Enterprise in excess of the net proceeds of the Enterprise IPO not held in the trust account.  There is no assurance that Enterprise, Mr. Staton, Mr. Bell and Ms. Staton would be able to satisfy their obligations. Although Enterprise has obtained waiver agreements from certain vendors and service providers it has engaged and owes money to, and from the prospective target businesses it has negotiated with, whereby such parties have waived any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they will not seek recourse against the trust account notwithstanding such agreements or that other vendors who did not execute such waivers (representing approximately $             for liabilities owed by Enterprise) will not seek recourse against the trust account. Accordingly, Enterprise cannot assure you that the per-share distribution from the trust account, if Enterprise liquidates, will not be less than $            , plus interest, due to claims of creditors.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder's pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is Enterprise's intention to make liquidating distributions to its stockholders as soon as reasonably possible after November 7, 2009 and, therefore, Enterprise does not intend to comply with those procedures. As such, Enterprise's stockholders could potentially be liable for any claims to the extent of distributions received by them and any liability of Enterprise's stockholders may extend well beyond the third anniversary of such date. Because Enterprise will not be complying with Section 280, Section 281(b) of the DGCL requires Enterprise to adopt a plan that will provide for payment, based on facts known to it at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against it within the subsequent 10 years. Accordingly, Enterprise would be required to provide for any claims of creditors known to it at that time or those that it believes could be potentially brought against it within the subsequent 10 years prior to it distributing the funds in the trust account to its public stockholders. Enterprise cannot make any assurance as to when such plan will be completed and when liquidation distributions will be made. As a result, liquidation distributions could take up to 60 days to be completed.

Because Enterprise is a blank check company, rather than an operating company, and its operations have been limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from potential target businesses, many of whom have given Enterprise agreements waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, or Enterprise's vendors (such as accountants, lawyers, investment bankers, etc.). As a result, the claims that could be made against Enterprise are significantly limited and the likelihood that any claim that would result in any liability extending to the trust account is remote. Nevertheless, such waiver agreements may not be enforceable. Accordingly, Enterprise cannot assure you that third parties will not seek to recover from Enterprise's stockholders amounts owed to them by Enterprise.

If there are no funds remaining to pay the costs associated with the implementation and completion of the liquidation and distribution, Daniel C. Staton, Marc H. Bell and Maria Balodimas Staton have agreed to advance Enterprise the funds necessary to pay such costs and complete such liquidation (currently anticipated to be no more than approximately $15,000) and not to seek repayment for such expenses.

If Enterprise is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in Enterprise's bankruptcy estate and subject to the claims of third parties with priority over the claims of Enterprise's stockholders. Also, in any such case, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by Enterprise's stockholders. Furthermore, because, in the event of a liquidation, Enterprise intends to distribute the proceeds held in the trust account to its public stockholders promptly after

November 7, 2009, this may be viewed or interpreted as giving preference to Enterprise's public stockholders over any potential creditors with respect to access to or distributions from Enterprise's assets. In addition, Enterprise's board may be viewed as having breached their fiduciary duties to Enterprise's creditors and/or may have acted in bad faith, and thereby exposing the board and Enterprise to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors and/or complying with certain provisions of the DGCL with respect to Enterprise's liquidation. Enterprise cannot assure you that claims will not be brought against it for these reasons. To the extent any bankruptcy or other claims deplete the trust account, Enterprise cannot assure you it will be able to return to its public stockholders at least $        per share.

Facilities

Enterprise does not own any real estate or other physical properties.  Enterprise maintains its executive offices at 6800 Broken Sound Parkway, Boca Raton, Florida 33487. Bell & Staton, Inc., an affiliate of Marc H. Bell and Daniel C. Staton, has agreed to provide Enterprise with general and administrative services including office space, utilities and secretarial support pursuant to a letter agreement between Enterprise and Bell & Staton, Inc. The cost for the foregoing services to be provided to Enterprise by Bell & Staton, Inc. is $7,500 per month. Enterprise believes, based on rents and fees for similar services in the Boca Raton area, that the fee charged by Bell & Staton, Inc. is at least as favorable as Enterprise could have obtained from an unaffiliated person. Enterprise considers its current office space adequate for its current operations.

Employees

Enterprise has four executive officers.  These individuals are not compensated and are not obligated to devote any specific number of hours to Enterprise matters and intend to devote only as much time as they deem necessary to Enterprise affairs.  The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in.  Enterprise presently expects that Daniel C. Staton, Enterprise's chief executive officer will devote a majority of his work time to Enterprise's business.  Enterprise's other executive officers will devote a substantial amount of their time to Enterprise's business.  Enterprise does not have any full time employees prior to the consummation of a business combination.

Directors and Executive Officers

Enterprise's current directors and executive officers are as follows:

Name	Age	Position
Daniel C. Staton	56	President, Chief Executive Officer and Director
Marc H. Bell	42	Chairman of the Board and Treasurer
Ezra Shashoua	54	Chief Financial Officer
Maria Balodimas Staton	39	Corporate Secretary
Stewart J. Paperin	61	Director
Richard Steiner	63	Director
Jordan Zimmerman	53	Director

Below is a summary of the business experience of each of Enterprise's executive officers and directors.

Daniel C. Staton has served as Enterprise's President and Chief Executive Officer and as a member of Enterprise's Board of Directors since its inception. Mr. Staton has served as Managing Director of Staton Capital LLC, a private investment firm, since 2003 and as President of The Walnut Group, a private investment firm that has made over 20 private equity and venture capital investments, from 1997 to January 2007. Prior to forming The Walnut Group, Mr. Staton served as General Manager and partner of Duke Associates from 1981 to 1993. With its initial public offering, Mr. Staton became Chief Operating Officer and a director of Duke Realty Investments, Inc. (NYSE: DRE), a real estate investment trust, from 1993 to 1997. Mr. Staton served as Chairman of the Board of Directors of Storage Trust Realty, a real estate investment trust, from 1997 to 1999, and led its merger with Public Storage (NYSE: PSA), where he has served on the Board of Directors since 1999. The Walnut Group was an initial investor and Mr. Staton served as director of Build-A-Bear Workshop (NYSE:

BBW), a specialty retailer with over 300 stores, from 1998 until its initial public offering in 2004. The Walnut Group was an initial investor in Deal$: Nothing Over a Dollar, a specialty retailer which grew from one location to 67 locations until its sale to Supervalu Inc. in 2002. In connection with other investments by The Walnut Group, Mr. Staton served as a director of Ameristop, a convenience store operator with over 140 locations, from 1998 to 2003, as a director of Skylight Financial, a credit card company for the “underbanked,” from 1998 until its sale in July 2003, and as a director of Changing Paradigms, a leader in private-label household products, from 1999 until its sale in 2006. Mr. Staton has also served as the Chairman of the Board of FriendFinder Networks Inc. (formerly Penthouse Media Group Inc.), a branded multimedia group, since 2004. Mr. Staton also invested in and served as a director of United Sports Ventures, owner of three minor-league baseball and four minor-league hockey teams, from 1997 to 2002. Mr. Staton has co-produced or invested in numerous successful Broadway musicals and plays, including The Producers, Hairspray, Jersey Boys and August: Osage County, all of which won the Tony Award for “Best Musical,” or “Best Play” as well as A Catered Affair and Smokey Joe's Café, Broadway's longest-running musical revue. Mr. Staton majored in Finance at the University of Missouri and holds a B.S. degree in Specialized Business from Ohio University and a B.S. degree in Business (Management) from California Coast University. Mr. Staton has served as Executive in Residence at both the University of Missouri and Ohio University. Mr. Staton is the spouse of Maria Balodimas Staton, our Corporate Secretary.

Marc H. Bell has served as Enterprise's Chairman of the Board of Directors and Treasurer since its inception. Mr. Bell has served as Managing Director of Marc Bell Capital Partners LLC, an investment firm which invests in media and entertainment ventures, real estate, and distressed assets, since 2003. Mr. Bell has also served as the President and Chief Executive Officer of FriendFinder Networks Inc. (formerly Penthouse Media Group Inc.) since 2004. Previously, Mr. Bell was the founder and President of Globix Corporation, a full-service commercial internet service provider with data centers and a private network with over 20,000 miles of fiber spanning the globe. Mr. Bell served as Chairman of the Board of Globix Corporation from 1998 to 2002 and Chief Executive Officer from 1998 to 2001. Globix, which went public in 1996 under the name Bell Technology Group, Ltd. and was renamed Globix Incorporated in 1998, offered internet connectivity and sophisticated internet-based solutions to large and medium size companies, through a host of vertically-integrated businesses originally established or acquired by Mr. Bell or his affiliates. Globix was also an initial investor in NetSat Express, a satellite communications joint venture with Globecomm Systems, Inc. and Reuters Group, plc, which was later sold to Globecomm.  Mr. Bell was also a member of the Board of Directors of EDGAR Online, Inc., an Internet-based provider of filings made by public companies with the SEC, from 1998 to 2000. Mr. Bell has also been a co-producer of successful Broadway musicals and plays (Jersey Boys, The Wedding Singer, August: Osage County, a Catered Affair) and has been a winner of the American Theatre Wing’s Tony Award (“2008 Best Play” for August: Osage County and “2006 Best Musical” for Jersey Boys). Mr. Bell is a member of the Board of Trustees of New York University and New York University School of Medicine. He is also Chairman of the Courant Institute of Mathematical Sciences at New York University and was an adjunct instructor at the Global Entrepreneurship Center of Florida International University, where he taught graduate courses in Entrepreneurship. Mr. Bell holds a B.S. degree in Accounting from Babson College and an M.S. degree in Real Estate Development from New York University.

Ezra Shashoua has been Enterprise's Chief Financial Officer since January, 2008.  Mr. Shashoua has also served as the Chief Financial Officer of FriendFinder Networks Inc. (formerly Penthouse Media Group, Inc.), since September 2007.  Previously, from June 2003 to May 2007, he was Executive Vice President and Chief Financial Officer of Cruzan International, Inc., a Florida based publicly held spirits company which owned the Cruzan Rum brand and various manufacturing plants.  Prior to his employment at Cruzan, Mr. Shashoua served as Executive Vice President and Chief Financial Officer from 2001 to June 2003 at NationsRent, Inc. a publicly-held NYSE equipment rental company. Mr. Shashoua had previously been at 7-Eleven, Inc. where he served in various roles of increasing responsibility over 18 years culminating in his appointment as Chief Financial Officer.  Mr. Shashoua started his career as an attorney at the law firm of Sonnenschein Nath and Rosenthal in Chicago.  He holds a B.A. from Northwestern University and a J.D. from Illinois Institute of Technology-Chicago Kent College of Law.

Maria Balodimas Staton has served as Enterprise's Corporate Secretary since its inception. Mrs. Staton has served as a Managing Director of Staton Capital LLC since January 2003. Mrs. Staton founded Ariston Capital, an early stage investment company, where she served as Chief Executive Officer from 1999 to January 2003. Prior to founding Ariston, Mrs. Staton was an Associate at Blue Chip Venture Company, a venture capital and leveraged buyout fund based in Cincinnati, Ohio, from 1998 to 1999. Prior to Blue Chip Venture Company, Mrs. Staton was an Associate in the Financial Institutions Group at A.T. Kearney, a management consulting firm, in New York from 1995 to 1997.  Prior to A.T. Kearney, Mrs. Staton was an Institutional Salesperson in the Fixed Income group at Union Bank of Switzerland in New York from 1992 to 1994 where she specialized in trading derivatives and structured products with U.S. branches of foreign commercial banks. Mrs. Staton began her career at Nomura Securities International, where she worked as a Quantitative Analyst on the equity derivatives trading desk from 1991 to 1992. Mrs. Staton holds an M.B.A. and M.S. degree in Real Estate from Massachusetts Institute of Technology and a B.A. degree in Applied Mathematics from Harvard College. Ms. Balodimas Staton is the spouse of Daniel C. Staton, our President and Chief Executive Officer.

Stewart J. Paperin has served as a member of Enterprise's Board of Directors since its inception. Mr. Paperin has served as Executive Vice President of the Soros Foundation, a worldwide private philanthropic foundation, since 1996, where he oversees financial, administrative and economic development activities. From 1996 to July 2005, Mr. Paperin served as a Senior Advisor and portfolio manager for Soros Fund Management LLC, a financial services company, and since July 2005 has served as a consultant to Soros Fund Management LLC. From 1996 to 2007, Mr. Paperin served as a Director of Penn Octane Corporation (Nasdaq: POCC), a company engaged in the purchase, transportation and sale of liquefied petroleum gas. Prior to joining the Soros organizations, Mr. Paperin served as President of Brooke Group International, an investment firm concentrated on the former Soviet Union, from 1990 to 1993, and as Senior Vice President and Chief Financial Officer of Western Union Corporation, a provider of money transfer and message services which was controlled by Brooke Group, from 1989 to 1991. Prior to Western Union Corporation, Mr. Paperin served as Chief Financial Officer of Timeplex Corporation, a telecommunications equipment provider, from 1986 to 1989 and of Datapoint Corporation, a computer equipment manufacturer, from 1985 to 1986. Prior to Datapoint Corporation, Mr. Paperin served as a financial officer of Pepsico Corporation from 1980 to 1985 and as a management consultant at Cresap McCormick & Paget from 1975 to 1980. Mr. Paperin also served as a member of the Board of Directors of Community Bankers Acquisition Corp., a blank check company formed to acquire an operating business in the banking industry (AMEX: BTC). Mr. Paperin holds a B.A. degree and an M.S. degree from the State University of New York at Binghamton. He is a member of the Council for Foreign Relations and was awarded an honorary Doctor of Humane Letters by the State University of New York.

Richard Steiner has served as a member of Enterprise's Board of Directors since its inception. Since 1985, Mr. Steiner has been a Broadway theatrical producer. Of the ten musicals he has co-produced, Jersey Boys, Hairspray, The Producers and Big River have won the Tony Award for “Best Musical”. Mr. Steiner has also co-produced Smokey Joe's Café, Broadway's longest-running musical-revue, and Top Dog/Underdog, which won the Pulitzer Prize. Mr. Steiner is an owner of Desiree Productions, an in-theatre merchandising company. Mr. Steiner was a member of the initial investor group in the Chi-Chi's restaurant chain and Dr. John's Spin Brush, which was subsequently sold to Procter & Gamble.  Mr. Steiner served as director for Cap Toys, Inc. from 1988 to 1996 and currently sits on the ownership bench of the Cincinnati Reds. Mr. Steiner was previously a co-owner and director of United Sports Ventures from 1997 to 2002. Mr. Steiner holds an M.B.A. degree from the University of Chicago and a B.A. degree in Economics from the University of Wisconsin and is the recipient of the 2004 Distinguished Alumni Award in Entrepreneurship from the University of Chicago Graduate School of Business.

Jordan Zimmerman has served as a member of Enterprise's Board of Directors since its inception. Mr. Zimmerman is Founder and Chairman of Zimmerman Advertising, the 15th largest advertising agency in the country, with published annual billings in excess of $2 billion. Since its founding in 1984, Mr. Zimmerman led his agency from its origin as a regional automotive advertising agency into a national retail firm, with more than 1,000 associates and 22 offices, serving clients in virtually every retail sector, including: fast food, sports, real estate, spirits, furniture, financial services, office supply retailers, travel and retail discounters. Zimmerman Advertising clients include: HH Gregg, Longs Drugs, Crocs, Six Flags, Miami Dolphins, Papa John's, Fris Vodka, AutoNation, Nissan, Lennar Homes, ShopKo, Value City, Mattress Firm, Vitamin Shoppe, Wickes Furniture, S&K Men's Warehouse and Office Depot. In 1999, Mr. Zimmerman sold Zimmerman Advertising to Omnicom, a leading global marketing and corporate communications company and a premier holding company for such top advertising agencies as BBDO, DDB, TBWA Chiat and others. Mr. Zimmerman was recognized as the University of South Florida Alumni Entrepreneur of the Year in 1991. In 2004, he was one of ten people honored with South Florida Business Journal's Diamond Award. Most recently, South Florida CEO Magazine honored Mr. Zimmerman as their “One Hundred Most Powerful People in South Florida”. Mr. Zimmerman has supported and led many local and national non-profit organizations and charities, including: Make a Wish Foundation, Crohn's and Colitis Foundation and Songs for Love. He is a member of the board for Take Stock in Children, Pine Crest School of Boca Raton and the Cleveland Clinic Florida. Mr. Zimmerman is also a co-owner of the Florida Panthers, an NHL hockey team. Mr. Zimmerman holds an M.B.A. degree from the University of South Florida.

Periodic Reporting and Audited Financial Statements

Enterprise has registered its securities under the Exchange Act and has reporting obligations, including the requirement to file annual and quarterly reports with the SEC. In accordance with the requirements of the Exchange Act, Enterprise's annual reports contain financial statements audited and reported on by Enterprise's independent accountants. Enterprise has filed with the SEC its Annual Reports on Form 10-K covering the fiscal years ended December 31, 2008 and 2007 and its Quarterly Reports on Form 10-Q covering the quarters ended March 31, 2008, June 30, 2008, September 30, 2008 and March 31, 2009.

Legal Proceedings

There are no legal proceedings pending against Enterprise.

Enterprise's Management's Discussion and Analysis of Financial Condition and Results of Operations

The following discussion should be read in conjunction with Enterprise's financial statements and related notes thereto included elsewhere in this proxy statement/prospectus.

Enterprise is a Delaware blank check company incorporated on July 9, 2007 in order to serve as a vehicle for the acquisition of one or more operating businesses.

On November 6, 2007, Staton Bell Blank Check LLC, an affiliate of certain of our officers and directors (“SBBC”), purchased an aggregate of 7,500,000 Sponsors' Warrants (the “Sponsors' Warrants”) from us in a private placement transaction at a purchase price of $1.00 per Sponsor Warrant (the “Private Placement”).  The Sponsors' Warrants are identical to the Warrants underlying the Units issued in our IPO except that the Sponsors' Warrants will be (i) exercisable on a “cashless basis”, and (ii) will not be redeemable by us so long as they are still held by the purchasers or their affiliates.  Staton Bell Blank Check LLC has agreed that the Sponsors' Warrants will not be sold or transferred by them until thirty days after Enterprise completes a business combination.

On November 7, 2007, the registration statement (File No. 333-145154) for Enterprise's initial public offering of 25,000,000 units (the “IPO”), each unit consisting of one share of common stock, par value $0.0001 per share, and one warrant exercisable for an additional share of common stock (a “Warrant”), was declared effective by the Securities and Exchange Commission (“SEC”). Enterprise completed the IPO on November 14, 2007, resulting in total gross proceeds of $250,000,000.  The managing underwriters for the IPO were UBS Securities LLC and Ladenburg Thalmann & Co. Inc.  Of the net proceeds after offering expenses of the IPO and the private placement, $247,575,000 was placed in a trust account maintained at Continental Stock Transfer & Trust Company.  The proceeds in the trust account include $8.375 million of the gross proceeds representing deferred underwriting discounts and commissions that will be released to the underwriters on completion of a business combination.  The remaining proceeds outside of the trust account may have been, and as of June 30, 2009, has been  used to pay for business, legal and accounting due diligence on prospective acquisitions, tax expenses and continuing general and administrative expenses.  In addition, up to $2,450,000 of the interest earned on the funds held in the trust account may have been, and as of June 30, 2009 has been, released to fund expenses related to investigating and selecting a target business and other working capital requirements, plus any amounts we may need to pay our tax obligations.

Each Warrant entitles the holder to purchase from us one share of common stock at an exercise price of $7.50 commencing on the completion of a business combination with a target business and expiring November 7, 2011, unless earlier redeemed.  The Warrants will be redeemable at a price of $0.01 per Warrant upon 30 days' notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $14.25 per share for any 20 trading days within a 30-trading day period ending on the third business day prior to the date on which notice of redemption is given. In accordance with the Warrant Agreement relating to the Warrants sold in the IPO, we are only required to use our best efforts to maintain the effectiveness of the registration statement covering the Warrants.  Enterprise will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will we be required to cash settle or net cash settle the attempted warrant exercise.  Consequently, the Warrants may expire unexercised and unredeemed.

Enterprise may issue additional capital stock or debt securities to finance a business combination.  The issuance of additional capital stock, including upon conversion of any convertible debt securities Enterprise may issue, or the incurrence of debt, could have material consequences on our business and financial condition.  The issuance of additional shares of its capital stock (including upon conversion of convertible debt securities):

•

may significantly reduce the equity interest of its stockholders;

•

will likely cause a change in control if a substantial number of its shares of common stock or voting preferred stock are issued, which may affect, among other things, its ability to use its net operating loss carry forwards, if any, and may also result in the resignation or removal of one or more of its present officers and directors; and

•

may adversely affect prevailing market prices for its common stock.

Similarly, if Enterprise issues debt securities, it could result in:

•

default and foreclosure on Enterprise's assets if its operating revenues after a business combination are insufficient to pay its debt obligations;

•

acceleration of its obligations to repay the indebtedness even if Enterprise makes all principal and interest payments when due if it breaches the covenants contained in any debt securities, such as covenants that require the satisfaction or maintenance of certain financial ratios or reserves, without a waiver or renegotiation of such covenants;

•

an obligation to immediately repay all principal and accrued interest, if any, upon demand to the extent any debt securities are payable on demand; and

•

its inability to obtain additional financing, if necessary, to the extent any debt securities contain covenants restricting our ability to obtain additional financing while such security is outstanding, or to the extent its existing leverage discourages other potential investors.

Through June 30, 2009, Enterprise's efforts have been limited to organizational activities, activities relating to the Enterprise IPO, activities relating to identifying and evaluating prospective acquisition candidates, and activities relating to general corporate matters; Enterprise has neither engaged in any operations nor generated any revenues, other than interest income earned on the proceeds of the Private Placement and the Enterprise IPO.

On August  23, 2008, Enterprise entered into the Workflow Merger Agreement.

On March 2, 2009, Enterprise announced that the Workflow Merger Agreement had been terminated due to the fact that the closing of the merger had not occurred on or before February 28, 2009, the termination date as set forth in the Workflow Merger Agreement.  In connection with the termination of the Workflow Merger Agreement, SBBC has suspended purchases of Enterprise's common stock in the open market under its pending 10b5-1 plan.  Under the 10b5-1 plan, SBBC was obligated to purchase up to $10,000,000 of Enterprise's common stock at prices not to exceed $9.99 per share, subject to the conditions of Rule 10b-18 (which includes certain manner, timing, price and volume limitations).  Pursuant to its Amended and Restated Certificate of Incorporation, Enterprise will actively seek an alternative business combination with a target business prior to November 7, 2009.

On July 29, 2009, Enterprise entered into an Agreement and Plan of Merger with ARMOUR and Merger Sub Corp.

As of June 30, 2009, after giving effect to the Enterprise IPO and Enterprise's operations subsequent thereto, including its withdrawal of approximately $5.0 million of the interest earned on the funds held in the trust account through June 30, 2009 for taxes and operating expenses, approximately $250 million was held in trust and it had approximately $59,000 of unrestricted cash, and approximately $0.4 million of the $2.45 million that it is entitled to withdraw from interest earned on the funds held in the trust account, available to it for its activities in connection with identifying and conducting due diligence of a suitable business combination, and for general corporate matters.

Results of Operations, Financial Condition and Liquidity

Enterprise's operating expenses totaled approximately $0.7 million for the fiscal quarter ended June 30, 2009 and approximately $0.1 million for the fiscal quarter ended June 30, 2008.  Operating expenses were comprised primarily of accounting, legal, franchise taxes, printing fees and expenses.

Enterprise’s operating expenses totaled approximately $2.3 million for the year ended December 31, 2008 and approximately $0.2 million for the period ended December 31, 2007. Operating expenses were comprised primarily of accounting, legal, franchise taxes, printing fees and expenses.

Enterprise had interest income net of expenses earned on marketable securities held in the trust account of approximately $78,000 for the fiscal quarter ended June 30, 2009 and approximately $1.2 million for the fiscal quarter ended June 30, 2008.  Interest income excludes earnings on funds held in the trust account associated with common stock subject to possible conversion (approximately $18,000 for the fiscal quarter ended June 30, 2009 and $0.2 million for the fiscal quarter ended June 30, 2008) and, except for amounts for operating purposes of $2.45 million and amounts equal to any taxes payable by us relating to such interest earned ($3.0 million at June 30, 2009), will not be released from the trust account until the earlier of the completion of a business combination or the expiration of the time period during which we may complete a business combination.

Enterprise had interest income net of expenses earned on marketable securities held in the trust account of approximately $4.5 million for the year ended December 31, 2008 and approximately $1.6 million for the period ended December 31, 2007. Interest income excludes earnings on funds held in the trust account associated with common stock subject to possible conversion and, except for amounts for operating purposes of $2.45 million and amounts equal to any taxes payable by us relating to such interest earned ($7.1 million at December 31, 2008), will not be released from the trust account until the earlier of the completion of a business combination or the expiration of the time period during which we may complete a business combination.

Enterprise has provided for an effective tax rate of approximately 21.2% for the quarter ended June 30, 2009 and 62.2% on an inception to date basis.

Enterprise has provided for an effective tax rate of approximately 65.5% for the year ended December 31, 2008 and 57.8% on an inception to date basis primarily because of state income taxes and the nondeductible portion of formation costs, due diligence and acquisition costs and a valuation allowance.

Enterprise expects to use substantially all of the proceeds from its initial public offering to acquire a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business and structuring, negotiating and consummating the business combination.  To the extent that its capital stock is used in whole or in part as consideration to effect a business combination the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance operations of the target business.  Enterprise believes it will have sufficient available funds outside of the trust account to operate through November 7, 2009, assuming that a business combination is not consummated during that time.  Until it enters into a business combination, Enterprise expects to use its available resources for general working capital as well as legal, accounting and due diligence expenses for structuring and negotiating a business combination and legal and accounting fees relating to its Securities and Exchange Commission reporting obligations.  Below is a comparison of the projected transaction fees and expenses in the Enterprise IPO with the current projection.

Use of Proceeds Comparison

	Assuming	Assuming
	No Conversion	Maximum Conversion
Total Underwriter Fees Projected in Enterprise IPO	$9,125,000	$9,125,000
Total Transaction Expenses Projected in Enterprise IPO	2,500,000	2,500,000
Total Fees & Expenses Projected in Enterprise IPO	11,625,000	11,625,000
Less: Current Projected Fees & Expenses	(9,896,495)	(5,610,485)
Difference Between IPO Projection and Current Projection	$1,728,505	$6,014,515

Off-Balance Sheet Arrangements

Enterprise has not entered into any off-balance sheet financing arrangements and has not established any special purpose entities. Enterprise has not guaranteed any debt or commitments of other entities or entered into any options on non-financial assets.

Going Concern

Enterprise's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. Enterprise has had no revenues and has generated no operations. In order to continue as a going concern and achieve a profitable level of operation, Enterprise will need, among other things, additional capital resources and to develop a consistent source of revenues. Enterprise's plan includes seeking a business combination with an existing operating company.

Enterprise's ability to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations. The accompanying financial statements in this report do not include any adjustments that might be necessary if it is unable to continue as a going concern.

Critical Accounting Estimates

Enterprise's discussion and analysis of its financial condition and results of operations are based upon its financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America.  The preparation of these financial statements requires Enterprise to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses.  On an ongoing basis, Enterprise re-evaluates all of its estimates.  Enterprise bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may materially differ from these estimates under different assumptions or conditions as additional information becomes available in future periods.

Management has discussed the development and selection of critical accounting estimates with the Audit Committee of the Board of Directors and the Audit Committee has reviewed its disclosure relating to critical accounting estimates in this proxy statement/prospectus.  Enterprise believes the notes to the financial statements summarize the more significant judgments and estimates used in the preparation of our consolidated financial statements.

Quantitative and Qualitative Disclosures About Market Risk

Market risk is the sensitivity of income to changes in interest rates, foreign exchanges, commodity prices, equity prices, and other market-driven rates or prices. Enterprise is not presently engaged in and, if a suitable business target is not identified by it prior to the prescribed liquidation date of the trust fund, it may not engage in, any substantive commercial business.  Accordingly, Enterprise is not and, until such time as it consummates a business combination, Enterprise will not be, exposed to risks associated with foreign exchange rates, commodity prices, equity prices or other market-driven rates or prices.  The net proceeds of its initial public offering held in the trust fund have been invested only in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.  Given the limited risk in Enterprise's exposure to money market funds, it does not view the interest rate risk to be significant.

Enterprise has not engaged in any hedging activities since its inception. It does not currently expect to engage in any hedging activities.

Independent Registered Public Accounting Firm

The firm of Eisner LLP (“Eisner”) acts as Enterprise's independent registered public accounting firm. The following is a summary of fees paid or to be paid to Eisner for services rendered. Eisner also acts as ARMOUR's independent registered public accounting firm.

Audit Fees

The aggregate fees for professional services rendered by Eisner LLP, Enterprise's independent auditors, for the audits of our financial statements during fiscal year 2008 and 2007 and review of Form 10-Q which include fees related to Enterprise's initial public offering and related audits were approximately $90,000 and $65,000, respectively.  All of the audit services provided by Eisner LLP to the Company in fiscal year 2008 were pre-approved by Enterprise's audit committee.

Audit Related Fees

Audit-related fees are for assurance and related services including, among others, consultation concerning financial accounting and reporting standards.  There were no aggregate fees billed for audit-related services rendered by Eisner LLP for the fiscal years ended December 31, 2008 and 2007.

Tax Fees

There were no fees paid for tax compliance, tax planning and tax advice rendered by Eisner LLP for the fiscal years ended December 31, 2008 and 2007.

All Other Fees

There were no fees paid to Eisner LLP for services other than audit services rendered by Eisner LLP during the fiscal year ended December 31, 2008 and 2007.

Audit Committee Pre-Approval Policies and Procedures

Since Enterprise's audit committee was not formed until November 2007, the audit committee did not pre-approve all of the foregoing services although any services rendered prior to the formation of Enterprise's audit committee were approved by its board of directors. However, all services render since November 2007 were pre-approved by Enterprise's audit committee. In addition, in accordance with Section 10A(i) of the Securities Exchange Act of 1934, before Enterprise engages its independent accountant to render audit or non-audit services on a going-forward basis, the engagement will be approved by its audit committee.

In accordance with Section 10A(i) of the Securities Exchange Act of 1934, before ARMOUR engages its independent accountant to render audit or non-audit services on a going-forward basis, the engagement will be approved by its audit committee.

Code of Ethics

Enterprise has adopted a code of ethics that applies to all of its executive officers, directors and employees.  The code of ethics codifies the business and ethical principles that govern all aspects of our business.

Upon the consummation of the merger, ARMOUR will adopt a similar code of ethics that will apply to ARMOUR's directors, officers and employees as well as those of its subsidiaries.

BUSINESS OF ARMOUR

Overview

Organized in 2008, ARMOUR is an externally-managed Maryland corporation, managed by ARRM, that will invest primarily in Agency Securities. From time to time, a portion of ARMOUR’s portfolio may be invested in Agency Debt, U.S. Treasuries and money market instruments, subject to certain income tests ARMOUR must satisfy for its qualification as a REIT.  ARMOUR has committed itself to this asset class by including in its charter a requirement that all of its financial instrument investments will consist of Agency Securities, Agency Debt, U.S. Treasuries and money market instruments (including reverse repurchase agreements) and hedging and other derivative instruments related to the foregoing investments.  In the case of an ambiguity in the application of this restriction, ARMOUR's manager, ARRM, or its future board of directors will determine its application.  Amending the ARMOUR charter will require approval by the holders of a majority of ARMOUR's outstanding common stock.

ARMOUR seeks attractive long-term investment returns by investing its equity capital and borrowed funds in its targeted asset class.  ARMOUR intends to earn returns on the spread between the yield on its assets and its costs, including the interest cost of the funds it borrows, after giving effect to its hedges.  ARMOUR has no operating history, owns no assets and will commence operations upon completion of the business combination.  ARMOUR intends to qualify and will elect to be taxed as a REIT under the Code.  ARMOUR generally will not be subject to federal income tax to the extent that it currently distributes its net income to its stockholders and qualify as a REIT.

ARMOUR’s business plan is to identify and acquire Agency Securities using its four-step process described below, finance its acquisitions with borrowings under a series of short-term repurchase agreements at the most competitive interest rates available to it and then cost-effectively hedge its interest rate and other risks based on its entire portfolio of assets, liabilities and derivatives and its management's view of the market.  Successful implementation of its business plan will require it to address interest rate risk, maintain adequate liquidity and hedge effectively.  ARMOUR will execute its business plan in a manner consistent with its intention of qualifying as a REIT and avoiding regulation as an investment company.

Investment Considerations

ARMOUR believes that the factors below make ARMOUR an attractive investment opportunity.

Experienced Management Team

ARMOUR’s manager, ARRM, consists of highly experienced professionals who will conduct its day to day operations, including Mr. Scott J. Ulm and Mr. Jeffrey J. Zimmer.  Mr. Ulm has 23 years of experience in structured finance and debt capital markets, including substantial experience with mortgage backed securities. Since 2005, Mr. Ulm has been Chief Executive Officer of Litchfield Capital Holdings, a structured finance manager. From 1986 to 2005, he held a variety of senior positions at Credit Suisse (and its predecessor firms Credit Suisse First Boston and the First Boston Corporation) both in New York and London including Global Head of Asset Backed Securities, Head of United States and European Debt Capital Markets and the Global Co-Head of Collateralized Debt Obligations, both cash and synthetic. While at Credit Suisse, Mr. Ulm was responsible for underwriting and execution of more than $100 billion of mortgage- and asset-backed securities. Mr. Zimmer has 25 years of experience in the mortgage securities market and from September 2003 through March 2008 was the Chief Executive Officer of Bimini Capital Management, Inc., a publicly traded REIT which managed over $4 billion of agency mortgage assets and approximately $4 billion in short term repurchase liabilities, as well as $100 million of long term debt. Prior to 2003 he was a managing Director at RBS/Greenwich Capital in the Mortgage-Backed and Asset-Backed Departments where from 1990 to 2003 he held various positions that included working closely with some of the nation's largest hedge funds, mortgage banks and investment management firms on mortgage-backed securities investments. He has extensive experience investing in, financing and managing a leveraged balance sheet of mortgage related assets. Mr. Ulm and Mr. Zimmer have extensive experience in favorable and unfavorable economic cycles and in securities trading, sales and hedging, asset/liability management and analysis and leveraged mortgage finance.

Attractive Asset Class

ARMOUR believes its strategy to invest in Agency Securities reduces its credit and liquidity risk relative to other mortgage asset classes.  Agency Securities are perceived to have less credit risk than other types of mortgage-backed securities, because Agency Securities are issued by U.S. Government-chartered entities or guaranteed by a U.S. Government corporation.  Additionally, ARMOUR believes the credit quality of Agency Securities will allow it to obtain favorable financing terms in the current environment of tightening credit standards.  ARMOUR believes these factors will provide its stockholders with attractive risk-adjusted returns.  ARMOUR has committed itself to this asset class by including in its charter a requirement that all of its financial instrument investments will consist of Agency Securities, Agency Debt, U.S. Treasuries and money market instruments (including reverse repurchase agreements) and hedging and other derivative instruments related to the foregoing investments.  In the case of an ambiguity in the application of this restriction, its manager (ARRM) or its future board of directors will determine its application.  Amending its charter requires approval by the holders of a majority of its outstanding common stock.

Market Opportunity

The spread between current coupon Agency Securities and U.S. Treasury swaps significantly widened during the preceding year.  ARMOUR believes that the current spread offers the company with opportunities to invest at attractive net interest margins and that its investment strategy is well suited for investing funds expeditiously in this environment.

Active Risk Management

ARMOUR seeks to differentiate itself from other mortgage portfolio managers through its approach to risk management, described in greater detail below.  ARMOUR intends to actively manage the combination of its assets, its term repurchase agreements and its swap agreements and other derivative instruments to cost-effectively maintain what it believes is an appropriate duration and risk profile, based upon its view of the market in relation to the totality of its assets, liabilities and derivatives.

Sophisticated Investment Platform

ARMOUR expects to benefit from the analytical and modeling skills developed by its management team as a result of their many years of experience and from the brokerage services, market surveillance services and quantitative tools provided by AVM, L.P.  ARMOUR will use its management's methodologies, together with commercially-available software customized by its management team, to value potential investments, identify attractive investments, forecast the performance of its assets and determine strategies to hedge its interest rate risk.

ARMOUR anticipates that it will enter into agreements with a third party securities broker-dealer, AVM, L.P., to assist it in monitoring and managing its assets, liabilities and hedges on a security-by-security as well as a portfolio-wide basis.  AVM, L.P.'s services will include current mark-to-market asset valuations, execution of agency and derivative securities trades and administration of its expected short-term repurchase facilities, including staggering of their maturities and related continuous re-pricing.  ARMOUR believes this third-party relationship will allow its management to focus on critical forecasting and risk mitigation, areas where its management team has the most direct experience, while at the same time providing it access to an on-going monitoring and trading platform not normally established inside a newly-organized enterprise.

No Legacy Issues

Difficult market conditions and investor uncertainty in 2008 and early 2009 prevented ARMOUR from raising sufficient capital to commence operations on economically sound basis.  However, as a company with no historical investments, ARMOUR will build an initial portfolio consisting of currently-priced assets.  As a result, its new investment portfolio will have no performance drag from previously-purchased, lower-yielding assets.

Prior experience of Sponsor affiliate managing Agency Securities portfolio

Scott J. Ulm and Jeffrey J. Zimmer currently manage the business of ARRM, ARMOUR’s sponsor.  In September of 2003, Mr. Zimmer and partners (not including Mr. Ulm) formed Bimini Mortgage Management, Inc. ("Bimini") to manage a leveraged investment portfolio of Agency Securities.  Bimini closed on an initial private round of funding of $60 million on December 19, 2003. The company continued to raise capital privately and in public equity offerings through December 2004. From December 2003 through November 2, 2005, Bimini operated solely as a REIT and invested only in Agency Securities.  As of early November 2005, Bimini had approximately 10 employees operating from one office in Vero Beach, Florida, managing more than $4 billion in Agency Securities and cash assets.

On November 3, 2005, Bimini acquired Opteum Financial Services, LLC ("Opteum), a mortgage company focused on origination of "ALT-A" mortgages.  At that time, Opteum had more than 35 offices nationwide and approximately 1,000 employees.  In the first quarter of 2006, Bimini changed its name to Opteum to reflect the new nature of its business under a known enterprise name in the mortgage origination field. Although the company continued to manage a leveraged portfolio of Agency Securities, from closing of the acquisition of Opteum in November 2005 until the mortgage company was closed in the spring of 2007, the mortgage origination business was the primary user of cash flow of the company.  The company had GAAP losses from the time Opteum was acquired until the mortgage company was closed, during which period most of the equity of the company was lost. At the same time, through the end of 2008, little cash was reinvested into the Agency Securities business and the portfolio declined from approximately $4 billion to approximately $600 million in assets. On September 28, 2007, Opteum changed its name to Bimini Capital Management, Inc. (“Bimini Capital”).

Set forth below is a table showing the performance of Bimini as a manager of an Agency Securities portfolio in the period prior to the acquisition of Opteum.  Additional performance information, including performance of the company during the period following Bimini’s acquisition of Opteum, is set forth in the most recent Annual Report on Form 10-K of Bimini Capital, which is incorporated by reference as Exhibit 99.3 in Part II of the Registration Statement of which this proxy statement/prospectus forms a part. ARMOUR will provide upon request, for no fee, the Annual Report on Form 10-K of Bimini Capital, and, for a reasonable fee, the exhibits to such Form 10-K.

	Bimini as an AGENCY ONLY REIT
	2004				2005
	Q1	Q2	Q3	Q4	Q1	Q2	Q3
Dividends Per Share	$0.39	$0.52	$0.52	$0.54	$0.53	$0.40	$0.38
Quarterly Annualized Return on Equity Based on Beginning Book Value & Dividends	10.8%	14.4%	15.7%	16.2%	15.7%	12.9%	12.2%
Diluted Earnings Per Share	$0.39	$0.52	$0.51	$0.44	$0.52	$0.39	$0.37
Quarterly Annualized Return on Equity Based on Beginning Book Value & Diluted EPS	10.8%	14.4%	15.4%	13.2%	15.4%	12.5%	11.9%
Net Income (in millions)	$3.94	$5.57	$5.75	$7.60	$10.91	$8.22	$7.88
Total Assets (in millions)	$1,593.64	$1,603.71	$1,779.53	$3,128.42	$3,469.96	$4,071.49	$4,042.42
Total Debt (in millions)	$1,442.79	$1,461.22	$1,548.62	$2,771.16	$3,181.66	$3,769.38	$3,780.92
Total Liabilities (in millions)	$1,448.97	$1,471.01	$1,560.98	$2,845.46	$3,208.34	$3,809.95	$3,809.81
Shareholder's Equity (in millions)	$144.67	$132.70	$218.55	$282.96	$261.62	$261.54	$232.60
Beginning Book Value Per Share	$14.45	$14.45	$13.25	$13.32	$13.47	$12.45	$12.44
Ending Book Value Per Share	$14.45	$13.25	$13.32	$13.47	$12.45	$12.44	$11.06
Stock Price	$15.00	$15.00	$15.76	$16.06	$13.85	$14.10	$11.30

Interest Rate Changes And Mortgage-Backed Securities

A significant aspect of its business plan involves the assessment of interest rate risk inherent in owning mortgage-backed securities.  Interest rate risk includes the possibility that parallel or non-parallel changes in the yield curve will cause the net market value of its assets, net of the mark-to-market value of its term repurchase agreements, swaps and other derivative agreements, to decline, perhaps substantially.  The yield curve is the relationship between short-term and longer-term interest rates or the relationship between interest rates and the time to maturity of debt of a borrower.  A parallel change in the yield curve shifts the entire curve up or down.  A non-parallel change in the yield curve shifts one or more specific points on the curve, but not all points, up or down.

In addition to maturity date, a key feature of most mortgage loans is the ability of the borrower to repay principal earlier than scheduled.  This is called a prepayment, and prepayments are affected by interest rate changes.  Prepayments arise primarily due to sale of the underlying property, refinancing or foreclosure.  Prepayments result in a return of principal and may result in a lower or higher rate of return upon reinvestment of the principal.  If a security purchased at a premium prepays at a higher-than-expected rate, then the value of the premium would be eroded at a faster-than-expected rate.  Similarly, if a discounted mortgage prepays at a lower-than-expected rate, the amortization of the related discount would be accumulated at a slower-than-expected rate.

In general, declining interest rates tend to increase prepayments, and rising interest rates tend to slow prepayments.  When interest rates rise, the value of mortgage-backed securities generally declines, due in part to reductions in prepayments, which extend the duration of the securities.  The rate of prepayments on underlying mortgages will affect the price and volatility of mortgage-backed securities and may shorten or extend the duration of the security beyond what was anticipated at the time of purchase.  If interest rates rise, its holdings of mortgage-backed securities may experience reduced returns if the borrowers of the underlying mortgages pay off their mortgages later than anticipated.

Strategies

ARMOUR’s primary goal is to acquire Agency Securities, finance its acquisitions in the capital markets and use leverage and targeted risk management in an effort to provide an attractive risk-adjusted return on stockholders' equity. ARMOUR intends to achieve this goal through the thoughtful and opportunistic application of its asset acquisition, leverage and interest rate management strategies.

Asset Acquisition Strategy

ARMOUR expects to use a four-step process in building and maintaining its investment portfolio, together with swaps and other derivatives used to fix the interest rate on its liabilities or otherwise hedge what its management views as the primary risks to its portfolio.

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First, ARMOUR will identify securities that it believes represents attractive option-adjusted value based on prevailing market conditions.

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Second, ARMOUR will apply its directional view of the market and further identify those securities that ARMOUR believes represents attractive value in that context.

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Third, ARMOUR will select those securities it considers to be consistent with its desired balance of capital preservation and yield, based on its portfolio approach and in certain cases use its contacts and relationships to source the securities, which may be multi-class pass-through certificates created through its negotiations.

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Finally, ARMOUR will employ its risk management techniques to set its leverage ratio and identify cost-effective swaps and other derivatives that ARMOUR intends to utilize, taking into consideration its assets, liabilities and hedges as a whole.  ARMOUR intends to repeat this process on a regular basis and as market conditions warrant.

Initially, upon completion of the merger, ARMOUR anticipates that it will allocate approximately fifteen to thirty-five percent of its assets under management to adjustable-rate mortgage-backed securities having coupons that will adjust within 18 months, and sixty-five to eighty-five percent of such assets to such securities having coupons that will adjust in between 18 and 60 months. In the future, ARMOUR may also purchase fixed-rate assets.

ARMOUR intends to acquire assets that will enable it to be exempt from registration as an investment company under the Investment Company Act. To the extent that ARMOUR elects in the future to conduct its operations through subsidiaries, such business will be conducted in such a manner as to ensure that ARMOUR will qualify for the exemption provided by Section 3(a)(1)(C) of the Investment Company Act of 1940.

Leverage Strategy

ARMOUR intends to use leverage to increase potential returns to its stockholders.  ARMOUR will accomplish this by borrowing against existing mortgage-backed securities and using the proceeds to acquire additional mortgage-backed securities.  ARMOUR expects that these borrowings will be primarily structured as repurchase agreements.  Over time, ARMOUR generally intends to borrow so that its debt-to-equity ratio is between 6:1 and 10:1, although there is no minimum or maximum leverage that ARMOUR may employ.  Credit officers or other representatives of several financial institutions have indicated to ARMOUR a general intent to make available to it repurchase facilities within the first two weeks of funding.  In the aggregate ARMOUR believes it will have access to adequate funding after it expands its repurchase counterparty list during the first 90 days of operations.  Currently, however, no financing or repurchase trade commitments have been made.  The existence, terms and conditions f any repurchase facility, including any future commitments, are subject to, among other matters, its execution and delivery of the lender's standard documentation, the consummation of the business combination and approval of the facility by the lender in its sole discretion.  However, because its management team consisting of Mr. Ulm and Mr. Zimmer has extensive experience in dealing with directly with most repurchase counterparties (combined mortgage experience of 47 years), ARMOUR believes that upon the completion of the business combination it will have the ability to fund its assets.

Repurchase agreements are financings (i.e., borrowings) under which ARMOUR will pledge its mortgage-backed securities as collateral to secure loans from lenders, known as counterparties.  The amount borrowed under a repurchase agreement is limited to a specified percentage of the estimated market value of the pledged collateral.  The portion of the pledged collateral held by the lender in excess of the borrowing is the margin requirement for that borrowing, and is often referred to as the “haircut.”  Although haircuts change constantly in response to market conditions, it is currently typical for securities of the type ARMOUR will finance that mature in less than 60 days to have haircuts of 4 to 6 percent, while those that mature in 60 to 90 days will have haircuts of 5 to 7 percent.  The underlying securities are typically marked to market on a daily basis.  A change in the market value of a security of greater than $250,000 will typically trigger a margin call (by the lender, in the case of a decline in value, as determined by the lender ) or a payment to ARMOUR (as the ‘borrower’, in the case of an increase in value). Repurchase agreements take the form of a sale of the pledged collateral to a lender at an agreed upon price in return for such lender's simultaneous agreement to resell the same securities back to the borrower at a future date (i.e., the maturity of the borrowing) at a higher price.  The difference between the sale price and repurchase price is the cost, or interest expense, of borrowing under a repurchase agreement.  ARMOUR expects that its cost of borrowings under repurchase agreements will generally correspond to LIBOR plus or minus a margin, although such agreements may not expressly incorporate a LIBOR index. ARMOUR anticipates it will retain AVM, L.P. to assist it with financing transaction services such as the management of its anticipated repurchase agreements.

Under repurchase agreements, ARMOUR will retain beneficial ownership of the pledged collateral, while the lender maintains custody of such collateral.  At the maturity of a repurchase agreement, ARMOUR will be required to repay the loan and concurrently receive back its pledged collateral or, with the consent of the lender, ARMOUR may renew such agreement at the prevailing market interest rate.

Under repurchase agreements, a lender may require that ARMOUR pledge additional assets to such lender (i.e., by initiating a margin call) in the event the estimated fair value of its existing pledged collateral declines below a specified percentage of the outstanding loan obligation during the term of the borrowing.  ARMOUR’s pledged collateral will fluctuate in value due to, among other things, principal repayments, changes in the interest rate differential on mortgage-backed assets relative to U.S. Treasury securities or swaps and market changes in interest rates.  In addition, a lender may often increase the margin requirements (or decrease the advance rates) under the terms of its repurchase agreement.

To limit its liquidity risks, ARMOUR intends to spread its borrowings across multiple short-term repurchase agreements having staggered maturity dates.  ARMOUR expects its repurchase agreements to have terms that range from one month up to one year.  In addition, ARMOUR will seek to limit the possibility that ARMOUR will be forced to liquidate assets during a market disruption by analyzing the effect of various interest rate stress scenarios and adjusting its leverage ratio accordingly.  ARMOUR’s analyses will assume a decrease in the value of its mortgage-backed securities serving as collateral for its borrowings as a result of increases in prevailing interest rates and a decrease in available advance rates on its borrowings, based on how historic and recent disruptions affected the asset classes in which it invested.

Risk Management Generally

ARMOUR faces three primary categories of risks directly associated with its acquisition, financing and hedging of its targeted asset class:

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the risks associated with interest rate changes, which includes the effect of changing interest rates on prepayment behavior and the consequences of higher-than-expected and lower-than-expected prepayment rates on mortgages underlying its mortgage-backed securities and further includes the effect on its spreads or net interest margins;

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the risk that ARMOUR will have insufficient liquidity, including that it may experience margin calls, decreased advance rates under its anticipated repurchase agreements or other less favorable borrowing terms; and

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the risk that ARMOUR fails to hedge a meaningful risk fully or at all and the risk that its hedging transactions will be ineffective, including because a counterparty to one of its hedging transactions will not meet its obligations to it.

ARMOUR addresses its approach to liquidity risk immediately above under “—Leverage Strategy.”  ARMOUR’s approaches to managing interest rate risk and ineffective hedge risk are discussed immediately below under “—Interest Rate Management.”  In addition, ARMOUR may decide to hedge other risks that its portfolio could present on occasion.  Other risks may include credit risk, which, if ARMOUR decides to hedge, it may hedge through credit default swaps and total return swaps.  ARMOUR may not successfully manage its risks and may incur losses or be forced to sell assets at inopportune times.

Interest Rate Management

Overview

ARMOUR intends to identify and quantify the interest rate risks inherent in its investment portfolio.  Interest rate risks include levels of interest rates and the slope and curvature of the yield curve, short-term and long-term volatility, mortgage basis (or current coupon spread exposure), option-adjusted spread and prepayment risks.  As explained in greater detail below and consistent with qualifying as a REIT and avoiding registration under the Investment Company Act, ARMOUR will use various hedging strategies and instruments to mitigate the risks of its entire portfolio.  When ARMOUR elects to hedge risks, it will be only to the extent that it believes it is prudent and cost-effective to do so.  Any derivative transaction is necessarily subject to the approval of the counterparty in its sole discretion.

ARMOUR may fix the rate on its borrowings for various periods of time, and/or enter into swap agreements or other derivatives to attempt to match its funding costs to its assets, as well as to manage the risk to its income and equity from changes in market interest rates and the resultant anticipated changes in prepayment rates on mortgages underlying the securities it has purchased. ARMOUR estimates that between two and six percent of its equity capital will be devoted to hedging transactions.

The hedging instruments with which its executive officers have significant experience and that it may use include, among others:

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U.S. Treasury securities;

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interest rate swaps (floating-to-fixed, fixed-to-floating, or more complex swaps such as floating-to-inverse floating, callable or non-callable);

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swap options (known as swaptions), caps, floors and other derivatives on interest rates and on the credit of one or more issuers;

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futures and forward contracts;

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mortgage-backed securities pass-throughs and mortgage-backed securities derivatives; and

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options on any of the foregoing.

Specific Risks and Strategies

ARMOUR believes the primary risk inherent in its expected investments is the effect of movements in interest rates and the related changes in prepayment rates on the investments.  Changes in interest rates on its borrowings under its anticipated floating-rate repurchase facilities may not match the effects of interest rate changes on the income from its investments.  ARMOUR will seek to manage the potential impact on its income and equity from changes in interest rates and related changes in the prepayment behavior of its assets.

ARMOUR will primarily apply option-adjusted, as compared to static, risk measures on its mortgage portfolio.  By “risk measures,” ARMOUR means entering into a hedge or otherwise taking an action that modifies the risks inherent in its portfolio.  By “option-adjusted,” ARMOUR means based on a consideration of multi-variable interest rate and prepayment rate scenarios rather than a single interest rate path.

ARMOUR’s option-adjusted risk measures may relate to the following six characteristics of its investments:

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Duration and effective duration.  Duration measures the period of time until the price of a security is repaid by the security's internal cash flows.  Effective duration measures the price sensitivity of a security relative to a change in interest rate levels.  In other words, effective duration measures the proportional increase or decrease in the price of a security as a result of an absolute change in interest rates.  Higher effective duration numbers, whether positive or negative, indicate greater price sensitivity to an interest rate change.

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Effective convexity.  Effective convexity measures how duration of a security changes with interest rate levels.  Effective convexity approximates the non-proportional change in the price of a security relative to the absolute change in interest rates.  Effective convexity can be positive or negative.  All else equal, the greater the absolute value of a security's effective convexity measure, the greater its sensitivity to changes in interest rates.  A negative effective convexity measure for a security indicates that, all else equal, its price decreases will exceed the effect predicted by effective duration alone and that its price increases will be less than indicated by effective duration alone.  The converse is true for positive convexity.  A residential mortgage loan generally has negative convexity because it may be prepaid and bears interest rate caps.  Consequently, the price of a mortgage loan appreciates less in a rally (a falling interest rate environment) than implied by its effective duration and decreases more in a sell off (a rising interest rate environment) than implied by its effective duration.

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Partial duration.  Because a mortgage's cash flows are distributed over the mortgage's entire life, its valuation depends on both the level and shape of the yield curve.  Partial duration, also known as key rate duration, quantifies the risk of a non-parallel shift in the yield curve, or a shift in one point in the yield curve, assuming all other yield curve points remain unchanged.

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Volatility duration.  Volatility duration is the price change, or price sensitivity, per unit change in volatility.  Volatility measures the potential range of returns of a security.  A security with a higher volatility is generally more risky than a security with a lower volatility.

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Current coupon spread duration.  The current coupon spread duration, or mortgage basis, measures the price effect resulting from the change in the current coupon mortgage spread, which is the excess spread offered by the current coupon mortgage over the U.S. Treasury/swap curve.  The change in current coupon mortgage spread effectively increases or decreases the primary mortgage rates and effects prepayment speeds and hence cash flows and prices of mortgages even when the benchmark yield curve remains the same.

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Option-adjusted spread duration.  Option-adjusted spread is the net spread over the U.S. Treasury/swap curve that a security offers, after compensating for embedded options (such as the ability to prepay, or call, the security) and other variables.  For example, an agency pass-through certificate may have a nominal spread over similar duration U.S. Treasuries of 100 basis points and, after adjusting for the ability of the holders of the underlying mortgages loans to prepay their mortgage loans, it may have an option-adjusted spread of 50 basis points (if the prepayment option ARMOURre valued at 50 basis points). Option-adjusted spread duration measures the price sensitivity of a security to changes in the option-adjusted spread, assuming other variables remain unchanged.

ARMOUR intends to monitor the six characteristics of its individual securities and its portfolio and adjust the inherent risk exposures according to its management's view of the market and its determination of the desired risk-reward profile of its portfolio as a whole.  ARMOUR may increase or decrease its exposure to specific risks based on this view.  For example, ARMOUR may limit duration risk, or the price sensitivity of its securities, by attempting to match the duration of its investments with term repurchase agreements, U.S. Treasuries, interest rate futures, interest rate swap agreements and other interest rate derivative instruments.  This may allow it to hold the security until maturity (and realize a net interest margin fixed by its derivative transactions over the term of the security) or until its price for the security is realized.  On the other hand, ARMOUR may assume duration risk in conjunction with its assumption of other risks, such as volatility risk, that may have an inverse correlation with changes in interest rates, to reduce the overall risk of its investment portfolio.  As another example, ARMOUR may reduce the partial duration exposure of its investment portfolio but assume exposure to certain parts of the yield curve.  This approach is ARMOUR’s active management of risk, and ARMOUR believes that it differentiates it from some other mortgage REITs.

Description Of Assets

As noted above, ARMOUR will primarily target pass-through securities that are also Agency Securities as its investment class, including reverse repurchase facilities collateralized by Agency Securities and U.S. Treasuries. Agency Securities will constitute all of the long-term investments in ARMOUR'S investment portfolio.  To the extent ARMOUR has cash on hand awaiting reinvestment, to be held as security under credit arrangements, or as part of a risk management application, ARMOUR may invest in Agency Debt, U.S. Treasuries, money market instruments, or accounts at state or federal chartered financial institutions. ARMOUR may also invest in hedging and other derivative instruments related to the foregoing investments. Below are descriptions of ARMOUR’S currently targeted long term investments, as well as those assets targeted for ARMOUR’s cash positions.

Mortgage-Backed Pass-Through Certificates

Pass-through certificates are securities representing interests in pools of mortgage loans secured by residential real property in which payments of both interest and principal on the securities are generally made monthly.  In effect, these securities pass through the monthly payments made by the individual borrowers on the mortgage loans that underlie the securities, net of fees paid to the issuer or guarantor of the securities.

Payment of principal and interest onAgency Securities, although not the market value of the securities themselves, may be guaranteed by the full faith and credit of the federal government, in the case of securities backed by Ginnie Mae, or may be guaranteed by entities chartered by the U.S. Government, including Fannie Mae and Freddie Mac. Agency Securities backed by Fannie Mae and Freddie Mac are now guaranteed by the full faith and credit of the U.S. Government.

Pass-through certificates can be divided into various categories based on the characteristics of the underlying mortgages, such as the term or whether the interest rate is fixed or variable.  Although the collateral structure varies by the issuing entity, the majority of the mortgage loans underlying pass-through certificates that ARMOUR intends to acquire are adjustable-rate mortgages, fixed-rate mortgages and hybrid adjustable-rate mortgages:

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Hybrid Adjustable-Rate Mortgages.  Hybrid ARMs have a fixed-rate for the first few years of the loan, often three, five, or seven years, and thereafter reset periodically like a traditional ARM.  Effectively such mortgages are hybrids, combining the features of a pure fixed-rate mortgage and a “traditional” ARM.  Hybrid ARMs have price sensitivity to interest rates similar to that of a fixed-rate mortgage during the period when the interest rate is fixed and similar to that of an ARM when the interest rate is in its periodic reset stage.  However, because many hybrid ARMs are structured with a relatively short initial time span during which the interest rate is fixed, even during that segment of its existence, the price sensitivity may be low.

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Adjustable-Rate Mortgages.  Adjustable-rate mortgages, or ARMs, are those for which the borrower pays an interest rate that varies over the term of the loan.  The interest rate usually resets based on market interest rates, although the adjustment of such an interest rate may be subject to certain limitations.  Traditionally, interest rate resets occur at regular set intervals (for example, once per year).  ARMOUR refers to such

ARMs as “traditional” ARMs.  Because the interest rates on ARMs fluctuate based on market conditions, ARMs tend to have interest rates that do not deviate from current market rates by a large amount.  This in turn can mean that ARMs have less price sensitivity to interest rates.

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Fixed-Rate Mortgages.  Fixed-rate mortgages are those where the borrower pays an interest rate that is constant throughout the term of the loan.  Traditionally, most fixed-rate mortgages have an original term of 30 years.  However, shorter terms (also referred to as final maturity dates) have become common in recent years.  Because the interest rate on the loan never changes, even when market interest rates change, over time there can be a divergence between the interest rate on the loan and current market interest rates.  This in turn can make a fixed-rate mortgages price sensitive to market fluctuations in interest rates.  In general, the longer the remaining term on the mortgage loan, the greater the price sensitivity.  One way to attempt to lower the price sensitivity of a portfolio of fixed-rate mortgages is to buy those with shorter remaining terms or maturities.

Many mortgage loan securitizations are structured as single-class pass-throughs.  In a single-class pass-through, all of the pass-through certificates representing ownership interests in the securitized mortgage loans have like terms, and the cash flows from the underlying mortgage loans (both principal and interest) are distributed pro rata across all of the certificates.  There are, however, a variety of Agency Securities other than single-class pass-through certificates, including various multi-class or derivative securities.  Multi-class securitizations divide the cash flows from the underlying mortgage loans into two or more classes that meet the investment criteria and portfolio needs of different investors.  One example of a simple multi-class securitization is a sequential pay class (also known as a “SEQ” class).  In a SEQ class structure, the principal on the SEQ classes is retired sequentially, with each class receiving principal payments only after payment in full of the principal on the previous class, commencing with the first sequential class.  More complex multi-class securities, also known as mortgage derivatives, include “inverse floaters, ” interest-only certificates (also known as “IOs”), “inverse IOs, ” principal-only certificates (also known as “POs”) and “super POs.”  For example, Fannie Mae may separate cash flows into the following classes: (i) IOs; (ii) POs; (iii) different portions of POs and IOs; or (iv) combinations of the foregoing.  ARMOUR has no present intention to invest in mortgage derivatives; however, if market conditions change, it may invest a relatively nominal amount of its assets in agency mortgage derivatives.

Agency Debt

The U.S. Government-chartered entities that issue the Agency Securities that ARMOUR intends to acquire periodically issue public debt to finance their acquisition of the individual mortgages that are pooled and underlie the Agency Securities.  For example, in order to manage the interest rate risk of their portfolios, Fannie Mae and Freddie Mac issue a variety of unsecured debt securities in a wide range of maturities.  They issue both short-term debt with maturities of a year or less and long-term debt with maturities of up to 10 years.  These debt obligations may be callable or non-callable.  Callable debt provides flexibility to Fannie Mae and Freddie Mac to help match the durations of their liabilities with that of their mortgage assets.  Callable debt is usually priced at higher yields to compensate investors for the option to call the debt before it would otherwise mature.  Fannie Mae's and Freddie Mac's debt obligations have historically been treated as U.S. Agency Securities in the marketplace, which is just below U.S. Treasuries and above AAA-rated corporate debt.  Recently, the assumption by the U.S. Government of the obligations of Fannie Mae and Freddie Mac's debt securities mean that they are now backed by the full faith and credit of the U.S. Government.  From time to time, until ARMOUR is able to invest in Agency Securities, ARMOUR may invest in suchAgency Debt.

Trading And Repurchase Agreement Services Relationship

As part of its effort to achieve efficiencies and reduce the costs of its securities trading and financing activities, ARMOUR expects to enter into contracts with AVM, L.P., a securities broker dealer, to provide clearing and settlement services for ARMOUR’s transactions in securities and derivative instruments, and to provide financing transaction services, particularly with respect to repurchase transactions.  In the first capacity, AVM will act as an independent third-party clearing agent to itself clear, or facilitate clearing at other major clearing companies, exchanges and banks, of ARMOUR’s securities transactions. In the second, AVM will assist ARMOUR in developing master repurchase agreements with a number of potential lenders, each of which will establish the terms and conditions applicable to ARMOUR’s future commitments with such lenders. ARMOUR anticipates that, by effectively using AVM’s support to manage these arrangements, it will be able to achieve significant efficiencies in managing margin requirements, among other things. ARMOUR believes contracting for these services will permit it to increase efficiency and lower costs associated with the clearing, settlement and financing of its securities transactions and allow its executive officers to focus on its daily operations and strategic direction.  ARMOUR’s Co-Chief Executive Officer, Mr. Zimmer, has over ten years of experience working with AVM, L.P. on various investments and over four years of experience using AVM, L.P.'s services at another REIT as ARMOUR intends to do.

AVM, L.P. will receive fees for its services.  Under the trading services agreement, AVM, L.P. will receive an annual base fee which will increase with the value of its assets and certain transaction payments.

Each of the agreements will contain limitations on AVM, L.P.'s liabilities to ARMOUR and will require ARMOUR to indemnify AVM, L.P. for certain liabilities. The clearing agency agreement is expected not to have a fixed term, and to be terminable by either party on 120 days’ notice.  The repurchase services agreement is expected to have an initial term of six months to one year, with automatic three-month extensions, and to be terminable by either party on 45 days’ notice.

Custodian Bank

Directly or through AVM, L.P., ARMOUR intends to engage JP Morgan Chase Bank, N. A. to serve as its custodian bank.  JP Morgan Chase Bank, N. A. will be entitled to fees for its services in this regard.

Policies With Respect To Certain Other Activities

If, when applicable, ARRM, its manager, and the ARMOUR board of directors determine that additional funding is required, ARMOUR may raise such funds through equity offerings (including preferred equity), unsecured debt securities, convertible securities (including warrants, preferred equity and debt) or the retention of cash flow (subject to provisions in the Code concerning taxability of undistributed REIT taxable income) or a combination of these methods.

In the event that its manager, ARRM, determines to raise additional equity capital, ARMOUR has the authority, without stockholder approval, to issue additional common stock or preferred stock in any manner and on such terms and for such consideration as it deems appropriate, at any time.

Although ARMOUR has no present intention of doing so, the manager, ARRM, has the authority to repurchase or otherwise reacquire shares of its stock and may engage in such activities in the future.

Policy With Respect to Dividends and Distributions

As required in order to maintain its qualification as a REIT for U.S. federal income tax purposes, ARMOUR intends to distribute with respect to each year at least 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. To satisfy the requirements to qualify as a REIT and generally not be subject to U.S. federal income and excise tax, ARMOUR intends to pay regular quarterly dividends of all or substantially all of its taxable income to holders of its common stock out of assets legally available therefor. ARMOUR is not restricted from using the proceeds of equity or debt offerings to pay dividends, but it does not intend to do so. The timing and amount of any dividends ARMOUR pays to holders of its common stock will be at the discretion of ARMOUR’s board of directors and will depend upon various factors, including ARMOUR’s earnings and financial condition, maintenance of REIT status, applicable provisions of the MGCL and such other factors as ARMOUR’s board of directors deems relevant.

Armour’s Formation And Structure

ARMOUR was incorporated in Maryland in 2008.  ARMOUR will elect to be taxed as a REIT for the taxable year ending December 31, 2009 upon filing its federal income tax return for that year.  ARMOUR’s qualification as a REIT will depend on its ability to meet, on a continuing basis, various complex requirements under the Code relating to, among other things, the sources of its gross income, the composition and values of its assets, its distribution levels and the concentration of ownership of its capital stock.  ARMOUR believes that it was organized in conformity with the requirements for qualification as a REIT under the Code and its proposed manner of operations will enable it to meet the requirements for taxation as a REIT for federal income tax purposes.

As a REIT, ARMOUR generally will not be subject to federal income tax on the REIT taxable income that it currently distributes to its stockholders.  If ARMOUR fails to qualify as a REIT in any taxable year and does not qualify for certain statutory relief provisions, it will be subject to federal income tax at regular corporate rates.  Even if ARMOUR qualifies as a REIT for federal income tax purposes, it may still be subject to some federal, state and local taxes on its income.

Investment Company Act Exemption

ARMOUR intends to operate its business so as to be exempt from registration under the Investment Company Act.  ARMOUR will rely on the exemption provided by Section 3(c)(5)(C) of the Investment Company Act.  ARMOUR will monitor its portfolio periodically and prior to each investment to confirm that ARMOUR continues to qualify for the exemption.  To qualify for the exemption, ARMOUR makes investments so that at least 55% of the assets it owns consist of qualifying mortgages and other liens on and interests in real estate, which are collectively referred to as “qualifying real estate assets,” and so that at least 80% of the assets it owns consist of real estate-related assets (including its qualifying real estate assets).  ARMOUR generally expects that its investments in Agency Securities will be considered either qualifying real estate assets or real estate-related assets under Section 3(c)(5)(C) of the Investment Company Act.  ARMOUR treats agency whole pool certificates as qualifying real estate assets based on no-action letters issued by the SEC.  Qualification for the Section 3(c)(5)(C) exemption may limit its ability to make certain investments, including investments in certain partial-pool Agency Securities.

Employees

ARMOUR has no full-time employees.

Facilities

ARMOUR’s principal offices are located at:

ARMOUR Residential REIT, Inc.

3005 Hammock Way

Vero Beach, FL 32963

Phone Number

ARMOUR’s phone number is (561) 988-4500.

Website

ARMOUR’s website is www.ARMOURREIT.com.

Legal Proceedings

ARMOUR is not a party to any material legal proceedings.

MANAGEMENT OF ARMOUR FOLLOWING THE MERGER

General

Pursuant to the merger, (i) Merger Sub Corp. will merge with and into Enterprise with Enterprise surviving the merger and becoming a wholly-owned subsidiary of ARMOUR and (ii) ARMOUR will continue as the new publicly-traded corporation of which the holders of Enterprise securities will be security holders.

Upon consummation of the merger, ARMOUR's board of directors will consist of nine directors, two of which presently serve on the ARMOUR board and will remain on the ARMOUR board upon consummation of the merger, five of which have been designated by ARMOUR to serve on the ARMOUR board and will be appointed upon consummation of the merger and two of which presently serve on Enterprise's board and have been designated by Enterprise to serve on the ARMOUR board and will be appointed upon consummation of the merger. All other prior members of Enterprise's board of directors will resign upon consummation of the merger.

Upon consummation of the merger, ARMOUR will be externally managed and advised by ARRM.  Pursuant to the terms of the management agreement, ARRM will provide ARMOUR with its executive and administrative personnel, office space and other appropriate services required in rendering services for ARMOUR.  Each of ARMOUR's officers is an employee or member of ARRM.  ARMOUR does not expect to have any employees. ARRM will at all times be subject to the supervision and oversight of ARMOUR's board of directors.

The business, property and affairs of ARRM are managed by its Board, the only two members of which are Scott J. Ulm and Jeffrey J. Zimmer. Mr. Ulm and Mr. Zimmer jointly manage the business of ARRM, and will continue to do so following the merger. See “ARMOUR Directors and Executive Officers/Information about the Directors and Executive Officers” below.

ARMOUR Directors and Executive Officers

Upon consummation of the merger, ARMOUR's board of directors will consist of nine directors, Scott J. Ulm and Jeffrey J. Zimmer, who presently serve on ARMOUR's board of directors, will remain on the ARMOUR board upon consummation of the merger, Thomas K. Guba and John  P. Hollihan, III have been designated by ARMOUR to serve on ARMOUR's board of directors and will be appointed upon consummation of the merger and Daniel C. Staton, Marc H. Bell, Stewart J. Paperin and Jordan Zimmerman have been designated by Enterprise to serve on ARMOUR's board of directors and will be appointed upon consummation of the merger. All other prior members of Enterprise's board of directors will resign upon consummation of the merger.

Of these nine directors, ARMOUR and Enterprise believe that each of them, other than Messrs. Staton, Bell, Ulm and Zimmer will be considered independent in accordance with the requirements of the NYSE Amex.  Following the consummation of the merger, ARMOUR's directors will be elected at each annual meeting of stockholders to serve until the next annual meeting of stockholders and until their successors are duly elected and qualify. ARMOUR's independent directors will meet regularly in executive sessions without the presence of ARMOUR's corporate officers or non-independent directors.

In addition, upon consummation of the merger, the persons set forth in the table below will be appointed as executive officers of ARMOUR. Each of the executive officers is an employee or partner of ARRM. Following the consummation of the merger, officers will serve at the pleasure of ARMOUR's board of directors.

The following sets forth certain information, as of September 3, 2009, concerning the persons who are expected to serve as ARMOUR's directors and executive officers following the consummation of the merger:

Name	Age	Position with ARMOUR
Scott J. Ulm	51	Co-Chief Executive Officer, Chief Investment Officer, Head of Risk Management and Vice Chairman
Jeffrey J. Zimmer	52	Co-Chief Executive Officer, President and Vice Chairman
Daniel C. Staton	56	Chairman
Marc H. Bell	42	Director
Thomas K. Guba	59	Independent Director
John P. Hollihan, III	59	Independent Director
Stewart J. Paperin	61	Independent Director
Jordan Zimmerman	53	Independent Director
[ ]	[ ]	Independent Director

Information About the Directors and Executive Officers

Scott J. Ulm has served as ARMOUR's Co-Chief Executive Officer, Chief Investment Officer and Head of Risk Management since its inception, and has 23 years of structured finance and debt capital markets experience, including mortgage backed securities.  Since 2005, Mr. Ulm has been Chief Executive Officer of Litchfield Capital Holdings, a structured finance manager.  From 1986 to 2005, he held a variety of senior positions at Credit Suisse (and its predecessor firms Credit Suisse First Boston and the First Boston Corporation) both in New York and London including Global Head of Asset Backed Securities, Head of United States and European Debt Capital Markets and the Global Co-Head of Collateralized Debt Obligations, both cash and synthetic.  While at Credit Suisse, Mr. Ulm was responsible for the underwriting and execution of more than $100 billion of mortgage and asset backed securities.  Mr. Ulm has advised numerous U.S., European, and Asian financial institutions and corporations on balance sheet and capital raising matters.  At Credit Suisse, he was a member of the Fixed Income Operating Committee and the European Investment Banking Operating Committee.  Mr. Ulm holds a B.A. summa cum laude from Amherst College, a Master of Business Administration from Yale School of Management and a J.D. from Yale Law School.

Jeffrey J. Zimmer has served as ARMOUR's Co-Chief Executive Officer and President since it's inception, and has worked in the mortgage securities market for 25 years.  From September 2003 through March 2008 he was the Chief Executive Officer of Bimini Capital Management, Inc. a publicly traded REIT which managed over $4 billion of agency mortgage assets and approximately $4 billion in short term repurchase liabilities, as well as $100 million on long term debt.  He was co-founder of the company (originally private), took it public and orchestrated secondary public offerings and long term debt issuance.  He has extensive experience investing in, financing and managing a leveraged balance sheet of mortgage related assets.  He has negotiated terms on and participated in the completion of dozens of new underwritten public and privately placed mortgage-backed deals.  Prior to 2003 he was a managing Director at RBS/Greenwich Capital in the Mortgage-Backed and Asset-backed Department where since 1990 he held various positions that included working closely with some of the nation's largest hedge funds, mortgage banks and investment management firms on various mortgage-backed securities investments.  Mr. Zimmer was employed at Drexel Burnham Lambert in the institutional mortgage-backed sales area from 1984 until 1990.  He received his master's degree in finance from Babson College and a Bachelor of Arts degree in both economics and speech communication from Denison University.

Daniel C. Staton has served as Enterprise's President and Chief Executive Officer and as a member of Enterprise's Board of Directors since its inception. Mr. Staton has served as Managing Director of Staton Capital LLC, a private investment firm, since 2003 and as President of The Walnut Group, a private investment firm that has made over 20 private equity and venture capital investments, from 1997 to January 2007. Prior to forming The Walnut Group, Mr. Staton served as General Manager and partner of Duke Associates from 1981 to 1993. With its initial public offering, Mr. Staton became Chief Operating Officer and a director of Duke Realty Investments, Inc. (NYSE: DRE), a real estate investment trust, from 1993 to 1997. Mr. Staton served as Chairman of the Board of Directors of Storage Trust Realty, a real estate investment trust, from 1997 to 1999, and led its merger with Public Storage (NYSE: PSA), where he has served on the Board of Directors since 1999. The Walnut Group was an initial investor and Mr. Staton served as director of Build-A-Bear Workshop (NYSE: BBW), a specialty retailer with over 300 stores, from 1998 until its initial public offering in 2004. The Walnut Group was an initial investor in Deal$: Nothing Over a Dollar, a specialty retailer which grew from one location to 67 locations until its sale to Supervalu Inc. in 2002. In connection with other investments by The Walnut Group, Mr. Staton served as a director of Ameristop, a convenience store operator with over 140 locations, from 1998 to 2003, as a director of Skylight Financial, a credit card company for the “underbanked,” from 1998 until its sale in July 2003, and as a director of Changing Paradigms, a leader in private-label household products, from 1999 until its sale in 2006. Mr. Staton has also served as the Chairman of the Board of FriendFinder Networks Inc. (formerly Penthouse Media Group Inc.), a branded multimedia group, since 2004. Mr. Staton also invested in and served as a director of United Sports Ventures, owner of three minor-league baseball and four minor-league hockey teams, from 1997 to 2002. Mr. Staton has co-produced or invested in numerous successful Broadway musicals and plays, including The Producers, Hairspray, Jersey Boys and August: Osage County, all of which won the Tony Award for “Best Musical, ” or “Best Play” as well as A Catered Affair and Smokey Joe's Café, Broadway's longest-running musical revue. Mr. Staton majored in Finance at the University of Missouri and holds a B.S. degree in Specialized Business from Ohio University and a B.S. degree in Business (Management) from California Coast University. Mr. Staton has served as Executive in Residence at both the University of Missouri and Ohio University. Mr. Staton is the spouse of Maria Balodimas Staton, the Corporate Secretary of Enterprise.

Marc H. Bell has served as Enterprise's Chairman of the Board of Directors and Treasurer since its inception. Mr. Bell has served as Managing Director of Marc Bell Capital Partners LLC, an investment firm which invests in media and entertainment ventures, real estate, and distressed assets, since 2003. Mr. Bell has also served as the President and Chief Executive Officer of FriendFinder Networks Inc. (formerly Penthouse Media Group Inc.) since 2004. Previously, Mr. Bell was the founder and President of Globix Corporation, a full-service commercial internet service provider with data centers and a private network with over 20,000 miles of fiber spanning the globe. Mr. Bell served as Chairman of the Board of

Globix Corporation from 1998 to 2002 and Chief Executive Officer from 1998 to 2001. Globix, which went public in 1996 under the name Bell Technology Group, Ltd. and was renamed Globix Incorporated in 1998, offered internet connectivity and sophisticated internet-based solutions to large and medium size companies, through a host of vertically-integrated businesses originally established or acquired by Mr. Bell or his affiliates. Globix was also an initial investor in NetSat Express, a satellite communications joint venture with Globecomm Systems, Inc. and Reuters Group, plc, which was later sold to Globecomm.  Mr. Bell was also a member of the Board of Directors of EDGAR Online, Inc., an Internet-based provider of filings made by public companies with the SEC, from 1998 to 2000. Mr. Bell has also been a co-producer of successful Broadway musicals and plays (Jersey Boys, The Wedding Singer, August: Osage County, a Catered Affair) and has been a winner of the American Theatre Wing’s Tony Award (“2008 Best Play” for August: Osage County and “2006 Best Musical” for Jersey Boys). Mr. Bell is a member of the Board of Trustees of New York University and New York University School of Medicine. He is also Chairman of the Courant Institute of Mathematical Sciences at New York University and was an adjunct instructor at the Global Entrepreneurship Center of Florida International University, where he taught graduate courses in Entrepreneurship. Mr. Bell holds a B.S. degree in Accounting from Babson College and an M.S. degree in Real Estate Development from New York University.

Thomas K. Guba has been the senior executive or head trader of various Wall Street mortgage and government departments in his thirty four years in the securities business. From 2002 through 2008, Mr. Guba was President and Principal of the Winter Group, a fully integrated mortgage platform and money management firm. He was Managing Director of Structured Product Sales at Credit Suisse First Boston from 2000 to 2002, Managing Director and Department Manager of Mortgages and U.S. Treasuries at Donaldson Lufkin Jenrette, which was subsequently purchased by Credit Suisse First Boston from 1994 to 2000, Executive Vice President and Head of Global Fixed Income at Smith Barney from 1993 to 1994, Managing Director of the Mortgage and U.S. Treasuries Department at Mabon Securities from 1990 to 1993, Senior Vice President and Mortgage Department Manager at Drexel Burnham Lambert from 1984 to 1990, Senior Vice President and Head Mortgage Trader at Paine Webber from 1977 to 1984, and a trader of mortgaged backed securities at Bache & Co. from 1975 to 1977.  Mr. Guba was also a Second Lieutenant, Military Police Corps, in the United States Army from 1972 to 1974. Mr. Guba received his BA in political science from Cornell University in 1972 and his MBA in finance from New York University in 1979.

John “Jack” P. Hollihan, III has over 25 years of investment banking and investment experience and is currently the lead independent director of City Financial Investment Company Limited (London) and Executive Chairman of Litchfield Capital Holdings (Connecticut). Mr. Hollihan was formerly the Head of European Investment Banking for Banc of America Securities (“BAS”), where he was a member of the BAS European Capital Committee and Board, and where he had responsibility for a loan book of $8 billion. Prior to that, Mr. Hollihan was Head of Global Project and Asset Based Finance and Leasing at Morgan Stanley and was a member of the Morgan Stanley International Investment Banking Operating Committee. In that capacity, he managed $45 billion in asset based and structured financings and leasing arrangements. He is a former trustee of American Financial Realty Trust (NYSE: “AFR”). Mr. Hollihan received B.S. (Wharton) and B.A. degrees from the University of Pennsylvania, and a J.D. from the University of Virginia School of Law.

Stewart J. Paperin has served as a member of Enterprise's Board of Directors since its inception. Mr. Paperin has served as Executive Vice President of the Soros Foundation, a worldwide private philanthropic foundation, since 1996, where he oversees financial, administrative and economic development activities. From 1996 to July 2005, Mr. Paperin served as a Senior Advisor and portfolio manager for Soros Fund Management LLC, a financial services company, and since July 2005 has served as a consultant to Soros Fund Management LLC. From 1996 to 2007, Mr. Paperin served as a Director of Penn Octane Corporation (Nasdaq: POCC), a company engaged in the purchase, transportation and sale of liquefied petroleum gas. Prior to joining the Soros organizations, Mr. Paperin served as President of Brooke Group International, an investment firm concentrated on the former Soviet Union, from 1990 to 1993, and as Senior Vice President and Chief Financial Officer of Western Union Corporation, a provider of money transfer and message services which was controlled by Brooke Group, from 1989 to 1991. Prior to Western Union Corporation, Mr. Paperin served as Chief Financial Officer of Timeplex Corporation, a telecommunications equipment provider, from 1986 to 1989 and of Datapoint Corporation, a computer equipment manufacturer, from 1985 to 1986. Prior to Datapoint Corporation, Mr. Paperin served as a financial officer of Pepsico Corporation from 1980 to 1985 and as a management consultant at Cresap McCormick & Paget from 1975 to 1980. Mr. Paperin also served as a member of the Board of Directors of Community Bankers Acquisition Corp., a blank check company formed to acquire an operating business in the banking industry (AMEX: BTC). Mr. Paperin holds a B.A. degree and an M.S. degree from the State University of New York at Binghamton. He is a member of the Council for Foreign Relations and was awarded an honorary Doctor of Humane Letters by the State University of New York.

Jordan Zimmerman has served as a member of Enterprise's Board of Directors since its inception. Mr. Zimmerman is Founder and Chairman of Zimmerman Advertising, the 15th largest advertising agency in the country, with published annual billings in excess of $2 billion. Since its founding in 1984, Mr. Zimmerman led his agency from its origin as a regional automotive advertising agency into a national retail firm, with more than 1,000 associates and 22 offices, serving clients in virtually every retail sector, including: fast food, sports, real estate, spirits, furniture, financial services, office supply retailers, travel and retail discounters. Zimmerman Advertising clients include: HH Gregg, Longs Drugs, Crocs, Six

Flags, Miami Dolphins, Papa John's, Fris Vodka, AutoNation, Nissan, Lennar Homes, ShopKo, Value City, Mattress Firm, Vitamin Shoppe, Wickes Furniture, S&K Men's Warehouse and Office Depot. In 1999, Mr. Zimmerman sold Zimmerman Advertising to Omnicom, a leading global marketing and corporate communications company and a premier holding company for such top advertising agencies as BBDO, DDB, TBWA Chiat and others. Mr. Zimmerman was recognized as the University of South Florida Alumni Entrepreneur of the Year in 1991. In 2004, he was one of ten people honored with South Florida Business Journal's Diamond Award. Most recently, South Florida CEO Magazine honored Mr. Zimmerman as their “One Hundred Most Powerful People in South Florida”. Mr. Zimmerman has supported and led many local and national nonprofit organizations and charities, including: Make a Wish Foundation, Crohn's and Colitis Foundation and Songs for Love. He is a member of the board for Take Stock in Children, Pine Crest School of Boca Raton and the Cleveland Clinic Florida. Mr. Zimmerman is also a co-owner of the Florida Panthers, an NHL hockey team. Mr. Zimmerman holds an M.B.A. degree from the University of South Florida.

Independence of Directors

As a result of its securities being listed on the NYSE Amex, Enterprise adheres to the rules of that exchange in determining whether a director is independent. Upon the consummation of the merger, it is anticipated that ARMOUR's securities will be listed on the NYSE Amex. As a result, the board of directors of ARMOUR will consult with its counsel to ensure that the board's determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors. The NYSE Amex requires that a majority of the board must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company's board of directors would interfere with the director's exercise of independent judgment in carrying out the responsibilities of a director. Consistent with these considerations, both the board of directors of Enterprise and ARMOUR have affirmatively determined that, upon the closing of the merger, Messrs. Guba, Hollihan, Paperin, Zimmerman and [           ] will be the independent directors of ARMOUR.

ARMOUR Board Committees

Upon consummation of the merger, ARMOUR's board of directors will form an audit committee, a compensation committee and a nominating and corporate governance committee and adopt charters for each of these committees. Each of these committees will have three directors and will be composed exclusively of independent directors, as defined by the listing standards of the NYSE Amex. Moreover, the compensation committee will be composed exclusively of individuals intended to be, to the extent required by Rule 16b-3 of the Exchange Act, non-employee directors and will, at such times as ARMOUR is subject to Section 162(m) of the Internal Revenue Code, qualify as outside directors for purposes of Section 162(m) of the Internal Revenue Code.

Audit Committee Information

Effective November 2007, Enterprise established an audit committee of the board of directors, which currently consists of Stewart J. Paperin, Richard Steiner and Jordan Zimmerman, each of whom is an independent director under the NYSE Amex listing standards. The audit committee did not meet in 2007 and met four times in 2008. Upon the consummation of the merger, ARMOUR will establish an audit committee of the board of directors and adopt a charter having material provisions described below. The initial members of ARMOUR's audit committee will be             ,             and             , with             serving as chairman. Each is an independent director under the NYSE Amex listing standards. The audit committee will be responsible for engaging independent certified public accountants, preparing audit committee reports, reviewing with the independent certified public accountants the plans and results of the audit engagement, approving professional services provided by the independent certified public accountants, reviewing the independence of the independent certified public accountants, considering the range of audit and non-audit fees and reviewing the adequacy of ARMOUR's internal accounting controls.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors” who are "financially literate” as defined under NYSE Amex listing standards. The definition of "financially literate” generally means being able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement.

In addition, a listed company must certify to the exchange that the committee will have at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual's financial sophistication. The boards of directors of both Enterprise and ARMOUR have determined that             satisfies the definition of financial sophistication and also qualifies as an "audit committee financial expert," as defined under rules and regulations of the SEC.

Compensation Committee

The compensation committee will consist of             ,              and             , each of whom will be an independent director.                      will chair ARMOUR's compensation committee. The principal functions of the compensation committee will be to:

•

evaluate the performance of ARMOUR's officers,

•

review any compensation payable to ARMOUR's directors and officers,

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evaluate the performance of ARRM,

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review the compensation and fees payable to ARRM under the management agreement,

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prepare compensation committee reports, and

•

administer the issuance of any common stock or other equity awards issued to personnel of ARRM who provide services to ARMOUR.

Nominating and Corporate Governance Committee

Effective November 2007, Enterprise established a nominating committee of the board of directors, which consists of Jordan Zimmerman, Stewart J. Paperin and Richard Steiner, each of whom is an independent director under the NYSE Amex listing standards. Upon consummation of the merger, the nominating and corporate governance committee will consist of             ,              and             , each of whom will be an independent director.              will chair ARMOUR's nominating and corporate governance committee. The nominating and corporate governance committee will be responsible for seeking, considering and recommending to the board qualified candidates for election as directors and will approve and recommend to the full board of directors the appointment of each of ARMOUR's executive officers. It also will periodically prepare and submit to the board of directors for adoption the committee's selection criteria for director nominees. It will review and make recommendations on matters involving the general operation of the board and ARMOUR's corporate governance, and will annually recommend to the board nominees for each committee of the board. In addition, the committee will annually facilitate the assessment of the board of directors' performance as a whole and of the individual directors and report thereon to the board.

ARMOUR Director Compensation

Following the consummation of the merger, ARMOUR will pay a $50,000 annual director's fee to each of ARMOUR's independent directors who are not ARMOUR's officers or employees, payable half in cash and half in shares of restricted stock of ARMOUR.  All members of ARMOUR's board of directors will be reimbursed for their costs and expenses of serving on the board of directors, including costs and expenses of attending all meetings of ARMOUR's board of directors and its committees. ARMOUR will pay an annual fee of $25,000 to the chair of the audit committee of ARMOUR's board of directors, payable half in cash and half in shares of restricted stock. Fees to the directors made by issuance of shares will be based on the value of such shares of common stock at the date of issuance.

Following the merger, any director who is not ARMOUR's officer or employee who joins the board will receive an initial stock option grant to purchase            shares of common stock at an exercise price of $10.00 per share upon attendance at his or her first board of directors meeting. All such stock options will vest in three annual installments commencing on the date of the grant, as long as such director is serving as a board member on the vesting date. All of the shares underlying the stock options will be subject to restrictions on transferability for a period of one year from the date of grant.

ARMOUR Executive Compensation

Because, under the management agreement, ARRM will assume principal responsibility for managing ARMOUR's day-to-day operations, ARMOUR's officers, in their capacities as such, will not receive cash compensation directly from ARMOUR. In their capacities as officers or personnel of ARRM or its affiliates, they will devote such portion of their time to ARMOUR's affairs as is necessary to enable ARMOUR to operate ARMOUR's business.

ARRM will compensate each of ARMOUR's executive officers. ARMOUR will pay ARRM a management fee and ARRM will use the proceeds from the management fee in part to pay compensation to its officers and personnel.

ARMOUR 2009 Stock Incentive Plan (the "Plan")

Prior to the consummation of the merger, ARMOUR will adopt the Plan to attract, retain and reward directors, officers and other employees of ARMOUR and its subsidiaries (the "Company"), and other persons who provide services to the Company ("Eligible Individuals"). The Plan will allow ARMOUR to grant a variety of stock−based and cash−based awards to Eligible Individuals.

Administration

The Plan will be administered by the compensation committee. The compensation committee, appointed by ARMOUR's board of directors, has the full authority to administer and interpret the Plan, to authorize the granting of awards, to determine the eligibility to receive an award, to determine the number of shares of common stock to be covered by each award (subject to the limitations provided in the Plan), to determine the terms, provisions and conditions of each award (which may not be inconsistent with the terms of the Plan), to prescribe the form of instruments evidencing awards and to take any other actions and make all other determinations that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof. In connection with this authority, the compensation committee may, among other things, establish required periods of employment and/or performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse. The compensation committee administering the Plan will consist of two or more non-employee directors, each of whom is intended to be, to the extent required by Rule 16b-3 under the Exchange Act, a non-employee director and will, at such times as ARMOUR is subject to Section 162(m) of the Internal Revenue Code, qualify as an outside director for purposes of Section 162(m) of the Internal Revenue Code, or, if no committee exists, the board of directors. References below to the compensation committee include a reference to the board for those periods in which the board is acting.

Available Shares

The Plan provides for grants of common stock, restricted shares of common stock, stock options, performance shares, performance units, stock appreciation rights and other equity- and cash-based awards, subject to a ceiling of            shares available for issuance under the plan. The Plan allows for the ARMOUR board of directors to expand the types of awards available under the Plan. The maximum number of shares that may underlie awards in any one year to any eligible person may not exceed            . If an award granted under the Plan expires or terminates, the shares subject to any portion of the award that expires or terminates without having been exercised or paid, as the case may be, will again become available for the issuance of additional awards.

Awards Under the Plan

Restricted Shares of Common Stock. A restricted share award is an award of shares of common stock that is subject to restrictions on transferability and such other restrictions, if any, the compensation committee may impose at the date of grant. Grants of restricted shares of common stock will be subject to vesting schedules as determined by the compensation committee. The restrictions may lapse separately or in combination at such times, under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established criteria, in such installments or otherwise, as the compensation committee may determine. Except to the extent restricted under the award agreement relating to the restricted shares of common stock, a participant granted restricted shares of common stock has all of the rights of a stockholder, including, without limitation, the right to vote and the right to receive dividends or distributions on the restricted shares of common stock.  Such dividends and distributions, however, may be held in escrow by ARMOUR until all restrictions on the underlying shares have lapsed.  Although dividends may be paid on restricted shares of common stock, whether or not vested, at the same rate and on the same date as on shares of ARMOUR's common stock, holders of restricted shares of common stock are generally prohibited from selling such shares until they vest.

Stock Options and Stock Appreciation Rights.  A stock option is a right to purchase a specified number of shares of ARMOUR common stock at an exercise price established at the date of grant.  Stock options granted may be either non−qualified stock options or incentive stock options (which are intended to qualify as "incentive stock options" within Section 422 of the Code).  A stock appreciation right ("SAR") entitles the recipient to receive, upon surrender of the SAR, an amount of cash or number of shares of ARMOUR common stock having a fair market value equal to the positive difference, if any, between the fair market value of one share of common stock on the date of exercise and the exercise price of the SAR.  The compensation committee will specify at the time an option or SAR is granted when and in what proportions an option or SAR becomes vested and exercisable in accordance with the Plan.

Performance−Based Awards.  The compensation committee may grant performance awards, which may be cash−or stock−based, including performance units and performance shares.  Generally, performance awards require satisfaction of pre−established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition of awards being granted, becoming exercisable or settleable, or as a condition to accelerating the timing of such events.  The compensation committee will set the performance goals used to determine the amount payable pursuant to a performance award.

Other Awards.  The compensation committee may also award to certain eligible persons shares of ARMOUR common stock, or phantom stock or other awards whose value is based, in whole or in part, on the ARMOUR common stock.  Such awards may be in addition to any other awards made under the Plan, and subject to such other terms and restrictions as determined by the compensation committee in its discretion.

Change in Control

Upon a change in control, the compensation committee may make certain adjustments which it, in its discretion, determines are necessary or appropriate in light of the change in control, these include, accelerating the vesting of some or all of the awards under the Plan, terminating all awards under the Plan (allowing for either the exercise of vested awards or a cash payment in lieu of vested awards), converting the awards to the right to receive proceeds in the event of liquidation, or a combination of any of the foregoing.  In the event that the compensation committee does not terminate or convert an award upon a change in control, then the award shall be assumed, or substantially equivalent awards shall be substituted, by the acquiring, or succeeding corporation (or an affiliate thereof).

Subject to certain qualifications, a “change in control" is deemed to occur under the Plan upon:

(a)

any person (other than ARMOUR and certain of its affiliates) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of ARMOUR representing thirty percent or more of the combined voting power of ARMOUR's then outstanding securities;

(b)

during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in this paragraph) whose election by the board of directors or nomination for election by ARMOUR's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

(c)

a merger, consolidation, reorganization, or other business combination of ARMOUR with any other entity, other than a merger or consolidation which would result in the voting securities of ARMOUR outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent of the combined voting power of the voting securities of ARMOUR or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of ARMOUR (or similar transaction) in which no person acquires thirty percent or more of the combined voting power of ARMOUR's then outstanding securities shall not constitute a change in control; or

(d)

the shareholders of ARMOUR approve a plan of complete liquidation of ARMOUR or the consummation of the sale or disposition by ARMOUR of all or substantially all of ARMOUR's assets other than (x) the sale or disposition of all or substantially all of the assets of ARMOUR to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of ARMOUR at the time of the sale or (y) pursuant to a spin-off type transaction, directly or indirectly, of such assets to the shareholders of ARMOUR.

Amendments and Termination

ARMOUR's board of directors may amend, alter or discontinue the Plan but cannot take any action that would impair the rights of a participant without such participant's consent. To the extent necessary and desirable, the board of directors must obtain approval of ARMOUR's stockholders for any amendment that would:

•

other than through adjustment as provided in the Plan, increase the total number of shares of common stock reserved for issuance under the Plan;

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change the class of persons eligible to participate in the Plan;

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reprice any stock option awards under the Plan; or

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otherwise require such approval.

The compensation committee may amend the terms of any award granted under the Plan, prospectively or retroactively, but generally may not impair the rights of any participant without his or her consent.

Compensation Committee Interlocks and Insider Participation

None of the persons designated as directors of ARMOUR currently serves on the compensation committee of any other company on which any other director designee of ARMOUR or any officer or director of Enterprise or ARMOUR is currently a member.

Management Agreement with ARRM

ARMOUR will enter into a management agreement with ARRM prior to the consummation of the merger, which will become effective upon the consummation of the merger.  Pursuant to the management agreement, ARRM will provide for the day-to-day management of ARMOUR's operations and will perform services and activities relating to ARMOUR’s assets and operations in accordance with the terms of the management agreement.

The management agreement requires ARRM to manage ARMOUR's business affairs in conformity with certain restrictions contained in the management agreement, including any material operating policies adopted by ARMOUR.  ARRM's role as manager is subject to the direction and oversight of ARMOUR's board of directors.  Under the management agreement, ARMOUR, in its discretion, may limit ARRM’s management, services, and other activities performed by ARRM pursuant to the management agreement.  Additionally, under the management agreement, ARMOUR has the right to (i) retain “other managers” (as defined in the management agreement), as defined in the management agreement, and (ii) limit ARRM’s duties, in ARMOUR’s discretion, from time to time to the “mortgage assets” (as defined in the management agreement) which ARMOUR determines from time to time shall be solely managed by ARRM.

ARRM will be responsible for (i) advising ARMOUR with respect to, arrange for, and manage the acquisition, financing, management and disposition of, ARMOUR’s investments, (ii) evaluating the duration risk and prepayment risk of ARMOUR’s investments and arranging borrowing and hedging strategies, and (iii) coordinating ARMOUR’s capital raising activities.  In conducting these activities, ARRM will also advise ARMOUR on the formulation of, and implement, ARMOUR’s operating strategies and policies, arrange for the acquisition by ARMOUR of assets, monitor the performance of ARMOUR’s assets, arrange for various types of financing and hedging strategies, and provide administrative and managerial services in connection with ARMOUR’s day-to-day operations, as may be required from time to time for the management of ARMOUR and its assets (other than any such assets solely being managed by an other manager), which may include the following:

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serving as a consultant to ARMOUR with respect to the formulation of investment criteria for assets managed by ARRM and the preparation of policy guidelines by ARMOUR’s board of directors for such assets;

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assisting ARMOUR in developing criteria for mortgage asset purchase commitments that are consistent with ARMOUR’s long term investment objectives and making available to ARMOUR ARRM’s knowledge and experience with respect to mortgage assets managed by ARRM;

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representing ARMOUR in connection with certain of ARMOUR’s purchases, sales and commitments to purchase or sell mortgage assets managed by ARRM that meet in all material respects ARMOUR’s investment criteria, including without limitation by providing repurchase agreement and similar portfolio management expertise as appropriate in connection therewith;

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managing ARMOUR’s mortgage assets (other than any mortgage assets managed solely by other managers);

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advising ARMOUR and negotiating ARMOUR’s agreements with third party lenders for borrowings by ARMOUR;

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making available to ARMOUR statistical and economic research and analysis regarding ARMOUR’s activities managed by ARRM and the services performed for ARMOUR by ARRM;

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monitoring and providing to ARMOUR’s board of director from time to time price information and other data obtained from certain nationally recognized dealers that maintain markets in mortgage assets identified by ARMOUR’s board of directors from time to time, and providing data and advice to ARMOUR’s board of directors in connection with the identification of such dealers, in each case with respect to assets managed by ARRM;

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investing or reinvesting money of ARMOUR, which ARMOUR determines from time to time shall be solely managed by ARRM, in accordance with ARMOUR’s policies and procedures;

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providing executive and administrative personnel, office space and other appropriate services required in rendering services to ARMOUR, in accordance with and subject to the terms of the management agreement;

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administering the day to day operations of ARMOUR and performing and supervising the performance of such other administrative functions necessary to the management of ARMOUR as may be agreed upon by ARRM and ARMOUR’s board of directors, including, without limitation, the collection of revenues and the payment of ARMOUR’s debts and obligations from ARMOUR’s accounts (in each case in respect of assets managed by ARRM), and the maintenance of appropriate computer systems and related information technology to perform such administrative and management functions;

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advising ARMOUR’s board of directors in connection with certain policy decisions (other than any such decisions solely relating to other managers);

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evaluating and recommending hedging strategies to ARMOUR’s board of directors and, upon approval by ARMOUR’s board of directors, engaging in hedging activities on behalf of ARMOUR consistent with ARMOUR’s status as a REIT, in each case in respect of assets managed by ARRM;

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supervising compliance by ARMOUR with Sections 856 through 860 of the Code and maintenance of ARMOUR’s status as a REIT (other than in respect of any assets not managed by ARRM);

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qualifying and causing ARMOUR to qualify to do business in all applicable jurisdictions and obtaining and maintaining all appropriate licenses (other than in respect of any activities not managed by ARRM);

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assisting ARMOUR to retain qualified accountants and tax experts to assist in developing and monitoring appropriate accounting procedures and testing systems and to conduct quarterly compliance reviews as ARMOUR’s board of directors may deem necessary or advisable (other than any such procedures or reviews relating solely to other managers);

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assisting ARMOUR in its compliance with all federal (including, without limitation, the Sarbanes Oxley Act of 2002), state and local regulatory requirements applicable to ARMOUR in respect of its business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports, documents and filings, if any, required under the Exchange Act or other federal or state laws;

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assisting ARMOUR in its compliance with federal, state and local tax filings and reports, and generally enable ARMOUR to maintain its status as a REIT, including soliciting stockholders, as defined below, for required information to the extent provided in Section 856 through 860 of the Code;

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assisting ARMOUR in its maintenance of an exemption from the Investment Company Act and monitoring compliance with the requirements for maintaining an exemption from the Investment Company Act;

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advising ARMOUR as to its capital structure and capital raising activities (other than in respect of capital not to be managed by ARRM);

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handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which ARMOUR may be involved or to which ARMOUR may be subject arising out of ARMOUR’s day to day operations, subject to the approval of ARMOUR’s board of directors (and excluding any such proceedings or negotiations solely involving other managers);

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engaging and supervising, on behalf of ARMOUR at ARMOUR’s request and at ARMOUR’s expense, the following, without limitation:  independent contractors to provide investment banking services, leasing services, mortgage brokerage services, securities brokerage services, other financial services and such other services as may be deemed by ARMOUR’s board of directors to be necessary or advisable from time to time (other than other managers, or any of the foregoing to be utilized in connection with activities being solely conducted by other managers);

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so long as ARRM does not incur additional costs or expenses, and ARMOUR does not incur additional costs or expenses which are not specifically approved in writing by ARMOUR, performing such other services as may be necessary or advisable from time to time for management and other activities relating to the assets of ARMOUR as ARMOUR’s board of directors shall reasonably request or ARRM shall deem appropriate under the particular circumstances; and

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assisting ARMOUR, upon ARMOUR’s request therefor, in evaluating the advantages and disadvantages of ARMOUR internalizing the functions of ARRM or of any merger and acquisition transaction that ARMOUR may elect to pursue, which also may be subject to approval by the shareholders of ARMOUR.

Under the management agreement, ARMOUR’s board of directors may direct ARRM to perform similar management and services for any subsidiary of ARMOUR; provided, however, that under the management agreement ARRM neither has the right nor the obligation to supervise any other manager, or to manage or otherwise participate in any way in any securitization transaction undertaken by ARMOUR or any joint venture formed by ARMOUR.

Pursuant to the management agreement, ARRM will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of ARMOUR's board of directors in following or declining to follow its advice or recommendations. ARRM maintains a contractual as opposed to a fiduciary relationship with ARMOUR. Under the terms of the management agreement, ARRM and its directors, officers, stockholders, equity holders, employees, representatives, agents, and any person controlling, controlled by, or under common control with ARRM or its directors, officers, stockholders, equity holders, employees, representatives, or agents will not be liable to ARMOUR, any subsidiary of

ARMOUR, ARMOUR's board of directors, ARMOUR's stockholders, any subsidiary's stockholders, any issuer of mortgage securities, any credit party, any counter party under any agreement or any other person whatsoever for any acts or omissions, errors of judgment or mistakes of law under or in connection with the management agreement, except in the event that ARRM was grossly negligent, acted with reckless disregard or engaged in willful misconduct or fraud while discharging its duties under the management agreement.  Under the management agreement, ARMOUR and its subsidiaries indemnify ARRM and its directors, officers, stockholders, equity holders, employees, representatives, agents, and any person controlling, controlled by, or under common control with ARRM or its directors, officers, stockholders, equity holders, employees, representatives, or agents with respect to all expenses, losses, costs, damages, liabilities, demands, charges and claims of any nature whatsoever, actual or threatened (including, without limitation, reasonable attorneys’ fees), arising from or in respect of any acts or omissions, errors of judgment or mistakes of law (or any alleged acts or omissions, errors of judgment or mistakes of law) performed or made while acting in any capacity contemplated under the management agreement or pursuant to any underwriting agreement or similar agreement to which ARRM is a party that is related to ARMOUR’s activities, except that ARMOUR does not indemnify such indemnified parties in the event that ARRM was grossly negligent, acted with reckless disregard or engaged in willful misconduct or fraud while discharging its duties under the management agreement.  ARRM does not indemnify ARMOUR under the management agreement.

Pursuant to the terms of the management agreement, ARRM is required to provide ARMOUR with executive personnel along with administrative personnel, office space, and other appropriate services required in rendering ARRM’s management services to ARMOUR.

The management agreement may be amended or modified by a written agreement between ARMOUR and ARRM.

The management agreement will become effective upon consummation of the merger and will have an initial term of 5 years; following the initial term, the management agreement will automatically renew for successive 1-year renewal terms unless ARMOUR or ARRM gives notice to the respective other of its intent not to renew the agreement 180 days prior to the expiration of the initial term or any renewal term, as applicable, subject to the terms and conditions for, and the restrictions on, the giving of such notice contained in the management agreement; provided that if ARMOUR makes a payment of the “final payment” (as defined under the sub-management agreement), to Sub-Manager under the terms of the sub-management agreement, then the renewal term currently in effect at the time of such payment will automatically be extended to expire 1 year from the date of such payment.  However, ARMOUR may give a notice of its intent not to renew the management agreement to ARRM only if at least two-thirds of the independent directors of ARMOUR or the holders of a majority of the outstanding shares of common stock of ARMOUR (not including those shares held by ARRM or its affiliates) agree that (i) there has been unsatisfactory performance by ARRM that is materially detrimental to ARMOUR and its subsidiaries or (ii) the compensation payable to ARRM under the management agreement is unfair.  However, in the event that ARMOUR gives notice of its intent not to renew the management agreement on the grounds set forth in clause (ii) of the preceding sentence, ARRM will have the right to renegotiate ARRM's compensation pursuant to the procedures set forth in the management agreement; if ARRM and ARMOUR (including at least two-thirds of the independent directors of ARMOUR) agree to the terms of revised compensation, such notice of non-renewal will be deemed of no force and the management agreement will continue in effect (unless and until otherwise terminated or not renewed in accordance with its terms).

ARMOUR may not terminate the management agreement without cause during the initial 5-year term of the management agreement. After the initial 5-year term, ARMOUR may terminate any renewal term (if any) without cause with 180 days prior notice of any such termination.  If ARMOUR terminates the management agreement without cause,  ARMOUR will pay a termination fee to ARRM equal to three (3) times the fees paid to ARRM in the preceding full twelve (12) months, calculated as of the effective date of the termination of the management agreement.  ARRM may terminate the management agreement for any reason, and without the payment of a termination fee, at any time with 180 days prior written notice to ARMOUR.

ARMOUR may also terminate the management agreement at any time and without the payment of any termination fee, effective immediately upon notice to ARRM, for “cause".  “Cause" is defined under the management agreement as a final determination by a court of competent jurisdiction (a) that ARRM has materially breached the management agreement that has a material adverse effect on ARMOUR and such material breach has continued for a period of 30 days after receipt by ARRM of written notice thereof specifying such breach and requesting that the same be remedied in such 30-day period, (b) that an action taken or omitted to be taken by ARRM in connection with the management agreement constitutes willful misconduct or gross negligence that results in material harm to ARMOUR and such willful misconduct or gross negligence has not been cured within a period of 30 days after receipt by ARRM of written notice thereof specifying such willful misconduct or gross negligence and requesting that the same be remedied in such 30-day period, or (c) that an action taken or omitted to be taken by the Manager in connection with the management agreement constitutes fraud that results in material harm to ARMOUR.

ARRM may not assign all or any part of the management agreement (including, without limitation, by operation of law) without the written consent of ARMOUR, including ARMOUR's board of directors.  If ARRM assigns the management agreement without the approval of ARMOUR’s board of directors, the management agreement will automatically terminate.

ARRM's Management Fees, Expense Reimbursements and Termination Fee

ARMOUR will not maintain an office or employ personnel. Instead ARMOUR will rely on the facilities and resources of ARRM to conduct ARMOUR's operations.  Costs and expenses incurred by ARRM on behalf of ARMOUR or its subsidiaries will be reimbursed to ARRM in cash on a monthly basis.  Costs and expense reimbursement to ARRM will be subject to adjustment at the end of each calendar year in connection with the annual audit of ARMOUR..

Base Management Fee

ARMOUR will pay ARRM a monthly management fee in an amount equal to the sum of (a) 1.5% of the “gross equity raised”, which means an amount in dollars calculated as of the date of determination that is equal to (i) the initial equity capital of ARMOUR following the consummation of the merger, plus (ii) equity capital raised in public or private issuances of the ARMOUR’s equity securities (calculated before underwriting fees and distribution expenses, if any), less (iii) capital returned to the stockholders of the ARMOUR, as adjusted to exclude (iv) one-time charges pursuant to changes in GAAP and certain non-cash charges after discussion between the ARRM and the Board of Directors of ARMOUR and approved by a majority of the Board of Directors of ARMOUR, if and when any of the stock of the ARMOUR becomes publicly traded up to $1 billion and (b) 0.75% of the gross equity raised in excess of $1 billion divided by twelve (12), calculated and payable monthly in arrears.  The monthly management fee shall never be less than 1/12th of $900,000.  Payment of the management fee will not be affected by impairment to assets acquired. ARMOUR will not pay ARRM any incentive fees.

ARRM will use the proceeds from its management fee in part to pay compensation to its officers and personnel who, notwithstanding that certain of them also are ARMOUR's officers, receive no cash compensation directly from ARMOUR.

ARMOUR is obligated to pay the management fee (via wire transfer of immediately available funds) within five (5) business days after the end of the month.

Reimbursement of Expenses

ARMOUR pays all costs and expenses of ARMOUR and ARRM (including for goods and services obtained from third parties) incurred solely on behalf of ARMOUR or any subsidiary or in connection with the management agreement, except for the Manager Obligations (see below), which are costs and expenses specifically required to be borne by ARRM under the management agreement. The expenses required to be paid by ARMOUR include:

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all costs and expenses associated with the formation and capital raising activities of ARMOUR and its subsidiaries, including, without limitation, the costs and expenses of the preparation of ARMOUR’s registration statements, and any and all costs and expenses of any public offering of ARMOUR, any subsequent offerings and any filing fees and costs of being a public company, including, without limitation, filings with the Securities and Exchange Commission, the Financial Industry Regulatory Authority, the NYSE Amex (and any other exchange or over the counter market), among other such entities;

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all costs and expenses of ARMOUR in connection with the acquisition, disposition, financing, hedging, administration and ownership of ARMOUR’s or any subsidiary’s investment assets (including, without limitation, the Mortgage Assets) and, including, without limitation, costs and expenses incurred in contracting with third parties, including any person controlling, controlled by, or under common control with ARRM (as may be approved by ARMOUR pursuant to the terms of this Agreement), to provide such services, such as legal fees, accounting fees, consulting fees, trustee fees, appraisal fees, insurance premiums, commitment fees, brokerage fees, fees for clearing and settlement services, guaranty fees, ad valorem taxes, costs of foreclosure, maintenance, repair and improvement of property and premiums for insurance on property owned by ARMOUR or any subsidiary of ARMOUR;

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all costs and expenses relating to the acquisition of, and maintenance and upgrades to, ARMOUR’s portfolio analytics and accounting systems (including, but not limited to Bloomberg);

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all costs and expenses of money borrowed by ARMOUR or its subsidiaries, including, without limitation, principal, interest and the costs associated with the establishment and maintenance of any credit facilities, warehouse loans and other indebtedness of ARMOUR and its subsidiaries (including commitment fees, legal fees, closing and other costs);

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all taxes and license fees applicable to ARMOUR or any subsidiary of ARMOUR, including interest and penalties thereon;

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all legal, audit, accounting, underwriting, brokerage, listing, filing, rating agency, registration and other fees, printing, engraving, clerical, personnel and other expenses and taxes of ARMOUR incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of ARMOUR’s or any subsidiary’s equity securities or debt securities;

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other than for the Manager Obligations, all fees paid to and expenses of third party advisors and independent contractors, consultants, managers and other agents (other than ARRM) engaged by ARMOUR or any subsidiary of ARMOUR or by ARRM for the account of ARMOUR or any subsidiary of ARMOUR (other than ARRM) and all employment expenses of the personnel employed by ARMOUR or any subsidiary of ARMOUR, including, without limitation, the salaries (base and bonuses alike), wages, equity based compensation of such personnel, and payroll taxes;

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all insurance costs incurred by ARMOUR or any subsidiary of ARMOUR and including, but not limited to, insurance paid for by ARMOUR to insure ARRM for liabilities as a result of being the manager for ARMOUR;

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all custodian, transfer agent and registrar fees and charges incurred by ARMOUR;

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all compensation and fees paid to directors of ARMOUR or any subsidiary of ARMOUR, all expenses of directors of ARMOUR or any subsidiary of ARMOUR (including those directors who are also employees of ARRM), the cost of directors and officers liability insurance and premiums for errors and omissions insurance, and any other insurance deemed necessary or advisable by ARMOUR’s board of directors for the benefit of ARMOUR and its directors and officers (including those directors who are also employees of ARRM), the cost of all meetings of ARMOUR’s board of directors, the cost of travel, hotel accommodations, food and entertainment for all participants in meetings of ARMOUR’s board of directors;

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all third party legal, accounting and auditing fees and expenses and other similar services relating to ARMOUR’s or any subsidiary’s operations (including, without limitation, all quarterly and annual audit or tax fees and expenses);

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all legal, expert and other fees and expenses relating to any actions, proceedings, lawsuits, demands, causes of action and claims, whether actual or threatened, made by or against ARMOUR, or which ARMOUR is authorized or obligated to pay under applicable law or its “governing instruments” (as defined in the management agreements) or by ARMOUR’s board of directors;

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any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise) against ARMOUR or any subsidiary of ARMOUR, or against any trustee, director or officer of ARMOUR or any subsidiary of ARMOUR in his capacity as such for which ARMOUR or any subsidiary of ARMOUR is required to indemnify such trustee, director or officer by any court or governmental agency, or settlement of pending or threatened proceedings;

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at all times all travel and related expenses of directors, officers and employees of ARMOUR and ARRM incurred in connection with meetings related to the business of ARMOUR, attending meetings of ARMOUR’s board of directors or holders of securities of ARMOUR or any subsidiary of ARMOUR or performing other business activities that relate to ARMOUR or any subsidiary of ARMOUR, including, without limitation, travel and expenses incurred in connection with the purchase, financing, refinancing, sale or other disposition of Mortgage Assets or other investments of ARMOUR; provided, however, that ARMOUR shall only be responsible for a proportionate share of such expenses, as reasonably determined by ARRM in good faith after full disclosure to ARMOUR, in instances in which such expenses were not incurred solely for the benefit of ARMOUR;

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all expenses of organizing, modifying or dissolving ARMOUR or any subsidiary of ARMOUR, costs preparatory to entering into a business or activity, and costs of winding up or disposing of a business of activity of ARMOUR or its subsidiaries;

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all expenses relating to payments of dividends or interest or distributions in cash or any other form made or caused to be made by ARMOUR’s board of directors to or on account of holders of the securities of ARMOUR or any subsidiary of ARMOUR, including, without limitation, in connection with any dividend reinvestment plan;

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all expenses of third parties relating to communications to holders of equity securities or debt securities issued by ARMOUR or any subsidiary of ARMOUR and the other bookkeeping and clerical work necessary in maintaining relations with holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including any costs of computer services in connection with this function, the cost of printing and mailing certificates for such securities and proxy solicitation materials and reports to holders of ARMOUR’s or any subsidiary’s securities and reports to third parties required under any indenture to which ARMOUR or any subsidiary of ARMOUR is a party;

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subject to Section 7.1 of the management agreement, all expenses relating to any office or office facilities maintained by ARMOUR or any subsidiary of ARMOUR (exclusive of the office of ARRM and/or any person controlling, controlled by, or under common control with ARRM), including, without limitation, rent, telephone, utilities, office furniture, equipment, machinery and other office expenses for ARMOUR’s chief financial officer and any other persons ARMOUR’s board of directors authorizes ARMOUR to hire;

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all costs and expenses related to the design and maintenance of ARMOUR’s web site or sites and associated with any computer software or hardware that is used solely for ARMOUR;

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other than for the Manager Obligations, all other costs and expenses relating to ARMOUR’s business and investment operations, including, without limitation, the costs and expenses of acquiring, owning, protecting, maintaining, developing and disposing of Mortgage Assets, including, without limitation, appraisal, reporting, audit and legal fees;

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other than for the Manager Obligations, and subject to a line item budget approved in advance by ARMOUR’s board of directors, all other expenses actually incurred by ARRM, any person controlling, controlled by, or under common control with ARRM (as may be approved by ARMOUR pursuant to the terms of the management agreement) or their respective officers, employees, representatives or agents, or any person controlling, controlled by, or under common control with such respective officers, employees, representatives or agents (as may be approved by ARMOUR pursuant to the terms of the management agreement) which are reasonably necessary for the performance by ARRM of its duties and functions under the management agreement, including, without limitation, any fees or expenses relating to ARMOUR’s compliance with all governmental and regulatory matters); and

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all other expenses of ARMOUR or any subsidiary of ARMOUR that are not the responsibility of ARRM under Section 7.1 of the management agreement.

ARRM will be responsible for the following costs and expenses , which we refer to as the “Manager Obligations,” and will not be eligible to be reimbursed by ARMOUR therefor:

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employment expenses of the personnel employed by ARRM, including, without limitation, salaries (base and bonuses alike), wages, payroll taxes and the cost of employee benefit plans of such personnel (but excluding any stock of ARMOUR that ARMOUR’s board of directors may determine to grant to such personnel following in accordance with the terms of the management agreement, which stock shall not reduce employment expenses otherwise payable by ARRM or cause ARRM or ARMOUR to pay any payroll taxes in respect thereof); and

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rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of the Manager required for the Company’s day to day operations, including, bookkeeping, clerical and back office services provided by the Manager (except that the Company shall pay for supplies applicable to operations (paper, software, presentation materials, etc.)).

Moreover, subject to ARMOUR’s right to retain other managers and ARMOUR’s right to limit ARRM’s authorizations in ARMOUR’s discretion from time to time, ARRM is authorized, for and on behalf, and at the sole cost and expense of ARMOUR, to employ such securities dealers (including affiliates of ARRM) for the purchase and sale of ARMOUR’s mortgage assets managed by ARRM as may, in the reasonable judgment of ARRM, be necessary to obtain the best commercially available net results taking into account such factors as the policies of ARMOUR, price, dealer spread, the size, type and difficulty of the transaction involved, the firm’s general execution and operational facilities and the firm’s risk in positioning the securities involved.  Consistent with this policy, and subject to the foregoing caveats with respect to ARMOUR’s rights, ARRM is authorized to direct the execution of ARMOUR’s portfolio transactions to dealers and brokers furnishing statistical information or research deemed by ARRM to be reasonably necessary to the performance of its investment advisory functions for ARMOUR.

In addition, ARRM may retain the services of third parties (including affiliates of ARRM), for and on behalf of ARMOUR, including, without limitation, accountants, legal counsel, appraisers, insurers, brokers, dealers, transfer agents, registrars, developers, investment banks, financial advisors, banks and other lenders and others as ARRM may deem reasonably necessary or advisable in connection with the management and operations of ARMOUR.  ARMOUR will be responsible for the costs and expenses related to the retention of such third parties except that ARRM will be responsible for such costs and expenses (unless otherwise approved by ARMOUR’s board of directors) if a third party is retained to (i) make decisions to invest in and dispose of Mortgage Assets, (ii) provide administrative, data processing or clerical services or prepare the financial records of ARMOUR or (iii) prepare a report summarizing ARMOUR’s acquisitions of Mortgage Assets, portfolio compensation and characteristics, credit quality (if applicable) or performance of the portfolio, with respect to assets that ARMOUR has determined shall be managed by ARRM.

ARRM has the right to cause any of its services under the management agreement to be rendered by ARRM’s employees or any person controlling, controlled by, or under common control with ARRM.  In that case, ARMOUR will be responsible to pay or reimburse ARRM or such person controlling, controlled by, or under common control with ARRM for the reasonable and actually incurred cost and expense of performing such services by such person, including, without limitation, back office support services specifically requested by ARMOUR if the costs and expenses of such person would have been reimbursable under the management agreement if such person were an unaffiliated third party, or if such service had been performed by ARRM itself.

Termination Fee

ARMOUR may not terminate the management agreement during its initial five-year term, except for cause.  After the initial term, if ARMOUR terminates the management agreement without cause, ARMOUR will be obligated to pay ARRM a termination fee equal to three (3) times the fees paid to ARRM in the preceding full twelve (12) months, calculated as of the effective date of the termination of the management agreement.  In such event ARRM is obligated to pay a termination fee to Sub-Manager under the sub-management agreement.  In addition, if on expiration of the initial five-year term, Sub-Manager elects to terminate the sub-management agreement, ARMOUR will be obligated to make a final payment to Sub-Manager of 6.16 times the annualized rate of  the last three (3) monthly payments of the Sub-Manager Base Management Fee, as such term is defined in the management agreement.

Incentive Compensation

ARMOUR’s proposed Plan has reserved the right to make grants of restricted common stock, stock options and other equity- and cash-based awards to its officers and directors, including officers of ARRM that serve as directors of ARRM.  No plan for any such awards has been developed, and no such compensation will be granted until the merger has been completed and independent directors have joined the Board of Directors of ARMOUR.

Conflicts of Interest Relating to ARRM and ARRM

ARMOUR is subject to conflicts of interest relating to ARRM and its affiliates, including ARRM, because, among other things:

Conflicts with ARRM

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Each of ARMOUR's executive officers, as well as Scott J. Ulm and Jeffrey J. Zimmer who are non-independent directors, is also an employee or partner of ARRM. Therefore, these individuals have interests in ARMOUR's relationships with ARRM that are different than the interests of ARMOUR's stockholders. In particular, these individuals will have a direct interest in the financial success of ARRM, which may encourage these individuals to support strategies that impact ARMOUR based upon these considerations. As a result of these relationships, these persons may have a conflict of interest with respect to ARMOUR's agreements and arrangements with ARRM and ARRM affiliates, which were not negotiated at arm's length, and their terms may not have been as favorable to ARMOUR as if they had been negotiated with an unaffiliated third party.

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ARMOUR's executive officers are not required to devote a specific amount of time to ARMOUR's affairs. Accordingly, ARMOUR will compete with ARRM and any other venture of ARRM for the time and attention of these officers in connection with ARMOUR's business.

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If ARRM manages other investment vehicles, conflicts of interest may arise  in allocating investment opportunities between ARMOUR and such other investment vehicles. ARRM and its affiliates may in the future form funds or sponsor investment vehicles and ventures that have overlapping objectives with ARMOUR and therefore may compete with ARMOUR for investment opportunities.

Conflicts Relating to ARRM

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ARRM's liability is limited under the management agreement, and ARMOUR has agreed to indemnify ARRM,  and its affiliates, directors, officers, stockholders, equity holders, employees, representatives and agents, and any affiliates thereof, with respect to all expenses, losses, costs, damages, liabilities, demands, charges and claims of any nature, actual or threatened (including reasonable attorneys’ fees), arising from or in respect of any acts or omissions, errors of judgment or mistakes of law (or any alleged acts or omissions, errors of judgment or mistakes of law) performed of made while acting in any capacity contemplated under the management agreement or pursuant to any underwriting or similar agreement to which ARRM is a party that is related to ARMOUR’s activities, unless ARRM was grossly negligent, acted with reckless disregard or engaged in willful misconduct or fraud while discharging its duties under the management agreement.

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ARMOUR has agreed to pay ARRM a management fee that is based on ARMOUR's “gross equity raised” (as defined above) but not tied to ARMOUR's performance. The management fee may not sufficiently incentivize ARRM to pursue business that maximizes risk-adjusted returns on ARMOUR's investment portfolio. Further, ARRM will have an incentive to increase gross equity raised (for example, by recommending secondary stock offerings), potentially to the detriment of ARMOUR's existing stockholders.

Resolution of Potential Conflicts of Interest in Allocation of Investment Opportunities

While ARRM and its affiliates are not currently involved with any other programs where it maintains an investment portfolio, ARMOUR will be subject to conflicts of interest arising out of its relationship with ARRM and its affiliates. In allocating investment opportunities among ARMOUR and any funds or accounts managed or advised by ARRM (each, a “ARRM Fund"), ARRM will make a determination, exercising its judgment in good faith, as to whether the opportunity is appropriate for each client. Factors in making such a determination may include a client's liquidity, the client's overall investment strategy and objectives, the composition of the client's existing portfolio, the size or amount of the available opportunity, the characteristics of the securities involved, the liquidity of the markets in which the securities trade, the risks involved, and other factors relating to the client and the investment opportunity. ARRM is not required to provide every opportunity to every client.

If ARRM determines that an investment opportunity is appropriate for both ARMOUR and a ARRM Fund, then ARRM and ARRM will allocate that opportunity in a manner that they determine, exercising their judgment in good faith, to be fair and equitable, taking into consideration all allocations among ARMOUR and the ARRM Fund taken as a whole. ARRM has broad discretion in making that determination, and in amending that determination over time. In allocating investments among ARMOUR and a ARRM Fund, ARRM's reasons for its allocation decisions may include the following:

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The contrasting strategies, time horizons and risk profiles of the participating clients;

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The relative capitalization and cash availability of the clients;

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The different liquidity positions and requirements of the participating clients;

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Whether a client has appropriate exposure to or concentration in the securities, issuer, sector, industry, or markets in question, taking into account both the client's overall investment objectives and the client's exposure or concentration relative to other clients sharing in the allocation;

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Whether an opportunity can be split between the clients, or whether it must be allocated entirely to one client or the other;

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Borrowing base considerations (such as repo, securities lending, prime brokerage, or ISDA terms);

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Expectations regarding the timing and sources of new capital and, in the case of the ARRM Funds, historical and anticipated subscription and redemption patterns of the ARRM Funds;

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Whether a client has the documentation in place to participate in a trade with the applicable counterparty; and

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Regulatory or tax considerations.

In certain circumstances strict compliance with the foregoing allocation procedures may not be feasible and unusual or extraordinary conditions may, on occasion, warrant deviation from the practices and procedures described above. In such circumstances, senior personnel of ARRM and/or the board of directors of ARMOUR may be called upon to determine the appropriate action which will serve the best interests of, and will be fair and equitable to, all clients involved.

ARMOUR and ARRM have agreed that neither will purchase securities from, or sell securities to, the other, in any circumstances.

ARRM may in the future adopt additional conflicts of interest resolution policies and procedures designed to support the equitable allocation and to prevent the preferential allocation of investment opportunities among entities with overlapping investment objectives.

ARMOUR'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

ARMOUR is a newly-organized, externally-managed Maryland corporation, managed by ARRM.Upon consummation of the merger, ARMOUR will seek to invest, on a leveraged basis, primarily in hybrid adjustable-rate, adjustable-rate and fixed-rate residential mortgage-backed securities issued or guaranteed by a U.S. Government-chartered entity, such as the Federal National Mortgage Association (more commonly known as Fannie Mae) and the Federal Home Loan Mortgage Corporation (more commonly known as Freddie Mac), or guaranteed by the Government National Mortgage Administration, a U.S. Government corporation (more commonly known as Ginnie Mae) (collectively, “Agency Securities”).  A portion of ARMOUR’s portfolio may be invested in unsecured notes and bonds issued by U.S. Government-chartered entities (collectively, “Agency Debt”), U.S. Treasuries and money market instruments (including reverse repurchase agreements), or accounts at state or federal chartered financial institutions, subject to certain income tests ARMOUR must satisfy for its qualification as a REIT.  ARMOUR has committed itself to this asset class by including in its charter a requirement to that effect.  ARMOUR may also invest in hedging and other derivative instruments related to the foregoing investments.  In the case of an ambiguity in the application of this restriction, ARMOUR’s manager, ARRM, or its future board of directors will determine its application.  Amending the ARMOUR charter will require approval by the holders of a majority of ARMOUR’s outstanding common stock. ARMOUR’s only assets following the business combination will be the funds released from Enterprise’s trust account upon consummation of the business combination and its Enterprise stock.

ARMOUR's primary goal is to acquire Agency Securities, finance these purchases in the capital markets and use leverage and targeted risk management in an effort to provide an attractive risk-adjusted return on stockholders' equity.  ARMOUR's charter requires that substantially all of its financial instrument investments consist of Agency Securities, Agency Debt, U.S. Treasuries and money market instruments (including reverse repurchase agreements) and hedging and other derivative instruments related to the foregoing investments.  ARMOUR intends to generate cash flows and earn returns on the spread between the yield on its assets and its costs, including the interest cost of the funds ARMOUR borrows after giving effect to its hedges.  ARMOUR has no operating history and will commence operations upon completion of the business combination.

ARMOUR intends to qualify and will elect to be taxed as a REIT for federal income tax purposes for the taxable year ending December 31, 2009.  Pursuant to the Code, ARMOUR generally will not be subject to federal income tax as long as certain distribution, asset, income and stock ownership tests are satisfied.

ARMOUR seeks to differentiate itself from other mortgage portfolio managers through its approach to risk management and its liquidity management.  Mr. Zimmer has extensive experience managing a portfolio of mortgage assets, including the sourcing, analyzing, trading and hedging of agency and other mortgage-backed securities.  Mr. Ulm has extensive experience with the structuring, underwriting, and issuance of mortgage-backed securities as well as analyzing, trading and hedging these securities.  ARMOUR intends to limit the fluctuations in its funding costs by a combination of term repurchase agreements, swap agreements and other derivative instruments.  ARMOUR's plan will be to actively manage the combination of its assets, its term repurchase agreements and its swap agreements and other derivative instruments to cost-effectively maintain what ARMOUR believes is an appropriate duration and risk profile given its management's view of the market in relation to the totality of its assets, liabilities and derivatives.  ARMOUR will execute its business plan in a manner consistent with its intention of qualifying as a REIT and avoiding regulation as an investment company.

ARMOUR expects to use a four-step process in building and maintaining its investment portfolio, together with swaps and other derivatives used to fix the rate on its liabilities or otherwise hedge what its management views as the primary risks to its portfolio.

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First, ARMOUR will identify securities that ARMOUR believes represent attractive option-adjusted value based on prevailing market conditions.

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Second, ARMOUR will apply its directional view of the market and further identify those securities that ARMOUR believes represent attractive value in that context.

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Third, ARMOUR will select those securities it considers to be consistent with its desired balance of capital preservation and yield based on its portfolio approach.

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Finally, ARMOUR will employ its risk management techniques to set its leverage ratio and identify cost-effective swaps and other derivatives that ARMOUR intends to utilize, taking into consideration its assets, liabilities and hedges as a whole.  ARMOUR intends to repeat this process on a regular basis and as market conditions warrant.

ARMOUR intends to use leverage to increase potential returns to its stockholders.  ARMOUR will accomplish this by borrowing against existing mortgage-backed assets and using the proceeds to acquire additional mortgage-backed assets.  It expect these borrowings will be primarily structured as repurchase agreements.  ARMOUR generally intends to borrow so that its debt-to-equity ratio is between 6:1 and 10:1, although there is no minimum or maximum leverage that it may employ.  ARMOUR may fix the rate on its borrowings for various periods of time, and/or enter into swap agreements or other derivatives to attempt to match its funding costs to its assets, as well as to manage the risk to its income and equity from changes in market interest rates and the resultant anticipated changes in prepayment rates on mortgages underlying the securities ARMOUR has purchased.  ARMOUR intends to enter into repurchase agreements and hedging transactions only with institutions that are rated investment grade by at least one nationally-recognized statistical rating organization.

ARMOUR will seek to maintain liquidity by limiting the possibility that ARMOUR will be forced to liquidate assets during a market disruption by analyzing the impact of various interest rate stress scenarios simultaneously with decreases in available advance rates on its borrowings, based on how historic and recent disruptions affected the asset classes that it is invested in from time to time.  Based on its analyses, it may increase or decrease its leverage consistent with its view of the market.

ARMOUR intends to engage AVM, L.P., a securities broker-dealer, to provide trading and settlement services for its securities and derivative transactions.  AVM, L.P. will assist and monitor its relationships with clearing agents.  ARMOUR intends to also engage AVM, L.P. to assist it with financing transaction services such as repurchase financings, act as a broker in arranging for third parties to enter into repurchase agreements with ARMOUR, execute and maintain records of its repurchase transactions and manage the margin arrangements between ARMOUR and its lenders for each of its expected repurchase agreements.  AVM, L.P. will assist ARMOUR in entering into master repurchase agreements with several third-party lenders, though no commitments have yet been made under these agreements.  The master repurchase agreements establish the terms and conditions for any future commitments.

Factors Impacting ARMOUR's Operating Results

ARMOUR's results of operations will be affected by various factors, many of which are beyond its control.  ARMOUR's results of operations primarily will depend on, among other things, its net interest income, the market value of its assets and the supply of and demand for such assets.  ARMOUR's net interest income, which reflects the amortization of purchase premiums and accretion of discounts, will vary primarily as a result of changes in interest rates, borrowing costs and prepayment speeds, the behavior of which involves various risks and uncertainties.  Prepayment rates, as typically reflected by the constant prepayment rate and interest rates vary according to the type of investment, conditions in financial markets, competition and other factors, none of which can be predicted with any certainty.  As a newly-organized company with no historical investments, ARMOUR initially will not be subject to the dilutive effects of negative mark-to-market adjustments on its assets.

ARMOUR believes that the constant prepayment rate in future periods will depend, in part, on changes in market interest rates across the yield curve, with higher constant prepayment rates expected during periods of declining interest rates and lower constant prepayment rates expected during periods of rising interest rates.  In general, as prepayment rates on its Agency Securities increase, any related purchase premium amortization also increases, thereby reducing the net yield on its invested assets.  Because changes in interest rates may significantly affect its activities, its operating results will depend, in large part, upon its ability to manage effectively interest rate risks and prepayment risks while maintaining its qualification as a REIT.

ARMOUR's plan of operation assumes its ability to borrow significantly to finance its portfolio of investments.  The current dislocation in the sub-prime mortgage sector, and the current weakness in the broader mortgage market, could adversely affect one or more of its future lenders and could cause one or more of its future lenders to be unwilling or unable to provide ARMOUR with adequate debt financing at rates which are attractive compared to its invested assets.  This could potentially increase its anticipated financing costs and reduce liquidity.  If one or more major market participants fail, it could negatively impact the marketability of all fixed income securities, including Agency Securities, and this could negatively impact the value of any securities in its portfolio, thus reducing its net book value.  Furthermore, if many of its future lenders are unwilling or unable to provide us with financing, ARMOUR may be unable to invest funds as expected or could be forced to sell any portfolio securities at an inopportune time, when prices are depressed.  However, ARMOUR does not anticipate having difficulty investing in Agency Securities, borrowing against Agency Securities using the securities as loan collateral and using the loan proceeds to acquire additional Agency Securities.

Critical Accounting Policies

ARMOUR's financial statements are prepared in conformity with GAAP.  In preparing the financial statements, management is required to make various judgments, estimates and assumptions that affect the reported amounts of assets and liabilities, including disclosure of contingent assets and liabilities at the date of its financial statements and its reported revenues and expenses during the reporting period.  Changes in these estimates and assumptions could have a material effect on its financial statements.  The following is a summary of its policies most affected by management's judgments, estimates and assumptions.

Market Valuation of Investment Securities

ARMOUR's investment securities will primarily be classified as available-for-sale and will be reported at fair value, based on market prices.  Although ARMOUR generally intends to hold most of its investment securities for an indefinite period, it may, from time to time, sell its investment securities as part of its overall portfolio management.  Accordingly, ARMOUR is required to classify investment securities which may be sold as available-for-sale.  As mentioned above, ARMOUR will be investing primarily in Agency Securities that are routinely traded.  ARMOUR anticipates that it will be able to obtain market values from independent sources for the securities it hold in its portfolio.  At times, however, ARMOUR may acquire securities that may become not routinely traded or for which independent valuation may no longer be readily available.  Under these circumstances, valuations may be estimated by management as like security values may not be readily available.

Management will evaluate securities for other-than-temporary impairment as economic or market concerns warrant such evaluation, but not less frequently than quarterly.  The determination of whether a security is other-than-temporarily impaired involves judgments and assumptions based on subjective and objective factors.  Consideration is given to (i) the length of time and the extent to which the fair value has been less than cost, (ii) the financial condition and near-term prospects of the issuer, and (iii) the intent and ability of ARMOUR to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.  Investments with unrealized losses may not be considered impaired if ARMOUR has the ability and intent to hold the investments for a period of time, to maturity if necessary, sufficient for a forecasted market price recovery up to the cost of the investments.  Unrealized losses on investment securities that are considered other than temporary, as measured by the amount of decline in fair value attributable to factors other than temporary, are recognized in income and the cost basis of the investment securities is adjusted.

Interest income

Interest income will be accrued based on the outstanding principal amount of the investment securities and their contractual terms.  Premiums and discounts associated with the purchase of the investment securities will be amortized or accreted into interest income over the estimated lives of the securities.

Repurchase Agreements

ARMOUR expects to finance the acquisition of its investment securities through the use of repurchase agreements.  Repurchase agreements will be treated as collateralized financing transactions and will be carried at their contractual amounts, together with the related accrued interest, as specified in the respective agreements.

Derivative Instruments

ARMOUR intends to record its hedging transactions in accordance with GAAP, specifically Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, or SFAS 133.  As ARMOUR enters into derivative contracts, ARMOUR will designate the derivative as a hedge of the variability of cash flows that are to be paid in connection with the associated liability.  Changes in the fair value of derivatives that are highly effective and that are designated and qualify as cash flow hedges will be recorded in “Other Comprehensive Income" and reclassified to income when the associated cash flows affect income (e.g., when periodic settlement interest payments are due on repurchase agreements).  ARMOUR's derivative instruments will be included on its statement of financial position at their fair value based on values obtained from major financial institutions.

Some of ARMOUR's hedges may be economic hedges and may not receive hedge accounting treatment under SFAS 133.  If its hedges are ineffective or fail to qualify for hedge accounting treatment, its reported operating results may suffer because losses on the derivatives ARMOUR enters into may not be offset by a change in the reported fair value of the related hedged transactions.

ARMOUR plans to assess, both at the hedge's inception and on an ongoing basis, whether the derivatives that are used in hedging transactions have been highly effective in offsetting changes in the cash flows of hedged items.

Income Taxes

ARMOUR will elect to be taxed as a REIT and intend to comply with the provisions of the Code, with respect thereto.  Accordingly, ARMOUR will not generally be subjected to federal income tax as long as ARMOUR currently distribute all of its taxable income and gain and certain asset, income and stock ownership tests are met.  Even if ARMOUR qualifies as a REIT, however, ARMOUR will be subject to some federal, state and local taxes on its income.  In addition, ARMOUR has formed a TRS, which is a domestic taxable corporation that is subject to federal, state and local corporate income tax on its income.  ARMOUR intends to conduct some of its hedging and derivative activities through its TRS.

Recent Accounting Pronouncements

In May 2009, the FASB issued SFAS No. 165 “Subsequent Events” (“SFAS 165”). SFAS 165 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. SFAS 165 sets forth (1) The period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, (2) The circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements and (3) The disclosures that an entity should make about events or transactions that occurred after the balance sheet date. SFAS 165 is effective for interim or annual financial periods ending after June 15, 2009. The Company is evaluating the impact the adoption of SFAS 165 will have on its financial statements.

In June 2009, the FASB issued SFAS No. 166 “Accounting for Transfers of Financial Assets—an amendment of FASB Statement No. 140” (“SFAS 166”). SFAS 166 improves the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor’s continuing involvement, if any, in transferred financial assets. SFAS 166 is effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter. The Company is evaluating the impact the adoption of SFAS 166 will have on its financial statements.

In June 2009, the FASB issued SFAS No. 167 “Amendments to FASB Interpretation No. 46(R)” (“SFAS 167”). SFAS 167 improves financial reporting by enterprises involved with variable interest entities and to address (1) the effects on certain provisions of FASB Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities”, as a result of the elimination of the qualifying special-purpose entity concept in SFAS 166 and (2) constituent concerns about the application of certain key provisions of Interpretation 46(R), including those in which the accounting and disclosures under the Interpretation do not always provide timely and useful information about an enterprise’s involvement in a variable interest entity. SFAS 167 is effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter. The Company is evaluating the impact the adoption of SFAS 167 will have on its financial statements.

In June 2009, the FASB issued SFAS No. 168 “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles—a replacement of FASB Statement No. 162”. The FASB Accounting Standards Codification (“Codification”) will be the single source of authoritative nongovernmental U.S. generally accepted accounting principles. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. SFAS 168 is effective for interim and annual periods ending after September 15, 2009. All existing accounting standards are superseded as described in SFAS 168. All other accounting literature not included in the Codification is nonauthoritative. The Company is evaluating the impact the adoption of SFAS 168 will have on its financial statements.

COMPARISON OF RIGHTS OF ENTERPRISE AND ARMOUR

Enterprise is organized under the law of the State of Delaware and ARMOUR is organized under the law of the State of Maryland. Upon completion of the merger, holders of Enterprise common stock will become holders of ARMOUR common stock and their rights will be governed by Maryland law and ARMOUR’s charter and bylaws. In addition, upon completion of the merger, holders of Enterprise warrants will become holders of ARMOUR warrants.

This section describes material differences between the rights of holders of Enterprise’s common stock and warrants and the rights of holders of ARMOUR’s common stock and warrants under the respective charter documents, bylaws and agreements of Enterprise and of ARMOUR. This summary is not intended to be a complete discussion of Enterprise’s current amended and restated certificate of incorporation and bylaws and the amended and restated charter and bylaws of ARMOUR which will reflect amendments effected prior to the consummation of the merger; and is qualified in its entirety by reference to the applicable document and applicable Delaware law and Maryland law. Copies of the governing corporate instruments and the warrant agreement, as supplemented and amended, are either included as annexes to this proxy statement/prospectus or are available without charge, to any person, including any beneficial owner to whom this proxy statement/prospectus is delivered, by following the instructions listed under the section entitled  “Where You Can Find More Information.”  For a more detailed discussion of your rights as stockholders of ARMOUR, you should also see “ Description of Securities.”  Although the MGCL and the DGCL are similar in most respects, there are a number of differences between the two statutes, many (but not all) of which are summarized below. In addition, there is a substantial body of case law in Delaware interpreting the corporation laws of that state. A comparable body of judicial interpretations does not exist in Maryland such that there may be less certainty as to the outcome of matters governed by Maryland corporation law than would be the case under Delaware corporation law.

	Enterprise	ARMOUR
Authorized Capital	The authorized capital stock of Enterprise consists of 100,000,000 shares of common stock, $0.0001 par value, and 1,000,000 shares of preferred stock, $0.0001 par value.

ARMOUR's charter provides that it may issue up to 900,000,000 shares of common stock, $0.001 par value per share, and 90,000,000 shares of preferred stock, $0.001 par value per share. ARMOUR’s Board of Directors, with the approval of a majority of the entire Board and without any action by the stockholders, may amend the charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that ARMOUR has authority to issue.

Common Stock

Except as otherwise required by law or provided in any preferred stock designation, the holders of the common stock shall exclusively possess all voting power and each share of common stock shall have one vote.

Holders of common stock are entitled to one vote for each share held on all matters to be voted on by stockholders and also will be entitled to receive such dividends, if any, as may be declared from time to time by Enterprise’s board of directors in its discretion out of funds legally available therefore (as described further below).

Subject to the provisions of Article VII (Restrictions on Transfer and Ownership of Shares) of the charter, and except as may otherwise be specified in the terms of any class or series of common stock, ownership of each share of common stock shall entitle the holder thereof to one vote. The Board of Directors may reclassify any unissued shares of common stock from time to time into one or more classes or series of stock.

	Enterprise	ARMOUR
Voting Rights with respect to a Business Combination

Enterprise will seek stockholder approval before it affects any business combination, even if the business combination would not ordinarily require stockholder approval under applicable state law. Enterprise shall proceed with a business combination only if (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and (ii) public stockholders owning less than 30% of the shares sold in the public offering exercise their conversion rights (as described below) and vote against the business combination.

No comparable provision.
Conversion Rights

The stockholders of Enterprise have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account plus any interest earned thereon  then held in the trust account, if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their shares of common stock into their pro rata share of the trust account will continue to have the right to exercise any warrants they may hold.

The determination as to the interpretation of the conversion or other rights of any class or series of stock of ARMOUR, made in good faith by or pursuant to the direction of the board of directors consistent with the charter, shall be final and conclusive and shall be binding upon ARMOUR and every holder of shares of its stock. No specific conversion rights are set forth in either the charter or the bylaws.

Liquidation if No Business Combination

If a business combination is not consummated prior to November 7, 2009, Enterprise shall liquidate and the holders of common stock issued in Enterprise’s initial public offering shall receive a pro rata distribution from Enterprise’s trust account (plus any remaining net assets), and the corporation shall pay no liquidating distributions with respect to any other shares of capital stock of the corporation.

No comparable provision.

	Enterprise	ARMOUR
Preferred Stock

Enterprise’s board of directors is expressly authorized to issue shares of preferred stock, in one or more series, and to fix the voting rights, if any, designations, powers,  and preferences for each such series. Enterprise’s board of directors is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock. The ability of Enterprise’s board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of Enterprise.

The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the preferred stock, or any series thereof, unless a vote of any such holders is required pursuant to any preferred stock designation.

The board of directors may classify any unissued shares of preferred stock and reclassify any previously classified but unissued shares of preferred stock of any series from time to time, in one or more classes or series of stock.

Warrants

Holders of Enterprise’s warrants are entitled to purchase shares of common stock from Enterprise at a price of $7.50 per share. A warrant may only be exercised upon the later of (i) Enterprise’s completion of a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination or (ii) one year from the date of the IPO.

The Sponsors’ Warrants are identical to the warrants except that the insider warrants (i) are exercisable on a cashless basis and (ii) are non-redeemable by Enterprise, in each case, so long as the insider warrants are held by the  initial purchasers or their affiliates.

No comparable provision.

	Enterprise	ARMOUR
Number of Directors

The number of directors of the corporation that shall constitute the board of directors shall be not less than one nor more than fifteen. The exact number of directors may be fixed from time to time by the board of directors, subject to any limitations imposed by the charter or bylaws.

Pursuant to ARMOUR’s charter, the number of directors initially shall be nine (which number shall be composed of four non-independent directors and five independent directors), which number may be increased or decreased only by the Board of Directors pursuant to the bylaws, but shall never be less than the minimum number required by the MGCL.

ARMOUR’s bylaws provide that at any regular meeting or special meeting called for that purpose, a majority of the entire Board of Directors may establish, increase or decrease the number of directors, provided that the number thereof shall never be less than the minimum number required by the MGCL, nor more than 15, and further provided that the tenure of office of a director shall not be affected by any decrease in the number of directors.

Structure of Board of Directors; Term of Directors

Enterprise’s board of directors is divided into three classes, each of which generally serves for a term of three years with only one class of directors being elected in each year. At the annual meetings only a minority of the board of directors may be considered for election due to the staggered nature of the board.

ARMOUR’s board of directors is composed of four non-independent directors and five independent directors. Pursuant to ARMOUR’s charter, the initial directors shall serve until the first annual meeting of stockholders and until their successors are duly elected and qualify.

Removal of Directors

Any director may be removed by the affirmative vote of the holders of a majority of all the shares of the stock of the corporation outstanding and entitled to vote for the election of directors, but only for cause.

Subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, any director, or the entire Board of Directors, may be removed from office at any time, but only by the affirmative vote of holders of shares entitled to cast at least two-thirds of all the votes entitled to be cast generally in the election of directors.

Vacancies on the Board of Directors

Except otherwise required by the DGCL, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the board of directors,

Pursuant to the bylaws, if for any reason any or all the directors cease to be directors, such event shall not terminate ARMOUR or affect it's bylaws or the powers of the remaining directors. Except as may be provided by the Board of Directors in setting the terms of any class or series of preferred stock, ARMOUR's charter and bylaws

	Enterprise	ARMOUR

including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.

provide that any vacancy on the Board of Directors may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum. Any director elected to fill a vacancy shall serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is elected and qualifies.

Stockholder Action by Written Consent

Until the corporation consummates an IPO, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and shall be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Under the MGCL, any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting if a unanimous consent, in writing or by electronic transmission, that sets forth the action is given by each stockholder entitled to vote on the matter and is filed with the minutes of proceedings of stockholders. If authorized by the charter, the holders of common stock entitled to vote generally in the election of directors may take action by delivering a consent in writing or by electronic transmission of stockholders entitled to cast not less than the minimum number of votes that would be necessary to take the action at a stockholders meeting if the corporation gives notice of the action to each holder of the class of common stock not later than 10 days after the effective date of the action.

ARMOUR's charter provides that any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting by consent, in writing or by electronic transmission, in any manner permitted by the MGCL and set forth in the bylaws. The bylaws provide that any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting (a) if a unanimous consent setting forth the action is given in writing or by electronic transmission by each stockholder

	Enterprise	ARMOUR

entitled to vote on the matter and filed with the minutes of proceedings of the stockholders or (b) if the action is advised, and submitted to the stockholders for approval, by the Board of Directors and a consent in writing or by electronic transmission of stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of stockholders is delivered to ARMOUR in accordance with the MGCL. The bylaws also require ARMOUR to  give notice of any action taken by less than unanimous consent to each stockholder not later than ten days after the effective time of such action.

Special Meetings of Stockholders

Special meetings of stockholders, for any purpose(s), may be called by a majority of the board of directors, the chairman of the board, or the chief executive officer and shall be called by the president or the secretary upon the written request of the holders of a majority of the outstanding shares of the corporation's common stock. Any such request shall state the date, time, place and the purpose or purposes of the meeting. Any such meeting, the only business which may be transacted is that related to the purpose(s) set forth in the notice or waivers of notice thereof.

The chairman of the board, president, chief executive officer or Board of Directors may call a special meeting of the stockholders. Pursuant to the bylaws, a special meeting of stockholders may also be called by the secretary of ARMOUR to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to ARMOUR’s notice of meeting.

In order for any stockholder to request a special meeting to act on any matter that may properly be considered at a meeting of stockholders, one or more written requests for a special meeting signed by stockholders of record (or their agents duly authorized in a writing accompanying the request) as of the request record date entitled to cast not less than a majority of all of the votes entitled to be cast on such matter at such meeting shall be delivered to the secretary. In addition, the special meeting request shall (a) set forth the purpose of the

	Enterprise	ARMOUR

meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the record date request notice received by the secretary), (b) bear the date of signature of each such stockholder (or such agent) signing the special meeting request, (c) set forth (i) the name and address, as they appear in ARMOUR’s books, of each stockholder signing such request (or on whose behalf the special meeting request is signed), (ii) the class, series and number of all shares of stock of ARMOUR which are owned (beneficially or of record) by such stockholder and (iii) the nominee holder for, and number of, shares of stock of ARMOUR owned beneficially but not of record by such stockholder, (d) be sent to the secretary by registered mail, return receipt requested, and (e) be received by the secretary within 60 days after the request record date.

Stockholder Proposals and Nominations

The bylaws of Enterprise provide that at any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the board of directors or (b) by any stockholder of the corporation who is a stockholder of record at the time of giving the notice set forth below who shall be entitled to vote at such meeting and who complies with the procedures set forth below. For business to be properly brought before a stockholder annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 90 days nor more than 120 prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that no annual meeting was held within 30 days before or after such anniversary date, to be timely, notice by the

The bylaws of ARMOUR provide that for any nomination or other business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of ARMOUR and such other business must otherwise be a proper matter for action by the stockholders. To be timely, a stockholder’s notice shall be delivered to the secretary at the principal executive office of ARMOUR not earlier than the 150th day nor later than 5:00 p.m., eastern time, on the 120th day prior to the first anniversary  of the date of the proxy statement for the preceding year’s annual meeting. Information required to be set forth in such notices is set forth in detail in the bylaws, but generally includes, without limitation: (i) information on any proposed nominee(s); (ii) description of any proposed business and the stockholder's connection to, or interest in such business, if any; (iii) information on the stock ownership in ARMOUR of the stockholder giving the notice, any

Enterprise	ARMOUR

stockholder must be received no later than the close of business on the tenth day following the day on which notice of the date of the meeting or public disclosure thereof was given or made. The stockholder's notice shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the corporations books, of the stockholder proposing such business, (c) the class and the number of shares of stock of the corporation which are beneficially owned by the stockholder, and (d) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with such business and any material interest of the stockholder in such business. Nominations of persons for election to the board of directors of the corporation at an annual meeting of stockholders may be made (a) by or at the direction of the board of directors or (b) by any stockholder of the corporation who is a stockholder of record at the time of giving the notice provided for below who shall be entitled to vote for the election of directors at the meeting and who complies with the procedures set forth below. Any such nomination (other than those made by or at the direction of the board of directors) must be made pursuant to timely notice in writing to the secretary of the corporation. To be timely, a stockholder’s notice must met the criteria set forth above. Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case proposed nominee(s), or any stockholder associated person; and (iv) identifying information on the stockholder giving notice.

	Enterprise	ARMOUR

pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the corporation’s books, of such stockholder, (ii) the class and number of shares of stock of the corporation which are beneficially owned by such stockholder and (iii) a description of all arrangements or understandings between such stockholder and such other person(s) (including their names) in connection with such nomination and any material interest of such stockholder in such nomination.

Charter Amendments	The DGCL provides that a Delaware corporation may amend its certificate of incorporation in any way that is lawful and proper.

The board of directors, with the approval of a majority of the entire board and without any action by the stockholders of ARMOUR, may amend the charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that ARMOUR has authority to issue.

Amendment of Bylaws

The board of directors shall have the power to amend, repeal or adopt bylaws by a majority vote of the directors. Except as otherwise provided by law, any bylaw adopted by the board of directors may be amended or repealed at a stockholders’ meeting by vote of the holders of a majority of the shares entitled, at that time, to vote for the election of directors. If any bylaw regulating any impending election of directors is adopted, amended or repealed by the board of directors, there shall be set forth in the notice of the next meeting of stockholders for the election of directors the bylaw so adopted, amended or repealed, together with a concise statement of the changes made.

The Board of Directors has the exclusive power to adopt, alter or repeal any provision of the bylaws and to make new bylaws.
Limitation on Director Liability

A director of Enterprise shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability

	Enterprise	ARMOUR

of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

resulting from actual receipt of an improper benefit or profit in money, property or services, or active and deliberate dishonesty established by a final judgment as being material to the cause of action. The charter of ARMOUR contains such a provision limiting present and past directors’ and officers’ liability to ARMOUR or its stockholders for money damages to the maximum extent permitted by Maryland law.

Indemnification

Enterprise, to the fullest extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by Enterprise in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized hereby.

Section 145 of the DGCL concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at

The bylaws require ARMOUR to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding, to the maximum extent permitted by Maryland law, to (a) any individual who is a present or former director or officer of ARMOUR and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director or officer of ARMOUR and at the request of ARMOUR, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity. The rights to indemnification and advancement of expenses provided by the charter and bylaws vests immediately upon election of a director or officer. ARMOUR may, with the approval of its Board of Directors, provide such indemnification and advancement of expenses to an individual who served a predecessor of ARMOUR in any of the capacities described in (a) or (b) above and to any employee or agent of ARMOUR or a predecessor of ARMOUR. The indemnification and payment or reimbursement of expenses provided in the bylaws shall not be deemed exclusive of or limit in any way other rights to

Enterprise	ARMOUR

the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation which any person seeking indemnification or payment or reimbursement of expenses may be or may become entitled under any bylaw, regulation, insurance, agreement or otherwise.

The MGCL requires ARMOUR (unless its charter provides otherwise, which it does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•    the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•    the director or officer actually received an improper personal benefit in money, property or services; or

•    in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation in which the director or officer was adjudged liable to the corporation or in a proceeding in which the director or officer was adjudged liable on the basis that personal benefit was improperly

Enterprise	ARMOUR

and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by ARMOUR or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

The MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•     a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•      a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Enterprise	ARMOUR

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be  determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

Enterprise	ARMOUR

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, Officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise

	Enterprise	ARMOUR

provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Dividends

Enterprise has not paid any cash dividends on its common stock to date and does not intend to pay cash dividends prior to the completion of a business combination. The payment of dividends in the future will depend on Enterprise’s revenues and earnings, if any, capital requirements and general financial condition after a business combination is completed. The payment of any dividends subsequent to a business combination will be within the discretion of Enterprise’s board of directors. It is the present intention of Enterprise’s board of directors to retain any earnings for use in its business operations and, accordingly, it does not anticipate declaring any dividends in the foreseeable future.

The bylaws of Enterprise provide that dividends and other distributions upon or with respect to outstanding shares of stock of the corporation may be declared by the board of directors at any regular or special meeting, and may be paid in cash, bonds, property or in stock of the corporation. The board of directors shall have full power and discretion to determine what, if any, dividends or distributions shall be declared and paid or made.

ARMOUR intends to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes commencing with its taxable year ending December 31, 2009. U.S. federal income tax law requires that a REIT distribute with respect to each year at least 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. If ARMOUR’s cash available for distribution is less than 90% of its REIT taxable income, it could be required to sell assets or borrow funds to pay cash dividends or it may make a portion of the required dividend in the form of a taxable stock dividend or dividend of debt securities. ARMOUR will generally not be required to pay dividends with respect to activities conducted through any domestic TRS.

To satisfy the requirements to qualify as a REIT and generally not be subject to U.S. federal income and excise tax, ARMOUR intends to pay regular quarterly dividends of all or substantially all of its taxable income to holders of its common stock out of assets legally available therefore. The timing and amount of any dividends ARMOUR pays to holders of its common stock will be at the discretion of ARMOUR’s board of directors and will depend upon various factors, including ARMOUR’s earnings and financial

Enterprise	ARMOUR

condition, maintenance of REIT status, applicable provisions of the MGCL and such other factors as ARMOUR’s board of directors deems relevant.

As required in order to maintain its qualification as a REIT for U.S. federal income tax purposes, ARMOUR intends to distribute with respect to each year at least 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. To satisfy the requirements to qualify as a REIT and generally not be subject to U.S. federal income and excise tax, ARMOUR intends to pay regular quarterly dividends of all or substantially all of its taxable income to holders of its common stock out of assets legally available therefor. The timing and amount of any dividends ARMOUR pays to holders of its common stock will be at the discretion of ARMOUR’s board of directors and will depend upon various factors, including ARMOUR’s earnings and financial condition, maintenance of REIT status, applicable provisions of the MGCL and such other factors as ARMOUR’s board of directors deems relevant.

The bylaws authorize ARMOUR, before payment of any dividends or other distributions, to set aside out of any assets of ARMOUR available for dividends or other distributions such sum or sums as the board of directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends, for repairing or maintaining any property of ARMOUR or for such other purpose as the board of directors shall determine, and the board of directors may modify or abolish any such reserve.

	Enterprise	ARMOUR
Stockholder Rights Plan	Enterprise does not have a stockholders’ rights plan or “poison pill” in effect.	ARMOUR does not currently have a stockholders’ rights plan or “poison pill” in effect.
Restrictions on Business Combinations	Enterprise has elected not to be governed by Section 203 of the DGCL.

Under the MGCL, certain “business combinations” between a Maryland corporation and an interested stockholder (defined generally as any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock or an affiliate or associate of the corporation who, at any time within the two year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by holders of outstanding voting shares of stock of the corporation and (2) two-thirds of the votes entitled to be cast by holders of voting shares of common stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. ARMOUR’s board of directors may provide that the board’s approval is subject to compliance with any

	Enterprise	ARMOUR

terms and conditions determined by the board. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder.

Subtitle 8	The DGCL does not have a comparable provision.

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five specific provisions:

•     a classified board;

•     a two-thirds vote requirement for removing a director;

•     a requirement that the number of directors be fixed only by vote of the directors;

•     a requirement that a vacancy on the board be filled only by the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•     a majority requirement for the calling of a special meeting of stockholders.

In its charter, ARMOUR has elected that, as of such time as ARMOUR has a class of securities registered under the Securities Exchange Act and have at least three independent directors, that vacancies on the board be filled only by the remaining directors, even if the remaining directors do not constitute a quorum, and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in ARMOUR’s charter and bylaws unrelated to Subtitle 8, ARMOUR already (1) requires a majority vote for the

	Enterprise	ARMOUR

removal of any director from the board (2) vests in the board the exclusive power to fix the number of directorships and (3) requires, unless called by the chairman of the board, chief executive officer, president or the board of directors, the written request of stockholders entitled to cast not less than a majority of all votes entitled to be cast at such a meeting to call a special meeting.

Control Share Acquisition Act	The DGCL does not contain a control share acquisition provision.

The ARMOUR bylaws provide that the “control share” provisions of the MGCL shall not apply to any acquisition by any person of shares of stock of ARMOUR, however this “opt-out” provision may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition

Appraisal Rights

Under the DGCL, a stockholder of a Delaware corporation generally has the right to dissent from a merger or consolidation in which the corporation is participating or a sale of all or substantially all of the assets of the corporation, subject to specified procedural requirements. The DGCL does not confer appraisal rights, however, if the corporation’s stock is either (1) listed on a national securities exchange or (2) held of record by more than 2,000 holders.

Even if a corporation’s stock meets the foregoing requirements (as Enterprise’s currently does), the DGCL provides that appraisal rights generally will be permitted if stockholders of the corporation are required to accept for their stock in any merger, consolidation or similar transaction anything other than (1) shares of the corporation surviving or resulting from the transaction, or depository receipts representing shares of the surviving or resulting corporation, or those shares or depository receipts plus cash in lieu of fractional interests; (2) shares of any other corporation, or depository receipts representing

Holders of shares of stock of ARMOUR generally have no appraisal rights.

	Enterprise	ARMOUR

shares of the other corporation, or those shares or depository receipts plus cash in lieu of fractional interests, unless those shares or depository receipts are listed on a national securities exchange or held of record by more than 2,000 holders; or (3) any combination of the foregoing.

Restrictions on Ownership and Transfer	No comparable provision.

Transfers of ARMOUR common stock are prohibited where such transfers would result in the capital stock being beneficially owned by less than 100 persons (determined under the principles of Section 856(a)(5) of the Code) and shall be void ab initio, and the intended transferee shall acquire no rights in such shares of capital stock. If any transfer of shares of capital stock occurs which, if effective, would result in any person beneficially owning or constructively owning shares of capital stock in violation of Section 7.2.1(a)(i) or (ii) of the charter, (i) then that number of shares of the capital stock the beneficial ownership or constructive ownership of which otherwise would cause such person to violate Section 7.2.1(a)(i) or (ii) (rounded to the nearest whole share) shall be automatically transferred to a trust for the benefit of a charitable beneficiary, effective as of the close of business on the business day prior to the date of such transfer, and such person shall acquire no rights in such shares; or, if such action would not cure the violation, (ii) then the transfer of that number of shares of capital stock that otherwise would constitute such a violation shall be void ab initio, and the intended transferee shall acquire no rights in such shares of capital stock.

Notwithstanding anything to the contrary, the Board of Directors may, in its discretion, exempt a person from the aggregate stock ownership limit and the common stock ownership limit prior to June 30, 2010, without regard to the prohibition contained in

Enterprise	ARMOUR

Section 7.2.1(a)(1) regarding ownership of shares of capital stock (either beneficially or constructively) that would result in ARMOUR being “closely held” within the meaning of Section 856(h) of the Code.

In order for ARMOUR to qualify as a REIT under the Internal Revenue Code, shares of ARMOUR’s stock must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

Due to limitations on the concentration of ownership of a REIT imposed by the Internal Revenue Code, ARMOUR's charter prohibits, subject to certain exceptions, any stockholder or warrant or option holder from directly, indirectly or constructively owning more than 9.8% of the outstanding shares, by value or number, whichever is more restrictive, of its common stock or of its stock in the aggregate.

The charter prohibits any person from (i) beneficially owning shares of the capital stock that would result in ARMOUR being “closely held" under Section 856(h) of the Code, (ii) transferring shares of the capital stock if such transfer would result in ARMOUR capital stock being beneficially owned by fewer than 100 persons and (iii) beneficially or constructively owning shares of the stock if such ownership would cause ARMOUR to fail to qualify as a REIT.

CERTAIN PROVISIONS OF THE MARYLAND GENERAL CORPORATION LAW
AND ARMOUR'S CHARTER AND BYLAWS

The following summary description of certain provisions of the MGCL and ARMOUR's charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to the MGCL and the actual provisions of ARMOUR's charter and its bylaws, copies of which are attached to this proxy statement/prospectus as Annexes B and C, respectively.

ARMOUR's Board of Directors

ARMOUR's bylaws and charter provide that the number of directors ARMOUR has may be established by its board of directors but may not be less than the minimum number required by the MGCL, nor more than 15. ARMOUR's bylaws currently provide that any vacancy may be filled by a majority of the remaining directors. Any individual elected to fill such vacancy will serve until the next annual meeting of stockholders and until a successor is duly elected and qualifies

Pursuant to ARMOUR's bylaws, each of ARMOUR's directors is elected by its common stockholders entitled to vote to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Holders of shares of common stock will have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of common stock entitled to vote will be able to elect all of the directors of ARMOUR.

Removal of Directors

ARMOUR's charter provides that a director may be removed, with or without cause, and only by the affirmative vote of the holders of shares entitled to cast at least two thirds of all the votes of common stockholders entitled to be cast generally in the election of directors. This provision, when coupled with the power of ARMOUR's board of directors to fill vacancies on the board of directors, precludes stockholders from (1) removing incumbent directors except upon a substantial affirmative vote and (2) filling the vacancies created by such removal with their own nominees.

Business Combinations

Under the MGCL, certain “business combinations" (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined generally as any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation's outstanding rating stock or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting shares of stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. ARMOUR's board of directors may provide that the board's approval is subject to compliance with any terms and conditions determined by the board.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, ARMOUR's board of directors has by resolution exempted business combinations (1) between ARMOUR and any person, provided that such business combination is first approved by ARMOUR's board of directors (including a majority of its directors who are not affiliates or associates of such person) and (2) between ARMOUR and ARRM or its affiliates. Consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between ARMOUR and any person described above. As a result, any person described above may be able to enter into business combinations with ARMOUR that may not be in the best interest of ARMOUR's stockholders without compliance by ARMOUR with the supermajority vote requirements and other provisions of the statute.

The business combination statute may discourage others from trying to acquire control of ARMOUR and increase the difficulty of consummating any offer.

Control Share Acquisitions

The MGCL provides that “control shares" of a Maryland corporation acquired in a “control share acquisition" have no voting rights except to the extent approved at a special meeting of stockholders by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (1) a person who makes or proposes to make a control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of the corporation. “Control shares" are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (A) one-tenth or more but less than one-third; (B) one-third or more but less than a majority; or (C) a majority or more of all voting power. Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition" means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement" as described in the MGCL), may compel ARMOUR's board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement" as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply to (a) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) acquisitions approved or exempted by the charter or bylaws of the corporation.

ARMOUR's bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of ARMOUR's stock. There is no assurance that such provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•

a classified board;

•

a two-thirds vote requirement for removing a director;

•

a requirement that the number of directors be fixed only by vote of the directors;

•

a requirement that a vacancy on the board be filled only by the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•

a majority requirement for the calling of a special meeting of stockholders.

ARMOUR's charter provides that, at such time as ARMOUR is able to make a Subtitle 8 election, vacancies on the board may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in ARMOUR's charter and bylaws unrelated to Subtitle 8, ARMOUR already (1) requires the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter for the removal of any director from the board, which removal will be allowed with or without cause, (2) vests in the board the exclusive power to fix the number of directorships and (3) requires, unless called by the chairman of the board, chief executive officer, president or the board of directors, the written request of stockholders of not less than a majority all the votes entitled to be cast at such a meeting to call a special meeting.

Meetings of Stockholders

Pursuant to ARMOUR's bylaws, a meeting of ARMOUR's stockholders for the election of directors and the transaction of any business will be held annually on a date and at the time set by ARMOUR's board of directors entitled to cast. In addition, the chairman of ARMOUR's board of directors, chief executive officer, president or board of directors may call a special meeting of ARMOUR's stockholders. Subject to the provisions of ARMOUR's bylaws, a special meeting of ARMOUR's stockholders will also be called by the secretary upon the written request of the stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting.

Amendment to ARMOUR's Charter and Bylaws

Except for amendments related to removal of directors, the restrictions on ownership and transfer of shares of ARMOUR's stock and the requirement of a two-thirds vote for amendments to these provisions (each of which require the affirmative vote of the holders of not less than two-thirds of all the votes entitled to be cast on the matter and the approval of ARMOUR's board of directors), ARMOUR's charter may be amended only with the approval of the board of directors and the affirmative vote of the holders of a majority of all of the votes entitled to be cast on the matter.

ARMOUR's board of directors has the exclusive power to adopt, alter or repeal any provision of ARMOUR's bylaws and to make new bylaws.

Dissolution of ARMOUR

The dissolution of ARMOUR must be approved by a majority of the entire board of directors and the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and New Business

ARMOUR's bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of other business to be considered by stockholders may be made only (1) pursuant to ARMOUR's notice of the meeting, (2) by or at the direction of ARMOUR's board of directors or (3) by a stockholder who was a stockholder of record both at the time of giving his notice and at the time of the meeting and who is entitled to vote at the meeting on the election of directors or on the proposal of other business, as the case may be, and has complied with the advance notice provisions set forth in ARMOUR's bylaws.

With respect to special meetings of stockholders, only the business specified in ARMOUR's notice of meeting may be brought before the meeting. Nominations of individuals for election to ARMOUR's board of directors may be made only (1) pursuant to ARMOUR's notice of the meeting, (2) by or at the direction of ARMOUR's board of directors or (3)  provided  that the board of directors has determined that directors will be elected at such meeting, by a stockholder who was a stockholder of record both at the time of giving his notice and at the time of the meeting and who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in ARMOUR's bylaws.

Anti-takeover Effect of Certain Provisions of Maryland Law and of ARMOUR's Charter and Bylaws

ARMOUR's charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of ARMOUR's common stock or otherwise be in the best interests of ARMOUR's stockholders, including business combination provisions, supermajority vote requirements and advance notice requirements for director nominations and stockholder proposals. Likewise, if the provision in the bylaws opting out of the control share acquisition provisions of the MGCL were rescinded or if ARMOUR was to opt into the classified board or other provisions of Subtitle 8, these provisions of the MGCL could have similar anti-takeover effects.

Indemnification and Limitation of Directors' and Officers' Liability

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. ARMOUR's charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The MGCL requires ARMOUR (unless ARMOUR's charter provides otherwise, which its charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•

the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•

the director or officer actually received an improper personal benefit in money, property or services; or

•

in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation in which the director or officer was adjudged liable to the corporation or in a proceeding in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by ARMOUR or in ARMOUR's right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of:

•

a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•

a written undertaking by the director or officer or on the director's or officer's behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

ARMOUR's charter authorizes it to obligate itself and ARMOUR's bylaws obligate it, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•

any present or former director or officer of ARMOUR who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•

any individual who, while a director or officer of ARMOUR and at ARMOUR's request, serves or has served another corporation, REIT, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, REIT, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

ARMOUR's charter and bylaws also permit it to indemnify and advance expenses to any person who served a predecessor of ARMOUR in any of the capacities described above and to any employee or agent of ARMOUR or a predecessor of ARMOUR.

ARMOUR expects to enter into indemnification agreements with each of its directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling ARMOUR for liability arising under the Securities Act, ARMOUR has been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

REIT Qualification

ARMOUR's charter provides that its board of directors may revoke or otherwise terminate ARMOUR's REIT election, without approval of ARMOUR's stockholders, if it determines that it is no longer in ARMOUR's best interests to continue to qualify as a REIT.

BENEFICIAL OWNERSHIP OF SECURITIES OF ARMOUR

The following table sets forth information regarding the beneficial ownership of ARMOUR's common stock as of                     , 2009, by:

•

each person known by ARMOUR to be the beneficial owner of more than 5% of ARMOUR's outstanding shares of common stock on                     , 2009;

•

each of ARMOUR's current executive officers and directors; and

•

all of ARMOUR's current executive officers and directors as a group.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percent of Class
Scott J. Ulm (2)	10	(3)	50.0%
Jeffrey J. Zimmer (2)	10	(3)	50.0%
All directors and executive officers as a group (2 individuals)	20		100%

 _____________________

(1)	Includes shares of common stock which the person has the right to acquire within 60 days of , 2009.

(2)	Unless otherwise noted, the business address of each of the following is 3005 Hammock Way, Vero Beach, Florida, 32963.

BENEFICIAL OWNERSHIP OF SECURITIES OF ENTERPRISE

The following table sets forth information regarding the beneficial ownership of Enterprise's common stock as of                     , 2009 (Pre-Merger) and, immediately following consummation of the merger (Post-Merger), ownership of shares of ARMOUR common stock, by:

•

each person known by Enterprise to be the beneficial owner of more than 5% of Enterprise's outstanding shares of common stock either on                     , 2009 (Pre-Merger) or of shares of ARMOUR common stock outstanding after the consummation of the merger (Post-Merger);

•

each of Enterprise's current executive officers and directors;

•

each person who will become an executive officer or director of ARMOUR upon consummation of the merger;

•

all of Enterprise's current executive officers and directors as a group; and

•

all of the executive officers and directors of ARMOUR as a group after the consummation of the merger.

Information (Pre-Merger) does not reflect beneficial ownership of Enterprise's outstanding warrants as these warrants are not currently exercisable and will not become exercisable until consummation of the merger. Information (Post-Merger) assumes that no Public Shares vote against the merger proposal and seek conversion.

At any time prior to the special meeting, during a period when they are not then aware of any material nonpublic information regarding Enterprise or its securities, Enterprise, ARMOUR and their respective affiliates may enter into a written plan to purchase Enterprise securities pursuant to Rule 10b5-1 of the Exchange Act, and may engage in other public market purchases, as well as private purchases, of securities at anytime prior to the special meeting of stockholders. The ownership percentages listed below do not include any such shares that may be purchased after                     , 2009.

	Pre-Merger			Post-Merger
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percent of Class	Amount and Nature of Beneficial Ownership	Percent of Class
Staton Bell Blank Check LLC (2)	6,252,700	(3)	20.9%	[ ]	[ ]
Daniel C. Staton (2)	3,126,350	(3)	10.0%	[ ]	[ ]
Marc H. Bell (2)	3,126,350	(3)	10.0%	[ ]	[ ]
Maria Balodimas Staton (2)	3,126,350	(3)	10.0%	[ ]	[ ]
Ezra Shashoua	25,000		*	[ ]	[ ]
Stewart J. Paperin	25,000		*	[ ]	[ ]
Richard Steiner	25,000		*	[ ]	[ ]
Jordan Zimmerman	25,000		*	[ ]	[ ]
HBK Investment L.P. (4)	3,124,900		10.0%	[ ]	[ ]
QVT Financial LP (5)	2,959,020		9.5%	[ ]	[ ]
Platinum Partners Value Arbitrage Fund LP (6)	2,494,800		8.0%	[ ]	[ ]
Satellite Asset Management, L.P. (7)	1,745,229		5.6%	[ ]	[ ]
Andrew M. Weiss, Ph.D. (8)	1,565,700		5.0%	[ ]	[ ]
Fir Tree, Inc. (9)	1,563,000		5.0%	[ ]	[ ]
Scott J. Ulm	0		0.0%			%
Jeffrey J. Zimmer	0		0.0%			%
Thomas K. Guba	0		0.0%			%
John P. Hollihan, III	0		0.0%			%
[ ]
All Pre-Merger directors and executive officers as a group (7 individuals)	6,252,700		20.9%			%
All Post-Merger directors and executive officers as a group ([ ] individuals)						%

_______

* less than 1%

(1)	Includes shares of common stock which the person has the right to acquire within 60 days of March 13, 2009.

(2)	Unless otherwise noted, the business address of each of the following is 6800 Broken Sound Parkway, Boca Raton, Florida 33487.

(3)

Represents 6,252,700 shares of common stock held by Staton Bell Blank Check LLC, 3,126,350 shares which are beneficially owned by Daniel C. Staton and Maria Balodimas Staton, and 3,126,350 shares which are beneficially owned by Marc H. Bell.

(4)

HBK Investments L.P. has delegated discretion to vote and dispose of the Securities to HBK Services LLC (“Services").  Services may, from time to time, delegate discretion to vote and dispose of certain of the Securities to HBK New York LLC, a Delaware limited liability company, HBK Virginia LLC, a Delaware limited liability company, HBK Europe Management LLP, a limited liability partnership organized under the laws of the United Kingdom, and/or HBK Hong Kong Ltd., a corporation organized under the laws of Hong Kong (collectively, the “Subadvisors").  Each of Services and the Subadvisors is under common control with HBK Investments L.P. The business address of HBK Investments L.P. is 300 Crescent Court, Suite 700, Dallas, Texas 75201. The foregoing information is derived from a Schedule 13G filed with the SEC on November 8, 2007.

(5)

QVT Financial LP (“QVT Financial") is the investment manager for QVT Fund LP (the “Fund"), which beneficially owns 2,477,342 shares of our common stock, and for Quintessence Fund L.P. (“Quintessence"), which beneficially owns 265,103 shares of our common stock. QVT Financial is also the investment manager for a separate discretionary account managed for Deutsche Bank AG (the “Separate Account"), which holds 216,575 shares of our common stock. QVT Financial has the power to direct the vote and disposition of our common stock held by the Fund, Quintessence and the Separate Account. Accordingly, QVT Financial may be deemed to be the beneficial owner of an aggregate amount of 2,959,020 shares of our common stock, consisting of the shares owned by the Fund and Quintessence and the shares held in the Separate Account.

QVT Financial GP LLC, as General Partner of QVT Financial, may be deemed to beneficially own the same number of shares of Common Stock reported by QVT Financial. QVT Associates GP LLC, as General Partner of the Fund and Quintessence, may be deemed to beneficially own the aggregate number of shares of Common Stock owned by the Fund and Quintessence, and accordingly, QVT Associates GP LLC may be deemed to be the beneficial owner of an aggregate amount of 2,742,445 shares of Common Stock.

Each of QVT Financial and QVT Financial GP LLC disclaims beneficial ownership of the shares of Common Stock owned by the Fund, Quintessence and the Separate Account. QVT Associates GP LLC disclaims beneficial ownership of all shares of Common Stock owned by the Fund and Quintessence, except to the extent of its pecuniary interest therein.

The business address of QVT Financial, QVT Financial GP LLC and QVT Associates GP LLC is 1177 Avenue of the Americas, 9th Floor, New York, New York 10036.  The business address of QVT Fund LP is Walkers SPV, Walkers House, Mary Street, George Town, Grand Cayman, KY1 9001 Cayman Islands.

(6)

Includes 2,495,800 shares of common stock and 2,377,200 warrants. The business address of Platinum Partners Value Arbitrage Fund LP is 152 West 57th Street, 54th Floor, New York, New York 10019. The foregoing information is derived from a Schedule 13G filed with the SEC on November 13, 2007.

(7)

The general partner of Satellite Asset Management, L.P. is Satellite Fund Management LLC. Satellite Fund Management, L.P.'s Executive Committee makes investment decisions on behalf of Satellite Asset Management, L.P. and Satellite Fund Management LLC and investment decisions made by such Executive Committee, when necessary, are made through approval of a majority of the Executive Committee members. The business address of Satellite Asset Management. L.P. is 623 Fifth Avenue, 19th Floor, New York, NY 10022. The foregoing information is derived from a Schedule 13G/A filed on February 13, 2009.

(8)

Shares reported for Andrew Weiss include shares beneficially owned by a private investment partnership of which Weiss Asset Management is the sole general partner and which may be deemed to be controlled by Mr. Weiss, who is the Managing Member of Weiss Asset Management, and also includes shares held by a private investment corporation which may be deemed to be controlled by Mr. Weiss, who is the managing member of Weiss Capital, the Investment Manager of such private investment corporation. Dr. Weiss disclaims beneficial ownership of the shares reported herein as beneficially owned by him except to the extent of his pecuniary interest therein. The business address of Dr. Weiss is 29 Commonwealth Avenue, 10th Floor, Boston, Massachusetts 02116. The foregoing information is derived from a Schedule 13G filed on April 21, 2008.

(9)

Fir Tree, Inc. is the investment manager of Fir Tree SPAC Holdings 1, LLC   (“SPAC Holdings 1"), and has been granted investment discretion over portfolio investments held by SPAC Holdings 1. Fir Tree SPAC Master Fund, LP, a Cayman Islands exempted limited partnership is the sole member of SPAC Holdings 1. The business address of Fir Tree, Inc. and SPAC Holdings 1 is 505 Fifth Avenue, 23rd Floor, New York, New York 10017. The foregoing information is derived from a Schedule 13G filed on August 25, 2008.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Code of Ethics and Related Person Policy

Enterprise's Code of Ethics requires it to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interest, except under guidelines approved by the board of directors (or the audit committee). Related-party transactions are defined under SEC rules as transactions in which (1) the aggregate amount involved will or may be expected to exceed the lesser of $120,000 or one percent of the average of the company's total assets at year end for the last two completed years, (2) Enterprise or any of its subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5 percent beneficial owner of Enterprise's common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position. These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

Upon the consummation of the merger, ARMOUR's board of directors will establish a code of business conduct and ethics that applies to ARMOUR's officers and directors and to ARRM's officers, directors and personnel when such individuals are acting for ARMOUR or on ARMOUR's behalf. Among other matters, ARMOUR's code of business conduct and ethics will be designed to detect and deter wrongdoing and to promote:

•

honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•

full, fair, accurate, timely and understandable disclosure in ARMOUR's SEC reports and other public communications;

•

compliance with applicable governmental laws, rules and regulations;

•

prompt internal reporting of violations of the code to appropriate persons identified in the code; and

•

accountability for adherence to the code.

Any waiver of the code of business conduct and ethics for ARMOUR's executive officers or directors may be made only by ARMOUR's board of directors or one of ARMOUR's board committees and will be promptly disclosed as required by law or stock exchange regulations.

Enterprise Related Person Transactions

In July 2007, Enterprise issued 7,187,500 shares of our common stock to the entities or individuals set forth below for $25,000 in cash, at a purchase price of approximately $0.0035 share, as follows:

Name	Number of Shares	Relationship to Us
SBBC(1)	7,112,500	Affiliate of certain of Enterprise's officers and directors
Stewart J. Paperin	25,000	Director
Richard Steiner	25,000	Director
Jordan Zimmerman	25,000	Director

_____________

(1)

These shares are held by SBBC. 50% of the membership interests of SBBC are beneficially owned by Daniel C. Staton and Maria Balodimas Staton and 50% of the membership interests are beneficially owned by Marc H. Bell.

Because the underwriters in the Enterprise IPO did not exercise all or a portion of the over-allotment option, SBBC forfeited an aggregate of 937,500 shares of common stock. The aggregate fair value of the shares forfeited was recorded and reacquired to treasury stock and a corresponding credit to additional paid-in capital was made based on the difference between the fair market value of the shares of common stock forfeited and the price paid to us for such forfeited shares (which would be an aggregate total of approximately $3,261 for all 937,500 shares). Upon receipt, such forfeited shares would then be immediately cancelled which resulted in the retirement of the treasury stock and a corresponding charge to additional paid-in capital.

The holders of the majority of these shares will be entitled to make up to two demands that we register these shares pursuant to a registration rights agreement. The holders of the majority of these shares may elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are released from escrow. In addition, these stockholders have certain “piggy-back" registration rights with respect to registration statements filed subsequent to the date on which these shares of common stock are released from escrow. Enterprise will bear the expenses incurred in connection with the filing of any such registration statements.

On November 6, 2007, SBBC purchased 7,500,000 Sponsors' Warrants (for a total purchase price of $7,500,000) from Enterprise in a private placement transaction. The Insider Warrants are identical to warrants underlying the units sold in the IPO except that the Insider Warrants (i) will be exercisable on a cashless basis and (ii) will not be redeemable by us so long as they are still held by the purchasers or their affiliates. SBBC has agreed that the Insider Warrants will not be sold or transferred by it until 30 days after the consummation of our business combination. The holders of the majority of these Insider Warrants (or underlying shares) will be entitled to demand that we register these securities pursuant to a registration rights agreement. The holders of the majority of these securities may elect to exercise these registration rights with respect to such securities at any time after Enterprise consummates a business combination. In addition, these holders have certain “piggy-back" registration rights with respect to registration statements filed subsequent to such date. Enterprise will bear the expenses incurred in connection with the filing of any such registration statements.

Bell & Staton, Inc., an affiliate of Daniel C. Staton and Marc H. Bell, has agreed that, commencing on November 7, 2007 through the acquisition of a target business, that it will make available to Enterprise certain general and administrative services, including office space, utilities and secretarial support, as we may require from time to time. We have agreed to pay Bell & Staton, Inc. $7,500 per month for these services. Accordingly, Daniel C. Staton and Marc H. Bell will benefit from the transaction to the extent of their interest in Bell & Staton, Inc. However, this arrangement is solely for our benefit and is not intended to provide Daniel C. Staton and Marc H. Bell compensation in lieu of a salary. Enterprise believes, based on rents and fees for similar services in the South Florida metropolitan area, that the fee charged by Bell & Staton, Inc. is at least as favorable as we could have obtained from an unaffiliated person.

SBBC had advanced to Enterprise an aggregate of $350,000 to cover expenses related to our IPO. As of December 18, 2007, the loan was repaid in full.

On January 10, 2008, in connection with his appointment as Chief Financial Officer, Ezra Shashoua purchased 25,000 shares of Enterprise's common stock from SBBC in a private placement transaction. In addition, Mr. Shashoua entered into an Insider Letter Agreement, dated January 10, 2008 (the “Insider Letter"), to the representatives of the underwriters of the Enterprise IPO. Pursuant to the Insider Letter, Mr. Shashoua has agreed to place the 25,000 shares in escrow until Enterprise complete a business combination with an operating company.

Enterprise will reimburse its officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on its behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by it, which will be reviewed only by its board or a court of competent jurisdiction if such reimbursement is challenged.

Other than the $7,500 per-month administrative fee and reimbursable out-of-pocket expenses payable to Enterprise's officers and directors, no compensation or fees of any kind, including finder's fees, consulting fees or other similar compensation, will be paid to any of Enterprise's initial stockholders, officers or directors who owned common stock prior to its IPO, or to any of their respective affiliates, prior to or with respect to the business combination (regardless of the type of transaction that it is).

Inside Stockholder Escrow

All of the Founders' Shares have been placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, pursuant to a Stock Escrow Agreement. Pursuant to the agreement, the Founders' Shares would be held in escrow until twelve months after the consummation of a business combination and could be released from escrow earlier than this date if, within the first year after Enterprise consummates a business combination, (i) Enterprise's common stock has a last sales price equal to or exceeding $14.50 per share for any 20 trading days within any 30-trading day period commencing 90 days after such business combination or (ii) Enterprise consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of its stockholders having the right to exchange their shares of common stock for cash, securities or other property. The Enterprise Founders have agreed to cancel the Founders' Shares prior to the record date for the Enterprise Distribution.

Initial Stockholder Warrant Purchase

In connection with the closing of the IPO, Enterprise sold 7,500,000 Sponsors' Warrants to its officers, directors and special advisors at a purchase price of $1.00 per warrant. These purchases took place on a private placement basis simultaneously with the consummation of the IPO. The Sponsors' Warrants are identical to the warrants underlying the units sold in the IPO except that the Sponsors' Warrants are not transferable or salable by the holders (except in certain limited circumstances such as to relatives and trusts for estate planning purposes, providing the transferee agrees to be bound by the transfer restrictions) until Enterprise completes a business combination, they are exercisable on a cashless basis and, if Enterprise calls the warrants for redemption, the Sponsors' Warrants are not redeemable so long as such warrants are held by the initial holders or their affiliates, including any permitted transferees.

Registration Rights

Pursuant to the merger agreement, ARMOUR has covenanted to file a registration statement relating to the resale of the Sponsors' Warrants (and underlying shares) held by the Enterprise Founders and to use its commercially reasonable efforts to have such registration statement declared effective at, or as soon as reasonably practicable after, the closing of the merger. Enterprise will bear the expenses incurred in connection with the filing of such registration statement.

Sub-Management Agreement

Sub-Manager, an affiliate of the Enterprise Founders, has agreed to provide certain services to ARRM upon consummation of the merger pursuant to a sub-management agreement, and in exchange for such services, Sub-Manager will receive certain fees. See “The Merger Proposal — Sub-Management Agreement."

Consulting Agreement

Pursuant to Consulting Agreements dated July 15, 2009 by and between Enterprise and each of Scott J. Ulm and Jeffrey J. Zimmer, the Co-Chief Executive Officers of ARMOUR, Messrs. Ulm and Zimmer will assist Enterprise in consummating the transactions contemplated by the merger agreement and provide all other services as may be reasonably requested from time to time by Enterprise. Each will be paid at the rate of $150,000 per annum. The term of the Consulting Agreement is from July 15, 2009 through the earlier of (i) the closing of the merger agreement, and (ii) the termination of the merger agreement.

Other Transactions

SBBC, an affiliate of Enterprise, loaned to Enterprise an aggregate of $350,000 to cover expenses related to the Enterprise IPO. The loan was repaid from the proceeds of the Enterprise IPO not placed in the trust account.

Enterprise reimburses its officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on Enterprise's behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by Enterprise, which are reviewed only by its board and audit committee or a court of competent jurisdiction if such reimbursement is challenged, provided that no proceeds held in the trust account will be used to reimburse out-of-pocket expenses prior to the merger.

Other than reimbursable out-of-pocket expenses payable to the officers and directors of Enterprise, no compensation or fees of any kind, including finder's fees, consulting fees or other similar compensation, has been or will be paid to any of the Enterprise Founders, including the officers and directors of Enterprise, or to any of their respective affiliates, prior to or with respect to the business combination (regardless of the type of transaction that it is).

Enterprise requires that all ongoing and future transactions between itself and any of its officers and directors or their respective affiliates, including loans by its officers and directors, will be on terms that Enterprise believes to be no less favorable to it than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, require prior approval by a majority of Enterprise's uninterested “independent" directors or the members of its board who do not have an interest in the transaction, in either case who had access, at Enterprise's expense, to Enterprise's attorneys or independent legal counsel. Enterprise will not enter into any such transaction unless its disinterested directors determine that the terms of such transaction are no less favorable to Enterprise than those that would be available to Enterprise with respect to such a transaction from unaffiliated third parties.

ARMOUR Related Person Transactions

In March 2008, in connection with the formation of ARMOUR, ARMOUR issued to each of Mr. Ulm, Mr. Zimmer and Richard Cauley an aggregate of 198,000 shares of Class B common stock, par value $0.001 pershare.  On March 7, 2009, ARMOUR retired all outstanding shares of Class B common stock. As of August 31, 2009, Mr. Ulm and Mr. Zimmer each own 10 shares of Class A common stock, which represents the total number of shares of Class A common stock issued and outstanding.

Management Agreement

Prior to consummation of the merger, ARMOUR will enter into a management agreement with ARRM, which will become effective upon consummation of the merger. Pursuant to the management agreement, ARRM will provide the day-to-day management of ARMOUR's operations and will perform services and activities relating to ARMOUR’s assets and operations in accordance with the terms of the management agreement.  The management agreement requires ARRM to manage ARMOUR's business affairs in conformity with certain restrictions contained in the management agreement, including any material operating policies adopted by ARMOUR. The initial term of the management agreement will expire five years after its effective date, unless earlier terminated by either ARMOUR or ARRM pursuant to the terms of the management agreement; following the initial term, the management agreement will automatically renew for successive 1-year renewal terms unless either ARMOUR or ARRM gives advance notice to the other of its intent not to renew the agreement prior to the expiration of the initial term or any renewal term, as applicable, subject to the terms and conditions for, and the restrictions on, the giving of such notice contained in the management agreement.

ARRM is entitled to receive a termination fee from ARMOUR under certain circumstances. ARMOUR is also obligated to reimburse certain expenses incurred by ARRM and its affiliates. ARRM is entitled to receive from ARMOUR a management fee. See “Management of ARMOUR Following the Merger — Management Agreement with ARRM ."

ARMOUR's executive officers are also employees of partners of ARRM. As a result, the management agreement between ARMOUR and ARRM, which becomes effective upon consummation of the merger, may create a conflict of interest, and the terms, including fees and other amounts payable, may not be as favorable to ARMOUR as if they had been negotiated with an unaffiliated third party. See “Management of ARMOUR Following the Merger — Conflicts of Interest Relating to ARRM and ARRM. "

Restricted Common Stock and Other Equity-Based Awards

ARMOUR's 2009 stock incentive plan provides for grants of restricted common stock, stock options and other equity- and cash-based awards, subject to a ceiling of                   shares available for issuance under the plan. Each independent director will receive options to purchase               shares of common stock at an exercise price of $10.00 per share. These stock options to be granted to ARMOUR's independent directors shall vest as follows: one-third on each of the date of the first anniversary of the consummation of the merger, the second anniversary of the consummation of the merger and the third anniversary of the consummation of the merger.

Registration Rights

Pursuant to the merger agreement, ARMOUR has covenanted to file a registration statement relating to the resale of the warrants (and underlying shares) held by ARRM and the Enterprise Founders and to use its commercially reasonable efforts to have such registration statement declared effective at, or as soon as reasonably practicable after, the closing of the merger. Enterprise will bear the expenses incurred in connection with the filing of such registration statement.

Exceptions to Charter Ownership Limit

ARMOUR’s charter contains limitations on the direct, indirect, and constructive ownership of ARMOUR’s stock in order to preserve its treatment as a REIT.  This limitation includes the deemed ownership of shares underlying options or warrants to purchase ARMOUR stock, including the Sponsor Warrants.  Under Section 7.2.7(a)(i) of ARMOUR’s charter, ARMOUR’s board of directors may grant exceptions to the ownership limits on a case-by-case basis under certain circumstances, including exceptions that apply only before June 30, 2010, provided the other requirements of Section 7.2.7 are met.  ARMOUR is aware that, immediately after the closing of the merger, as a result of indirectly owning Sponsor Warrants, certain Founders will exceed the 9.8% ownership threshold contained in ARMOUR’s charter.  Pursuant to Section 7.2.7(a)(i) of such charter, ARMOUR’s board of directors will grant an exception to such Founders, effective only before June 30, 2010, permitting such Founders to exceed the ownership threshold before such time, provided that such Founders acknowledge and agree that any warrants and/or shares of ARMOUR directly or indirectly owned, or Beneficially Owned, or Constructively Owned (within the meaning of ARMOUR’s charter) by them on June 30, 2010 in excess of the ownership requirements provided in ARMOUR’s charter will be automatically transferred to the Trust (as defined in ARMOUR’s charter) on June 30, 2010 as described in Section 7.2.1(b) of such charter, and provided further, that the grant of such exception shall also be conditioned on the other requirements of Section 7.2.7 being met.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Enterprise's directors and officers and persons owning more than 10% of Enterprise common stock to file reports of ownership and changes of ownership with the SEC. Based on Enterprise's review of the copies of such reports furnished to it, or representations from certain reporting persons that no other reports were required, Enterprise believes that all applicable filing requirements were complied with during the fiscal year ended December 31, 2008.

DESCRIPTION OF SECURITIES

The following summary description of ARMOUR's securities does not purport to be complete and is subject to and qualified in its entirety by reference to the MGCL and ARMOUR's charter and bylaws and the warrant agreement, as supplemented and amended, copies of which are either included as Annexes to this proxy statement/prospectus or available from ARMOUR upon request. See “Where You Can Find More Information."

General

ARMOUR's charter provides that ARMOUR may issue up to 250,000,000, shares of common stock, $0.001, par value per share, and 25,000,000, shares of preferred stock, $0.001, par value per share. ARMOUR's charter authorizes ARMOUR's board of directors, with the approval of a majority of the entire board, to amend ARMOUR's charter to increase or decrease the aggregate number of authorized shares of stock or the number of shares of stock of any class or series without stockholder approval. Upon consummation of the merger, 25,100,000 shares of common stock will be issued and outstanding (assuming no holders of Public Shares vote against the merger and seek conversion), and no shares of preferred stock will be issued and outstanding. Under Maryland law, stockholders are not generally liable for ARMOUR's debts or obligations.

Shares of Common Stock

All of the shares of common stock to be issued in connection with the merger will be duly authorized, validly issued, fully paid and non-assessable. Subject to the preferential rights of any other class or series of shares of stock and to the provisions of ARMOUR's charter regarding the restrictions on ownership and transfer of shares of stock, holders of shares of common stock are entitled to receive dividends on such shares of common stock out of assets legally available therefor if, as and when authorized by ARMOUR's board of directors and declared by ARMOUR, and the holders of shares of ARMOUR's common stock are entitled to share ratably in ARMOUR's assets legally available for distribution to ARMOUR's stockholders in the event of ARMOUR's liquidation, dissolution or winding up after payment of or adequate provision for all ARMOUR's known debts and liabilities.

The shares of common stock to be issued in connection with the merger will be issued by ARMOUR and do not represent any interest in or obligation of ARRM. Further, the shares are not a deposit or other obligation of any bank, are not an insurance policy of any insurance company and are not insured or guaranteed by the Federal Deposit Insurance Company, any other governmental agency or any insurance company. The shares of common stock will not benefit from any insurance guaranty association coverage or any similar protection.

Subject to the provisions of ARMOUR's charter regarding the restrictions on transfer of shares of stock and except as may otherwise be specified in the terms of any class or series of shares of common stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of shares of stock, the holders of such shares of common stock will possess exclusive voting power. There is no cumulative voting in the election of ARMOUR's board of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.

Holders of shares of common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any securities of ARMOUR. Subject to the provisions of ARMOUR's charter regarding the restrictions on ownership and transfer of shares of stock, shares of common stock will have equal dividend, liquidation and other rights.

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge with another entity, transfer all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation's charter. ARMOUR's charter provides that these matters (other than certain amendments to the provisions of ARMOUR's charter related to the removal of directors, the restrictions on ownership and transfer of shares of ARMOUR's stock and the requirement of a two-thirds vote for amendment to these provisions) may be approved by a majority of all of the votes entitled to be cast on the matter.

Warrants

Public Stockholders' Warrants

Upon consummation of the merger, assuming the warrant amendment proposal is approved, each warrant will entitle the registered holder to purchase one share of common stock of ARMOUR at a price of $11.00 per share, subject to adjustment as discussed below.

However, the warrants relating to shares of common stock of ARMOUR will be exercisable only if a registration statement relating to the shares of common stock of ARMOUR issuable upon exercise of the warrants is effective and current. Assuming the warrant amendment proposal is approved, the warrants will expire on November 7, 2013, at 5:00 p.m., New York Time, or earlier upon redemption.

At any time while the warrants are exercisable and there is an effective registration statement covering the shares of common stock of ARMOUR issuable upon exercise of the warrants available and current, ARMOUR may call the outstanding warrants (except as described below with respect to the Sponsors' Warrants still held by the original purchasers of such warrants or their affiliates) for redemption:

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in whole and not in part;

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at a price of $0.01 per warrant at any time after the warrants become exercisable;

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upon not less than 30 days' prior written notice of redemption (the “redemption period") to each warrant holder; and

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if, and only if, the reported last sale price of the shares of common stock of ARMOUR equals or exceeds $14.25, per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder's warrant upon surrender of such warrant.

ARMOUR will not redeem the warrants unless an effective registration statement covering the shares of its common stock issuable upon exercise of the warrants is effective and current throughout the redemption period.

The redemption criteria were originally established in connection with the Enterprise IPO to provide warrant holders with a premium to the initial warrant exercise price as well as a sufficient degree of liquidity to cushion the market reaction, if any, to the redemption call. If the foregoing conditions are satisfied and ARMOUR issues notice of redemption of the warrants, each warrant holder shall be entitled to exercise his or her warrant prior to the scheduled redemption date. However, there can be no assurance that the price of the common stock will exceed the redemption trigger price or the warrant exercise price after the redemption notice is issued.

If ARMOUR calls the warrants for redemption, it will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis." The public stockholders, however, may not make such an election at their own option. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock of ARMOUR equal to the quotient obtained by dividing (x) the product of the number of shares of its common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value" (defined below) by (y) the fair market value. The “fair market value" shall mean the average reported last sale price of the common stock of ARMOUR for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. This would have the effect of reducing the number of shares of ARMOUR common stock received by holders of the warrants.

The warrants will be issued in registered form under a warrant agreement, as supplemented and amended, between Continental Stock Transfer & Trust Company, as warrant agent, Enterprise and ARMOUR. The warrant agreement provides that the terms of the warrants may be amended without consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of a majority of the then outstanding warrants in order to make any change that adversely affects the interests of the registered holders. You should review a copy of the original warrant agreement, which has been filed as an exhibit to the Registration Statement on Form S-1 for the Enterprise IPO (SEC File No. 333-145154), and the supplement and amendment to such agreement, which has been filed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock of ARMOUR issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation of ARMOUR. However, the exercise price and number of shares of common stock issuable on exercise of the warrants will not be adjusted for issuances of common stock of ARMOUR at a price below the warrant exercise price.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to ARMOUR, for the number of warrants being exercised. Warrant holders will not have the rights or privileges of holders of common stock of ARMOUR, including voting rights, until they exercise their warrants and receive shares of common stock of ARMOUR. After the issuance of shares of common stock of ARMOUR upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable and ARMOUR will not be obligated to issue shares of its common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the shares of common stock of ARMOUR issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, ARMOUR has agreed to use its best efforts to meet these conditions and to maintain a current prospectus relating to the shares of its common stock issuable upon exercise of the warrants until the expiration of the warrants. However, ARMOUR cannot assure you that ARMOUR will be able to do so and, if it does not maintain a current prospectus relating to the shares of its common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and ARMOUR will not be required to settle any such warrant exercise. If the prospectus relating to the shares of common stock of ARMOUR issuable upon the exercise of the warrants is not current or if the common stock of ARMOUR is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, ARMOUR will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

No fractional shares will be issued upon exercise of the warrants. If a holder exercises warrants and would be entitled to receive a fractional interest of a share, ARMOUR, upon exercise, will round up or down the number of shares of common stock of ARMOUR to be issued to the warrant holder to the nearest whole number of shares of common stock.

ARMOUR's charter contains certain ownership limits with respect to the shares of common stock of ARMOUR. See “— Restrictions on Ownership and Transfer " below. The ability of warrant holders to exercise their warrants may be limited by these ownership limits.

Sponsors' Warrants

Upon consummation of the merger, the Sponsors' Warrants will be identical to the stockholders' warrants except that they will be exercisable on a cashless basis and will not be redeemable by ARMOUR, in each case, so long as such warrants are held by the original purchaser thereof or his permitted transferees. So long as the Sponsors' Warrants are held by the original purchasers thereof and their permitted transferees, the warrant agreement provides that the Sponsors' Warrants may not be exercised unless ARMOUR has an effective registration statement relating to the common stock issuable upon exercise of the warrants and a related current prospectus is available. The Sponsors' Warrants and the underlying shares of common stock of ARMOUR are entitled to registration rights under the registration rights agreement described under the section titled “ Certain Relationships and Related Transactions — Enterprise Related Person Transactions — Registration Rights ."

Power to Reclassify ARMOUR's Unissued Shares of Stock

ARMOUR's charter authorizes ARMOUR's board of directors to classify and reclassify any unissued shares of common or preferred stock into other classes or series of shares of stock. Prior to issuance of shares of each class or series, ARMOUR's board of directors is required by Maryland law and by ARMOUR's charter to set, subject to ARMOUR's charter restrictions on transfer of shares of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Therefore, among other things, ARMOUR's board could authorize the issuance of shares of common or preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for shares of ARMOUR's common stock or otherwise be in the best interest of ARMOUR's stockholders. No shares of preferred stock are presently outstanding, and ARMOUR has no present plans to issue any shares of preferred stock.

Power to Increase or Decrease Authorized Shares of Common Stock and Issue Additional Shares of Common and Preferred Stock

ARMOUR believes that the power of ARMOUR's board of directors to amend ARMOUR's charter to increase or decrease the number of authorized shares of stock, to issue additional authorized but unissued shares of common or preferred stock and to classify or reclassify unissued shares of common or preferred stock and thereafter to issue such classified or reclassified shares of stock will provide ARMOUR with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as the shares of common stock, will be available for issuance without further action by ARMOUR's stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which ARMOUR's securities may be listed or traded. Although ARMOUR's board of directors does not intend to do so, the board could authorize ARMOUR to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of ARMOUR's common stock or otherwise be in the best interest of ARMOUR's stockholders.

Restrictions on Ownership and Transfer

In order for ARMOUR to qualify as a REIT under the Internal Revenue Code, shares of ARMOUR's stock must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

ARMOUR's amended charter will contain restrictions limiting the ownership and transfer of shares of ARMOUR's common stock and other outstanding shares of stock. The relevant sections of ARMOUR's charter will provide that, subject to the exceptions described below, no person or entity may own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Internal Revenue Code, more than 9.8% by value or number of shares, whichever is more restrictive, of ARMOUR's outstanding shares of common stock (the common share ownership limit), or 9.8% by value or number of shares, whichever is more restrictive, of ARMOUR's outstanding capital stock (the aggregate share ownership limit). The common share ownership limit and the aggregate share ownership limit are collectively referred to herein as the “ownership limits." A person or entity that becomes subject to the ownership limits by virtue of a violative transfer that results in a transfer to a trust, as set forth below, is referred to as a “purported beneficial transferee" if, had the violative transfer been effective, the person or entity would have been a record owner and beneficial owner or solely a beneficial owner of shares of ARMOUR's stock, or is referred to as a “purported record transferee" if, had the violative transfer been effective, the person or entity would have been solely a record owner of shares of ARMOUR's stock.

The constructive ownership rules under the Internal Revenue Code are complex and may cause shares of stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% by value or number of shares, whichever is more restrictive, of ARMOUR's outstanding shares of common stock, or 9.8% by value or number of shares, whichever is more restrictive, of ARMOUR's outstanding capital stock (or the acquisition of an interest in an entity that owns, actually or constructively, shares of ARMOUR's stock) by an individual or entity, could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% by value or number of shares, whichever is more restrictive, of ARMOUR's outstanding shares of common stock, or 9.8% by value or number of shares, whichever is more restrictive, of ARMOUR's outstanding capital stock and thereby subject the shares of common stock or total shares of stock to the applicable ownership limit.

ARMOUR's board of directors may, in its sole discretion, exempt a person from the above-referenced ownership limits. However, the board of directors may not exempt any person whose ownership of ARMOUR's outstanding stock would result in ARMOUR's being “closely held" within the meaning of Section 856(h) of the Internal Revenue Code (other than an exception that applies only before June 30, 2010) or otherwise would result in ARMOUR's failing to qualify as a REIT. In order to be considered by the board of directors for exemption, a person also must not own, directly or indirectly, an interest in ARMOUR's tenant (or a tenant of any entity which ARMOUR owns or controls) that would cause ARMOUR to own, directly or indirectly, more than a 9.9% interest in the tenant. The person seeking an exemption must represent to the satisfaction of ARMOUR's board of directors that such person will not violate these two restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer of the shares of stock causing the violation to a trust for the benefit of a charitable beneficiary. As a condition of its waiver, ARMOUR's board of directors may require an opinion of counsel or IRS ruling satisfactory to the board of directors with respect to ARMOUR's qualification as a REIT.

In connection with an exemption from the ownership limits or at any other time, ARMOUR's board of directors may from time to time increase or decrease the ownership limits for one or more persons and entities; provided, however, that any decrease may be made only prospectively as to existing holders; and provided further that the ownership limit may not be increased if, after giving effect to such increase, five or fewer individuals could own or constructively own in the aggregate, more than 49.9% in value of the shares then outstanding. Prior to the modification of the ownership limit, ARMOUR's board of directors may require such opinions of counsel, affidavits, undertakings or agreements as the board may deem necessary or advisable in order to determine or ensure ARMOUR's qualification as a REIT. A reduced ownership limit will not apply to any person or entity whose percentage ownership in shares of ARMOUR's common stock or total shares of stock, as applicable, is in excess of such decreased ownership limit until such time as such person's or entity's percentage of shares of ARMOUR's common stock or total shares of stock, as applicable, equals or falls below the decreased ownership limit, but any further acquisition of shares of ARMOUR's common stock or total shares of stock, as applicable, in excess of such percentage ownership of shares of ARMOUR's common stock or total shares of stock will be in violation of such ownership limit. Additionally, the new ownership limit may not allow five or fewer individuals to own more than 49.9% in value of ARMOUR's outstanding shares of stock.

ARMOUR's amended charter provisions will further prohibit:

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any person from beneficially or constructively owning, applying certain attribution rules of the Internal Revenue Code, shares of ARMOUR's stock that would result in ARMOUR's being “closely held" under Section 856(h) of the Internal Revenue Code or otherwise cause ARMOUR to fail to qualify as a REIT; and

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any person from transferring shares of ARMOUR's stock if such transfer would result in shares of ARMOUR's stock being owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of ARMOUR's stock that will or may violate any of the foregoing restrictions on transferability and ownership will be required to give written notice immediately of such event to ARMOUR or, in the case of a proposed or attempted transaction, at least 15 days prior written notice to ARMOUR, and provide ARMOUR with such other information as ARMOUR may request in order to determine the effect of such transfer on ARMOUR's qualification as a REIT. The foregoing provisions on transferability and ownership will not apply if ARMOUR's board of directors determines that it is no longer in ARMOUR's best interests to attempt to qualify, or to continue to qualify, as a REIT.

Pursuant to ARMOUR's amended charter, if any transfer of shares of ARMOUR's stock would result in shares of ARMOUR's stock being owned by fewer than 100 persons, such transfer will be null and void and the intended transferee will acquire no rights in such shares. In addition, if any purported transfer of shares of ARMOUR's stock or any other event would otherwise result in any person violating the ownership limits or such other limit established by ARMOUR's board of directors or in ARMOUR's being “closely held" under Section 856(h) of the Internal Revenue Code or otherwise failing to qualify as a REIT, then that number of shares (rounded up to the nearest whole share) that would cause such person to violate such restrictions will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by ARMOUR and the intended transferee will acquire no rights in such shares. The automatic transfer will be effective as of the close of business on the business day prior to the date of the purported transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the purported record transferee, prior to ARMOUR's discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary by the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit or ARMOUR's being “closely held" under Section 856(h) of the Internal Revenue Code or otherwise failing to qualify as a REIT, then ARMOUR's charter provides that the transfer of the shares will be null and void and the intended transferee will acquire no rights in such shares.

Shares of stock transferred to the trustee are deemed offered for sale to ARMOUR, or ARMOUR's designee, at a price per share equal to the lesser of (1) the price paid by the purported record transferee for the shares (or, if the event that resulted in the transfer to the trust did not involve a purchase of such shares of stock at market price, the last reported sales price reported on the NYSE Amex (or other applicable exchange) on the day of the event which resulted in the transfer of such shares of stock to the trust) and (2) the market price on the date ARMOUR or its designee, accepts such offer. ARMOUR has the right to accept such offer until the trustee has sold the shares of stock held in the trust pursuant to the clauses discussed below. Upon a sale to ARMOUR, the interest of the charitable beneficiary in the shares sold terminates, the trustee must distribute the net proceeds of the sale to the purported record transferee and any dividends or other distributions held by the trustee with respect to such shares of stock will be paid to the charitable beneficiary.

If ARMOUR does not buy the shares, the trustee must, within 20 days of receiving notice from ARMOUR of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limits or such other limit as established by ARMOUR's board of directors. After that, the trustee must distribute to the purported record transferee an amount equal to the lesser of (1) the price paid by the purported record transferee for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares at market price, the last reported sales price reported on the NYSE Amex (or other applicable exchange) on the day of the event which resulted in the transfer of such shares of stock to the trust) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trust for the shares. Any net sales proceeds in excess of the amount payable to the purported record transferee will be immediately paid to the charitable beneficiary, together with any dividends or other distributions thereon. In addition, if prior to discovery by ARMOUR that shares of stock have been transferred to a trust, such shares of stock are sold by a purported record transferee, then such shares will be deemed to have been sold on behalf of the trust and to the extent that the purported record transferee received an amount for or in respect of such shares that exceeds the amount that such purported record transferee was entitled to receive, such excess amount must be paid to the trustee upon demand. The purported beneficial transferee or purported record transferee has no rights in the shares held by the trustee.

The trustee will be designated by ARMOUR and will be unaffiliated with ARMOUR and with any purported record transferee or purported beneficial transferee. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary, all dividends and other distributions paid by ARMOUR with respect to the shares held in trust and may also exercise all voting rights with respect to the shares held in trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to ARMOUR's discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee.

Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee's sole discretion:

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to rescind as void any vote cast by a purported record transferee prior to ARMOUR's discovery that the shares have been transferred to the trust; and

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to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

However, if ARMOUR has already taken irreversible action, then the trustee may not rescind and recast the vote.

If ARMOUR's board of directors determines in good faith that a proposed transfer would violate the restrictions on ownership and transfer of shares of ARMOUR's stock set forth in the charter, the board of directors will take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing ARMOUR to redeem the shares of stock, refusing to give effect to the transfer on ARMOUR's books or instituting proceedings to enjoin the transfer.

Every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) of ARMOUR's stock, within 30 days after the end of each taxable year, is required to give ARMOUR written notice, stating the name and address of such owner, the number of shares of ARMOUR's stock which he, she or it beneficially owns and a description of the manner in which the shares are held. Each such owner shall provide ARMOUR with such additional information as ARMOUR may request in order to determine the effect, if any, of his, her or its beneficial ownership on ARMOUR's status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder shall upon demand be required to provide ARMOUR with such information as ARMOUR may request in good faith in order to determine ARMOUR's status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common stock or otherwise be in the best interests of the stockholders.

Transfer Agent and Registrar

ARMOUR expects the transfer agent and registrar for ARMOUR's common stock to be Continental Stock Transfer & Trust Company.

PRICE RANGE OF SECURITIES AND DIVIDENDS

Enterprise's units, common stock and warrants are listed on the NYSE Amex under the symbols EST.U, EST and EST.WS, respectively. The following table sets forth the range of high and low closing bid prices for the units, common stock and warrants for the periods indicated since such units commenced public trading on November 14, 2007 and since such common stock and warrants commenced public trading on December 3, 2007.

2007:	Units		Common Stock		Warrants
	High	Low	High	Low	High	Low

Fourth Quarter	$10.25	9.75	9.15	8.98	0.95	0.78

2008:
First Quarter	$9.95	9.53	9.22	9.03	0.92	0.40
Second Quarter	$10.00	9.40	9.34	9.10	0.72	0.21
Third Quarter	$9.95	9.25	9.54	9.11	0.90	0.05
Fourth Quarter	$9.70	8.60	9.20	8.46	0.20	0.01

2009:
First Quarter	$9.72	8.95	9.56	9.15	0.24	0.01
Second Quarter	$9.90	9.55	9.78	9.56	0.15	0.03
Third Quarter	$10.29	9.85	9.97	9.76	0.30	0.04

The closing bid price for each share of units, common stock and warrant of Enterprise on July 29, 2009, the last trading day before announcement of the execution of the merger agreement, was $10.13 , $9.87 and $0.30, respectively. As of  October 5, 2009, the record date for the Enterprise special meeting, the closing bid price for each share of common stock, warrant and unit of Enterprise was $            , $            and $            , respectively.

Holders of Enterprise units, common stock and warrants should obtain current market quotations for their securities. The market price of Enterprise units, common stock and warrants could vary at any time before the merger.

Holders

As of October 5, 2009, there was one holder of record of Enterprise units, five holders of record of Enterprise common stock and two holders of record of Enterprise warrants.

Dividends

Enterprise has not paid any cash dividends on its common stock to date and does not intend to pay cash dividends prior to the completion of the merger. The payment of any cash dividends subsequent to the merger will be within the discretion of Enterprise's then board of directors, subject to the relevant provision of Delaware law. The payment of dividends subsequent to the merger will be contingent upon Enterprise's revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the merger, as well as contractual restrictions and other considerations deemed relevant by Enterprise's then board of directors.

Information Regarding the Market for ARMOUR Common Stock

There currently is no established public trading market for ARMOUR's common stock. As of October 5, 2009, there were 20 shares of ARMOUR common stock outstanding.  ARMOUR has no history of paying dividends.

STOCKHOLDER PROPOSALS

The ARMOUR 2010 annual meeting of stockholders will be held on or about                     , 2010 unless the date is changed by the board of directors. If you are a stockholder of ARMOUR and you want to include a proposal in the proxy statement for the year 2010 annual meeting, you need to provide it to             by no later than                     , 2010. You should direct any proposals to ARMOUR's secretary at ARMOUR's principal office which will be located at 3005 Hammock Way, Vero Beach, Florida  32963. If you want to present a matter of business to be considered at the year 2010 annual meeting, under ARMOUR's bylaws you must give timely notice of the matter, in writing, to its secretary. To be timely, the notice has to be given between                     , 2010 and                      , 2010.

LEGAL MATTERS

Akerman Senterfitt, One S.E. Third Avenue, Miami, Florida  33131, is acting as counsel for Enterprise and will pass upon certain legal matters related to this proxy statement/prospectus. Richards, Layton & Finger, P.A. is acting as special counsel for Enterprise as to matters of Delaware law. Akerman Senterfitt will pass upon the validity of the common stock issued in connection with the merger.

Certain matters related to the U.S. federal income tax consequences of the merger, as well as ARMOUR's REIT qualification, will be passed upon by Akerman Senterfitt.

EXPERTS

The audited balance sheet of ARMOUR as of March 31, 2009 included in this proxy statement/prospectus audited by Eisner LLP has been included in reliance on their report appearing elsewhere herein given on their authority as experts in accounting and auditing.

The audited financial statements of Enterprise Acquisition Corp. (a development stage company) as of December 31, 2008 and 2007, and for the year ended December 31, 2008 and for the periods July 9, 2007 (inception) through December 31, 2007 and 2008, included in this proxy statement/prospectus have been so included in the reliance on a report (which includes an explanatory paragraph relating to substantial doubt about the ability of Enterprise Acquisition Corp. to continue as a going concern as described in Note 1 to the financial statements) of Eisner LLP, an independent registered public accounting firm, appearing elsewhere herein given on the authority of said firm, as experts in auditing and accounting.

Representatives of Eisner LLP will be present at the stockholder meeting or will be available by telephone with the opportunity to make statements and to respond to appropriate questions.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, Enterprise and services that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of each of Enterprise's annual report to stockholders and Enterprise's proxy statement/prospectus. Upon written or oral request, Enterprise will deliver a separate copy of the annual report to stockholder and/or proxy statement/prospectus to any stockholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such documents in the future. Stockholders receiving multiple copies of such documents may likewise request that Enterprise deliver single copies of such documents in the future. Stockholders may notify Enterprise of their requests by calling or writing Enterprise at its principal executive offices at 6800 Broken Sound Parkway, Boca Raton, Florida  33487, (561) 988-1700.

WHERE YOU CAN FIND MORE INFORMATION

Enterprise files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may read and copy reports, proxy statements and other information filed by Enterprise with the SEC at the SEC public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549. You may access information on Enterprise at the SEC web site containing reports, proxy statement/prospectus and other information at:  http://www.sec.gov.

Information and statements contained in this proxy statement/prospectus are qualified in all respects by reference to the copy of the relevant contract or other document included as an annex to this proxy statement/prospectus.

If you would like additional copies of this proxy statement/prospectus or if you have questions about the merger, you should contact via phone or in writing:

Ezra Shashoua

Chief Financial Officer

Enterprise Acquisition Corp.

6800 Broken Sound Parkway

Boca Raton, Florida  33487

Tel:  (561) 988-1700

ARMOUR has filed with the SEC a registration statement on Form S-4, including exhibits and schedules filed with the registration statement of which this prospectus is a part, under the Securities Act with respect to the ARMOUR's common stock and warrants to be issued upon consummation of the merger, as well as the common stock underlying the warrants. This Proxy Statement/Prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to ARMOUR and its common stock and warrants to be issued upon consummation of the merger, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0300. Copies of all or a portion of the registration statement may be obtained from the public reference room of the SEC upon payment of prescribed fees. ARMOUR's SEC filings, including its registration statement, are also available to you, free of charge, on the SEC's website at  www.sec.gov.

As a result of the consummation of the merger, ARMOUR will become subject to the information and reporting requirements of the Exchange Act and will file periodic reports, proxy statements and will make available to ARMOUR's stockholders annual reports containing audited financial information for each year and quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information.

INDEX TO FINANCIAL STATEMENTS

Page
ARMOUR Residential REIT, Inc.
Report of Independent Registered Public Accounting Firm	F-2

Balance Sheet dated as of June 30, 2009	F-3

Notes to Balance Sheet	F-4

Enterprise Acquisition Corp.
Report of Independent Registered Public Accounting Firm	F-7

Balance Sheets as of December 31, 2008 and December 31, 2007	F-8

Statements of Operations for the year ended December 31, 2008 and for the periods from July 9, 2007 (inception) through December 31, 2007 and from July 9, 2007 (inception) to December 31, 2008	F-9

Statements of Stockholder's Equity for the period from July 9, 2007 (inception) to December 31, 2008	F-10

Statements of Cash Flows for the year ended December 31, 2008 and for the periods from July 9, 2007 (inception) through December 31, 2007 and from July 9, 2007 (inception) to December 31, 2008	F-11
Notes to Financial Statements	F-13
Condensed Balance Sheets as of June 30, 2009 (unaudited) and December 31, 2008	F-19

Condensed Statement of Operations (unaudited) for the three and six months months ended June 30, 2009 and 2008, and for the period from July 9, 2007 (inception) through June 30, 2009	F-20

Condensed Statement of Changes in Stockholder's Equity (unaudited) for the period from July 9, 2007 (inception) through June 30, 2009	F-21

Condensed Statements of Cash Flows (unaudited) for the six months ended June 30, 2009, and for the period July 9, 2007 (inception) through June 30, 2009	F-22

Notes to Unaudited Condensed Financial Statements	F-24

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Armour Residential REIT, Inc.

We have audited the accompanying balance sheet of Armour Residential REIT, Inc. (the “Company”) as of June 30, 2009. The balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on the balance sheet based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of the Company at June 30, 2009, in conformity with U.S. generally accepted accounting principles.

/s/ Eisner LLP

New York, New York

September 4, 2009,

except Note 2, Consideration of Subsequent Events

as to which the date is October 4, 2009

ARMOUR Residential REIT, Inc.

Balance Sheet

June 30, 2009

ASSETS
Current Assets:
Cash	$500
Total current assets	500

Total Assets	$500

LIABILITIES & STOCKHOLDERS' EQUITY

Commitments and Contingencies (Note 7)

Stockholders' equity:
Preferred stock, $0.001 par, 90,000,000 shares authorized	-
Common stock, $0.001 par, 900,000,000 shares authorized, 20 shares issued and outstanding	-
Additional paid-in capital	500
Total stockholders' equity	500

Total Liabilities and Stockholders' Equity	$500

ARMOUR Residential REIT, Inc.

Notes to Balance Sheet

June 30, 2009

1. Organization

ARMOUR Residential REIT, Inc. (“ARMOUR”) is an externally managed Maryland corporation that currently has no operations. Upon consummation of the merger, ARMOUR will seek to invest, on a leveraged basis, primarily in hybrid adjustable-rate, adjustable-rate and fixed-rate residential mortgage-backed securities issued or guaranteed by a U.S. Government-chartered entity, such as the Federal National Mortgage Association (more commonly known as Fannie Mae) and the Federal Home Loan Mortgage Corporation (more commonly known as Freddie Mac), or guaranteed by the Government National Mortgage Administration, a U.S. Government corporation (more commonly known as Ginnie Mae) (collectively, “Agency Securities”).  A portion of ARMOUR’s portfolio may be invested in unsecured notes and bonds issued by U.S. Government-chartered entities (collectively, “Agency Debt”), U.S. Treasuries and money market instruments (including reverse repurchase agreements), or accounts at state or federal chartered financial institutions, subject to certain income tests ARMOUR must satisfy for its qualification as a REIT.  ARMOUR has committed itself to this asset class by including in its charter a requirement to that effect.  ARMOUR may also invest in hedging and other derivative instruments related to the foregoing investments.  In the case of an ambiguity in the application of this restriction, ARMOUR’s manager, ARRM, or its future board of directors will determine its application.  Amending the ARMOUR charter will require approval by the holders of a majority of ARMOUR’s outstanding common stock.

ARMOUR seeks attractive long-term investment returns by investing its capital and borrowed funds in its targeted asset class. ARMOUR intends to earn returns on the spread between the yield on its assets and its costs, including the interest on the funds it borrows, after giving effect to its hedges. ARMOUR will seek to invest in the following asset classes (which it refers to as “Agency Securities”):

•

Residential mortgages and mortgage-backed securities (RMBS) for which a U.S. government agency, such as the Government National Mortgage Association (Ginnie Mae), or a federally chartered corporation, such as the Federal National Mortgage Association (Fannie Mae), or the Federal Home Loan Mortgage Corporation (Freddie Mac) guarantees payments of principal and interest on the securities. ARMOUR refers to these securities as Agency RMBS.

•

Unsecured notes and bonds issued by a U.S. Government-chartered entity, such as the Federal National Mortgage Association (more commonly known as Fannie Mae) and the Federal Home Loan Mortgage Corporation (more commonly known as Freddie Mac), or guaranteed by the Government National Mortgage Administration, a U.S. Government corporation (more commonly known as Ginnie Mae).

In addition, ARMOUR will from time to time seek to invest in the following asset classes (which it refers to as “Agency Debt”):

•

Unsecured notes and bonds issued by U.S. Government-chartered entities, U.S. Treasuries, state or federal chartered bank accounts, and money market instruments.

As part of its investment strategy, ARMOUR expects to finance its acquisitions with borrowings under a series of short-term repurchase agreements at the most competitive interest rates available to it, and then cost-effectively hedge its interest rate and other risks based on its entire portfolio of assets, liabilities and derivatives and its management’s view of the market.

ARMOUR will be externally managed and advised by ARMOUR Residential Management LLC (“ARRM” or “ARMOUR Manager”).

ARMOUR is a Maryland corporation that intends to elect and qualify to be taxed as a real estate investment trust (REIT) for U.S. federal income tax purposes, commencing with ARMOUR’s taxable year ending December 31, 2009. ARMOUR generally will not be subject to U.S. federal income taxes on its taxable income to the extent that it annually distributes all of its net taxable income to stockholders and maintain its intended qualification as a REIT. ARMOUR also intends to operate its business in a manner that will permit it to maintain its exemption from registration under the 1940 Act.

2. Summary of Significant Accounting Policies

The balance sheet has been prepared in accordance with U.S. generally accepted accounting principles.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.  Actual results could differ from those estimates.

ARMOUR Residential REIT, Inc.

Notes to Balance Sheet

June 30, 2009

2. Summary of Significant Accounting Policies (continued)

Consideration of Subsequent Events

The Company evaluated all events and transactions occurring after June 30, 2009 through September 4, 2009, the date this balance sheet was issued, and through October 4, 2009 in connection with the reissuance of these financial statements in connection with a filing with the U.S. Securities and Exchange Commission, to identify subsequent events which may need to be recognized or nonrecognizable events which would need to be disclosed. No recognizable events were identified. See Note 6 for non-recognizable event identified for disclosure.

Recent Accounting Pronouncements

In May 2009, the FASB issued SFAS No. 165 “Subsequent Events” (“SFAS 165”). SFAS 165 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. SFAS 165 sets forth (1) The period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, (2) The circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements and (3) The disclosures that an entity should make about events or transactions that occurred after the balance sheet date. SFAS 165 is effective for interim or annual financial periods ending after June 15, 2009. The Company is evaluating the impact the adoption of SFAS 165 will have on its financial statements.

In June 2009, the FASB issued SFAS No. 166 “Accounting for Transfers of Financial Assets—an amendment of FASB Statement No. 140” (“SFAS 166”). SFAS 166 improves the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor’s continuing involvement, if any, in transferred financial assets. SFAS 166 is effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter. The Company is evaluating the impact the adoption of SFAS 166 will have on its financial statements.

In June 2009, the FASB issued SFAS No. 167 “Amendments to FASB Interpretation No. 46(R)” (“SFAS 167”). SFAS 167 improves financial reporting by enterprises involved with variable interest entities and to address (1) the effects on certain provisions of FASB Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities”, as a result of the elimination of the qualifying special-purpose entity concept in SFAS 166 and (2) constituent concerns about the application of certain key provisions of Interpretation 46(R), including those in which the accounting and disclosures under the Interpretation do not always provide timely and useful information about an enterprise’s involvement in a variable interest entity. SFAS 167 is effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter. The Company is evaluating the impact the adoption of SFAS 167 will have on its financial statements.

In June 2009, the FASB issued SFAS No. 168 “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles—a replacement of FASB Statement No. 162”. The FASB Accounting Standards Codification (“Codification”) will be the single source of authoritative nongovernmental U.S. generally accepted accounting principles. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. SFAS 168 is effective for interim and annual periods ending after September 15, 2009. All existing accounting standards are superseded as described in SFAS 168. All other accounting literature not included in the Codification is nonauthoritative. The Company is evaluating the impact the adoption of SFAS 168 will have on its financial statements.

3. Agreements

ARMOUR has agreed to enter into a management agreement with ARMOUR Manager as the REIT’s Manager prior to the consummation of the merger. ARMOUR will pay the ARMOUR Manager a monthly management fee in an amount equal to the sum of (a) 1.5% of the total of all "gross equity raised" (as defined in the management agreement) up to $1 billion and (b)  0.75% of the total of all gross equity raised in excess of $1 billion divided by twelve (12) (which monthly management fee shall never be less than 1/12th of $900,000), payable monthly in arrears within one business day after the end of the month. Additionally, ARMOUR will reimburse the ARMOUR Manager certain expenses.

The ARMOUR Manager will use the proceeds from its management fee in part to pay compensation to its officers and personnel who, notwithstanding that certain of them also are ARMOUR’s officers, will receive no cash compensation directly from ARMOUR.

ARMOUR expects to enter into certain contracts that may contain a variety of indemnification obligations, principally with brokers, underwriters and counterparties to repurchase agreements. The maximum potential future payment amount ARMOUR could be required to pay under these indemnification obligations may be unlimited.

ARMOUR Residential REIT, Inc.

Notes to Balance Sheet

June 30, 2009

4. Organizational Costs

Organization costs incurred on behalf of ARMOUR have been paid for by Jeffrey Zimmer and Scott Ulm, who will not be reimbursed by ARMOUR for these organization costs. Such amounts were not material, and as a result, no statement of operations is presented.

5. Capital

On March 7, 2009, ARMOUR retired all outstanding Class B shares of common stock, and issued new shares to its current shareholders in exchange for shares previously held.  As of June 30, 2009, 20 shares of Class A common stock ($0.001 par) have been issued and are outstanding. Jeffrey Zimmer and Scott Ulm are the only two stockholders, and each own 10 shares of the issued and outstanding Class A common stock, and no shares of preferred stock have been issued.

6. Subsequent Event and Pending Merger

Pursuant to the Agreement and Plan of Merger dated July 29, 2009, executed by Enterprise Acquisition Corp. (Enterprise), ARMOUR, and ARMOUR Merger Corp., the parties to the agreement propose to merge ARMOUR Merger Corp. into Enterprise, with Enterprise being the surviving entity and becoming a wholly-owned subsidiary of ARMOUR. As a result of the merger, the holders of common stock and warrants of Enterprise will receive like securities of ARMOUR, on a one-to-one basis, in exchange for their existing Enterprise securities, except that the common stock owned by Enterprise’s founding shareholders will be cancelled prior to the record date for the Enterprise Distribution. In addition, the current Armour shareholders will give up their shares in the merger and have no interest, except as they may purchase in the open market or be awarded.

Completion of the merger is subject to and conditioned upon, among other things, approval by the stockholders of Enterprise and agreement by the holders of Enterprise’s warrants to increase the strike price of the warrants from $7.50 per share to $11.00 per share and to extend the expiration date to November 7, 2013.

The assets of ARMOUR after completion of the merger will consist primarily of funds distributed from a trust account in which a substantial portion of the net proceeds of Enterprise’s initial public offering are held. Stockholders who vote against the merger and demand conversion of their shares will have the right to convert their shares into a pro rata portion of the funds held in the Enterprise’s trust account. In order to ensure that the merger is approved, Enterprise may arrange to purchase shares of common stock from stockholders who indicate their intention to vote against the merger, paying for the shares with funds from the trust account immediately after consummation of the merger. The funds available to ARMOUR following consummation of the merger, therefore, will be reduced based upon the number of stockholders who exercise their conversion rights or arrange to sell their shares to Enterprise upon consummation of the merger. In the event the proposed merger is not consummated, Enterprise shall bear all legal and other costs related to the transaction.

ARMOUR’s owners and executive officers are also majority owners and officers of the ARMOUR Manager.  As a result, the management agreement between ARMOUR and the ARMOUR Manager, which becomes effective upon consummation of the merger, may create a conflict of interest, and the terms, including fees and other amounts payable, may not be as favorable to ARMOUR as if they had been negotiated with an unaffiliated third party. Upon consummation of the transaction an affiliate of Enterprise’s executive officers will enter into a sub management agreement and will receive a percentage of the net management fees paid to the Armour manager.

Pursuant to the terms of a separation agreement between Jeffrey Zimmer, ARMOUR’s Co-CEO, and his former employer, the former employer agreed to relinquish to Mr. Zimmer the right to retain the possession and use of studies, research, financial models, documents, agreements and other information subject to Mr. Zimmer causing the Company, or other agency residential mortgage REIT formed by Mr. Zimmer, to make a lump-sum payment to his former employer in an amount equal to the aggregate costs and expenses incurred by the former employer in connection with the evaluation of, and transactions contemplated with respect to, the formation of a business such as ARMOUR including all attorney fees and expenses, accounting advisory fees and expenses, printing fees, filing fees and other costs, in the event such business raises $50 million in equity capital.

The separation agreement was modified on July 29, 2009 which, among other items, set the reimbursement at approximately $217,000 which will be paid by the Company after the consummation of the merger.  Further, the Co-CEOs will be reimbursed approximately $75,000 for expenses paid personally prior to the merger.

Prior to the consummation of the merger, ARMOUR will adopt the Plan to attract, retain and reward directors, officers and other employees of ARMOUR and its subsidiaries (the "Company"), and other persons who provide services to the Company ("Eligible Individuals"). The Plan will allow ARMOUR to grant a variety of stock−based and cash−based awards to Eligible Individuals.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

Enterprise Acquisition Corp.

We have audited the accompanying balance sheets of Enterprise Acquisition Corp (a development stage company) (the “Company”) as of December 31, 2008, and 2007 and the related statements of operations, stockholders’ equity, and cash flows for the year ended December 31, 2008, the period from July 9, 2007 (inception) through December 31, 2007 and for the period from July 9, 2007 (inception) through December 31, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2008 and 2007, and the results of its operations and its cash flows for the year ended December 31, 2008, the period from July 9, 2007 (inception) through December 31, 2007 and for the period from July 9, 2007 (inception) through December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company’s Certificate of Incorporation provides for mandatory liquidation of the Company in the event that the Company does not consummate a business combination by November 7, 2009. The possibility of such business combination not being consummated within the required time raises substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Company’s internal control over financial reporting as of December 31, 2008, based on criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, and our report dated March 16, 2009 expressed an unqualified opinion on the Company’s internal control over financial reporting.

/s/ EISNER LLP

New York, New York

March 16, 2009

ENTERPRISE ACQUISITION CORP.

(a corporation in the development stage)

Balance Sheets

	December 31, 2008	December 31, 2007
Assets
Current Assets:
Cash	$2,086	$33,381
Cash held in trust available for operations	832,108	1,454,380
Prepaid expenses	35,927	137,656
Prepaid federal and state income tax	26,954	-
Total current assets	897,075	1,625,417
Cash held in trust	249,292,394	247,575,000
Total assets	$250,189,469	$249,200,417

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$539,856	$21,990
Accrued offering costs	-	35,000
Accrued expenses	20,000	15,000
Income tax payable	-	526,662
Franchise tax payable	33,413	80,000
Deferred underwriters’ fee, payment deferred until consummation of a business combination	8,375,000	8,375,000
Total current liabilities	8,968,269	9,053,652
Common stock subject to possible redemption ( 7,499,999 - shares at an estimated $9.90 redemption value) (Note 3)	74,249,990	74,249,990
Interest income attributable to common stock subject to possible conversion (net of income taxes of $340,665 at December 31, 2008)	587,577	-
Commitments and contingencies (Notes 5 and 6)

Stockholders’ Equity:
Preferred Stock, $0.0001 par value, 1,000,000 shares authorized; none issued and outstanding
Common Stock, $0.0001 par value, 100,000,000 shares authorized; 31,250,000 shares issued and outstanding (which includes 7,499,999 shares subject to possible conversion (Note 3))	3,125	3,125
Additional paid-in capital	165,026,335	165,026,335
Earnings accumulated during the development stage	1,354,173	867,315
Total stockholders’ equity	166,383,633	165,896,775
Total liabilities and stockholders’ equity	$250,189,469	$249,200,417

(See accompanying notes to financial statements)

ENTERPRISE ACQUISITION CORP.

(a corporation in the development stage)

Statements of Operations

	Year ended December 31, 2008	July 9, 2007 (inception) through December 31, 2007	July 9, 2007 (inception) through December 31, 2008

Formation and operating costs	$2,309,375	$163,275	$2,472,650
Net loss from operations	(2,309,375)	(163,275)	(2,472,650)

Other income – interest	5,425,560	1,652,252	7,077,812

Income before taxes	3,116,185	1,488,977	4,605,162

Provision for income taxes	(2,041,750)	(621,662)	(2,663,412)

Net income	1,074,435	867,315	1,941,750

Less: Interest attributable to common stock subject to possible conversion (net of income taxes of $340,665, $0, $340,665)	(587,577)	-	(587,577)
Net income attributable to common stock not subject to possible conversion	$486,858	$867,315	$1,354,173

Maximum number of shares subject to possible conversion: Weighted average shares outstanding subject to possible conversion	7,499,999	7,499,999
Income per share amount (basic and diluted)	$.08	-
Weighted average shares outstanding not subject to conversion:
Basic and diluted	23,750,001	12,990,330
Pro forma diluted	29,697,713	16,129,865
Net income per share
Basic and diluted	$.02	$.07
Pro forma diluted	$.02	$.05

(See accompanying notes to financial statements)

ENTERPRISE ACQUISITION CORP.

(a corporation in the development stage)

Statements of Stockholders’ Equity

For the period from July 9, 2007 (inception) to December 31, 2008

			Additional Paid-In Capital	Earnings Accumulated During the Development Stage	Stockholders’ Equity
	Common Stock
	Shares	Amount

Balance July 9, 2007 (inception)	-	$-	$-	$-	$-

Common shares issued to founders
at $.03 per share (includes 937,500
subject to forfeiture)	7,187,500	719	24,281	-	25,000

Proceeds from sale of 7,500,000 warrants at $1.00 each	-	-	7,500,000	-	7,500,000

Sale of 25,000,000 Units through public offering at $10.00 per unit, net of underwriter’s discount and offering expenses (which includes 7,499,999 shares subject to possible redemption)	25,000,000	2,500	231,751,950	-	231,754,450

Less: Proceeds applicable to 7,499,999 shares of common stock subject to possible redemption	-	-	(74,249,990)	-	(74,249,990)

Forfeiture of 937,500 shares by founders	(937,500)	(94)	94	-	-

Net income	-	-	-	867,315	867,315

Balance at December 31, 2007	31,250,000	$3,125	$165,026,335	$867,315	$165,896,775

Accretion of trust account relating to common stock subject to possible conversion	-	-	-	(587,577)	(587,577)
Net income	-	-	-	1,074,435	1,074,435

Balance at December 31, 2008	31,250,000	$3,125	$165,026,335	$1,354,173	$166,383,633

(See accompanying notes to financial statements)

ENTERPRISE ACQUISITION CORP.

(a corporation in the development stage)

Statements of Cash Flows

	Year ended December 31, 2008	July 9, 2007 (inception) through December 31, 2007	July 9, 2007 (inception) through December 31, 2008
Cash flows from operating activities:
Net income	$1,074,435	$867,315	$1,941,750
Adjustments to reconcile net income to net cash provided by operating activities:
Changes in:
Prepaid expenses	101,729	(137,656)	(35,927)
Accounts payable	482,866	21,990	539,856
Accrued expenses	5,000	15,000	20,000
Income tax payable	(553,616)	526,662	(26,954)
Franchise tax payable	(46,587)	80,000	33,413
Net cash provided by operating Activities	1,063,827	1,373,311	2,472,138

Cash flows from investing activities:
Cash held in trust account	-	(247,575,000)	(247,575,000)
Investment income in trust account, net of expenses and taxes	(1,095,122)	(1,454,380)	(2,549,502)
Net cash used in investing Activities	(1,095,122)	(249,029,380)	(250,124,502)

Cash flows from financing activities:
Proceeds from note payable to related party	-	350,000	350,000
Proceeds from issuance of securities to initial stockholders	-	25,000	25,000
Proceeds from public offering	-	250,000,000	250,000,000
Proceeds from issuance of insider Warrants	-	7,500,000	7,500,000
Repayment of note payable to related party	-	(350,000)	(350,000)

(See accompanying notes to financial statements)

ENTERPRISE ACQUISITION CORP.

(a corporation in the development stage)

Statement of Cash Flows

	Yearended December 31, 2008	July 9, 2007 (inception) through December 31, 2007	July 9, 2007 (inception) through December 31, 2008

Payment of costs associated with Offering	-	(9,835,550)	(9,870,550)
Net cash provided by (used in) financing activities	-	247,689,450	247,654,450

Net increase (decrease) in cash	(31,295)	33,381	2,086

Cash beginning of period	33,381	-	-
Cash end of period	$2,086	$33,381	$2,086

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$2,595,366	$95,000	$2,690,366
Supplemental disclosures of non-cash financing activities:
Accrued offering costs	$-	$35,000	$-
Accrual of deferred underwriters’ fees	$-	$8,375,000	$8,375,000

(See accompanying notes to financial statements)

ENTERPRISE ACQUISITION CORP.

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS – DECEMBER 31, 2008

Note 1 — Organization and Nature of Business Operations

Enterprise Acquisition Corp. (a corporation in the development stage) (the "Company") was incorporated in Delaware on July 9, 2007.  The Company was formed to acquire through a merger, stock exchange, asset acquisition or similar business combination a currently unidentified operating business or businesses. The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (SFAS) No. 7, "Accounting and Reporting By Development Stage Enterprises," and is subject to the risks associated with activities of development stage companies.

At December 31, 2008, the Company had not commenced any operations. All activity through December 31, 2008 relates to the Company’s formation, initial public offering (the “Offering” described below) and efforts to identify potential Target Businesses (as described below). The Company will not generate any operating revenues until after completion of its initial business combination, at the earliest. The Company generates non-operating income in the form of interest income on cash and cash equivalents. The Company has selected December 31 as its fiscal year end.

The registration statement for the Offering was declared effective November 7, 2007.  The company consummated the Offering on November 14, 2007.  The Company's management has broad discretion with respect to the specific application of the net proceeds of this Offering, although substantially all of the net proceeds of this Offering are intended to be generally applied toward consummating a business combination with (or acquisition of) a Target Business ("Business Combination").  As used herein, "Target Business" shall mean one or more businesses that at the time of the Company’s initial Business Combination has a fair market value of at least 80% of the Company’s net assets (all of the Company’s assets, including the funds then held in the trust account), less the Company’s liabilities (excluding deferred underwriting discounts and commissions of approximately $8.375 million). Furthermore, there is no assurance that the Company will be able to successfully affect a Business Combination.

The Company's efforts in identifying a prospective Target Business will not be limited to particular companies; however the Company’s management team has extensive experience in the media and entertainment, technology, consumer products, telecommunications, and real estate development industries and may consider acquisitions in these sectors.

Upon the closing of the Offering, $247,575,000 was placed in a trust account invested until the earlier of (i) the consummation of the Company’s first Business Combination or (ii) the liquidation of the Company.  The amount placed in the trust account consisted of the proceeds of this Offering and the issuance of the Insider Warrants (as defined in Note 4) as well as $8,375,000 of deferred underwriting discounts and commissions that will be released to the underwriters on completion of a Business Combination.  The amount held in the trust account is invested in United States "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended ("Investment Company Act"), having a maturity of 180 days or less, or in money market funds selected by the Company meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act.  The remaining proceeds outside of the trust account may be used to pay for business, legal and accounting due diligence on prospective acquisitions, continuing general and administrative expenses and income taxes.  In addition, up to $2,450,000 of the interest earned on the funds held in the trust account may have been, and as of December 31, 2008, has been released to fund expenses related to investigating and selecting a target business and other working capital requirements, plus any amounts the Company may need to pay its tax obligations.

The Company will seek stockholder approval before it will affect any Business Combination, even if the Business Combination would not ordinarily require stockholder approval under applicable state law. In connection with the stockholder vote required to approve any Business Combination, all of the Company’s initial stockholders, including its officers and directors who own any of the initial shares (“Initial Stockholders”), have agreed to vote the shares of common stock owned by them immediately before the Offering in accordance with the majority of the shares of common stock voted by the Public Stockholders. “Public Stockholders” is defined as the then-holders of common stock sold as part of the Units in the Offering or in the aftermarket. The Company will proceed with a Business Combination only if a majority of the shares of common stock voted by the Public Stockholders are voted in favor of the Business Combination and Public Stockholders owning less than 30% of the shares sold in the Public Offering both exercise their conversion rights and vote against the Business Combination. If a majority of the shares of common stock voted by the Public Stockholders are not voted in favor of a proposed initial Business Combination but 24 months has not yet passed since closing of the Offering the Company may combine with another Target Business meeting the fair market value criterion described above.

ENTERPRISE ACQUISITION CORP.

(a corporation in the development stage)

Note 1 — Organization and Nature of Business Operations (continued)

If a Business Combination is approved and completed, Public Stockholders voting against a Business Combination will be entitled to convert their stock into a pro rata share of the total amount on deposit in the trust account, before payment of deferred underwriting discounts and commissions and including any interest earned on their portion of the trust account, net of income taxes payable thereon, but less any interest that has been released to the Company for payment of working capital requirements.

The Company’s Certificate of Incorporation was amended prior to the Offering to provide that the Company will continue in existence only until November 7, 2009.  If the Company has not completed a Business Combination by such date, its corporate existence will cease except for the purposes of winding up its affairs and it will liquidate. In the event of liquidation, it is possible that the per share value of the residual assets remaining available for distribution (including trust account assets) will be less than the initial public offering price per share in the Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Offering discussed in Note 3).

Note 2 – Proposed Merger

On August 23, 2008, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with WF Capital Holdings, Inc. (“Workflow”) and certain stockholders of Workflow (the "Securityholders") and Perseus, L.L.C., a Delaware limited liability company, solely in its capacity as the representative of the Securityholders pursuant to which the Company would acquire 100% of the outstanding capital stock of Workflow.

On March 2, 2009, Enterprise announced that the Merger Agreement had been terminated due to the fact that the closing of the Merger had not occurred on or before February 28, 2009, the Termination date as set forth in the Merger Agreement.  In connection with the termination of the Merger Agreement, SBBC has suspended purchases of Enterprise's common stock in the open market under its pending 10b5-1 plan.  Under the 10b5-1 plan, SBBC was obligated to purchase up to $10,000,000 of Enterprise's common stock at prices not to exceed $9.99 per share, subject to the conditions of Rule 10b-18 (which includes certain manner, timing, price and volume limitations).  Pursuant to its Amended and Restated Certificate of Incorporation, Enterprise will actively seek an alternative business combination with a target business prior to November 7, 2009.

Note 3 — Summary of Significant Accounting Policies

Basis of presentation

The financial statements of the Company are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP).

Reclassifications

Certain amounts have been reclassified in the 2007 financial statements to confirm to the current year presentation.

Cash and cash equivalents

The Company considers all highly liquid investments with original maturities of three months or less upon acquisition to be cash equivalents.

Acquisition Costs

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations (“SFAS 141(R)”).  SFAS 141(R) expands the definition of transactions and events that qualify as business combinations; requires that the entire enterprise, not just the acquired assets and liabilities, including contingencies be recorded at the fair value determined on the acquisition date and changes thereafter reflected in revenue, not goodwill; changes the recognition timing for restructuring costs; and requires acquisition costs to be expensed as incurred.  Adoption of SFAS 141(R) is required for combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.

The Company will adopt SFAS 141(R) as of January 1, 2009.  As a result, total acquisition costs incurred through December 31, 2008 of approximately $1,662,000 were expensed.  These costs were originally capitalized contingent upon the completion of the Business Combination following the required approval by the Company’s stockholders and the fulfillment of certain other conditions.  These acquisition costs consist primarily of approximately $1,064,000 for legal services, $440,000 for fairness opinion services directly associated with the negotiation and execution of a merger agreement and $158,000 for other professional services and related costs.

ENTERPRISE ACQUISITION CORP.

(a corporation in the development stage)

Note 3 — Summary of Significant Accounting Policies (continued)

Common Stock Subject to Possible Conversion

Common stock subject to possible conversion represents the portion of the proceeds from the Offering placed in trust equal to one share less than 30% of the shares issued in the Offering multiplied by the initial estimated redemption value of $9.90.  Interest earned on the trust, net of income tax, in excess of the $2,450,000 which may be released to the Company for due diligence and other working capital requirements (see Note 1) will be allocated pro rata to the common stock subject to possible conversion.  The pro rata portion of the Trust balance is payable to Public Stockholders (see Note 1) who vote against a business combination and elect conversion.  During the quarter ended June 30, 2008, the Company earned sufficient interest on a cumulative basis to begin accreting interest income to the common stock subject to possible conversion.  Accordingly, the Company accreted $587,577 of interest, net of taxes, to the common stock subject to possible conversion for the year ended December 31, 2008.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash. The Company may maintain deposits in federally insured financial institutions in excess of federally insured limits. However, management believes the Company is not exposed to significant credit risk due to the financial position of the depository institutions in which those deposits are held.

Fair Value of Financial Instruments

The fair values of the Company’s financial instruments reflect the estimate of amounts that would be received from selling an asset in an orderly transaction between market participants at the measurement date.  The fair value estimates presented in this report are based on information available to the Company as of December 31, 2008 and December 31, 2007.

In accordance with Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“SFAS 157”), the Company applies a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value.  The three levels are the following:

•

Level 1 – Quoted prices in active markets for identical assets or liabilities.

•

Level 2 – Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•

Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The fair values of the cash and investments held in trust accounts were estimated using Level 1 inputs and approximate carrying value because of their nature and respective durations.

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

Earnings per Common Share

(i)

Basic earnings per common share for all periods is computed by dividing the earnings applicable to common stockholders by the weighted average number of common shares outstanding for the period.  Warrants issued by the Company in the offering and sponsor warrants are contingently exercisable upon consummation of a business combination.  Hence these are presented in the pro forma diluted income per share.  Pro forma diluted income per share reflects the potential dilution assuming common shares were issued upon the exercise of outstanding warrants and the proceeds thereof were used to purchase common shares at the average market price during the period.

(ii)

The Company’s statements of operations include a presentation of earnings per share for common stock subject to possible conversion in a manner similar to the two-class method of earnings per share.  Basic and diluted net income per share amount for the maximum number of shares subject to possible conversion is calculated by dividing the net interest income attributable to common shares subject to conversion ($587,577 for the year

ENTERPRISE ACQUISITION CORP.

(a corporation in the development stage)

Note 3 — Summary of Significant Accounting Policies (continued)

ended December 31, 2008) by the weighted average number of shares subject to possible conversion.  Basic, diluted and pro form diluted earnings per share amount for the shares outstanding not subject to possible conversion is calculated by dividing the net income exclusive of the net interest income attributable to common shares subject to conversion by the weighted average number of shares not subject to possible conversion.

At December 31, 2008, the Company had outstanding warrants to purchase 32,500,000 shares of common stock.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

The Company complies with the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes,” an interpretation of FASB Statement No. 109 (“FIN 48”), which provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax position. A tax benefit from an uncertain position may be recognized only if it is “more likely than not” that the position is sustainable based on its technical merits.  The Company filed its first tax return for the short year ended December 31, 2007.  Management has not taken and does not plan on taking any uncertain tax positions when filing the Company’s tax returns and consequently the Company has not recognized any liabilities under FIN 48. The Company will recognize interest and penalties related to uncertain tax positions as interest and operating expense in its statement of operations.  Tax returns of all years which are statutorily open are subject to examination by the appropriate taxing authorities.

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes.  A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

Recently Issued Accounting Pronouncements, Not Yet Effective

Noncontrolling Interest in Consolidated Financial Statements – In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interest in Consolidated Financial Statements (“SFAS 160”).  SFAS 160 re-characterizes minority interests in consolidated subsidiaries as non-controlling interests and requires the classification of minority interest as a component of equity.  Under SFAS 160, a change in control will be measured at fair value, with any gain or loss recognized in earnings.  The effective date for SFAS 160 is for annual periods beginning on or after December 15, 2008.  Early adoption and retroactive application of SFAS 160 to fiscal years preceding the effective date are not permitted.  The Company will evaluate the impact of SFAS 160 on the financial statements should it complete a business acquisition within its required timeframe (prior to November 7, 2009).

Disclosures about Derivative Instruments and Hedging Activities – In March 2008, the FASB issued SFAS No. 161 (“SFAS 161”), Disclosures about Derivative Instruments and Hedging Activities – an amendment of FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS No. 133”).  SFAS No. 161 requires companies to provide enhanced disclosures regarding derivative instruments and hedging activities in order to better convey the purpose of derivative use in terms of risk management.  Disclosures about (i) how and why an entity used derivative instruments, (ii) how derivative instruments and related hedged items are accounted for under SFAS No. 133 and its related interpretations, and (iii) how derivative instruments and related hedged items affect a company’s financial position, financial performance, and cash flows, are required.  This Statement retains the same scope as SFAS No. 133 and is effective for fiscal years and interim periods beginning after November 15, 2008.  The Company is currently evaluating the impact, if any, that the adoption of SFAS No. 161 will have on its consolidated financial position and results of operations.

In June 2008, the FASB issued Staff Position EITF 02-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities ("FSP EITF 03-6-1), which is effective January 1, 2009.  FSP EITF 03-6-1 clarifies that share-based payment awards that entitle holders to receive nonforfeitable dividends before they vest will be considered participating securities and included in the basic earnings per share calculation.  The Company is assessing the impact of adoption of FSP IETF 03-6-1 on its results of operations.

ENTERPRISE ACQUISITION CORP.

(a corporation in the development stage)

Note 4 — Initial Public Offering

In its initial public offering, effective November 7, 2007 (closed on November 14, 2007), the Company sold to the public 25,000,000 units (“Units”), with each Unit comprised of one share of common stock and one warrant (“Warrant”), at a price of $10.00 per Unit.  Proceeds from the initial public offering totaled $231,754,450, which was net of $9,870,550 in underwriting and other expenses and $8,375,000 of deferred underwriting fees.

Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $7.50 commencing on the completion of a Business Combination with a Target Business and expiring November 7, 2011, unless earlier redeemed. The Warrants will be redeemable at a price of $0.01 per Warrant upon 30 days’ notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $14.25 per share for any 20 trading days within a 30-trading day period ending on the third business day prior to the date on which notice of redemption is given.

In accordance with the warrant agreement relating to the Warrants, the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to cash settle or net cash settle the attempted warrant exercise. Consequently, the Warrants may expire unexercised and unredeemed.

Note 5 —Related Party Transactions

The Company issued an unsecured promissory note totaling $350,000 to Staton Bell Blank Check LLC.  The note was non-interest bearing and payable on the earlier of July 18, 2008 or the consummation of the Offering by the Company.  This note was repaid in full by December 31, 2007.

The Company has agreed to pay $7,500 per month for office space and general and administrative services.  The office space is being leased from Bell & Staton, Inc., an affiliate of the Company’s officers and directors.  Services commenced on the effective date of the Proposed Offering and will terminate upon the earlier of (i) the consummation of a Business Combination or (ii) the liquidation of the Company.    For the year ended December 31, 2008, the period from July 9, 2007 (inception) through December 31, 2007 and the period from July 9, 2007 (inception) through December 31, 2008, the Company paid $90,000, $13,250 and $103,250 of expense, respectively related to this agreement which is included in formation and operating costs in the accompanying Statement of Operations.

Staton Bell Blank Check LLC has agreed, pursuant to an agreement with the underwriters in accordance with guidelines specified by Rule 10b5-1 under the Securities Exchange Act of 1934, to purchase up to $10,000,000 of the Company’s common stock in the open market, at market prices not to exceed the per share amount held in the trust account commencing on the later of (a) ten business days after the Company files a Current Report on Form 8-K announcing the Company's execution of a definitive agreement for our initial business combination or (b) 60 calendar days after the end of the "restricted period" under Regulation M and ending on the business day immediately preceding the record date for the meeting of stockholders at which such business combination is to be voted upon by the Company's stockholders. Daniel C. Staton, Marc H. Bell and Maria Balodimas Staton have agreed to purchase such securities in the event that Staton Bell Blank Check LLC is unable to satisfy its obligations under this agreement.  Staton Bell Blank Check LLC will not have any discretion or influence with respect to such purchases and will not be able to sell or transfer any common stock purchased in the open market pursuant to such agreement until six months following the consummation of a business combination. Staton Bell Blank Check LLC has agreed to vote all such shares of common stock purchased in the open market in favor of the Company's initial business combination and such votes may be in opposition to the votes required to be voted with the majority.  If no business combination is approved by the Company's stockholders, Staton Bell Blank Check LLC has agreed not to sell such shares, provided that it will be entitled to participate in any liquidating distributions with respect to such shares purchased in the open market.  As of December 31, 2008, Staton Bell Blank Check LLC has acquired 122,700 shares of the Company's stock pursuant to a 10b-5 plan but has suspended further purchases pending the announcement of an alternative business combination.

The holders of the Initial Shares, as well as the holders of the Insider Warrants (and underlying securities), will be entitled to registration rights pursuant to an agreement signed prior to or on the effective date of this offering.  The holders of the majority of these securities will be entitled to make up to two demands that we register such securities.  The holders of the Initial Shares may elect to exercise these registration rights at any time commencing three months prior to the date on which

ENTERPRISE ACQUISITION CORP.

(a corporation in the development stage)

Note 5 —Related Party Transactions (continued)

these shares of common stock are released from escrow.  The holders of a majority of the Insider Warrants (or underlying securities) will be able to elect to exercise these registration rights at any time after we consummate a business combination.  In addition, such holders will have certain "piggy-back" registration rights on registration statements filed subsequent to the date on which such securities are released from escrow. All of our initial stockholders will place their initial shares into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent.  The Initial Shares will not be released from escrow until one year after the consummation of a Business Combination, or earlier if, following a Business Combination, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in our stockholders having the right to exchange their shares for cash, securities or other property.  The Company will bear the expenses incurred in connection with the filing of any such registration statements.

On January 10, 2008, the Chief Financial Officer purchased 25,000 shares of common stock from Staton Bell Blank Check LLC in a private placement transaction at $0.0035 per share.  These purchased shares have the same terms and are subject to the same restrictions on transfer as the original stockholder’s shares and in addition, will vest on the first anniversary of the date of the Company consummating a business combination.  In accordance with the SFAS No. 123 (Revised 2004) “Share Based Payments,” the Company measured the fair value of this transaction on January 10, 2008 to be $229,500.  The Company will record a compensation charge ratably over the remaining vesting period when it becomes probable that a business combination will be consummated.

Note 6 - Commitments and Contingencies

In connection with the Offering, the Company paid a fee of 3.65% of the gross offering proceeds to the underwriters at the closing of the Offering.  In addition, the Company has committed to pay a deferred fee of 3.35% of the gross proceeds to the underwriters on the completion of an initial business combination by the Company.  The Company paid the underwriters $9,125,000 upon the closing of the Offering.  The remaining $8,375,000 has been accrued by the Company and is being held in trust.

Note 7 – Income Taxes

The Company’s provision for income taxes consists of:

	Year Ended December 31, 2008	July 9, 2007 (inception) through December 31, 2007	July 9, 2007 (inception) through December 31, 2008
Current:
Federal	$1,743,250	$530,800	$2,274,050
State	298,500	90,862	389,362
Total current	$2,041,750	$621,662	$2,663,412
Deferred	-	-	-
Provision for income taxes	$2,041,750	$621,662	$2,663,412

The difference between the actual income tax expense and that computed by applying the statutory income tax rate of 35% to pre-tax income from operations is summarized below:

	Year Ended December 31, 2008	July 9, 2007 (inception) through December 31, 2007	July 9, 2007 (inception) through December 31, 2008
Computed expected tax rate	35.0%	35.0%	35.0%
State income tax, net of federal benefit	3.6%	3.6%	3.6%
Change in valuation allowance	26.9%	3.2%	19.2%
Effective tax rate	65.5%	41.8%	57.8%

The Company recorded a deferred income tax asset of $976,000 at December 31, 2008 and $64,000 at December 31, 2007 for the cumulative tax effect of temporary differences resulting from the capitalization of substantially all of its operating expenses for income tax purposes. However, due to uncertainty related to the ultimate realization of this deferred tax asset, a fully offsetting valuation allowance was established since it is not more likely than not that the benefit will be realized.

ENTERPRISE ACQUISITION CORP.

(a corporation in the development stage)

Condensed Balance Sheets

	June 30, 2009 (unaudited)	December 31, 2008
Assets
Current Assets:
Cash	$59,207	$2,086
Cash held in trust available for operations	341,748	832,108
Prepaid expenses	54,184	35,927
Refundable federal and state income tax	273,654	26,954
Total current assets	728,793	897,075
Cash held in trust	249,464,764	249,292,394
Total assets	$250,193,557	$250,189,469

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$803,445	$539,856
Accrued expenses	251,218	20,000
Franchise tax payable	16,888	33,413
Deferred underwriters’ fee, payment deferred until consummation of a business combination	8,375,000	8,375,000
Total current liabilities	9,446,551	8,968,269
Common stock subject to possible redemption (7,499,999 shares at an estimated $9.90 redemption value) (Note 3)	74,249,990	74,249,990
Interest income attributable to common stock subject to possible conversion (net of income taxes of $382,933 at June 30, 2009 and $340,665 at December 31, 2008)	632,805	587,577

Commitments and contingencies (Notes 5 and 6)	-	-

Stockholders’ Equity:
Preferred Stock, $0.0001 par value, 1,000,000 shares authorized; none issued and outstanding	-	-
Common Stock, $0.0001 par value, 100,000,000 shares authorized; 31,250,000 shares issued and outstanding (which includes 7,499,999 shares subject to possible conversion (Note 3))	3,125	3,125
Additional paid-in capital	165,026,335	165,026,335
Earnings accumulated during the development stage	834,751	1,354,173
Total stockholders’ equity	165,864,211	166,383,633
Total liabilities and stockholders’ equity	$250,193,557	$250,189,469

(See accompanying notes to financial statements)

ENTERPRISE ACQUISITION CORP.

(a corporation in the development stage)

Condensed Statements of Operations

(unaudited)

	Three months ended June 30, 2009	Three months ended June 30, 2008	Six months ended June 30, 2009	Six months ended June 30, 2008	July 9, 2007 (inception) through June 30, 2009
Formation and operating costs	$720,821	$136,718	$962,655	$322,720	$3,435,305
Net loss from operations	(720,821)	(136,718)	(962,655)	(322,720)	(3,435,305)

Other income – interest	96,365	1,425,983	241,761	3,650,390	7,319,573

(Loss) income before taxes	(624,456)	1,289,265	(720,894)	3,327,670	3,884,268

Income tax benefit (loss)	132,700	(535,000)	246,700	(1,373,750)	(2,416,712)

Net (loss) income	(491,756)	754,265	(474,194)	1,953,920	1,467,556

Less: Interest attributable to common stock subject to possible conversion (net of income taxes of $10,904, $138,780, $42,268, $138,780 and $382,933)	(18,019)	(197,248)	(45,228)	(197,248)	(632,805)
Net (loss) income attributable to common stock not subject to possible conversion	$(509,775)	$557,017	$(519,422)	$1,756,672	$834,751

Maximum number of shares subject to possible conversion: Weighted average shares outstanding subject to possible conversion	7,499,999	7,499,999	7,499,999	7,499,999
Income per share amount (basic and diluted)	$.00	$.03	$.01	$.03
Weighted average shares outstanding not subject to conversion:
Basic and diluted	23,750,001	23,750,001	23,750,001	23,750,001
Pro forma diluted	23,750,001	29,755,436	23,750,001	29,697,713
Net income per share
Basic and diluted	$(.02)	$.02	$(.02)	$.07
Pro forma diluted	$(.02)	$.02	$(.02)	$.06

(See accompanying notes to financial statements)

ENTERPRISE ACQUISITION CORP.

(a corporation in the development stage)

Condensed Statement of Stockholders’ Equity

For the period from July 9, 2007 (inception) to June 30, 2009

			Additional Paid-In Capital	Earnings Accumulated During the Development Stage	Stockholders’ Equity
	Common Stock
	Shares	Amount

Balance July 9, 2007 (inception)	-	$-	$-	$-	$-

Common shares issued to founders
at $.03 per share (includes 937,500
subject to forfeiture)	7,187,500	719	24,281	-	25,000

Proceeds from sale of 7,500,000 warrants at $1.00 each	-	-	7,500,000	-	7,500,000

Sale of 25,000,000 Units through public offering at $10.00 per unit, net of underwriter’s discount and offering expenses (which includes 7,499,999 shares subject to possible redemption)	25,000,000	2,500	231,751,950	-	231,754,450

Less: Proceeds applicable to 7,499,999 shares of common stock subject to possible redemption	-	-	(74,249,990)	-	(74,249,990)

Forfeiture of 937,500 shares by founders	(937,500)	(94)	94	-	-

Net income	-	-	-	867,315	867,315

Balance at December 31, 2007	31,250,000	3,125	165,026,335	867,315	165,896,775

Accretion of trust account relating to common stock subject to possible conversion	-	-	-	(587,577)	(587,577)
Net income	-	-	-	1,074,435	1,074,435

Balance at December 31, 2008	31,250,000	3,125	165,026,335	1,354,173	166,383,633

Accretion of trust account relating to common stock subject to possible conversion	-	-	-	(45,228)	(45,228)
Net loss	-	-	-	(474,194)	(474,194)

Balance at June 30 , 2009 (unaudited)	31,250,000	$3,125	$165,026,335	$834,751	$165,864,211

(See accompanying notes to financial statements)

ENTERPRISE ACQUISITION CORP.

(a corporation in the development stage)

Condensed Statements of Cash Flows

(unaudited)

	Six months ended June 30, 2009	Six months ended June 30, 2008	July 9, 2007 (inception) through June 30, 2009
Cash flows from operating activities:
Net (loss) income	$(474,194)	$1,953,920	$1,467,556
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Changes in:
Prepaid expenses	(18,257)	37,496	(54,184)
Deferred diligence	-	(993,173)	-
Accounts payable	263,589	393,306	803,445
Accrued expenses	231,218	(9,980)	251,218
Income tax payable (refundable)	(246,700)	(516,616)	(273,654)
Franchise tax payable	(16,525)	(63,087)	16,888
Net cash (used in) provided by operating activities	(260,869)	801,866	2,211,269

Cash flows from investing activities:
Cash held in trust account	-	-	(247,575,000)
Investment income in trust account, net of expenses and taxes	317,990	(760,106)	(2,231,512)
Net cash provided by (used in) investing activities	317,990	(760,106)	(249,806,512)

Cash flows from financing activities:
Proceeds from note payable to related party	-	-	350,000
Proceeds from issuance of securities to initial stockholders	-	-	25,000
Proceeds from public offering	-	-	250,000,000
Proceeds from issuance of insider Warrants	-	-	7,500,000
Repayment of note payable to related party	-	-	(350,000)

(See accompanying notes to financial statements)

ENTERPRISE ACQUISITION CORP.

(a corporation in the development stage)

Statement of Cash Flows

	Six months ended June 30, 2009	Six months ended June 30, 2008	July 9, 2007 (inception) through June 30, 2009

Payment of costs associated with Offering	-	(35,000)	(9,870,550)
Net cash provided by (used in) financing activities	-	(35,000)	247,654,450

Net increase in cash	57,121	6,760	59,207

Cash, beginning of period	2,086	33,381	-
Cash, end of period	$59,207	$40,141	$59,207

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$1,363,750	$2,690,366
Supplemental disclosures of non-cash financing activities:
Accrual of deferred underwriters’ fees	$-	$-	$8,375,000

(See accompanying notes to financial statements)

ENTERPRISE ACQUISITION CORP.

(a corporation in the development stage)

NOTES TO CONDENSED FINANCIAL STATEMENTS – JUNE 30, 2009 (UNAUDITED)

Note 1 — Organization and Nature of Business Operations

Enterprise Acquisition Corp. (a corporation in the development stage) (the "Company") was incorporated in Delaware on July 9, 2007.  The Company was formed to acquire through a merger, stock exchange, asset acquisition or similar business combination a currently unidentified operating business or businesses. The Company is considered to be in the development stage and is subject to the risks associated with activities of development stage companies.

At June 30, 2009, the Company had not commenced any operations. All activity through June 30, 2009 relates to the Company’s formation, initial public offering (the “Offering” described below) and efforts to identify potential Target Businesses (as described below). The Company will not generate any operating revenues until after completion of its initial business combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents. The Company has selected December 31 as its fiscal year end.

The registration statement for the Offering was declared effective November 7, 2007.  The Company consummated the Offering on November 14, 2007.  The Company's management has broad discretion with respect to the specific application of the net proceeds of this Offering, although substantially all of the net proceeds of this Offering are intended to be generally applied toward consummating a business combination with (or acquisition of) a Target Business ("Business Combination").  As used herein, "Target Business" shall mean one or more businesses that at the time of the Company’s initial Business Combination has a fair market value of at least 80% of the Company’s net assets (all of the Company’s assets, including the funds then held in the trust account), less the Company’s liabilities (excluding deferred underwriting discounts and commissions of approximately $8.375 million). Furthermore, there is no assurance that the Company will be able to successfully affect a Business Combination.

The Company's efforts in identifying a prospective Target Business will not be limited to particular companies; however the Company’s management team has extensive experience in the media and entertainment, technology, consumer products, telecommunications, and real estate development industries and may consider acquisitions in these sectors.

Upon the closing of the Offering, $247,575,000 was placed in a trust account invested until the earlier of (i) the consummation of the Company’s first Business Combination or (ii) the liquidation of the Company.  The amount placed in the trust account consisted of the proceeds of this Offering and the issuance of the Insider Warrants (as defined in Note 4) as well as $8,375,000 of deferred underwriting discounts and commissions that will be released to the underwriters on completion of a Business Combination.  The amount held in the trust account is invested in United States "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended ("Investment Company Act"), having a maturity of 180 days or less, or in money market funds selected by the Company meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act.  The remaining proceeds outside of the trust account may be used to pay for business, legal and accounting due diligence on prospective acquisitions, continuing general and administrative expenses and income taxes.  In addition, up to $2,450,000 of the interest earned on the funds held in the trust account may be released to fund expenses related to investigating and selecting a target business and other working capital requirements, plus any amounts the Company may need to pay its tax obligations.

The Company will seek stockholder approval before it will affect any Business Combination, even if the Business Combination would not ordinarily require stockholder approval under applicable state law. In connection with the stockholder vote required to approve any Business Combination, all of the Company’s initial stockholders, including its officers and directors who own any of the initial shares (“Initial Stockholders”), have agreed to vote the shares of common stock owned by them immediately before the Offering in accordance with the majority of the shares of common stock voted by the Public Stockholders. “Public Stockholders” is defined as the then-holders of common stock sold as part of the Units in the Offering or in the aftermarket. The Company will proceed with a Business Combination only if a majority of the shares of common stock voted by the Public Stockholders are voted in favor of the Business Combination and Public Stockholders owning less than 30% of the shares sold in the Public Offering both exercise their conversion rights and vote against the Business Combination. If a majority of the shares of common stock voted by the Public Stockholders are not voted in favor of a proposed initial Business Combination but 24 months has not yet passed since closing of the Offering the Company may combine with another Target Business meeting the fair market value criterion described above.

ENTERPRISE ACQUISITION CORP.

(a corporation in the development stage)

Note 1 — Organization and Nature of Business Operations (continued)

If a Business Combination is approved and completed, Public Stockholders voting against a Business Combination will be entitled to convert their stock into a pro rata share of the total amount on deposit in the trust account, before payment of deferred underwriting discounts and commissions and including any interest earned on their portion of the trust account, net of income taxes payable thereon, but less any interest that has been released to the Company for payment of working capital requirements.

The Company’s Certificate of Incorporation was amended prior to the Offering to provide that the Company will continue in existence only until November 7, 2009.  If the Company has not completed a Business Combination by such date, its corporate existence will cease except for the purposes of winding up its affairs and it will liquidate. In the event of liquidation, it is possible that the per share value of the residual assets remaining available for distribution (including trust account assets) will be less than the initial public offering price per share in the Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Offering discussed in Note 3).

The Company's ability to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraphs and eventually attain profitable operations.  The accompanying financial statements in this report do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 2 – Proposed Merger

On August 23, 2008, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with WF Capital Holdings, Inc. (“Workflow”) and certain stockholders of Workflow (the "Securityholders") and Perseus, L.L.C., a Delaware limited liability company, solely in its capacity as the representative of the Securityholders pursuant to which the Company would acquire 100% of the outstanding capital stock of Workflow.

On March 2, 2009, Enterprise announced that the Merger Agreement had been terminated due to the fact that the closing of the Merger had not occurred on or before February 28, 2009, the Termination date as set forth in the Merger Agreement.  In connection with the termination of the Merger Agreement, SBBC has suspended purchases of Enterprise's common stock in the open market under its pending 10b5-1 plan.  Under the 10b5-1 plan, EBBC was obligated to purchase up to $10,000,000 of Enterprise's common stock at prices not to exceed $9.99 per share, subject to the conditions of Rule 10b-18 (which includes certain manner, timing, price and volume limitations).  Pursuant to its Amended and Restated Certificate of Incorporation, Enterprise will actively seek an alternative business combination with a target business prior to November 7, 2009.  (See Note 8).

Note 3 — Summary of Significant Accounting Policies

Basis of presentation

The financial statements of the Company are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP).  The financial statements, except for the December 31, 2008 balance sheet and the statement of stockholders' equity and income for the years ended December 31, 2008 and 2007, are unaudited and should be read in conjunction with audited consolidated financial statements and notes thereto for the year ended December 31, 2008 as presented in our Annual Report on Form 10-K.  In the opinion of management, the accompanying financial statements contain all adjustments, which are of a normal and recurring nature, necessary to present fairly the financial position of the Company as of June 30, 2009 and December 31, 2008, and the results of operations for the three and six months ended June 30, 2009, the three and six months ended June 30, 2008 and the period from inception (July 9, 2007) through June 30, 2009, and stockholders' equity and cash flows for the six months ended June 30, 2009, the six months ended June 30, 2008 and the period from inception (July 9, 2007) through June 30, 2009.  Because the Company is in the development stage and looking at targets for a potential business combination, operating results for the Company on a quarterly basis may not be indicative of operating results for the full year.

Cash and cash equivalents

The Company considers all highly liquid investments with original maturities of three months or less upon acquisition to be cash equivalents.

ENTERPRISE ACQUISITION CORP.

(a corporation in the development stage)

Note 3 — Summary of Significant Accounting Policies (continued)

Acquisition Costs

In December 2007, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 141(R), Business Combinations (“SFAS 141(R)”).  SFAS 141(R) expands the definition of transactions and events that qualify as business combinations; requires that the entire enterprise, not just the acquired assets and liabilities, including contingencies be recorded at the fair value determined on the acquisition date and changes thereafter reflected in revenue, not goodwill; changes the recognition timing for restructuring costs; and requires acquisition costs to be expensed as incurred.  Adoption of SFAS 141(R) is required for combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.

The Company adopted SFAS 141(R) as of January 1, 2009.  As of December 31, 2008, total acquisition costs incurred by the Company totaling approximately $1,662,000 were expensed.  These costs were originally capitalized contingent upon the completion of the Business Combination following the required approval by the Company’s stockholders and the fulfillment of certain other conditions.  These acquisition costs consist primarily of approximately $1,064,000 for legal services, $440,000 for fairness opinion services directly associated with the negotiation and execution of a merger agreement and $158,000 for other professional services and related costs.

Common Stock Subject to Possible Conversion

Common stock subject to possible conversion represents the portion of the proceeds from the Offering placed in trust equal to one share less than 30% of the shares issued in the Offering multiplied by the initial estimated redemption value of $9.90.  Interest earned on the trust, net of income tax, in excess of the $2,450,000 which may be released to the Company for due diligence and other working capital requirements (see Note 1) will be allocated pro rata to the common stock subject to possible conversion.   The pro rata portion of the Trust balance is payable to Public Stockholders (see Note 1) who vote against a business combination and elect conversion. During the quarter ended June 30, 2008, the Company earned sufficient interest on a cumulative basis to begin accreting interest income to the common stock subject to possible conversion.  Accordingly, the Company accreted $45,228 and $587,577 of interest, net of taxes, to the common stock subject to possible conversion for the six months ended June 30, 2009 and the year ended December 31, 2008, respectively.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash. The Company may maintain deposits in federally insured financial institutions in excess of federally insured limits. However, management believes the Company is not exposed to significant credit risk due to the financial position of the depository institutions in which those deposits are held.

Fair Value of Financial Instruments

The fair values of the Company’s financial instruments reflect the estimate of amounts that would be received from selling an asset in an orderly transaction between market participants at the measurement date.  The fair value estimates presented in this report are based on information available to the Company as of June 30, 2009 and December 31, 2008.

In accordance with Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“SFAS 157”), the Company applies a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value.  The three levels are the following:

•

Level 1 – Quoted prices in active markets for identical assets or liabilities.

•

Level 2 – Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•

Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The fair values of the cash and investments held in trust accounts were estimated using Level 1 inputs and approximate carrying value because of their nature and respective durations.

ENTERPRISE ACQUISITION CORP.

(a corporation in the development stage)

Note 3 — Summary of Significant Accounting Policies (continued)

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

Earnings per Common Share

(i)

Basic earnings per common share for all periods is computed by dividing the earnings applicable to common stockholders by the weighted average number of common shares outstanding for the period.  Warrants issued by the Company in the offering and sponsor warrants are contingently exercisable upon consummation of a business combination.  Hence these are presented in the pro forma diluted income per share.  Pro forma diluted income per share reflects the potential dilution assuming common shares were issued upon the exercise of outstanding warrants and the proceeds thereof were used to purchase common shares at the average market price during the period.

(ii)

The Company’s statements of operations include a presentation of net income per share for common stock subject to possible conversion in a manner similar to the two-class method of earnings per share.  Basic and diluted net income per share amount for the maximum number of shares subject to possible conversion is calculated by dividing the net interest income attributable to common shares subject to conversion ($18,019 and $45,228 for the quarter and year to date ended June 30, 2009) by the weighted average number of shares subject to possible conversion.  Basic, diluted and pro forma diluted earnings per share amount for the shares outstanding not subject to possible conversion is calculated by dividing the net income exclusive of the net interest income attributable to common shares subject to conversion by the weighted average number of shares not subject to possible conversion.

At June 30, 2009, the Company had outstanding warrants to purchase 32,500,000 shares of common stock.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

The Company complies with U.S. GAAP, which provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions. A tax benefit from an uncertain position may be recognized only if it is “more likely than not” that the position is sustainable based on its technical merits.  The Company filed its first tax return for the short year ended December 31, 2007.  Management has not taken and does not plan on taking any uncertain tax positions when filing the Company’s tax returns and consequently the Company has not recognized any uncertain tax liabilities.  The Company will recognize interest and penalties related to uncertain tax positions as an operating expense in its statement of operations.  Tax returns of all years which are statutorily open are subject to examination by the appropriate taxing authorities.

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes.  A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

Consideration of Subsequent Events

The Company evaluated all events and transactions occurring after June 30, 2009 through August 5, 2009, the date these condensed financial statements were issued, and through October 4, 2009, the date the audited December 31, 2008 financial statements and these condensed financial statements were reissued in connection with a filing with the U.S. Securities and Exchange Commission, to identify subsequent events which may need to be recognized or non-recognizable events which would need to be disclosed.  No recognizable events were identified.  See Note 8 for non-recognizable events identified for disclosure.

ENTERPRISE ACQUISITION CORP.

(a corporation in the development stage)

Note 3 — Summary of Significant Accounting Policies (continued)

Recently Adopted Accounting Pronouncements

SFAS No. 141(R) establishes principles and requirements for how an acquirer in a business combination (i) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumes, and any noncontrolling interest in the acquiree, (ii) recognizes and measures the goodwill acquired in a business combination or a gain from a bargain purchase, and (iii) determines what information to disclose to enable users of financial statements to evaluate the nature and financial effects of the business combination.  In April 2009, the FASB issued FSP No. FAS 141(R)-1, "Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arises from Contingencies" ("FSP FAS 141(R)-1"), which amends and clarifies SFAS 141(R) to address application issues, including: (1) initial recognition and measurement; (2) subsequent measurement and accounting; and (3) disclosure of assets and liabilities arising from contingencies in a business combination.  SFAS 141(R) and FSP FAS 141(R)-1 were prospectively effective for business combinations consummated in fiscal years beginning on or after December 15, 2008, with early application prohibited.  The adoption of SFAS 141(R) and FSP FAS 141(R)-1 on January 1, 2009 did not have a material impact on the Company's results of operations or financial condition.  However, the application of SFAS 141(R) and FSP FAS 141(R)-1 to future acquisitions could impact the Company's results of operations and financial condition and the reporting of acquisitions in the financial statements.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interest in Consolidated Financial Statements, an Amendment of ARB No. 51 (“SFAS 160”).  SFAS 160 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary.  SFAS 160 is effective for fiscal years beginning after December 15, 2008.  The impact, if any, the implementation of SFAS No. 160 will have on the Company's financial statements is dependent on future acquisitions within its required timeframe (prior to November 7, 2009).

Disclosures about Derivative Instruments and Hedging Activities – In March 2008, the FASB issued SFAS No. 161 (“SFAS 161”), Disclosures about Derivative Instruments and Hedging Activities – an amendment of FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS No. 133”).  This statement retains the same scope as SFAS No. 133 and is effective for fiscal years and interim periods beginning after November 15, 2008.  The adoption of SFAS 161 did not have a material effect on the Company's financial statements.

In June 2008, the FASB issued Staff Position EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities ("FSP EITF 03-6-1"), which is effective January 1, 2009.  FSP EITF 03-6-1 clarifies that share-based payment awards that entitle holders to receive nonforfeitable dividends before they vest will be considered participating securities and included in the basic earnings per share calculation.  The adoption of FSP EITF 03-6-1 did not have a material effect on the Company's financial condition or its results of operations.

In May 2009, the FASB issued SFAS No. 165 “Subsequent Events” (“SFAS 165”). SFAS 165 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. SFAS 165 sets forth (1) The period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, (2) The circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements and (3) The disclosures that an entity should make about events or transactions that occurred after the balance sheet date. SFAS 165 is effective for interim or annual financial periods ending after June 15, 2009. The adoption of SFAS 165 did not have a material effect on the Company's financial statements.

Recently Issued Accounting Pronouncements, Not Effective

In June 2009, the FASB issued SFAS No. 166 “Accounting for Transfers of Financial Assets—an amendment of FASB Statement No. 140” (“SFAS 166”). SFAS 166 improves the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor’s continuing involvement, if any, in transferred financial assets. SFAS 166 is effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter. The Company is evaluating the impact the adoption of SFAS 166 will have on its financial statements.

ENTERPRISE ACQUISITION CORP.

(a corporation in the development stage)

Note 3 — Summary of Significant Accounting Policies (continued)

In June 2009, the FASB issued SFAS No. 167 “Amendments to FASB Interpretation No. 46(R)” (“SFAS 167”). SFAS 167 improves financial reporting by enterprises involved with variable interest entities and to address (1) the effects on certain provisions of FASB Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities”, as a result of the elimination of the qualifying special-purpose entity concept in SFAS 166 and (2) constituent concerns about the application of certain key provisions of Interpretation 46(R), including those in which the accounting and disclosures under the Interpretation do not always provide timely and useful information about an enterprise’s involvement in a variable interest entity. SFAS 167 is effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter. The Company is evaluating the impact the adoption of SFAS 167 will have on its financial statements.

In June 2009, the FASB issued SFAS No. 168 “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles—a replacement of FASB Statement No. 162”. The FASB Accounting Standards Codification (“Codification”) will be the single source of authoritative nongovernmental U.S. generally accepted accounting principles. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. SFAS 168 is effective for interim and annual periods ending after September 15, 2009. All existing accounting standards are superseded as described in SFAS 168. All other accounting literature not included in the Codification is nonauthoritative. The Company is evaluating the impact the adoption of SFAS 168 will have on its financial statements.

Note 4 — Initial Public Offering

In its initial public offering, effective November 7, 2007 (closed on November 14, 2007), the Company sold to the public 25,000,000 units (“Units”), with each Unit comprised of one share of common stock and one warrant (“Warrant”), at a price of $10.00 per Unit.  Proceeds from the initial public offering totaled $231,754,450, which was net of $9,870,550 in underwriting and other expenses and $8,375,000 of deferred underwriting fees.

Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $7.50 commencing on the completion of a Business Combination with a Target Business and expiring November 7, 2011, unless earlier redeemed. The Warrants will be redeemable at a price of $0.01 per Warrant upon 30 days’ notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $14.25 per share for any 20 trading days within a 30-trading day period ending on the third business day prior to the date on which notice of redemption is given.

In accordance with the warrant agreement relating to the Warrants, the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to cash settle or net cash settle the attempted warrant exercise. Consequently, the Warrants may expire unexercised and unredeemed.

Note 5 —Related Party Transactions

The Company issued an unsecured promissory note totaling $350,000 to Staton Bell Blank Check LLC ("SBBC").  The note was non-interest bearing and payable on the earlier of July 18, 2008 or the consummation of the Offering by the Company.  This note was repaid in full by December 31, 2007.

The Company has agreed to pay $7,500 per month for office space and general and administrative services.  The office space is being leased from Bell & Staton, Inc., an affiliate of the Company’s officers and directors.  Services commenced on the effective date of the Proposed Offering and will terminate upon the earlier of (i) the consummation of a Business Combination or (ii) the liquidation of the Company.    For the quarters ended June 30, 2009 and 2008, the six months ended June 30, 2009 and 2008 and the period from July 9, 2007 (inception) through June 30, 2009, the Company paid $22,500, $22,500, $45,000, $45,000 and $148,250 of expense, respectively related to this agreement which is included in formation and operating costs in the accompanying Statement of Operations.

ENTERPRISE ACQUISITION CORP.

(a corporation in the development stage)

Note 5 —Related Party Transactions (continued)

SBBC has agreed, pursuant to an agreement with the underwriters in accordance with guidelines specified by Rule 10b5-1 under the Securities Exchange Act of 1934, to purchase up to $10,000,000 of the Company’s common stock in the open market, at market prices not to exceed the per share amount held in the trust account commencing on the later of (a) ten business days after the Company files a Current Report on Form 8-K announcing the Company's execution of a definitive agreement for our initial business combination or (b) 60 calendar days after the end of the "restricted period" under Regulation M and ending on the business day immediately preceding the record date for the meeting of stockholders at which such business combination is to be voted upon by the Company's stockholders. Daniel C. Staton, Marc H. Bell and Maria Balodimas Staton have agreed to purchase such securities in the event that SBBC is unable to satisfy its obligations under this agreement.  SBBC will not have any discretion or influence with respect to such purchases and will not be able to sell or transfer any common stock purchased in the open market pursuant to such agreement until six months following the consummation of a business combination. SBBC has agreed to vote all such shares of common stock purchased in the open market in favor of the Company's initial business combination and such votes may be in opposition to the votes required to be voted with the majority.  If no business combination is approved by the Company's stockholders, SBBC has agreed not to sell such shares, provided that it will be entitled to participate in any liquidating distributions with respect to such shares purchased in the open market.  On March 2, 2009, in connection with the termination of the Merger Agreement, SBBC had suspended further purchases of the Company's stock pursuant to this 10b-5 plan pending the announcement of an alternative business combination.  As of June 30, 2009, SBBC had acquired 122,700 shares of the Company's stock pursuant to this 10b-5 plan.  On July 29, 2009, the Company filed a Current Report on Form 8-K announcing the Company's execution of the ARMOUR Merger Agreement.  Accordingly, SBBC will resume purchases of the Company's stock pursuant to this 10b-5 plan on August 12, 2009.

The holders of the Initial Shares, as well as the holders of the Insider Warrants (and underlying securities), will be entitled to registration rights pursuant to an agreement signed prior to or on the effective date of this offering.  The holders of the majority of these securities will be entitled to make up to two demands that we register such securities.  The holders of the Initial Shares may elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are released from escrow.  The holders of a majority of the Insider Warrants (or underlying securities) will be able to elect to exercise these registration rights at any time after we consummate a business combination.  In addition, such holders will have certain "piggy-back" registration rights on registration statements filed subsequent to the date on which such securities are released from escrow. All of our initial stockholders will place their initial shares into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent.  The Initial Shares will not be released from escrow until one year after the consummation of a Business Combination, or earlier if, following a Business Combination, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in our stockholders having the right to exchange their shares for cash, securities or other property.  The Company will bear the expenses incurred in connection with the filing of any such registration statements.

On January 10, 2008, the Chief Financial Officer purchased 25,000 shares of common stock from Staton Bell Blank Check LLC in a private placement transaction at $0.0035 per share.  These purchased shares have the same terms and are subject to the same restrictions on transfer as the original stockholder’s shares and in addition, will vest on the first anniversary of the date of the Company consummating a business combination.  The Company measured the fair value of this transaction on January 10, 2008 to be $229,500.  The Company will record a compensation charge ratably over the remaining vesting period when it becomes probable that a business combination will be consummated.

Note 6 - Commitments and contingencies

In connection with the Offering, the Company paid a fee of 3.65% of the gross offering proceeds to the underwriters at the closing of the Offering.  In addition, the Company has committed to pay a deferred fee of 3.35% of the gross proceeds to the underwriters on the completion of an initial business combination by the Company.  The Company paid the underwriters $9,125,000 upon the closing of the Offering.  The remaining $8,375,000 has been accrued by the Company and is being held in trust.

ENTERPRISE ACQUISITION CORP.

(a corporation in the development stage)

Note 7 – Income Taxes

The Company’s provision for income taxes consists of:

	Quarter Ended June 30, 2009	Quarter Ended June 30, 2008	Six Months Ended June 30, 2009	Six Months Ended June 30, 2008	July 9, 2007 (inception) through June 30, 2009
Current:
Federal	$(132,700)	$458,000	$(246,700)	$1,173,000	$2,027,350
State	-	77,000	-	200,750	389,362
Total current	$(132,700)	$535,000	$(246,700)	$1,373,750	$2,416,712
Deferred	-	-	-	-	-
Provision for income tax	$(132,700)	$535,000	$(246,700)	$1,373,750	$2,416,712

The difference between the actual income tax expense and that computed by applying the statutory income tax rate of 35% to pre-tax income from operations is summarized below:

	Quarter Ended June 30, 2009	Quarter Ended June 30, 2008	Six Months Ended June 30, 2009	Six Months Ended June 30, 2008	July 9, 2007 (inception) through June 30, 2009
Computed expected tax rate	35.0%	35.0%	35.0%	35.0%	35.0%
State income tax, net of federal benefit	3.6%	3.6%	3.6%	3.6%	3.6%
Change in valuation allowance	(17.4%)	2.9%	(4.4%)	2.7%	23.6%
Effective tax rate	21.2%	41.5%	34.2%	41.3%	62.2%

The Company recorded a deferred income tax asset of $1,281,000 at June 30, 2009 and $976,000 at December 31, 2008 for the cumulative tax effect of temporary differences resulting from the capitalization of substantially all of its operating expenses for income tax purposes. However, due to uncertainty related to the ultimate realization of this deferred tax asset, a fully offsetting valuation allowance was established since it is not more likely than not that the benefit will be realized.  During the quarter ended March 31, 2009, costs of approximately $1,662,000 related to the acquisition of Workflow became deductible for tax purposes because the Proposed Merger Agreement was terminated (see Note 2).

Note 8 – Subsequent Event

On July 29, 2009, the Company entered into an Agreement and Plan of Merger (the "ARMOUR Merger Agreement") with ARMOUR Residential REIT, Inc., a Maryland corporation (“ARMOUR”), and ARMOUR Merger Sub. Corp., a Delaware corporation and a wholly-owned subsidiary of ARMOUR (“Merger Sub”). Upon the consummation of the transactions contemplated by the ARMOUR Merger Agreement, Merger Sub will be merged with and into the Company, with the Company surviving the merger and becoming a wholly-owned subsidiary of ARMOUR. Upon consummation of the merger, the outstanding common stock and warrants of Enterprise will be converted into like securities of ARMOUR, on a one-to-one basis. The holders of Enterprise common stock and warrants will be holders of the securities of ARMOUR after the merger in the same proportion as their current holdings in the Company, except as increased by (A) the cancellation immediately prior to the record date for a distribution to the holders of Enterprise common stock of 6,150,000 shares of common stock of Enterprise (the “Founders’ Shares”) acquired immediately prior to Enterprise's IPO by SBBC, and (B) the conversion of shares of our common stock sold in Enterprise's IPO (the “Public Shares”) by any holder thereof exercising its conversion rights. The consummation of the merger requires the approval of the Company's stockholders. The consummation of the merger is also conditioned upon the approval by the Company's stockholders of an amendment to its Amended and Restated Certificate of Incorporation to allow for the merger.

Annex A

AGREEMENT AND PLAN OF MERGER

among

ARMOUR RESIDENTIAL REIT, INC.,

ARMOUR MERGER SUB CORP.

and

ENTERPRISE ACQUISITION CORP.

Dated as of July 29, 2009

TABLE OF CONTENTS

Page

ARTICLE I

DEFINITIONS

A-4

Section 1.1

Defined Terms

A-4

Section 1.2

Interpretation

A-9

ARTICLE II

THE MERGER

A-9

Section 2.1

The Merger

A-9

Section 2.2

Effective Time; Closing

A-10

Section 2.3

Articles of Incorporation and Bylaws

A-10

Section 2.4

Directors and Officers

A-10

ARTICLE III

EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES  A-10

Section 3.1

Effect on Capital Stock and Warrants

A-10

Section 3.2

Converting Shares

A-10

Section 3.3

No Further Ownership Rights in Shares

A-11

Section 3.4

Stock Transfer Books

A-11

Section 3.5

Affiliates

A-11

Section 3.6

Certain Adjustments

A-11

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

A-11

Section 4.1

Organization; Qualification

A-11

Section 4.2

Capitalization

A-11

Section 4.3

Authority; Approval

A-12

Section 4.4

Consents and Approvals; No Violations

A-12

Section 4.5

SEC Reports; Financial Statements and Sarbanes-Oxley Act

A-12

Section 4.6

Absence of Undisclosed Liabilities

A-13

Section 4.7

Absence of Certain Changes or Events

A-13

Section 4.8

Contracts

A-13

Section 4.9

Litigation

A-13

Section 4.10

Permits; Compliance with Applicable Law

A-13

Section 4.11

Tax Matters

A-14

Section 4.12

Assets and Properties

A-14

Section 4.13

Transactions with Affiliates

A-14

Section 4.14

Employee Matters

A-14

Section 4.15

Required Votes of the Company’s Stockholders and Warrantholders

A-15

Section 4.16

Trust Account

A-15

Section 4.17

Brokers

A-15

Section 4.18

Disclosure

A-15

Section 4.19

Section 203 of the DGCL

A-15

Section 4.20

No Additional Representations

A-15

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF  PARENT AND MERGER SUB

A-15

Section 5.1

Organization

A-15

Section 5.2

Capitalization

A-15

Section 5.3

Authority; Approval

A-16

Section 5.4

Consents and Approvals; No Violations

A-16

Section 5.5

New Company/No Operations of Parent and Merger Sub

A-17

Section 5.6

Litigation

A-17

Section 5.7

Brokers

A-17

Section 5.8

REIT

A-17

Section 5.9

Tax Matters

A-17

Section 5.10

No Additional Representations

A-17

ARTICLE VI

COVENANTS

A-18

Section 6.1

Conduct of the Parties

A-18

Section 6.2

No Solicitation

A-20

Section 6.3

Proxy Statement/Prospectus; S-4 Registration Statement; Information Supplied

A-21

Section 6.4

Stockholders and Warrantholders Meeting

A-21

Section 6.5

Filings; Other Actions; Notification

A-21

Section 6.6

Access to Information

A-22

Section 6.7

Further Assurances

A-22

Section 6.8

Commercially Reasonable Efforts

A-22

Section 6.9

Indemnification; Directors’ and Officers’ Insurance

A-22

Section 6.10

Affiliates

A-23

Section 6.11

Certain Litigation

A-23

Section 6.12

Public Disclosure

A-23

Section 6.13

Listing

A-23

Section 6.14

Section 16 Matters

A-23

Section 6.15

Trust Account

A-23

Section 6.16

Share Purchases

A-24

Section 6.17

Proposed Charter Amendment

A-24

Section 6.18

REIT Election

A-24

Section 6.19

Ancillary Agreements

A-24

Section 6.20

Asset Acquisition

A-24

Section 6.21

Resignation Letters

A-24

Section 6.22

Registration Statement

A-24

Section 6.23

Restrictions

A-25

Section 6.24

Cancellation of Certain Pre-IPO Shares

A-25

ARTICLE VII

CONDITIONS

A-25

Section 7.1

Conditions to Each Party’s Obligation to Effect the Merger

A-25

Section 7.2

Conditions to the Obligations of the Company

A-25

Section 7.3

Conditions to the Obligations of Parent and Merger Sub

A-26

ARTICLE VIII

TERMINATION

A-26

Section 8.1

Termination

A-26

Section 8.2

Effect of Termination

A-27

Section 8.3

Termination Fee

A-27

ARTICLE IX

MISCELLANEOUS

A-28

Section 9.1

Non-survival of Representations and Warranties

A-28

Section 9.2

Notices

A-28

Section 9.3

Entire Agreement

A-28

Section 9.4

Waiver

A-28

Section 9.5

Amendment

A-28

Section 9.6

No Third-Party Beneficiary

A-29

Section 9.7

Assignment; Binding Effect

A-29

Section 9.8

CONSENT TO JURISDICTION AND SERVICE OF PROCESS

A-29

Section 9.9

Specific Performance

A-29

Section 9.10

Invalid Provisions

A-29

Section 9.11

GOVERNING LAW

A-29

Section 9.12

Counterparts

A-29

Section 9.13

Expenses

A-29

EXHIBITS:

EXHIBIT A

Form of Second Amended and Restated Certificate of Incorporation

EXHIBIT B

Investment Criteria for Asset Acquisitions

EXHIBIT C

Form of Management Agreement

EXHIBIT D

Sponsors' Voting and Support Agreement

EXHIBIT E

Form of Warrant Amendment Agreement

EXHIBIT F

Form of Affiliate Letters

EXHIBIT G

Form of Escrow Termination Agreement

EXHIBIT H

Form of Sub-Management Agreement

EXHIBIT I

Directors and Officers of Parent

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of July 29, 2009, among ARMOUR RESIDENTIAL REIT, INC., a Maryland corporation (“Parent”), ARMOUR MERGER SUB CORP., a Delaware corporation (“Merger Sub”), and ENTERPRISE ACQUISITION CORP., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, the boards of directors of each of Parent, Merger Sub and the Company have unanimously approved the merger of Merger Sub with and into the Company (the “Merger”) upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the boards of directors of each of Parent, Merger Sub and the Company have unanimously determined that the Merger is fair to and in the best interests of their respective stockholders;

WHEREAS, the board of directors of the Company has unanimously approved the Second Amended and Restated Certificate of Incorporation (the “Proposed Charter Amendment”);

WHEREAS, prior to or simultaneously with the execution of this Agreement, and as a condition and inducement to Parent to enter into this Agreement, the Company and Staton Bell Blank Check LLC and certain other Affiliates of the Company (the “Sponsors”) are entering into the Sponsors' Voting and Support Agreement pursuant to which the Sponsors have, among other things, agreed, upon the terms and subject to the conditions thereof, to vote their Shares, if any, acquired after the IPO in favor of adopting this Agreement;

WHEREAS, prior to or simultaneously with the execution of this Agreement, Staton Bell Blank Check LLC (the “Sponsor Vehicle”), the Parent, Jeffrey J. Zimmer, Scott J. Ulm and Manager are entering into a Sub-Management Agreement, pursuant to which the Sponsor Vehicle shall be engaged as a sub-advisor to the Manager to assist the Manager in providing advisory services to the REIT pursuant to the Management Agreement; and

WHEREAS, for federal income tax purposes, it is intended that the Merger qualify as a contribution governed by Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1

Defined Terms.  Capitalized terms used but not otherwise defined herein shall have the meanings set forth below:

“Acquisition Proposal” means any inquiry, proposal, offer or expression of interest by any Person (other than Parent and its Affiliates) relating to a merger, consolidation, share exchange, reorganization, recapitalization, liquidation, dissolution or other similar transaction or business combination involving the Company, or the issuance of any securities (or rights to acquire securities) of the Company, or any similar transaction, or any agreement, arrangement or understanding requiring the Company to abandon, terminate or fail to consummate the Transactions.

“Affiliates” shall mean any Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.  For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise.

“Agreement” has the meaning set forth in the Preamble.

“Alternative Transaction” means the sale, transfer or other disposition, directly or indirectly, including through an asset sale, stock sale or issuance, merger, amalgamation or other similar transaction, of all or a substantial portion of the Company, in a transaction or a series of transactions with one or more Persons (other than Parent and its Affiliates), excluding in each case, (i) any liquidation of the Company or similar transaction or (ii) any one or more transactions pursuant to arrangements contemplated by Section 6.17.

“Second Amended and Restated Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company substantially in the form attached hereto as Exhibit B.

“Ancillary Agreements” means the Warrant Amendment Agreement, the Sponsors' Voting and Support Agreement, the Management Agreement, the Escrow Termination Agreement, and the Sub-Management Agreement.

“Balance Sheet” has the meaning set forth in Section 4.6.

“Business Combination” shall mean the Business Combination (as defined in the Proposed Charter Amendment) between the Company, Parent and Merger Sub contemplated by this Agreement.

“Business Day” means a day on which the banks are opened for business (Saturdays, Sundays, statutory and civic holidays excluded) in New York, New York, United States.

“Bylaws” has the meaning set forth in Section 2.3(b).

“Certificate of Merger” has the meaning set forth in Section 2.2.

“Change in Recommendation” means (i) the withdrawal of, or modification in a manner adverse to Parent of, the Company Recommendation or (ii) the recommendation by the Company’s board of directors or any committee thereof to the Company’s Stockholders to vote in favor of any Acquisition Proposal.

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“Code” has the meaning set forth in the Recitals.

“Company” has the meaning set forth in the Preamble.

“Company Contracts” means: (a) any “material contract” as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC; (b) all Contracts to which the Company is a party or by which any of the Company’s assets may be bound, subjected or affected, which either (i) creates or imposes a liability greater than $100,000 or (ii) may not be cancelled by the Company on thirty (30) days’ or less prior notice; (c) all Contracts concerning a partnership, joint venture, joint development or other cooperation arrangement; (d) all material Contracts with any Governmental Authority; (e) all material Contracts relating to or evidencing Indebtedness of the Company (or the creation, incurrence, assumption, securing or guarantee thereof); (f) all material Contracts for the purchase of any business, corporation, partnership, joint venture, association or other business organization or any division, material assets, material operating unit or material product line thereof; (g) all material Contracts relating to employment, change of control, retention, severance or material consulting or advising arrangements; (h) all Contracts relating to securities of the Company; and (i) all Contracts which are otherwise material to the Company taken as a whole (other than the Transaction Documents and other contracts contemplated by this Agreement) which are not described in any of the categories specified above.

“Company Disclosure Schedule” has the meaning set forth in Article IV.

“Company Recommendation” means the recommendation of the Company’s board of directors to the Company Stockholders to grant the Company Stockholder Approval.

“Company Stockholder Approval” means (i) the affirmative vote of a majority of the outstanding Shares entitled to vote thereon at the Company Stockholders Meeting in person or by proxy to approve the Proposed Charter Amendment, (ii) the affirmative vote of a majority of the outstanding Shares entitled to vote thereon at the Company Stockholders Meeting in person or by proxy to adopt this Agreement, (iii) the affirmative vote of a majority of the outstanding IPO Shares voted at the Company Stockholders Meeting in Person or by proxy to approve the Business Combination and (iv) any other approvals of the Company Stockholders necessary to approve this Agreement and the Transactions.

“Company Stockholders” means holders of Shares.

“Company Stockholders Meeting” has the meaning set forth in Section 6.4(a).

“Company Warrantholder Approval” means the approval by proxy or written consent of a majority of the Company Warrantholders to the Warrant Amendment Agreement.

“Company Warrantholders” means holders of Warrants.

“Company Warrantholders Meeting” has the meaning set forth in Section 6.4(a).

“Contract” has the meaning set forth in Section 4.4(b).

“Conversion Consideration” has the meaning set forth in Section 3.2.

“Conversion Price” has the meaning set forth in Section 3.2.

"Conversion Threshold" means thirty percent (30%) or more of the IPO Shares, or fifty percent (50%) or more of the IPO Shares if the secondary charter proposal is approved at the Company's special meeting to obtain stockholder approval.

“Converting Shares” has the meaning set forth in Section 3.2.

“Converting Stockholder” has the meaning set forth in Section 3.2.

“Costs” has the meaning set forth in Section 6.9(a).

“DGCL” has the meaning set forth in Section 2.1.

“D&O Insurance” has the meaning set forth in Section 6.9(b).

“Effective Time” has the meaning set forth in Section 2.2.

"Enterprise Distribution" means that certain one-time cash distribution of $0.13 per share to be declared by the Company prior to the Closing Date.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” of any Person means any other Person that, together with such Person, would be treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

“Escrow Termination Agreement” means the termination agreement entered into among the Company, Staton Bell Blank Check LLC, Stewart Paperin, Richard Steiner, Jordan Zimmerman and Continental Stock Transfer & Trust Company and attached hereto as Exhibit G.

“Exchange Act” has the meaning set forth in Section 4.4(a).

“Exchange Ratio” has the meaning set forth in Section 3.1(a).

“Expenses” means the out-of-pocket fees and expenses of a party, including related to its advisors, counsel and accountants, incurred by the party or on its behalf in connection with the Transactions, including the out-of-pocket expenses related to the preparation, printing, filing and mailing of the S-4 Registration Statement and the Proxy Statement/Prospectus and the solicitation of Company Stockholder Approval.

“GAAP” means United States generally accepted accounting principles.

“Governmental Authority” has the meaning set forth in Section 4.4(a).

“Indebtedness” means, with respect to any Person on any date of determination (without duplication): (a) the principal of, interest on and premium (if any) in respect of indebtedness of such Person for borrowed money; (b) the principal of, interest on and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) the principal component of all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within ninety (90) days of incurrence); (d) capitalized lease obligations of such Person; (e) the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables); and (f) the principal component of Indebtedness of other Persons to the extent guaranteed by such Person.

“Indemnified Parties” has the meaning set forth in Section 6.9(a).

“Investment Criteria” means the investment criteria set forth on Exhibit C, pursuant to which Parent will acquire agency residential mortgage-backed securities and other assets.

“IPO” means the initial public offering of the Company, consummated on November 14, 2007.

“IPO Shares” means the Shares issued in the IPO (excluding, for the avoidance of doubt, Shares issued to the Sponsors prior to the IPO).

“Law” means, with respect to any Person, any federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person, as amended, unless expressly specified otherwise.

“Liability” means any and all claims, debts, liabilities, obligations and commitments of whatever nature, whether known or unknown, asserted or unasserted, fixed, absolute or contingent, matured or unmatured, accrued or unaccrued, liquidated or unliquidated or due or to become due, and whenever or however arising (including those arising out of any Contract or tort, whether based on negligence, strict liability or otherwise) and whether or not the same would be required by GAAP to be reflected as a liability in financial statements or disclosed in the notes thereto.

“Lien” means any lien, charge, pledge, security interest, claim or other encumbrance.

“Management Agreement” means the management agreement to be entered into between Parent and Manager substantially in the form attached hereto as Exhibit C.

“Manager” means ARMOUR Residential Management LLC, a Delaware limited liability company.

“Material Adverse Effect” means, with respect to any Person, an event, circumstance, change or effect that has had, or is reasonably likely to have, (a) a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of such Person and its subsidiaries taken as a whole other than any event, circumstance, change or effect resulting from (i) general economic, market or political conditions, (ii) matters generally affecting the industries or market sectors in which such Person operates, (iii) the announcement or expectation of the Transactions, (iv) any of the requirements or limitations imposed on such Person pursuant to this Agreement or the other Transaction Documents, (v) changes in Law, (vi) changes in GAAP, (vii) acts of war or terrorism, (viii) fluctuations in the share price of such Person’s common stock, except, in the case of the foregoing clauses (i), (ii) and (vii) only, to the extent such changes do not have a materially disproportionate impact on such Person and its subsidiaries, taken as a whole, relative to other companies in the industries in which such Person and its subsidiaries conduct their business or (b) a material adverse effect on the ability of such Person to perform its obligations under this Agreement or any of the other Transaction Documents, or that would prevent or materially delay the consummation of the Transactions.

“Merger” has the meaning set forth in the Recitals.

“Merger Consideration” has the meaning set forth in Section 3.1(a).

“Merger Sub” has the meaning set forth in the Preamble.

“NYSE” means the New York Stock Exchange.

“NYSE Amex” means NYSE Amex Equities.

“Parent” has the meaning set forth in the Preamble.

“Parent Shares” has the meaning set forth in Section 3.1(a).

“Permits” has the meaning set forth in Section 4.10.

“Permitted Liens” means (i) Liens for Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings (if then appropriate), (ii) mechanics’, carriers’, workers’ and other similar Liens arising or incurred in the ordinary course of business, and (iii) other Liens that individually or in the aggregate with other title defects, do not materially impair the value of the property subject to such Liens or other such title defect or the use of such property in the conduct of the business.

“Person” means any individual, sole proprietorship, firm, corporation (including any non-profit corporation and public benefit corporation), general or limited partnership, limited liability partnership, joint venture, limited liability company, estate, trust, association, organization, labor union, institution, entity or Governmental Authority, including any successor (by merger or otherwise) of such Person.

“Proposed Charter Amendment” has the meaning set forth in the Recitals.

“Proxy Statement/Prospectus” has the meaning set forth in Section 6.3(a).

“Public Stockholders” means the holders of the IPO Shares.

“Registration Rights Agreement” means the registration rights agreement containing customary terms and conditions to be entered into between the Parent and the Sponsors.

“REIT” has the meaning set forth in Section 6.19.

“S-4 Registration Statement” has the meaning set forth in Section 6.3(a).

“SEC” means the Securities and Exchange Commission.

“SEC Reports” has the meaning set forth in Section 4.5(a).

“Securities Act” has the meaning set forth in Section 3.3.

“Shares” has the meaning set forth in Section 3.1(a).

“Sponsors” has the meaning set forth in the Recitals.

"Sponsor Vehicle" has the meaning set forth in the Recitals.

 “Sponsors' Voting and Support Agreement” means the agreement entered into between the Company, Parent, Merger Sub, Manager and the Sponsors in the form attached hereto as Exhibit F.

“Sub-Management Agreement” means the Sub-Management Agreement to be entered into between the Parent, Scott J. Ulm, Jeffrey J. Zimmer, the Manager and Sponsor Vehicle substantially in the form attached hereto as Exhibit H.

“Superior Proposal” means any bona fide written Acquisition Proposal pursuant to which a third party would own fifty percent (50%) or more of the assets, revenue or net income of the Company, or in the case of the issuance of securities (or rights to acquire securities) of the Company, such third party would represent fifty percent (50%) or more of the voting power in the Company, on terms that the board of directors of the Company determines in its good faith judgment are more favorable to the Company’s stockholders than the Transactions (taking into account the various legal, financial and regulatory aspects of the proposal and the Person making the proposal and any changes to the Transactions proposed by Parent in response to the receipt by the Company of such proposal) and that is not subject to any material contingency unless, in the good faith judgment of the board of directors of the Company, such contingency is reasonably capable of being satisfied.

“Surviving Company” has the meaning set forth in Section 2.1.

“Tax” means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount imposed by any governmental authority or any obligation to pay taxes imposed on any entity for which a party to this Agreement is liable as a result of any indemnification provision or other Contractual obligation.

“Tax Return” means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

“Termination Date” has the meaning set forth in Section 8.1(b)(ii).

“Transaction Documents” means this Agreement, including all Schedules and Exhibits hereto, including the Company Disclosure Schedules, and the Ancillary Agreements.

“Termination Fee” has the meaning set forth in Section 8.3 (a).

“Transactions” means the transactions contemplated by the Transaction Documents.

“Trust Account” means the trust account established by the Company in connection with the consummation of the IPO and into which the Company deposited a designated portion of the net proceeds from the IPO.

“Trust Agreement” means the Investment Management Trust Agreement dated November 7, 2007 between Continental Stock Transfer & Trust Company and the Company.

 “Warrant” has the meaning set forth in Section 4.2.

“Warrant Amendment Agreement” means the warrant amendment agreement to be entered into between the Company, Parent and Continental Stock Transfer & Trust Company substantially in the form attached hereto as Exhibit E.

Section 1.2

Interpretation.

(a)

When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated.

(b)

The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(c)

The parties have participated jointly in negotiating and drafting this Agreement.  If an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

(d)

The words “include”, “includes” or “including” shall be deemed to be followed by the words “without limitation.”

(e)

The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement.

(f)

All terms defined in this Agreement have their defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein.

(g)

The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

(h)

If any action is to be taken by any party hereto pursuant to this Agreement on a day that is not a Business Day, such action shall be taken on the next Business Day following such day.

(i)

References to a Person are also to its permitted successors and assigns.

(j)

The use of “or” is not intended to be exclusive unless expressly indicated otherwise.

(k)

“Reasonable best efforts” or similar terms shall not require the waiver of any rights under this Agreement.

(l)

A “subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, fifty percent (50%) or more of the equity interests of which) is owned directly or indirectly by such first Person.

(m)

The term “ordinary course of business” (or similar terms) shall be deemed to be followed by the words “consistent with past practice. ”

ARTICLE II

THE MERGER

Section 2.1

The Merger.  Upon the terms and subject to the conditions set forth herein, and in accordance with the Delaware General Corporation Law (the “DGCL”), at the Effective Time, Merger Sub shall be merged with and into the Company, the separate existence of Merger Sub shall thereupon cease and the Company shall continue as the surviving corporation (the “Surviving Company”) and a wholly owned subsidiary of Parent.  The Merger shall have the effects set forth in the DGCL.

Section 2.2

Effective Time; Closing.  As promptly as practicable (but in no event more than two (2) Business Days) after the satisfaction or waiver of the conditions to the Merger set forth in Article VII (other than conditions that by their nature are to be satisfied at the Closing, but subject to such conditions), the Surviving Company shall (i) file in the office of the Secretary of State of the State of Delaware, a certificate of merger (the “Certificate of Merger”) meeting the requirements of the DGCL and (ii) execute, acknowledge, deliver, file and/or record all such other instruments, and take all such other actions, as may be required in order to cause the Merger to become effective in accordance with the provisions of the DGCL.  The date and time on which the Merger becomes effective in accordance with the applicable provisions of the DGCL is hereinafter referred to as the “Effective Time.”  Prior to such filing, a closing (the “Closing”) shall be held at the offices of Akerman Senterfitt, One Southeast Third Avenue, Suite 2500, Miami, Florida 33131. The date of the Closing is referred to as the “Closing Date.”

Section 2.3

Articles of Incorporation and Bylaws.

(a)

The certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Company until amended in accordance with the DGCL.

(b)

The bylaws of Merger Sub as in effect immediately prior to the Effective Time (“Bylaws”) shall be the bylaws of the Surviving Company until amended in accordance with the DGCL.

Section 2.4

Directors and Officers.

(a)

The board of directors of Parent will take all action necessary to increase the size of the board of directors to nine (9) directors and shall elect to the board of directors of Parent the persons listed on Exhibit I and the remaining directors of Parent not designated to remain on Parent’s board of directors after the Effective Time shall resign from Parent’s board of directors, in each case effective as of the Effective Time.

(b)

The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Company and the officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Company, in each case until duly removed or replaced in accordance with the Bylaws of the Surviving Company and the DGCL.

ARTICLE III

EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT

CORPORATIONS; EXCHANGE OF CERTIFICATES

Section 3.1

Effect on Capital Stock and Warrants.  As of the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof:

(a)

each issued and outstanding share of common stock, par value $0.0001 per share, of the Company (the “Shares”) (other than Converting Shares and any Shares to be cancelled in accordance with Section 3.1(c) hereof) shall be converted into the right to receive one (the “Exchange Ratio”) fully paid and nonassessable share of common stock, par value $0.01 per share, of Parent (the “Parent Shares”) (the “Merger Consideration”);

(b)

all such Shares shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration or the Conversion Consideration, as applicable;

(c)

(i) each Share that is owned by the Company (other than Shares held either in a fiduciary or agency capacity that are beneficially owned by third parties) and (ii) each Share that is owned by Parent or Merger Sub (other than Shares held either in a fiduciary or agency capacity that are beneficially owned by third parties) shall be transfered to the Company and shall be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange thereafter;

(d)

each Parent Share issued and outstanding prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such Parent Shares shall cease to have any rights with respect thereto whatsoever;

(e)

each issued and outstanding share of common stock of Merger Sub shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Company; and

(f)

subject to the Warrant Amendment Agreement, each unexercised and unexpired Warrant to purchase Shares of the Company which is outstanding immediately prior to the Effective Time shall automatically become exercisable for the kind and amount of securities which the holder of a Warrant would have owned immediately after the Effective Time if such holder had exercised the Warrant immediately before the Effective Time.

Section 3.2

Converting Shares.  Each Company Stockholder who at the Company Stockholder Meeting votes against the Business Combination (each, a “Converting Stockholder”) may, contemporaneously with such vote, demand that the Company convert its Shares (the “Converting Shares”) into cash.  To perfect such conversion, each Converting Stockholder must deliver its certificate to Continental Stock Transfer & Trust Company, as trustee for the Trust Account, physically or electronically using Depository Trust Company’s DWAC (Deposit Withdrawal at Custodian) System at any time up to the Company Stockholders Meeting.  If so demanded and properly perfected, the Company shall, promptly after the Closing, convert such Converting Shares into cash at a per share conversion price (the “Conversion Price”), calculated as of two (2) Business Days prior to the Closing, equal to the quotient determined by dividing (A) the amount then held in the

Trust Account, by (B) the total number of IPO Shares then outstanding (the “Conversion Consideration”). The Converting Shares shall thereafter be cancelled.

Section 3.3

No Further Ownership Rights in Shares.  All Conversion Consideration delivered upon the surrender of certificates in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares theretofore represented by such certificates.  Until surrendered as contemplated by this Section 3.3, each certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon surrender the Conversion Consideration.  No interest will be paid or will accrue on the cash or any other amounts payable upon the surrender of any certificate.

Section 3.4

Stock Transfer Books.  At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Company of the Shares that were outstanding immediately prior to the Effective Time.

Section 3.5

Affiliates.  Notwithstanding anything to the contrary herein, no Parent Shares or Warrants shall be delivered to a Person who may be deemed an “affiliate” of the Company for purposes of Rule 145 under the Securities Act of 1933 (together with the rules and regulations thereunder, the “Securities Act”) until such Person has executed and delivered an agreement, substantially in the form of Exhibit F, to Parent.

Section 3.6

Certain Adjustments.  If after the date hereof and on or prior to the Effective Time the outstanding Shares or Parent Shares shall be changed by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, or any similar event shall occur, the Exchange Ratio shall be appropriately adjusted.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Parent and Merger Sub that, except as set forth in the SEC Reports filed with the SEC and publicly available not later than two (2) Business Days prior to the date of this Agreement or in the disclosure schedule delivered by the Company to Parent prior to the execution and delivery of this Agreement (it being agreed that any disclosure set forth on any particular section of the Company Disclosure Schedule shall be deemed disclosed in another section of the Company Disclosure Schedule if the relevance of such disclosure to such other section is reasonably apparent)(the “Company Disclosure Schedule”):

Section 4.1

Organization; Qualification.

(a)

The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to own, license, use, lease and operate its assets and properties and to carry on its business as it is now being conducted.

(b)

The Company is duly qualified or licensed to do business and in good standing in each jurisdiction in which the assets or property owned, licensed, used, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing has not had and would not reasonably be expected to have a Material Adverse Effect on the Company.

Section 4.2

Capitalization.  The authorized capital stock of the Company consists of 100,000,000 Shares and 1,000,000 shares of preferred stock.  At the close of business on the date of this Agreement, (i) 31,250,000 Shares were issued and outstanding, (ii) no shares of preferred stock were issued and outstanding and (iii) 32,500,000 warrants entitling the holder to purchase one Company Share per warrant (each, a “Warrant”) were issued and outstanding.  All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and have not been issued in violation of any preemptive or similar rights.  Except as set forth above in this Section 4.2, there are no outstanding (x) shares of capital stock or other voting securities of the Company, (y) securities of the Company convertible into or exchangeable for shares of capital stock or other securities of the Company or (z) subscriptions, options, warrants, puts, calls, phantom stock rights, stock appreciation rights, stock-based performance units, agreements, understandings, claims or other commitments or rights of any type granted or entered into by the Company relating to the issuance, sale, repurchase or transfer of any securities of the Company or that give any Person or entity the right to receive any economic benefit or right similar to or derived from the economic benefits and rights of securities of the Company.  Except with respect to the right of Converting Stockholders to be paid the Conversion Price, there are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any securities of the Company or to vote or to dispose of any shares of the capital stock of the Company.

Section 4.3

Authority; Approval.

(a)

The Company has all requisite power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party and to perform and consummate the Transactions.  The execution, delivery and performance of this Agreement and the Transaction Documents to which it is a party and the consummation by the Company of the Transactions have been duly authorized by all necessary corporate action on the part of the Company and no corporate or other proceedings on the part of the Company are necessary to authorize this Agreement or the Transaction Documents to which it is a party or to consummate the Transactions, other than (i) the Company Stockholder Approval and Company Warrantholder Approval and (ii) the filing of the Proposed Charter Amendment with the Secretary of State of Delaware.  This Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by Parent and Merger Sub, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(b)

The board of directors of the Company, by resolution duly adopted at a meeting duly called and held has (i) determined that this Agreement and the Transactions are fair and in the best interest of the Company and the Company Stockholders, (ii) adopted a resolution approving this Agreement, setting forth the Proposed Charter Amendment and declaring the advisability of this Agreement and the Proposed Charter Amendment, (iii) directed that this Agreement, the Proposed Charter Amendment and the Business Combination be submitted to the Company Stockholders for consideration at the Company Stockholders Meeting and (iv) resolved to make the Company Recommendation.

Section 4.4

Consents and Approvals; No Violations.

(a)

The execution, delivery and performance by the Company, of this Agreement and the Transaction Documents to which it is a party and the consummation by the Company of the Transactions do not and will not require any filing or registration with, notification to, or authorization, permit, consent or approval of, or other action by or in respect of, any foreign or domestic governmental body, self-regulatory organization, court or arbiter, agency, commission, official or regulatory or other authority (collectively, “Governmental Authority”) other than (i) the filing of the Certificate of Merger as contemplated by Article II hereof, (ii) compliance with any applicable requirements of the Securities and Exchange Act of 1934 (together with the rules and regulations thereunder, the “Exchange Act”), (iii) compliance with any applicable requirements of the NYSE Amex and (iv) the filing of the Proposed Charter Amendment as contemplated by Section 6.18 hereof.

(b)

The execution, delivery and performance by the Company of this Agreement and the Transaction Documents to which it is a party and the consummation by the Company of the Transactions do not and will not (i) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, amendment, cancellation, acceleration or loss of benefits or the creation or acceleration of any right or obligation under or result in the creation of any Lien upon any of the properties or assets of the Company under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, loan, credit agreement, lease, license, permit, concession, franchise, purchase order, sales order contract, agreement or other instrument, understanding or obligation, whether written or oral (a “Contract”), to which the Company is a party or by which any of its properties or assets may be bound or (ii) violate any judgment, order, writ, preliminary or permanent injunction or decree or any statute, law, ordinance, rule or regulation of any Governmental Authority applicable to the Company or any of its properties or assets, except in the case of clauses (i) or (ii) for violations, breaches or defaults that would not reasonably be expected to have a Material Adverse Effect on the Company. The consummation by the Company of the Transactions do not and will not conflict with or result in any breach of any provision of the Proposed Charter Amendment.

Section 4.5

SEC Reports; Financial Statements and Sarbanes-Oxley Act.

(a)

The Company has timely filed all required registration statements, reports, schedules, forms, statements and other documents required to be filed by it with the SEC since August 6, 2007 (collectively, as they have been amended since the time of their filing and including all exhibits thereto, the “SEC Reports”).  None of the SEC Reports, as of their respective dates (or if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  The audited financial statements and unaudited interim financial statements (including, in each case, the notes and schedules thereto) included in the SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements included therein, to normal year-end adjustments and the absence of complete footnotes) in all material respects the financial position of the Company as of the respective dates thereof and the results of their operations and cash flows for the respective periods then ended.

(b)

The Company has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act).  Such disclosure controls and procedures are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared.  To the Company’s knowledge, such disclosure controls and procedures are effective in timely alerting the Company’s principal executive officer and principal financial officer to material information required to be included in the Company’s periodic reports required under the Exchange Act.

(c)

The Company has established and maintained a system of internal controls.  To the Company’s knowledge, such internal controls are sufficient to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of the Company’s financial statements for external purposes in accordance with GAAP.

(d)

There are no outstanding loans or other extensions of credit made by the Company to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company.  The Company has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

Section 4.6

Absence of Undisclosed Liabilities.  The Company has no Liabilities of any kind or character except for Liabilities (i) in the amounts set forth or reserved on the Company balance sheet or the notes thereto, as included in the Form 10-K the Company filed with the SEC on March 16, 2009 (the “Balance Sheet”), (ii) arising after March 31, 2009 in the ordinary course of business, (iii) incurred in connection with the Transactions or (iv) which are not, individually or in the aggregate, material. Section 4.6 of the Company Disclosure Schedule lists all Liabilities incurred by the Company since March 31, 2009.

Section 4.7

Absence of Certain Changes or Events.

(a)

Except as otherwise set forth on Section 4.7 of the Company Disclosure Schedule, since January 1, 2009, the Company has conducted its business only in the ordinary course in all material respects and there has not been a Material Adverse Effect on the Company.

(b)

Except as otherwise set forth on Section 4.7 of the Company Disclosure Schedule, since January 1, 2009, the Company has not taken any action which, if taken after the date hereof and prior to the Closing without the prior written consent of Parent, would violate Section 6.1(a) hereof.

Section 4.8

Contracts.  Each Company Contract is valid, binding and enforceable against the Company and, to the knowledge of the Company, against each other party thereto in accordance with its terms, and is in full force and effect.  The Company has performed all material obligations required to be performed by it to date under, and is not in material default or delinquent in performance or any other respect (claimed or actual) in connection with, any Company Contract, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default thereunder.  To the knowledge of the Company, no other party to any Company Contract is in material default in respect thereof, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, except in each case as would not reasonably be expected to have a Material Adverse Effect on the Company.

Section 4.9

Litigation.  There are no material suits, claims, actions, proceedings or investigations pending or, to the knowledge of the Company, threatened, before any Governmental Authority of any nature, brought by or against any of the Company or, to the knowledge of the Company, any of its respective officers or directors involving or relating to the Company or the assets, properties or rights of the Company or the Transactions.  There is no material judgment, decree, injunction, rule or order of any Governmental Authority of any nature outstanding or, to the knowledge of the Company, threatened against the Company.

Section 4.10

Permits; Compliance with Applicable Law.  The Company holds all permits, licenses, authorizations, certificates, variances, exemptions, orders and approvals of all Governmental Authorities necessary for the lawful conduct of its business as presently conducted and to own its assets and properties (the “Permits”), except for failures to hold such Permits that would not reasonably be expected to have a Material Adverse Effect on the Company.  The Company is in compliance with the terms of each Permit, except where the failure so to comply would not reasonably be expected to have a Material Adverse Effect on the Company.  The business of the Company has not been and is not being conducted in violation of any Law except for violations that would not reasonably be expected to have a Material Adverse Effect on the Company.  No investigation or review by any Governmental Authority with respect to the Company is pending or, to the best knowledge of the Company, threatened, nor has any Governmental Authority indicated an intention to conduct any such investigation or review, other than, in each case, where the outcome would not reasonably be expected to have a Material Adverse Effect on the Company.

Section 4.11

Tax Matters.

(a)

All U.S. federal and state income Tax Returns and all other material Tax Returns required to be filed with any taxing authority by, or with respect to the Company have been filed in accordance with all applicable law, and such Tax Returns are true, correct and complete in all material respects.  The Company has timely paid all Taxes shown as due and payable on such Tax Returns or that are otherwise due.  The Company has made provision for all material Taxes payable by it for which no Tax Return has yet been filed.  The Balance Sheet reflects an adequate reserve for all material Taxes payable by the Company for all taxable periods and portions thereof through the date of such Balance Sheet.

(b)

There is no action, suit, proceeding, audit or claim now pending or, to the knowledge of the Company, threatened against or with respect to the Company in respect of any Tax and no taxing authority has given written notice of the commencement of any audit, examination or deficiency action with respect to any such Taxes.

(c)

The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.  The Company has not made any payments, is not obligated to make any payments and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 162(m) or 280G of the Code.

(d)

There are no outstanding Contracts or waivers extending the statutory period of limitations applicable to any claim for, or the period for the collection or assessment of, material Taxes of the Company due for any taxable period.

(e)

The Company has not received written notice of any claim, and, to the knowledge of the Company, no claim has ever been made, by any taxing authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction.

(f)

The Company has not requested, nor is the subject of or bound by, any private letter ruling, technical advise memorandum, closing agreement or similar ruling, memorandum or agreement with any taxing authority with respect to any material Taxes, nor is any such request outstanding.

(g)

The Company has not participated in a “listed transaction,” as defined in Treasury Regulation § 1.6011-4(b)(2).

Section 4.12

Assets and Properties.  The Company has valid title to or a valid leasehold interest in all of its material assets and properties (whether real, personal or mixed, or tangible) (including all assets and properties recorded on the Balance Sheet, other than assets and properties disposed of in the ordinary course of business), in each case free and clear of any Liens other than Permitted Liens.

Section 4.13

Transactions with Affiliates.  Except as contemplated by the Transaction Documents, there are no Contracts or transactions between the Company and any of its Affiliates including the Sponsors and any of their employees, officers or directors.

Section 4.14

Employee Matters.

(a)

The Company does not and is not required to, and has not and has never been required to, maintain, sponsor, contribute to, or administer any pension, retirement, savings, money purchase, profit sharing, deferred compensation, medical, vision, dental, hospitalization, prescription drug and other health plan, cafeteria, flexible benefits, short-term and long-term disability, accident and life insurance plan, bonus, stock option, stock purchase, stock appreciation, phantom stock, incentive and special compensation plan or any other employee or fringe benefit plan, program or contract and does not have any liability of any kind with respect to any of the foregoing (under ERISA or otherwise).  The Company does not have any contract, plan or commitment, whether or not legally binding, to create any of the foregoing other than as contemplated by this Agreement.  Neither the Company nor any of its ERISA Affiliates has, during any time in the six-year period preceding the Closing Date, contributed to, sponsored, maintained or administered any “employee pension benefit plan” within the meaning of Section 3(2) of ERISA that is or was subject to Title IV of ERISA or Section 412 of the Code.

(b)

The execution and delivery of this Agreement and the other Transaction Documents and the consummation of the Transactions will not (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any stockholder, director or employee of the Company or (ii) result in the acceleration of the time of payment or vesting of any such benefits.

Section 4.15

Required Votes of the Company’s Stockholders and Warrantholders.  Other than the Company Stockholder Approval and Company Warrantholder Approval, no approval of the Company Stockholders or Company Warrantholders is required in connection with the Transactions.

Section 4.16

Trust Account.

(a)

As of March 31, 2009, the Company has $249,434,399, including interest thereon, held in the Trust Account. Amounts in the Trust Account are invested in United States Government securities or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended.  The Company has performed all material obligations required to be performed by it to date under, and is not in material default or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default thereunder.  There are no claims or proceedings pending with respect to the Trust Account.  Since March 31, 2009, the Company has not released any money from the Trust Account, other than amounts permitted under the Trust Agreement.

(b)

As of the Effective Time, the obligations of the Company to dissolve or liquidate shall terminate, and as of the Effective Time, the Company shall have no obligation whatsoever to dissolve and liquidate the assets of the Company by reason of the consummation of the Transactions, and following the Effective Time, no Company Stockholder shall be entitled to receive any amount from the Trust Account except to the extent such Company Stockholder is a Converting Stockholder.

Section 4.17

Brokers.  No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company.

Section 4.18

Disclosure.  No representation or warranty contained in this Agreement or any other Transaction Document, and no statement contained in the Company Disclosure Schedule or in any certificate, list or other writing furnished by the Company pursuant to this Agreement, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

Section 4.19

Section 203 of the DGCL.  Prior to the date of this Agreement, the Company’s board of directors has taken all action necessary to ensure that the restrictions on business combinations contained in Section 203 of the DGCL will not apply with respect to or as a result of this Agreement, the Sponsors' Voting and Support Agreement or the transactions contemplated hereby (including without limitation the Merger) and thereby.

Section 4.20

No Additional Representations.  Except for the representations and warranties made by the Company in this Article IV or pursuant to the certificate to be delivered pursuant to Section 7.3(d), neither the Company nor any other person makes any representation or warranty with respect to the Company (or its business, operations, assets, liabilities, condition (financial or otherwise) or prospects).

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF

PARENT AND MERGER SUB

Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

Section 5.1

Organization.  Each of Parent and Merger Sub is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and has all requisite power and authority to own, license, use, lease and operate its assets and properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not be reasonably expected to prevent or materially delay the consummation of the Merger.

Section 5.2

Capitalization.

(a)

The authorized capital stock of Parent consists of 900,000,000 Parent Shares and 90,000,000 shares of preferred stock.  At the close of business on the date of this Agreement, (i) twenty (20) Parent Shares were issued and outstanding and (ii) no shares of preferred stock were issued and outstanding.  All outstanding shares of capital stock of Parent have been duly authorized and validly issued and are fully paid and nonassessable and have not been issued in violation of any preemptive or similar rights. Except as set forth above in this Section 5.2(a) there are no outstanding (x) shares of capital stock or other voting securities of Parent, (y) securities of Parent convertible into or exchangeable for shares of capital stock or other securities of the Company or (z) subscriptions, options, warrants, puts, calls, phantom stock rights, stock appreciation rights, stock based performance units, agreements, understanding, claims or other commitments or rights of any type granted or entered into by Parent relating to the issuance, sale, repurchase or transfer of any securities of Parent or that give any Person or entity the right to receive any economic benefit or right similar to or derived from the economic benefits and rights of securities of Parent.  There are no outstanding obligations of Parent to repurchase, redeem or otherwise acquire any securities of Parent or to vote or to dispose of any shares of the capital stock of Parent.

(b)

The Parent Shares to be issued in the Merger will, upon such issuance, be validly issued, fully paid and non-assessable.

(c)

The authorized capital stock of Merger Sub consists of one hundred (100) shares of common stock and no shares of preferred stock.  At the close of business on the date of this Agreement, one hundred (100) shares of common stock were issued and outstanding.  All outstanding shares of capital stock of Merger Sub are owned beneficially and of record by Parent, have been duly authorized and validly issued and are fully paid and nonassessable and have not been issued in violation of any preemptive or similar rights.  Except as set forth above in this Section 5.2(c) there are no outstanding (x) shares of capital stock or other voting securities of Merger Sub, (y) securities of Merger Sub convertible into or exchangeable for shares of capital stock or other securities of the Company or (z) subscriptions, options, warrants, puts, calls, phantom stock rights, stock appreciation rights, stock based performance units, agreements, understanding, claims or other commitments or rights of any type granted or entered into by Merger Sub relating to the issuance, sale, repurchase or transfer of any securities of Merger Sub or that give any Person or entity the right to receive any economic benefit or right similar to or derived from the economic benefits and rights of securities of Merger Sub.  There are no outstanding obligations of Merger Sub to repurchase, redeem or otherwise acquire any securities of Merger Sub or to vote or to dispose of any shares of the capital stock of Merger Sub.

Section 5.3

Authority; Approval.  Each of Parent and Merger Sub has all requisite power and authority to execute and deliver this Agreement, the Transaction Documents to which it is a party and to perform and consummate the Transactions.  The execution, delivery and performance of this Agreement, the Transaction Documents to which it is a party and the consummation of the Transactions have been duly authorized by all necessary corporate or other action on the part of Parent and Merger Sub and no corporate or other proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement, the Transaction Documents to which it is a party or to consummate the Transactions.  No vote of Parent’s stockholders is required to approve this Agreement or the Transactions.  This Agreement has been duly executed and delivered by Parent and Merger Sub, as the case may be, and, assuming due execution and delivery by the Company, constitutes a valid and binding obligation of each of Parent and Merger Sub enforceable against them in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Section 5.4

Consents and Approvals; No Violations.

(a)

The execution, delivery and performance by Parent and Merger Sub of this Agreement, the Transaction Documents to which it is a party and the consummation by Parent and Merger Sub of the Transactions do not and will not require any filing or registration with, notification to, or authorization, permit, consent or approval of, or other action by or in respect of, any Governmental Authority other than (i) the filing of the Certificate of Merger as contemplated by Article II hereof, (ii) compliance with any applicable requirements of the Securities Act and the Exchange Act, (iii) compliance with any applicable requirements of the NYSE Amex and (iv) compliance with any state securities, takeover and “blue sky” laws.

(b)

The execution, delivery and performance by Parent and Merger Sub of this Agreement, the Transaction Documents to which it is a party and the consummation by Parent and Merger Sub of the Transactions do not and will not (i) conflict with or result in any breach of any provision of the certificate of incorporation or bylaws of Parent and Merger Sub, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, amendment, cancellation, acceleration or loss of benefits under, or result in the creation of any Lien upon any of the properties or assets of Parent or Merger Sub under, any of the terms, conditions or provisions of any Contract to which Parent or Merger Sub is a party or by which any of their respective properties or assets may be bound or (iii) violate any judgment, order, writ, preliminary or permanent injunction or decree or any statute, law, ordinance, rule or regulation of any Governmental Authority applicable to Parent or Merger Sub, or any of their respective properties or assets, except in the case of clauses (ii) or (iii) for violations, breaches or defaults that would not reasonably be expected to prevent or materially delay the consummation of the Transactions.

Section 5.5

New Company/No Operations of Parent and Merger Sub.  Parent was incorporated in February of 2008. Merger Sub was incorporated in July of 2009.  Neither Parent (other than Merger Sub) nor Merger Sub have any subsidiaries or otherwise own any equity interests in any Person.  Since their respective inceptions, neither Parent nor Merger Sub has engaged in any activity or entered into any Contract, other than such actions incident to (i) its organization and (ii) the preparation, negotiation and execution of this Agreement, the Ancillary Agreements, and the Transactions.  Neither Parent nor Merger Sub has had any operations or generated any revenues or has any liabilities other than those incurred in connection with the foregoing and in association with the Transactions as provided in this Agreement.

Section 5.6

Litigation.  There are no material suits, claims, actions, proceedings or investigations pending or, to the knowledge of Parent, threatened, before any Governmental Authority of any nature, brought by or against any of Parent or Merger Sub or, to the knowledge of Parent, any of its respective officers or directors involving or relating to Parent or the assets, properties or rights of Parent, Merger Sub or the Transactions.  There is no material judgment, decree, injunction, rule or order of any Governmental Authority of any nature outstanding or, to the knowledge of Parent or Merger Sub, threatened against Parent or Merger Sub.

Section 5.7

Brokers.  Except as otherwise set forth on Schedule 5.7, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or Merger Sub.

Section 5.8

REIT.

(a)

Parent’s taxable year will be the calendar year. As of March 31, 2009, Parent’s only assets consisted of Five Hundred Eighty Eight Dollars ($588) held in a bank checking account of Parent. Prior to the Effective Time, Merger Sub will have held no material assets.

(b)

Commencing with its taxable year ending December 31, 2009, Parent has been organized in a manner consistent with the requirements for qualification and taxation as a REIT under the Code and Parent intends to operate in a manner that will enable it to meet the requirements for qualification and taxation as a REIT under the Code.

Section 5.9

Tax Matters.

(a)

All U.S. federal and state income Tax Returns and all other material Tax Returns required to be filed with any taxing authority by, or with respect to Parent and Merger Sub have been filed in accordance with all applicable law, and such Tax Returns are true, correct and complete in all material respects. Parent or Merger Sub has timely paid all Taxes shown as due and payable on such Tax Returns or that are otherwise due. Each of Parent and Merger Sub has made provision for all material Taxes payable by it for which no Tax Return has yet been filed.

(b)

There is no action, suit, proceeding, audit or claim now pending or, to the knowledge of Parent, threatened against or with respect to Parent or Merger Sub in respect of any Tax and no taxing authority has given written notice of the commencement of any audit, examination or deficiency action with respect to any such Taxes.

(c)

Each of Parent and Merger Sub has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party. Each of Parent and Merger Sub has not made any payments, is not obligated to make any payments and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 162(m) or 280G of the Code.

(d)

There are no outstanding Contracts or waivers extending the statutory period of limitations applicable to any claim for, or the period for the collection or assessment of, material Taxes of Parent or Merger Sub due for any taxable period.

(e)

Each of Parent and Merger Sub has not received written notice of any claim, and, to the knowledge of Parent, no claim has ever been made, by any taxing authority in a jurisdiction where Parent or Merger Sub does not file Tax Returns that Parent or Merger Sub is or may be subject to taxation by that jurisdiction.

(f)

Each of Parent and Merger Sub has not requested, nor is the subject of or bound by, any private letter ruling, technical advise memorandum, closing agreement or similar ruling, memorandum or agreement with any taxing authority with respect to any material Taxes, nor is any such request outstanding.

(g)

Each of Parent and Merger Sub has not participated in a “listed transaction,” as defined in Treasury Regulation § 1.6011-4(b)(2).

Section 5.10

No Additional Representations.  Except for the representations and warranties made by Parent and Merger Sub in this Article V or pursuant to the certificate to be delivered pursuant to Section 7.2(d), neither the Parent or Merger Sub nor any other Person makes any representation or warranty with respect to Parent or Merger Sub.

ARTICLE VI

COVENANTS

Section 6.1

Conduct of the Parties.

(a)

From the date hereof until the earlier to occur of the Effective Time or the termination of this Agreement pursuant to its terms, except as expressly permitted by this Agreement, consented to in writing by the Parent (which consent shall not be unreasonably withheld), or required by applicable Law or the rules and regulations of the NYSE Amex, the Company (i) shall conduct its business in the ordinary course, (ii) shall use commercially reasonable efforts to (x) preserve intact its present business organization and relationships with third parties, (y) maintain in effect all of its Permits and (z) keep available the services of its present directors, officers and employees and (iii) shall not:

(i)

except in connection with the Proposed Charter Amendment, amend its certificate of incorporation or bylaws (whether by merger, consolidation or otherwise);

(ii)

split, combine or reclassify any shares of capital stock or other equity securities of the Company or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the capital stock or other equity securities of the Company (other than the Enterprise Distribution), or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any capital stock or other equity securities of the Company;

(iii)

(x) issue, deliver or sell, or authorize the issuance, delivery or sale of, any capital stock, warrant or other equity securities of the Company, or (y) amend any term of any capital stock or other equity securities of the Company (in each case, whether by merger, consolidation or otherwise);

(iv)

except as set forth in Section 6.17, acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any material assets, securities, properties, or businesses, other than in the ordinary course of business;

(v)

sell, lease or otherwise transfer, or create or incur any Lien on, any assets, securities, properties, or businesses of the Company, other than in the ordinary course of business;

(vi)

make any material loans, advances or capital contributions to, or investments in, any other Person;

(vii)

create, incur, assume, suffer to exist or otherwise be liable with respect to any indebtedness for borrowed money or guarantees thereof;

(viii)

enter into any hedging arrangements;

(ix)

enter into or amend any Company Contract (with the exception of any agreement or arrangement with financial, legal, accounting, tax and other professional advisors);

(x)

enter into any agreement or arrangement that limits or otherwise restricts in any respect the Company or any successor thereto or that could, after the Closing Date, limit or restrict in any respect Parent or the Company, from engaging or competing in any line of business, in any location or with any Person or, except in the ordinary course of business, otherwise waive, release or assign any material rights, claims or benefits of the Company;

(xi)

increase compensation, bonus or other benefits payable to any director, officer or employee of the Company;

(xii)

change the Company’s methods of accounting, except as required by concurrent changes in Law or GAAP;

(xiii)

settle, or offer or propose to settle, any material litigation, investigation, arbitration, proceeding or other claim involving or against the Company, including any litigation, arbitration, proceeding or dispute that relates to the Transactions;

(xiv)

make or change any material Tax election, change any annual Tax accounting period, adopt or change any method of Tax accounting, materially amend any Tax Returns or file claims for material Tax refunds, enter any material closing agreement, settle any material Tax claim, audit or assessment, or surrender any right to claim a material Tax refund, offset or other reduction in Tax liability, or take any action (or fail to take any action) that could prevent Parent from qualifying as a REIT;

(xv)

take any action or omit to take any action that is reasonably likely to result in any of the conditions set forth in Article VII not being satisfied;

(xvi)

take any action to exempt or make not subject to or to otherwise waive or cause to be inapplicable the provisions of Section 203 of the DGCL or any other state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares, in each case to any individual or entity (other than Parent or its subsidiaries), or any action taken thereby, which individual, entity or action would have otherwise been subject to the restrictive provisions thereof and not exempt therefrom; or

(xvii)

agree, resolve or commit to do any of the foregoing.

(b)

From the date hereof until the earlier to occur of the Effective Time or the termination of this Agreement pursuant to its terms, except as expressly permitted by this Agreement, consented to in writing by the Company (which consent shall not be unreasonably withheld), or required by applicable Law, each of Parent and Merger Sub shall not:

(i)

amend its certificate of incorporation or bylaws (whether by merger, consolidation or otherwise);

(ii)

split, combine or reclassify any shares of capital stock or other equity securities of Parent or Merger Sub or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the capital stock or other equity securities of Parent or Merger Sub, or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any capital stock or other equity securities of Parent or Merger Sub;

(iii)

issue, deliver or sell, or authorize the issuance, delivery or sale of, any capital stock, warrant or other equity securities of Parent or Merger Sub, or amend any term of any capital stock or other equity securities of Parent or Merger Sub (in each case, whether by merger, consolidation or otherwise);

(iv)

except as contemplated by this Agreement, acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any assets, securities, properties, or businesses;

(v)

sell, lease or otherwise transfer, or create or incur any Lien on, any assets, securities, properties, or businesses of Parent or Merger Sub;

(vi)

make any loans, advances or capital contributions to, or investments in, any other Person;

(vii)

create, incur, assume, suffer to exist or otherwise be liable with respect to any indebtedness for borrowed money or guarantees thereof;

(viii)

enter into any hedging arrangements;

(ix)

enter into or amend any material contract (with the exception of any agreement or arrangement with financial, legal, accounting, tax and other professional advisors);

(x)

enter into any agreement or arrangement that limits or otherwise restricts in any respect the Company, or any successor thereto or that could, after the Closing Date, limit or restrict in any respect Parent, Merger Sub or the Surviving Company, from engaging or competing in any line of business, in any location or with any Person or otherwise waive, release or assign any material rights, claims or benefits of Parent or Merger Sub;

(xi)

increase compensation, bonus or other benefits payable to any director, officer or employee of Parent;

(xii)

change Parent’s or Merger Sub’s methods of accounting, except as required by concurrent changes in Law or GAAP;

(xiii)

settle, or offer or propose to settle, any material litigation, investigation, arbitration, proceeding or other claim involving or against Parent or Merger Sub, including any litigation, arbitration, proceeding or dispute that relates to the Transactions;

(xiv)

make or change any material Tax election, change any annual Tax accounting period, adopt or change any method of Tax accounting, materially amend any Tax Returns or file claims for material Tax refunds, enter any material closing agreement, settle any material Tax claim, audit or assessment, or surrender any right to claim a material Tax refund, offset or other reduction in Tax liability;

(xv)

take any action or omit to take any action that is reasonably likely to result in any of the conditions set forth in Article VII not being satisfied;

(xvi)

take any action to exempt or make not subject to or to otherwise waive or cause to be inapplicable the provisions of any state takeover law or state law (including without limitation the Delaware General Corporation Law) that purports to limit or restrict business combinations or the ability to acquire or vote shares, in each case to any individual or entity (other than Parent or Merger Sub), or any action taken thereby, which individual, entity or action would have otherwise been subject to the restrictive provisions thereof and not exempt therefrom; or

(xvii)

agree, resolve or commit to do any of the foregoing.

Section 6.2

No Solicitation.  From the date hereof until the Effective Time:

(a)

The Company shall, and shall cause its officers, directors, employees, representatives and agents, including the Sponsors, to immediately cease any activities, discussions or negotiations with any parties that may be ongoing with respect to an Acquisition Proposal, and request the return or destruction of all confidential information regarding the Company provided to any such persons on or prior to the date of this Agreement pursuant to the terms of any confidentiality agreements or otherwise.  The Company shall not, and shall cause its officers, directors, employees, representatives and agents, including the Sponsors, not to, directly or indirectly, (i) solicit, participate in, initiate or encourage (including by way of furnishing information), or take any other action designed or reasonably likely to facilitate or encourage any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal or (ii) participate in any discussions or negotiations (including by way of furnishing information) regarding any Acquisition Proposal; provided, however, that, at any time prior to the Company Stockholder Approval, in response to an Acquisition Proposal received by the Company (other than as a result of a material breach by the Company of this Section 6.2) after the date hereof that the board of directors of the Company determines in good faith, after consultation with its legal and financial advisors, may reasonably be expected to lead to a Superior Proposal, and subject to compliance with the following provisions of this Section 6.2, (x) furnish information with respect to the Company to the person making such Superior Proposal pursuant to a confidentiality agreement and (y) participate in discussions or negotiations regarding such Acquisition Proposal.

(b)

Except as set forth in this Section 6.2, neither the board of directors of the Company nor any committee thereof shall (i) make or publicly propose to make a Change in Recommendation, (ii) approve or recommend or take no position with respect to, or publicly propose to approve or recommend or take no position with respect to, an Acquisition Proposal or (iii) cause the Company to enter into any agreement related to any Acquisition Proposal (other than a confidentiality agreement as contemplated by Section 6.2(a)). Notwithstanding the foregoing, if prior to the Company Stockholder Approval the board of directors of the Company determines in good faith, after consultation with outside counsel that it is required to do so to comply with its fiduciary duties to the Company Stockholders under applicable law, the board of directors of the Company may, provided that the Company has complied in all material respects with its obligations under this Section 6.2(b), in response to a Superior Proposal that was received by the Company after the date hereof, (x) make a Change in Recommendation or (y) in the event the Company enters into any agreement related to any Acquisition Proposal (other than a confidentiality agreement as contemplated by Section 6.2(a)) pursuant to (iii) above, terminate this Agreement, but in each such case only at a time that is after the third business day following Parent’s receipt of written notice advising Parent that the board of directors of the Company has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal, and with regard to (y), only if the Company is in compliance in all material respects with Sections 6.2, 8.1(d) and 8.3 and simultaneously with taking such action it terminates this Agreement and also executes a definitive agreement to implement such Superior Proposal.

(c)

The Company shall promptly advise Parent orally and in writing of any request for information or of any Acquisition Proposal, the material terms and conditions of such request or Acquisition Proposal and the identity of the person making such request or Acquisition Proposal.  The Company will keep Parent reasonably informed on a reasonably current basis of any material change in the details (including amendments) of any such request or Acquisition Proposal. The Company will promptly provide Parent with any documents received from any such person and promptly provide Parent such information as it may reasonably request.

(d)

Nothing contained in this Section 6.2 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2 or Rule 14d-9 promulgated under the Exchange Act or from making any disclosure to the Company’s stockholders if, in the good faith judgment of the board of directors of the Company, after consultation with outside counsel, failure so to disclose would be inconsistent with applicable law; provided, however, that any Change in Recommendation included in such public disclosure shall be subject to Section 8.1(c).

(e)

The parties hereto agree that irreparable damage would occur in the event that the provisions of this Section 6.2 were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed by the parties hereto that Parent shall be entitled to an immediate injunction or injunctions, without the necessity of proving the inadequacy of money damages as a remedy and without the necessity of posting any bond or other security, to prevent breaches of the provisions of this Section 6.2 and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, specific performance being the sole remedy with respect to this Section 6.2 if it is available.  Without limiting the foregoing, it is understood that any violation of the restriction set forth above by any officer, director, employee, investment banker, attorney, accountant, consultant or other agent or advisor of the Company or any Sponsor shall be deemed to be a breach of this Agreement by the Company.

Section 6.3

Proxy Statement/Prospectus; S-4 Registration Statement; Information Supplied.

(a)

The Company and Parent shall prepare the Proxy Statement/Prospectus (as defined below), and Parent shall prepare and file with the SEC a Registration Statement on Form S-4 in connection with the Company Stockholder Meeting and Company Warrantholder Meeting and the issuance of Parent Shares and the conversion of the Warrants pursuant to the Merger (including the joint proxy statement and prospectus (the “Proxy Statement/Prospectus”) constituting a part thereof) (the “S-4 Registration Statement”) in each case as promptly as practicable following the date of this Agreement.  The Company and Parent shall use their respective reasonable best efforts to respond to any comments made by the SEC, and Parent shall use its reasonable best efforts to have the S-4 Registration Statement declared effective by the SEC, in each case as promptly as practicable after such filing, and promptly thereafter the Company shall mail the Proxy Statement/Prospectus to the shareholders and warrantholders of the Company.

(b)

The Company and Parent each agrees that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the S-4 Registration Statement will, at the time the S-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Proxy Statement/Prospectus and any amendment or supplement thereto will, at the date of mailing to shareholders and at the time of the meeting of shareholders of the Company to be held in connection with the Transactions, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  Parent will cause the S-4 Registration Statement to comply as to form in all material respects with the applicable provisions of the Securities Act and the rules and regulations thereunder.

Section 6.4

Stockholders and Warrantholders Meeting.

(a)

The Company will take, in accordance with applicable Law and its Certificate of Incorporation and Bylaws, all action necessary to convene a meeting of holders of Shares (the “Company Stockholders Meeting”) and Warrants (the “Company Warrantholders Meeting”) as promptly as practicable after the S-4 Registration Statement is declared effective to obtain the Company Stockholder Approval and Company Warrantholder Approval. Subject to Section 6.2 hereof, the Company Recommendation shall be included in the Proxy Statement/Prospectus and the Company’s board of directors shall otherwise recommend in favor of granting the Company Stockholder Approval and shall take all lawful action to solicit such approval.

(b)

If on the date of the Company Stockholders Meeting and Company Warrantholders Meeting the Company has not received proxies representing a sufficient number of Shares to obtain the Company Stockholder Approval and Company Warrantholder Approval, respectively, then the Company shall, if requested by Parent, adjourn the Company Stockholders Meeting and Company Warrantholders Meeting until such date or dates as shall be specified by Parent, and subject to the terms and conditions of this Agreement shall continue to use its reasonable best efforts, together with its proxy solicitor, to assist in the solicitation of proxies from stockholders with a view towards obtaining the Company Stockholders Approval and Company Warrantholder Approval.

Section 6.5

Filings; Other Actions; Notification.

(a)

The Company and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its officers, directors and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement/Prospectus, the S-4 Registration Statement or any other statement, filing, notice or application made by or on behalf of Parent or the Company to any third party and/or any Governmental Authority in connection with the Transactions.  Parent shall use commercially reasonable efforts to deliver audited financial statements of

Parent as soon as practicable to the Company and to incorporate such audited financial statements into the S-4 Registration Statement.

(b)

Subject to applicable Law, the Company and Parent each shall (i) keep the other apprised of the status of matters relating to completion of the Transactions, including promptly furnishing the other with copies of notices or other communications received by Parent or the Company, as the case may be, from any third party and/or any Governmental Authority with respect to the Transactions and (ii) provide each other, if reasonable under the circumstances, with an opportunity to review and comment on any written communication (and participate in any meetings) with any such third party and/or any Governmental Authority.  The Company and Parent each shall give prompt notice to the other of any change that is reasonably likely to result in a Material Adverse Effect on the Company or Parent or a material delay in any party’s ability to consummate the transactions contemplated hereby, as applicable, or of any failure to the other party’s conditions set out in Article VII.

Section 6.6

Access to Information.  The Company and Parent each shall, upon request by the other, furnish the other with all information concerning themselves, their respective directors, officers, stockholders and partners and such other matters as may be reasonably necessary or advisable in connection with the Transactions, or any other statement, filing, notice or application made by or on behalf of the Company and Parent to any third party and/or any Governmental Authority in connection with the Transactions.

Section 6.7

Further Assurances.  Subject to the terms and conditions hereof, each of the parties hereto shall use its commercially reasonable efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the Transactions contemplated hereby, including the execution and delivery of any documents, certificates, instruments or other papers that are reasonably required for the consummation of the Transactions contemplated hereby.

Section 6.8

Commercially Reasonable Efforts.  Upon the terms and subject to the conditions set forth in this Agreement and except where a different standard is expressly applicable, each of the parties agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transactions, including using commercially reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article VII to be satisfied; (ii) the obtaining of all consents, approvals or waivers from third parties required to consummate the Transactions; (iii) the defending against any lawsuits, actions or proceedings, judicial or administrative, challenging this Agreement or the consummation of the Transactions, and seeking to have any preliminary injunction, temporary restraining order, stay or other legal restraint or prohibition entered or imposed by any court or other Governmental Authority that is not yet final and nonappealable vacated or reversed; and (iv) the execution or delivery of any additional instruments reasonably necessary to consummate the Transactions, and to fully carry out the purposes of this Agreement, including, without limitation, providing certificates as to factual matters in connection with legal opinions.

Section 6.9

Indemnification; Directors’ and Officers’ Insurance.

(a)

From and after the Effective Time, each of Parent and the Surviving Company agrees that it will (i) indemnify and hold harmless, to the extent the Company is obligated to indemnify and hold harmless such Persons as of the date of this Agreement (and Parent and the Surviving Company shall also advance expenses as incurred to the extent the Company is obligated to advance such expenses as of the date of this Agreement, provided the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification), each present and former director and officer of the Company (in each case, when acting in such capacity) (the “Indemnified Parties”), against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, settlements, losses, claims, damages or liabilities (collectively, “Costs”) incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, including the Transactions and (ii) include and cause to be maintained in effect in the Surviving Company’s (or any successor’s) constitutional documents after the Effective Time provisions regarding the elimination of liability of directors and officers and the indemnification of the Indemnified Parties that are no less advantageous to the intended beneficiaries than the corresponding provisions contained in the current certificate of incorporation and bylaws of the Company.

(b)

Prior to the Effective Time, the Company shall, and if the Company is unable to, Parent shall, cause the Surviving Company, as of the Effective Time, to obtain and fully pay for “tail” insurance policies with a claims period of six (6) years from and after the Effective Time from one or more insurance carriers with the same or better credit rating as the Company’s current insurance carriers with respect to directors’ and officers’ liability insurance and fiduciary liability insurance (collectively, “D&O Insurance”) with benefits and levels of coverage at least as favorable as the Company’s existing policies with respect to matters existing or occurring at or prior to the Effective Time (including in connection with this Agreement or the transactions or actions contemplated hereby). If the Company and the Surviving Company for any reason fail to obtain such “tail” insurance policies as of the Effective Time, the Surviving Company shall, and Parent shall cause the Surviving Company to, continue to maintain in effect for a period of six (6) years from and after the Effective Time the D&O Insurance in place as of the date hereof with benefits and levels of coverage at least as favorable as provided in the Company’s existing policies as of the date hereof, or the Surviving Company shall, and Parent shall cause the Surviving Company to, purchase comparable D&O Insurance for such six (6)-year period with benefits and levels of coverage at least as favorable as provided in the Company’s existing policies as of the date hereof; provided, however, that in no event shall Parent or the Surviving Company be required to expend for such policies an annual premium amount in excess of two hundred fifty percent (250%) of the annual premiums currently paid by the Company for such insurance; and, provided further that if the annual premiums of such insurance coverage exceed such amount, the Surviving Company shall obtain a policy with the greatest coverage available for a cost not exceeding such amount.

(c)

If Parent or the Surviving Company or any of their respective successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Company shall assume all of the obligations set forth in this Section 6.9.

(d)

The provisions of this Section 6.9 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties.

(e)

The rights of the Indemnified Parties under this Section 6.9 shall be in addition to any rights such Indemnified Parties may have under the Amendment and Restated Certificate of Incorporation or Bylaws of the Company, or under any applicable Contracts or Laws.

Section 6.10

Affiliates.  At least forty-five (45) days prior to the Company Stockholders Meeting (with updates thereafter as appropriate), the Company shall deliver to Parent a letter identifying each Person who may be deemed an “affiliate” of the Company for purposes of Rule 145 under the Securities Act.  The Company shall use its reasonable best efforts to obtain a written agreement from each Person who may be so deemed as soon as practicable and, in any event, at least thirty (30) days prior to the Company Stockholders Meeting, substantially in the form of Exhibit F hereto.

Section 6.11

Certain Litigation.  The Company shall give the Parent a reasonable opportunity to consult in the defense of any stockholder litigation against the Company and its directors relating to the Transactions.  In addition, the Company shall not voluntarily cooperate with any third party that may hereafter seek to restrain or prohibit or otherwise oppose the Sponsors' Voting and Support Agreement, the Proposed Charter Amendment, the Business Combination, the Merger, this Agreement or the Transactions and Parent and the Company shall cooperate to resist any such effort to restrain or prohibit or otherwise oppose the Sponsors' Voting and Support Agreement, the Proposed Charter Amendment, the Business Combination, the Merger, this Agreement or the Transactions.

Section 6.12

Public Disclosure.  From the date of this Agreement until the earlier to occur of the Effective Time or the termination of this Agreement pursuant to its terms, the parties shall cooperate in good faith to jointly prepare all press releases and public announcements pertaining to this Agreement and the Transactions, and no party shall issue or otherwise make any public announcement or communication pertaining to this Agreement or the Transactions without the prior consent of Parent (in the case of the Company) or the Company (in the case of Parent), except as required by any Laws or by the rules and regulations of, pursuant to any agreement with the NYSE Amex, or to the extent such information was previously disclosed in a public announcement or communication permitted under this Section 6.13.  Each party will not unreasonably withhold approval from the others with respect to any press release or public announcement.  If any party determines that it is required by any Laws or by the rules and regulations of, or pursuant to any agreement with, the NYSE Amex, to make this Agreement and the terms of the Transactions public or otherwise issue a press release or make public disclosure with respect thereto, it shall, to the extent permitted by Law, at a reasonable time before making any public disclosure, consult with the other party regarding such disclosure and give the other party reasonable time to comment on such release or announcement in advance of such issuance.  This provision will not apply to communications by any party to its counsel, accountants and other professional advisors.

Section 6.13

Listing.  Prior to the Effective Time, Parent shall use its reasonable best efforts to cause the Parent Shares to be issued in connection with the Merger to be listed on the NYSE or NYSE Amex, subject to official notice of issuance, as of or prior to the Effective Time.

Section 6.14

Section 16 Matters.  Prior to the Effective Time, Parent and the Company shall take all reasonable steps as may be required or permitted to cause any dispositions of the Shares and Warrants that occur or are deemed to occur by reason of or pursuant to the Transactions by each individual who is or will be subject to the reporting requirements of

Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 6.15

Trust Account.

(a)

Immediately upon the Effective Time, the Company shall cause the Trust Account to be disbursed to pay (i) Company Stockholders with whom the Company may enter into forward or other contracts to purchase their Shares, (ii) the deferred underwriters’ compensation owed by the Company in connection with the IPO, (iii) expenses of the Sponsors incurred on behalf of the Company, and (iv) third parties (e.g., professionals, printers, etc.) who have rendered and/or will render services to the Company in connection with its operations and efforts to effect a business combination, including the Merger, (v) on account of any Company Tax Liabilities, (vi) any Expenses incurred by shareholders of Parent or its Affiliates in connection with the Transactions and the Transaction Documents, (vii) up to $2,450,000 of committed expenses and obligations of the Company and (viii) the cost of D&O Insurance obtained in accordance with Section 6.9 hereof.

(b)

Immediately upon the Effective Time, the Company shall disburse of the balance of the funds held in the Trust Account as directed by Parent in writing, to pay Converting Shareholders and to be used by Parent and the Company for working capital requirements.

(c)

Notwithstanding anything in this Agreement to the contrary, each of Parent and Merger Sub acknowledges that it has read the Company’s final prospectus dated November 7, 2007, and understands that the Company has established the Trust Account for the benefit of the Public Stockholders and that the Company may disburse monies from the Trust Account only (a) to the Public Stockholders in the event they elect to convert their shares for the Conversion Price and/or the liquidation of the Company, (b) to the Company after, or concurrently with, the consummation of a business combination, and (c) to the Company in limited amounts for its working capital requirements and tax obligations.  Each of Parent and Merger Sub further acknowledge that if the transactions contemplated by this Agreement, or, upon termination of this Agreement, another business combination, are not consummated by November 7, 2009, the Company will be obligated to return to its stockholders the amounts being held in the Trust Account. Accordingly, except (subject to the occurrence of the Effective Time) as set forth in Section 6.16(a) and Section 8.3, each of Parent and Merger Sub, for itself and its subsidiaries, affiliated entities, directors, officers, employees, stockholders, representatives, advisors and all other associates and affiliates, hereby waive all rights, title, interest or claim of any kind against the Company to collect from the Trust Account any monies that may be owed to them by the Company for any reason whatsoever, including but not limited to a breach of this Agreement by the Company or any negotiations, agreements or understandings with the Company (whether in the past, present or future), and will not seek recourse against the Trust Account at any time for any reason whatsoever.  This paragraph will survive this Agreement and will not expire and will not be altered in any way without the express written consent of the Company.

Section 6.16

Share Purchases.  The parties agree and acknowledge that, following the initial filing of the Proxy Statement/Prospectus with the SEC, the Company may seek to purchase, or enter into binding contracts to purchase, Shares either in the open market or in privately negotiated transactions.  Any such purchases or contracts would be entered into and effected either (i) pursuant to a 10b(5)-1 plan, (ii) at a time when the Company, Parent, the Sponsors and their respective Affiliates are not aware of any material nonpublic information regarding the Company or its securities or (iii) pursuant to agreements between the buyer and seller of such Shares in a form that would not violate the insider trading rules.

Section 6.17

Proposed Charter Amendment.  Immediately prior to the Closing, the Company shall file the Proposed Charter Amendment with the Secretary of State of Delaware such that the Proposed Charter Amendment shall be in full force and effect on the Closing.

Section 6.18

REIT Election.  The Parent shall make a timely election to qualify as a real estate investment trust within the meaning of Section 856 of the Code (a “REIT”) in connection with the filing of its 2009 federal income Tax Return, and the Surviving Company and Parent, if requested by Parent, shall make an election to treat the Surviving Company as a taxable REIT subsidiary within the meaning of Section 856(l) of the Code, effective as of the Closing Date.

Section 6.19

Ancillary Agreements.  The Company shall enforce and perform all of its rights and obligations under the Ancillary Agreements and shall not agree to amend, waive or modify such rights or such agreements without the prior written consent of Parent.

Section 6.20

Asset Acquisition.  Promptly following the Effective Time, Parent shall begin acquiring agency residential mortgage-backed securities and other assets meeting the requirements set forth in the Investment Criteria.

Section 6.21

Resignation Letters.  Parent shall use commercially reasonable efforts to have the present directors of the Company deliver resignation letters, effective as of the Effective Time, no less than three (3) Business Days prior to the Effective Time.

Section 6.22

Registration Statement.  Promptly after the SEC has declared the S-4 Registration Statement effective, Parent shall, at the Company's expense, file a registration statement with the SEC registering for resale the Warrants (and underlying Shares) held by the Sponsors and Parent and use commercially reasonable efforts to have such registration statement declared effective at, or soon as reasonably practicable after, the Closing Date.

Section 6.23

Restrictions.  From the date hereof until the earlier of the Effective Time or the termination of this Agreement pursuant to its terms, except for the transaction contemplated by this Agreement, Parent shall not, and shall cause its Affiliates not to, (i) take any action to form a mortgage-backed securities REIT or engage in any transaction substantially similar in structure or nature thereto, whether or not through the acquisition of a special purpose acquisition company, an offering of securities or otherwise or (ii) enter into any discussions, negotiations or agreement with respect to any transaction contemplated in clause (i). Parent shall use commercially reasonable efforts to cause its officers, directors, employees, representatives and agents not to take any of the actions contemplated by the immediately preceding sentence.

Section 6.24

Cancellation of Certain Pre-IPO Shares.  On the day prior to the record date for the Enterprise Distribution, the Company shall cause each Share that is owned by the Sponsor Vehicle and that was acquired by the Sponsor Vehicle prior to the IPO to be transferred to the Company and to be cancelled and retired and to cease to exist, and no consideration shall be delivered in exchange therefor.

ARTICLE VII

CONDITIONS

Section 7.1

Conditions to Each Party’s Obligation to Effect the Merger.  The respective obligation of each party to effect the Merger shall be subject to the satisfaction or waiver of the following conditions:

(a)

Stockholder Approval.  The Company Stockholder Approval shall have been obtained.

(b)

Warrantholder Approval.  The Company Warrantholder Approval shall have been obtained.

(c)

Proposed Charter Amendment.  The Company shall have received an opinion of Richards, Layton & Finger, P.A. in form and substance reasonably satisfactory to both Parent and the Company, that the Proposed Charter Amendment is permissible under the DGCL and the Proposed Charter Amendment shall have been filed with the Secretary of State of Delaware and shall be in full force and effect.

(d)

Converting Stockholders.  Public Stockholders holding the Conversion Threshold shall not have voted against approval of the Business Combination and elected to convert their IPO Shares.

(e)

Registration Statement.  The S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act.  No stop order suspending the effectiveness of the S-4 Registration Statement shall have been issued by the SEC and remain in effect and no proceeding to that effect shall have been commenced or threatened. All necessary state securities or blue sky authorizations shall have been received.

(f)

Legal Action.  No statute, rule, ruling, regulation, judgment, decision, order, injunction, writ or decree shall have been enacted, entered, ordered, promulgated, issued or enforced by any court or other Governmental Authority that is in effect and prohibits, enjoins or restricts the consummation of the Transactions.

(g)

Tax Legal Opinion.  Each of the Company and Parent shall have received an opinion, in form and substance reasonably satisfactory to such party, dated as of the Closing Date, and based upon customary assumptions, qualifications and representations, warranties and covenants contained in an officer’s certificate, to the effect that for federal income tax purposes (A) the Merger will be treated as a contribution governed by Section 351 of the Code or a reorganization under Section 368(a) of the Code and (B) the holders of Shares will recognize no gain or loss on the exchange of those Shares for Parent Shares (except to the extent that a holder of Shares receives cash in exchange for any portion of its Shares), and such opinion shall not have been withdrawn.  The parties to this Agreement agree to make representations to each other in an agreed upon form, and the receipt of such representation letters by such counsel shall be a condition to the issuance of its opinion.

(h)

Trust Account.  The Trust Account shall contain no less than ONE HUNDRED MILLION DOLLARS ($100,000,000), after taking into account all payments described in Section 6.15(a).

Section 7.2

Conditions to the Obligations of the Company.  The obligations of the Company to effect the Merger shall be subject to the satisfaction or waiver of the following conditions:

(a)

Representations Accurate.  Each of the representations and warranties made by Parent and Merger Sub in this Agreement that is qualified by reference to materiality or Material Adverse Effect shall be true and correct, and each of the other representations and warranties made by the Parent and Merger Sub in this Agreement shall be true and correct except as would not reasonably be expected to have a Material Adverse Effect, in each case as of the date of this Agreement and at and as of the Closing Date as if made on that date (except in any case that representations and warranties that expressly speak as of a specified date or time need only be true and correct as of such specified date or time).

(b)

Performance.  Each of Parent and Merger Sub shall have performed and complied, in all material respects, with each agreement, covenant and obligation required by this Agreement to be so performed or complied with by it at or before the Closing Date.

(c)

Material Adverse Effect.  Since the date of this Agreement there has not been a Material Adverse Effect on Parent.

(d)

Officer’s Certificate.  Parent shall have delivered to the Company a certificate, dated the Closing Date and duly executed by the Chief Executive Officer of Parent, in form and substance reasonably satisfactory to the Company, to the effect of (a) - (c) of this Section 7.2.

(e)

Ancillary Agreements.  Each of the Ancillary Agreements shall be valid, binding and enforceable against each party that executed such Ancillary Agreement in accordance with its terms, and shall be in full force and effect, except as a result of the failure of the Company or the Sponsors to duly execute any such Ancillary Agreement.

(f)

REIT Legal Opinion.  The Company shall have received the opinion of Akerman Senterfitt, in form and substance reasonably satisfactory to the Company, dated as of the Closing Date, and based upon customary assumptions, qualifications, and representations, warranties and covenants contained in an officer’s certificate, regarding the qualification of Parent as a REIT under the Code.

Section 7.3

Conditions to the Obligations of Parent and Merger Sub.  The obligations of Parent and Merger Sub to effect the Merger shall be subject to the satisfaction or waiver of the following conditions:

(a)

Representations Accurate.  Each of the representations and warranties made by the Company in this Agreement that is qualified by reference to Material Adverse Effect shall be true and correct, and each of the other representations and warranties made by the Company in this Agreement shall be true and correct except as would not reasonably be expected to have a Material Adverse Effect, in each case as of the date of this Agreement and at and as of the Closing Date as if made on that date (except in any case that representations and warranties that expressly speak as of a specified date or time need only be true and correct as of such specified date or time).

(b)

Performance.  The Company shall have performed and complied, in all material respects, with each agreement, covenant and obligation required by this Agreement to be performed or complied with by it at or before the Closing Date.

(c)

Material Adverse Effect.  Since the date of this Agreement there has not been a Material Adverse Effect on the Company.

(d)

Officer’s Certificate.  The Company shall have delivered to Parent a certificate, dated the Closing Date and duly executed by the Chief Executive Officer of the Company, in form and substance reasonably satisfactory to Parent, to the effect of (a) - (c) of this Section 7.3.

(e)

Ancillary Agreements.  Each of the Ancillary Agreements shall be valid, binding and enforceable against each party that executed such Ancillary Agreement in accordance with its terms and shall be in full force and effect, except as a result of the failure of Parent, the Manager or any of their respective Affiliates to duly execute any such Ancillary Agreement.

ARTICLE VIII

TERMINATION

Section 8.1

Termination.  This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Company Stockholder Approval:

(a)

by mutual written consent of Parent and the Company;

(b)

by either Parent or the Company:

(i)

if the Company Stockholder Approval shall not have been obtained at the Company Stockholder Meeting or any adjournment or postponement thereof (but not later than the Termination Date);

(ii)

if the Effective Time shall not have occurred by November 7, 2009 (the “Termination Date”);

(iii)

if any Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Transactions and such order, decree or ruling or other action shall have become final and nonappealable; or

(iv)

if the other party shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement that (i) would give rise to the failure of a condition set forth in Article VII and (ii) cannot be or has not been cured within thirty (30) calendar days after receipt of written notice thereof;

(c)

by Parent:

(i)

if the Company’s board of directors or any committee thereof makes or publicly proposes to make a Change in Recommendation pursuant to Section 6.2(b)(i); or

(ii)

if the Company’s board of directors or any committee thereof approves or recommends or, after two (2) Business Days following receipt of an Acquisition Proposal, takes no position with respect to, or publicly proposes to approve or recommend or, after five (5) Business Days following receipt of an Acquisition Proposal, take no position with respect to, an Acquisition Proposal pursuant to Section 6.2(b)(ii).

(d)

by the Company if the Company’s board of directors or any committee thereof causes the Company to enter into any agreement related to any Acquisition Proposal (other than a confidentiality agreement as contemplated by Section 6.2(a)) pursuant to Section 6.2(b)(iii), provided that (i) the Company has complied with all provisions thereof, including the notice provisions therein and (ii) has paid the Termination Fee to Parent pursuant to Section 8.3; and

(e)

notwithstanding anything else contained in this Agreement, the right to terminate this Agreement under this Section 8.1(b), (c) or (d) shall not be available to any party (i) that is in material breach of its obligations hereunder or (ii) whose failure to fulfill its obligations or to comply with its covenants under this Agreement has been the cause of, or resulted in, the failure to satisfy any condition to the obligations of Parent or the Company hereunder.

Section 8.2

Effect of Termination.  In the event of a termination of this Agreement by either the Company or Parent as provided in Section 8.1, this Agreement shall forthwith become void except as specifically provided herein and, except as provided in this Section 8.2, Section 6.12 (Confidentiality), Section 6.16 (Trust Account), Section 8.3 (Termination Fee) and Article IX (Miscellaneous), each of which will survive termination and there shall be no liability or obligation on the part of any party hereto or their respective officers or directors; provided, however, that nothing herein shall relieve any party for liability for any willful breach hereof.

Section 8.3

Termination Fee.

(a)

In the event that Parent elects to terminate this Agreement pursuant to Section 8.1(c) and an Alternative Transaction is consummated within twelve (12) months following such termination, then the Company shall pay to Parent an amount in cash equal to FIVE MILLION DOLLARS ($5,000,000) (the “Termination Fee”).  The Termination Fee shall be paid by wire transfer or other means reasonably acceptable to Parent immediately upon the consummation of the Alternative Transaction.

(b)

In the event that the Company elects to terminate this Agreement pursuant to Section 8.1(d) and an Alternative Transaction is consummated within twelve (12) months following such termination, then the Company shall pay or cause to be paid an amount in cash equal to the Termination Fee to Parent by wire transfer or other means reasonably acceptable to Parent immediately upon the consummation of the Alternative Transaction.

(c)

The Termination Fee shall be the sole and exclusive remedy of Parent and Merger Sub against the Company and any of its current, former or future directors, officers, representatives or affiliates for any loss or damage suffered in connection with this Agreement or the Transactions.  In the event that the Company fails to pay the Termination Fee pursuant to this Section 8.3 when the payment thereof is not the subject of a bona fide dispute, Parent and Merger Sub shall be entitled to seek and receive, in addition to the Termination Fee pursuant to this Section 8.3, interest thereon and Parent and Merger Sub’s costs and expenses of collection thereof (including reasonable attorneys’ fees and expenses).

ARTICLE IX

MISCELLANEOUS

Section 9.1

Non-survival of Representations and Warranties.  None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time.  This Section 9.1 shall not limit any covenant or agreement which by its terms contemplates performance after the Effective Time.

Section 9.2

Notices.  All notices, requests and other communications under this Agreement must be in writing and will be deemed to have been duly given upon receipt to the parties at the following addresses or facsimiles (or at such other address or facsimile for a party as shall be specified by the notice):

If to the Company:

Enterprise Acquisition Corp.

6800 Broken Sound Parkway, Suite 200

Boca Raton, Florida 33487

Attention:  Daniel C. Staton

Facsimile:  (561) 988-4500

With copies (which shall not constitute notice) to:

Akerman Senterfitt

1 SE Third Avenue

Miami, FL 33131

Attention: Bradley D. Houser

Martin G. Burkett

Facsimile: (305) 374-5095

If to Parent or Merger Sub:

ARMOUR Residential REIT, Inc.

3005 Hammock Way

Vero Beach, FL 32963

Attention: Jeffrey J. Zimmer

Scott J. Ulm

Facsimile: (561) 988-4505

(561) 988-4504

With a copy (which shall not constitute notice) to:

Cahill Wink LLP

5 Penn Plaza – 23rd Floor

New York, NY 10001

Attention: David G. Nichols, Jr.

Facsimile: (518) 584-1962

Section 9.3

Entire Agreement.  This Agreement and the other Transaction Documents supersede all prior and contemporaneous discussions and agreements, both written and oral, among the parties with respect to the subject matter of this Agreement and the other Transaction Documents and constitute the sole and entire agreement among the parties to this Agreement with respect to the subject matter of this Agreement and the other Transaction Documents.

Section 9.4

Waiver.  Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition.  No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.  All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

Section 9.5

Amendment.  This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party to this Agreement at any time before or after obtaining the Company

Stockholder Approval, but, after the Company Stockholder Approval, no amendment shall be made that by Law or in accordance with the rules of NYSE Amex requires further approval by such stockholders without obtaining such further approval.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

Section 9.6

No Third-Party Beneficiary.  The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person except as provided in Section 6.9 (Indemnification; Directors’ and Officers’ Insurance) and Section 9.14 (Enforcement).

Section 9.7

Assignment; Binding Effect.  Neither this Agreement nor any right, interest or obligation under this Agreement may be assigned by any party to this Agreement by operation of law or otherwise without the prior written consent of the other parties to this Agreement and any attempt to do so will be void.  Subject to the foregoing, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties to this Agreement and their respective successors and assigns.

Section 9.8

CONSENT TO JURISDICTION AND SERVICE OF PROCESS.  EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY FEDERAL COURT LOCATED IN THE STATE OF DELAWARE OR ANY STATE COURT LOCATED IN THE STATE OF DELAWARE IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTION DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, AND AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE BROUGHT ONLY IN SUCH COURT (AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS OR ANY OTHER OBJECTION TO VENUE THEREIN); PROVIDED, HOWEVER, THAT SUCH CONSENT TO JURISDICTION IS SOLELY FOR THE PURPOSE REFERRED TO IN THIS SECTION 9.8 AND SHALL NOT BE DEEMED TO BE A GENERAL SUBMISSION TO THE JURISDICTION OF SAID COURTS OR IN THE STATE OF DELAWARE OTHER THAN FOR SUCH PURPOSE.  Any and all process may be served in any action, suit or proceeding arising in connection with this Agreement by complying with the provisions of Section 9.2.  Such service of process shall have the same effect as if the party being served were a resident in the State of Delaware and had been lawfully served with such process in such jurisdiction.  The parties hereby waive all claims of error by reason of such service.  Nothing herein shall affect the right of any party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the other in any other jurisdiction to enforce judgments or rulings of the aforementioned courts.

Section 9.9

Specific Performance.  The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

Section 9.10

Invalid Provisions.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

Section 9.11

GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD FOR THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

Section 9.12

Counterparts.  This Agreement may be executed in any number of counterparts, all of which will constitute one and the same instrument.

Section 9.13

Expenses.  The Surviving Company shall pay all Expenses of Parent, Merger Sub and the shareholders of Parent in connection with the transactions contemplated in Article III.  Whether or not the Merger is consummated, all costs and Expenses incurred in connection with this Agreement and the other Transaction Documents shall be paid by the party incurring such expense, except as contemplated by this Agreement, including Sections 6.16 (Trust Account) and 6.25 (Registration Statement) and any other Transaction Documents; provided, however, that the Company shall be responsible for all costs and Expenses of the financial printer and any SEC filing fees.

 [Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ARMOUR RESIDENTIAL REIT, INC.

By:

/s/ Jeffrey J. Zimmer

Name: Jeffrey J. Zimmer

Title: Chief Executive Officer

ARMOUR MERGER SUB CORP.

By:

/s/ Jeffrey J. Zimmer

Name: Jeffrey J. Zimmer

Title: Chief Executive Officer

ENTERPRISE ACQUISITION CORP.

By:

/s/ Daniel C. Staton

Name: Daniel C. Staton

Title: President & CEO

[Signature Page to Agreement and Plan of Merger]

SCHEDULE 4.6

ABSENCE OF UNDISCLOSED LIABILITIES

None.

SCHEDULE 4.7

ABSENCE OF CERTAIN CHANGES OR EVENTS

On  August 23, 2008 the Company entered into the Agreement and Plan of Merger by and among Company, Staton Bell Blank Check LLC, EAC I LLC, EAC II Corp., WF Capital Holdings, Inc., the securityholders of WF Capital Holdings, Inc., and Perseus, L.L.C., as the representative of such securityholders (the "Workflow Merger Agreement"), which was terminated on March 2, 2009 due to the fact that the merger had not occurred on or before February 28, 2009, the termination date in the Workflow Merger Agreement.

SCHEDULE 5.7

BROKERS

EXHIBIT A

FORM OF SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ENTERPRISE ACQUISITION CORP.

Pursuant to Section 245 of the

Delaware General Corporation Law

ENTERPRISE ACQUISITION CORP., a corporation existing under the laws of the State of Delaware (the “Corporation”), by its Chief Executive Officer, hereby certifies as follows:

1.

The name of the Corporation is “Enterprise Acquisition Corp.”

2.

The Corporation’s Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on July 9, 2007.

3.

An Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of State of Delaware on November 13, 2007.

4.

This Second Amended and Restated Certificate of Incorporation restates, integrates and amends the Amended and Restated Certificate of Incorporation of the Corporation.

5.

This Second Amended and Restated Certificate of Incorporation was duly adopted by joint written consent of the directors and stockholders of the Corporation in accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (“DGCL”).

6.

The text of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated to read in full as follows:

FIRST:

The name of the corporation is Enterprise Acquisition Corp. (hereinafter sometimes referred to as the “Corporation”).

SECOND:

The registered office of the Corporation is to be located at the Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle, zip code 19801. The name of its registered agent at that address is the Corporation Trust Company.

THIRD:

The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the DGCL.

FOURTH:

The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 101,000,000 of which 100,000,000 shares shall be Common Stock of the par value of $.0001 per share and 1,000,000 shares shall be Preferred Stock of the par value of $.0001 per share.

A.

Preferred Stock. The Board of Directors is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a “Preferred Stock Designation”) and as may be permitted by the DGCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

B.

Common Stock. Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

FIFTH:

The name and mailing address of the sole incorporator of the Corporation are as follows:

Name	Address
Mark Y. Liu	Akerman Senterfitt One SE Third Avenue Suite 2800 Miami, Florida 33131

SIXTH:

The Corporation’s existence shall terminate on November 7, 2009 (the “Termination Date”). This provision may only be amended in connection with, and become effective upon, the consummation of a Business Combination (defined below). A proposal to so amend this section shall be submitted to stockholders in connection with any proposed Business Combination pursuant to Article Seventh (A) below.

SEVENTH:

The following provisions (A) through (H) shall apply during the period commencing upon the filing of this Certificate of Incorporation and terminating upon the consummation of any “Business Combination." A “Business Combination” shall mean the acquisition by the Corporation or its stockholders, whether by merger, capital stock exchange, asset, stock purchase, reorganization or other similar business combination, of one or more entities or assets (“Target Business” or “Target Businesses”) and resulting in ownership by the Corporation or its stockholders of more than 50% of the voting securities of the Target Business or Businesses. Any acquisition of multiple Target Businesses shall occur simultaneously.

“IPO Shares” shall mean the shares of Common Stock issued in the IPO.

The “Trust Fund” shall mean the trust account established by the Corporation in connection with the consummation of its IPO and into which the Corporation will deposit a designated portion of the net proceeds from the IPO, including any amount that is or will be due and payable as deferred underwriting discounts and commissions (the “Deferred Underwriting Compensation”) pursuant to the terms and conditions of the underwriting agreement (the “Underwriting Agreement”) to be entered into with the underwriters of the IPO.

A.        Prior to the consummation of any Business Combination, the Corporation shall submit such Business Combination to its stockholders for approval regardless of whether the Business Combination is of a type which normally would require such stockholder approval under the DGCL. In the event that a majority of the IPO Shares present and entitled to vote at the meeting to approve the Business Combination are voted for the approval of such Business Combination, the Corporation shall be authorized to consummate the Business Combination; provided that the Corporation shall not consummate any Business Combination if the holders of 50% or more of the IPO Shares vote against the Business Combination and exercise their conversion rights described in paragraph C below.

B.           Upon consummation of the IPO, the Corporation delivered, or caused to be delivered, for deposit into the Trust Fund $247,575,000 comprising (i) $240,075,000 of the net proceeds of the IPO, including $8,375,000 of deferred underwriting discounts and commissions and (ii) $7,500,000 of the proceeds from the Corporation's sale of 7,500,000 warrants to its founding stockholder, Staton Bell Blank Check LLC.

C.        In the event that a Business Combination is approved in accordance with the above paragraph (A) and is consummated by the Corporation, any stockholder of the Corporation holding IPO Shares who voted against the Business Combination may, contemporaneously with such vote, demand that the Corporation convert its IPO Shares into cash. If so demanded, the Corporation shall, promptly after consummation of the Business Combination, convert such shares into cash at a per share conversion price equal to the quotient determined by dividing (i) the amount in the Trust Fund, inclusive of any interest thereon, calculated as of two business days prior to the consummation of the Business Combination, by (ii) the total number of IPO Shares.

D.        In the event that the Corporation does not consummate a Business Combination by the Termination Date, the officers of the Corporation shall take all such action necessary to dissolve and liquidate the Corporation as soon as reasonably practicable. In the event that the Corporation is so dissolved and liquidated, only the holders of IPO Shares shall be entitled to receive liquidating distributions and the Corporation shall pay no liquidating distributions with respect to any other shares of capital stock of the Corporation.

E.        A holder of IPO Shares shall be entitled to receive distributions from the Trust Fund only in the event of a liquidation of the Corporation or in the event such holder demands conversion of its shares in accordance with paragraph C above. In no other circumstances shall a holder of shares of Common Stock have any right or interest of any kind in or to the Trust Fund.

F.        Unless and until the Corporation has consummated a Business Combination as permitted under this Article Seventh, the Corporation may not consummate any other business combination, whether by merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination or transaction or otherwise.  The Corporation will not enter into a Business Combination with a Target Business that is affiliated with any of the Corporation's officers, directors or stockholders, unless the Corporation obtains an opinion from an unaffiliated, independent investment banking firm that the Business Combination is fair to the Corporation's unaffiliated stockholders from a financial point of view.

G.        The Corporation shall not, and no employee of the Corporation shall, disburse or cause to be disbursed any of the proceeds held in the Trust Fund except (i) for the release of interest income to cover any tax obligation owed by the Corporation, (ii) for the release of interest income of up to $2,450,000 to the Corporation to cover expenses related to investigating and selecting a Target Business and the Corporation’s other working capital requirements, (iii) in connection with a Business Combination or thereafter, including the payment of any Deferred Underwriting Compensation in accordance with the terms of the Underwriting Agreement, (iv) upon the Corporation's liquidation or (v) as otherwise set forth herein.

H.        In no event will any of the Corporation’s officers, directors, stockholders or special advisors, or any entity with which they are affiliated, be paid, from the Corporation or a Target Business, any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a Business Combination (regardless of the type of transaction that it is); provided that the Corporation's officers and directors and its and their affiliates shall be entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on the Corporation’s behalf, such as identifying and investigating possible Target Businesses and Business Combinations. Payments of an aggregate of $7,500 per month for office space and related services to Bell & Staton, Inc. shall not be subject to the provisions of this paragraph H.

EIGHTH:    The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A.        Election of directors need not be by ballot unless the by-laws of the Corporation so provide.

B.        The Board of Directors shall have the power, without the assent or vote of the stockholders, to make, alter, amend, change, add to or repeal the by-laws of the Corporation as provided in the by-laws of the Corporation.

C.        The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interests, or for any other reason.

D.        In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Certificate of Incorporation, and to any by-laws from time to time made by the stockholders; provided, however, that no by-law so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

E.        The Board of Directors shall be divided into three classes: Class A, Class B and Class C. The number of directors in each class shall be as nearly equal as possible. At the first election of directors by the incorporator, the incorporator shall elect a Class C director for a term expiring at the Corporation’s third Annual Meeting of Stockholders. The Class C director shall then appoint additional Class A, Class B and Class C directors, as necessary. The directors in Class A shall be elected for a term expiring at the first Annual Meeting of Stockholders, the directors in Class B shall be elected for a term expiring at the second Annual Meeting of Stockholders and the directors in Class C shall be elected for a term expiring at the third Annual Meeting of Stockholders. Commencing at the first Annual Meeting of Stockholders, and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Except as the DGCL may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the

Corporation’s by-laws), or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.

NINTH:

A.        A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this paragraph A by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

B.        The Corporation, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.

TENTH:         Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation. This Article Tenth is subject to the requirements set forth in Article Seventh, and any conflict arising in respect of the terms set forth hereunder and thereunder shall be resolved by reference to the terms set forth in Article Seventh.

ELEVENTH:         The Corporation hereby elects not to be governed by Section 203 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Second Amended and Restated Certificate of Incorporation to be signed by Daniel C. Staton, its Chief Executive Officer, as of the __th day of __________, 2009.

Daniel C. Staton, Chief Executive Officer

EXHIBIT B

INVESTMENT CRITERIA FOR ASSET ACQUISITIONS

ARMOUR Residential REIT, Inc. (“Parent”) will invest, on a leveraged basis, primarily in hybrid adjustable-rate, adjustable-rate and fixed-rate residential mortgage-backed securities issued or guaranteed by a U.S. Government-chartered entity, such as the Federal National Mortgage Association (more commonly known as Fannie Mae) and the Federal Home Loan Mortgage Corporation (more commonly known as Freddie Mac), or guaranteed by the Government National Mortgage Administration, a U.S. Government corporation (more commonly known as Ginnie Mae) (collectively, “Agency Securities”).  A portion of Parent's portfolio may be invested in unsecured notes and bonds issued by U.S. Government-chartered entities (collectively, “Agency Debt”), U.S. Treasuries and money market instruments (including reverse repurchase agreements), or accounts at state or federal chartered financial institutions, subject to certain income tests Parent must satisfy for its qualification as a REIT.  Parent may also invest in hedging and other derivative instruments related to the foregoing investments.  In the case of any ambiguity in the application of the foregoing restrictions, the Board of Directors of Parent will determine its application.

EXHIBIT C

FORM OF MANAGEMENT AGREEMENT

This MANAGEMENT AGREEMENT is entered into as of [●], by and between (i) ARMOUR RESIDENTIAL REIT, INC., a Maryland corporation (the “REIT”), and (ii) ARMOUR RESIDENTIAL MANAGEMENT LLC, a Delaware limited liability company (the “Manager”).

RECITALS

WHEREAS, the REIT intends to use the net proceeds of borrowings and securities offerings and the net returns on its investments which are not otherwise distributed to stockholders (i) in Mortgage Assets (as defined below), and (ii) in any such other assets, in a manner which allows the REIT to qualify as a “real estate investment trust” under the Code (as defined below); and

WHEREAS, the REIT desires that the Manager undertake, on the REIT’s behalf, the duties and responsibilities as set forth in this Agreement, subject to the direction of the Manager or, only where applicable and only if and when any of the stock of the REIT becomes publicly traded, subject to the direction and oversight of the Board of Directors (as defined below), on the terms and conditions set forth in this Agreement; and

WHEREAS, the Manager desires to undertake, on the REIT’s behalf, the duties and responsibilities as set forth in this Agreement on the terms and conditions set forth in this Agreement; and

WHEREAS, the REIT and the Manager desire to state in its entirety the management agreement by and between the REIT and the Manager;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreement contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.

Definitions.  Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings assigned to them below:

1.1

“Affiliate” means, with respect to any specified Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, that specified Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), with respect to any specified Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that specified Person, whether by contract, through the ownership of voting securities or other equity interests (including partnership or membership interests), or otherwise.

1.2

“Agreement” means this Management Agreement, as the same may be amended from time to time.

1.3

“Annual Minimum Fee” means $900,000 for each fiscal year of this Agreement.

1.4

“Base Management Fee” shall have the meaning set forth in Section 6.1 of this Agreement.

1.5

“Board of Directors” means the member(s) of the Board of Directors of the REIT, applicable if and when any of the stock of the REIT becomes publicly traded.

1.6

“Business Day” means a day on which the banks are opened for business (Saturdays, Sundays, statutory and civic holidays excluded) in New York, New York, United States.

1.7

“Cause” means, for purposes of a termination of this Agreement by the REIT without penalty or payment of a Termination Fee, a final determination by a court of competent jurisdiction (a) that the Manager has materially breached this Agreement that has a material adverse effect on the REIT and such material breach has continued for a period of 30 days after receipt by the Manager of written notice thereof specifying such breach and requesting that the same be remedied in such 30-day period, (b) that an action taken or omitted to be taken by the

Manager in connection with this Agreement constitutes willful misconduct or gross negligence that results in material harm to the REIT and such willful misconduct or gross negligence has not been cured within a period of 30 days after receipt by the Manager of written notice thereof specifying such willful misconduct or gross negligence and requesting that the same be remedied in such 30-day period, or (c) that an action taken or omitted to be taken by the Manager in connection with this Agreement constitutes fraud that results in material harm to the REIT.

1.8

“Code” means the Internal Revenue Code of 1986, as amended.

1.9

“Effective Date” means the date of the consummation of the Merger.

1.10

“Governing Instruments” means the articles of incorporation or charter, as the case may be, and the bylaws of the REIT and its subsidiaries, as those documents may be amended from time to time.

1.11

“Gross Equity Raised” means an amount in dollars calculated as of the date of determination that is equal to (a) the initial equity capital of the REIT following the consummation of the Merger, plus (b) equity capital raised in public or private issuances of the REIT’s equity securities (calculated before underwriting fees and distribution expenses, if any), less (c) capital returned to the stockholders of the REIT, as adjusted to exclude (d) one-time charges pursuant to changes in GAAP and certain non-cash charges after discussion between the Manager and the Board of Directors and approved by a majority of the Board of Directors, if and when any of the stock of the REIT becomes publicly traded.

1.12

“Independent Directors” means the members of the Board of Directors who are not officers or employees of the Manager or any Person directly or indirectly controlling or controlled by the Manager, and who are otherwise “independent” in accordance with the REIT’s Governing Instruments and policies and, if applicable, the rules of any national securities exchange on which the REIT’s common stock is listed.

1.13

“Initial Term” shall have the meaning set forth in Section 10.1 of this Agreement.

1.14

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended.

1.15

“Manager” shall have the meaning set forth in the Preamble of this Agreement and shall include any successor thereto (subject to the provisions of Section 13).

1.16

“Manager Obligations” shall have the meaning set forth in Section 2.4.2 of this Agreement and may be limited from time to time in the REIT’s discretion.

1.17

“Manager Shareholders” shall have the meaning set forth in Section 2.5 of this Agreement.

1.18

“Merger” means the merger contemplated pursuant to the Merger Agreement.

1.19

“Merger Agreement” means that Agreement and Plan of Merger, dated as of July 29, 2009, among the REIT, ARMOUR Merger Sub Corp., a Delaware corporation, and Enterprise Acquisition Corp., a Delaware corporation.

1.20

“Mortgage Assets” means the following assets types of the REIT which the REIT may determine from time to time shall be solely managed by the Manager:

(i)

mortgage securities (or interests therein), including (a) adjustable-rate, hybrid adjustable-rate and pass-through certificates (including GNMA certificates, FNMA certificates and FHLMC certificates), collateralized mortgage obligations, (c) securities representing interests in, or secured by, agency wrapped mortgages on real property other than pass-through certificates and CMOs, (d) agency mortgage derivative securities and other agency mortgage-backed and mortgage collateralized obligations, and (e) mortgage derivative securities;

(ii)

U.S. government issued bills, notes and bonds including general obligations of the agencies of the U.S. government (including, but not limited to GNMA, FNMA and FHLMC); and

(iii)

short-term investments, including short-term bank certificates of deposit, short-term U.S. Treasury securities, short-term U.S. government agency securities, commercial paper, repurchase agreements, short-term CMOs, short-term asset backed securities and other similar types of short-term investment instruments, all of which will have maturities or average lives of less than one (1) year.

1.21

“Non-Renewal Notice” shall have the meaning set forth in Section 10.1 of this Agreement.

1.22

“Notice of Proposal to Negotiate” shall have the meaning set Forth in Section 10.5 of this Agreement.

1.23

“Person” means any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

1.24

“Real Estate Investment Trust” means a “real estate investment trust” as defined under the Code.

1.25

“REIT” shall have the meaning set forth in the Preamble of this Agreement and shall include any subsidiary and any successor thereto.

1.26

“REIT Provisions of the Code” means Sections 856 through 860 of the Code.

1.27

“Renewal Term” shall have the meaning set forth in Section 10.1 of this Agreement.

1.28

“Staton Bell” shall have the meaning set forth in Section 2.5 of this Agreement.

1.29

“Sub-Management Agreement” shall have the meaning set forth in Section 2.5 of this Agreement.

1.30

“Termination Fee” means an amount equal to three (3) times the Base Management Fee paid to the Manager in the preceding full twelve (12) months, calculated as of the effective date of the termination of this Agreement pursuant to Section 10.2.

2.

General Duties of the Manager.

2.1

Services.  Until any of the stock of the REIT becomes publicly traded, all services performed by the Manager under this Agreement shall be under the direction of the Manager.  If and when any of the stock of the REIT becomes publicly traded, all services performed by the Manager under this Agreement shall be subject to the direction and oversight of the Board of Directors.  As may be limited from time to time by the REIT in its discretion, the Manager shall (i) manage the day-to-day operations of the REIT and perform the services and other activities described below, and (ii) to the extent directed by the Board of Directors (if and when any of the stock of the REIT becomes publicly traded), perform similar management and services for any subsidiary of the REIT; provided, however, that nothing herein shall give the Manager the right (or obligate the Manager) to supervise any other manager engaged by the REIT (each such other manager, an “Other Manager”), or to manage or otherwise participate in any way in any securitization transaction undertaken by the REIT or any joint venture formed by the REIT.  Subject to the REIT’s right to retain Other Managers and the REIT’s right to limit the following duties in its discretion from time to time to the Mortgage Assets which the REIT determines from time to time shall be solely managed by the Manager, the Manager shall perform the following services from time to time as may be required for the management of the REIT and its assets (other than any such assets solely being managed by an Other Manager):

2.1.1

serving as a consultant to the REIT with respect to the formulation of investment criteria for assets managed by the Manager and the preparation of policy guidelines by the Board of Directors (if and when any of the stock of the REIT becomes publicly traded) for such assets;

2.1.2

assisting the REIT in developing criteria for Mortgage Asset purchase commitments that are consistent with the REIT’s long-term investment objectives and making available to the REIT its knowledge and experience with respect to Mortgage Assets managed by the Manager;

2.1.3

representing the REIT in connection with certain of the REIT’s purchases, sales and commitments to purchase or sell Mortgage Assets managed by the Manager that meet in all material respects the REIT’s investment criteria, including without limitation by providing repurchase agreement and similar portfolio management expertise as appropriate in connection therewith;

2.1.4

managing the REIT’s Mortgage Assets (other than any Mortgage Assets managed solely by Other Managers);

2.1.5

advising the REIT and negotiating the REIT’s agreements with third-party lenders for borrowings by the REIT;

2.1.6

making available to the REIT statistical and economic research and analysis regarding the REIT’s activities managed by the Manager and the services performed for the REIT by the Manager;

2.1.7

monitoring and providing to the Board of Director, if and when any of the stock of the REIT becomes publicly traded, from time to time price information and other data obtained from certain nationally-recognized dealers that maintain markets in mortgage assets identified by the Board of Directors (if and when any of the stock of the REIT becomes publicly traded) from time to time, and providing data and advice to the Board of Directors (if and when any of the stock of the REIT becomes publicly traded) in connection with the identification of such dealers, in each case with respect to assets managed by the Manager;

2.1.8

investing or reinvesting money of the REIT, which the REIT determines from time to time shall be solely managed by the Manager, in accordance with the REIT’s policies and procedures;

2.1.9

providing executive and administrative personnel, office space and other appropriate services required in rendering services to the REIT, in accordance with and subject to the terms of this Agreement;

2.1.10

administering the day-to-day operations of the REIT and performing and supervising the performance of such other administrative functions necessary to the management of the REIT as may be agreed upon by the Manager and the Board of Directors (if and when any of the stock of the REIT becomes publicly traded), including, without limitation, the collection of revenues and the payment of the REIT’s debts and obligations from the REIT’s accounts (in each case in respect of assets managed by the Manager), and the maintenance of appropriate computer systems and related information technology to perform such administrative and management functions;

2.1.11

advising the Board of Directors (if and when any of the stock of the REIT becomes publicly traded) in connection with certain policy decisions (other than any such decisions solely relating to Other Managers);

2.1.12

evaluating and recommending hedging strategies to the Board of Directors (if and when any of the stock of the REIT becomes publicly traded) and, upon approval by the Board of Directors (if and when any of the stock of the REIT becomes publicly traded), engaging in hedging activities on behalf of the REIT consistent with the REIT’s status as a Real Estate Investment Trust, in each case in respect of assets managed by the Manager;

2.1.13

supervising compliance by the REIT with the REIT Provisions of the Code and maintenance of its status as a Real Estate Investment Trust (other than in respect of any assets not managed by the Manager);

2.1.14

qualifying and causing the REIT to qualify to do business in all applicable jurisdictions and obtaining and maintaining all appropriate licenses (other than in respect of any activities not managed by the Manager);

2.1.15

assisting the REIT to retain qualified accountants and tax experts to assist in developing and monitoring appropriate accounting procedures and testing systems and to conduct quarterly compliance reviews as the Board of Directors (if and when any of the stock of the REIT becomes publicly traded) may deem necessary or advisable (other than any such procedures or reviews relating solely to Other Managers);

2.1.16

assisting the REIT in its compliance with all federal (including, without limitation, the Sarbanes-Oxley Act of 2002), state and local regulatory requirements applicable to the REIT in respect of its business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports, documents and filings, if any, required under the Securities Exchange Act of 1934, as amended, or other federal or state laws;

2.1.17

assisting the REIT in its compliance with federal, state and local tax filings and reports, and generally enable the REIT to maintain its status as a Real Estate Investment Trust, including soliciting stockholders, as defined below, for required information to the extent provided in the REIT Provisions of the Code;

2.1.18

assisting the REIT in its maintenance of an exemption from the Investment Company Act and monitoring compliance with the requirements for maintaining an exemption from the Investment Company Act;

2.1.19

advising the REIT as to its capital structure and capital raising activities (other than in respect of capital not to be managed by the Manager);

2.1.20

handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which the REIT may be involved or to which the REIT may be subject arising out of the REIT’s day-to-day operations, subject to the approval of the Board of Directors (if and when any of the stock of the REIT becomes publicly traded) and excluding any such proceedings or negotiations solely involving Other Managers;

2.1.21

engaging and supervising, on behalf of the REIT at the REIT’s request and at the REIT’s expense, the following, without limitation:  independent contractors to provide investment banking services, leasing services, mortgage brokerage services, securities brokerage services, other financial services and such other services as may be deemed by the Board of Directors (if and when any of the stock of the REIT becomes publicly traded) to be necessary or advisable from time to time (other than Other Managers, or any of the foregoing to be utilized in connection with activities being solely conducted by Other Managers);

2.1.22

so long as the Manager does not incur additional costs or expenses, and the REIT does not incur additional costs or expenses which are not specifically approved in writing by the REIT, performing such other services as may be necessary or advisable from time to time for management and other activities relating to the assets of the REIT as the Board of Directors (if and when any of the stock of the REIT becomes publicly traded) shall reasonably request or the Manager shall deem appropriate under the particular circumstances; and

2.1.23

assisting the REIT, upon the REIT’s request therefor, in evaluating the advantages and disadvantages of the REIT internalizing the functions of the Manager or of any merger and acquisition transaction that the REIT may elect to pursue, which also may be subject to approval by the shareholders of the REIT.

2.2

Obligations of the Manager.

2.2.1

Verify Conformity with Acquisition Criteria.  At all times (and, if and when any of the stock of the REIT becomes publicly traded, subject to the direction of the Board of Directors), the Manager shall use commercially reasonable efforts to provide that each Mortgage Asset acquired by the Manager for the REIT conforms in all material respects to the acquisition criteria of the REIT and shall seek to cause each seller or transferor of such Mortgage Assets to the REIT to make such representations and warranties regarding such Mortgage Assets as may, in the reasonable judgment of the Manager, be necessary and appropriate, subject to market custom.  In addition, the Manager shall take such other action as it deems reasonably necessary or appropriate in seeking to protect the REIT’s investments to the extent consistent with its duties under this Agreement.

2.2.2

Conduct Activities in Conformity with REIT Status and All Applicable Restrictions.  At all times (and, if and when any of the stock of the REIT becomes publicly traded, subject to the direction of the Board of Directors) and with reasonable advance notice from the REIT of any pertinent information relating to any activities of the REIT as may then be conducted by Other Managers, the Manager shall refrain from any action which would adversely affect the status of the REIT or, if applicable, any subsidiary of the REIT as a Real Estate Investment Trust or (i) which would violate any material law, rule or regulation of any governmental body or agency having jurisdiction over the REIT or any such subsidiary or (ii) which would otherwise not be permitted by the REIT’s or such subsidiary’s Governing Instruments, any material operating policies adopted by the REIT, or any agreements actually known by the Manager, except in each of clauses (i) and (ii) as could not reasonably be expected to have a material adverse effect on the REIT.  If the Manager is directed to take any such action by the Board of Directors (if and when any of the stock of the REIT becomes publicly traded), the Manager shall promptly notify the Board of Directors (if and when any of the stock of the REIT becomes publicly traded) of the Manager’s judgment that such action would adversely affect such status or cause such violation or not be permitted as aforesaid.

2.2.3

Reports.  If and when any of the stock of the REIT becomes publicly traded and upon the request of the Board of Directors and at the sole cost and expense of the REIT, the Manager shall cause an annual compliance report of the REIT to be prepared by a firm independent of the Manager and its Affiliates and having the proper expertise to determine compliance with the REIT Provisions of the Code and related matters.  In addition, the Manager shall prepare regular reports for the Board of Directors (if and when any of the stock of the REIT becomes publicly traded) that will review the REIT’s acquisitions of Mortgage Assets, portfolio composition and characteristics, credit quality (if applicable), performance and compliance with the REIT’s investment policies and policies that enable the REIT to maintain its qualification as a Real Estate Investment Trust and to maintain its exemption from being deemed an “investment company” under the Investment Company Act; provided that such reports shall only relate to assets the REIT has determined shall be managed by the Manager.

2.2.4

Portfolio Transactions.  In placing portfolio transactions and selecting brokers or dealers, the Manager shall seek to obtain on behalf of the REIT commercially reasonable terms.  In assessing commercially reasonable terms for any transaction, the Manager shall consider all factors it deems relevant, including, without limitation, the breadth of the market for the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis.

2.3

Cooperation of the REIT.  The REIT (and, if and when any of the stock of the REIT becomes publicly traded, the Board of Directors) shall take such actions as may reasonably be required to permit and enable the Manager to carry out its duties and obligations under this Agreement, including, without limitation, the steps reasonably necessary to allow the Manager to file any registration statement on behalf of the REIT in a timely manner if the REIT requests that the Manager do so.  The REIT further agrees to use commercially reasonable efforts to make available to the Manager reasonably available resources, information and materials reasonably requested by the Manager to enable the Manager to satisfy its obligations hereunder, including its obligations to deliver financial statements and any other information or reports with respect to the REIT.  If the Manager is not able to provide a service, or in the reasonable judgment of the Manager it is not prudent to provide a service, without the approval of the Board of Directors (if and when any of the stock of the REIT becomes publicly traded), then the Manager shall be excused from providing such service (and shall not be in breach of this Agreement) until the applicable approval has been obtained; provided, however, that the Manager shall have promptly advised the Board of Directors (if and when any of the stock of the REIT becomes publicly traded) in writing that the Manager is awaiting such approval.

2.4

Engagement of Third Parties.

2.4.1

Securities Dealers.  Subject to the REIT’s right to retain Other Managers and the REIT’s right to limit the Manager’s authorizations in the REIT’s discretion from time to time, the Manager is authorized, for and on behalf, and at the sole cost and expense of the REIT, to employ such securities dealers (including Affiliates of the Manager) for the purchase and sale of the REIT’s Mortgage Assets managed by the Manager as may, in the reasonable judgment of the Manager, be necessary to obtain the best commercially available net results taking into account such factors as the policies of the REIT, price, dealer spread, the size, type and difficulty of the transaction involved, the firm’s general execution and operational facilities and the firm’s risk in positioning the securities involved.  Consistent with this policy, and subject to the foregoing caveats with respect to the REIT’s rights, the Manager is authorized to direct the execution of the REIT’s portfolio transactions to dealers and brokers furnishing statistical information or research deemed by the Manager to be reasonably necessary to the performance of its investment advisory functions for the REIT.

2.4.2

Other Third Parties.  The Manager is authorized to retain, for and on behalf of the REIT, the services of third parties (including Affiliates of the Manager), including, without limitation,

accountants, legal counsel, appraisers, insurers, brokers, dealers, transfer agents, registrars, developers, investment banks, financial advisors, banks and other lenders and others as the Manager deems reasonably necessary or advisable in connection with the management and operations of the REIT. The costs and expenses related to the retention of third parties shall be the sole cost and expense of the REIT except to the extent (i) the third party is retained to make decisions to invest in and dispose of Mortgage Assets, provide administrative, data processing or clerical services, prepare the financial records of the REIT or prepare a report summarizing the REIT’s acquisitions of Mortgage Assets, portfolio compensation and characteristics, credit quality (if applicable) or performance of the portfolio, in each case with respect to assets the REIT has determined shall be managed by the Manager, in which case it shall be at the sole cost and expense of the Manager unless otherwise approved by the Board of Directors (if and when any of the stock of the REIT becomes publicly traded) or (ii) the costs and expenses are not reimbursable pursuant to Section 7.3 of this Agreement (collectively, the “Manager Obligations”).  Notwithstanding anything in this Agreement to the contrary, in no event shall the Manager be responsible for any costs or expenses related to or incurred by any Other Manager.

2.4.3

Affiliates.  Notwithstanding anything contained in this Agreement to the contrary, the Manager shall have the right to cause any of its services under this Agreement to be rendered by the Manager’s employees or Affiliates of the Manager. The REIT shall pay or reimburse the Manager or its Affiliates (subject to the foregoing approval) for the reasonable and actually incurred cost and expense of performing such services by the Affiliate, including, without limitation, back office support services specifically requested by the REIT if the costs and expenses of such Affiliate would have been reimbursable under this Agreement if such Affiliate were an unaffiliated third party, or if such service had been performed by the Manager itself.

2.5

Sub-Management Agreement.  The REIT and the Manager expressly acknowledge and agree that, concurrent with this Agreement, the Manager is entering into the Sub-Management Agreement, dated as of even date herewith, by and among the Manager, Staton Bell Blank Check LLC (“Staton Bell”), and Jeffrey J. Zimmer and Scott J. Ulm (Messrs. Zimmer and Ulm, together, the “Manager Shareholders”) (such agreement, the “Sub-Management Agreement”), and nothing to the contrary contained in this Agreement shall limit the ability of the Manager, Staton Bell, or the Manager Shareholders to enter into and perform their respective obligations under such Sub-Management Agreement or otherwise limit the effectiveness of such Sub-Management Agreement.  The REIT represents and warrants that the Sub-Management Agreement has been duly authorized and approved by all necessary action of the REIT.

3.

Additional Activities.

3.1

Other Activities of the Manager.  Nothing in this Agreement shall (i) prevent the Manager or its Affiliates, officers, directors or employees, from engaging in other businesses or from rendering services of any kind to any other person or entity, including, without limitation, investing in, or rendering advisory service to others investing in, any type of mortgage assets or other real estate investments (including, without limitation, investments that meet the principal investment objectives of the REIT), whether or not the investment objectives or policies of any such other person or entity are similar to those of the REIT, or (ii) in any way bind or restrict the Manager or its Affiliates, officers, directors or employees from buying, selling or trading any securities or commodities for their own accounts or for the account of others for whom the Manager or its Affiliates, officers, directors or employees may be acting.  The REIT acknowledges that the Manager will base allocation decisions on the procedures the Manager and the REIT reasonably and in good faith consider fair and equitable, including, without limitation, such considerations as investment objectives, restrictions and time horizon, availability of cash and the amount of existing holdings.  While information and recommendations supplied to the REIT shall, in the Manager’s reasonable and good faith judgment, be appropriate under the circumstances and in light of the investment objectives and policies of the REIT, they may be different from the information and recommendations supplied by the Manager or any Affiliate of the Manager to other investment companies, funds and advisory accounts.  The REIT shall be entitled to equitable treatment under the circumstances in receiving information, recommendations and any other services.  However, the REIT recognizes that it is not entitled to receive preferential treatment as compared with the treatment given by the Manager or any Affiliate of the Manager to any investment company, fund or advisory account other than any fund or advisory account which contains only funds invested by the Manager (and not of any of its clients or customers) or its officers and directors.

3.2

Other Activities of the REIT.  Except to the extent expressly set forth in this Agreement or any other written agreement between the REIT and the Manager, neither this Agreement nor the relationship between the REIT and the Manager shall be deemed (i) to limit or restrict the activities of the REIT, its officers, its employees, or members of its Board of Directors (if and when any of the stock of the REIT becomes publicly traded), or (ii) impose a fee or other penalty on the REIT, its officers, its employees, or members of its Board of Directors (if and when any of the stock of the REIT becomes publicly traded) for pursuing any such other activities.

3.3

Service to the REIT; Execution of Documents.  Directors, officers, employees and agents of the Manager and its Affiliates may serve as trustees, directors, officers, employees, agents, nominees or signatories for the REIT or any subsidiary of the REIT, to the extent permitted by the Governing Instruments, as from time to time amended, or by any resolutions duly adopted by the Board of Directors (if and when any of the stock of the REIT becomes publicly traded) pursuant to the Governing Instruments.  When executing documents or otherwise acting in such capacities for the REIT, such persons shall use their respective titles in the REIT.

4.

Bank Accounts.  The Manager may establish and maintain one or more bank accounts in the name of the REIT or any subsidiary of the REIT, and may collect and deposit into any such account or accounts, and disburse funds from any such account or accounts in a manner consistent with this Agreement, including, without limitation, the following: (a) the payment of the Base Management Fee, (b) the payment (or advance) of reimbursable costs and expenses, and (c) such other amounts.  The Manager shall from time to time render appropriate accountings of such collections and payments to the Board of Directors (if and when any of the stock of the REIT becomes publicly traded) and, upon request (whether or not the REIT is publicly traded), to the auditors of the REIT or any subsidiary of the REIT.  One or more of the obligations of the Manager hereunder may be revoked in whole or in part by the REIT from time to time in its sole discretion.

5.

Records; Confidentiality.  The Manager shall maintain appropriate and accurate books of account and records relating to services performed under this Agreement, and such books of account and records shall be accessible for inspection by representatives (including the auditors) of the REIT or any subsidiary of the REIT at any time during normal business hours.  Except in the ordinary course of business of the REIT, the Manager shall, and shall use commercially reasonable efforts to cause each of its Affiliates to, keep confidential any and all information they (or such Affiliates) may obtain from time to time in connection with the services they (or such Affiliates) render under this Agreement.

6.

Compensation of the Manager.

6.1

Base Management Fee.  For services rendered under this Agreement, commencing after the end of the first month of business, the REIT shall pay to the Manager each month in arrears (by wire transfer of immediately available funds) compensation equal to 1/12th of the sum of (a) 1.5% of the Gross Equity Raised up to $1 billion plus (b) 0.75% of the Gross Equity Raised in excess of $1 billion (the “Base Management Fee”) within one (1) Business Day after the end of such month; provided, however, that the Base Management Fee shall not ever be less than 1/12th of the Annual Minimum Fee.  In the event of a termination of this Agreement during a calendar month, the Base Management Fee shall be pro-rated based upon the number of days elapsed in such calendar month prior to the effective date of such termination.

6.2

No Incentive Management Compensation.  The Manager shall not receive any incentive-based compensation.

7.

Expenses of the Manager and the REIT.

7.1

Expenses of the Manager.  The Manager shall be responsible for the following expenses:

7.1.1

employment expenses of the personnel employed by the Manager, including, without limitation, salaries (base and bonuses alike), wages, payroll taxes and the cost of employee benefit plans of such personnel (but excluding any stock of the REIT that the Board of Directors, if and when any of the stock of the REIT becomes publicly traded, may determine to grant to such personnel, which stock shall not reduce employment expenses otherwise payable by the Manager pursuant to this Section 7.1.1 or cause the Manager or the REIT to pay any payroll taxes in respect thereof); and

7.1.2

rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of the Manager required for the REIT’s day-to-day operations, including, bookkeeping, clerical and back-office services provided by the Manager, provided, however, that the REIT shall pay for supplies applicable to operations (paper, software, presentation materials, etc.).

7.2

Expenses of the REIT.  The REIT shall pay all of the costs and expenses of the REIT and the Manager incurred solely on behalf of the REIT or any subsidiary or in connection with this Agreement, other than (i) those expenses that are specifically the responsibility of the Manager pursuant to Section 7.1 of this Agreement, and (ii) any costs or expenses incurred by the Manager which the REIT is not required to reimburse pursuant to the provisions of Section 7.3 below.  Without limiting the generality of the foregoing, it is specifically agreed that the following costs and expenses of the REIT or any subsidiary of the REIT shall be paid by the REIT and shall not be paid by the Manager and/or the Affiliates of the Manager (except to the extent of any costs or expenses which the REIT is not required to reimburse pursuant to the provisions of Section 7.3 below):

7.2.1

all costs and expenses associated with the formation and capital raising activities of the REIT and its subsidiaries, including, without limitation, the costs and expenses of the preparation of the REIT’s registration statements, and any and all costs and expenses of any public offering of the REIT, any subsequent offerings and any filing fees and costs of being a public company, including, without limitation, filings with the Securities and Exchange Commission, the Financial Industry Regulatory Authority, the New York Stock Exchange (and any other exchange or over-the-counter market), among other such entities;

7.2.2

all costs and expenses of the REIT in connection with the acquisition, disposition, financing, hedging, administration and ownership of the REIT’s or any subsidiary’s investment assets (including, without limitation, the Mortgage Assets) and, including, without limitation, costs and expenses incurred in contracting with third parties, including Affiliates of the Manager (as may be approved by the REIT pursuant to the terms of this Agreement), to provide such services, such as legal fees, accounting fees, consulting fees, trustee fees, appraisal fees, insurance premiums, commitment fees, brokerage fees, guaranty fees, ad valorem taxes, costs of foreclosure, maintenance, repair and improvement of property and premiums for insurance on property owned by the REIT or any subsidiary of the REIT;

7.2.3

all costs and expenses relating to the acquisition of, and maintenance and upgrades to, the REIT’s portfolio analytics and accounting systems (including, but not limited to Bloomberg);

7.2.4

all costs and expenses of money borrowed by the REIT or its subsidiaries, including, without limitation, principal, interest and the costs associated with the establishment and maintenance of any credit facilities, warehouse loans and other indebtedness of the REIT and its subsidiaries (including commitment fees, legal fees, closing and other costs);

7.2.5

all taxes and license fees applicable to the REIT or any subsidiary of the REIT, including interest and penalties thereon;

7.2.6

all legal, audit, accounting, underwriting, brokerage, listing, filing, rating agency, registration and other fees, printing, engraving, clerical, personnel and other expenses and taxes of the REIT incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of the REIT’s or any subsidiary’s equity securities or debt securities;

7.2.7

other than for the Manager Obligations, all fees paid to and expenses of third-party advisors and independent contractors, consultants, managers and other agents (other than the Manager) engaged by the REIT or any subsidiary of the REIT or by the Manager for the account of the REIT or any subsidiary of the REIT (other than the Manager) and all employment expenses of the personnel employed by the REIT or any subsidiary of the REIT, including, without limitation, the salaries (base and bonuses alike), wages, equity based compensation of such personnel, and payroll taxes;

7.2.8

all insurance costs incurred by the REIT or any subsidiary of the REIT and including, but not limited to, insurance paid for by the REIT to insure the Manager for liabilities as a result of being the manager for the REIT;

7.2.9

all custodian, transfer agent and registrar fees and charges incurred by the REIT;

7.2.10

all compensation and fees paid to directors of the REIT or any subsidiary of the REIT, all expenses of directors of the REIT or any subsidiary of the REIT (including those directors who are also employees of the Manager), the cost of directors and officers liability insurance and premiums for errors and omissions insurance, and any other insurance deemed necessary or advisable by the Board of Directors (if and when any of the stock of the REIT becomes publicly traded) for the benefit of the REIT and its directors and officers (including those directors who are also employees of the Manager), the cost of all meetings of the REIT’s Board of Directors (if and when any of the stock of the REIT becomes publicly traded), and the cost of travel, hotel accommodations, food and entertainment for all participants in the meetings of the REIT’s Board of Directors (if and when any of the stock of the REIT becomes publicly traded);

7.2.11

all third-party legal, accounting and auditing fees and expenses and other similar services relating to the REIT’s or any subsidiary’s operations (including, without limitation, all quarterly and annual audit or tax fees and expenses);

7.2.12

all legal, expert and other fees and expenses relating to any actions, proceedings, lawsuits, demands, causes of action and claims, whether actual or threatened, made by or against the REIT, or which the REIT is authorized or obligated to pay under applicable law or its Governing Instruments or by the Board of Directors (if and when any of the stock of the REIT becomes publicly traded);

7.2.13

any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise) against the REIT or any subsidiary of the REIT, or against any trustee, director or officer of the REIT or any subsidiary of the REIT in his capacity as such for which the REIT or any subsidiary of the REIT is required to indemnify such trustee, director or officer by any court or governmental agency, or settlement of pending or threatened proceedings;

7.2.14

at all times all travel and related expenses of directors, officers and employees of the REIT and the Manager incurred in connection with meetings related to the business of the REIT, attending meetings of the Board of Directors (if and when any of the stock of the REIT becomes publicly traded) or holders of securities of the REIT or any subsidiary of the REIT or performing other business activities that relate to the REIT or any subsidiary of the REIT, including, without limitation, travel and expenses incurred in connection with the purchase, financing, refinancing, sale or other disposition of Mortgage Assets or other investments of the REIT; provided, however, that the REIT shall only be responsible for a proportionate share of such expenses, as reasonably determined by the Manager in good faith after full disclosure to the REIT, in instances in which such expenses were not incurred solely for the benefit of the REIT;

7.2.15

all expenses of organizing, modifying or dissolving the REIT or any subsidiary of the REIT, costs preparatory to entering into a business or activity, and costs of winding up or disposing of a business or activity of the REIT or its subsidiaries;

7.2.16

all expenses relating to payments of dividends or interest or distributions in cash or any other form made or caused to be made by the Board of Directors (if and when any of the stock of the REIT becomes publicly traded) to or on account of holders of the securities of the REIT or any subsidiary of the REIT, including, without limitation, in connection with any dividend reinvestment plan;

7.2.17

all expenses of third parties relating to communications to holders of equity securities or debt securities issued by the REIT or any subsidiary of the REIT and the other bookkeeping and clerical work necessary in maintaining relations with holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including any costs of computer services in connection with this function, the cost of printing and mailing certificates for such securities and proxy solicitation materials and reports to holders of the REIT’s or any subsidiary’s securities and reports to third parties required under any indenture to which the REIT or any subsidiary of the REIT is a party;

7.2.18

subject to Section 7.1, all expenses relating to any office or office facilities maintained by the REIT or any subsidiary of the REIT (exclusive of the office of the Manager and/or Affiliates of the Manager), including, without limitation, rent, telephone, utilities, office furniture, equipment, machinery and other office expenses for the REIT’s chief financial officer and any other persons the Board of Directors (if and when any of the stock of the REIT becomes publicly traded) authorizes the REIT to hire;

7.2.19

all costs and expenses related to the design and maintenance of the REIT’s web site or sites and associated with any computer software or hardware that is used solely for the REIT;

7.2.20

other than for the Manager Obligations, all other costs and expenses relating to the REIT’s business and investment operations, including, without limitation, the costs and expenses of acquiring, owning, protecting, maintaining, developing and disposing of Mortgage Assets, including, without limitation, appraisal, reporting, audit and legal fees;

7.2.21

other than for the Manager Obligations, and subject to a line item budget approved in advance by the Board of Directors (if and when any of the stock of the REIT becomes publicly traded), all other expenses actually incurred by the Manager, its Affiliates (as may be approved by the REIT pursuant to the terms of this Agreement) or their respective officers, employees, representatives or agents, or any Affiliates thereof (as may be approved by the REIT pursuant to the terms of this Agreement) which are reasonably necessary for the performance by the Manager of its duties and functions under this Agreement (including, without limitation, any fees or expenses relating to the REIT’s compliance with all governmental and regulatory matters); and

7.2.22

all other expenses of the REIT or any subsidiary of the REIT that are not the responsibility of the Manager under Section 7.1 of this Agreement.

7.3

Expense Reimbursement to the Manager.  Costs and expenses incurred by the Manager on behalf of the REIT or its subsidiaries shall be reimbursed in cash monthly to the Manager within five (5) Business Days of receipt by the REIT from the Manager of a statement of such costs and expenses.  Cost and expense reimbursement to the Manager shall be subject to adjustment at the end of each calendar year in connection with the annual audit of the REIT.

8.

Limits of Manager Responsibility:  Indemnity.

8.1

Limits of Manager Responsibility.  The Manager shall have the responsibility under this Agreement to render the services specifically called for under this Agreement and shall not be responsible for any action of the Board of Directors (if and when any of the stock of the REIT becomes publicly traded) in following or declining to follow any advice or recommendations of the Manager, including, without limitation, as set forth in Section 2.2.2 of this Agreement.  The Manager and its Affiliates, directors, officers, stockholders, equity holders, employees, representatives and agents, and any Affiliates thereof, shall not be liable to the REIT (including, without limitation, any stockholder thereof), any issuer of mortgage securities, any subsidiary of the REIT, its subsidiary’s stockholders, the Board of Directors (if and when any of the stock of the REIT becomes publicly traded), any credit-party, any counter-party under any agreement or any other person whatsoever for any acts or omissions, errors of judgment or mistakes of law by the Manager or its Affiliates, directors, officers, employees, representatives or agents, or any Affiliates thereof, under or in connection with this Agreement, except in the event that the Manager was grossly negligent, acted with reckless disregard or engaged in willful misconduct or fraud while discharging its duties under this Agreement.

8.2

Indemnification.  The REIT and its subsidiaries shall reimburse, indemnify and hold harmless the Manager and its Affiliates, directors, officers, stockholders, equity holders, employees, representatives and agents, and any Affiliates thereof from and against any and all expenses, losses, costs, damages, liabilities, demands, charges and claims of any nature whatsoever, actual or threatened (including, without limitation, reasonable attorneys’ fees), arising from or in respect of any acts or omissions, errors of judgment or mistakes of law (or any alleged acts or omissions, errors of judgment or mistakes of law) performed or made while acting in any capacity contemplated under this Agreement or pursuant to any underwriting agreement or similar agreement to which Manager is a party that is related to the REIT’s activities.  Notwithstanding the foregoing, the REIT shall have no indemnification obligation under this Section 8.2 in the event that the Manager was grossly negligent, acted with reckless disregard or engaged in willful misconduct or fraud while discharging its duties under this Agreement.

9.

No Joint Venture.  The REIT and the Manager are not partners or joint venturers with each other, and nothing in this Agreement shall be construed to make them such partners or joint venturers or impose any liability as such on any of them.  The Manager is an independent contractor and, except as expressly provided or authorized in this Agreement, shall have no authority to act for or represent the REIT.

10.

Effectiveness; Termination.

10.1

Effectiveness.  This Agreement shall commence on the Effective Date and shall continue in effect thereafter for an initial term of five (5) years (the “Initial Term”).  Following the Initial Term, this Agreement shall automatically extend for successive one (1)-year terms (each, a “Renewal Term”), unless either party gives 180 days’ written notice prior to the expiration of the Initial Term or any Renewal Term to the respective other party of such first party’s intent not to renew the then-current term (any such notice, a “Non-Renewal Notice”); provided, however, that if the REIT pays the Final Payment (as such term is defined in the Sub-Management Agreement) to Staton Bell pursuant to the terms of the Sub-Management Agreement, the then-current Renewal Term shall automatically be extended as necessary so that it expires one (1) year from the date on which such Final Payment was made; provided, further, that the REIT may give a Non-Renewal Notice to the Manager only if, if and when any of the stock of the REIT becomes publicly traded, at least two-thirds of all of the Independent Directors or the holders of a majority of the outstanding shares of common stock of the REIT (other than those shares held by the Manager or its Affiliates) agree that (i) there has been unsatisfactory performance by the Manager that is materially detrimental to the REIT and its subsidiaries or (ii) the compensation payable to the Manager hereunder is unfair; provided further, however, that in the event that the REIT gives a Non-Renewal Notice to the Manager under clause (ii) above, such Non-Renewal Notice, and its effectiveness, shall be subject to Section 10.5.  This Agreement may be terminated during the Initial Term or any Renewal Term only in accordance with the provisions of Sections 10.2, 10.3 and 10.4 or 13.1 (as applicable).

10.2

Early Termination without Cause.

10.2.1

The REIT may not terminate the Agreement during the Initial Term, except for Cause.  After the Initial Term, the REIT may terminate the agreement without Cause upon 180 days’ prior written notice to the Manager and subject to payment of the Termination Fee pursuant to Section 10.4 (except as otherwise provided in Section 13.1).

10.2.2

The Manager may terminate the agreement at any time and for any reason upon 180 days’ prior written notice to the REIT.

10.3

Early Termination for Cause.  Notwithstanding the provisions of Section 10.2.1, or any other provision of this Agreement to the contrary, the REIT may terminate the agreement for Cause at any time and without paying any Termination Fee, effective immediately upon written notice.

10.4

Payments In Connection With Termination.

10.4.1

Payments By the REIT.  Following any termination of this Agreement by the REIT or the Manager, the REIT shall pay the following amounts to the Manager (by wire transfer of immediately available funds to such bank account as is designated by the Manager to the REIT in writing) not later than five (5) Business Days after the effective date of such termination:

(i)

all reimbursable costs and expenses permitted under the Agreement (to the extent not previously reimbursed to the Manager), if any, as of the date of the effectiveness of such termination of this Agreement; and

(ii)

either (a) if this Agreement was terminated by the REIT for Cause pursuant to Section 10.3, any Base Management Fee due and not yet paid to the Manager, (as pro-rated pursuant to Section 6.1 through the date of the effectiveness of such termination of this Agreement) or (b) if this Agreement was terminated by the REIT without Cause pursuant to Section 10.2.1, and subject to the provisions of Section 13.1, the Termination Fee (as calculated through the effective date of such termination of the Agreement).

10.4.2

Payments By the Manager.  For the avoidance of doubt, following any termination of this Agreement by the Manager, no fees or other payment shall be due from the Manager to the REIT except as otherwise expressly provided in this Agreement.

10.5

Renegotiation of Compensation.  In the event that a Non-Renewal Notice is given by the REIT to the Manager in connection with a determination pursuant to clause (b)(ii) of Section 10.1 that the compensation payable to the Manager is unfair, the Manager shall have the right to renegotiate such compensation by delivering to the REIT, no fewer than 45 days prior to the prospective expiration of the Initial Term or Renewal Term then in effect, as applicable, written notice (any such notice, a “Notice of Proposal to Negotiate”) of its intent to renegotiate its compensation under this Agreement.  Thereupon, the REIT (represented by the Independent Directors, if and when any of the stock of the REIT becomes publicly traded) and the Manager shall endeavor to negotiate the revised compensation payable to the Manager under this Agreement.  In the event that the Manager and the REIT, including, if and when any of the stock of the REIT becomes publicly traded, at least two-thirds of all of the Independent Directors, agree to the terms of the revised compensation to be payable to the Manager within 45 days following the receipt of the Notice of Proposal to Negotiate, the Non-Renewal Notice shall be deemed of no force and effect and this Agreement shall continue in full force and effect on the terms stated in this Agreement, except that the compensation payable to the Manager hereunder shall be the revised compensation then agreed upon by the parties to this Agreement. The REIT and the Manager agree to execute and deliver an amendment to this Agreement setting forth such revised compensation promptly upon reaching an agreement regarding same. In the event that the REIT and the Manager are unable to agree to the terms of the revised compensation to be payable to the Manager during such 45-day period, this Agreement shall terminate, such termination to be effective on the expiration of the Initial Term or Renewal Term then in effect, as applicable.

11.

Action Upon Termination.  In connection with any termination of this Agreement, the Manager shall promptly:

11.1.1

pay over to the REIT or any subsidiary of the REIT all money collected and held for the account of the REIT or any subsidiary of the REIT by the Manager pursuant to this Agreement;

11.1.2

deliver to the Board of Directors (if and when any of the stock of the REIT becomes publicly traded) an accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board of Directors (if and when any of the stock of the REIT becomes publicly traded) with respect to the REIT or any subsidiary of the REIT;

11.1.3

deliver to the Board of Directors (if and when any of the stock of the REIT becomes publicly traded) all property and documents of the REIT or any subsidiary of the REIT then in the custody of the Manager;

11.1.4

assign to the REIT any authorized agreements the Manager executed in its name on behalf of the REIT (and obtain the counter-parties’ consent thereto); and

11.1.5

assign to the REIT all proprietary information with respect to the REIT, including, without limitation, software, models, intellectual property, licenses, tradenames and trademarks (but subject to the limitations set forth in Section 28 hereof).

12.

Survival of Obligations.  The REIT’s obligation to make payments hereunder and the limitations set forth herein shall survive the termination of this Agreement.  The covenants and agreements of the Manager contained herein (for expenses through the effective date of termination) shall survive the termination of this Agreement.

13.

Assignments.

13.1

Assignment by the Manager.  This Agreement shall terminate automatically in the event that the Manager assigns all or any part of this Agreement (including, without limitation, any transfer or assignment by operation of law), unless such assignment is consented to in advance in writing by the REIT, including, if and when any of the stock of the REIT becomes publicly traded, the Board of Directors.  In the event an assignment by the Manager is consented to by the REIT, including, if and when any of the stock of the REIT becomes publicly traded, the Board of Directors in accordance with this Section 13.1, such assignment shall bind the assignee under this Agreement in the same manner as the Manager is bound, and the Manager shall be released from all of its obligations, duties and responsibilities under this Agreement and all liability therefore and in respect hereof accruing on or after that date.  In addition, the assignee shall execute and deliver to the REIT a counterpart of this Agreement naming such assignee as Manager, and the REIT shall deliver to the assigning Manager a duly executed instrument evidencing the release of the assigning Manager from such obligations, duties and responsibilities as aforesaid.  Notwithstanding the provisions of Section 10.2.1, or any other provision of this Agreement to the contrary, in the event that the REIT terminates this Agreement, whether for Cause or without Cause, following its assignment by the Manager to a successor Manager, the REIT shall not have any payment obligations to such successor Manager other than to pay unpaid reimbursable costs and expenses pursuant to Section 10.4.1(i) and earned but unpaid Base Management Fee payments pursuant to Section 10.4.1(ii)(a).

14.

Release of Money or Other Property Upon Written Request.  The Manager agrees that any money or other property of the REIT or any subsidiary of the REIT held by the Manager under this Agreement shall be held by the Manager as custodian for the REIT or such subsidiary, and the Manager’s records shall be appropriately marked clearly to reflect the ownership of such money or other property by the REIT or such subsidiary.

14.1

Procedures.  Upon the receipt by the Manager of a written request signed by a duly authorized officer of the REIT or an authorized member of the Board of Directors (if and when any of the stock of the REIT becomes publicly traded) requesting the Manager to release to the REIT or any subsidiary of the REIT any money or other property then held by the Manager for the account of the REIT or any subsidiary of the REIT under this Agreement, the Manager shall release such money or other property to the REIT or such subsidiary of the REIT within a reasonable period of time, but in no event later than the earlier to occur of (i) thirty (30) days following such request, or (ii) the date of the termination of this Agreement.

14.2

Limitations.  The Manager and its Affiliates, directors, officers, stockholders, equity holders, employees, representatives and agents, and any Affiliates thereof, shall not be liable to the REIT, any subsidiaries of the REIT, the Board of Directors (if and when any of the stock of the REIT becomes publicly traded) or the REIT’s or its subsidiaries’ stockholders for any acts performed or omissions to act by the REIT or any subsidiary of the REIT in connection with the money or other property released to the REIT or any subsidiary of the REIT in accordance with this Section 14, except in the event that the Manager was grossly negligent, acted with reckless disregard or engaged in willful misconduct or fraud while discharging its duties under this Agreement.

14.3

Indemnification.  The REIT and any subsidiary of the REIT shall indemnify the Manager and its Affiliates, directors, officers, stockholders, equity holders, employees, representatives and agents, and any Affiliates thereof, against any and all expenses, costs, losses, damages, liabilities, demands, charges and claims of any nature whatsoever, which arise in connection with the Manager’s release of such money or other property to the REIT or any subsidiary of the REIT in accordance with the terms of this Section 14, except in the event that the Manager was grossly negligent, acted with reckless disregard or engaged in willful misconduct or fraud while discharging its duties under this Agreement.  Indemnification pursuant to this provision shall be in addition to any right of the Manager and its Affiliates, directors, officers, stockholders, equity holders, employees, representatives and agents, and any Affiliates thereof, to indemnification under Section 8 of this Agreement.

15.

Representations, Warranties and Covenants.

15.1

REIT in Favor of the Manager.  The REIT hereby represents and warrants to the Manager as follows:

15.1.1

Due Formation.  The REIT is duly organized, validly existing and in good standing under the laws of Maryland, has the power to own its assets and to transact the business in which it is now engaged and is duly qualified to do business and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that could not in the aggregate have a material adverse effect on the business operations, assets or financial condition of the REIT and its subsidiaries, taken as a whole.  The REIT does not do business under any fictitious business name.

15.1.2

Power and Authority.  The REIT has the power and authority to execute, deliver and perform this Agreement and all obligations required under this Agreement and has taken all necessary action to authorize this Agreement on the terms and conditions hereof and the execution, delivery and performance of this Agreement and all obligations required under this Agreement.  Except as shall have been obtained, no consent of any other person, including, without limitation, stockholders and creditors of the REIT, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the REIT in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and all obligations required under this Agreement.  This Agreement has been, and each instrument or document required under this Agreement will be, executed and delivered by a duly authorized officer of the REIT, and this Agreement constitutes, and each instrument or document required under this Agreement when executed and delivered under this Agreement will constitute, the legally valid and binding obligation of the REIT enforceable against the REIT in accordance with its terms.

15.1.3

Execution, Delivery and Performance.  The execution, delivery and performance of this Agreement and the documents or instruments required under this Agreement will not violate any provision of any existing law or regulation binding on the REIT, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the REIT, or the Governing Instruments of, or any securities issued by, the REIT or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the REIT is a party or by which the REIT or any of its assets may be bound, the violation of which would have a material adverse effect on the business operations, assets or financial condition of the REIT and its subsidiaries, taken as a whole, and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking (other than the pledge of amounts payable to the Manager under this Agreement to secure the Manager’s obligations to its lenders).

15.2

Manager in Favor of the REIT.  The Manager hereby represents and warrants to the REIT as follows:

15.2.1

Due Formation.  The Manager is duly organized, validly existing and in good standing under the laws of Delaware, has the power to own its assets and to transact the business in which it is now engaged and is duly qualified to do business and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that could not in the aggregate have a material adverse effect on the business operations, assets or financial condition of the Manager and its subsidiaries, taken as a whole.  The Manager does not do business under any fictitious business name.

15.2.2

Power and Authority.  The Manager has the power and authority to execute, deliver and perform this Agreement and all obligations required under this Agreement and has taken all necessary corporate action to authorize this Agreement on the terms and conditions hereof and the execution, delivery and performance of this Agreement and all obligations required under this Agreement.  Except as shall have been obtained, no consent of any other person including, without limitation, stockholders and creditors of the Manager, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Manager in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and all obligations required under this Agreement.  This Agreement has been and each instrument or document required under this Agreement will be executed and delivered by a duly authorized officer of the Manager, and this Agreement constitutes, and each instrument or document required under this Agreement when executed and delivered under this Agreement will constitute, the legally valid and binding obligation of the Manager enforceable against the Manager in accordance with its terms.

15.2.3

Execution, Delivery and Performance.  The execution, delivery and performance of this Agreement and the documents or instruments required under this Agreement will not violate any provision of any existing law or regulation binding on the Manager, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Manager, or the governing instruments of, or any securities issued by, the Manager or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Manager is a party or by which the Manager or any of its assets may be bound, the violation of which would have a material adverse effect on the business operations, assets or financial condition of the Manager and its subsidiaries, taken as a whole, and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage indenture, lease, contract or other agreement, instrument or undertaking.

15.2.4

No Limitations.  The personnel of the Manager providing services to the REIT on the Manager’s behalf pursuant to this Agreement will be free of legal and contractual impediments to their provision of services pursuant to the terms of this Agreement.

16.

Notices.  Unless expressly provided otherwise in this Agreement, all notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when (1) delivered by hand, (2) otherwise delivered by reputable overnight courier against receipt therefor, or (3) upon actual receipt of registered or certified mail, postage prepaid, return receipt requested.  The parties may deliver to each other notice by electronically transmitted facsimile copies or electronically transmitted mail (i.e., e-mail), provided that such facsimile or e-mail notice is followed within 24 hours by any type of notice otherwise provided for in this Section 16.  Any party may alter the address or other contact information to which communications or copies are to be sent by giving notice of such change of address or other contact information in conformity with the provisions of this Section 16 for the giving of notice.  Any notice shall be duly addressed to the parties as follows:

16.1

If to the REIT:

Jeffrey Zimmer

ARMOUR Residential REIT, Inc.

3005 Hammock Way

Vero Beach, FL 32963

Telecopy: (772) 388-4758

E-mail: jz@armourreit.com

with a copy given in the manner prescribed above, to:

Akerman Senterfitt

One Southeast Third Avenue, 25th Floor

SunTrust International Center

Miami, FL 33131

Telecopy: (305) 374-5095

Attn.: Martin Burkett, Esq., and Bradley Houser, Esq.

E-mail: martin.burkett@akerman.com and bradley.houser@akerman.com

16.2

If to the Manager:

Jeffrey Zimmer

ARMOUR Residential Management, LLC

3005 Hammock Way

Vero Beach, FL 32963

Telecopy: (772) 388-4758

E-mail: jz@armourreit.com

with a copy given in the manner prescribed above, to:

Cahill Wink LLP

5 Penn Plaza, 23rd Floor

New York, NY 10001

Telecopy: (518) 584-1962

Attn: David G. Nichols, Jr. PLLC

E-mail: david.nichols@cahillwink.com

17.

Binding Nature of Agreement:  Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns as provided in this Agreement.

18.

Entire Agreement.  This Agreement and the Sub-Management Agreement contain the entire agreement and understanding among the parties hereto with respect to the subject matter of this Agreement and the Sub-Management Agreement, and supersede all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter of this Agreement and the Sub-Management Agreement.  The express terms of this Agreement and the Sub-Management Agreement control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms of this Agreement or the Sub-Management Agreement.  This Agreement may not be modified or amended other than in accordance with Section 27.

19.

GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF FLORIDA WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES TO THE CONTRARY.

20.

Jurisdiction; Waiver of Jury Trial. Any proceeding or action based upon, arising out of or related to this Agreement or the transactions contemplated hereby shall be brought in any state court of the State of Florida or, in the case of claims to which the federal courts have subject matter jurisdiction, any federal court of the United States of America, in either case, located in the State of Florida, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such proceeding or action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the proceeding or action shall be heard and determined only in any such court, and agrees not to bring any proceeding or action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any action, suit or proceeding brought pursuant to this Section 20. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT.

21.

No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of any party hereto, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Except as otherwise provided in this Agreement, the rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. No waiver of any provision hereunder shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

22.

Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed part of this Agreement.

23.

Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts of this Agreement, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

24.

Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

25.

Gender.  Words used herein regardless of the number and gender specifically used shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

26.

Attorneys’ Fees.  Should any action or other proceeding be necessary to enforce any of the provisions of this Agreement or the various transactions contemplated hereby, the prevailing party will be entitled to recover its actual reasonable attorneys’ fees and expenses from the non-prevailing party.

27.

Amendments.  This Agreement may not be amended, modified or changed (in whole or in part), except by a formal, definitive written agreement expressly referring to this Agreement, which agreement is executed by all of the parties and, in the case of the REIT, if and when any of the stock of the REIT becomes publicly traded, approved by the Board of Directors.  The parties hereto expressly acknowledge that no consent or approval of the REIT’s stockholders is required in connection with any amendment, modification or change to this Agreement.

28.

Authority.  Each signatory to this Agreement warrants and represents that such signatory is authorized to sign this Agreement on behalf of and to bind the party on whose behalf such signatory is signing this Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

“REIT”

ARMOUR RESIDENTIAL REIT, INC.,

a Maryland corporation

By:

Name: Jeffrey J. Zimmer

Title: Chairman, CEO & President

“MANAGER”

ARMOUR RESIDENTIAL MANAGEMENT LLC,

a Delaware limited liability company

By:

Name: Jeffrey J. Zimmer

Title: Managing Partner

[Signature page to Management Agreement]

EXHIBIT D

SPONSORS' VOTING AND SUPPORT AGREEMENT

This SPONSORS' VOTING AND SUPPORT AGREEMENT, dated as of July 28, 2009 (this “Agreement”), is by and among Staton Bell Blank Check LLC ("SBBC"), each other party that executed this Agreement and is designated as a sponsor on the signature page hereto (each a “Sponsor” and, together with SBBC, the “Sponsors”), Enterprise Acquisition Corp. (the “Company ”), ARMOUR Residential REIT, Inc. (“Parent ”), ARMOUR Merger Corp. (“ Merger Sub ”), and ARMOUR Residential Management LLC (the “Manager ”).  Capitalized terms used but not defined herein have the meanings set forth in the Merger Agreement (as defined below).

WHEREAS, on the date hereof, the Company, Parent and Merger Sub propose to enter into a merger agreement (the “Merger Agreement”) pursuant to which Merger Sub will be merged with and into the Company and each issued and outstanding share of common stock of the Company (the “Shares”) will be converted into the right to receive a certain number of fully paid and nonassessable shares of common stock of Parent upon the terms and subject to the conditions set forth in the Merger Agreement (the “Merger”);

WHEREAS, as a condition to Parent’s and Merger Sub’s willingness to enter into the Merger Agreement, Parent and Merger Sub have requested that the Company and Sponsors enter into this Agreement pursuant to which Sponsors agree to vote any Shares acquired after the initial public offering (“IPO”) of the Company (“Post-IPO Shares ”) in favor of the Merger at the Company Stockholders Meeting (as defined below);

WHEREAS, in connection with the Merger, the Company is seeking an agreement substantially in the form attached hereto as Exhibit B (the “Warrant Agreement Amendment ”) to amend the Warrant Agreement, made as of November 7, 2007 (the “Warrant Agreement”), between the Company and Continental Stock Transfer & Trust Company (the “Warrant Agent ”) to, among other things, increase the exercise price and duration of the Company’s warrants (the “Warrants”);

WHEREAS, Section 9.8 of the Warrant Agreement requires the written consent of the registered holders of a majority of the then-outstanding Warrants to amend the Warrant Agreement;

WHEREAS, as a condition to Parent’s and Merger Sub’s willingness to enter into the Merger Agreement, Parent and Merger Sub have requested that the Company and Sponsors enter into this Agreement pursuant to which each Sponsor, to the extent it holds any Warrants, agrees to vote in favor of the Warrant Agreement Amendment at the Company Warrantholders Meeting (as defined below) or give its written consent thereto, as the case may be;

WHEREAS, each Sponsor is the record and beneficial owner of, and has the right to vote and dispose of, (i) that number of Shares (such Shares, together with any other Shares of the Company beneficially owned or acquired by such Sponsor after the date hereof whether acquired directly or indirectly, being collectively referred to herein with respect to such Sponsor as “Sponsor Shares”), if any, and (ii) that number of Warrants (such Warrants, together with any other Warrants of the Company beneficially owned or acquired by such Sponsor after the date hereof whether acquired directly or indirectly, being collectively referred to herein with respect to such Sponsor as “Sponsor Warrants”), if any, set forth opposite such Sponsor’s name on Exhibit A  hereto;

WHEREAS, as a condition to Parent’s and Merger Sub’s willingness to enter into the Merger Agreement, Parent and Merger Sub have also requested that the Company and Sponsors enter into this Agreement pursuant to which each Sponsor agrees to certain transfer restrictions with respect to its Shares and/or Warrants and to the cancellation of its Cancellation Securities (as defined below), if any, at or prior to the Closing Date; and

WHEREAS, Sponsors desire Parent, Merger Sub and the Company to enter into the Merger Agreement and Sponsors desire the Company and the Warrant Agent to enter into the Warrant Agreement Amendment.

NOW, THEREFORE, in consideration of the promises and the representations, warranties and agreements contained herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. For purposes of this Agreement, the following terms have the following meanings:

"Acquisition Proposal" shall have the meaning set forth in Section 2.1(a).

“Agreement” shall have the meaning set forth in the Recitals.

“Cancellation Securities” shall have the meaning set forth in Section 4.1.

“Company” shall have the meaning set forth in the Recitals.

“Escrow Agreement” means that Stock Escrow Agreement dated November 7, 2007 between the Company, the Sponsors, and Continental Stock Transfer & Trust Company, as escrow agent (the “ Escrow Agent ”).

“Expiration Date” means the earlier of (i) the Closing Date and (ii) the termination of the Merger Agreement in accordance with its terms.

“Manager” shall have the meaning set forth in the Recitals.

“Merger Agreement” shall have the meaning set forth in the Recitals.

“Merger Sub” shall have the meaning set forth in the Recitals.

“Parent” shall have the meaning set forth in the Recitals.

“Post-IPO Shares” shall have the meaning set forth in the Recitals.

"SBBC" shall have the meaning set forth in the Recitals.

"Shares" shall have the meaning set forth in the Recitals.

“Sponsors” shall have the meaning set forth in the Recitals.

“Sponsor Shares” shall have the meaning set forth in the Recitals.

“Sponsor Warrants” shall have the meaning set forth in the Recitals.

“Sub-Management Agreement” shall have the meaning set forth in Section 4.2.

“Warrant Agent” shall have the meaning set forth in the Recitals.

“Warrant Agreement” shall have the meaning set forth in the Recitals.

“Warrant Agreement Amendment” shall have the meaning set forth in the Recitals.

“Warrants” shall have the meaning set forth in the Recitals.

Section 1.2 Gender. For the purposes of this Agreement, the words “it,” “its” or “itself” shall be interpreted to include the masculine, feminine and corporate, other entity or trust form.

ARTICLE II

COVENANTS TO SUPPORT THE MERGER

Section 2.1 Voting of Sponsor Securities.

(a) Each Sponsor, to the extent it holds Post-IPO Shares, hereby agrees that from and after the date hereof until the earlier of (i) receipt of the Company Stockholder Approval and (ii) the termination of the Merger Agreement in accordance with its terms, at any Company Stockholders Meeting, or in connection with any written consent of the Company’s stockholders, Sponsors will (A) appear at such Company Stockholders Meeting or otherwise cause such Post-IPO Shares, if any, to be counted as present for purposes of calculating a quorum and (B) vote or cause to be voted (including by written consent, if applicable) all of its Post-IPO Shares, if any, (1) for approval and adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement (without regard to any Change in Recommendation); (2) against any Acquisition Proposal (as defined in the Merger Agreement), without regard to the terms of such Acquisition Proposal, and any other transaction, proposal, agreement or action made in opposition to adoption of the Merger Agreement or in competition or inconsistent with the Merger and the other transactions contemplated by the Merger Agreement; (3) against any other action that is intended to or could prevent, impede, or, in any material respect, interfere with or delay the transactions contemplated by the Merger Agreement; and (4) in favor of any other matter approved by Parent or Merger Sub that is related to the consummation of the transactions contemplated by the Merger Agreement.

(b) Each Sponsor, to the extent it holds any Sponsor Warrants, hereby agrees that from and after the date hereof until the earlier of (i) receipt of the Company Stockholder Approval or (ii) the termination of the Merger Agreement in accordance with its terms, in connection with any Company Warrantholders Meeting or request for written consent at or through which proxies or written consents of the Company’s Warrantholders are solicited to approve and adopt the Warrant Agreement Amendment, will execute and deliver to the Company a proxy or written consent, as applicable, with respect to such Sponsor’s Sponsor Warrants, if any, in favor of the Warrant Agreement Amendment.

Section 2.2 No Restraint on Officer or Director Action. The agreements set forth herein shall in no way restrict any director or officer in the exercise of its fiduciary duties as a director or officer of the Company. Each Sponsor has executed this Agreement solely in its capacity as the beneficial owner of Sponsor Shares and/or Sponsor Warrants and no action taken by any such director or officer solely in such Person’s capacity as a director or officer of the Company shall be deemed to constitute a breach of any provision of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of Sponsors. Each Sponsor hereby represents and warrants to the Company, Parent, Merger Sub and the Manager as follows:

(a) Such Sponsor has all requisite legal capacity or other power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  To the extent such Sponsor is not a natural person, such Sponsor is duly formed, validly existing and in good standing in the jurisdiction of its formation. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby has been duly authorized by such Sponsor. This Agreement has been duly executed and delivered by such Sponsor and, assuming this Agreement constitutes a valid and binding obligation of the Company and the other parties hereto, constitutes a valid and binding obligation of such Sponsor enforceable against such Sponsor in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. Except for such informational filings with the Securities and Exchange Commission as may be necessary under the Exchange Act, neither the execution, delivery or performance of this Agreement by such Sponsor nor the consummation by such Sponsor of the transactions contemplated hereby will: (i) require such Sponsor to make any filing with, or obtain any permit, authorization, consent or approval of, any Governmental Entity; (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, amendment, cancellation or acceleration under, or result in the creation of any Lien upon any of the properties or assets of such Sponsor under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, permit, concession, franchise, contract, agreement or other instrument or obligation to which Sponsors are a party or by which such Sponsor or any of such Sponsor’s properties or assets, including any Sponsor Shares or Sponsor Warrants, may be bound (other than the Escrow Agreement); or (iii) result in a violation by such Sponsor of any Law applicable to such Sponsor or any of such Sponsor’s properties or assets, including any Sponsor Shares or Sponsor Warrants.

(b)  The Sponsor Shares, if any, set forth opposite such Sponsor’s name on Exhibit A hereto and the certificates representing such Sponsor Shares are held of record or beneficially by such Sponsor and such Sponsor has good and marketable title to such Sponsor Shares, free and clear of any Liens, proxies, voting trusts or agreements, understandings or arrangements, except for any such Liens arising hereunder or under the Escrow Agreement. Neither such Sponsor nor any of its affiliates own of record or beneficially any securities of the Company, or any options, warrants or rights exercisable for securities of the Company, other than the Sponsor Shares and Sponsor Warrants set forth on Exhibit A  hereto. Other than under this Agreement, neither such Sponsor nor any of its affiliates has granted or appointed any proxy, power of attorney or other rights (except any expired or effectively revoked proxy) with respect to any Sponsor Shares.

(c) The Sponsor Warrants, if any, set forth opposite such Sponsor’s name on Exhibit A hereto and the certificates representing such Sponsor Warrants are now, and until the Expiration Date will be, held of record or beneficially by such Sponsor, and such Sponsor has good and marketable title to such Sponsor Warrants, free and clear of any Liens, proxies, voting trusts or agreements, understandings or arrangements, except for any such Liens arising hereunder or under the Private Placement Purchase and Escrow Agreement, dated as of November 7, 2007, relating to the purchase of such Sponsor Warrants. Other than under this Agreement, neither such Sponsor nor any of its affiliates has granted or appointed any proxy, power of attorney or other rights (except any expired or effectively revoked proxy) with respect to any such Sponsor Warrants.

(d) No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Sponsor.

(e) Such Sponsor understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Sponsor’s execution and delivery of this Agreement.

(f) As of the date of this Agreement, there is no litigation, suit, claim, action, proceeding or investigation pending or, to the knowledge of Sponsors, threatened against Sponsors, or any property or asset of Sponsors, before any Governmental Entity that (i) seeks to delay or prevent the consummation of the transactions contemplated by this Agreement, the Merger Agreement or the Warrant Agreement Amendment or (ii) relates to the Sponsor Shares or the Sponsor Warrants.

Section 3.2 Representations and Warranties of the Company. The Company represents and warrants to Sponsors and Parent as follows: (a) this Agreement has been duly and validly authorized by the Company, including by its board of directors; (b) this Agreement has been duly executed and delivered by a duly authorized officer or other representative of the Company; (c) assuming this Agreement constitutes a valid and binding agreement of the other parties, this Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms; and (d) except for such informational filings with the Securities and Exchange Commission as may be necessary under the Exchange Act, neither the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) require the Company to make any filing with, or obtain any permit, authorization, consent or approval of, any Governmental Entity; (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, amendment, cancellation or acceleration under, or result in the creation of any Lien upon any of the properties or assets of the Company under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, permit, concession, franchise, contract, agreement or other instrument or obligation to which the Company is a party or by which the Company or any of its properties or assets may be bound, other than, the Escrow Agreement; or (iii) result in a violation by the Company of any Law applicable to the Company or any of its properties or assets.

Section 3.3 Representations and Warranties of Parent.

Parent represents and warrants to Sponsors and the Company as follows: (a) this Agreement has been duly and validly authorized by Parent (including by its board of directors or other applicable governing body), (b) this Agreement has been duly executed and delivered by a duly authorized officer or other representative of Parent, (c) assuming this Agreement constitutes a valid and binding agreement of the other parties, this Agreement constitutes a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, and (d) except for such informational filings with the Securities and Exchange Commission as may be necessary under the Exchange Act, neither the execution, delivery or performance of this Agreement by Parent nor the consummation by Parent of the transactions contemplated hereby will (i) require Parent to make any filing with, or obtain any permit, authorization, consent or approval of, any Governmental Entity, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, amendment, cancellation or acceleration under, or result in the creation of any Lien upon any of the properties or assets of Parent under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, permit, concession, franchise, contract, agreement or other instrument or obligation to which Parent is a party or by which Parent or any of Parent’s properties or assets may be bound or (iii) result in a violation by Parent of any Law applicable to Parent or any of Parent’s properties or assets.

ARTICLE IV

SHARE CANCELLATION AND OTHER AGREEMENTS

Section 4.1 Surrender and Cancellation of Securities. On or prior to the date immediately preceding the record date for the Enterprise Distribution (as defined in the Merger Agreement), SBBC shall cause the Company to instruct its transfer agent to cancel all of the Sponsor Shares set forth opposite each SBBC’s name on Exhibit A hereto, other than any Post-IPO Shares beneficially owned or acquired by SBBC after the date hereof whether acquired directly or indirectly (the “Cancellation Securities”); provided, however, that none of the Sponsor Warrants held by SBBC shall be cancelled, and such Sponsor Warrants shall be subject to the revision of the terms of such Warrants pursuant to the Warrant Agreement Amendment. On the Closing Date the transfer agent shall cancel such Cancellation Securities in accordance with Section 3.1(c) of the Merger Agreement, if not previously cancelled. Without limiting the provisions of Section 5.1, SBBC hereby agrees to execute such additional documents and to provide the Company or its transfer agent with any further assurances as may be necessary to effect the cancellation of the Cancellation Securities.

Section 4.2 Sub-Management Agreement. The Manager and Sponsors agree that on the date of this Agreement, the Company, the Manager, Jeffrey J. Zimmer, Scott J. Ulm and SBBC shall enter into the sub-management agreement (the “Sub-Management Agreement ”) attached hereto as  Exhibit C .

Section 4.3 Escrow Agreement Termination. The Company and Sponsors agree that on or prior to the Closing Date, the Company, UBS Securities LLC, Ladenburg Thalmann & Co. Inc. and the Sponsors shall enter into an agreement to terminate the Escrow Agreement effective on the Closing Date.

Section 4.4 Registration Rights Agreement. The Company, Parent and Sponsors agree that on or prior to the Closing Date, Parent and Sponsors shall enter into Registration Rights Agreement in form to be agreed upon by the parties thereto.

ARTICLE V

OTHER AGREEMENTS

Section 5.1 Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate and make effective the transactions contemplated hereby. At the other party’s reasonable request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated hereby. Sponsors acknowledge that Parent and the Company may disclose information regarding Sponsors, this Agreement and the transactions contemplated hereby in filings required to be made by Parent and/or the Company under the Securities Act or the Exchange Act.

Section 5.2 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

Section 5.3 Termination. This Agreement, and all rights and obligations of the parties hereunder, shall terminate on the first to occur of (a) the Effective Time and (b) the effective date and time of the termination of the Merger Agreement in accordance with its terms. Nothing in this Section 5.3 shall relieve any party from liability for willful breach of this Agreement.

Section 5.4 Stop Transfer. The Company shall not register the transfer of any certificate representing Sponsors’ Sponsor Shares or Sponsor Warrants unless such transfer is made in accordance with the terms of this Agreement.

Section 5.5 Expenses. Except as otherwise provided in this Agreement, the Merger Agreement or any other written agreement between the parties, each party shall bear its own expenses in connection with the transactions contemplated by this Agreement.

Section 5.6 Amendments. This Agreement may only be amended in writing by mutual consent of the parties hereto.

Section 5.7 Extension; Waiver. The parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

Section 5.8 Notice. All notices and other communications hereunder shall be in writing and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(i)	if to the Parent or Merger Sub:

ARMOUR Residential REIT, Inc. or Armour Merger Sub Corp., as the case may be:
3005 Hammock Way
Vero Beach, FL 32963
Attention: Jeffrey J. Zimmer; Scott J. Ulm
Facsimile: (561) 988-4505; (561)988-4504

with a copy to:

Cahill Wink LLP
5 Penn Plaza – 23rd Floor
New York, NY 10001
Attention: David G. Nichols, Jr.
Facsimile: (518) 584-1962

(i)	if to the Manager:

ARMOUR Residential Management LLC
3005 Hammock Way
Vero Beach, FL 32963
Attention: Jeffrey J. Zimmer; Scott J. Ulm
Facsimile: (561) 988-4505; (561)988-4504

with a copy to:

Cahill Wink LLP
5 Penn Plaza – 23rd Floor
New York, NY 10001
Attention: David G. Nichols, Jr.
Facsimile: (518) 584-1962

(iii)	if to the Company:

Enterprise Acquisition Corporation
6800 Broken Sound Parkway
Boca Raton, Florida 33487
Attention: Daniel C. Staton
Facsimile: (561) 998-1525

with a copy to:

Akerman Senterfitt
One SE Third Avenue
Miami, Florida 33131
Attention: Bradley D. Houser; Martin G. Burkett
Facsimile: (305) 374-5095

(iii)	if to any Sponsor, to such Sponsor:

c/o Daniel C. Staton
Staton Bell Blank Check LLC
6800 Broken Sound Parkway
Boca Raton, Florida 33487
Attention: Daniel C. Staton
Facsimile: (561) 998-1525

with a copy to:

Akerman Senterfitt
One SE Third Avenue
Miami, Florida 33131
Attention: Bradley D. Houser; Martin G. Burkett
Facsimile: (305) 374-5095

Section 5.9 Interpretation. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires. When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement is the result of the joint efforts of the Parent, the Company and Sponsors, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and there shall be no construction against any party based on any presumption of that party’s involvement in the drafting thereof. The words “include”, “includes” or “including” shall be deemed to be followed by the words “without limitation.” A “subsidiary” of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person. The term “ordinary course of business” (or similar terms) shall be deemed to be followed by the words “consistent with past practice.”

Section 5.10 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement shall be binding upon Sponsors upon the execution of this Agreement by the Parent the Company and Sponsors.

Section 5.11 Entire Agreement; No Third-Party Beneficiaries. This Agreement (which shall be deemed to include all documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

Section 5.12 Severability. This Agreement shall be deemed severable; the invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of the balance of this Agreement or of any other term hereof, which shall remain in full force and effect. If any of the provisions hereof are determined to be invalid or unenforceable, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible.

Section 5.13 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity, including damages, which shall include reasonable out-of-pocket expenses and any other damages actually suffered.  THE PARTIES HEREBY (i) SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN THE STATE OF DELAWARE AND AGREE NOT TO BRING ANY ACTIONS RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY OTHER COURT, OTHER THAN TO ENFORCE THE JUDGMENTS OF SUCH COURTS, (ii) AGREE NOT TO OBJECT TO VENUE IN SUCH COURTS OR TO CLAIM THAT SUCH FORUM IS INCONVENIENT AND (iii) AGREE THAT NOTICE OR THE SERVICE OF PROCESS IN ANY PROCEEDING SHALL BE PROPERLY SERVED OR DELIVERED IF DELIVERED IN THE MANNER CONTEMPLATED BY SECTION 5.8 HEREOF. IN ADDITION, EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR PROCEEDING RELATED TO OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 5.14 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

Section 5.15 Publicity. Except as otherwise required by law, court process or the rules of any applicable securities exchange or as contemplated or provided elsewhere herein, no party hereto shall issue any press release or otherwise make any public statement with respect to the transactions contemplated by this Agreement without prior consultation with the other parties hereto.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, each party has duly signed this Agreement, all as of the date first written above.

ENTERPRISE ACQUISITION CORP.

By:

Name:

Title:

STATON BELL BLANK CHECK LLC

By:

Name:

Title:

SPONSORS

By:

Marc H. Bell

By:

Daniel C. Staton

By:

Stewart J. Paperin

By:

Richard Steiner

By:

Jordan Zimmerman

ARMOUR RESIDENTIAL REIT, INC.

By:

Name:  Jeffrey J. Zimmer

Title:  Co-Chief Executive Officer and President

ARMOUR MERGER CORP.

By:

Name:  Scott J. Ulm

Title: Co-Chief Executive Officer and Treasurer

ARMOUR Residential MANAGEMENT LLC

By:

Name:  Jeffrey J. Zimmer

Title:  President and Chief Executive Officer

 (Signature Page to Sponsors' Voting and Support Agreement)

Exhibit E

FORM OF SUPPLEMENT & AMENDMENT TO WARRANT AGREEMENT

This Supplement and Amendment to the Warrant Agreement, dated as of  [●], 2009 (the “Amendment”), is executed by Enterprise Acquisition Corp., a Delaware corporation (the “ Company ”), ARMOUR Residential REIT, Inc. ("ARMOUR") and Continental Stock Transfer & Trust Company, a New York corporation (the “Warrant Agent ”).

WHEREAS, the Company and Warrant Agent are parties to that certain Warrant Agreement dated as of November 7, 2007 (the “Warrant Agreement ”); and

WHEREAS, the parties desire to supplement and amend the Warrant Agreement upon the terms and conditions provided herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

Definitions.  Capitalized terms use herein and not otherwise herein shall have the meanings ascribed to them in the Warrant Agreement.

2.

Amendment to Warrant Agreement.

(a) Section 3.1 of the Warrant Agreement is hereby amended and restated in its entirety as follows:

“3.1.

Warrant Price.  Each Warrant shall, when countersigned by the Warrant Agent, entitle the registered holder thereof, subject to the provisions of such Warrant and of this Warrant Agreement, to purchase from the Company the number of shares of Common Stock stated therein at a Warrant Price of $11.00, subject to the adjustments provided in Section 4 hereof and in the last sentence of this Section 3.1. The term “Warrant Price” as used in this Warrant Agreement refers to the price per share at which Common Stock may be purchased at the time a Warrant is exercised. The Company in its sole discretion may lower the Warrant Price at any time prior to the Expiration Date for a period of not less than ten business days; provided, however, that any such reduction shall be identical in percentage terms among all of the Warrants.”

(b) Section 3.2 of the Warrant Agreement is hereby amended and restated in its entirety as follows:

“3.2.

Duration of Warrants.  A Warrant may be exercised only during the period (“Exercise Period”) commencing on the consummation by the Company of a Business Combination (as such term is defined in the Company's Second Amended and Restated Certificate of Incorporation) and terminating at 5:00 p.m., New York City time, on the earlier to occur of (i) November 7, 2013 or (ii) the date fixed for redemption of the Warrants as provided in Section 6 of this Agreement (“Expiration Date”). Except with respect to the right to receive the Redemption Price (as set forth in Section 6 hereunder), each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at the close of business on the Expiration Date. The Company in its sole discretion may extend the duration of the Warrants by delaying the Expiration Date; provided, however, that the Company will provide no less than twenty days' notice to registered holders of the Warrants of such extension.”

(c) Section 3.3.5 of the Warrant Agreement is hereby amended and restated in its entirety as follows:

“3.3.5.

 Limitations on Exercise.  Notwithstanding anything to the contrary contained herein, no Warrant may be exercised if it would cause the holder to beneficially own, within the meaning of ARMOUR’s Articles of Amendment and Restatement, greater than 9.8% of the outstanding Common Stock.”

(d) A new Section 4.4 of the Warrant Agreement is hereby amended and restated in its entirety as follows:

“4.4.

 Reorganization of Company.  If the Company consolidates or merges with or into, or transfers or leases all or substantially all of its assets to any person, upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which the holder of a Warrant would have owned immediately after the consolidation, merger, transfer or lease if such holder had exercised the Warrant immediately before the effective date of the transaction;  provided  that (i) if the holders of Common Stock were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each Warrant shall become exercisable shall be deemed to be the weighted average of the kind and amount received per share by the holders of Common Stock in such consolidation or merger that affirmatively make such election or (ii) if a tender or exchange offer shall have been made to and accepted by the holders of Common Stock under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding shares of Common Stock, the holder of a Warrant shall be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such Warrant holder had exercised the Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in this Section 4. Immediately upon the consummation of a business combination between the Company and ARMOUR Residential REIT, Inc. (“ARMOUR”), (i) each holder of a Warrant shall be entitled to receive a new Warrant representing the right to purchase one share of ARMOUR's common stock, (ii) all references to the “Company” in this Agreement shall mean ARMOUR and (iii) ARMOUR shall assume all of the rights and all of the obligations of the Company under this Agreement. If ARMOUR subsequently consolidates or merges with or into, or transfers or leases all or substantially all its assets to, any person, upon consummation of such transaction, concurrently with the consummation of such transaction, the corporation or other entity formed by or surviving any such consolidation or merger if other than the Company, or the person to which such sale or conveyance shall have been made, shall enter into a supplemental Warrant Agreement so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section 4. The successor Company shall mail to Warrant holders a notice describing the supplemental Warrant Agreement.

If the issuer of securities deliverable upon exercise of Warrants under the supplemental Warrant Agreement is an affiliate of the formed, surviving, transferee or lessee corporation, that issuer shall join in the supplemental Warrant Agreement.”

3.

Amendment.  All references in the Warrant Agreement (and in the other agreements, documents and instruments entered into in connection therewith) to the “Warrant Agreement” shall be deemed for all purposes to refer to the Warrant Agreement, as amended by this Amendment.

4.

Remaining Provisions of Warrant Agreement.  Except as expressly provided herein, the provisions of the Warrant Agreement shall remain in full force and effect in accordance with their terms and shall be unaffected by this Amendment.

5.

Counterparts.  This Amendment may be executed in counterparts, each of which when executed shall be deemed an original and both of which when executed shall be deemed one and the same instrument.

6.

Headings.  The headings to this Amendment are for ease of reference only and shall not limit or otherwise affect the meaning hereof.

7.

Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the principles of conflicts of law of any jurisdiction.

8.

Effective Time.  This Amendment shall be effective immediately prior to the consummation of a business combination between the Company and ARMOUR.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the authorized officers of each of the undersigned as of the date first above written.

ENTERPRISE ACQUISITION CORP.

By:

Name:

Title:

ARMOUR RESIDENTIAL REIT, INC.

By:

Name:

Title:

CONTINENTAL STOCK TRANSFER & TRUST CO.

By:

Name:

Title:

[Signature Page to Supplement and Amendment to Warrant Agreement]

EXHIBIT F

FORM OF AFFILIATE LETTERS

                   , 2009

ARMOUR Residential REIT, Inc.

3005 Hammock Way

Vero Beach, Florida  32963

Gentlemen:

I have been advised that I might be considered to be an “affiliate” of Enterprise Acquisition Corp., a Delaware corporation (the “Company”), for purposes of paragraphs (c) and (d) of Rule 145 promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”).

ARMOUR Residential REIT, Inc., a Maryland corporation (“ARMOUR”) and the Company have entered into an Agreement and Plan of Merger, dated as of July 29, 2009 (the “Merger Agreement”), pursuant to which, among other things, ARMOUR Merger Sub Corp., a Delaware corporation and wholly-owned subsidiary of ARMOUR, will be merged with and into the Company with the Company being the surviving entity and become a wholly-owned subsidiary of ARMOUR (the “Transaction”).  Upon consummation of the Transaction, I will receive shares of common stock, $0.001 par value per share, of ARMOUR (“ARMOUR Common Stock”) and warrants to purchase shares of the ARMOUR Common Stock ("ARMOUR Warrants").  This agreement is hereinafter referred to as the “Letter Agreement.”

I represent and warrant to, and agree with, ARMOUR as follows:

1.

I have read this Letter Agreement and the Merger Agreement and have discussed their requirements and other applicable limitations upon my ability to sell, pledge, transfer or otherwise dispose of shares of ARMOUR Common Stock or ARMOUR Warrants, to the extent I felt necessary, with my counsel or counsel for the Company.

2.

I shall not make any offer, sale, pledge, transfer or other disposition in violation of the Act or the rules and regulations of the SEC thereunder of the shares of ARMOUR Common Stock and ARMOUR Warrants I receive pursuant to the Transaction.

I understand and agree that:

1.

I have been advised that any issuance of shares of ARMOUR Common Stock and ARMOUR Warrants to me pursuant to the Transaction will be registered with the SEC. I have also been advised, however, that, because I may be an “affiliate” of the Company at the time the Transaction will be submitted for a vote of the stockholders of the Company and my disposition of such shares or warrants has not been registered under the Act, I must hold such shares indefinitely unless (i) such disposition of such shares is subject to an effective registration statement and to the availability of a prospectus under the Act, (ii) a sale of such shares is made in conformity with the provisions of Rule 145(d) under the Act or (iii) in an opinion of counsel, in form and substance reasonably satisfactory to ARMOUR, some other exemption from registration is available with respect to any such proposed disposition of such shares and warrants.

2.

Stop transfer instructions will be given to the transfer agent of ARMOUR with respect to the shares of ARMOUR Common Stock and ARMOUR Warrants.  I receive pursuant to the Transaction in connection with the restrictions set forth herein, and there will be placed on the certificate representing shares of ARMOUR Common Stock and ARMOUR Warrants.  I receive pursuant to the Transaction, or any certificates delivered in substitution therefor, a legend stating in substance:

“The securities represented by this certificate were issued in a transaction to which Rule 145 under the Securities Act of 1933, as amended (the “Act”), applies and may only be sold or otherwise transferred in compliance with the requirements of Rule 145 or pursuant to a registration statement under the Act or an exemption from such registration.”

3.

Unless a transfer of my shares of ARMOUR Common Stock or ARMOUR Warrants is a sale made in conformity with the provisions of Rule 145(d), or made pursuant to an effective registration statement under the Act, ARMOUR reserves the right to put an appropriate legend on the certificates issued to my transferee.

4.

I recognize and agree that the foregoing provisions also apply to (i) my spouse, (ii) any relative of mine or my spouse occupying my home, (iii) any trust or estate in which I, my spouse or any such relative owns at least 10% beneficial interest or of which any of us serves as trustee, executor or in any similar capacity and (iv) any corporation or other organization in which I, my spouse or any such relative owns at least 10% of any class of equity securities or of the equity interest.

5.

I agree that at the time that I make an offer to or otherwise sell, pledge transfer or dispose of any ARMOUR Common Stock or ARMOUR Warrants that I own after the Transaction, I will notify my broker, dealer or nominee in whose name my shares are held or registered that such ARMOUR Common Stock or ARMOUR Warrants is subject to this Letter Agreement.

6.

Execution of this Letter Agreement should not be construed as an admission on my part that I am an “affiliate” of the Company as described in the first paragraph of this letter or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

It is understood and agreed that this Letter Agreement shall terminate and be of no further force and effect if the Merger Agreement is terminated in accordance with its terms. It is also understood and agreed that this Letter Agreement shall terminate and be of no further force and effect and the stop transfer instructions set forth in Paragraph 2 above shall be lifted and the legend set forth in Paragraph 2 above shall be removed forthwith from the certificate or certificates representing my shares of ARMOUR Common Stock and ARMOUR Warrants upon the delivery by the undersigned to ARMOUR of a copy of a letter from the staff of the SEC, an opinion of counsel in form and substance reasonably satisfactory to ARMOUR, or other evidence reasonably satisfactory to ARMOUR, to the effect that a transfer of my shares of ARMOUR Common Stock and ARMOUR Warrants will not violate the Act or any of the rules and regulations of the SEC thereunder.

(signature on following page)

This Letter Agreement shall be binding on my heirs, legal representative and successors.

Very truly yours,

Name:

Accepted this           day of                   , 2009

ARMOUR Residential REIT, Inc.

By:

Name: Jeffrey J. Zimmer

Title: Co-Chief Executive Officer

EXHIBIT G

FORM OF ESCROW TERMINATION AGREEMENT

Enterprise Acquisition Corporation

6800 Broken Sound Parkway

Suite 200

Boca Raton, Florida  33487

July 29, 2009

Continental Stock Transfer

& Trust Company

17 Battery Place

New York New York 10004

Attn: Steven Nelson

Re:

Trust Account No. Termination Letter

Gentlemen:

Pursuant to paragraph 1(i) of the Investment Management Trust Agreement between Enterprise Acquisition Corp. ("Company") and Continental Stock Transfer & Trust Company ("Trustee"), dated as of November 7, 2007 ("Trust Agreement"), this is to advise you that the Company has entered into an agreement ("Business Agreement") with ARMOUR Residential REIT, Inc. ("Target Business") to consummate a business combination with Target Business ("Business Combination") on or prior to November 7, 2009.  The Company shall notify you at least 48 hours in advance of the actual date of the consummation of the Business Combination ("Consummation Date").

In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account to the effect that, on the Consummation Date, all of funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company shall direct on the Consummation Date.

On the Consummation Date (i) counsel for the Company shall deliver to you written notification that the Business Combination has been consummated ("Counsel's Letter"), (ii) the Company shall deliver to you (a) an affiliate or certificate of its Corporate Secretary which verifies the vote of the Company's stockholders in connection with the Business Combination and (b) written instructions (the "Instruction Letter") with respect to the transfer of the funds held in the Trust Account other than the Deferred Discount, in an amount to be mutually agreed upon by the Company and the Representatives and so directed by them (the "Adjusted Deferred Discount") and (iii) the Representatives shall deliver to you written instructions for delivery of the Adjusted Deferred Discount. You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the Counsel's Letter and the Instruction Letter, (a) to the Representatives, the Adjusted Deferred Discount and (b) the remainder in accordance with the terms of the Instruction Letter. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and be distributed after the Consummation Date to the Company. Upon the distribution of all the funds in the Trust Account pursuant to the terms hereof, the Trust Agreement shall be terminated and the Trust Account closed.

In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then upon the Trustee's receipt of a written request from the Company, the funds held in the Trust Account shall be reinvested as provided in the Trust Agreement on the business day immediately following the original Consummation Date as set forth in the notice.

Very truly yours,

ENTERPRISE ACQUISITION CORP.

By:

Marc H. Bell, Chairman of the Board

By:

Maria Balodimas Staton, Corporate Secretary

cc:  UBS Investment Bank

Ladenburg Thalmann & Co. Inc.

EXHIBIT H

FORM OF SUB-MANAGEMENT AGREEMENT

This SUB-MANAGEMENT AGREEMENT (this “Agreement”), is entered into as of [●], 2009, by and among (i) ARMOUR RESIDENTIAL MANAGEMENT, LLC, a Delaware limited liability company (the “Manager”), (ii) STATON BELL BLANK CHECK LLC, a Delaware limited liability company (the “Sub-Manager”), (iii) ARMOUR RESIDENTIAL REIT, INC., a Maryland corporation, but solely with respect to Sections 1, 6(a), 9(b), 11(a), 11(b), 11(e), 14(a), 14(b), 15, and 18 through 32 (the “REIT”), and (iv) JEFFREY J. ZIMMER and SCOTT J. ULM, but solely with respect to Sections 1, 9, 11(a), 14(a), 15(a), 18 through 30, and 32 (Messrs. Zimmer and Ulm, together, the “Members” and, each, a “Member”).

RECITALS

WHEREAS, on the date hereof, the Manager and the REIT are entering into that certain Management Agreement, dated as of the date hereof (as amended from time to time, the “Management Agreement”), pursuant to which the Manager will provide day-to-day operating and investment advisory services to the REIT on the terms and conditions set forth therein; and

WHEREAS, the Manager wishes to enter into this Agreement with the Sub-Manager in order to engage the Sub-Manager to serve as a sub-advisor to the Manager to support the performance of the Manager’s services under the Management Agreement on the terms and conditions set forth herein; and

WHEREAS, in connection with the execution of this Agreement, the Members, as shareholders of the Manager, have agreed to provide the Sub-Manager with opportunities to serve as a sub-advisor to (or to enter into alternative arrangements with) the Manager on selected additional advisory arrangements, on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreement contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.

Definitions.  Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings ascribed to them in the Management Agreement.  In addition, the following terms shall have the respective meanings assigned to them below, unless otherwise indicated:

“Affiliate” has the meaning set forth in the Management Agreement.

“Agreement” means this Sub-Management Agreement, as the same may be amended from time to time.

“Base Management Fee” has the meaning set forth in the Management Agreement.

“Bell Control Persons” means, collectively: (i) Marc H. Bell, (ii) any Affiliate of Marc H. Bell, (iii) any entity, directly or indirectly, owned or controlled by Marc H. Bell and (iv) upon Marc H. Bell’s death or disability, the executors, attorneys in fact, administrators of Marc H. Bell or his estate, or any trustee (whether or not as a testamentary trustee or as a successor trustee under a non-testamentary trust), if any, with respect to Marc H. Bell.

“Board of Directors” has the meaning set forth in the Management Agreement.

“Business Day” has the meaning set forth in the Management Agreement.

“Cause” means a final determination by a court of competent jurisdiction (a) that the Sub-Manager has materially breached this Agreement that has a material adverse effect on the Manager or the REIT and such material breach has continued for a period of 30 days after receipt by the Sub-Manager of written notice thereof specifying such breach and requesting that the same be remedied in such 30-day period, (b) that an action taken or omitted to be taken by the Sub-Manager in connection with this Agreement constitutes willful misconduct or gross negligence that results in material harm to the Manager and/or the REIT and such willful misconduct or gross negligence has not been cured within a period of 30 days after receipt by the Sub-Manager of written notice thereof specifying such willful misconduct or gross negligence and requesting that the same be remedied in such 30-day period, or (c) that an action taken or omitted to be taken by the Sub-Manager in connection with this Agreement constitutes fraud that results in material harm to the Manager and/or the REIT.

“Code Section 409A” has the meaning set forth in Section 32 of this Agreement.

“Effective Date” means the date of the consummation of the Merger.

“Final Payment” has the meaning set forth in Section 11(b) of this Agreement.

“Initial Term” has the meaning set forth in the Management Agreement.

“Guidelines” means the REIT’s the investment guidelines and other parameters for the Investments, financing activities and operations, any modifications to which shall be approved by a majority of the Independent Directors, as the same may be modified with such approval.

“Grant” has the meaning set forth in Section 9(a) of this Agreement.

“Gross Equity Raised” has the meaning set forth in the Management Agreement.

“Independent Directors” has the meaning set forth in the Management Agreement.

“Independent Revenue Sharer” means any Person who, in connection with a Member Manager’s entry into a management agreement with a Related Vehicle, is offered a Grant so long as (i) such Person is not an Affiliate of any Member, the Manager or any of their respective Affiliates, and (ii) none of any of the Members, the Manager or any of their respective Affiliates has any pecuniary interest (through contract, equity or debt interests or otherwise) in such Person or the Grant offered to such Person; provided, that “Independent Revenue Sharer” shall not include any Person who is offered a Grant in connection with the financing or recapitalization of the Manager.

“Interest Rate” means the current (as of the Termination Date) London Interbank Offered Rate as quoted by Citibank, N.A. (or any successor entity thereto) for interest periods of one year, plus 200 basis points per annum, compounding quarterly.

“Investment Company Act” has the meaning set forth in the Management Agreement.

“Investments” has the meaning set forth in Section 3(a)(iii) of this Agreement.

“Management Agreement” has the meaning set forth in the Recitals to this Agreement.

“Manager” has the meaning set forth in the Preamble to this Agreement.

“Member” and “Members” have the meaning set forth in the Preamble to this Agreement.

“Member Entities” means, separately and collectively, the Members and their direct and indirect subsidiaries; provided, however, that the term “Member Entities” shall not include the REIT or any of its subsidiaries.

“Member Manager” has the meaning set forth in Section 9(a) of this Agreement.

“Merger” has the meaning set forth in the Management Agreement.

“Merger Agreement” has the meaning set forth in the Management Agreement.

“Notice Date” has the meaning set forth in Section 9(c) of this Agreement.

"Parties" has the meaning set forth in Section 32(a) of this Agreement.

“Person” has the meaning set forth in the Management Agreement.

“Real Estate Investment Trust” has the meaning set forth in the Management Agreement.

“REIT” has the meaning set forth in the Preamble to this Agreement.

“Related Vehicle” means an entity that is involved in the Relevant Business, including, without limitation, a Real Estate Investment Trust, private investment fund, or closed-end fund; provided that “Related Vehicle” shall not include (i) any bank, savings and loan company, other thrift or insurance company or other similar operating financial institution, (ii) any portfolio under management by the Manager as of the date of this Agreement (whether or not such portfolio involves the Relevant Business), or (iii) the REIT.

“Relevant Business” means the business of managing a portfolio of financial assets primarily comprised of real estate related securities, including, without limitation, hybrid adjustable-rate, adjustable-rate and fixed rate residential mortgage-backed securities issued or guaranteed by FNMA, FHLMC or GNMA, unsecured notes and bonds issued by U.S. Government-chartered entities including FNMA, FHLMC or GNMA, and commercial mortgage-backed securities, distressed mortgage debt and similar assets.

“Services” has the meaning set forth in Section 3(a) of this Agreement.

“Staton Control Persons” means, collectively: (i) Daniel C. Staton, (ii) any Affiliate of Daniel C. Staton, (iii) any entity, directly or indirectly, owned or controlled by Daniel C. Staton and (iv) upon Daniel C. Staton’s death or disability, the executors, attorneys in fact, administrators of Daniel C. Staton or his respective estate, or trustee (whether or not as a testamentary trustee or as a successor trustee under a non-testamentary trust), if any, with respect to Daniel C. Staton.

“Staton/Bell Related Persons” means, either (A) collectively (i) Daniel C. Staton, (ii) any Affiliate of Daniel C. Staton, (iii) any trusts (or trustees thereof), family limited partnerships or other estate planning vehicles over which one or more Staton Control Persons exercise control, (iv) upon Daniel C. Staton’s death or disability, any executors, attorneys in fact, administrators, testamentary trustees, legatees or beneficiaries of Daniel C. Staton or the respective estate, or any trust formed by either, and (v) to the extent any Staton Control Person retains voting control over the applicable interest, any charitable trust, organization or entity, or (B) collectively (i) Marc H. Bell, (ii) any Affiliate of Marc H. Bell, (iii) any trusts (or trustees thereof), family limited partnerships or other estate planning vehicles over which one or more Bell Control Persons exercise control, (iv) upon Marc H. Bell’s death or disability, any executors, attorneys in fact, administrators, testamentary trustees, legatees or beneficiaries of Marc H. Bell or the respective estate, or any trust formed by either, and (v) to the extent any Bell Control Person retains voting control over the applicable interest, any charitable trust, organization or entity.

“Sub-Manager” has the meaning set forth in the Preamble to this Agreement.

“Sub-Manager Base Management Fee” means a base management fee, calculated and paid (by wire transfer of immediately available funds) monthly in arrears, equal to 25% of the Base Management Fee earned by the Manager or its assignee under the Management Agreement during such month, net of any expenses that shall be the responsibility of the Manager pursuant to Section 7.1 of the Management Agreement or shall not otherwise be reimbursed to the Manager pursuant to the Management Agreement.

“Sub-Manager Termination Fee” means a termination fee equal to 25% of the Termination Fee due payable to the Manager or its assignee under the Management Agreement.

“Termination Date” has the meaning set forth in Section 11(a) of this Agreement.

2.

Appointment. The Manager hereby appoints the Sub-Manager to serve as sub-advisor on the terms and conditions set forth in this Agreement, and the Sub-Manager hereby accepts such appointment.

3.

Duties of the Sub-Manager.

(a)

The Sub-Manager shall provide the following services (the “Services”) to support the Manager’s performance of services to the REIT under the Management Agreement, in each case upon reasonable request by the Manager:

(i)

serving as a consultant to the Manager with respect to the periodic review of the Guidelines;

(ii)

identifying for the Manager potential new lines of business and investment opportunities for the REIT;

(iii)

identifying for and advising the Manager with respect to selection of independent contractors that provide investment banking, securities brokerage, mortgage brokerage and other financial services, due diligence services, underwriting review services, legal and accounting services, and all other services as may be required relating to the investments of the REIT and its subsidiaries (the “Investments”);

(iv)

advising the Manager with respect to the REIT’s stockholder and public relations matters;

(v)

advising and assisting the Manager with respect to the REIT’s capital structure and capital raising; and

(vi)

advising the Manager on negotiating agreements relating to programs established by the U.S. government.

Notwithstanding anything in this Agreement to the contrary, the Manager shall remain primarily and directly responsible for the provision of all services provided to the REIT under the Management Agreement. Without limiting the foregoing, the Manager shall be solely responsible for (i) identifying and consummating all Investments to be made by the REIT and its subsidiaries, (ii) any and all portfolio monitoring or reporting services to be provided to the REIT and (iii) any matters relating to the REIT’s Real Estate Investment Trust qualification for U.S. federal income tax purposes or the status of the REIT and its Affiliates under the Investment Company Act.

(b)

The Sub-Manager shall, and shall cause its officers and employees to, devote such portion of its and their time to the provision of the Services to the Manager as necessary for the proper performance of all of the Services hereunder.

4.

Authority of the Sub-Manager. The Sub-Manager is not authorized to advise or bind the REIT or to enter into any agreements relative to the REIT, and, with respect to the Manager, is to act only as an advisor to the Manager, upon reasonable request. The Sub-Manager shall have no obligation or authority under the Management Agreement.

5.

Confidentiality. The Sub-Manager and the Manager shall each keep confidential any nonpublic information obtained in connection with the Services rendered under this Agreement and shall not disclose any such information (or use the same except in furtherance of its duties under this Agreement), except: (i) to the other party hereto and its respective employees, officers, directors, consultants or advisors; (ii) with the prior written consent of the other party hereto; or (iii) as required by law or legal process. The foregoing shall not apply to information which has previously become available through the actions of a Person not resulting a violation this Section 5 or to any information within the public domain or, for the avoidance of doubt, with respect to Sub-Manager’s or its Affiliates’ business enterprises unrelated to the Services or the REIT. The provisions of this Section 5 shall survive the expiration or earlier termination of this Agreement for a period of one year.

6.

Fees.

(a)

As compensation for all Services performed by the Sub-Manager under this Agreement, the Sub-Manager shall be paid (i) the Sub-Manager Base Management Fee by the Manager and (ii) in recognition of the level of the upfront effort and commitment of resources required by the Sub-Manager in connection with this Agreement, either the Sub-Manager Termination Fee by the Manager or the Final Payment by the REIT, in each case pursuant to the terms set forth herein. Payment of the Sub-Manager Base Management Fee by the Manager to the Sub-Manager for any month shall be contingent upon the receipt by the Manager of the Base Management Fee under the Management Agreement for such month. The Sub-Manager Base Management Fee shall be payable by the Manager to the Sub-Manager within five (5) Business Days of receipt by the Manager of the Base Management Fee; provided, however, that all the Sub-Manager Base Management Fees with respect to the services provided during a given calendar year shall be paid no later than sixty (60) days following the end of such calendar year.  Payment of the Sub-Manager Termination Fee by the Manager to the Sub-Manager shall be contingent upon the receipt by the Manager of the Termination Fee under the Management Agreement. Subject to the provisions of Section 11, the Sub-Manager Termination Fee shall be payable by the Manager to the Sub-Manager within five (5) Business Days of receipt by the Manager of the Termination Fee; provided, however, that the Sub-Manager Termination Fee shall be paid no later than sixty (60) days following the end of the calendar year in which the Management Agreement is terminated entitling the Manager to the Termination Fee (which event will, in turn, terminate this Agreement). Payment of the Final Payment shall be made by the REIT to the Sub-Manager in accordance with the provisions of Section 11.

(b)

The Manager agrees that, without the approval of the Sub-Manager (which approval will not be unreasonably withheld, delayed or conditioned), it shall not agree to any modification of the Management Agreement that would both (i) amend or waive (A) the terms of payments due to the Manager under the Management Agreement or (B) the indemnification or expense reimbursement provisions of the Management Agreement and (ii) have either (A) a disproportionately adverse effect on the Sub-Manager or (B) a disproportionately positive result for the Manager.

(c)

The Manager agrees to use reasonable best efforts to collect the Base Management Fee and the Termination Fee on a prompt and timely basis.

7.

Expenses. The Manager shall promptly submit any expenses incurred by the Sub-Manager on behalf and at the request of the Manager that are eligible for reimbursement by the REIT pursuant to the terms of the Management Agreement to the REIT for reimbursement.  The Sub-Manager shall prepare a statement documenting such eligible expenses of the Sub-Manager during each month, and shall deliver such statement to the Manager within five (5) Business Days after the end of each month. The Manager shall reimburse the Sub-Manager for such eligible expenses within five (5) Business Days of receipt by the Manager of reimbursement from the REIT for such eligible expenses (provided, that a failure to deliver such statement within such period shall not limit the rights of the Sub-Manager hereunder except to the extent it prevents the Manager from being reimbursed by the REIT). Reimbursement by the Manager to the Sub-Manager for any expenses shall be contingent upon the receipt by the Manager of reimbursement from the REIT under the Management Agreement for such expenses, and the Manager will pursue such reimbursement with substantially the same level of effort that it pursues requests for its own reimbursement of expenses.  Notwithstanding anything herein to the contrary or otherwise: (a) the amount of expenses eligible for reimbursement provided to the Sub-Manager during any calendar year will not affect the amount of expenses eligible for reimbursements provided to the Sub-Manager in any other calendar year, (b) the reimbursements for expenses for which the Sub-Manager is entitled to be reimbursed shall be made on or before the last day of the calendar year following the calendar year in which the applicable expense is incurred, (c) the right to payment or reimbursement hereunder may not be liquidated or exchanged for any other benefit and (d) the reimbursements shall be made pursuant to objectively determinable and nondiscretionary  policies and procedures regarding such reimbursement of expenses.

8.

Restrictions on Transfer.

(a)

The Sub-Manager shall not directly transfer all or any portion of its right to receive the Sub-Manager Base Management Fee, the Sub-Manager Termination Fee or any of the amounts payable to the Sub-Manager under this Agreement (but excluding proceeds thereof) to any other Person, without the prior written consent of the Manager (which consent shall not be unreasonably withheld, delayed or conditioned).

(b)

The consent of the Manager (which shall not be unreasonably be withheld, delayed or conditioned) shall be required prior to a transfer of membership interests in the Sub-Manager that would result in Staton/Bell Related Persons, in the aggregate, holding less than a majority in interest of the Sub-Manager. The term transfer as used in this Section 8(b) shall include any actions that may result in any Staton/Bell Related Person ceasing to be a Staton/Bell Related Person.

9.

Related Vehicles.

(a)

During the period from the Effective Date through the Termination Date, each Member represents and warrants that it has used, and agrees that it shall use, as the case may be, commercially reasonable efforts to ensure that the Manager is designated, and remains designated, as the investment manager with respect to the REIT and any Related Vehicle to which the Member or any of its direct or indirect majority-owned subsidiaries serve as external investment manager.  Subject in all cases to Section 9(b) hereof, in the event that the Manager or any direct or indirect majority-owned subsidiary of a Member is designated as the investment manager (a “Member Manager”) with respect to any Related Vehicle, the Manager and the Sub-Manager shall enter into good faith negotiations with regard to (a) an agreement pursuant to which the Sub-Manager will be engaged as sub-manager with regard to the management of such Related Vehicle on substantially the terms set forth herein or (b) alternative arrangements that are reasonably acceptable to both the Manager and the Sub-Manager and that provide for substantially the same proportionate compensation to the Sub-Manager as set forth herein and the Member shall cause the Member Manager to provide the Sub-Manager with the right to enter into such an agreement; provided, however, that if the Member Manager grants to an Independent Revenue Sharer irrevocable and fully vested contractual rights (a “Grant”) to a percentage of the total fees payable under the Member Manager’s management agreement with such Related Vehicle, then the fees to which the Sub-Manager is entitled under its applicable agreement with the Member Manager with respect to such Related Vehicle will be reduced by a percentage equal to the percentage interest provided to such Independent Revenue Sharer in such Grant during the life of such Grant.  If the Manager proposes any Grant in connection with this Section 9(a), the Members will provide the Sub-Manager with all information and certifications reasonably requested by the Sub-Manager, including with respect to (x) whether the Person receiving the applicable Grant is an Independent Revenue Sharer and (y) the terms and conditions of the Grant.  In connection with any such Grant, to the extent that one or more of the Sub-Manager and Members parties believe in good faith that the adjustment to the Sub-Manager’s fee under this Section 9(a) does not fairly allocate the dilution between the parties, the parties will negotiate in good faith to adjust the terms of such adjustment.  Notwithstanding any delay in executing such agreement or arrangement, the Sub-Manager shall be entitled to the accrual for payment of fees commencing upon the receipt of management fees by the Manager or such Member Manager with regard to such Related Vehicle.  Neither the Members nor the Manager shall have any obligations pursuant to the foregoing sentences of this Section 9(a) if the Sub-Manager remains in material breach of any provision of this Agreement after written notice of such material breach delivered by the Manager to the Sub-Manager; provided, however, upon cure by the Sub-Manager of any such breach, the Members shall cause the applicable Member Manager to negotiate in good faith with the Sub-Manager and provide the Sub-Manager with the right to enter into an agreement described in this paragraph to the extent that the Sub-Manager was, due to such breach, previously not entitled to enter into such an agreement.

(b)

Notwithstanding any other provision of this Agreement, the Sub-Manager shall only be entitled to receive (A) 25% of the net aggregate management or similar fees earned by the Manager and any Member Manager with respect to the REIT and all Related Vehicles cumulatively managed by the Manager and any Member Manager; (B) 25% of the aggregate termination or similar fees earned by the Manager and any Member Manager with respect to the REIT and all Related Vehicles cumulatively managed by the Manager and any Member Manager; and (C) the Final Payment, if any.

(c)

The Sub-Manager shall have no rights with respect to any Related Vehicle that is externally managed by any management entity at the time such management entity is acquired by the Members or their Affiliates after the date of this Agreement, provided, however, that in connection with any such acquisition, the Members shall, or shall cause their applicable Affiliate(s) to, offer to the Sub-Manager (which may assign the right to accept this offer to any if its

Affiliates in whole or in part) the right to invest, on the same terms and conditions as the Members or their applicable Affiliate(s) (except that the Sub-Manager and/or any designated Affiliate will be entitled to customary and reasonable minority investor protections), in up to 25% of each class of securities of such management entity acquired by the Members and their respective Affiliates, collectively, provided, further, that the Sub-Manager and/or its designated Affiliates will have 45 days to accept such offer after receiving written notice from the Members describing in reasonable detail all the material terms of the offer (the “Notice Date”), and will have 60 days to fund the purchase price if such offer is accepted after the Notice Date. Subject to conflict of interest policies to be agreed upon between the parties, nothing will limit the ability of the Members and their respective Affiliates, or the Sub-Manager and its Affiliates, to enter into other transactions, including (x) trading in the securities of special purpose acquisition companies other than Enterprise Acquisition Corp. through one or more funds managed by the Members or their respective Affiliates, (y) investing or trading in securities, or pursing investment strategies, that are the same or similar to those of the REIT, or (z) subject to applicable law, pursuing any other investment or opportunity that may be of interest to the REIT.

10.

Relationship of Sub-Manager, Manager, Members and REIT. The Manager and the Members, on the one hand, and the Sub-Manager, on the other hand, are not partners, members or joint venturers with each other nor with the REIT, and nothing in this Agreement shall be construed to make them such partners, members or joint venturers or impose any liability as such on any of them. The relationship of the parties is intended to be contractual and not fiduciary in nature.

11.

Term and Termination.

(a)

Subject to Section 12(b), this Agreement shall terminate on the earliest to occur of (i) the election of the Sub-Manager, upon the expiration of the Initial Term of the Management Agreement, to terminate this Agreement, (ii) the termination of the Management Agreement by the REIT, or (iii) the effective date of the removal of the Sub-Manager for Cause (the “Termination Date”); provided that all rights and obligations with respect to any earned but unpaid Sub-Manager Base Management Fee and any other amounts payable under this Agreement with respect to periods prior to, on or in connection with the Termination Date shall survive the termination of this Agreement; provided, further, that, subject to the foregoing proviso, in the event of termination pursuant to clause (i) or (iii) above, there shall be no Sub-Manager Termination Fee paid to the Sub-Manager and, in the event of termination pursuant to clause (ii) or (iii) above, there shall be no Final Payment paid to the Sub-Manager.  In the event of a termination pursuant to clause (ii) above, if, during the Initial Term, the REIT or any of its Affiliates, on the one hand, and the Manager or any Member Manager, on the other hand, enter into a new management agreement effective within six months of such termination, this Agreement will be deemed to apply with respect to such new management agreement, and, without limiting the foregoing, for purposes of Section 9(a), the Termination Date shall be deemed not to have occurred; provided, however, that the Sub-Manager shall not be entitled to receive any fees during any period in which neither the Manager nor the Managing Member receives fees from the REIT or any of its Affiliates.  The applicable Member, or the Members, as may be the case, shall cause the applicable Member Manager, if it is not the Manager, to assume the Manager’s obligations under this Agreement. In the event one or more of the Sub-Manager and the applicable Member Manager believes in good faith that this Agreement should be amended to reflect differences between the new management agreement and the Management Agreement, the Sub-Manager and the applicable Member Manager shall enter into good faith negotiations with regard to any such appropriate amendments and the applicable Member, or the Members, as may be the case, shall cause the Member Manager to provide the Sub-Manager with the right to enter into any such amendments. In any such event the applicable Member, or the Members, as the case may be, will provide the Sub-Manager with all information and certifications reasonably requested by the Sub-Manager. Notwithstanding any delay in executing any such amendment, the Sub-Manager shall be entitled to the accrual for payment of fees (on the terms as so amended) commencing upon the receipt of management fees by the Manager or such Member Manager with regard to such new agreement.

(b)

If the Termination Date occurs under Section 11(a)(i), subject to Section 14(b), the REIT shall pay to the Sub-Manager a final payment (the “Final Payment”) of 6.16 times the annualized rate of (i.e. , 24.64 times) the last three (3) monthly payments of the Sub-Manager Base Management Fee; provided that, (i) the Final Payment shall be calculated and determined in accordance with Section 11(e).  The Final Payment shall be paid on the date that is 60 days after the Termination Date (or, if such date is not a Business Day, the next Business Day).

(c)

Upon the termination of this Agreement (or, in the case of a termination pursuant to Section 11(a)(iii), the determination of termination in accordance with Section 14(b)), except to the extent inconsistent with applicable law, the Sub-Manager shall as promptly as reasonably practicable (A) deliver to the Manager one copy of all expense statements generated pursuant to Section 7 hereof covering the period following the date of the last provision of such expense statements to the Manager through the Termination Date; and (B) deliver to the Manager all property and documents of the REIT provided to or obtained by the Sub-Manager pursuant to or in connection with this Agreement, including all copies and extracts thereof in whatever form, then in the Sub-Manager’s possession or under its control (provided that the Sub-Manager’s outside counsel may retain one copy to be kept confidential and used solely for archival purposes).

(d)

Subject to other provisions of this Agreement, if the Sub-Manager is removed for Cause, the effective date of a removal for Cause shall be the date upon which the Manager shall have delivered to Sub-Manager both (i) written notice that the Sub-Manager is being removed for Cause in accordance with the Sub-Management Agreement, and (ii) a copy of the applicable final, non-appealable order evidencing the required final determination of the court of competent jurisdiction.

(e)

The Manager shall calculate the Final Payment (and other related amounts or numbers on which the Final Payment is based, directly or indirectly, including, without limitation the Sub-Manager Base Management Fee, Base Management Fee, and Gross Equity Raised) (A) in accordance with (1) the books and records of the REIT and (2) the definitions of Base Management Fee and Gross Equity Raised in the Management Agreement and (B) using the same accounting principles, policies, practices and methodologies used in, and applied consistently with, the prior calculations of Base Management Fee and Gross Equity Raised under the Management Agreement, and (ii) shall otherwise follow the past practices of the REIT and the Manager with respect to calculating Base Management Fee and Gross Equity Raised, in each case subject to the adjustments expressly provided for in Section 11(b).  The REIT agrees to provide such access to its books and records as the Manager may reasonably require to perform the calculations required under this Section 11(e).  Upon the Manager’s calculation of the Final Payment, the Manager shall promptly deliver to the Sub-Manager a written statement setting forth in reasonable detail its calculation of the Final Payment (including the applicable calculations of Sub-Manager Base Management Fee, Base Management Fee, and Gross Equity Raised) and both the Manager and the REIT shall provide the Sub-Manager reasonable access, during normal business hours and upon reasonable notice, to all work papers, schedules, memoranda and other documents prepared or reviewed by the Manager and the REIT, respectively, or by any of their respective representatives that are relevant to the Manager's calculation of the Final Payment (or the applicable calculation of Sub-Manager Base Management Fee, Base Management Fee, and Gross Equity Raised), and such access shall be provided promptly after request by the Sub-Manager.  The Manager shall request that its accountants communicate with the Sub-Manager and its representatives; provided, that the Sub-Manager may be required to sign an “indemnification letter” in the form generally used by the Manager’s accountant prior to receiving access to any materials prepared by such accountant.  Each of the Manager and the REIT shall cause its representatives to be available, during normal business hours and upon reasonable notice, to the Sub-Manager to review the calculation of the Final Payment (including the applicable Sub-Manager Base Management Fee, Base Management Fee, and Gross Equity Raised). In the event that the Sub-Manager disputes the calculation of the Final Payment (including the calculation of the applicable Sub-Manager Base Management, Fee Base Management Fee, and Gross Equity Raised), the Sub-Manager and the Manager will use commercially reasonable efforts, and negotiate in good faith, to promptly reach agreement as to the correct calculation of the Final Payment.

12.

Assignment.  Except as set forth in this Section 12, this Agreement shall not be assigned by any party hereto without the prior written consent of the other parties.

(a)

The Manager may not assign any of its rights and obligations under this Agreement, except that the Manager may assign, in their entirety, its rights and obligations under this Agreement to any third party upon the assignment of its rights and obligations under the Management Agreement to such third party; provided that both the assignee agrees in writing to assume all obligations hereunder and the Manager shall continue to remain liable for its obligations to the Sub-Manager hereunder.

(b)

Upon termination of this Agreement pursuant to Section 11(a)(i) and payment by the REIT of the Final Payment, the right of the Sub-Manager to receive the Sub-Manager Base Management Fee shall be deemed to have been assigned to the REIT, the Manager shall pay the Sub-Manager Base Management Fee to the REIT on a basis consistent with past practice, and the provisions of this Agreement with respect thereto shall survive solely for such purpose; provided, however, that the Manager may, on or prior to the first anniversary of the date on which the Final Payment is made, terminate its obligations and all rights of the REIT hereunder by paying or causing to be paid to the REIT an amount equal to the Final Payment.  Any other transfer of fees and other amounts payable to the Sub-Manager under this Agreement shall be governed by Section 8(a).

13.

Indemnification. The Manager will use commercially reasonable efforts to cause the Sub-Manager to be indemnified by the REIT in accordance with the Management Agreement.

14.

Remedies; Limitation of Liability.

(a)

Notwithstanding any other provision of this Agreement, in no event shall the Members, the REIT or any of their Affiliates (including the Manager), on the one hand, or the Sub-Manager, on the other hand, be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Members, the REIT or their Affiliates, on the one hand, or the Sub-Manager, on the other hand, has been advised of the likelihood of such loss or damage and regardless of the form of action; provided, however, that in connection with any dispute between any Member Entities or the Manager, on the one hand, and the Sub-Manager, on the other hand, regarding the Sub-Manager’s right to receive payments under this Agreement, (x) if the Sub-

Manager is finally determined to have been entitled to receive any amounts (not paid when due) under this Agreement, the Sub-Manager will be entitled to (1) reimbursement of reasonable costs and expenses (including attorneys’ fees) incurred in connection with such dispute and collection of such amounts and (2) interest accruing at the Interest Rate on such unpaid amounts from the date payment was originally due until actually paid, and (y) if the Sub-Manager is finally determined not to have been entitled to receive any amounts (not paid when due) under this Agreement, the Manager will be entitled to reimbursement of reasonable costs and expenses (including attorneys’ fees) incurred in connection with such dispute. Further, notwithstanding any other provision of this Agreement, neither the Manager nor either of the Members (or any of their respective Affiliates) shall be liable to the Sub-Manager for payment of a Sub-Manager Base Management Fee, Sub-Manager Termination Fee or any similar compensation except to the extent that the Manager, the applicable Members or such Affiliate (as the case may be) or its assignee has actually received a corresponding fee from the REIT or any Related Vehicles. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. Except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement and not otherwise), no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the parties under this Agreement (whether for indemnification or otherwise) of or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby.

(b)

Notwithstanding anything to the contrary in this Agreement, the Manager will not be entitled to terminate this Agreement (except as expressly set forth in the termination provisions above), withhold or offset amounts owed hereunder or otherwise seek recourse against the Sub-Manager for any breach of this Agreement, except that the Manager may seek payment of monetary damages to the extent a court of competent jurisdiction finally determines such damages are awarded to the Manager against the Sub-Manager as a result of Cause (and such damages exceed any amounts released from escrow to the Manager in accordance with this Section 14(b)); provided that, in the event that the Manager has, in good faith and in accordance with this Agreement, initiated litigation with respect to Cause prior to the termination of this Agreement pursuant to Section 11(a)(i), the REIT may, in lieu of making payments to the Sub-Manager with respect to the Final Payment, but at the time at which such payments would otherwise be required, deposit such payments into an interest-bearing escrow arrangement reasonably satisfactory to the Sub-Manager.  If a court of competent jurisdiction finally determines that Cause occurred prior to the termination of this Agreement pursuant to Section 11(a)(i), the amounts then in escrow will be released to the REIT (and the REIT shall have no further obligation to make payments with respect to the Final Payment).  If a court of competent jurisdiction finally determines that no Cause occurred prior to the termination of this Agreement pursuant to Section 11(a)(i), then the amounts then in escrow will be released to the Sub-Manager, and the REIT will be responsible for any additional amounts owing in respect of the Final Payment.

15.

Representations and Warranties of the REIT, Each Member and the Manager. The REIT, the Manager and each of the Members each, severally and not jointly, hereby represents and warrants to the Sub-Manager, as follows:

(a)

It (a) in the case of the REIT, is a corporation and is duly organized, validly existing and in good standing under the laws of the State of Maryland, and is qualified to do business in every jurisdiction in which the failure to so qualify might reasonably be expected to have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of it and its subsidiaries taken as a whole, (b) in the case of the Manager, is a limited liability company and is duly organized, validly existing and in good standing under the laws of the State of Delaware, and is qualified to do business in every jurisdiction in which the failure to so qualify might reasonably be expected to have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of it and its subsidiaries taken as a whole, and (c) in the case of each Member, is a natural person.  It has all requisite corporate or other power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and to carry out the transactions contemplated by this Agreement.

(b)

The execution, delivery and performance of this Agreement has been duly authorized by it. This Agreement has been duly executed and delivered by it and, assuming due execution and delivery by the Sub-Manager, constitutes a valid and binding obligation of it, enforceable in accordance with its terms. The execution and delivery by it of this Agreement, and the fulfillment of and compliance with the terms hereof by it, do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon its capital stock or membership interests, as applicable, or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, its organizational documents (if applicable), or any law, statute, rule or regulation to which it is subject, or any agreement, instrument, order, judgment or decree to which it is a party or by which it is bound.

16.

Representations and Warranties of the Sub-Manager. The Sub-Manager hereby represents and warrants to the Members, the REIT, and the Manager as follows:

(a)

The Sub-Manager is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify might reasonably be expected to have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of the Sub-Manager taken as a whole. The Sub-Manager has all requisite power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and to carry out the transactions contemplated by this Agreement.

(b)

The execution, delivery and performance of this Agreement has been duly authorized by the Sub-Manager. This Agreement has been duly executed and delivered by the Sub-Manager and, assuming due execution and delivery by the Members and the Manager, constitutes a valid and binding obligation of the Sub-Manager, enforceable in accordance with its terms. The execution and delivery by the Sub-Manager of this Agreement, and the fulfillment of and compliance with the terms hereof by the Sub-Manager, do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Sub-Manager’s capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, the Sub-Manager’s certificate of formation or amended and restated limited liability company agreement, or any law, statute, rule or regulation to which the Sub-Manager is subject, or any agreement, instrument, order, judgment or decree to which the Sub-Manager is a party or by which it is bound.

17.

Further Assurances. The Sub-Manager and the Manager will use commercially reasonable efforts to cooperate to give effect to the arrangements contemplated hereby.

18.

Notices. Unless expressly provided otherwise in this Agreement, all notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when (1) delivered by hand, (2) otherwise delivered by reputable overnight courier against receipt therefor, or (3) upon actual receipt of registered or certified mail, postage prepaid, return receipt requested.  The parties may deliver to each other notice by electronically transmitted facsimile copies or electronically transmitted mail (i.e., e-mail), provided that such facsimile or e-mail notice is followed within 24 hours by any type of notice otherwise provided for in this Section 18.  Any party may alter the address or other contact information to which communications or copies are to be sent by giving notice of such change of address or other contact information in conformity with the provisions of this Section 18 for the giving of notice.  Any notice shall be duly addressed to the parties as follows:

If to the Manager:

Jeffrey Zimmer

ARMOUR Residential Management, LLC

3005 Hammock Way

Vero Beach, FL 32963

Telecopy: (772) 388-4758

E-mail: [●]

with a copy given in the manner prescribed above, to:

Cahill Wink LLP

5 Penn Plaza, 23rd Floor

New York, NY 10001

Telecopy: (518) 584-1962

Attn: David G. Nichols, Jr. PLLC

E-mail: david.nichols@cahillwink.com

If to the Sub-Manager:

Staton Bell Blank Check LLC

6800 Broken Sound Parkway

Boca Raton, Florida 33487

Attention: Daniel C. Staton

E-mail: daniel@statoncapital.com

with a copy given in the manner prescribed above, to:

Akerman Senterfitt

One Southeast Third Avenue, 25th Floor

SunTrust International Center

Miami, FL 33131

Telecopy: (305) 374-5095

Attn.: Martin Burkett, Esq., and Bradley Houser, Esq.

E-mail: martin.burkett@akerman.com and bradley.houser@akerman.com

If to Jeffrey J. Zimmer:

[●]

with a copy given in the manner prescribed above, to:

Cahill Wink LLP

5 Penn Plaza, 23rd Floor

New York, NY 10001

Telecopy: (518) 584-1962

Attn: David G. Nichols, Jr. PLLC

E-mail: david.nichols@cahillwink.com

If to Scott J. Ulm:

[●]

with a copy given in the manner prescribed above, to:

Cahill Wink LLP

5 Penn Plaza, 23rd Floor

New York, NY 10001

Telecopy: (518) 584-1962

Attn: David G. Nichols, Jr. PLLC

E-mail: david.nichols@cahillwink.com

If to the REIT:

Jeffrey Zimmer

ARMOUR Residential REIT, Inc.

3005 Hammock Way

Vero Beach, FL 32963

Telecopy: (772) 388-4758

E-mail: jz@armourreit.com

with a copy given in the manner prescribed above, to:

Akerman Senterfitt

One Southeast Third Avenue, 25th Floor

SunTrust International Center

Miami, FL 33131

Telecopy: (305) 374-5095

Attn.: Martin Burkett, Esq., and Bradley Houser, Esq.

E-mail: martin.burkett@akerman.com and bradley.houser@akerman.com

19.

Binding Nature of Agreement; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns as provided in this Agreement.

20.

Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter of this Agreement, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter of this Agreement. The express terms of this Agreement control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms of this Agreement.  This Agreement may not be modified or amended other than in accordance with Section 29.

21.

GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF FLORIDA WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES TO THE CONTRARY.

22.

Jurisdiction; Waiver of Jury Trial. Any proceeding or action based upon, arising out of or related to this Agreement or the transactions contemplated hereby shall be brought in any state court of the State of Florida or, in the case of claims to which the federal courts have subject matter jurisdiction, any federal court of the United States of America, in either case, located in the State of Florida, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such proceeding or action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the proceeding or action shall be heard and determined only in any such court, and agrees not to bring any proceeding or action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any action, suit or proceeding brought pursuant to this Section 22. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT.

23.

No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of any party hereto, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Subject to Section 14, the rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. No waiver of any provision hereunder shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

24.

Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed part of this Agreement.

25.

Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts of this Agreement, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

26.

Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

27.

Gender. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

28.

Attorneys’ Fees.  Should any action or other proceeding be necessary to enforce any of the provisions of this Agreement or the various transactions contemplated hereby, the prevailing party or parties will be entitled to recover it or their actual reasonable attorneys’ fees and expenses from the non-prevailing party or parties whose actions, or failure or omission to act, gave rise to such action or other proceeding.

29.

Amendments.  This Agreement may not be amended, modified or changed (in whole or in part), except by a formal, definitive written agreement expressly referring to this Agreement, which agreement shall be executed by all the parties affected by such agreement.  If the REIT is such a party affected by any such agreement amending modifying or changing this Agreement, such agreement must be, if and when any of the stock of the REIT becomes publicly traded, approved by the Board of Directors.  The parties hereto expressly acknowledge that no consent or approval of the REIT’s stockholders is required in connection with any amendment, modification or change to this Agreement.

30.

Non-Disparagement. (i) The Sub-Manager hereby agrees to refrain, and to use reasonable efforts to cause its members, from making any defamatory or derogatory statements concerning the REIT, the Manager and the Members, and (ii) the REIT, the Manager and the Members hereby agree to refrain from making any defamatory or derogatory statements concerning the Sub-Manager and its members. This Section 29 shall survive termination of this Agreement for a period of five years. Notwithstanding the foregoing, nothing herein shall be deemed to prohibit any individual or entity from making any truthful statements in response to a subpoena, in connection with a legal proceeding or as otherwise required by law or legal process.

31.

Authority.  Each signatory to this Agreement with respect to the Manager, Sub-Manager, or REIT warrants and represents that such signatory is authorized to sign this Agreement on behalf of and to bind the party on whose behalf such signatory is signing this Agreement.

32.

Section 409A.

(a)

General.  It is the intention of all the parties to this Agreement (the "Parties") that the benefits and rights to which the Sub-Manager is entitled pursuant to this Agreement comply with Code Section 409A, to the extent that the requirements of Code Section 409A are applicable thereto, and the provisions of this Agreement shall be construed in a manner consistent with that intention.  If the Parties  believes, at any time, that any such benefit or right that is subject to Code Section 409A does not so comply, it shall promptly advise the other and shall negotiate reasonably and in good faith to amend the terms of such benefits and rights such that they comply with Code Section 409A (with the most limited possible economic effect on the Parties).

(b)

Distributions On Account Of Separation from Service.  To the extent required to comply with Code Section 409A, any payment or benefit required to be paid under this Agreement on account of termination of the Agreement (or any other similar term) shall be made only in connection with a "separation from service" with respect to the Sub-Manager within the meaning of Code Section 409A.

(c)

No Acceleration of Payments.  The Parties, neither individually or in combination, may accelerate any payment or benefit that is subject to Code Section 409A, except in compliance with Code Section 409A and the provisions of this Agreement, and no amount that is subject to Code Section 409A shall be paid prior to the earliest date on which it may be paid without violating Code Section 409A.

(d)

Six Month Delay for Specified Employees.  In the event that any payment under the Agreement is to be made to a “specified employee” (as described in Code Section 409A), then the Parties shall cooperate in good faith to undertake any actions that would cause such payment or benefit not to constitute deferred compensation under Code Section 409A.  In the event that, following such efforts, the REIT or the Manager determine (after consultation with its counsel) that such payment or benefit is still subject to the six-month delay requirement described in Code Section 409A(2)(b) in order for such payment or benefit to comply with the requirements of Code Section 409A, then no such payment or benefit shall be made before the date that is six months after the specified employee’s “separation from service” (as described in Code Section 409A) (or, if earlier, the date of the specified employee’s death). Any payment or benefit delayed by reason of the prior sentence shall be paid out or provided in a single lump sum at the end of such required delay period in order to catch up to the original payment schedule.

(e)

Treatment of Each Installment as a Separate Payment.  For purposes of applying the provisions of Code Section 409A to this Agreement, each separately identified amount to which the Sub-Manager is entitled under this Agreement shall be treated as a separate payment.  In addition, to the extent permissible under Code Section 409A, any series of installment payments under this Agreement shall be treated as a right to a series of separate payments.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ARMOUR RESIDENTIAL MANAGEMENT, LLC

By:

Name: Jeffrey J. Zimmer

Title: Managing Partner

STATON BELL BLANK CHECK LLC

By:

Name:

Title:

ARMOUR RESIDENTIAL REIT, INC., solely with respect to Sections 1, 6(a), 9(b), 11(a), 11(b), 11(e), 14(a), 14(b), 15, and 18 through 32

By:

Name: Jeffrey J. Zimmer

Title: Chairman, Co-CEO & President

JEFFREY J. ZIMMER, solely with respect to Sections 1, 9, 11(a), 14(a), 15(a), 18 through 30, and 32

By:

Name: Jeffrey J. Zimmer

SCOTT J. ULM, solely with respect to Sections 1, 9, 11(a), 14(a), 15(a), 18 through 30, and 32

By:

Name: Scott J. Ulm

[Signature page to Sub-Management Agreement]

EXHIBIT I

DIRECTORS AND OFFICERS OF PARENT

The board of directors of ARMOUR Residential REIT, Inc. shall be composed of: (i) four (4) affiliated board members consisting of Jeffrey J. Zimmer, Scott J. Ulm, Marc Bell and Daniel Staton; and (ii) five (5) unaffiliated directors to be proposed by Parent Shareholders and consented to by Staton Bell Blank Check LLC, which consent will not be unreasonably withheld.

ANNEX B

ARMOUR RESIDENTIAL REIT, INC.

ARTICLES OF AMENDMENT AND RESTATEMENT

FIRST:  ARMOUR Residential REIT, Inc., a Maryland corporation (the “Corporation”), desires to amend and restate its charter as currently in effect and as hereinafter amended (such amended and restated charter, the "Charter").

SECOND:  The following provisions are all the provisions of the charter currently in effect and as hereinafter amended:

ARTICLE I

INCORPORATION

The Corporation was formed under the general laws of the State of Maryland on February      , 2008.

ARTICLE II

NAME

The name of the corporation is ARMOUR Residential REIT, Inc.

ARTICLE III

PURPOSE

The purposes for which the Corporation is formed are to engage in any lawful act or activity (including, without limitation or obligation, engaging in business as a real estate investment trust under the Internal Revenue Code of 1986, as amended, or any successor statute (the “Code”)) for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force. For purposes of this Charter, “REIT” means a real estate investment trust under Sections 856 through 860 of the Code.

ARTICLE IV

PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT

The address of the principal office of the Corporation in the State of Maryland is c/o CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 1660, Baltimore, Maryland 21202. The name and address of the resident agent of the Corporation in the State of Maryland are CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 1660, Baltimore, Maryland 21202. The resident agent is a Maryland corporation.

ARTICLE V

PROVISIONS FOR DEFINING, LIMITING

AND REGULATING CERTAIN POWERS OF THE

CORPORATION AND OF THE STOCKHOLDERS AND DIRECTORS

Section 5.1 Number of Directors. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors of the Corporation initially shall be nine (which number shall be composed of four affiliated directors and five unaffiliated directors), which number may be increased or decreased only by the Board of Directors pursuant to the bylaws of the Corporation (the "Bylaws"), but shall never be less than the minimum number required by the Maryland General Corporation Law (the “MGCL”).

The directors may increase the number of directors and may fill any vacancy, whether resulting from an increase in the number of directors or otherwise, on the Board of Directors occurring before the first annual meeting of stockholders in the manner provided in the Bylaws.

The Corporation elects, at such time as it becomes eligible to make the election provided for under Section 3-802(b) of the Maryland General Corporation Law, that, except as may be provided by the Board of Directors in setting the terms of any class or series of stock, any and all vacancies on the Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred.

Section 5.2 Extraordinary Actions. Except for amendments to Article VII and except as specifically provided in Section 5.8 (relating to removal of directors) and in the last sentence of Article VIII, notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of shares entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable by the Board of Directors and taken or approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.

Section 5.3 Authorization by Board of Stock Issuance. The Board of Directors may authorize the issuance from time to time of shares of stock of the Corporation of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth herein or in the Bylaws.

Section 5.4

Preemptive and Appraisal Rights. Except as may be provided by the Board of Directors in setting the terms of classified or reclassified shares of stock pursuant to Section 6.4 or as may otherwise be provided by a contract approved by the Board of Directors, no holder of shares of stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell. Holders of shares of stock shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the Maryland General Corporation Law or any successor statute unless the Board of Directors, upon the affirmative vote of a majority of the Board of Directors, shall determine that such rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise such rights.

Section 5.5

Indemnification. The Corporation shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (a) any individual who is a present or former director or officer of the Corporation or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in such capacity. The Corporation shall have the power, with the approval of the Board of Directors, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

Section 5.6 Determinations by Board. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Directors consistent with the Charter, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its stock: the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its stock or the payment of other distributions on its stock; the amount of paid-in surplus, net assets, other surplus, annual or other cash flow, funds from operations, net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption of any class or series of stock of the Corporation; the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation or of any shares of stock of the Corporation; the number of shares of stock of any class of the Corporation; any matter relating to the acquisition, holding and disposition of any assets by the Corporation; or any other matter relating to the business and affairs of the Corporation or required or permitted by applicable law, the Charter or Bylaws or otherwise to be determined by the Board of Directors.

Section 5.7

REIT Qualification. If the Corporation elects to qualify for U.S. federal income tax treatment as a REIT, the Board of Directors shall use its reasonable best efforts to take such actions as are necessary or appropriate to preserve the qualification of the Corporation as a REIT; however, if the Board of Directors determines that it is no longer in the best interests of the Corporation to continue to be qualified as a REIT, the Board of Directors may revoke or otherwise terminate the Corporation’s REIT election pursuant to Section 856(g) of the Code. The Board of Directors also may determine that compliance with any restriction or limitation on stock ownership and transfers set forth in Article VII is no longer required for REIT qualification.

Section 5.8 Removal of Directors. Subject to the rights of holders of one or more classes or series of Preferred Stock (as hereinafter defined) to elect or remove one or more directors, any director, or the entire Board of Directors, may be removed from office at any time, but only by the affirmative vote of holders of shares entitled to cast at least two-thirds of all the votes entitled to be cast generally in the election of directors.

Section 5.9 Advisor Agreements. Subject to such approval of stockholders and other conditions, if any, as may be required by any applicable statute, rule or regulation, the Board of Directors may authorize the execution and performance by the Corporation of one or more agreements with any person, corporation, association, company, trust, partnership (limited or general) or other organization whereby, subject to the supervision and control of the Board of Directors, any such other person, corporation, association, company, trust, partnership (limited or general) or other organization shall render or make available to the Corporation managerial, investment, advisory and/or related services, office space and other services and facilities (including, if deemed advisable by the Board of Directors, the management or supervision of the investments of the Corporation) upon such terms and conditions as may be provided in such agreement or agreements (including, if deemed fair and equitable by the Board of Directors, the compensation payable thereunder by the Corporation).

Section 5.10 Investment Asset Class Restriction.  The Corporation will be restricted to investing, on a leveraged basis, primarily in hybrid adjustable-rate, adjustable-rate and fixed-rate residential mortgage-backed securities issued or guaranteed by a U.S. Government-chartered entity, such as the Federal National Mortgage Association (more commonly known as Fannie Mae) and the Federal Home Loan Mortgage Corporation (more commonly known as Freddie Mac), or guaranteed by the Government National Mortgage Administration, a U.S. Government corporation (more commonly known as Ginnie Mae) (collectively, "Agency Securities").  A portion of the Corporation's portfolio may be invested in unsecured notes and bonds issued by U.S. Government-chartered entities (collectively, "Agency Debt"), U.S. Treasuries and money market instruments, or accounts at state or federal chartered financial institutions, subject to certain income tests the Corporation must satisfy for its qualification as a REIT.  The Corporation may also invest in hedging and other derivative instruments related to the foregoing investments.  In the case of any ambiguity in the application of the foregoing restrictions, the Board of Directors of the Corporation will determine its application.

ARTICLE VI

STOCK

Section 6.1 Authorized Shares. The Corporation has authority to issue 275,000,000 shares of stock, consisting of 250,000,000 shares of Common Stock, $0.001  par value per share (“Common Stock”), and 25,000,000 shares of Preferred Stock, $0.001  par value per share (“Preferred Stock”). The aggregate par value of all authorized shares of stock having par value is $275,000. If shares of one class of stock are classified or reclassified into shares of another class of stock pursuant to Section 6.2, 6.3 or 6.4 of this Article VI, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes that the Corporation has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this paragraph. The Board of Directors, with the approval of a majority of the entire Board and without any action by the stockholders of the Corporation, may amend the Charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue.

Section 6.2 Common Stock. Subject to the provisions of Article VII and except as may otherwise be specified in the terms of any class or series of Common Stock, each share of Common Stock shall entitle the holder thereof to one vote. The Board of Directors may reclassify any unissued shares of Common Stock from time to time in one or more classes or series of stock.

Section 6.3 Preferred Stock. The Board of Directors may classify any unissued shares of Preferred Stock and reclassify any previously classified but unissued shares of Preferred Stock of any series from time to time, in one or more classes or series of stock.

Section 6.4 Classified or Reclassified Shares. Prior to issuance of classified or reclassified shares of any class or series, the Board of Directors by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of stock of the Corporation; (b) specify the number of shares to be included in the class or series; (c) set or change, subject to the provisions of Article VII and subject to the express terms of any class or series of stock of the Corporation outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Corporation to file articles supplementary with the State Department of Assessments and Taxation of Maryland (“SDAT”). Any of the terms of any class or series of stock set or changed pursuant to clause (c) of this Section 6.4 may be made dependent upon facts or events ascertainable outside the Charter (including determinations by the Board of Directors or other facts or events within the control of the Corporation) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of stock is clearly and expressly set forth in the articles supplementary or other Charter document.

Section 6.5 Stockholders’ Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting by consent, in writing or by electronic transmission, in any manner permitted by the MGCL and set forth in the Bylaws.

Section 6.6 Charter and Bylaws. The rights of all stockholders and the terms of all stock are subject to the provisions of the Charter and the Bylaws.

ARTICLE VII

RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES

Section 7.1 Definitions. For the purpose of this Article VII, the following terms shall have the following meanings:

Aggregate Stock Ownership Limit. The term “Aggregate Stock Ownership Limit” shall mean not more than 9.8 percent (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Capital Stock.

Beneficial Ownership. The term “Beneficial Ownership” shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

Business Day. The term “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

Capital Stock. The term “Capital Stock” shall mean all classes or series of stock of the Corporation, including, without limitation, Common Stock and Preferred Stock.

Charitable Beneficiary. The term “Charitable Beneficiary” shall mean one or more beneficiaries of the Trust as determined pursuant to Section 7.3.6, provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

Closing Price. The term “Closing Price” on any date shall mean the last sale price for such Capital Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Capital Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE AMEX or, if such Capital Stock is not listed or admitted to trading on the NYSE AMEX, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Capital Stock is listed or admitted to trading or, if such Capital Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system that may then be in use or, if such Capital Stock is not quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Capital Stock selected by the Board of Directors of the Corporation or, in the event that no trading price is available for such Capital Stock, the fair market value of the Capital Stock, as determined in good faith by the Board of Directors of the Corporation.

Common Stock Ownership Limit. The term “Common Stock Ownership Limit” shall mean not more than 9.8 percent (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Common Stock of the Corporation.

Constructive Ownership. The term “Constructive Ownership” shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

Excepted Holder. The term “Excepted Holder” shall mean a stockholder of the Corporation for whom an Excepted Holder Limit is created by this Charter or by the Board of Directors pursuant to Section 7.2.7.

Excepted Holder Limit. The term “Excepted Holder Limit” shall mean, provided that the affected Excepted Holder agrees to comply with the requirements established by the Board of Directors pursuant to Section 7.2.7 and subject to adjustment pursuant to Section 7.2.8, the percentage limit established by the Board of Directors pursuant to Section 7.2.7.

Initial Date. The term “Initial Date” shall mean the date upon which the Charter, as amended hereby, is accepted for record by the SDAT.

Market Price. The term “Market Price” on any date shall mean, with respect to any class or series of outstanding shares of Capital Stock, the Closing Price for such Capital Stock on such date.

NYSE AMEX. The term “NYSE AMEX” shall mean the NYSE Amex LLC.

Person. The term “Person” shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and a group to which an Excepted Holder Limit applies.

Prohibited Owner. The term “Prohibited Owner” shall mean, with respect to any purported Transfer, any Person who, but for the provisions of Section 7.2.1, would Beneficially Own or Constructively Own shares of Capital Stock in excess of the Aggregate Stock Ownership Limit, and if appropriate in the context, shall also mean any Person who would have been the record owner of the shares that the Prohibited Owner would have so owned.

Restriction Termination Date. The term “Restriction Termination Date” shall mean the first day after the Initial Date on which the Corporation determines pursuant to Section 5.7 of the Charter that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of shares of Capital Stock set forth herein is no longer required in order for the Corporation to qualify as a REIT.

Transfer. The term “Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Capital Stock or the right to vote or receive dividends on Capital Stock, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Capital Stock or any interest in Capital Stock or any exercise of any such conversion or exchange right and (c) Transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of Capital Stock; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.

Trust. The term “Trust” shall mean any trust provided for in Section 7.3.1.

Trustee. The term “Trustee” shall mean the Person unaffiliated with the Corporation and a Prohibited Owner, that is appointed by the Corporation to serve as trustee of the Trust.

Section 7.2 Capital Stock.

Section 7.2.1 Ownership Limitations. During the period commencing on the Initial Date and prior to the Restriction Termination Date, but subject to Section 7.4:

(a) Basic Restrictions.

(i) (1) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Aggregate Stock Ownership Limit, (2) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Common Stock in excess of the Common Stock Ownership Limit and (3) no Excepted Holder shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Excepted Holder Limit for such Excepted Holder.

(ii) (1) No Person shall Beneficially Own or Constructively Own shares of Capital Stock to the extent that such Beneficial Ownership or Constructive Ownership of Capital Stock would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or (2) otherwise failing to qualify as a REIT (including, but not limited to, Beneficial Ownership or Constructive Ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant could cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

(iii) Any Transfer of shares of Capital Stock that, if effective, would result in the Capital Stock being beneficially owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.

(b) Transfer in Trust. If any Transfer of shares of Capital Stock occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning shares of Capital Stock in violation of Section 7.2.1(a)(i) or (ii),

(i) then that number of shares of the Capital Stock the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate Section 7.2.1(a)(i) or (ii) (rounded to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 7.3, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such shares; or

(ii) if the transfer to the Trust described in clause (i) of this sentence would not be effective for any reason to prevent the violation of Section 7.2.1(a)(i) or (ii), then the Transfer of that number of shares of Capital Stock that otherwise would cause any Person to violate Section 7.2.1(a)(i) or (ii) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.

Section 7.2.2 Remedies for Breach. If the Board of Directors of the Corporation or any duly authorized committee thereof shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 7.2.1 or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Capital Stock in violation of Section 7.2.1 (whether or not such violation is intended), the Board of Directors or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Corporation to redeem shares, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfer or attempted Transfer or other event in violation of Section 7.2.1 shall automatically result in the transfer to the Trust described above, and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Directors or a committee thereof.

Section 7.2.3 Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of shares of Capital Stock that will or may violate Section 7.2.1(a) or any Person who would have owned shares of Capital Stock that resulted in a transfer to the Trust pursuant to the provisions of Section 7.2.1(b) shall immediately give written notice to the Corporation of such event or, in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer on the Corporation’s qualification as a REIT.

Section 7.2.4 Owners Required To Provide Information. From the Initial Date and prior to the Restriction Termination Date:

(a) every owner of five percent or more (or such lower percentage as required by the Code or the U.S. Treasury Department regulations promulgated thereunder) of the outstanding shares of Capital Stock, within 30 days after the end of each taxable year, shall give written notice to the Corporation stating the name and address of such owner, the number of shares of Capital Stock and other shares of the Capital Stock Beneficially Owned and a description of the manner in which such shares are held. Each such owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation’s qualification as a REIT and to ensure compliance with the Aggregate Stock Ownership Limit; and

(b) each Person who is a Beneficial Owner or Constructive Owner of Capital Stock and each Person (including the stockholder of record) who is holding Capital Stock for a Beneficial Owner or Constructive Owner shall provide to the Corporation such information as the Corporation may request, in good faith, in order to determine the Corporation’s qualification as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

Section 7.2.5 Remedies Not Limited. Subject to Section 5.7 of the Charter, nothing contained in this Section 7.2 shall limit the authority of the Board of Directors of the Corporation to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders in preserving the Corporation’s qualification as a REIT.

Section 7.2.6 Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 7.2, Section 7.3, or any definition contained in Section 7.1, the Board of Directors of the Corporation shall have the power to determine the application of the provisions of this Section 7.2 or Section 7.3 or any such definition with respect to any situation based on the facts known to it. In the event Section 7.2 or 7.3 requires an action by the Board of Directors and the Charter fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Sections 7.1, 7.2 or 7.3. Absent a decision to the contrary by the Board of Directors (which the Board may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 7.2.2) acquired Beneficial Ownership or Constructive Ownership of Capital Stock in violation of Section 7.2.1, such remedies (as applicable) shall apply first to the shares of Capital Stock which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such shares of Capital Stock based upon the relative number of the shares of Capital Stock held by each such Person.

Section 7.2.7 Exceptions.

(a) Subject to Section 7.2.1(a)(ii), the Board of Directors of the Corporation, in its sole discretion, may exempt (prospectively or retroactively) a Person from the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit, as the case may be, and may establish or increase an Excepted Holder Limit for such Person if:

(i) the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual’s Beneficial Ownership or Constructive Ownership of such shares of Capital Stock will violate Section 7.2.1(a)(ii);

(ii) such Person does not and represents that it will not own, actually or Constructively, an interest in a tenant of the Corporation (or a tenant of any entity owned or controlled by the Corporation) that would cause the Corporation to own, actually or Constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact (for this purpose, a tenant from whom the Corporation (or an entity owned or controlled by the Corporation) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the opinion of the Board of Directors of the Corporation, rent from such tenant would not adversely affect the Corporation’s ability to qualify as a REIT shall not be treated as a tenant of the Corporation); and

(iii) such Person agrees that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Sections 7.2.1 through 7.2.6) will result in such shares of Capital Stock being automatically transferred to a Trust in accordance with Sections 7.2.1(b) and 7.3.

Notwithstanding anything to the contrary contained herein, the Board of Directors may, in its discretion, exempt a Person from the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit prior to June 30, 2010, without regard to the parenthetical clause of Section 7.2.1(a)(ii)(1).

(b) Prior to granting any exception pursuant to Section 7.2.7(a), the Board of Directors of the Corporation may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Corporation’s status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Directors may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

(c) Subject to Section 7.2.1(a)(ii), an underwriter which participates in a public offering or a private placement of Capital Stock (or securities convertible into or exchangeable for Capital Stock) may Beneficially Own or Constructively Own shares of Capital Stock (or securities convertible into or exchangeable for Capital Stock) in excess of the Aggregate Stock Ownership Limit, the Common Stock Ownership Limit, or both such limits, but only to the extent necessary to facilitate such public offering or private placement.

(d) The Board of Directors may only reduce the Excepted Holder Limit for an Excepted Holder: (1) with the written consent of such Excepted Holder at any time, or (2) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Common Stock Ownership Limit.

Section 7.2.8 Increase in Aggregate Stock Ownership and Common Stock Ownership Limits. Subject to Section 7.2.1 (a)(ii), the Board of Directors may from time to time increase the Common Stock Ownership Limit and the Aggregate Stock Ownership Limit for one or more Persons and decrease the Common Stock Ownership Limit and the Aggregate Stock Ownership Limit for all other Persons; provided, however, that the decreased Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit will not be effective for any Person whose percentage ownership in Common Stock is in excess of such decreased Common Stock Ownership Limit and/or whose percentage ownership in Capital Stock is in excess of such decreased Aggregate Stock Ownership Limit, as applicable, until such time as such Person’s percentage of Common Stock equals or falls below the decreased Common Stock Ownership Limit and/or such Person’s percentage of Capital Stock equals or falls below the decreased Aggregate Stock Ownership Limit, as applicable, but any further acquisition of Capital Stock in excess of such percentage ownership of Common Stock and/or Capital Stock will be in violation of the Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit, as applicable, and, provided further, that the new Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit would not allow five or fewer Persons to Beneficially Own more than 49.9% in value of the outstanding Capital Stock.

Section 7.2.9 Legend. Each certificate for shares of Capital Stock, if certificated, or the written statement of information in lieu of a certificate shall bear substantially the following legend:

The shares represented by this certificate are subject to restrictions on Beneficial Ownership and Constructive Ownership and Transfer for the purpose, among others, of the Corporation’s maintenance of its qualification as a Real Estate Investment Trust under the Code. Subject to certain further restrictions and except as expressly provided in the Corporation’s Charter, (i) no Person may Beneficially Own or Constructively Own shares of the Corporation’s Common Stock in excess of 9.8 percent (in value or number of shares) of the outstanding shares of Common Stock of the Corporation unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially Own or Constructively Own shares of Capital Stock of the Corporation in excess of 9.8 percent (in value or number of shares) of the total outstanding shares of Capital Stock of the Corporation, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially Own or Constructively Own Capital Stock that would result in the Corporation being “closely held” under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and (iv) no Person may Transfer shares of Capital Stock if such Transfer would result in the Capital Stock of the Corporation being owned by fewer than 100 Persons. Any Person who Beneficially Owns or Constructively Owns or attempts to Beneficially Own or Constructively Own shares of Capital Stock which causes or will cause a Person to Beneficially Own or Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Corporation. If the restrictions on transfer or ownership provided in (i), (ii) or (iii) above are violated, the shares of Capital Stock in excess or in violation of the above limitations will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, the Corporation may redeem shares upon the terms and conditions specified by the Board of Directors in its sole discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, if the ownership restriction provided in (iv) above would be violated or upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Capital Stock of the Corporation on request and without charge. Requests for such a copy may be directed to the Secretary of the Corporation at its principal office.

Instead of the foregoing legend, the certificate or written statement of information in lieu of a certificate may state that the Corporation will furnish a full statement about certain restrictions on transferability to a stockholder on request and without charge.

Section 7.3 Transfer of Capital Stock in Trust.

Section 7.3.1 Ownership in Trust. Upon any purported Transfer or other event described in Section 7.2.1(b) that would result in a transfer of shares of Capital Stock to a Trust, such shares of Capital Stock shall be deemed to have been transferred to the Trustee as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Trust pursuant to Section 7.2.1(b). The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 7.3.6.

Section 7.3.2 Status of Shares Held by the Trustee. Shares of Capital Stock held by the Trustee shall be issued and outstanding shares of Capital Stock of the Corporation. The Prohibited Owner shall have no rights in the shares held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the shares held in the Trust.

Section 7.3.3 Dividend and Voting Rights. The Trustee shall have all voting rights and rights to dividends or other distributions with respect to shares of Capital Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee shall be paid by the recipient of such dividend or distribution to the Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. Any dividend or distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares held in the Trust and, subject to Maryland law, effective as of the date that the shares of Capital Stock have been transferred to the Trustee, the Trustee shall have the authority (at the Trustee’s sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article VII, until the Corporation has received notification that shares of Capital Stock have been transferred into a Trust, the Corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

Section 7.3.4 Sale of Shares by Trustee. Within 20 days of receiving notice from the Corporation that shares of Capital Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares held in the Trust to a person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 7.2.1(a). Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 7.3.4. The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Trust and (2) the price per share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares held in the Trust. The Trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 7.3.3 of this Article VII. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Corporation that shares of Capital Stock have been transferred to the Trustee, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 7.3.4, such excess shall be paid to the Trustee upon demand.

Section 7.3.5 Purchase Right in Stock Transferred to the Trustee. Shares of Capital Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation may reduce the amount payable to the Prohibited Owner by the amount of dividends and distributions which has been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 7.3.3 of this Article VII. The Corporation may pay the amount of such reduction to the Trustee for the benefit of the Charitable Beneficiary. The Corporation shall have the right to accept such offer until the Trustee has sold the shares held in the Trust pursuant to Section 7.3.4. Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

Section 7.3.6 Designation of Charitable Beneficiaries. By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that the shares of Capital Stock held in the Trust would not violate the restrictions set forth in Section 7.2.1(a) in the hands of such Charitable Beneficiary.

Section 7.4 NYSE AMEX Transactions. Nothing in this Article VII shall preclude the settlement of any transaction entered into through the facilities of the NYSE AMEX or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article VII and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VII.

Section 7.5 Enforcement. The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article VII.

Section 7.6 Non-Waiver. No delay or failure on the part of the Corporation or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

ARTICLE VIII

AMENDMENTS

The Corporation reserves the right from time to time to make any amendment to its Charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the Charter, of any shares of outstanding stock. All rights and powers conferred by the Charter on stockholders, directors and officers are granted subject to this reservation. Except as set forth below and except for those amendments permitted to be made without stockholder approval under Maryland law or by specific provision in the Charter, any amendment to the Charter shall be valid only if declared advisable by the Board of Directors and approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter. Any amendment to Section 5.8, Article VII or to this sentence of the Charter shall be valid only if declared advisable by the Board of Directors and approved by the affirmative vote of holders of shares entitled to cast at least two-thirds of all the votes entitled to be cast on the matter.

ARTICLE IX

LIMITATION OF LIABILITY

To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no present or former director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Article IX, nor the adoption or amendment of any other provision of the Charter or Bylaws inconsistent with this Article IX, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

[SIGNATURE PAGE TO FOLLOW]

The undersigned President acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its President and attested to by its Secretary on this            day of                          , 2009.

ATTEST:	ARMOUR Residential REIT, Inc.

By:	By: (SEAL)
Title:	Title:

[SIGNATURE PAGE TO ARMOUR CHARTER]

ANNEX C

ARMOUR RESIDENTIAL REIT, INC.

BYLAWS

ARTICLE I

OFFICES

Section 1. PRINCIPAL OFFICE. The principal office of the Corporation in the State of Maryland shall be located at such place as the Board of Directors may designate.

Section 2. ADDITIONAL OFFICES. The Corporation may have additional offices, including a principal executive office, at such places as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. PLACE. All meetings of stockholders shall be held at the principal executive office of the Corporation or at such other place as shall be set by the Board of Directors and stated in the notice of the meeting.

Section 2. ANNUAL MEETING. An annual meeting of the stockholders for the election of directors and the transaction of any business within the powers of the Corporation shall be held on the date and at the time set by the Board of Directors.

Section 3. SPECIAL MEETINGS.

(a) General. The chairman of the board, president, chief executive officer or Board of Directors may call a special meeting of the stockholders. Subject to Section 3(b), a special meeting of stockholders shall also be called by the secretary of the Corporation to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting.

(b) Stockholder-Requested Special Meetings.

(1) Any stockholder of record seeking to have stockholders request a special meeting shall, by sending written notice to the secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the stockholders entitled to request a special meeting (the “Request Record Date”). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more stockholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such stockholder (or such agent) and shall set forth all information relating to each such stockholder and each matter proposed to be acted on at the meeting that would be required to be disclosed in connection with the solicitation of proxies for the election of directors in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such a solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board of Directors, within ten days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the tenth day after the first date on which the Record Date Request Notice is received by the secretary.

 (2) In order for any stockholder to request a special meeting to act on any matter that may properly be considered at a meeting of stockholders, one or more written requests for a special meeting (collectively, the “Special Meeting Request”) signed by stockholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than a majority of all of the votes entitled to be cast on such matter at such meeting (the “Special Meeting Percentage”) shall be delivered to the secretary. In addition, the Special Meeting Request shall (a) set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the secretary), (b) bear the date of signature of each such stockholder (or such agent) signing the Special Meeting Request, (c) set forth (i) the name and address, as they appear in the Corporation’s books, of each stockholder signing such request (or on whose behalf the Special Meeting Request is signed), (ii) the class, series and number of all shares of stock of the Corporation which are owned (beneficially or of record) by such stockholder and (iii) the nominee holder for, and number of, shares of stock of the Corporation owned beneficially but not of record by such stockholder, (d) be sent to the secretary by registered mail, return receipt requested, and (e) be received by the secretary within 60 days after the Request Record Date. Any requesting stockholder (or agent duly authorized in a writing accompanying the revocation or the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the secretary.

(3) The secretary shall inform the requesting stockholders of the reasonably estimated cost of preparing and delivering the notice of the meeting (including the Corporation’s proxy materials). The secretary shall not be required to call a special meeting upon stockholder request and such meeting shall not be held unless, in addition to the documents required by Section 3(b)(2), the secretary receives payment of such reasonably estimated cost prior to the preparation and mailing or delivery of such notice of the meeting.

(4) In the case of any special meeting called by the secretary upon the request of stockholders (a “Stockholder-Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Stockholder-Requested Meeting shall be not more than 90 days after the record date for such meeting (the “Meeting Record Date”); and provided further that if the Board of Directors fails to designate, within ten days after the date that a valid Special Meeting Request is actually received by the secretary (the “Delivery Date”), a date and time for a Stockholder-Requested Meeting, then such meeting shall be held at 2:00 p.m. local time on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Directors fails to designate a place for a Stockholder-Requested Meeting within ten days after the Delivery Date, then such meeting shall be held at the principal executive office of the Corporation. In fixing a date for any special meeting, the chairman of the board, chief executive officer, president or Board of Directors may consider such factors as he, she or it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting or a special meeting. In the case of any Stockholder-Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date. The Board of Directors may revoke the notice for any Stockholder-Requested Meeting in the event that the requesting stockholders fail to comply with the provisions of Section 3(b)(3).

(5) If written revocations of the Special Meeting Request have been delivered to the secretary and the result is that stockholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting to the secretary: (i) if the notice of meeting has not already been delivered, the secretary shall refrain from delivering the notice of the meeting and send to all requesting stockholders who have not revoked such requests written notice of any revocation of a request for a special meeting on the matter, or (ii) if the notice of meeting has been delivered and if the secretary first sends to all requesting stockholders who have not revoked requests for a special meeting on the matter written notice of any revocation of a request for the special meeting and written notice of the Corporation’s intention to revoke the notice of the meeting or for the chairman of the meeting to adjourn the meeting without action on the matter, (A) the secretary may revoke the notice of the meeting at any time before ten days before the commencement of the meeting or (B) the chairman of the meeting may call the meeting to order and adjourn the meeting without acting on the matter. Any request for a special meeting received after a revocation by the secretary of a notice of a meeting shall be considered a request for a new special meeting.

(6) The chairman of the board, chief executive officer, president or Board of Directors may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the secretary. For the purpose of permitting the inspectors to perform such review, no such purported Special Meeting Request shall be deemed to have been delivered to the secretary until the earlier of (i) five Business Days after receipt by the secretary of such purported request and (ii) such date as the independent inspectors certify to the Corporation that the valid requests received by the secretary represent, as of the Request Record Date, stockholders of record entitled to cast not less than the Special Meeting Percentage. Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Corporation or any stockholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(7) For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

Section 4. NOTICE. Not less than ten nor more than 90 days before each meeting of stockholders, the secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting notice in writing or by electronic transmission stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, by mail, by presenting it to such stockholder personally, by leaving it at the stockholder’s residence or usual place of business or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder’s address as it appears on the records of the Corporation, with postage thereon prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions. The Corporation may give a single notice to all stockholders who share an address, which single notice shall be effective as to any stockholder at such address, unless a stockholder objects to receiving such single notice or revokes a prior consent to receiving such single notice. Failure to give notice of any meeting to one or more stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II or the validity of any proceedings at any such meeting.

Subject to Section 11(a) of this Article II, any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice. The Corporation may postpone or cancel a meeting of stockholders by making a public announcement (as defined in Section 11(c)(3) of this Article II) of such postponement or cancellation prior to the meeting. Notice of the date, time and place to which the meeting is postponed shall be given not less than ten days prior to such date and otherwise in the manner set forth in this section.

Section 5. ORGANIZATION AND CONDUCT. Every meeting of stockholders shall be conducted by an individual appointed by the Board of Directors to be chairman of the meeting or, in the absence of such appointment, by the chairman of the board or, in the case of a vacancy in the office or absence of the chairman of the board, by one of the following officers present at the meeting in the following order: the vice chairman of the board, if there is one, the president, the vice presidents in their order of rank and seniority, the secretary, or, in the absence of such officers, a chairman chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy. The secretary, or, in the secretary’s absence, an assistant secretary, or, in the absence of both the secretary and assistant secretaries, a person appointed by the Board of Directors or, in the absence of such appointment, a person appointed by the chairman of the meeting shall act as secretary. In the event that the secretary presides at a meeting of the stockholders, an assistant secretary, or, in the absence of assistant secretaries, an individual appointed by the Board of Directors or the chairman of the meeting, shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chairman and without any action by the stockholders, are appropriate for the proper conduct of the meeting, including, without limitation,: (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments; (e) determining when and for how long the polls should be opened and when the polls should be closed; (f) maintaining order and security at the meeting; (g) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; (h) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting; and (i) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 6. QUORUM. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum; but this section shall not affect any requirement under any statute or the charter of the Corporation (the “Charter”) for the vote necessary for the adoption of any measure. If such quorum is not established at any meeting of the stockholders, the chairman of the meeting may adjourn the meeting sine die or from time to time to a date not more than one hundred 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

The stockholders present either in person or by proxy, at a meeting which has been duly called and at which a quorum has been established, may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough stockholders to leave fewer than required to establish a quorum.

Section 7. VOTING. A plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the Charter. Unless otherwise provided by statute or by the Charter, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. Voting on any question or in any election may be viva voce unless the chairman of the meeting shall order that voting be by ballot or otherwise.

Section 8. PROXIES. A stockholder may cast the votes entitled to be cast by the holder of the shares of stock owned of record by the stockholder in person or by proxy executed by the stockholder or by the stockholder’s duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the secretary of the Corporation before or at the meeting. No proxy shall be valid more than eleven months after its date unless otherwise provided in the proxy.

Section 9. VOTING OF STOCK BY CERTAIN HOLDERS. Stock of the Corporation registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner, trustee or managing member thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock. Any director or fiduciary may vote stock registered in the name of such person in the capacity of such director or fiduciary, either in person or by proxy.

Shares of stock of the Corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

The Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date, the time after the record date within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the holder of record of the specified stock in place of the stockholder who makes the certification.

Section 10. INSPECTORS. The Board of Directors or the chairman of the meeting may appoint, before or at the meeting, one or more inspectors for the meeting and any successor to the inspector. The inspectors, if any, shall: (a) determine the number of shares of stock represented at the meeting, in person or by proxy, and the validity and effect of proxies; (b) receive and tabulate all votes, ballots or consents; (c) report such tabulation to the chairman of the meeting; (d) hear and determine all challenges and questions arising in connection with the right to vote; and (e) do such acts as are proper to fairly conduct the election or vote. Each such report shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 11. ADVANCE NOTICE OF STOCKHOLDER NOMINEES FOR DIRECTOR AND OTHER STOCKHOLDER PROPOSALS.

(a) Annual Meetings of Stockholders.

(1) Nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record both at the time of giving of notice by the stockholder as provided for in this Section 11(a) and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with this Section 11(a).

(2) For any nomination or other business to be properly brought before an annual meeting by a stockholder pursuant to Section 11(a)(1)(iii), the stockholder must have given timely notice thereof in writing to the secretary of the Corporation and such other business must otherwise be a proper matter for action by the stockholders. To be timely, a stockholder’s notice shall set forth all information required under this Section 11 and shall be delivered to the secretary at the principal executive office of the Corporation not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary  of the date of the proxy statement for the preceding year’s annual meeting; provided, however, that in connection with the Corporation’ s first annual meeting or in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described above.

(3) Such stockholder’s notice shall set forth:

(i) as to each individual whom the stockholder proposes to nominate for election or reelection as a director (each, a “Proposed Nominee”), all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder;

(ii) as to any business that the stockholder proposes to bring before the meeting, a description of such business, the stockholder’s reasons for proposing such business at the meeting and any material interest in such business of such stockholder or any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder or the Stockholder Associated Person therefrom;

(iii) as to the stockholder giving the notice, any Proposed Nominee and any Stockholder Associated Person,

(A) the class, series and number of all shares of stock or other securities of the Corporation or any affiliate thereof (collectively, the “Company Securities”), if any, which are owned (beneficially or of record) by such stockholder, Proposed Nominee or Stockholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Company Securities of any such person,

(B) the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such stockholder, Proposed Nominee or Stockholder Associated Person,

(C) whether and the extent to which such stockholder, Proposed Nominee or Stockholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (I) manage risk or benefit of changes in the price of (x) Company Securities or (y) any security of any entity that was listed in the Peer Group in the Stock Performance Graph in the most recent annual report to security holders of the Corporation (a “Peer Group Company”) for such stockholder, Proposed Nominee or Stockholder Associated Person or (II) increase or decrease the voting power of such stockholder, Proposed Nominee or Stockholder Associated Person in the Corporation or any affiliate thereof (or, as applicable, in any Peer Group Company) disproportionately to such person’s economic interest in the Company Securities (or, as applicable, in any Peer Group Company), and

(D) any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such stockholder, Proposed Nominee or Stockholder Associated Person, in the Corporation or any affiliate thereof, other than an interest arising from the ownership of Company Securities where such stockholder, Proposed Nominee or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;

(iv) as to the stockholder giving the notice, any Stockholder Associated Person with an interest or ownership referred to Section 11(a)(3)(ii) or (iii) and any Proposed Nominee,

(A) the name and address of such stockholder, as they appear on the Corporation’s stock ledger, and the current name and business address, if different, of each such Stockholder Associated Person and any Proposed Nominee and

(B) the investment strategy or objective, if any, of such stockholder and each such Stockholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder and each such Stockholder Associated Person; and

(v) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a director or the proposal of other business on the date of such stockholder’s notice.

(4) Such stockholder’s notice shall, with respect to any Proposed Nominee, be accompanied by a certificate executed by the Proposed Nominee (i) certifying that such Proposed Nominee (a) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation in connection with service or action as a director that has not been disclosed to the Corporation and (b) will serve as a director of the Corporation if elected; and (ii) attaching a completed Proposed Nominee questionnaire (which questionnaire shall be provided by the Corporation, upon request, to the stockholder providing the notice and shall include all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder, or would be required pursuant to the rules of any national securities exchange or over-the-counter market).

(5) Notwithstanding anything to the contrary in Section 11(a), in the event that the number of directors to be elected to the Board of Directors is increased, and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting, a stockholder’s notice required by this Section 11(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive office of the Corporation not later than 5:00 p.m., Eastern Time, on the tenth day following the day on which such public announcement is first made by the Corporation.

(6) For purposes of this Section 11, “Stockholder Associated Person” of any stockholder means (i) any person acting in concert with such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder (other than a stockholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such stockholder or such Stockholder Associated Person.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of individuals for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) provided that the special meeting has been called in accordance with Section 3 of this Article II for the purpose of electing directors, by any stockholder of the Corporation who is a stockholder of record both at the time of giving of notice provided for in this Section 11 and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the notice procedures set forth in this Section 11. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more individuals to the Board of Directors, any such stockholder may nominate an individual or individuals (as the case may be) for election as a director as specified in the Corporation’s notice of meeting, if the stockholder’s notice, containing the information required by Section 11(a)(3), shall be delivered to the secretary at the principal executive office of the Corporation not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a stockholder’s notice as described above.

(c) General. (1) If information submitted pursuant to this Section 11 by any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Section 11. Any such stockholder shall notify the Corporation of any inaccuracy or change (within two Business Days of becoming aware of such inaccuracy or change) in any such information. Upon written request by the secretary of the Corporation or the Board of Directors, any such stockholder shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the discretion of the Board of Directors or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 11, and (B) a written update of any information submitted by the stockholder pursuant to this Section 11 as of an earlier date. If a stockholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 11.

(2) Only such individuals who are nominated in accordance with this Section 11 shall be eligible for election by stockholders as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with this Section 11. The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 11.

(3) “Public announcement” shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or (ii) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act.

(4) Notwithstanding the foregoing provisions of this Section 11, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 11. Nothing in this Section 11 shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, or the right of the Corporation to omit a proposal from, the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act. Nothing in this Section 11 shall require disclosure of revocable proxies received by the stockholder or Stockholder Associated Person pursuant to a solicitation of proxies after the filing of an effective Schedule 14A by such stockholder or Stockholder Associated Person under Section 14(a) of the Exchange Act.

Section 12. TELEPHONE MEETINGS. The Board of Directors or chairman of the meeting may permit one or more stockholders to participate in meetings of the stockholders by means of a conference telephone or other communications equipment by which all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at the meeting.

Section 13. CONTROL SHARE ACQUISITION ACT. Notwithstanding any other provision of the Charter or these Bylaws, Title 3, Subtitle 7 of the Maryland General Corporation Law, or any successor statute (the “MGCL”), shall not apply to any acquisition by any person of shares of stock of the Corporation. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

Section 14. STOCKHOLDERS’ CONSENT IN LIEU OF MEETING. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting (a) if a unanimous consent setting forth the action is given in writing or by electronic transmission by each stockholder entitled to vote on the matter and filed with the minutes of proceedings of the stockholders or (b) if the action is advised, and submitted to the stockholders for approval, by the Board of Directors and a consent in writing or by electronic transmission of stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of stockholders is delivered to the Corporation in accordance with the MGCL. The Corporation shall give notice of any action taken by less than unanimous consent to each stockholder not later than ten days after the effective time of such action.

ARTICLE III

DIRECTORS

Section 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors.

Section 2. NUMBER, TENURE AND QUALIFICATIONS. At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Directors may establish, increase or decrease the number of directors, provided that the number thereof shall never be less than the minimum number required by the MGCL, nor more than 15, and further provided that the tenure of office of a director shall not be affected by any decrease in the number of directors. Any director of the Corporation may resign at any time by delivering his or her resignation to the Board of Directors, the chairman of the board or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.

Section 3. ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board of Directors shall be held immediately after and at the same place as the annual meeting of stockholders, no notice other than this Bylaw being necessary. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors. The Board of Directors may provide, by resolution, the time and place for the holding of regular meetings of the Board of Directors without other notice than such resolution.

Section 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the chairman of the board, the chief executive officer, the president or by a majority of the directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by them. The Board of Directors may provide, by resolution, the time and place for the holding of special meetings of the Board of Directors without other notice than such resolution.

Section 5. NOTICE. Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, electronic mail, facsimile transmission, courier or United States mail to each director at his or her business or residence address. Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least 24 hours prior to the meeting. Notice by United States mail shall be given at least three days prior to the meeting. Notice by courier shall be given at least two days prior to the meeting. Telephone notice shall be deemed to be given when the director or his or her agent is personally given such notice in a telephone call to which the director or his or her agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director and receipt of a completed answer-back indicating receipt. Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.

Section 6. QUORUM. A majority of the directors shall constitute a quorum for transaction of business at any meeting of the Board of Directors, provided that, if less than a majority of such directors is present at such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to applicable law, the Charter or these Bylaws, the vote of a majority or other percentage of a particular group of directors is required for action, a quorum must also include a majority of such group.

The directors present at a meeting which has been duly called and at which a quorum has been established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough directors to leave fewer than required to establish a quorum.

Section 7. VOTING. The action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the Charter or these Bylaws. If enough directors have withdrawn from a meeting to leave fewer than required to establish a quorum, but the meeting is not adjourned, the action of the majority of that number of directors necessary to constitute a quorum at such meeting shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the Charter or these Bylaws.

Section 8. ORGANIZATION. At each meeting of the Board of Directors, the chairman of the board or, in the absence of the chairman, the vice chairman of the board, if any, shall act as chairman of the meeting. In the absence of both the chairman and vice chairman of the board, the chief executive officer or, in the absence of the chief executive officer, the president or, in the absence of the president, a director chosen by a majority of the directors present, shall act as chairman of the meeting. The secretary or, in his or her absence, an assistant secretary of the Corporation, or, in the absence of the secretary and all assistant secretaries, a person appointed by the chairman of the meeting, shall act as secretary of the meeting.

Section 9. TELEPHONE MEETINGS. Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 10. CONSENT BY DIRECTORS WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each director and is filed with the minutes of proceedings of the Board of Directors.

Section 11. VACANCIES. If for any reason any or all the directors cease to be directors, such event shall not terminate the Corporation or affect these Bylaws or the powers of the remaining directors hereunder. Except as may be provided by the Board of Directors in setting the terms of any class or series of preferred stock, any vacancy on the Board of

Directors may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum. Any director elected to fill a vacancy shall serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is elected and qualifies.

Section 12. COMPENSATION. Directors shall not receive any stated salary for their services as directors but, by resolution of the Board of Directors, may receive compensation per year and/or per meeting and/or per visit to real property or other facilities owned or leased by the Corporation and for any service or activity they performed or engaged in as directors. Directors may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Directors or of any committee thereof and for their expenses, if any, in connection with each property visit and any other service or activity they performed or engaged in as directors; but nothing herein contained shall be construed to preclude any directors from serving the Corporation in any other capacity and receiving compensation therefor.

Section 13. RELIANCE. Each director and officer of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Corporation whom the director or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the director or officer reasonably believes to be within the person’s professional or expert competence, or, with respect to a director, by a committee of the Board of Directors on which the director does not serve, as to a matter within its designated authority, if the director reasonably believes the committee to merit confidence.

Section 14. RATIFICATION. The Board of Directors or the stockholders may ratify and make binding on the Corporation any action or inaction by the Corporation or its officers to the extent that the Board of Directors or the stockholders could have originally authorized the matter. Moreover, any action or inaction questioned in any stockholders’ derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a director, officer or stockholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting, or otherwise, may be ratified, before or after judgment, by the Board of Directors or by the stockholders, and if so ratified, shall have the same force and effect as if the questioned action or inaction had been originally duly authorized, and such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.

Section 15. CERTAIN RIGHTS OF DIRECTORS AND OFFICERS. A director who is not also an officer of the Corporation shall have no responsibility to devote his or her full time to the affairs of the Corporation. Any director or officer, in his or her personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to, in addition to or in competition with those of or relating to the Corporation.

Section 16 . EMERGENCY PROVISIONS. Notwithstanding any other provision in the Charter or these Bylaws, this Section 16 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors under Article III of these Bylaws cannot readily be obtained (an “Emergency”). During any Emergency, unless otherwise provided by the Board of Directors, (i) a meeting of the Board of Directors or a committee thereof may be called by any director or officer by any means feasible under the circumstances; (ii) notice of any meeting of the Board of Directors during such an Emergency may be given less than 24 hours prior to the meeting to as many directors and by such means as may be feasible at the time, including publication, television or radio, and (iii) the number of directors necessary to constitute a quorum shall be one-third of the entire Board of Directors.

ARTICLE IV

COMMITTEES

Section 1. NUMBER, TENURE AND QUALIFICATIONS. The Board of Directors may appoint from among its members an Executive Committee, an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and one or more other committees, composed of one or more directors, to serve at the pleasure of the Board of Directors.

Section 2. POWERS. The Board of Directors may delegate to committees appointed under Section 1 of this Article any of the powers of the Board of Directors, except as prohibited by law.

Section 3. MEETINGS. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board of Directors may designate a chairman of any committee, and such chairman or, in the absence of a chairman, any two members of any committee (if there are at least two members of the Committee) may fix the time and place of its meeting unless the Board shall otherwise provide. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another director to act in the place of such absent member.

Section 4. TELEPHONE MEETINGS. Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 5. CONSENT BY COMMITTEES WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each member of the committee and is filed with the minutes of proceedings of such committee.

Section 6. VACANCIES. Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill any vacancy, to designate an alternate member to replace any absent or disqualified member or to dissolve any such committee.

ARTICLE V

OFFICERS

Section 1. GENERAL PROVISIONS. The officers of the Corporation shall include a president, a secretary and a treasurer and may include a chairman of the board, a vice chairman of the board, a chief executive officer, one or more vice presidents, a chief operating officer, a chief financial officer, a chief investment officer, one or more assistant secretaries and one or more assistant treasurers. In addition, the Board of Directors may from time to time elect such other officers with such powers and duties as they shall deem necessary or desirable. The officers of the Corporation shall be elected annually by the Board of Directors, except that the chief executive officer or president may from time to time appoint one or more vice presidents, assistant secretaries and assistant treasurers or other officers. Each officer shall serve until his or her successor is elected and qualifies or until his or her death, or his or her resignation or removal in the manner hereinafter provided. Any two or more offices except president and vice president may be held by the same person. Election of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent.

Section 2. REMOVAL AND RESIGNATION. Any officer or agent of the Corporation may be removed, with or without cause, by the Board of Directors if in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Corporation may resign at any time by delivering his or her resignation to the Board of Directors, the chairman of the board, the president or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Corporation.

Section 3. VACANCIES. A vacancy in any office may be filled by the Board of Directors for the balance of the term.

Section 4. CHIEF EXECUTIVE OFFICER. The Board of Directors may designate a chief executive officer. In the absence of such designation, the chairman of the board shall be the chief executive officer of the Corporation. The chief executive officer shall have general responsibility for implementation of the policies of the Corporation, as determined by the Board of Directors, and for the management of the business and affairs of the Corporation. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board of Directors from time to time.

Section 5. CHIEF OPERATING OFFICER. The Board of Directors may designate a chief operating officer. The chief operating officer shall have the responsibilities and duties as determined by the Board of Directors or the chief executive officer.

Section 6. CHIEF FINANCIAL OFFICER. The Board of Directors may designate a chief financial officer. The chief financial officer shall have the responsibilities and duties as determined by the Board of Directors or the chief executive officer.

Section 7. CHIEF INVESTMENT OFFICER. The Board of Directors may designate a chief investment officer. The chief investment officer shall have the responsibilities and duties as determined by the Board of Directors or the chief executive officer.

Section 8. CHAIRMAN OF THE BOARD. The Board of Directors shall designate a chairman of the board. The chairman of the board shall preside over the meetings of the Board of Directors and of the stockholders at which he or she shall be present. The chairman of the board shall perform such other duties as may be assigned to him or her by the Board of Directors.

Section 9. PRESIDENT. In the absence of a chief executive officer, the president shall in general supervise and control all of the business and affairs of the Corporation. In the absence of a designation of a chief operating officer by the Board of Directors, the president shall be the chief operating officer. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time.

Section 10. VICE PRESIDENTS. In the absence of the president or in the event of a vacancy in such office, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other duties as from time to time may be assigned to such vice president by the president or by the Board of Directors. The Board of Directors may designate one or more vice presidents as executive vice president, senior vice president, or as vice president for particular areas of responsibility.

Section 11. SECRETARY. The secretary shall: (a) keep the minutes of the proceedings of the stockholders, the Board of Directors and committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; (e) have general charge of the stock transfer books of the Corporation; and (f) in general perform such other duties as from time to time may be assigned to him or her by the chief executive officer, the president or by the Board of Directors.

Section 12. TREASURER. The treasurer shall have the custody of the funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. In the absence of a designation of a chief financial officer by the Board of Directors, the treasurer shall be the chief financial officer of the Corporation.

The treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and Board of Directors, at the regular meetings of the Board of Directors or whenever it may so require, an account of all his or her transactions as treasurer and of the financial condition of the Corporation.

Section 13. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the president or the Board of Directors.

Section 14. COMPENSATION. The compensation of the officers shall be fixed from time to time by or under the authority of the Board of Directors and no officer shall be prevented from receiving such compensation by reason of the fact that he or she is also a director.

ARTICLE VI

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1. CONTRACTS. The Board of Directors or any manager of the Corporation approved by the Board of Directors and acting within the scope of its authority pursuant to a management agreement with the Corporation may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Corporation when executed by an authorized person and duly authorized or ratified by action of the Board of Directors or a manager acting within the scope of its authority pursuant to a management agreement.

Section 2. CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent of the Corporation in such manner as shall from time to time be determined by the Board of Directors.

Section 3. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited or invested from time to time to the credit of the Corporation as the Board of Directors, the chief executive officer, the chief financial officer, or any other officer designated by the Board of Directors may determine.

ARTICLE VII

STOCK

Section 1. CERTIFICATES. Except as may be otherwise provided by the Board of Directors, stockholders of the Corporation are not entitled to certificates representing the shares of stock held by them. In the event that the Corporation issues shares of stock represented by certificates, such certificates shall be in such form as prescribed by the Board of Directors or a duly authorized officer, shall contain the statements and information required by the MGCL and shall be signed by the officers of the Corporation in the manner permitted by the MGCL. In the event that the Corporation issues shares of stock without certificates, to the extent then required by the MGCL, the Corporation shall provide to the record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates. There shall be no differences in the rights and obligations of stockholders based on whether or not their shares are represented by certificates.

Section 2. TRANSFERS. All transfers of shares of stock shall be made on the books of the Corporation, by the holder of the shares, in person or by his or her attorney, in such manner as the Board of Directors or any officer of the Corporation may prescribe and, if such shares are certificated, upon surrender of certificates duly endorsed. The issuance of a new certificate upon the transfer of certificated shares is subject to the determination of the Board of Directors that such shares shall no longer be represented by certificates. Upon the transfer of uncertificated shares, to the extent then required by the MGCL, the Corporation shall provide to record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates.

The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of the State of Maryland.

Notwithstanding the foregoing, transfers of shares of any class or series of stock will be subject in all respects to the Charter and all of the terms and conditions contained therein.

Section 3. REPLACEMENT CERTIFICATE. Any officer of the Corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, destroyed, stolen or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, destroyed, stolen or mutilated; provided, however, if such shares have ceased to be certificated, no new certificate shall be issued unless requested in writing by such stockholder and the Board of Directors has determined that such certificates may be issued. Unless otherwise determined by an officer of the Corporation, the owner of such lost, destroyed, stolen or mutilated certificate or certificates, or his or her legal representative, shall be required, as a condition precedent to the issuance of a new certificate or certificates, to give the Corporation a bond in such sums as it may direct as indemnity against any claim that may be made against the Corporation.

Section 4. FIXING OF RECORD DATE. The Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of stockholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken.

When a record date for the determination of stockholders entitled to notice of and to vote at any meeting of stockholders has been set as provided in this section, such record date shall continue to apply to the meeting if adjourned or postponed, except if the meeting is adjourned to a date more than 120 days or postponed to a date more than 90 days after the record date originally fixed for the meeting, in which case a new record date for such meeting may be determined as set forth herein.

Section 5. STOCK LEDGER. The Corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate stock ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder.

Section 6. FRACTIONAL STOCK; ISSUANCE OF UNITS. The Board of Directors may issue fractional stock or provide for the issuance of scrip, all on such terms and under such conditions as they may determine. Notwithstanding any other provision of the Charter or these Bylaws, the Board of Directors may issue units consisting of different securities of the Corporation. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Corporation, except that the Board of Directors may provide that for a specified period securities of the Corporation issued in such unit may be transferred on the books of the Corporation only in such unit.

ARTICLE VIII

ACCOUNTING YEAR

The Board of Directors shall have the power, from time to time, to fix the fiscal year of the Corporation by a duly adopted resolution.

ARTICLE IX

DISTRIBUTIONS

Section 1. AUTHORIZATION. Dividends and other distributions upon the stock of the Corporation may be authorized by the Board of Directors, subject to the provisions of law and the Charter. Dividends and other distributions may be paid in cash, property or stock of the Corporation, subject to the provisions of law and the Charter.

Section 2. CONTINGENCIES. Before payment of any dividends or other distributions, there may be set aside out of any assets of the Corporation available for dividends or other distributions such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine, and the Board of Directors may modify or abolish any such reserve.

ARTICLE X

INVESTMENT POLICY

Subject to the provisions of the Charter, the Board of Directors may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Corporation as it shall deem appropriate in its sole discretion.

ARTICLE XI

SEAL

Section 1. SEAL. The Board of Directors may authorize the adoption of a seal by the Corporation. The seal shall contain the name of the Corporation and the year of its incorporation and the words “Incorporated Maryland.” The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

Section 2. AFFIXING SEAL. Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word "(SEAL)" adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

ARTICLE XII

INDEMNIFICATION AND ADVANCE OF EXPENSES

To the maximum extent permitted by Maryland law in effect from time to time, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity. The rights to indemnification and advance of expenses provided by the Charter and these Bylaws shall vest immediately upon election of a director or officer. The Corporation may, with the approval of its Board of Directors, provide such indemnification and advance for expenses to an individual who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation. The indemnification and payment or reimbursement of expenses provided in these Bylaws shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment or reimbursement of expenses may be or may become entitled under any bylaw, regulation, insurance, agreement or otherwise.

Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Bylaws or the Charter inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

ARTICLE XIII

WAIVER OF NOTICE

Whenever any notice of a meeting is required to be given pursuant to the Charter or these Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE XIV

AMENDMENT OF BYLAWS

The Board of Directors shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws.

ANNEX D

FORM OF MANAGEMENT AGREEMENT

This MANAGEMENT AGREEMENT is entered into as of                , 2009 by and between (i) ARMOUR RESIDENTIAL REIT, INC., a Maryland corporation (the “REIT”), and (ii) ARMOUR RESIDENTIAL MANAGEMENT LLC, a Delaware limited liability company (the “Manager”).

RECITALS

WHEREAS, the REIT intends to use the net proceeds of borrowings and securities offerings and the net returns on its investments which are not otherwise distributed to stockholders (i) in Mortgage Assets (as defined below), and (ii) in any such other assets, in a manner which allows the REIT to qualify as a “real estate investment trust” under the Code (as defined below); and

WHEREAS, the REIT desires that the Manager undertake, on the REIT’s behalf, the duties and responsibilities as set forth in this Agreement, subject to the direction of the Manager or, only where applicable and only if and when any of the stock of the REIT becomes publicly traded, subject to the direction and oversight of the Board of Directors (as defined below), on the terms and conditions set forth in this Agreement; and

WHEREAS, the Manager desires to undertake, on the REIT’s behalf, the duties and responsibilities as set forth in this Agreement on the terms and conditions set forth in this Agreement; and

WHEREAS, the REIT and the Manager desire to state in its entirety the management agreement by and between the REIT and the Manager;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreement contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.

Definitions.  Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings assigned to them below:

1.1

“Affiliate” means, with respect to any specified Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, that specified Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), with respect to any specified Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that specified Person, whether by contract, through the ownership of voting securities or other equity interests (including partnership or membership interests), or otherwise.

1.2

“Agreement” means this Management Agreement, as the same may be amended from time to time.

1.3

“Annual Minimum Fee” means $900,000 for each fiscal year of this Agreement.

1.4

“Base Management Fee” shall have the meaning set forth in Section 6.1 of this Agreement.

1.5

“Board of Directors” means the member(s) of the Board of Directors of the REIT, applicable if and when any of the stock of the REIT becomes publicly traded.

1.6

“Business Day” means a day on which the banks are opened for business (Saturdays, Sundays, statutory and civic holidays excluded) in New York, New York, United States.

1.7

“Cause” means, for purposes of a termination of this Agreement by the REIT without penalty or payment of a Termination Fee, a final determination by a court of competent jurisdiction (a) that the Manager has materially breached this Agreement that has a material adverse effect on the REIT and such material breach has continued for a period of 30 days after receipt by the Manager of written notice thereof specifying such breach and requesting that the same be remedied in such 30-day period, (b) that an action taken or omitted to be taken by the Manager in connection with this Agreement constitutes willful misconduct or gross negligence that results in material harm to the REIT and such willful misconduct or gross negligence has not been cured within a period of 30 days after receipt by the Manager of written notice thereof specifying such willful misconduct or gross negligence and requesting that the same be remedied in such 30-day period, or (c) that an action taken or omitted to be taken by the Manager in connection with this Agreement constitutes fraud that results in material harm to the REIT.

1.8

“Code” means the Internal Revenue Code of 1986, as amended.

1.9

“Effective Date” means the date of the consummation of the Merger.

1.10

“Governing Instruments” means the articles of incorporation or charter, as the case may be, and the bylaws of the REIT and its subsidiaries, as those documents may be amended from time to time.

1.11

“Gross Equity Raised” means an amount in dollars calculated as of the date of determination that is equal to (a) the initial equity capital of the REIT following the consummation of the Merger, plus (b) equity capital raised in public or private issuances of the REIT’s equity securities (calculated before underwriting fees and distribution expenses, if any), less (c) capital returned to the stockholders of the REIT, as adjusted to exclude (d) one-time charges pursuant to changes in GAAP and certain non-cash charges after discussion between the Manager and the Board of Directors and approved by a majority of the Board of Directors, if and when any of the stock of the REIT becomes publicly traded.

1.12

“Independent Directors” means the members of the Board of Directors who are not officers or employees of the Manager or any Person directly or indirectly controlling or controlled by the Manager, and who are otherwise “independent” in accordance with the REIT’s Governing Instruments and policies and, if applicable, the rules of any national securities exchange on which the REIT’s common stock is listed.

1.13

“Initial Term” shall have the meaning set forth in Section 10.1 of this Agreement.

1.14

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended.

1.15

“Manager” shall have the meaning set forth in the Preamble of this Agreement and shall include any successor thereto (subject to the provisions of Section 13).

1.16

“Manager Obligations” shall have the meaning set forth in Section 2.4.2 of this Agreement and may be limited from time to time in the REIT’s discretion.

1.17

“Manager Shareholders” shall have the meaning set forth in Section 2.5 of this Agreement.

1.18

“Merger” means the merger contemplated pursuant to the Merger Agreement.

1.19

“Merger Agreement” means that Agreement and Plan of Merger, dated as of July 29, 2009, among the REIT, ARMOUR Merger Sub Corp., a Delaware corporation, and Enterprise Acquisition Corp., a Delaware corporation.

1.20

“Mortgage Assets” means the following assets types of the REIT which the REIT may determine from time to time shall be solely managed by the Manager:

(i)

mortgage securities (or interests therein), including (a) adjustable-rate, hybrid adjustable-rate and pass-through certificates (including GNMA certificates, FNMA certificates and FHLMC certificates), collateralized mortgage obligations, (c) securities representing interests in, or secured by, agency wrapped mortgages on real property other than pass-through certificates and CMOs, (d) agency mortgage derivative securities and other agency mortgage-backed and mortgage collateralized obligations, and (e) mortgage derivative securities;

(ii)

U.S. government issued bills, notes and bonds including general obligations of the agencies of the U.S. government (including, but not limited to GNMA, FNMA and FHLMC); and

(iii)

short-term investments, including short-term bank certificates of deposit, short-term U.S. Treasury securities, short-term U.S. government agency securities, commercial paper, repurchase agreements, short-term CMOs, short-term asset backed securities and other similar types of short-term investment instruments, all of which will have maturities or average lives of less than one (1) year.

1.21

“Non-Renewal Notice” shall have the meaning set forth in Section 10.1 of this Agreement.

1.22

“Notice of Proposal to Negotiate” shall have the meaning set Forth in Section 10.5 of this Agreement.

1.23

“Person” means any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

1.24

“Real Estate Investment Trust” means a “real estate investment trust” as defined under the Code.

1.25

“REIT” shall have the meaning set forth in the Preamble of this Agreement and shall include any subsidiary and any successor thereto.

1.26

“REIT Provisions of the Code” means Sections 856 through 860 of the Code.

1.27

“Renewal Term” shall have the meaning set forth in Section 10.1 of this Agreement.

1.28

“Staton Bell” shall have the meaning set forth in Section 2.5 of this Agreement.

1.29

“Sub-Management Agreement” shall have the meaning set forth in Section 2.5 of this Agreement.

1.30

“Termination Fee” means an amount equal to three (3) times the Base Management Fee paid to the Manager in the preceding full twelve (12) months, calculated as of the effective date of the termination of this Agreement pursuant to Section 10.2.

2.

General Duties of the Manager.

2.1

Services.  Until any of the stock of the REIT becomes publicly traded, all services performed by the Manager under this Agreement shall be under the direction of the Manager.  If and when any of the stock of the REIT becomes publicly traded, all services performed by the Manager under this Agreement shall be subject to the direction and oversight of the Board of Directors.  As may be limited from time to time by the REIT in its discretion, the Manager shall (i) manage the day-to-day operations of the REIT and perform the services and other activities described below, and (ii) to the extent directed by the Board of Directors (if and when any of the stock of the REIT becomes publicly traded), perform similar management and services for any subsidiary of the REIT; provided, however, that nothing herein shall give the Manager the right (or obligate the Manager) to supervise any other manager engaged by the REIT (each such other manager, an “Other Manager”), or to manage or otherwise participate in any way in any securitization transaction undertaken by the REIT or any joint venture formed by the REIT.  Subject to the REIT’s right to retain Other Managers and the REIT’s right to limit the following duties in its discretion from time to time to the Mortgage Assets which the REIT determines from time to time shall be solely managed by the Manager, the Manager shall perform the following services from time to time as may be required for the management of the REIT and its assets (other than any such assets solely being managed by an Other Manager):

2.1.1

serving as a consultant to the REIT with respect to the formulation of investment criteria for assets managed by the Manager and the preparation of policy guidelines by the Board of Directors (if and when any of the stock of the REIT becomes publicly traded) for such assets;

2.1.2

assisting the REIT in developing criteria for Mortgage Asset purchase commitments that are consistent with the REIT’s long-term investment objectives and making available to the REIT its knowledge and experience with respect to Mortgage Assets managed by the Manager;

2.1.3

representing the REIT in connection with certain of the REIT’s purchases, sales and commitments to purchase or sell Mortgage Assets managed by the Manager that meet in all material respects the REIT’s investment criteria, including without limitation by providing repurchase agreement and similar portfolio management expertise as appropriate in connection therewith;

2.1.4

managing the REIT’s Mortgage Assets (other than any Mortgage Assets managed solely by Other Managers);

2.1.5

advising the REIT and negotiating the REIT’s agreements with third-party lenders for borrowings by the REIT;

2.1.6

making available to the REIT statistical and economic research and analysis regarding the REIT’s activities managed by the Manager and the services performed for the REIT by the Manager;

2.1.7

monitoring and providing to the Board of Director, if and when any of the stock of the REIT becomes publicly traded, from time to time price information and other data obtained from certain nationally-recognized dealers that maintain markets in mortgage assets identified by the Board of Directors (if and when any of the stock of the REIT becomes publicly traded) from time to time, and providing data and advice to the Board of Directors (if and when any of the stock of the REIT becomes publicly traded) in connection with the identification of such dealers, in each case with respect to assets managed by the Manager;

2.1.8

investing or reinvesting money of the REIT, which the REIT determines from time to time shall be solely managed by the Manager, in accordance with the REIT’s policies and procedures;

2.1.9

providing executive and administrative personnel, office space and other appropriate services required in rendering services to the REIT, in accordance with and subject to the terms of this Agreement;

2.1.10

administering the day-to-day operations of the REIT and performing and supervising the performance of such other administrative functions necessary to the management of the REIT as may be agreed upon by the Manager and the Board of Directors (if and when any of the stock of the REIT becomes publicly traded), including, without limitation, the collection of revenues and the payment of the REIT’s debts and obligations from the REIT’s accounts (in each case in respect of assets managed by the Manager), and the maintenance of appropriate computer systems and related information technology to perform such administrative and management functions;

2.1.11

advising the Board of Directors (if and when any of the stock of the REIT becomes publicly traded) in connection with certain policy decisions (other than any such decisions solely relating to Other Managers);

2.1.12

evaluating and recommending hedging strategies to the Board of Directors (if and when any of the stock of the REIT becomes publicly traded) and, upon approval by the Board of Directors (if and when any of the stock of the REIT becomes publicly traded), engaging in hedging activities on behalf of the REIT consistent with the REIT’s status as a Real Estate Investment Trust, in each case in respect of assets managed by the Manager;

2.1.13

supervising compliance by the REIT with the REIT Provisions of the Code and maintenance of its status as a Real Estate Investment Trust (other than in respect of any assets not managed by the Manager);

2.1.14

qualifying and causing the REIT to qualify to do business in all applicable jurisdictions and obtaining and maintaining all appropriate licenses (other than in respect of any activities not managed by the Manager);

2.1.15

assisting the REIT to retain qualified accountants and tax experts to assist in developing and monitoring appropriate accounting procedures and testing systems and to conduct quarterly compliance reviews as the Board of Directors (if and when any of the stock of the REIT becomes publicly traded) may deem necessary or advisable (other than any such procedures or reviews relating solely to Other Managers);

2.1.16

assisting the REIT in its compliance with all federal (including, without limitation, the Sarbanes-Oxley Act of 2002), state and local regulatory requirements applicable to the REIT in respect of its business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports, documents and filings, if any, required under the Securities Exchange Act of 1934, as amended, or other federal or state laws;

2.1.17

assisting the REIT in its compliance with federal, state and local tax filings and reports, and generally enable the REIT to maintain its status as a Real Estate Investment Trust, including soliciting stockholders, as defined below, for required information to the extent provided in the REIT Provisions of the Code;

2.1.18

assisting the REIT in its maintenance of an exemption from the Investment Company Act and monitoring compliance with the requirements for maintaining an exemption from the Investment Company Act;

2.1.19

advising the REIT as to its capital structure and capital raising activities (other than in respect of capital not to be managed by the Manager);

2.1.20

handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which the REIT may be involved or to which the REIT may be subject arising out of the REIT’s day-to-day operations, subject to the approval of the Board of Directors (if and when any of the stock of the REIT becomes publicly traded) and excluding any such proceedings or negotiations solely involving Other Managers;

2.1.21

engaging and supervising, on behalf of the REIT at the REIT’s request and at the REIT’s expense, the following, without limitation:  independent contractors to provide investment banking services, leasing services, mortgage brokerage services, securities brokerage services, other financial services and such other services as may be deemed by the Board of Directors (if and when any of the stock of the REIT becomes publicly traded) to be necessary or advisable from time to time (other than Other Managers, or any of the foregoing to be utilized in connection with activities being solely conducted by Other Managers);

2.1.22

so long as the Manager does not incur additional costs or expenses, and the REIT does not incur additional costs or expenses which are not specifically approved in writing by the REIT, performing such other services as may be necessary or advisable from time to time for management and other activities relating to the assets of the REIT as the Board of Directors (if and when any of the stock of the REIT becomes publicly traded) shall reasonably request or the Manager shall deem appropriate under the particular circumstances; and

2.1.23

assisting the REIT, upon the REIT’s request therefor, in evaluating the advantages and disadvantages of the REIT internalizing the functions of the Manager or of any merger and acquisition transaction that the REIT may elect to pursue, which also may be subject to approval by the shareholders of the REIT.

2.2

Obligations of the Manager.

2.2.1

Verify Conformity with Acquisition Criteria.  At all times (and, if and when any of the stock of the REIT becomes publicly traded, subject to the direction of the Board of Directors), the Manager shall use commercially reasonable efforts to provide that each Mortgage Asset acquired by the Manager for the REIT conforms in all material respects to the acquisition criteria of the REIT and shall seek to cause each seller or transferor of such Mortgage Assets to the REIT to make such representations and warranties regarding such Mortgage Assets as may, in the reasonable judgment of the Manager, be necessary and appropriate, subject to market custom.  In addition, the Manager shall take such other action as it deems reasonably necessary or appropriate in seeking to protect the REIT’s investments to the extent consistent with its duties under this Agreement.

2.2.2

Conduct Activities in Conformity with REIT Status and All Applicable Restrictions.  At all times (and, if and when any of the stock of the REIT becomes publicly traded, subject to the direction of the Board of Directors) and with reasonable advance notice from the REIT of any pertinent information relating to any activities of the REIT as may then be conducted by Other Managers, the Manager shall refrain from any action which would adversely affect the status of the REIT or, if applicable, any subsidiary of the REIT as a Real Estate Investment Trust or (i) which would violate any material law, rule or regulation of any governmental body or agency having jurisdiction over the REIT or any such subsidiary or (ii) which would otherwise not be permitted by the REIT’s or such subsidiary’s Governing Instruments, any material operating policies adopted by the REIT, or any agreements actually known by the Manager, except in each of clauses (i) and (ii) as could not reasonably be expected to have a material adverse effect on the REIT.  If the Manager is directed to take any such action by the Board of Directors (if and when any of the stock of the REIT becomes publicly traded), the Manager shall promptly notify the Board of Directors (if and when any of the stock of the REIT becomes publicly traded) of the Manager’s judgment that such action would adversely affect such status or cause such violation or not be permitted as aforesaid.

2.2.3

Reports.  If and when any of the stock of the REIT becomes publicly traded and upon the request of the Board of Directors and at the sole cost and expense of the REIT, the Manager shall cause an annual compliance report of the REIT to be prepared by a firm independent of the Manager and its Affiliates and having the proper expertise to determine compliance with the REIT Provisions of the Code and related matters.  In addition, the Manager shall prepare regular reports for the Board of Directors (if and when any of the stock of the REIT becomes publicly traded) that will review the REIT’s acquisitions of Mortgage Assets, portfolio composition and characteristics, credit quality (if applicable), performance and compliance with the REIT’s investment policies and policies that enable the REIT to maintain its qualification as a Real Estate Investment Trust and to maintain its exemption from being deemed an “investment company” under the Investment Company Act; provided that such reports shall only relate to assets the REIT has determined shall be managed by the Manager.

2.2.4

Portfolio Transactions.  In placing portfolio transactions and selecting brokers or dealers, the Manager shall seek to obtain on behalf of the REIT commercially reasonable terms.  In assessing commercially reasonable terms for any transaction, the Manager shall consider all factors it deems relevant, including, without limitation, the breadth of the market for the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis.

2.3

Cooperation of the REIT.  The REIT (and, if and when any of the stock of the REIT becomes publicly traded, the Board of Directors) shall take such actions as may reasonably be required to permit and enable the Manager to carry out its duties and obligations under this Agreement, including, without limitation, the steps reasonably necessary to allow the Manager to file any registration statement on behalf of the REIT in a timely manner if the REIT requests that the Manager do so.  The REIT further agrees to use commercially reasonable efforts to make available to the Manager reasonably available resources, information and materials reasonably requested by the Manager to enable the Manager to satisfy its obligations hereunder, including its obligations to deliver financial statements and any other information or reports with respect to the REIT.  If the Manager is not able to provide a service, or in the reasonable judgment of the Manager it is not prudent to provide a service, without the approval of the Board of Directors (if and when any of the stock of the REIT becomes publicly traded), then the Manager shall be excused from providing such service (and shall not be in breach of this Agreement) until the applicable approval has been obtained; provided, however, that the Manager shall have promptly advised the Board of Directors (if and when any of the stock of the REIT becomes publicly traded) in writing that the Manager is awaiting such approval.

2.4

Engagement of Third Parties.

2.4.1

Securities Dealers.  Subject to the REIT’s right to retain Other Managers and the REIT’s right to limit the Manager’s authorizations in the REIT’s discretion from time to time, the Manager is authorized, for and on behalf, and at the sole cost and expense of the REIT, to employ such securities dealers (including Affiliates of the Manager) for the purchase and sale of the REIT’s Mortgage Assets managed by the Manager as may, in the reasonable judgment of the Manager, be necessary to obtain the best commercially available net results taking into account such factors as the policies of the REIT, price, dealer spread, the size, type and difficulty of the transaction involved, the firm’s general execution and operational facilities and the firm’s risk in positioning the securities involved.  Consistent with this policy, and subject to the foregoing caveats with respect to the REIT’s rights, the Manager is authorized to direct the execution of the REIT’s portfolio transactions to dealers and brokers furnishing statistical information or research deemed by the Manager to be reasonably necessary to the performance of its investment advisory functions for the REIT.

2.4.2

Other Third Parties.  The Manager is authorized to retain, for and on behalf of the REIT, the services of third parties (including Affiliates of the Manager), including, without limitation, accountants, legal counsel, appraisers, insurers, brokers, dealers, transfer agents, registrars, developers, investment banks, financial advisors, banks and other lenders and others as the Manager deems reasonably necessary or advisable in connection with the management and operations of the REIT. The costs and expenses related to the retention of third parties shall be the sole cost and expense of the REIT except to the extent (i) the third party is retained to make decisions to invest in and dispose of Mortgage Assets, provide administrative, data processing or clerical services, prepare the financial records of the REIT or prepare a report summarizing the REIT’s acquisitions of Mortgage Assets, portfolio compensation and characteristics, credit quality (if applicable) or performance of the portfolio, in each case with respect to assets the REIT has determined shall be managed by the Manager, in which case it shall be at the sole cost and expense of the Manager unless otherwise approved by the Board of Directors (if and when any of the stock of the REIT becomes publicly traded) or (ii) the costs and expenses are not reimbursable pursuant to Section 7.3 of this Agreement (collectively, the “Manager Obligations”).  Notwithstanding anything in this Agreement to the contrary, in no event shall the Manager be responsible for any costs or expenses related to or incurred by any Other Manager.

2.4.3

Affiliates.  Notwithstanding anything contained in this Agreement to the contrary, the Manager shall have the right to cause any of its services under this Agreement to be rendered by the Manager’s employees or Affiliates of the Manager. The REIT shall pay or reimburse the Manager or its Affiliates (subject to the foregoing approval) for the reasonable and actually incurred cost and expense of performing such services by the Affiliate, including, without limitation, back office support services specifically requested by the REIT if the costs and expenses of such Affiliate would have been reimbursable under this Agreement if such Affiliate were an unaffiliated third party, or if such service had been performed by the Manager itself.

2.5

Sub-Management Agreement.  The REIT and the Manager expressly acknowledge and agree that, concurrent with this Agreement, the Manager is entering into the Sub-Management Agreement, dated as of even date herewith, by and among the Manager, Staton Bell Blank Check LLC (“Staton Bell”), and Jeffrey J. Zimmer and Scott J. Ulm (Messrs. Zimmer and Ulm, together, the “Manager Shareholders”) (such agreement, the “Sub-Management Agreement”), and nothing to the contrary contained in this Agreement shall limit the ability of the Manager, Staton Bell, or the Manager Shareholders to enter into and perform their respective obligations under such Sub-Management Agreement or otherwise limit the effectiveness of such Sub-Management Agreement.  The REIT represents and warrants that the Sub-Management Agreement has been duly authorized and approved by all necessary action of the REIT.

3.

Additional Activities.

3.1

Other Activities of the Manager.  Nothing in this Agreement shall (i) prevent the Manager or its Affiliates, officers, directors or employees, from engaging in other businesses or from rendering services of any kind to any other person or entity, including, without limitation, investing in, or rendering advisory service to others investing in, any type of mortgage assets or other real estate investments (including, without limitation, investments that meet the principal investment objectives of the REIT), whether or not the investment objectives or policies of any such other person or entity are similar to those of the REIT, or (ii) in any way bind or restrict the Manager or its Affiliates, officers, directors or employees from buying, selling or trading any securities or commodities for their own accounts or for the account of others for whom the Manager or its Affiliates, officers, directors or employees may be acting.  The REIT acknowledges that the Manager will base allocation decisions on the procedures the Manager and the REIT reasonably and in good faith consider fair and equitable, including, without limitation, such considerations as investment objectives, restrictions and time horizon, availability of cash and the amount of existing holdings.  While information and recommendations supplied to the REIT shall, in the Manager’s reasonable and good faith judgment, be appropriate under the circumstances and in light of the investment objectives and policies of the REIT, they may be different from the information and recommendations supplied by the Manager or any Affiliate of the Manager to other investment companies, funds and advisory accounts.  The REIT shall be entitled to equitable treatment under the circumstances in receiving information, recommendations and any other services.  However, the REIT recognizes that it is not entitled to receive preferential treatment as compared with the treatment given by the Manager or any Affiliate of the Manager to any investment company, fund or advisory account other than any fund or advisory account which contains only funds invested by the Manager (and not of any of its clients or customers) or its officers and directors.

3.2

Other Activities of the REIT.  Except to the extent expressly set forth in this Agreement or any other written agreement between the REIT and the Manager, neither this Agreement nor the relationship between the REIT and the Manager shall be deemed (i) to limit or restrict the activities of the REIT, its officers, its employees, or members of its Board of Directors (if and when any of the stock of the REIT becomes publicly traded), or (ii) impose a fee or other penalty on the REIT, its officers, its employees, or members of its Board of Directors (if and when any of the stock of the REIT becomes publicly traded) for pursuing any such other activities.

3.3

Service to the REIT; Execution of Documents.  Directors, officers, employees and agents of the Manager and its Affiliates may serve as trustees, directors, officers, employees, agents, nominees or signatories for the REIT or any subsidiary of the REIT, to the extent permitted by the Governing Instruments, as from time to time amended, or by any resolutions duly adopted by the Board of Directors (if and when any of the stock of the REIT becomes publicly traded) pursuant to the Governing Instruments.  When executing documents or otherwise acting in such capacities for the REIT, such persons shall use their respective titles in the REIT.

4.

Bank Accounts.  The Manager may establish and maintain one or more bank accounts in the name of the REIT or any subsidiary of the REIT, and may collect and deposit into any such account or accounts, and disburse funds from any such account or accounts in a manner consistent with this Agreement, including, without limitation, the following: (a) the payment of the Base Management Fee, (b) the payment (or advance) of reimbursable costs and expenses, and (c) such other amounts.  The Manager shall from time to time render appropriate accountings of such collections and payments to the Board of Directors (if and when any of the stock of the REIT becomes publicly traded) and, upon request (whether or not the REIT is publicly traded), to the auditors of the REIT or any subsidiary of the REIT.  One or more of the obligations of the Manager hereunder may be revoked in whole or in part by the REIT from time to time in its sole discretion.

5.

Records; Confidentiality.  The Manager shall maintain appropriate and accurate books of account and records relating to services performed under this Agreement, and such books of account and records shall be accessible for inspection by representatives (including the auditors) of the REIT or any subsidiary of the REIT at any time during normal business hours.  Except in the ordinary course of business of the REIT, the Manager shall, and shall use commercially reasonable efforts to cause each of its Affiliates to, keep confidential any and all information they (or such Affiliates) may obtain from time to time in connection with the services they (or such Affiliates) render under this Agreement.

6.

Compensation of the Manager.

6.1

Base Management Fee.  For services rendered under this Agreement, commencing after the end of the first month of business, the REIT shall pay to the Manager each month in arrears (by wire transfer of immediately available funds) compensation equal to 1/12th of the sum of (a) 1.5% of the Gross Equity Raised up to $1 billion plus (b) 0.75% of the Gross Equity Raised in excess of $1 billion (the “Base Management Fee”) within one (1) Business Day after the end of such month; provided, however, that the Base Management Fee shall not ever be less than 1/12th of the Annual Minimum Fee.  In the event of a termination of this Agreement during a calendar month, the Base Management Fee shall be pro-rated based upon the number of days elapsed in such calendar month prior to the effective date of such termination.

6.2

No Incentive Management Compensation.  The Manager shall not receive any incentive-based compensation.

7.

Expenses of the Manager and the REIT.

7.1

Expenses of the Manager.  The Manager shall be responsible for the following expenses:

7.1.1

employment expenses of the personnel employed by the Manager, including, without limitation, salaries (base and bonuses alike), wages, payroll taxes and the cost of employee benefit plans of such personnel (but excluding any stock of the REIT that the Board of Directors, if and when any of the stock of the REIT becomes publicly traded, may determine to grant to such personnel, which stock shall not reduce employment expenses otherwise payable by the Manager pursuant to this Section 7.1.1 or cause the Manager or the REIT to pay any payroll taxes in respect thereof); and

7.1.2

rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of the Manager required for the REIT’s day-to-day operations, including, bookkeeping, clerical and back-office services provided by the Manager, provided, however, that the REIT shall pay for supplies applicable to operations (paper, software, presentation materials, etc.).

7.2

Expenses of the REIT.  The REIT shall pay all of the costs and expenses of the REIT and the Manager incurred solely on behalf of the REIT or any subsidiary or in connection with this Agreement, other than (i) those expenses that are specifically the responsibility of the Manager pursuant to Section 7.1 of this Agreement, and (ii) any costs or expenses incurred by the Manager which the REIT is not required to reimburse pursuant to the provisions of Section 7.3 below.  Without limiting the generality of the foregoing, it is specifically agreed that the following costs and expenses of the REIT or any subsidiary of the REIT shall be paid by the REIT and shall not be paid by the Manager and/or the Affiliates of the Manager (except to the extent of any costs or expenses which the REIT is not required to reimburse pursuant to the provisions of Section 7.3 below):

7.2.1

all costs and expenses associated with the formation and capital raising activities of the REIT and its subsidiaries, including, without limitation, the costs and expenses of the preparation of the REIT’s registration statements, and any and all costs and expenses of any public offering of the REIT, any subsequent offerings and any filing fees and costs of being a public company, including, without limitation, filings with the Securities and Exchange Commission, the Financial Industry Regulatory Authority, the New York Stock Exchange (and any other exchange or over-the-counter market), among other such entities;

7.2.2

all costs and expenses of the REIT in connection with the acquisition, disposition, financing, hedging, administration and ownership of the REIT’s or any subsidiary’s investment assets (including, without limitation, the Mortgage Assets) and, including, without limitation, costs and expenses incurred in contracting with third parties, including Affiliates of the Manager (as may be approved by the REIT pursuant to the terms of this Agreement), to provide such services, such as legal fees, accounting fees, consulting fees, trustee fees, appraisal fees, insurance premiums, commitment fees, brokerage fees, guaranty fees, ad valorem taxes, costs of foreclosure, maintenance, repair and improvement of property and premiums for insurance on property owned by the REIT or any subsidiary of the REIT;

7.2.3

all costs and expenses relating to the acquisition of, and maintenance and upgrades to, the REIT’s portfolio analytics and accounting systems (including, but not limited to Bloomberg);

7.2.4

all costs and expenses of money borrowed by the REIT or its subsidiaries, including, without limitation, principal, interest and the costs associated with the establishment and maintenance of any credit facilities, warehouse loans and other indebtedness of the REIT and its subsidiaries (including commitment fees, legal fees, closing and other costs);

7.2.5

all taxes and license fees applicable to the REIT or any subsidiary of the REIT, including interest and penalties thereon;

7.2.6

all legal, audit, accounting, underwriting, brokerage, listing, filing, rating agency, registration and other fees, printing, engraving, clerical, personnel and other expenses and taxes of the REIT incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of the REIT’s or any subsidiary’s equity securities or debt securities;

7.2.7

other than for the Manager Obligations, all fees paid to and expenses of third-party advisors and independent contractors, consultants, managers and other agents (other than the Manager) engaged by the REIT or any subsidiary of the REIT or by the Manager for the account of the REIT or any subsidiary of the REIT (other than the Manager) and all employment expenses of the personnel employed by the REIT or any subsidiary of the REIT, including, without limitation, the salaries (base and bonuses alike), wages, equity based compensation of such personnel, and payroll taxes;

7.2.8

all insurance costs incurred by the REIT or any subsidiary of the REIT and including, but not limited to, insurance paid for by the REIT to insure the Manager for liabilities as a result of being the manager for the REIT;

7.2.9

all custodian, transfer agent and registrar fees and charges incurred by the REIT;

7.2.10

all compensation and fees paid to directors of the REIT or any subsidiary of the REIT, all expenses of directors of the REIT or any subsidiary of the REIT (including those directors who are also employees of the Manager), the cost of directors and officers liability insurance and premiums for errors and omissions insurance, and any other insurance deemed necessary or advisable by the Board of Directors (if and when any of the stock of the REIT becomes publicly traded) for the benefit of the REIT and its directors and officers (including those directors who are also employees of the Manager), the cost of all meetings of the REIT’s Board of Directors (if and when any of the stock of the REIT becomes publicly traded), and the cost of travel, hotel accommodations, food and entertainment for all participants in the meetings of the REIT’s Board of Directors (if and when any of the stock of the REIT becomes publicly traded);

7.2.11

all third-party legal, accounting and auditing fees and expenses and other similar services relating to the REIT’s or any subsidiary’s operations (including, without limitation, all quarterly and annual audit or tax fees and expenses);

7.2.12

all legal, expert and other fees and expenses relating to any actions, proceedings, lawsuits, demands, causes of action and claims, whether actual or threatened, made by or against the REIT, or which the REIT is authorized or obligated to pay under applicable law or its Governing Instruments or by the Board of Directors (if and when any of the stock of the REIT becomes publicly traded);

7.2.13

any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise) against the REIT or any subsidiary of the REIT, or against any trustee, director or officer of the REIT or any subsidiary of the REIT in his capacity as such for which the REIT or any subsidiary of the REIT is required to indemnify such trustee, director or officer by any court or governmental agency, or settlement of pending or threatened proceedings;

7.2.14

at all times all travel and related expenses of directors, officers and employees of the REIT and the Manager incurred in connection with meetings related to the business of the REIT, attending meetings of the Board of Directors (if and when any of the stock of the REIT becomes publicly traded) or holders of securities of the REIT or any subsidiary of the REIT or performing other business activities that relate to the REIT or any subsidiary of the REIT, including, without limitation, travel and expenses incurred in connection with the purchase, financing, refinancing, sale or other disposition of Mortgage Assets or other investments of the REIT; provided, however, that the REIT shall only be responsible for a proportionate share of such expenses, as reasonably determined by the Manager in good faith after full disclosure to the REIT, in instances in which such expenses were not incurred solely for the benefit of the REIT;

7.2.15

all expenses of organizing, modifying or dissolving the REIT or any subsidiary of the REIT, costs preparatory to entering into a business or activity, and costs of winding up or disposing of a business or activity of the REIT or its subsidiaries;

7.2.16

all expenses relating to payments of dividends or interest or distributions in cash or any other form made or caused to be made by the Board of Directors (if and when any of the stock of the REIT becomes publicly traded) to or on account of holders of the securities of the REIT or any subsidiary of the REIT, including, without limitation, in connection with any dividend reinvestment plan;

7.2.17

all expenses of third parties relating to communications to holders of equity securities or debt securities issued by the REIT or any subsidiary of the REIT and the other bookkeeping and clerical work necessary in maintaining relations with holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including any costs of computer services in connection with this function, the cost of printing and mailing certificates for such securities and proxy solicitation materials and reports to holders of the REIT’s or any subsidiary’s securities and reports to third parties required under any indenture to which the REIT or any subsidiary of the REIT is a party;

7.2.18

subject to Section 7.1, all expenses relating to any office or office facilities maintained by the REIT or any subsidiary of the REIT (exclusive of the office of the Manager and/or Affiliates of the Manager), including, without limitation, rent, telephone, utilities, office furniture, equipment, machinery and other office expenses for the REIT’s chief financial officer and any other persons the Board of Directors (if and when any of the stock of the REIT becomes publicly traded) authorizes the REIT to hire;

7.2.19

all costs and expenses related to the design and maintenance of the REIT’s web site or sites and associated with any computer software or hardware that is used solely for the REIT;

7.2.20

other than for the Manager Obligations, all other costs and expenses relating to the REIT’s business and investment operations, including, without limitation, the costs and expenses of acquiring, owning, protecting, maintaining, developing and disposing of Mortgage Assets, including, without limitation, appraisal, reporting, audit and legal fees;

7.2.21

other than for the Manager Obligations, and subject to a line item budget approved in advance by the Board of Directors (if and when any of the stock of the REIT becomes publicly traded), all other expenses actually incurred by the Manager, its Affiliates (as may be approved by the REIT pursuant to the terms of this Agreement) or their respective officers, employees, representatives or agents, or any Affiliates thereof (as may be approved by the REIT pursuant to the terms of this Agreement) which are reasonably necessary for the performance by the Manager of its duties and functions under this Agreement (including, without limitation, any fees or expenses relating to the REIT’s compliance with all governmental and regulatory matters); and

7.2.22

all other expenses of the REIT or any subsidiary of the REIT that are not the responsibility of the Manager under Section 7.1 of this Agreement.

7.3

Expense Reimbursement to the Manager.  Costs and expenses incurred by the Manager on behalf of the REIT or its subsidiaries shall be reimbursed in cash monthly to the Manager within five (5) Business Days of receipt by the REIT from the Manager of a statement of such costs and expenses.  Cost and expense reimbursement to the Manager shall be subject to adjustment at the end of each calendar year in connection with the annual audit of the REIT.

8.

Limits of Manager Responsibility:  Indemnity.

8.1

Limits of Manager Responsibility.  The Manager shall have the responsibility under this Agreement to render the services specifically called for under this Agreement and shall not be responsible for any action of the Board of Directors (if and when any of the stock of the REIT becomes publicly traded) in following or declining to follow any advice or recommendations of the Manager, including, without limitation, as set forth in Section 2.2.2 of this Agreement.  The Manager and its Affiliates, directors, officers, stockholders, equity holders, employees, representatives and agents, and any Affiliates thereof, shall not be liable to the REIT (including, without limitation, any stockholder thereof), any issuer of mortgage securities, any subsidiary of the REIT, its subsidiary’s stockholders, the Board of Directors (if and when any of the stock of the REIT becomes publicly traded), any credit-party, any counter-party under any agreement or any other person whatsoever for any acts or omissions, errors of judgment or mistakes of law by the Manager or its Affiliates, directors, officers, employees, representatives or agents, or any Affiliates thereof, under or in connection with this Agreement, except in the event that the Manager was grossly negligent, acted with reckless disregard or engaged in willful misconduct or fraud while discharging its duties under this Agreement.

8.2

Indemnification.  The REIT and its subsidiaries shall reimburse, indemnify and hold harmless the Manager and its Affiliates, directors, officers, stockholders, equity holders, employees, representatives and agents, and any Affiliates thereof from and against any and all expenses, losses, costs, damages, liabilities, demands, charges and claims of any nature whatsoever, actual or threatened (including, without limitation, reasonable attorneys’ fees), arising from or in respect of any acts or omissions, errors of judgment or mistakes of law (or any alleged acts or omissions, errors of judgment or mistakes of law) performed or made while acting in any capacity contemplated under this Agreement or pursuant to any underwriting agreement or similar agreement to which Manager is a party that is related to the REIT’s activities.  Notwithstanding the foregoing, the REIT shall have no indemnification obligation under this Section 8.2 in the event that the Manager was grossly negligent, acted with reckless disregard or engaged in willful misconduct or fraud while discharging its duties under this Agreement.

9.

No Joint Venture.  The REIT and the Manager are not partners or joint venturers with each other, and nothing in this Agreement shall be construed to make them such partners or joint venturers or impose any liability as such on any of them.  The Manager is an independent contractor and, except as expressly provided or authorized in this Agreement, shall have no authority to act for or represent the REIT.

10.

Effectiveness; Termination.

10.1

Effectiveness.  This Agreement shall commence on the Effective Date and shall continue in effect thereafter for an initial term of five (5) years (the “Initial Term”).  Following the Initial Term, this Agreement shall automatically extend for successive one (1)-year terms (each, a “Renewal Term”), unless either party gives 180 days’ written notice prior to the expiration of the Initial Term or any Renewal Term to the respective other party of such first party’s intent not to renew the then-current term (any such notice, a “Non-Renewal Notice”); provided, however, that if the REIT pays the Final Payment (as such term is defined in the Sub-Management Agreement) to Staton Bell pursuant to the terms of the Sub-Management Agreement, the then-current Renewal Term shall automatically be extended as necessary so that it expires one (1) year from the date on which such Final Payment was made; provided, further, that the REIT may give a Non-Renewal Notice to the Manager only if, if and when any of the stock of the REIT becomes publicly traded, at least two-thirds of all of the Independent Directors or the holders of a majority of the outstanding shares of common stock of the REIT (other than those shares held by the Manager or its Affiliates) agree that (i) there has been unsatisfactory performance by the Manager that is materially detrimental to the REIT and its subsidiaries or (ii) the compensation payable to the Manager hereunder is unfair; provided further, however, that in the event that the REIT gives a Non-Renewal Notice to the Manager under clause (ii) above, such Non-Renewal Notice, and its effectiveness, shall be subject to Section 10.5.  This Agreement may be terminated during the Initial Term or any Renewal Term only in accordance with the provisions of Sections 10.2, 10.3 and 10.4 or 13.1 (as applicable).

10.2

Early Termination without Cause.

10.2.1

The REIT may not terminate the Agreement during the Initial Term, except for Cause.  After the Initial Term, the REIT may terminate the agreement without Cause upon 180 days’ prior written notice to the Manager and subject to payment of the Termination Fee pursuant to Section 10.4 (except as otherwise provided in Section 13.1).

10.2.2

The Manager may terminate the agreement at any time and for any reason upon 180 days’ prior written notice to the REIT.

10.3

Early Termination for Cause.  Notwithstanding the provisions of Section 10.2.1, or any other provision of this Agreement to the contrary, the REIT may terminate the agreement for Cause at any time and without paying any Termination Fee, effective immediately upon written notice.

10.4

Payments In Connection With Termination.

10.4.1

Payments By the REIT.  Following any termination of this Agreement by the REIT or the Manager, the REIT shall pay the following amounts to the Manager (by wire transfer of immediately available funds to such bank account as is designated by the Manager to the REIT in writing) not later than five (5) Business Days after the effective date of such termination:

(i)

all reimbursable costs and expenses permitted under the Agreement (to the extent not previously reimbursed to the Manager), if any, as of the date of the effectiveness of such termination of this Agreement; and

(ii)

either (a) if this Agreement was terminated by the REIT for Cause pursuant to Section 10.3, any Base Management Fee due and not yet paid to the Manager, (as pro-rated pursuant to Section 6.1 through the date of the effectiveness of such termination of this Agreement) or (b) if this Agreement was terminated by the REIT without Cause pursuant to Section 10.2.1, and subject to the provisions of Section 13.1, the Termination Fee (as calculated through the effective date of such termination of the Agreement).

10.4.2

Payments By the Manager.  For the avoidance of doubt, following any termination of this Agreement by the Manager, no fees or other payment shall be due from the Manager to the REIT except as otherwise expressly provided in this Agreement.

10.5

Renegotiation of Compensation.  In the event that a Non-Renewal Notice is given by the REIT to the Manager in connection with a determination pursuant to clause (b)(ii) of Section 10.1 that the compensation payable to the Manager is unfair, the Manager shall have the right to renegotiate such compensation by delivering to the REIT, no fewer than 45 days prior to the prospective expiration of the Initial Term or Renewal Term then in effect, as applicable, written notice (any such notice, a “Notice of Proposal to Negotiate”) of its intent to renegotiate its compensation under this Agreement.  Thereupon, the REIT (represented by the Independent Directors, if and when any of the stock of the REIT becomes publicly traded) and the Manager shall endeavor to negotiate the revised compensation payable to the Manager under this Agreement.  In the event that the Manager and the REIT, including, if and when any of the stock of the REIT becomes publicly traded, at least two-thirds of all of the Independent Directors, agree to the terms of the revised compensation to be payable to the Manager within 45 days following the receipt of the Notice of Proposal to Negotiate, the Non-Renewal Notice shall be deemed of no force and effect and this Agreement shall continue in full force and effect on the terms stated in this Agreement, except that the compensation payable to the Manager hereunder shall be the revised compensation then agreed upon by the parties to this Agreement. The REIT and the Manager agree to execute and deliver an amendment to this Agreement setting forth such revised compensation promptly upon reaching an agreement regarding same.

In the event that the REIT and the Manager are unable to agree to the terms of the revised compensation to be payable to the Manager during such 45-day period, this Agreement shall terminate, such termination to be effective on the expiration of the Initial Term or Renewal Term then in effect, as applicable.

11.

Action Upon Termination.  In connection with any termination of this Agreement, the Manager shall promptly:

11.1.1

pay over to the REIT or any subsidiary of the REIT all money collected and held for the account of the REIT or any subsidiary of the REIT by the Manager pursuant to this Agreement;

11.1.2

deliver to the Board of Directors (if and when any of the stock of the REIT becomes publicly traded) an accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board of Directors (if and when any of the stock of the REIT becomes publicly traded) with respect to the REIT or any subsidiary of the REIT;

11.1.3

deliver to the Board of Directors (if and when any of the stock of the REIT becomes publicly traded) all property and documents of the REIT or any subsidiary of the REIT then in the custody of the Manager;

11.1.4

assign to the REIT any authorized agreements the Manager executed in its name on behalf of the REIT (and obtain the counter-parties’ consent thereto); and

11.1.5

assign to the REIT all proprietary information with respect to the REIT, including, without limitation, software, models, intellectual property, licenses, tradenames and trademarks (but subject to the limitations set forth in Section 28 hereof).

12.

Survival of Obligations.  The REIT’s obligation to make payments hereunder and the limitations set forth herein shall survive the termination of this Agreement.  The covenants and agreements of the Manager contained herein (for expenses through the effective date of termination) shall survive the termination of this Agreement.

13.

Assignments.

13.1

Assignment by the Manager.  This Agreement shall terminate automatically in the event that the Manager assigns all or any part of this Agreement (including, without limitation, any transfer or assignment by operation of law), unless such assignment is consented to in advance in writing by the REIT, including, if and when any of the stock of the REIT becomes publicly traded, the Board of Directors.  In the event an assignment by the Manager is consented to by the REIT, including, if and when any of the stock of the REIT becomes publicly traded, the Board of Directors in accordance with this Section 13.1, such assignment shall bind the assignee under this Agreement in the same manner as the Manager is bound, and the Manager shall be released from all of its obligations, duties and responsibilities under this Agreement and all liability therefore and in respect hereof accruing on or after that date.  In addition, the assignee shall execute and deliver to the REIT a counterpart of this Agreement naming such assignee as Manager, and the REIT shall deliver to the assigning Manager a duly executed instrument evidencing the release of the assigning Manager from such obligations, duties and responsibilities as aforesaid.  Notwithstanding the provisions of Section 10.2.1, or any other provision of this Agreement to the contrary, in the event that the REIT terminates this Agreement, whether for Cause or without Cause, following its assignment by the Manager to a successor Manager, the REIT shall not have any payment obligations to such successor Manager other than to pay unpaid reimbursable costs and expenses pursuant to Section 10.4.1(i) and earned but unpaid Base Management Fee payments pursuant to Section 10.4.1(ii)(a).

14.

Release of Money or Other Property Upon Written Request.  The Manager agrees that any money or other property of the REIT or any subsidiary of the REIT held by the Manager under this Agreement shall be held by the Manager as custodian for the REIT or such subsidiary, and the Manager’s records shall be appropriately marked clearly to reflect the ownership of such money or other property by the REIT or such subsidiary.

14.1

Procedures.  Upon the receipt by the Manager of a written request signed by a duly authorized officer of the REIT or an authorized member of the Board of Directors (if and when any of the stock of the REIT becomes publicly traded) requesting the Manager to release to the REIT or any subsidiary of the REIT any money or other property then held by the Manager for the account of the REIT or any subsidiary of the REIT under this Agreement, the Manager shall release such money or other property to the REIT or such subsidiary of the REIT within a reasonable period of time, but in no event later than the earlier to occur of (i) thirty (30) days following such request, or (ii) the date of the termination of this Agreement.

14.2

Limitations.  The Manager and its Affiliates, directors, officers, stockholders, equity holders, employees, representatives and agents, and any Affiliates thereof, shall not be liable to the REIT, any subsidiaries of the REIT, the Board of Directors (if and when any of the stock of the REIT becomes publicly traded) or the REIT’s or its subsidiaries’ stockholders for any acts performed or omissions to act by the REIT or any subsidiary of the REIT in connection with the money or other property released to the REIT or any subsidiary of the REIT in accordance with this Section 14, except in the event that the Manager was grossly negligent, acted with reckless disregard or engaged in willful misconduct or fraud while discharging its duties under this Agreement.

14.3

Indemnification.  The REIT and any subsidiary of the REIT shall indemnify the Manager and its Affiliates, directors, officers, stockholders, equity holders, employees, representatives and agents, and any Affiliates thereof, against any and all expenses, costs, losses, damages, liabilities, demands, charges and claims of any nature whatsoever, which arise in connection with the Manager’s release of such money or other property to the REIT or any subsidiary of the REIT in accordance with the terms of this Section 14, except in the event that the Manager was grossly negligent, acted with reckless disregard or engaged in willful misconduct or fraud while discharging its duties under this Agreement.  Indemnification pursuant to this provision shall be in addition to any right of the Manager and its Affiliates, directors, officers, stockholders, equity holders, employees, representatives and agents, and any Affiliates thereof, to indemnification under Section 8 of this Agreement.

15.

Representations, Warranties and Covenants.

15.1

REIT in Favor of the Manager.  The REIT hereby represents and warrants to the Manager as follows:

15.1.1

Due Formation.  The REIT is duly organized, validly existing and in good standing under the laws of Maryland, has the power to own its assets and to transact the business in which it is now engaged and is duly qualified to do business and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that could not in the aggregate have a material adverse effect on the business operations, assets or financial condition of the REIT and its subsidiaries, taken as a whole.  The REIT does not do business under any fictitious business name.

15.1.2

Power and Authority.  The REIT has the power and authority to execute, deliver and perform this Agreement and all obligations required under this Agreement and has taken all necessary action to authorize this Agreement on the terms and conditions hereof and the execution, delivery and performance of this Agreement and all obligations required under this Agreement.  Except as shall have been obtained, no consent of any other person, including, without limitation, stockholders and creditors of the REIT, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the REIT in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and all obligations required under this Agreement.  This Agreement has been, and each instrument or document required under this Agreement will be, executed and delivered by a duly authorized officer of the REIT, and this Agreement constitutes, and each instrument or document required under this Agreement when executed and delivered under this Agreement will constitute, the legally valid and binding obligation of the REIT enforceable against the REIT in accordance with its terms.

15.1.3

Execution, Delivery and Performance.  The execution, delivery and performance of this Agreement and the documents or instruments required under this Agreement will not violate any provision of any existing law or regulation binding on the REIT, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the REIT, or the Governing Instruments of, or any securities issued by, the REIT or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the REIT is a party or by which the REIT or any of its assets may be bound, the violation of which would have a material adverse effect on the business operations, assets or financial condition of the REIT and its subsidiaries, taken as a whole, and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking (other than the pledge of amounts payable to the Manager under this Agreement to secure the Manager’s obligations to its lenders).

15.2

Manager in Favor of the REIT.  The Manager hereby represents and warrants to the REIT as follows:

15.2.1

Due Formation.  The Manager is duly organized, validly existing and in good standing under the laws of Delaware, has the power to own its assets and to transact the business in which it is now engaged and is duly qualified to do business and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that could not in the aggregate have a material adverse effect on the business operations, assets or financial condition of the Manager and its subsidiaries, taken as a whole.  The Manager does not do business under any fictitious business name.

15.2.2

Power and Authority.  The Manager has the power and authority to execute, deliver and perform this Agreement and all obligations required under this Agreement and has taken all necessary corporate action to authorize this Agreement on the terms and conditions hereof and the execution, delivery and performance of this Agreement and all obligations required under this Agreement.  Except as shall have been obtained, no consent of any other person including, without limitation, stockholders and creditors of the Manager, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Manager in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and all obligations required under this Agreement.  This Agreement has been and each instrument or document required under this Agreement will be executed and delivered by a duly authorized officer of the Manager, and this Agreement constitutes, and each instrument or document required under this Agreement when executed and delivered under this Agreement will constitute, the legally valid and binding obligation of the Manager enforceable against the Manager in accordance with its terms.

15.2.3

Execution, Delivery and Performance.  The execution, delivery and performance of this Agreement and the documents or instruments required under this Agreement will not violate any provision of any existing law or regulation binding on the Manager, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Manager, or the governing instruments of, or any securities issued by, the Manager or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Manager is a party or by which the Manager or any of its assets may be bound, the violation of which would have a material adverse effect on the business operations, assets or financial condition of the Manager and its subsidiaries, taken as a whole, and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage indenture, lease, contract or other agreement, instrument or undertaking.

15.2.4

No Limitations.  The personnel of the Manager providing services to the REIT on the Manager’s behalf pursuant to this Agreement will be free of legal and contractual impediments to their provision of services pursuant to the terms of this Agreement.

16.

Notices.  Unless expressly provided otherwise in this Agreement, all notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when (1) delivered by hand, (2) otherwise delivered by reputable overnight courier against receipt therefor, or (3) upon actual receipt of registered or certified mail, postage prepaid, return receipt requested.  The parties may deliver to each other notice by electronically transmitted facsimile copies or electronically transmitted mail (i.e., e-mail), provided that such facsimile or e-mail notice is followed within 24 hours by any type of notice otherwise provided for in this Section 16.  Any party may alter the address or other contact information to which communications or copies are to be sent by giving notice of such change of address or other contact information in conformity with the provisions of this Section 16 for the giving of notice.  Any notice shall be duly addressed to the parties as follows:

16.1

If to the REIT:

Jeffrey Zimmer

ARMOUR Residential REIT, Inc.

3005 Hammock Way

Vero Beach, FL 32963

Telecopy: (772) 388-4758

E-mail: jz@armourreit.com

with a copy given in the manner prescribed above, to:

Akerman Senterfitt

One Southeast Third Avenue, 25th Floor

SunTrust International Center

Miami, FL 33131

Telecopy: (305) 374-5095

Attn.: Martin Burkett, Esq., and Bradley Houser, Esq.

E-mail: martin.burkett@akerman.com and bradley.houser@akerman.com

16.2

If to the Manager:

Jeffrey Zimmer

ARMOUR Residential Management, LLC

3005 Hammock Way

Vero Beach, FL 32963

Telecopy: (772) 388-4758

E-mail: jz@armourreit.com

with a copy given in the manner prescribed above, to:

Cahill Wink LLP

5 Penn Plaza, 23rd Floor

New York, NY 10001

Telecopy: (518) 584-1962

Attn: David G. Nichols, Jr. PLLC

E-mail: david.nichols@cahillwink.com

17.

Binding Nature of Agreement:  Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns as provided in this Agreement.

18.

Entire Agreement.  This Agreement and the Sub-Management Agreement contain the entire agreement and understanding among the parties hereto with respect to the subject matter of this Agreement and the Sub-Management Agreement, and supersede all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter of this Agreement and the Sub-Management Agreement.  The express terms of this Agreement and the Sub-Management Agreement control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms of this Agreement or the Sub-Management Agreement.  This Agreement may not be modified or amended other than in accordance with Section 27.

19.

GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF FLORIDA WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES TO THE CONTRARY.

20.

Jurisdiction; Waiver of Jury Trial. Any proceeding or action based upon, arising out of or related to this Agreement or the transactions contemplated hereby shall be brought in any state court of the State of Florida or, in the case of claims to which the federal courts have subject matter jurisdiction, any federal court of the United States of America, in either case, located in the State of Florida, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such proceeding or action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the proceeding or action shall be heard and determined only in any such court, and agrees not to bring any proceeding or action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any action, suit or proceeding brought pursuant to this Section 20. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT.

21.

No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of any party hereto, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Except as otherwise provided in this Agreement, the rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. No waiver of any provision hereunder shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

22.

Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed part of this Agreement.

23.

Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts of this Agreement, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

24.

Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

25.

Gender.  Words used herein regardless of the number and gender specifically used shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

26.

Attorneys’ Fees.  Should any action or other proceeding be necessary to enforce any of the provisions of this Agreement or the various transactions contemplated hereby, the prevailing party will be entitled to recover its actual reasonable attorneys’ fees and expenses from the non-prevailing party.

27.

Amendments.  This Agreement may not be amended, modified or changed (in whole or in part), except by a formal, definitive written agreement expressly referring to this Agreement, which agreement is executed by all of the parties and, in the case of the REIT, if and when any of the stock of the REIT becomes publicly traded, approved by the Board of Directors.  The parties hereto expressly acknowledge that no consent or approval of the REIT’s stockholders is required in connection with any amendment, modification or change to this Agreement.

28.

Authority.  Each signatory to this Agreement warrants and represents that such signatory is authorized to sign this Agreement on behalf of and to bind the party on whose behalf such signatory is signing this Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

“REIT”

ARMOUR RESIDENTIAL REIT, INC.,

a Maryland corporation

By:

Name: Jeffrey J. Zimmer

Title: Chairman, CEO & President

“MANAGER”

ARMOUR RESIDENTIAL MANAGEMENT LLC,

a Delaware limited liability company

By:

Name: Jeffrey J. Zimmer

Title: Managing Partner

[Signature page to Management Agreement]

ANNEX E

Dallas Denver Fort Lauderdale Jacksonville Los Angeles Madison Miami New York Orlando Tallahassee Tampa Tysons Corner Washington, DC West Palm Beach	One Southeast Third Avenue 25th Floor Miami, Florida 33131-1714 www.akerman.com 305 374 5600 tel 305 374 5095 fax

                          , 2009

Enterprise Acquisition Corp.

6800 Broken Sound Parkway

Boca Raton, FL 33487

RE:  Federal Income Tax Consequences

Ladies and Gentlemen:

We have acted as counsel for Enterprise Acquisition Corp., a Delaware corporation (“Enterprise”), in connection with the proposed merger (the “Merger”) of ARMOUR Merger Sub Corp., a Delaware corporation (“Merger Sub”) and wholly-owned subsidiary of ARMOUR Residential REIT, Inc., a Maryland corporation (“ARMOUR”), with and into Enterprise, with Enterprise surviving, pursuant to the Agreement and Plan of Merger dated as of July 29, 2009 (the “Merger Agreement”) by and between ARMOUR, Merger Sub, and Enterprise, on the terms and conditions set forth therein.  At your request, and in connection with the Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the “SEC”) in connection with the Merger (as amended through the date thereof, the “Registration Statement”), we are rendering our opinion, effective as of the date of the declaration of effectiveness of the Registration Statement by the SEC, concerning certain material federal income tax consequences of the Merger and the qualification of ARMOUR as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”) and other matters referred to in the Registration Statement.  For purposes of this opinion, capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Registration Statement and Merger Agreement, and references herein to the Registration Statement and Merger Agreement shall include all exhibits, schedules, and amendments thereto.

For purposes of the opinion set forth below, we have examined (without any independent investigation or verification) (i) the Merger Agreement, (ii) the Registration Statement, and (iii) the representation certificates of Enterprise and ARMOUR delivered to us for purposes of this opinion (the “Representation Certificates”).  In addition, we have examined and relied as to matters of fact upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and made such other inquiries as we have deemed necessary or appropriate to enable us to render the opinion set forth below.  In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.  We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

In rendering such opinion, we have assumed, with the consent of Enterprise and ARMOUR, that (i) the Merger will be effected in accordance with the Merger Agreement and the Registration Statement, (ii) the relevant statements concerning the Merger set forth in the Merger Agreement and the Registration Statement are true, complete and accurate and will remain true complete and accurate at all times up to and including the Effective Time, (iii) the description of the assets, liabilities, equity, equity ownership, income, expenses, activities and operations and other facts relating to ARMOUR, Merger Sub, and Enterprise set forth in the Registration Statement is true, complete and accurate, and to the extent the description relates to future business plans, said description is also and will remain true, complete and accurate, (iv) the representations made by Enterprise and ARMOUR in their respective Representation Certificates are true, complete and accurate and will remain true, complete and accurate, (v) any representations made in the Merger Agreement, if relevant, or the Representation Certificates,

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irrespective of qualifications relating to the knowledge of any party, are true, complete and accurate and will remain true, complete and accurate at all times as provided in the Representation Certificates, in each case without such qualification, and (vi) as to all matters as to which any person or entity represents that it is not a party to, does not have, or is not aware of any plan, intention, understanding or agreement, there is, in fact, no such plan, intention, understanding or agreement.  We have also assumed that the parties have complied with and, if applicable, will continue to comply with, the relevant covenants contained in the Merger Agreement.  If any assumption above is untrue for any reason, our opinion might be adversely affected and may not be relied upon.

Based upon the foregoing, and subject to the qualifications and assumptions expressed herein and in the Registration Statement,

(1) it is our opinion under currently applicable U.S. federal income tax law, that (a) the Merger will be treated as a contribution governed by Section 351 of the Code or a reorganization under Section 368(a) of the Code, (b) the holders of shares of Enterprise’s stock will recognize no gain or loss on the exchange of those shares for shares of ARMOUR common stock (except to the extent that a holder of Enterprise’s stock receives cash or consideration other than ARMOUR common stock in exchange for any portion of its shares of Enterprise stock), and (c) ARMOUR’s present and proposed methods of operation, as represented to us, would, if followed, permit ARMOUR to qualify as a REIT under the Code for its taxable year ending December 31, 2009, and in the future; and

(2) we adopt and confirm the statements under the caption “U.S. Federal Income Tax Considerations” in the Registration Statement as our opinion of the material United States federal income tax consequences of the matters discussed therein.

We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred under any state, local or foreign laws, or with respect to other areas of U.S. federal taxation.

Our opinion is based upon the Code, published judicial decisions, administrative regulations and published rulings and procedures as in existence on the date hereof.  Future legislative, judicial or administrative changes, on either a prospective or retroactive basis, could affect our opinion.  Further, our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service or a court will not sustain a contrary position.  We assume no responsibility to advise you of any subsequent changes of the matters stated, represented or assumed herein or any subsequent changes in applicable law regulations or interpretations thereof.  ARMOUR’s qualification and taxation as a REIT depend upon its ability to meet, through actual operating results, requirements under the Code regarding income, assets, distributions, diversity of stock ownership and activities. Because ARMOUR’s satisfaction of these requirements will depend on future events, no assurance can be given that the actual results of its operations for any particular taxable year will satisfy the tests necessary to qualify as or be taxed as a REIT under the Code. We have not undertaken to review ARMOUR’s compliance with these requirements on a continuing basis.

This opinion has been furnished to you solely in connection with the transactions described herein and may not be relied upon by any person other than you and your stockholders, or by you or your stockholders for any other purpose without our specific, prior, written consent.

Respectfully yours,

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ANNEX F

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ENTERPRISE ACQUISITION CORP.

Pursuant to Section 245 of the

Delaware General Corporation Law

ENTERPRISE ACQUISITION CORP., a corporation existing under the laws of the State of Delaware (the “Corporation”), by its Chief Executive Officer, hereby certifies as follows:

1.

The name of the Corporation is "Enterprise Acquisition Corp.”

2.

The Corporation’s Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on July 9, 2007.

3.

An Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of State of Delaware on November 13, 2007.

4.

This Second Amended and Restated Certificate of Incorporation restates, integrates and amends the Amended and Restated Certificate of Incorporation of the Corporation.

5.

This Second Amended and Restated Certificate of Incorporation was duly adopted by joint written consent of the directors and stockholders of the Corporation in accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (“DGCL”).

6.

The text of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated to read in full as follows:

FIRST:

The name of the corporation is Enterprise Acquisition Corp. (hereinafter sometimes referred to as the “Corporation”).

SECOND:

The registered office of the Corporation is to be located at the Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle, zip code 19801. The name of its registered agent at that address is the Corporation Trust Company.

THIRD:

The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the DGCL.

FOURTH:

The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 101,000,000 of which 100,000,000 shares shall be Common Stock of the par value of $.0001 per share and 1,000,000 shares shall be Preferred Stock of the par value of $.0001 per share.

A.

Preferred Stock. The Board of Directors is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a “Preferred Stock Designation”) and as may be permitted by the DGCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

B.

Common Stock. Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

FIFTH:

The name and mailing address of the sole incorporator of the Corporation are as follows:

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Name	Address
Mark Y. Liu	Akerman Senterfitt One SE Third Avenue Suite 2800 Miami, Florida 33131

SIXTH:

The Corporation’s existence shall terminate on November 7, 2009 (the “Termination Date”). This provision may only be amended in connection with, and become effective upon, the consummation of a Business Combination (defined below). A proposal to so amend this section shall be submitted to stockholders in connection with any proposed Business Combination pursuant to Article Seventh (A) below.

SEVENTH:

The following provisions (A) through (H) shall apply during the period commencing upon the filing of this Certificate of Incorporation and terminating upon the consummation of any “Business Combination." A “Business Combination” shall mean the acquisition by the Corporation or its stockholders, whether by merger, capital stock exchange, asset, stock purchase, reorganization or other similar business combination, of one or more entities or assets ("Target Business" or "Target Businesses") and resulting in ownership by the Corporation or its stockholders of more than 50% of the voting securities of the Target Business or Businesses. Any acquisition of multiple Target Businesses shall occur simultaneously.

“IPO Shares” shall mean the shares of Common Stock issued in the IPO.

The “Trust Fund” shall mean the trust account established by the Corporation in connection with the consummation of its IPO and into which the Corporation will deposit a designated portion of the net proceeds from the IPO, including any amount that is or will be due and payable as deferred underwriting discounts and commissions (the “Deferred Underwriting Compensation”) pursuant to the terms and conditions of the underwriting agreement (the “Underwriting Agreement”) to be entered into with the underwriters of the IPO.

A.        Prior to the consummation of any Business Combination, the Corporation shall submit such Business Combination to its stockholders for approval regardless of whether the Business Combination is of a type which normally would require such stockholder approval under the DGCL. In the event that a majority of the IPO Shares present and entitled to vote at the meeting to approve the Business Combination are voted for the approval of such Business Combination, the Corporation shall be authorized to consummate the Business Combination; provided that the Corporation shall not consummate any Business Combination if the holders of 50% or more of the IPO Shares vote against the Business Combination and exercise their conversion rights described in paragraph C below.

B.           Upon consummation of the IPO, the Corporation delivered, or caused to be delivered, for deposit into the Trust Fund $247,575,000 comprising (i) $240,075,000 of the net proceeds of the IPO, including $8,375,000 of deferred underwriting discounts and commissions and (ii) $7,500,000 of the proceeds from the Corporation's sale of 7,500,000 warrants to its founding stockholder, Staton Bell Blank Check LLC.

C.        In the event that a Business Combination is approved in accordance with the above paragraph (A) and is consummated by the Corporation, any stockholder of the Corporation holding IPO Shares who voted against the Business Combination may, contemporaneously with such vote, demand that the Corporation convert its IPO Shares into cash. If so demanded, the Corporation shall, promptly after consummation of the Business Combination, convert such shares into cash at a per share conversion price equal to the quotient determined by dividing (i) the amount in the Trust Fund, inclusive of any interest thereon, calculated as of two business days prior to the consummation of the Business Combination, by (ii) the total number of IPO Shares.

D.        In the event that the Corporation does not consummate a Business Combination by the Termination Date, the officers of the Corporation shall take all such action necessary to dissolve and liquidate the Corporation as soon as reasonably practicable. In the event that the Corporation is so dissolved and liquidated, only the holders of IPO Shares shall be entitled to receive liquidating distributions and the Corporation shall pay no liquidating distributions with respect to any other shares of capital stock of the Corporation.

E.        A holder of IPO Shares shall be entitled to receive distributions from the Trust Fund only in the event of a liquidation of the Corporation or in the event such holder demands conversion of its shares in accordance with paragraph C above. In no other circumstances shall a holder of shares of Common Stock have any right or interest of any kind in or to the Trust Fund.

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F.        Unless and until the Corporation has consummated a Business Combination as permitted under this Article Seventh, the Corporation may not consummate any other business combination, whether by merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination or transaction or otherwise.  The Corporation will not enter into a Business Combination with a Target Business that is affiliated with any of the Corporation’s officers, directors or stockholders, unless the Corporation obtains an opinion from an unaffiliated, independent investment banking firm that the Business Combination is fair to the Corporation’s unaffiliated stockholders from a financial point of view.

G.        The Corporation shall not, and no employee of the Corporation shall, disburse or cause to be disbursed any of the proceeds held in the Trust Fund except (i) for the release of interest income to cover any tax obligation owed by the Corporation, (ii) for the release of interest income of up to $2,450,000 to the Corporation to cover expenses related to investigating and selecting a Target Business and the Corporation’s other working capital requirements, (iii) in connection with a Business Combination or thereafter, including the payment of any Deferred Underwriting Compensation in accordance with the terms of the Underwriting Agreement, (iv) upon the Corporation's liquidation or (v) as otherwise set forth herein.

H.        In no event will any of the Corporation’s officers, directors, stockholders or special advisors, or any entity with which they are affiliated, be paid, from the Corporation or a Target Business, any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a Business Combination (regardless of the type of transaction that it is); provided that the Corporation's officers and directors and its and their affiliates shall be entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on the Corporation’s behalf, such as identifying and investigating possible Target Businesses and Business Combinations. Payments of an aggregate of $7,500 per month for office space and related services to Bell & Staton, Inc. shall not be subject to the provisions of this paragraph H.

EIGHTH:    The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A.        Election of directors need not be by ballot unless the by-laws of the Corporation so provide.

B.        The Board of Directors shall have the power, without the assent or vote of the stockholders, to make, alter, amend, change, add to or repeal the by-laws of the Corporation as provided in the by-laws of the Corporation.

C.        The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interests, or for any other reason.

D.        In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Certificate of Incorporation, and to any by-laws from time to time made by the stockholders; provided, however, that no by-law so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

E.        The Board of Directors shall be divided into three classes: Class A, Class B and Class C. The number of directors in each class shall be as nearly equal as possible. At the first election of directors by the incorporator, the incorporator shall elect a Class C director for a term expiring at the Corporation’s third Annual Meeting of Stockholders. The Class C director shall then appoint additional Class A, Class B and Class C directors, as necessary. The directors in Class A shall be elected for a term expiring at the first Annual Meeting of Stockholders, the directors in Class B shall be elected for a term expiring at the second Annual Meeting of Stockholders and the directors in Class C shall be elected for a term expiring at the third Annual Meeting of Stockholders. Commencing at the first Annual Meeting of Stockholders, and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Except as the DGCL may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause, may

F-3

be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the Corporation’s by-laws), or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.

NINTH:

A.        A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this paragraph A by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

B.        The Corporation, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.

TENTH:         Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation. This Article Tenth is subject to the requirements set forth in Article Seventh, and any conflict arising in respect of the terms set forth hereunder and thereunder shall be resolved by reference to the terms set forth in Article Seventh.

ELEVENTH:         The Corporation hereby elects not to be governed by Section 203 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Second Amended and Restated Certificate of Incorporation to be signed by Daniel C. Staton, its Chief Executive Officer, as of the      th day of                , 2009.

Daniel C. Staton, Chief Executive Officer

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ANNEX G

FORM OF SUPPLEMENT & AMENDMENT TO WARRANT AGREEMENT

This Supplement and Amendment to the Warrant Agreement, dated as of  [●], 2009 (the “Amendment”), is executed by Enterprise Acquisition Corp., a Delaware corporation (the “ Company ”), ARMOUR Residential REIT, Inc. ("ARMOUR") and Continental Stock Transfer & Trust Company, a New York corporation (the “Warrant Agent ”).

WHEREAS, the Company and Warrant Agent are parties to that certain Warrant Agreement dated as of November 7, 2007 (the “Warrant Agreement ”); and

WHEREAS, the parties desire to supplement and amend the Warrant Agreement upon the terms and conditions provided herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

Definitions.  Capitalized terms use herein and not otherwise herein shall have the meanings ascribed to them in the Warrant Agreement.

2.

Amendment to Warrant Agreement.

(a) Section 3.1 of the Warrant Agreement is hereby amended and restated in its entirety as follows:

“3.1.

Warrant Price.  Each Warrant shall, when countersigned by the Warrant Agent, entitle the registered holder thereof, subject to the provisions of such Warrant and of this Warrant Agreement, to purchase from the Company the number of shares of Common Stock stated therein at a Warrant Price of $11.00, subject to the adjustments provided in Section 4 hereof and in the last sentence of this Section 3.1. The term “Warrant Price” as used in this Warrant Agreement refers to the price per share at which Common Stock may be purchased at the time a Warrant is exercised. The Company in its sole discretion may lower the Warrant Price at any time prior to the Expiration Date for a period of not less than ten business days; provided, however, that any such reduction shall be identical in percentage terms among all of the Warrants.”

(b) Section 3.2 of the Warrant Agreement is hereby amended and restated in its entirety as follows:

“3.2.

Duration of Warrants.  A Warrant may be exercised only during the period (“Exercise Period”) commencing on the consummation by the Company of a Business Combination (as such term is defined in the Company's Second Amended and Restated Certificate of Incorporation) and terminating at 5:00 p.m., New York City time, on the earlier to occur of (i) November 7, 2013 or (ii) the date fixed for redemption of the Warrants as provided in Section 6 of this Agreement (“Expiration Date”). Except with respect to the right to receive the Redemption Price (as set forth in Section 6 hereunder), each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at the close of business on the Expiration Date. The Company in its sole discretion may extend the duration of the Warrants by delaying the Expiration Date; provided, however, that the Company will provide no less than twenty days' notice to registered holders of the Warrants of such extension.”

(c) Section 3.3.5 of the Warrant Agreement is hereby amended and restated in its entirety as follows:

“3.3.5.

 Limitations on Exercise.  Notwithstanding anything to the contrary contained herein, no Warrant may be exercised if it would cause the holder to beneficially own, within the meaning of ARMOUR’s Articles of Amendment and Restatement, greater than 9.8% of the outstanding Common Stock.”

(d) A new Section 4.4 of the Warrant Agreement is hereby amended and restated in its entirety as follows:

“4.4.

 Reorganization of Company.  If the Company consolidates or merges with or into, or transfers or leases all or substantially all of its assets to any person, upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which the holder of a Warrant would have owned immediately after the consolidation, merger, transfer or lease if such holder had exercised the Warrant immediately before the effective date of the transaction;  provided  that (i) if the holders of Common Stock were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each Warrant shall become exercisable shall be deemed to be the weighted average of the kind and amount

G-1

received per share by the holders of Common Stock in such consolidation or merger that affirmatively make such election or (ii) if a tender or exchange offer shall have been made to and accepted by the holders of Common Stock under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding shares of Common Stock, the holder of a Warrant shall be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such Warrant holder had exercised the Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in this Section 4. Immediately upon the consummation of a business combination between the Company and ARMOUR Residential REIT, Inc. (“ARMOUR”), (i) each holder of a Warrant shall be entitled to receive a new Warrant representing the right to purchase one share of ARMOUR's common stock, (ii) all references to the “Company” in this Agreement shall mean ARMOUR and (iii) ARMOUR shall assume all of the rights and all of the obligations of the Company under this Agreement. If ARMOUR subsequently consolidates or merges with or into, or transfers or leases all or substantially all its assets to, any person, upon consummation of such transaction, concurrently with the consummation of such transaction, the corporation or other entity formed by or surviving any such consolidation or merger if other than the Company, or the person to which such sale or conveyance shall have been made, shall enter into a supplemental Warrant Agreement so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section 4. The successor Company shall mail to Warrant holders a notice describing the supplemental Warrant Agreement.

If the issuer of securities deliverable upon exercise of Warrants under the supplemental Warrant Agreement is an affiliate of the formed, surviving, transferee or lessee corporation, that issuer shall join in the supplemental Warrant Agreement.”

3.

Amendment.  All references in the Warrant Agreement (and in the other agreements, documents and instruments entered into in connection therewith) to the “Warrant Agreement” shall be deemed for all purposes to refer to the Warrant Agreement, as amended by this Amendment.

4.

Remaining Provisions of Warrant Agreement.  Except as expressly provided herein, the provisions of the Warrant Agreement shall remain in full force and effect in accordance with their terms and shall be unaffected by this Amendment.

5.

Counterparts.  This Amendment may be executed in counterparts, each of which when executed shall be deemed an original and both of which when executed shall be deemed one and the same instrument.

6.

Headings.  The headings to this Amendment are for ease of reference only and shall not limit or otherwise affect the meaning hereof.

7.

Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the principles of conflicts of law of any jurisdiction.

8.

Effective Time.  This Amendment shall be effective immediately prior to the consummation of a business combination between the Company and ARMOUR.

[SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the authorized officers of each of the undersigned as of the date first above written.

ENTERPRISE ACQUISITION CORP.

By:

Name:

Title:

ARMOUR RESIDENTIAL REIT, INC.

By:

Name:

Title:

CONTINENTAL STOCK TRANSFER & TRUST CO.

By:

Name:

Title:

[Signature Page to Supplement and Amendment to Warrant Agreement]

Annex H

[Letterhead of Richards Layton & Finger]

July 29, 2009

Enterprise Acquisition Corp.

6800 Broken Sound Parkway

Boca Raton, FL 33487

Ladies and Gentlemen:

We have acted as special Delaware counsel to Enterprise Acquisition Corp., a Delaware corporation (the "Company"), in connection with the proposed amendments to the certificate of incorporation of the Company.  In this connection, you have requested our opinion as to certain matters under the General Corporation Law of the State of Delaware (the "General Corporation Law").

For the purpose of rendering our opinion as expressed herein, we have been furnished and have reviewed the following documents:

(i)

the Amended and Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware (the "Secretary of State") on November 13, 2007 (the "Certificate of Incorporation");

(ii)

the Bylaws of the Company, as adopted on July 9, 2007 (the "Bylaws");

(iii)

a form of the proposed Second Amended and Restated Certificate of Incorporation of the Company (the "Amended Certificate") (attached hereto as Exhibit A);

(iv)

the Form S-1/A of the Company (the "Registration Statement"), as filed with the Securities and Exchange Commission (the "SEC") on October 25, 2007 in connection with the Company's initial public offering ("IPO");

(v)

the proxy statement proposed to be filed with the SEC in connection with the Amended Certificate (the "Proxy Statement"); and

(vi)

the Agreement and Plan of Merger, dated as of July 29, 2009, among ARMOUR Residential REIT, Inc. ("ARMOUR"), ARMOUR Merger Sub Corp. ("MergerSub") and the Company.

With respect to the foregoing documents, we have assumed:  (a) the genuineness of all signatures, and the incumbency, authority, legal right and power and legal capacity under all applicable laws and regulations, of each of the officers and other persons and entities signing or whose signatures appear upon each of said documents as or on behalf of the parties thereto; (b) the conformity to authentic originals of all documents submitted to us as certified, conformed, photostatic, electronic or other copies; and (c) that the foregoing documents, in the forms submitted to us for our review, have not been and will not be altered or amended in any respect material to our opinion as expressed herein.  For the purpose of rendering our opinion as expressed herein, we have not reviewed any document other than the documents set forth above, and, except as set forth in this opinion, we assume there exists no provision of any such other document that bears upon or is inconsistent with our opinion as expressed herein.  We have conducted no independent factual investigation of our own, but rather have relied as to factual matters solely upon the foregoing documents, the statements and information set forth therein, and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all material respects.

BACKGROUND

We have been advised, and accordingly assume for purposes of our opinion as expressed herein, that (i) the Company has entered into an Agreement and Plan of Merger, dated as of July 29, 2009, among the Company, ARMOUR, a Maryland corporation, and MergerSub, a Delaware corporation and a wholly owned subsidiary of ARMOUR, which, among other things, provides for the merger of MergerSub with and into the Company, with the Company being the surviving entity and becoming a wholly owned subsidiary of ARMOUR (the "Proposed Merger"); (ii) the Proposed Merger does not constitute a "Business Combination" within the meaning of Article

Seventh of the Certificate of Incorporation because (a) the Company will ultimately be acquired by ARMOUR, (b) neither ARMOUR nor MergerSub is an operating business, and (c) the fair market value of ARMOUR and MergerSub on the date of the Proposed Merger is less than 80% of the Company's net assets (all of the Company's assets, including the funds held in the Company's Trust Fund (as defined in Article Seventh of the Certificate of Incorporation set forth below), less the Company's liabilities); (iii) neither ARMOUR nor MergerSub are affiliated with any of the Company's officers, directors or stockholders; and (iv) the Company will not be receiving a fairness opinion from an independent investment banking firm that the Proposed Merger is fair to the Company's public stockholders from a financial point of view.

We have also been advised, and accordingly assume for purposes of our opinion as expressed herein, that (i) the Company considered and analyzed numerous companies and acquisition opportunities in its search for an attractive business combination candidate, none of which were believed to be as attractive to the Company's public stockholders as the Proposed Merger, and (ii) under Articles Sixth and Seventh of the Certificate of Incorporation, a failure to consummate a Business Combination (as defined in Article Seventh of the Certificate of Incorporation set forth below) by November 7, 2009 (the "Termination Date") will result in the dissolution and liquidation of the Company.

Article Seventh, Section F of the Certificate of Incorporation provides that unless and until the Company has consummated a Business Combination as permitted under Article Seventh, the Company may not consummate any other business combination, whether by merger or otherwise.  Accordingly, in order to consummate the Proposed Merger, the Company is proposing to amend the Certificate of Incorporation to (i) delete the provision in the first sentence of Article Seventh that purports to eliminate the Company's power to amend Sections A through H of Article Seventh until the first to occur of a Business Combination or the Termination Date, (ii) delete all references to "operating business or businesses" in the second sentence of Article Seventh; (iii) delete all references to "fair market value" in the second sentence of Article Seventh, and (iv) amend the first paragraph of Article Seventh to revise the definition of "Business Combination" accordingly (the "Initial Charter Proposal").  The Company is also proposing to amend the Certificate of Incorporation to increase the threshold in Section A of Article Seventh from 30% to 50% of IPO Shares1 that may vote against the Business Combination and exercise their Conversion Rights (defined below) without preventing a Business Combination from being consummated (the "Secondary Charter Proposal").  The Amended Certificate attached hereto as Exhibit A incorporates both the Initial Charter Proposal and the Secondary Charter Proposal.

In addition, we have been advised, and accordingly assume for purposes of our opinion as expressed herein, that (i) any of the stockholders holding IPO Shares who affirmatively vote their IPO Shares against the Proposed Merger and demand that such shares be converted into cash will be entitled to receive a pro rata portion of the Trust Fund if the Proposed Merger is consummated (the "Conversion Rights"); (ii) the stockholders' vote on any proposal other than the proposal to approve the Proposed Merger will have no impact on the stockholders' Conversion Rights; and (iii) if the Proposed Merger is consummated, the Company Founders have agreed to cancel the 6,150,000 shares of common stock acquired by Staton Bell Blank Check LLC, an entity affiliated with the Company Founders, prior to the IPO ("Founders' Shares") in exchange for receiving, through an affiliated entity, a percentage of the net management fees earned by ARRM, the manager of ARMOUR.

Article Seventh of the Certificate of Incorporation provides in pertinent part:

The following provisions (A) through (H) shall apply during the period commencing upon the filing of this Certificate of Incorporation and terminating upon the consummation of any "Business Combination," and may not be amended during the "Target Business Acquisition Period."  A "Business Combination" shall mean the acquisition by the Corporation, whether by merger, capital stock exchange, asset or stock acquisition or other similar type of transaction, of an operating business or businesses ("Target Business" or "Target

________________

1

We understand that the IPO Shares constitute all shares of the Company's common stock sold in the IPO and do not include those shares of common stock acquired by Staton Bell Blank Check LLC, an entity affiliated with the Company Founders, prior to the IPO (the "Founders' Shares").  We further understand that the Company Founders, through Staton Bell Blank Check LLC, do not have Conversion Rights with respect to the Founders' Shares.

Businesses") having, individually or collectively, a fair market value equal to at least 80% of the Corporation's net assets at the time of such acquisition and resulting in ownership by the Corporation of a controlling interest in the Target Business or Businesses (at least 50% of the voting securities of the Target Business or Businesses). If the Corporation acquires only a controlling interest in a Target Business or Businesses, the portion of such Target Business that the Corporation acquires must have a fair market value equal to at least 80% of Corporation's net assets.  Any acquisition of multiple Target Businesses shall occur simultaneously.

The "Target Business Acquisition Period" shall mean the period from the effectiveness of the registration statement filed in connection with the Corporation's initial public offering ("IPO") up to and including the first to occur of (i) a Business Combination or (ii) the Termination Date.

"Fair market value" for purposes of this Article Seventh shall be determined by the Board of Directors of the Corporation based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings and cash flow and/or book value).  If the Corporation's Board of Directors is not able to determine independently that the Target Business or Businesses have a sufficient fair market value to meet the threshold criterion, it will obtain an opinion in that regard from an unaffiliated, independent investment banking firm with respect to the satisfaction of such criterion. The Corporation is not required to obtain an opinion from an investment banking firm as to the fair market value of the Target Business or Businesses if the Board of Directors independently determines that the Target Business or Businesses have sufficient fair market value to meet the threshold criterion.

"IPO Shares" shall mean the shares of Common Stock issued in the IPO.

The "Trust Fund" shall mean the trust account established by the Corporation in connection with the consummation of its IPO and into which the Corporation will deposit a designated portion of the net proceeds from the IPO, including any amount that is or will be due and payable as deferred underwriting discounts and commissions (the "Deferred Underwriting Compensation") pursuant to the terms and conditions of the underwriting agreement (the "Underwriting Agreement") to be entered into with the underwriters of the IPO.

A. Prior to the consummation of any Business Combination, the Corporation shall submit such Business Combination to its stockholders for approval regardless of whether the Business Combination is of a type which normally would require such stockholder approval under the DGCL. In the event that a majority of the IPO Shares present and entitled to vote at the meeting to approve the Business Combination are voted for the approval of such Business Combination, the Corporation shall be authorized to consummate the Business Combination; provided that the Corporation shall not consummate any Business Combination if the holders of 30% or more of the IPO Shares vote against the Business Combination and exercise their conversion rights described in paragraph C below.

C. In the event that a Business Combination is approved in accordance with the above paragraph (A) and is consummated by the Corporation, any stockholder of the Corporation holding IPO Shares who voted against the Business Combination may, contemporaneously with such vote, demand that the Corporation convert its IPO Shares into cash.  If so demanded, the Corporation shall, promptly after consummation of the Business Combination, convert such shares into cash at a per share conversion price equal to the quotient determined by dividing (i) the amount in the Trust Fund, inclusive of any interest thereon, calculated as of two business days prior to the consummation of the Business Combination, by (ii) the total number of IPO Shares.

D. In the event that the Corporation does not consummate a Business Combination by the Termination Date, the officers of the Corporation shall take all such action necessary to dissolve and liquidate the Corporation as soon as reasonably practicable. In the event that the Corporation is so dissolved and liquidated, only the holders of IPO Shares shall be entitled to receive liquidating distributions and the Corporation shall pay no liquidating distributions with respect to any other shares of capital stock of the Corporation.

F. Unless and until the Corporation has consummated a Business Combination as permitted under this Article Seventh, the Corporation may not consummate any other business combination, whether by merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination or transaction or otherwise. The Corporation will not enter into a Business Combination with a Target Business that is affiliated with any of the Corporation's officers, directors, or stockholders, unless the Corporation obtains an opinion from an unaffiliated, independent investment banking firm that the Business Combination is fair to the Corporation's unaffiliated stockholders from a financial point of view.

Thus, the underlined language in the first sentence of Article Seventh of the Certificate of Incorporation purports to eliminate the Company's (and, consequently, the Company's directors and stockholders) power to amend Sections A through H of Article Seventh until the first to occur of a Business Combination or the Termination Date.

DISCUSSION

You have asked our opinion as to whether Article Seventh may be amended as provided in the Amended Certificate.  For the reasons set forth below, in our opinion the provision in the first sentence of Article Seventh of the Certificate of Incorporation which purports to eliminate the Company's statutory power to amend Sections A through H of Article Seventh is not a valid certificate of incorporation provision under the General Corporation Law.1  Thus, Article Seventh may be amended as provided in the Amended Certificate subject to compliance with the amendatory procedures set forth in Section 242(b) of the General Corporation Law. 2

Section 242(a) of the General Corporation Law provides that:

[a]fter a corporation has received payment for any of its capital stock, it may amend its certificate of incorporation, from time to time, in any and as many respects as may be desired, so long as its certificate of incorporation as amended would contain only such provisions as it would be lawful and proper to insert in an original certificate of incorporation filed at the time of the filing of the

________________

1

Technically, of the amendments proposed, only the amendment proposed in the Secondary Charter Proposal to increase the threshold in Section A from 30% to 50% of the IPO Shares implicates the no amendment provision.  The amendments proposed in the Initial Charter Proposal are amendments to the introductory paragraphs of Article Seventh of the Certificate of Incorporation and, therefore, the language purporting to prohibit amendments to Sections A through H is not implicated.

2

Section 245(a) of the General Corporation Law provides that a corporation may, whenever desired, integrate into a single instrument all of the provisions of its certificate of incorporation which are then in effect, and it may at the same time also further amend its certificate of incorporation by adopting a restated certificate of incorporation. Section 245(b) provides that if the restated certificate of incorporation restates and integrates and also further amends in any respect the certificate of incorporation, it shall be proposed by the directors and adopted by the stockholders in the manner and by the vote prescribed by Section 242 of the General Corporation Law.

amendment … In particular, and without limitation upon such general power of amendment, a corporation may amend its certificate of incorporation, from time to time, so as(2) To change, substitute, enlarge or diminish the nature of its business or its corporate powers and purposes … or (6) To change the period of its duration.

8 Del. C. § 242(a).  In addition, Section 242(b) of the General Corporation Law provides that:

Every amendment [to the Certificate of Incorporation] … shall be made and effected in the following manner: (1) [i]f the corporation has capital stock, its board of directors shall adopt a resolution setting forth the amendment proposed, declaring its advisability, and either calling a special meeting of the stockholders entitled to vote in respect thereof for the consideration of such amendment or directing that the amendment proposed be considered at the next annual meeting of the stockholders.… If a majority of the outstanding stock entitled to vote thereon, and a majority of the outstanding stock of each class entitled to vote thereon as a class has been voted in favor of the amendment, a certificate setting forth the amendment and certifying that such amendment has been duly adopted in accordance with this section shall be executed, acknowledged and filed and shall become effective in accordance with § 103 of this title.

8 Del. C. § 242(b) (emphasis added).  Thus, Section 242(a) grants Delaware corporations broad statutory power to amend their certificates of incorporation to the extent permitted under Delaware law, including to the extent contemplated by the Amended Certificate, subject to compliance with the amendatory procedures set forth in Section 242(b).  Implicit in the language of Section 242 is that the power to amend the certificate of incorporation is a fundamental power of Delaware corporations vested in directors and stockholders of a corporation.  Nothing in Section 242 suggests that this statutory power may be entirely eliminated by a provision of the certificate of incorporation with respect to certain provisions thereof.  Indeed, the mandatory language in Section 242(b) supports the proposition that the corporation's broad power to amend the certificate of incorporation cannot be eliminated.  Section 242(b) mandates that, absent a provision permitting the board to abandon a proposed amendment, "a certificate setting forth the amendment … shall be executed, acknowledged and filed and shall become effective" upon obtaining the requisite board and stockholder approvals.  8 Del. C. § 242(b)(1) (emphasis added).

In our opinion, the language in the first sentence of Article Seventh of the Certificate of Incorporation that purports to eliminate the statutory power of the Company (and, consequently, of the directors and stockholders) to amend Sections A through H of Article Seventh of the Certificate of Incorporation is contrary to the laws of the State of Delaware and, therefore, is invalid pursuant to Section 102(b)(1) of the General Corporation Law.  Section 102(b)(1) provides that a certificate of incorporation may contain:

Any provision for the management of the business and for the conduct of the affairs of the corporation, and any provision creating, defining, limiting and regulating the powers of the corporation, the directors, and the stockholders, or any class of the stockholders . . . ; if such provisions are not contrary to the laws of [the State of Delaware].

8 Del. C. § 102(b)(1) (emphasis added).  Thus, the ability to curtail the powers of the corporation, the directors and the stockholders through the certificate of incorporation is not without limitation.  Any provision in the certificate of incorporation that is contrary to Delaware law is invalid.  See Lions Gate Entm't Corp. v. Image Entm't Inc., 2006 WL 1668051, at *7 (Del. Ch. June 5, 2006) (footnote omitted) (noting that a charter provision "purport[ing] to give the Image board the power to amend the charter unilaterally without a shareholder vote" after the corporation had received payment for its stock "contravenes Delaware law [i.e., Section 242 of the General Corporation Law] and is invalid.").  In Sterling v. Mayflower Hotel Corp., 93 A.2d 107, 118 (Del. 1952), the Court found that a charter provision is "contrary to the laws of [Delaware]" if it transgresses "a statutory enactment or a public policy settled by the common law or implicit in the General Corporation Law itself."  The Court in Loew's Theatres, Inc. v. Commercial Credit Co., 243 A.2d 78, 81 (Del. Ch. 1968), adopted this view, noting that "a charter provision which seeks to waive a statutory right or requirement is unenforceable."1

That the statutory power to amend the certificate of incorporation is a fundamental power of Delaware corporations is supported by Delaware case law.  Delaware courts have repeatedly held that a reservation of the right to amend the certificate of incorporation is a part of any certificate of incorporation, whether or not such reservation is expressly included therein.2  See, e.g., Maddock v. Vorclone Corp.¸147 A. 255 (Del. Ch. 1929); Coyne v. Park & Tilford Distillers Corp., 154 A.2d 893 (Del. 1959); Weinberg v. Baltimore Brick Co., 114 A.2d 812, 814 (Del. 1955); Morris v. American Public Utilities Co., 122 A. 696, 701 (Del. Ch. 1923).  See also 2 David A. Drexler, Lewis S. Black, Jr. & A. Gilchrist Sparks, III, Delaware Corporation Law & Practice, § 32.02 (2005) ("No case has ever questioned the fundamental right of corporations to amend their certificates of incorporation in accordance with statutory procedures.  From the earliest decisions, it has been held that every corporate charter implicitly contains as a constituent part thereof every pertinent provision of the corporation law, including the provisions authorizing charter amendments."); 1 R. Franklin Balotti & Jesse A. Finkelstein, The Delaware Law of Corporations & Business Organizations § 8.1 (2007 Supp.) ("The power of a corporation to amend its certificate of incorporation was granted by the original General Corporation Law and has continued to this day.") (footnotes omitted); 1 Edward P. Welch, Andrew J. Turezyn & Robert S. Saunders, Folk on the Delaware General Corporation Law § 242.2.2, GCL-VIII-13 (2007-1 Supp.) ("A corporation may … do anything that section 242 authorizes because the grant of amendment power contained in section 242 and its predecessors is itself a part of the charter.") (citing Goldman v. Postal Tel., Inc., 52 F. Supp. 763, 769 (D. Del. 1943); Davis v. Louisville Gas & Electric Co., 142 A. 654, 656-58 (Del. Ch. 1928); Morris, 122 A. at 701; Peters v. United States Mortgage Co., 114 A. 598, 600 (Del. Ch. 1921)); Peters, 114 A. at 600 ("There is impliedly written into every corporate charter in this state, as a constituent part thereof, every pertinent provision of our Constitution and statutes. The corporation in this case was created under the General Corporation Law … That law clearly reserves to this corporation the right to amend its certificate in the manner proposed.").

In Davis v. Louisville Gas & Electric Co., 142 A. 654 (Del. Ch. 1928), the Court of Chancery interpreted this reserved right to amend the certificate of incorporation broadly and observed that the legislature, by granting broad powers to the stockholders to amend the certificate of incorporation, "recognized the unwisdom of casting in an unchanging mould the corporate powers which it conferred touching these questions so as to leave them fixed for all time."  Id. at 657.  Indeed, the Court queried, "[m]ay it not be assumed that the Legislature foresaw that the interests of the corporations created by it might, as experience supplied the material for judgment, be best subserved by an alteration of their intracorporate and in a sense private powers," i.e., by an alteration of the terms of the certificate of incorporation?  Id.  The Court further confirmed the important public policy underlying the reservation of the right to amend the certificate of incorporation:

The very fact that the [General Corporation Law]…deal[s] in great detail with innumerable aspects of the [certificate of incorporation] in what upon a glance would be regarded as relating to its private as distinguished from its public character, has some force to suggest that the state, by dealing with such subjects in the statute rather than by leaving them to be arranged by the corporate membership, has impliedly impressed upon such matters the quality of public interest and concern.

Id.

________________

1

We note that Section 102(b)(4) of the General Corporation Law expressly permits a Delaware corporation to include in its certificate of incorporation provisions that modify the voting rights of directors and stockholders set forth in other provisions of the General Corporation Law.  8 Del. C. § 102(b)(4) ("the certificate of incorporation may also contain … [p]rovisions requiring for any corporate action, the vote of a larger portion of the stock … or a larger number of the directors, than is required by this chapter.").  While Section 102(b)(4) permits certificate of incorporation provisions to require a greater vote of directors or stockholders than is otherwise required by the General Corporation Law, in our view, nothing in Section 102(b)(4) purports to authorize a certificate of incorporation provision that entirely eliminates the power of directors and stockholders to amend the certificate of incorporation, with respect to certain provisions thereof or otherwise, as expressly permitted by Section 242.  See also Sellers v. Joseph Bancroft & Sons Co., 2 A.2d 108, 114 (Del. Ch. 1938) (where the Court questioned the validity of a certificate of incorporation provision requiring the vote or consent of 100% of the preferred stockholders to amend the certificate of incorporation in any manner which reduced the pecuniary rights of the preferred stock because the 100% vote requirement made such provision "practically irrepealable.").

2

This principle is also codified in Section 394 of the General Corporation Law.  See 8 Del. C. § 394.

While there is no definitive case law addressing the enforceability or validity, under Delaware law or otherwise, of a certificate of incorporation provision that attempts to place a blanket prohibition on amendments to certain provisions of the certificate of incorporation, in our view, such a provision would be invalid.  Indeed, in confirming the fundamental importance of a corporation's power to amend the certificate of incorporation, Delaware courts have suggested, in dicta, that such provision might be unenforceable.  See, e.g., Jones Apparel Group, Inc. v. Maxwell Shoe Co., 883 A.2d 837 (Del. Ch. 2004) (The Court suggested that the statutory power to recommend to stockholders amendments to the certificate of incorporation is a core duty of directors and noted that a certificate of incorporation provision purporting to eliminate a core duty of the directors would likely contravene Delaware public policy.); Triplex Shoe Co. v. Rice & Hutchins, Inc., 152 A. 342, 347, 351 (Del. 1930) (Despite the absence of common stockholders who held the "sole" power to vote on amendments to the certificate of incorporation, the Court assumed that an amendment to the certificate of incorporation nonetheless had been validly approved by the preferred stockholders noting that, by "the very necessities of the case," the holders of preferred stock had the power to vote where no common stock had been validly issued because otherwise the corporation would be "unable to function."); Sellers v. Joseph Bancroft & Sons Co., 2 A.2d 108, 114 (Del. Ch. 1938) (The Court questioned the validity of a certificate of incorporation provision requiring the vote or consent of 100% of the preferred stockholders to amend the certificate of incorporation in any manner which reduced the pecuniary rights of the preferred stock because the 100% vote requirement made such provision "practically irrepealable.").

More recently, the Court in Jones Apparel suggested that the right of directors to recommend to stockholders amendments to the certificate of incorporation is a "core" right of fundamental importance under the General Corporation Law.  In Jones Apparel, the Delaware Court of Chancery examined whether a certificate of incorporation provision eliminating the power of a board of directors to fix record dates was permitted under Section 102(b)(1) of the General Corporation Law.  While the Court upheld the validity of the record date provision, it was quick to point out that not all provisions in a certificate of incorporation purporting to eliminate director rights would be enforceable.  Jones Apparel, 883 A.2d at 848.  Rather, the Court suggested that certain statutory rights involving "core" director duties may not be modified or eliminated through the certificate of incorporation.  The Jones Apparel Court observed:

[Sections] 242(b)(1) and 251 do not contain the magic words ["unless otherwise provided in the certificate of incorporation"] and they deal respectively with the fundamental subjects of certificate amendments and mergers.  Can a certificate provision divest a board of its statutory power to approve a merger? Or to approve a certificate amendment?  Without answering those questions, I think it fair to say that those questions inarguably involve far more serious intrusions on core director duties than does [the record date provision at issue].  I also think that the use by our judiciary of a more context- and statute-specific approach to police "horribles" is preferable to a sweeping rule that denudes § 102(b)(1) of its utility and thereby greatly restricts the room for private ordering under the DGCL.

Id. at 852.  While the Court in Jones Apparel recognized that certain provisions for the regulation of the internal affairs of the corporation may be made subject to modification or elimination through the private ordering system of the certificate of incorporation and bylaws, it suggested that other powers vested in directors — such as the power to amend the certificate of incorporation — are so fundamental to the proper functioning of the corporation that they cannot be so modified or eliminated.  Id.

As set forth above, the statutory language of Section 242 and Delaware case law confirm that the statutory power to amend the certificate of incorporation is a fundamental power of Delaware corporations as a matter of Delaware public policy.  Moreover, Delaware case law also suggests that the fundamental power to amend the certificate of incorporation is a core right of the directors of a Delaware corporation.  Because the provision in the first sentence of Article Seventh of the Certificate of Incorporation purports to eliminate the fundamental power of the Company (and the "core" right of the Company's directors) to amend the Certificate of Incorporation, or particular provisions thereof, such provision is contrary to the laws of the State of Delaware and, therefore, is invalid.

Given our conclusion that Article Seventh may be amended as provided in the Amended Certificate subject to compliance with the amendatory procedures set forth in Section 242(b) of the General Corporation Law, you have asked our opinion as to the vote required for approval of the Amended Certificate.  Section 242(b) of the General Corporation Law provides the default voting requirements for an amendment to the certificate of incorporation.

Under Section 242(b)(1), the Board of Directors of the Company (the "Board") would be required to adopt a resolution setting forth the amendment proposed (i.e., the Amended Certificate) and declaring its advisability prior to submitting the Amended Certificate to the stockholders entitled to vote on amendments to the Certificate of Incorporation.  The Board may adopt such resolution by the affirmative vote of a majority of the directors present at a meeting at which a quorum is present, or, alternatively, by unanimous written consent of all directors.  See 8 Del. C. §§ 141(b), 141(f).  After the Amended Certificate has been duly approved by the Board, it must then be submitted to the stockholders of the Company for a vote thereon.  The affirmative vote (or written consent) of a majority of the outstanding stock entitled to vote thereon would be required for approval of the Amended Certificate.  See 8 Del. C. §§ 242(b)(1), 228(a).  The default voting requirements set forth above may be increased to require a greater vote of the directors or stockholders by a provision in the certificate of incorporation or the bylaws (in the case of the Board).  See 8 Del. C. §§ 102(b)(4), 141(b), 216, 242(b)(4).  However, any certificate of incorporation or bylaw provision purporting to impose a supermajority or unanimous voting requirement must be "clear and unambiguous." Centaur Partners, IV v. Nat'l Intergroup, Inc., 582 A.2d 923, 927 (Del. 1990).  Moreover, a charter or bylaw provision which purports to alter the statutory default voting requirements must be "positive, explicit, clear and readily understandable" because such provisions give a minority the power to veto the will of the majority, thus effectively disenfranchising the majority.  Id. (quoting Standard Power & Light Corp. v. Inv. Assocs., Inc., 51 A.2d 572, 576 (Del. 1947).  Because there is no provision in the Certificate of Incorporation or Bylaws purporting to impose a different or greater vote of the directors or stockholders for the approval of an amendment to the Certificate of Incorporation, in our view, the statutory default voting requirements would apply to the approval of the Amended Certificate by the directors and stockholders of the Company.

In addition, in our view, a Delaware court would not interpret the provision in the first sentence of Article Seventh of the Certificate of Incorporation that purports to eliminate the power of the Company (and, consequently, the directors and stockholders) to amend Sections A through H of Article Seventh as requiring a supermajority or unanimous vote of the directors and/or stockholders to approve the amendments purportedly prohibited thereby.  Nothing in the language of Article Seventh suggests that the drafter's intent was to impose a supermajority or unanimous voting requirement on amendments thereto.  Rather, the language in Article Seventh purports to entirely eliminate any vote by prohibiting any amendment to Sections A through H of Article Seventh prior to the first to occur of a Business Combination or the Termination Date.  Moreover, in our view, a Delaware court would not reform the provisions of Article Seventh to provide for a voting requirement not intended by the drafters. See Lions Gate, 2006 WL 1668051, at *8 (holding that reformation of a certificate of incorporation is unavailable where the proponent fails to demonstrate that all present and past shareholders intended the reformed provision to be included within the certificate) (citing Waggoner v. Laster, 581 A.2d 1127, 1135 (Del. 1990)).

CONCLUSION

Based upon and subject to the foregoing, and subject to the limitations stated herein, it is our opinion that the Initial Charter Proposal and the Secondary Charter Proposal, if duly adopted by the Board of Directors of the Company (by vote of the majority of the directors present at a meeting at which a quorum is present or, alternatively, by unanimous written consent) and duly approved by the holders of a majority of the outstanding stock of the Company entitled to vote thereon, all in accordance with Section 242(b) of the General Corporation Law, would be valid and effective when filed with the Secretary of State in accordance with Sections 103 and 242 of the General Corporation Law.

The foregoing opinion is limited to the General Corporation Law.  We have not considered and express no opinion on any other laws or the laws of any other state or jurisdiction, including federal laws regulating securities or any other federal laws, or the rules and regulations of stock exchanges or of any other regulatory body.

The foregoing opinion is rendered for your benefit in connection with the matters addressed herein.  We understand that you may furnish a copy of this opinion letter to the SEC in connection with the matters addressed herein.  We further understand that you may include this opinion letter as an annex to your proxy statement for the special meeting of stockholders of the Company to consider and vote upon the Amended Certificate, and we consent to your doing so.  Except as stated in this paragraph, this opinion letter may not be furnished or quoted to, nor may the foregoing opinion be relied upon by, any other person or entity for any purpose without our prior written consent.

Very truly yours,

CSB/TNP

/s/ Richards Layton & Finger, P.A.

Exhibit A

SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
ENTERPRISE ACQUISITION CORP.

Pursuant to Section 245 of the
Delaware General Corporation Law

ENTERPRISE ACQUISITION CORP., a corporation existing under the laws of the State of Delaware (the “Corporation”), by its Chief Executive Officer, hereby certifies as follows:

1.

The name of the Corporation is "Enterprise Acquisition Corp.”

2.

The Corporation’s Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on July 6, 2007.

3.

An Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of State of Delaware on November 13, 2007.

4.

This Second Amended and Restated Certificate of Incorporation restates, integrates and amends the Amended and Restated Certificate of Incorporation of the Corporation.

5.

This Second Amended and Restated Certificate of Incorporation was duly adopted by joint written consent of the directors and stockholders of the Corporation in accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (“DGCL”).

6.

The text of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated to read in full as follows:

FIRST:

The name of the corporation is Enterprise Acquisition Corp. (hereinafter sometimes referred to as the “Corporation”).

SECOND:

The registered office of the Corporation is to be located at the Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle, zip code 19801. The name of its registered agent at that address is the Corporation Trust Company.

THIRD:

The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the DGCL.

FOURTH:

The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 101,000,000 of which 100,000,000 shares shall be Common Stock of the par value of $.0001 per share and 1,000,000 shares shall be Preferred Stock of the par value of $.0001 per share.

A.

Preferred Stock. The Board of Directors is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a “Preferred Stock Designation”) and as may be permitted by the DGCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

B.

Common Stock. Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

FIFTH:

The name and mailing address of the sole incorporator of the Corporation are as follows:

Name	Address
Mark Y. Liu	Akerman Senterfitt One SE Third Avenue Suite 2800 Miami, Florida 33131

SIXTH:

The Corporation’s existence shall terminate on November 7, 2009 (the “Termination Date”). This provision may only be amended in connection with, and become effective upon, the consummation of a Business Combination (defined below). A proposal to so amend this section shall be submitted to stockholders in connection with any proposed Business Combination pursuant to Article Seventh (A) below.

SEVENTH:

The following provisions (A) through (H) shall apply during the period commencing upon the filing of this Certificate of Incorporation and terminating upon the consummation of any “Business Combination." A “Business Combination” shall mean the acquisition by the Corporation or its stockholders, whether by merger, capital stock exchange, asset, stock purchase, reorganization or other similar business combination, of one or more entities or assets ("Target Business" or "Target Businesses") and resulting in ownership by the Corporation or its stockholders of more than 50% of the voting securities of the Target Business or Businesses. Any acquisition of multiple Target Businesses shall occur simultaneously.

“IPO Shares” shall mean the shares of Common Stock issued in the IPO.

The “Trust Fund” shall mean the trust account established by the Corporation in connection with the consummation of its IPO and into which the Corporation will deposit a designated portion of the net proceeds from the IPO, including any amount that is or will be due and payable as deferred underwriting discounts and commissions (the “Deferred Underwriting Compensation”) pursuant to the terms and conditions of the underwriting agreement (the “Underwriting Agreement”) to be entered into with the underwriters of the IPO.

A.        Prior to the consummation of any Business Combination, the Corporation shall submit such Business Combination to its stockholders for approval regardless of whether the Business Combination is of a type which normally would require such stockholder approval under the DGCL. In the event that a majority of the IPO Shares present and entitled to vote at the meeting to approve the Business Combination are voted for the approval of such Business Combination, the Corporation shall be authorized to consummate the Business Combination; provided that the Corporation shall not consummate any Business Combination if the holders of 50% or more of the IPO Shares vote against the Business Combination and exercise their conversion rights described in paragraph C below.

B.           Upon consummation of the IPO, the Corporation delivered, or caused to be delivered, for deposit into the Trust Fund $247,575,000 comprising (i) $240,075,000 of the net proceeds of the IPO, including $8,375,000 of deferred underwriting discounts and commissions and (ii) $7,500,000 of the proceeds from the Corporation's sale of 7,500,000 warrants to its founding stockholder, Staton Bell Blank Check LLC.

C.        In the event that a Business Combination is approved in accordance with the above paragraph (A) and is consummated by the Corporation, any stockholder of the Corporation holding IPO Shares who voted against the Business Combination may, contemporaneously with such vote, demand that the Corporation convert its IPO Shares into cash. If so demanded, the Corporation shall, promptly after consummation of the Business Combination, convert such shares into cash at a per share conversion price equal to the quotient determined by dividing (i) the amount in the Trust Fund, inclusive of any interest thereon, calculated as of two business days prior to the consummation of the Business Combination, by (ii) the total number of IPO Shares.

D.        In the event that the Corporation does not consummate a Business Combination by the Termination Date, the officers of the Corporation shall take all such action necessary to dissolve and liquidate the Corporation as soon as reasonably practicable. In the event that the Corporation is so dissolved and liquidated, only the holders of IPO Shares shall be entitled to receive liquidating distributions and the Corporation shall pay no liquidating distributions with respect to any other shares of capital stock of the Corporation.

E.        A holder of IPO Shares shall be entitled to receive distributions from the Trust Fund only in the event of a liquidation of the Corporation or in the event such holder demands conversion of its shares in accordance with paragraph C above. In no other circumstances shall a holder of shares of Common Stock have any right or interest of any kind in or to the Trust Fund.

F.        Unless and until the Corporation has consummated a Business Combination as permitted under this Article Seventh, the Corporation may not consummate any other business combination, whether by merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination or transaction or otherwise.

G.        The Corporation shall not, and no employee of the Corporation shall, disburse or cause to be disbursed any of the proceeds held in the Trust Fund except (i) for the release of interest income to cover any tax obligation owed by the Corporation, (ii) for the release of interest income of up to $2,450,000 to the Corporation to cover expenses related to investigating and selecting a Target Business and the Corporation’s other working capital requirements, (iii) in connection with a Business Combination or thereafter, including the payment of any Deferred Underwriting Compensation in accordance with the terms of the Underwriting Agreement, (iv) upon the Corporation's liquidation or (v) as otherwise set forth herein.

H.        In no event will any of the Corporation’s officers, directors, stockholders or special advisors, or any entity with which they are affiliated, be paid, from the Corporation or a Target Business, any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a Business Combination (regardless of the type of transaction that it is); provided that the Corporation's officers and directors and its and their affiliates shall be entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on the Corporation’s behalf, such as identifying and investigating possible Target Businesses and Business Combinations. Payments of an aggregate of $7,500 per month for office space and related services to Bell & Staton, Inc. shall not be subject to the provisions of this paragraph H.

EIGHTH:    The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A.        Election of directors need not be by ballot unless the by-laws of the Corporation so provide.

B.        The Board of Directors shall have the power, without the assent or vote of the stockholders, to make, alter, amend, change, add to or repeal the by-laws of the Corporation as provided in the by-laws of the Corporation.

C.        The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interests, or for any other reason.

D.        In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Certificate of Incorporation, and to any by-laws from time to time made by the stockholders; provided, however, that no by-law so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

E.        The Board of Directors shall be divided into three classes: Class A, Class B and Class C. The number of directors in each class shall be as nearly equal as possible. At the first election of directors by the incorporator, the incorporator shall elect a Class C director for a term expiring at the Corporation’s third Annual Meeting of Stockholders. The Class C director shall then appoint additional Class A, Class B and Class C directors, as necessary. The directors in Class A shall be elected for a term expiring at the first Annual Meeting of Stockholders, the directors in Class B shall be elected for a term expiring at the second Annual Meeting of

Stockholders and the directors in Class C shall be elected for a term expiring at the third Annual Meeting of Stockholders. Commencing at the first Annual Meeting of Stockholders, and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Except as the DGCL may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the Corporation’s by-laws), or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.

NINTH:

A.        A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this paragraph A by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

B.        The Corporation, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.

TENTH:         Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation. This Article Tenth is subject to the requirements set forth in Article Seventh, and any conflict arising in respect of the terms set forth hereunder and thereunder shall be resolved by reference to the terms set forth in Article Seventh.

ELEVENTH:         The Corporation hereby elects not to be governed by Section 203 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Second Amended and Restated Certificate of Incorporation to be signed by Daniel C. Staton, its Chief Executive Officer, as of the __th day of __________, 2009.

Daniel C. Staton, Chief Executive Officer

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment as being material to the cause of action. ARMOUR’s charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation in which the director or officer was adjudged liable to the corporation or in a proceeding in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by ARMOUR or in ARMOUR’s right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•

a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

ARMOUR’s charter authorizes ARMOUR to obligate itself and ARMOUR’s bylaws obligate it, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer of ARMOUR who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•

any individual who, while a director or officer of ARMOUR and at ARMOUR’s request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

ARMOUR’s charter and bylaws also permit ARMOUR to indemnify and advance expenses to any person who served a predecessor of ARMOUR in any of the capacities described above and to any employee or agent of ARMOUR or a predecessor of ARMOUR.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling ARMOUR for liability arising under the Securities Act, ARMOUR has been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21.	Exhibits and Financial Statement Schedules.

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of July 29, 2009, by and among Enterprise Acquisition Corp., ARMOUR Residential REIT, Inc., and ARMOUR Merger Sub Corp. (included as Annex A to the proxy statement/prospectus).

3.1	Amended and Restated Certificate of Incorporation of Enterprise Acquisition Corp. (1)

3.2	Form of Second Amended and Restated Certificate of Incorporation of Enterprise Acquisition Corp. (included as Annex F to the proxy statement/prospectus).

3.3	By-laws of Enterprise.(1)

3.4	Form of Amendment and Restatement of the Articles of Incorporation of ARMOUR Residential REIT, Inc. (included as Annex B to the proxy statement/prospectus).

3.5	Form of Amended Bylaws of ARMOUR Residential REIT, Inc. (included as Annex C to the proxy statement/prospectus).

4.1	Warrant Agreement between Continental Stock Transfer & Trust Company and Enterprise Acquisition Corp.(2)

4.2	Specimen Common Stock Certificate of ARMOUR Residential REIT, Inc.**

4.3	Specimen Warrant Certificate of ARMOUR Residential REIT, Inc.**

4.4

Form of Amendment to Warrant Agreement between Continental Stock Transfer & Trust Company, Enterprise Acquisition Corp. and ARMOUR Residential REIT, Inc. (included as Annex G to the proxy statement/prospectus).

5.1	Form of Legality Opinion.*

8.1	Tax opinion of Akerman Senterfitt (included as Annex E to the proxy statement/prospectus).*

10.1	Investment Management Trust Agreement between Enterprise Acquisition Corp. and Continental Stock Transfer & Trust Company.(1)

10.2	Stock Escrow Agreement between Enterprise Acquisition Corp., Continental Stock Transfer & Trust Company and the initial stockholders.(1)

10.3

Form of Stock Escrow Termination Agreement between Enterprise Acquisition Corp., Continental Stock Transfer & Trust Company, Staton Bell Blank Check LLC, Stewart J. Paperin, Richard Steiner and Jordan Zimmerman.**

10.5	Form of Management Agreement (included as Annex D to the proxy statement/prospectus).

10.6	Sponsor’s Voting and Support Agreement(2)

10.7	Form of Sub-Management Agreement(2)

21.1	Subsidiaries of ARMOUR Residential REIT, Inc.**

23.1	Consent of Eisner LLP.*

23.2	Consent of Eisner LLP.*

23.3	Consent of Legal Counsel (included in Exhibit 5.1)*

23.4	Consent of Akerman Senterfitt (included in Exhibit 8.1)*

24.1	Power of Attorney †

99.1	Form of Stockholder Proxy Card of Enterprise Acquisition Corp. *

99.2	Form of Warrantholder Proxy Card of Enterprise Acquisition Corp. *

99.3	Industry Guide 5 Information relating to Sponsor of Registrant (incorporated by reference to the Annual Report on Form 10-K filed by Bimini Capital Management, Inc. filed on March 31, 2009).

*	Filed herewith
**	To be filed by amendment
†	Previously filed
(1)	Incorporated by reference to Enterprise Acquisition Corp.’s Registration Statement on Form S-1 filed with the SEC on August 6, 2007, as amended.
(2)	Incorporated by reference to Enterprise Acquisition Corp.'s Current Report on Form 8-K filed with the SEC on July 29, 2009.

Item 22.	Undertakings.

ARMOUR hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

The registrant undertakes that every prospectus: (1) that is filed pursuant to the immediately preceding paragraph, or (2) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(5) That for the purpose of determining any liability of the registrant under the Securities Act of 1933 to any purchaser in an initial distribution of securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vero Beach, State of Florida, on October 5, 2009.

ARMOUR Residential REIT, Inc.

By:	/s/ Jeffrey J. Zimmer
Jeffrey J. Zimmer
Co-Chief Executive Officer and President
(Principal executive officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the dates indicated.

Name	Position	Date

/s/ Jeffrey J. Zimmer Jeffrey J. Zimmer	Director, Co-Chief Executive Officer and President (Principal executive officer)	October 5, 2009

/s/ Scott J. Ulm Scott J. Ulm	Director, Co-Chief Executive Officer and Chief Investment Officer (Principal accounting and financial officer)	October 5, 2009

EXHIBIT INDEX

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of July 29, 2009, by and among Enterprise Acquisition Corp., ARMOUR Residential REIT, Inc., and ARMOUR Merger Sub Corp. (included as Annex A to the proxy statement/prospectus).

3.1	Amended and Restated Certificate of Incorporation of Enterprise Acquisition Corp. (1)

3.2	Form of Second Amended and Restated Certificate of Incorporation of Enterprise Acquisition Corp. (included as Annex F to the proxy statement/prospectus).

3.3	By-laws of Enterprise.(1)

3.4	Form of Amendment and Restatement of the Articles of Incorporation of ARMOUR Residential REIT, Inc. (included as Annex B to the proxy statement/prospectus).

3.5	Form of Amended Bylaws of ARMOUR Residential REIT, Inc. (included as Annex C to the proxy statement/prospectus).

4.1	Warrant Agreement between Continental Stock Transfer & Trust Company and Enterprise Acquisition Corp.(2)

4.2	Specimen Common Stock Certificate of ARMOUR Residential REIT, Inc.**

4.3	Specimen Warrant Certificate of ARMOUR Residential REIT, Inc.**

4.4

Form of Amendment to Warrant Agreement between Continental Stock Transfer & Trust Company, Enterprise  Acquisition Corp. and ARMOUR Residential REIT, Inc. (included as Annex G to the proxy statement/prospectus).

5.1	Form of Legality Opinion.*

8.1	Tax opinion of Akerman Senterfitt (included as Annex E to the proxy statement/prospectus).*

10.1	Investment Management Trust Agreement between Enterprise Acquisition Corp. and Continental Stock Transfer & Trust Company.(1)

10.2	Stock Escrow Agreement between Enterprise Acquisition Corp., Continental Stock Transfer & Trust Company and the initial stockholders.(1)

10.3

Form of Stock Escrow Termination Agreement between Enterprise Acquisition Corp., Continental Stock Transfer & Trust Company, Staton Bell Blank Check LLC, Stewart J. Paperin, Richard Steiner and Jordan Zimmerman.**

10.5	Form of Management Agreement (included as Annex D to the proxy statement/prospectus).

10.6	Sponsor’s Voting and Support Agreement(2)

10.7	Form of Sub-Management Agreement(2)

21.1	Subsidiaries of ARMOUR Residential REIT, Inc.**

23.1	Consent of Eisner LLP.*

23.2	Consent of Eisner LLP.*

23.3	Consent of Legal Counsel (included in Exhibit 5.1)*

23.4	Consent of Akerman Senterfitt (included in Exhibit 8.1)*

24.1	Power of Attorney †

99.1	Form of Stockholder Proxy Card of Enterprise Acquisition Corp. *

99.2	Form of Warrantholder Proxy Card of Enterprise Acquisition Corp. *

99.3	Industry Guide 5 Information relating to Sponsor of Registrant (incorporated by reference to the Annual Report on Form 10-K filed by Bimini Capital Management, Inc. filed on March 31, 2009).

*	Filed herewith
**	To be filed by amendment
†	Previously filed
(1)	Incorporated by reference to Enterprise Acquisition Corp.’s Registration Statement on Form S-1 filed with the SEC on August 6, 2007, as amended.
(2)	Incorporated by reference to Enterprise Acquisition Corp.'s Current Report on Form 8-K filed with the SEC on July 29, 2009.